As filed with the Securities and Exchange Commission on April 26, 2021
Registration Nos. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM F-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BROOKFIELD ASSET MANAGEMENT INC.**	BROOKFIELD PROPERTY PREFERRED L.P.**
(Exact name of Registrant as specified in its charter) Not Applicable (Translation of Registrant’s name into English)	(Exact name of Registrant as specified in its charter) Not Applicable (Translation of Registrant’s name into English)
Ontario, Canada (State or other jurisdiction of incorporation or organization)	Bermuda (State or other jurisdiction of incorporation or organization)
6512 (Primary Standard Industrial Classification Code Numbers)	6500 (Primary Standard Industrial Classification Code Numbers)
Not Applicable (IRS Employer Identification Numbers)	Not Applicable (IRS Employer Identification Numbers)
181 Bay Street, Suite 300 Toronto, Ontario M5J 2T3 (416) 363-9491	73 Front Street, 5th Floor Hamilton, HM 12, Bermuda +1 (441) 294-3309
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)	(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Brookfield Asset Management LLC
Brookfield Place
250 Vesey Street, 15th Floor
New York, New York 10281
(212) 417-7000
(Name, address, including zip code, and telephone number, including area code, of agent for service of Brookfield Asset Management Inc.)

Brookfield Property Group LLC
Brookfield Place
250 Vesey Street, 15th Floor
New York, New York 10281
(212) 417-7000
(Name, address, including zip code, and telephone number, including area code, of agent for service of Brookfield Property Preferred L.P.)

** See Table of Additional Registrants below.

Copies to:
Mile T. Kurta Torys LLP 1114 Avenue of the Americas, 23rd Fl. New York, New York 10036 (212) 880-6000	Karrin Powys-Lybbe Torys LLP 79 Wellington St. W. 30th Fl. Toronto, ON M5K 1N2 (416) 865-0400	Mark Gerstein Julian Kleindorfer Latham & Watkins LLP 885 Third Avenue New York, New York 10022 (212) 906-1200	Sheldon Freeman Michelle Vigod Goodmans LLP Bay Adelaide Centre — West Tower 333 Bay Street, Suite 3400 Toronto, ON M5H 2S7 (416) 979-2211	Mark S. Opper David H. Roberts Goodwin Procter LLP 100 Northern Avenue Boston, Massachusetts 02210 (617) 570-1000

Approximate date of commencement of proposed sale to the public: as soon as practicable after the effective date of this registration statement.
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:
Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐
Indicate by check mark whether the registrants are emerging growth companies as defined in Rule 405 of the Securities Act of 1933.
Emerging growth company ☐
If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP (as defined below), indicate by check mark if the registrants have elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.
CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum Offering Price per share/unit	Proposed maximum aggregate offering price	Amount of registration fee
Class A Limited Voting Shares of Brookfield Asset Management Inc.	60,961,660(1)(2)	N/A	(3)	(4)
Preferred Limited Partnership Units of Brookfield Property Preferred L.P..	40,000,000(1)(2)	N/A	(3)	(4)
Guarantees of Preferred Limited Partnership Units of Brookfield Property Preferred L.P. by Brookfield Property Partners L.P., Brookfield Property L.P., Brookfield BPY Holdings Inc., Brookfield BPY Retail Holdings II Inc., BPY Bermuda Holdings Limited, BPY Bermuda Holdings II Limited, BPY Bermuda Holdings IV Limited, BPY Bermuda Holdings V Limited, and BPY Bermuda Holdings VI Limited	—(2)	—	—	—(5)
Total			$2,555,890,265.62(3)	$278,847.63(4)

(1)
Represents the maximum number of shares (“BAM Shares”) of Brookfield Asset Management Inc. (“Brookfield”) and preferred limited partnership units (“New LP Preferred Units”) of Brookfield Property Preferred L.P. (“New LP”) estimated to be issuable in the transactions described in the enclosed circular/prospectus. This number is based on (i) a maximum of 60,961,660 BAM Shares (including BAM Shares to be issued in connection with outstanding equity compensation awards) and (ii) a maximum of 40,000,000 New LP Preferred Units, each to be issued to public holders of limited partnership units (“BPY units”) of Brookfield Property Partners L.P. (“BPY”) and shares of class A stock, par value $0.01 (“BPYU shares”) of Brookfield Property REIT Inc. as more fully described in the enclosed circular/prospectus.

(2)
Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate number of additional BAM Shares and New LP Preferred Units (and related guarantees) as may be issuable as a result of stock splits, stock dividends or similar transactions.

(3)
The proposed maximum aggregate offering price of the BAM Shares and New Pref LP Units was calculated based on the market value of BPY units and BPYU shares (which includes BPYU units and BPYU shares underlying certain equity awards of BPY and BPYU) in accordance with Rule 457(c) and Rule 457(f) as follows: (i) the sum of (A) the product of (w) $17.76, the average of the high and low prices per BPY unit on April 20, 2021 as quoted on the Nasdaq Stock Market, multiplied by (x) 292,233,346, the estimated number of BPY units and limited partnership units of Brookfield Office Properties Exchange LP to be to be acquired by the Purchaser Parties (as defined in the enclosed circular/prospectus) pursuant to the transaction and (B) the product of (y) $17.84, the average of the high and low prices per BPYU shares on April 20, 2021 as quoted on the Nasdaq Stock Market, multiplied by (z) 35,612,931, the estimated number of BPYU shares to be acquired by the Purchaser Parties pursuant to the transaction, less (ii) $3,267,869,417, which is the estimated maximum amount of cash to be paid by Brookfield in connection with the transaction.

(4)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and 457(f) under the Securities Act of 1933, as amended. The amount of the filing fee, calculated in accordance with Rules 457(c) and 457(f), equals $0.0001091 multiplied by the proposed maximum offering price.

(5)
Pursuant to Rule 457(n) under the Securities Act of 1933, as amended, no separate fee for the guarantees is payable.

The Registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS
Exact Name of Co-Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer ID Number	Address and Telephone Number of Principal Executive Offices	Name, Address and Telephone Number of Agent for Service
Brookfield Property Partners L.P.	Bermuda	N/A	73 Front Street, 5th Floor Hamilton, HM 12, Bermuda +1 (441) 294-3309	Brookfield Property Group LLC Brookfield Place 250 Vesey Street, 15th Floor New York, New York 10281 (212) 417-7000
Brookfield Property L.P.	Bermuda	N/A	73 Front Street, 5th Floor Hamilton, HM 12, Bermuda +1 (441) 294-3309	Brookfield Property Group LLC Brookfield Place 250 Vesey Street, 15th Floor New York, New York 10281 (212) 417-7000
Brookfield BPY Holdings Inc.	Ontario, Canada	N/A	181 Bay Street, Suite 300 Toronto, Ontario M5J 2T3	Brookfield Property Group LLC Brookfield Place 250 Vesey Street, 15th Floor New York, New York 10281 (212) 417-7000
Brookfield BPY Retail Holdings II Inc.	Ontario, Canada	N/A	181 Bay Street, Suite 300 Toronto, Ontario M5J 2T3	Brookfield Property Group LLC Brookfield Place 250 Vesey Street, 15th Floor New York, New York 10281 (212) 417-7000
BPY Bermuda Holdings Limited	Bermuda	N/A	73 Front Street, 5th Floor Hamilton, HM 12, Bermuda +1 (441) 294-3309	Brookfield Property Group LLC Brookfield Place 250 Vesey Street, 15th Floor New York, New York 10281 (212) 417-7000
BPY Bermuda Holdings II Limited	Bermuda	N/A	73 Front Street, 5th Floor Hamilton, HM 12, Bermuda +1 (441) 294-3309	Brookfield Property Group LLC Brookfield Place 250 Vesey Street, 15th Floor New York, New York 10281 (212) 417-7000
BPY Bermuda Holdings IV Limited	Bermuda	N/A	73 Front Street, 5th Floor Hamilton, HM 12, Bermuda +1 (441) 294-3309	Brookfield Property Group LLC Brookfield Place 250 Vesey Street, 15th Floor New York, New York 10281 (212) 417-7000
BPY Bermuda Holdings V Limited	Bermuda	N/A	73 Front Street, 5th Floor Hamilton, HM 12, Bermuda +1 (441) 294-3309	Brookfield Property Group LLC Brookfield Place 250 Vesey Street, 15th Floor New York, New York 10281 (212) 417-7000
BPY Bermuda Holdings VI Limited	Bermuda	N/A	73 Front Street, 5th Floor Hamilton, HM 12, Bermuda +1 (441) 294-3309	Brookfield Property Group LLC Brookfield Place 250 Vesey Street, 15th Floor New York, New York 1028 (212) 417-7000

THE INFORMATION IN THIS DOCUMENT IS SUBJECT TO COMPLETION AND AMENDMENT. A REGISTRATION STATEMENT RELATING TO THE SECURITIES DESCRIBED IN THIS DOCUMENT HAS BEEN FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS DOCUMENT DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR WILL THERE BE ANY SALE OF THESE SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION UNDER THE SECURITIES LAWS OF ANY SUCH JURISDICTION.
PRELIMINARY — SUBJECT TO COMPLETION — DATED APRIL 26, 2021
PROPOSED BUSINESS COMBINATION — YOUR VOTE IS VERY IMPORTANT
Dear Unitholder:
You are cordially invited to attend a special meeting (the “Meeting”) of the holders (the “BPY Unitholders”) of limited partnership units (the “BPY Units”) of Brookfield Property Partners L.P. (the “Partnership” or “BPY”) to be held virtually, on    •   , 2021 commencing at    •   [a.m.]/[p.m.] (Toronto time).
At the Meeting, you will be asked to consider, pursuant to an interim order of the Ontario Superior Court of Justice (Commercial List) dated    •   , 2021, as the same may be varied (the “Interim Order”), and, if deemed advisable, approve, with or without variation, a resolution of BPY Unitholders (the “Arrangement Resolution”), the full text of which is attached as Appendix C to the accompanying circular/prospectus (the “Document”), an arrangement (the “Arrangement”) pursuant to section 182 of the Business Corporations Act (Ontario), as amended, being made pursuant to an Arrangement Agreement dated March 31, 2021 by and among Brookfield Asset Management Inc. (“BAM”), BPY Arrangement Corporation (“Purchaser Sub” and together with BAM, the “Purchaser Parties”) and the Partnership, whereby the Purchaser Parties have agreed to acquire, directly and indirectly, all of the issued and outstanding BPY Units and exchangeable limited partnership units of Brookfield Office Properties Exchange LP (“Exchange LP Units” and together with the BPY Units, “Units”).
You will also be asked to consider and, if deemed advisable, approve, with or without variation, a resolution of BPY Unitholders to amend (the “BPY LPA Amendment” and together with the Arrangement and the transactions contemplated by the BPY LPA Amendment and the Arrangement, the “Transaction”) the second amended and restated limited partnership agreement dated August 8, 2013, as amended, of the Partnership to provide for the Arrangement and the grant of dissent rights to registered BPY Unitholders in connection with the Transaction (together with the Arrangement Resolution, the “Transaction Resolutions”). The full text of the Transaction Resolutions is attached as Appendix C to the Document.
As more particularly described in the Document, BPY Unitholders and holders of Exchange LP Units (“Exchange LP Unitholders” and together with the BPY Unitholders, “Unitholders”) will receive a value of $18.17 per Unit, representing total consideration of $6.5 billion payable to the Unitholders other than BAM and any subsidiary of BAM (other than BPY and its subsidiaries) (the “Public Unitholders”). This price represents an increase of 10%, including the appreciation in the Class A Limited Voting Shares (the “BAM Shares”) in the capital of BAM, over the non-binding proposal made by BAM on January 3, 2021, a 26% premium to the unaffected BPY Unit price on December 31, 2020, and a 6% premium to the volume-weighted average price of BPY Units on Nasdaq Stock Market (“Nasdaq”) since the announcement of BAM’s initial offer on January 4, 2021.
Unitholders will have the ability to elect to receive, per Unit, $18.17 in cash, 0.3979 of a BAM Share, or 0.7268 of a preferred unit to be issued by a subsidiary limited partnership of BPY, Brookfield Property Preferred L.P. (“New LP”), with a liquidation preference of $25.00 per unit (“New LP Preferred Unit”), subject to pro-ration. Pro-ration will be based on maximum cash consideration of approximately 50% of the total value of the Units ($3.27 billion in total cash payable to Public Unitholders), a maximum amount of BAM Shares equal to approximately 42% of the total value of the Units (59.3 million BAM Shares payable to Public Unitholders), and a maximum amount of New LP Preferred Units with a liquidation value of approximately 8% of the total value of the Units ($500 million in liquidation preference of New LP Preferred Units payable to Public Unitholders). If Unitholders collectively elect to receive in excess of $500 million in liquidation preference of New LP Preferred Units, the amount of New LP Preferred Units can increase to a maximum of $1.0 billion in liquidation preference, offset against the maximum amount of BAM Shares. The maximum amount of cash consideration would not be affected. These maximum consideration amounts include the amounts payable to BPYU Stockholders (as such term is defined below) as described below.
The BAM Shares are traded on the New York Stock Exchange (the “NYSE”) under the symbol “BAM” and on the Toronto Stock Exchange (the “TSX”) under the symbol “BAM.A”. On March 31, 2021, the last full trading day prior to the public announcement of the Transaction, the closing price of BAM Shares on the NYSE was $44.50 and on the TSX was C$55.90. On April 22, 2021, the most recent practicable date prior to the date of this Document, the closing price of BAM Shares on the NYSE was $45.02 and on the TSX was C$56.35. The implied value of the BAM Shares consideration to be received in exchange for each Unit will fluctuate based on the market price of BAM Shares until the completion of the Transaction because the total BAM Share consideration is payable in a fixed number of BAM Shares. We urge you to obtain current stock price quotations for BAM Shares.
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(continued from cover)
There is currently no market for the New LP Preferred Units. New LP intends to apply to list the New LP Preferred Units on Nasdaq and the TSX. Listing is subject to the approval of the TSX in accordance with its applicable listing requirements.
The Transaction was unanimously recommended by a special committee of the BPY Board of Directors composed entirely of independent directors (the “Special Committee”). The BPY Board of Directors (with Mr. Jeffrey Blidner abstaining because of his executive position at BAM) (the “Directors”), following receipt of the unanimous recommendation of a Special Committee, has unanimously determined that the Arrangement is fair to the Unaffiliated BPY Unitholders, that the Transaction is in the best interest of BPY and recommends that BPY Unitholders other than BAM and its affiliates vote FOR the Transaction Resolutions. The attached Document describes the background to the determinations and recommendations of the Directors, including the process and recommendations of the Special Committee.
This Document contains a detailed description of the Transaction and includes other information to assist you in considering the matters to be voted upon and which we encourage you to carefully consider. Please read carefully this entire Document, including “Risk Factors” beginning on page 45, for a discussion of the risks relating to the Transaction. If you require assistance, you should consult your own financial, legal or other professional advisors.
Voting and Elections
Your vote is important regardless of the number of BPY Units you own. Whether or not you plan to attend the Meeting, please take the time to vote by using the internet or by telephone as described in this Document or by completing the enclosed proxy card and mailing it in the enclosed envelope. Information about the Meeting, the Transaction and the other business to be considered at the Meeting is contained in this Document. You are urged to read this Document carefully.
If you are not registered as the holder of your BPY Units but hold your BPY Units through a broker or other intermediary, you should follow the instructions provided by your broker or other intermediary to vote your BPY Units. See the section in the Document entitled “Meeting and Voting Information” for further information on how to vote your BPY Units. If you hold your Units through a broker or other intermediary, please contact that broker or other intermediary for instructions and assistance in receiving the Transaction Consideration (as defined in the Document) in respect of your Units.
Registered BPY Unitholders have been sent a Letter of Transmittal and Election (printed on YELLOW paper) along with the Document and registered Exchange LP Unitholders have been sent a Letter of Transmittal and Election (printed on BLUE paper) along with the Document. The Letter of Transmittal and Election or a manually executed facsimile thereof, properly completed and duly executed in accordance with the instructions set out therein, together with all other required documents, must be received by AST Trust Company (Canada) at the office specified on the back page of the Letter of Transmittal and Election, no later than 5:00 p.m. (Toronto time) on the election deadline or your election will not be processed. Further information with respect to the election deadline is set forth under the heading “Description of the Transaction — Elections by Unitholders and Pro-ration” of the Document.
*   *   *   *   *
If the Transaction Resolutions are passed by the requisite BPY Unitholder approval thresholds at the Meeting, it currently is anticipated that the Transaction will be completed in the third quarter of 2021.
Your Vote is Important. Vote Today.
Sincerely, /s/ • Omar Carneiro da Cunha Director /s/ • Stephen DeNardo Director /s/ • Louis Joseph Maroun Director /s/ • Lars Rodert Director
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Neither the U.S. Securities and Exchange Commission nor any state or Canadian securities regulatory authority has approved or disapproved the Transaction, approved or disapproved the securities to be issued under the Document, passed upon the merits or fairness of the Transaction or determined if the Document is truthful or complete. Any representation to the contrary is a criminal offense.
The Document is dated    •   , 2021 and is first being mailed to BPY Unitholders on or about    •   , 2021.

INFORMATION FOR STOCKHOLDERS OF BROOKFIELD PROPERTY REIT INC.
This Document is also being sent to holders of shares (“BPYU Shares”) of class A stock, par value $0.01 per share, of Brookfield Property REIT Inc. (“BPYU”) in connection with the notice of Transaction described below. All of the issued and outstanding BPYU Shares will be exchanged for the “BPY Units Amount” pursuant to Article IV, Section C(3)(h) of the certificate of incorporation of BPYU (the “BPYU Certificate of Incorporation”) and, in lieu of delivering a BPY Unit, each outstanding BPYU Share will exchanged for the Default Consideration (as defined herein) (subject to pro-ration) (the “BPYU Mandatory Exchange”). Any Holders of BPYU Shares (“BPYU Stockholders”) are not entitled to vote on the Transaction Resolutions. BPYU Stockholders were provided a notice of the Transaction dated April 21, 2021, which included instructions on how to exchange their BPYU Shares for BPY Units so that they are able to vote, make elections as to the Transaction consideration and exercise dissent rights with respect to the Transaction. Any BPYU Stockholder that does not exchange their BPYU Shares and hold BPY Units on or prior to    •   , 2021 (the “election deadline”) (further described under “Voting and Elections” below) will receive at closing the same per share consideration as will be received by Public Unitholders who have not made an election, being a combination of approximately 50% cash, 42% BAM Shares and 8% New LP Preferred Units (each subject to pro-ration and adjustment as described herein). The aggregate consideration of $6.5 billion payable to the Public Unitholders in the Transaction includes the amount payable to BPYU Stockholders. The Transaction will not be subject to a vote of BPYU Stockholders and BPYU Stockholders are not entitled to vote at the Meeting or exercise dissent rights. Any BPYU Stockholders who wish to elect their preferred form of consideration rather than the default pro-rated amounts are encouraged to convert their BPYU Shares into BPY Units as soon as possible. Instructions on how BPYU Stockholders can convert BPYU Shares into BPY Units can be found at https://bpy.brookfield.com/bpyu/stock-and-dividends/exchange-bpyu-for-bpy. The information contained on, or available through, BPYU’s website is not incorporated by reference into this Document.
i

BROOKFIELD PROPERTY PARTNERS L.P.
NOTICE OF SPECIAL MEETING OF UNITHOLDERS
NOTICE IS HEREBY GIVEN that a special meeting (the “Meeting”) of the holders (“BPY Unitholders”) of limited partnership units (“BPY Units”) of Brookfield Property Partners L.P. (the “Partnership”) will be held on    •   , 2021 at    •    [a.m.]/[p.m.] (Toronto Time). The Meeting will be a virtual meeting conducted via live audio webcast. BPY Unitholders can access the Meeting by visiting www.virtualshareholdermeeting.com/BPY2021. The Meeting is being held for the following purposes:
1.
to consider, pursuant to an interim order of the Ontario Superior Court of Justice (Commercial List) dated    •   , 2021, as the same may be varied (the “Interim Order”), and, if deemed advisable, approve, with or without variation, a resolution of BPY Unitholders (the “Arrangement Resolution”), the full text of which is attached as Appendix C to the accompanying circular/prospectus (the “Document”), to approve an arrangement (the “Arrangement”) pursuant to section 182 of the Business Corporations Act (Ontario) as amended, (the “OBCA”) being made pursuant to an Arrangement Agreement dated March 31, 2021, the full text of which is attached as Appendix B to this Document, by and among Brookfield Asset Management Inc. (“BAM”), BPY Arrangement Corporation (“Purchaser Sub” and together with BAM, the “Purchaser Parties”) and the Partnership whereby the Purchaser Parties have agreed to acquire, directly and indirectly, all of the issued and outstanding BPY Units and exchangeable limited partnership units (“Exchange LP Units”) of Brookfield Office Properties Exchange LP (“Exchange LP”), all as more particularly described and set forth in this Document; and

2.
to consider and, if deemed advisable, approve, with or without variation, a resolution of BPY Unitholders to amend (the “BPY LPA Amendment” and together with the Arrangement and the transactions contemplated by the BPY LPA Amendment and the Arrangement, the “Transaction”) the second amended and restated limited partnership agreement dated August 8, 2013, as amended, of the Partnership to provide for the Arrangement and the grant of dissent rights to registered BPY Unitholders in connection with the Transaction (together with the Arrangement Resolution, the “Transaction Resolutions”), the full text of which is attached as Appendix C to this Document.

Any other business that may properly come before the Meeting or any adjournment thereof will also be considered.
Pursuant to the BPY LPA Amendment, registered BPY Unitholders (“Registered BPY Unitholders”) will be granted the right to dissent in respect of the Transaction and be paid the fair value of their BPY Units. These dissent rights and the procedures for their exercise are described in this Document under the heading “Rights of Dissenting BPY Unitholders”. Only Registered BPY Unitholders are entitled to exercise rights of dissent. Non-registered BPY Unitholders and holders of Exchange LP Units and BPYU Shares are not entitled to exercise rights of dissent. Failure to follow exactly the procedures set forth in the BPY LPA Amendment will result in the loss or unavailability of any right of dissent. Registered BPY Unitholders considering exercising their rights of dissent should consult their legal counsel and tax and investment advisors.
The Document accompanying this notice provides additional information relating to the matters to be dealt with at the Meeting and includes the full text of the Transaction Resolutions, the BPY LPA Amendment and the Interim Order, attached as Appendix C, Appendix D and Appendix F, respectively, which are incorporated by reference into and form part of this notice.
You have the right to vote at the Meeting if you are a holder of BPY Units as at the close of business on    •   , 2021. The Document tells you how to exercise your right to vote your BPY Units.
Registered BPY Unitholders have been sent a Letter of Transmittal and Election (printed on YELLOW paper) along with the Document and registered holders of Exchange LP Units have been sent a Letter of Transmittal and Election (printed on BLUE paper) along with the Document. The Letter of Transmittal and Election or a manually executed facsimile thereof, properly completed and duly executed in accordance with the instructions set out therein, together with all other required documents, must be received by AST Trust Company (Canada) at the office specified on the back page of the Letter of Transmittal and Election, no later than 5:00 p.m. (Toronto time) on    •   , 2021 or your election will not be processed. Further information with respect to the election deadline is set forth under the heading “Description of the Transaction — Elections by Unitholders and Pro-ration” of the Document.
By Order of the Board of Directors of Brookfield Property Partners Limited, as general partner and on behalf of Brookfield Property Partners L.P.
/s/    •
Jane Sheere
Secretary
Hamilton, Bermuda
   •   , 2021

REFERENCES TO ADDITIONAL INFORMATION
This proxy circular/prospectus (this “Document”) incorporates by reference important business and financial information about BPY and BAM from documents that are not included in or delivered with this Document. This information is available to you without charge upon your oral or written request. You can obtain the documents incorporated by reference into this Document by requesting them in writing or by telephone from the appropriate entity at the following addresses and telephone numbers:
Brookfield Asset Management Inc.
Brookfield BPY Holdings Inc.
Brookfield BPY Retail Holdings II Inc.
181 Bay Street, Suite 300
Toronto, Ontario M5J 2T3
Attention: Investor Relations
Email: enquiries@brookfield.com
Telephone: (416) 359-8647	Brookfield Property Partners L.P.
Brookfield Property Preferred L.P.
BPY Bermuda Holdings Limited
BPY Bermuda Holdings II Limited
BPY Bermuda Holdings IV Limited
BPY Bermuda Holdings V Limited
BPY Bermuda Holdings VI Limited
73 Front Street, 5th Floor
Hamilton, Bermuda HM 12
Attention: Investor Relations
Email: bpy.enquiries@brookfield.com
Telephone: (855) 212-8243
If you would like to request documents, please do so by    •    , 2021 in order to receive them before the Meeting.
This Document also incorporates by reference certain information with respect to BPYU. You may request a copy of filings made by BPYU with the SEC, at no cost, by writing or telephoning BPYU’s investor relations department at: Brookfield Property REIT Inc., Attention: Investor Relations, Brookfield Place, 250 Vesey Street, 15th Floor, New York, New York 10281; Telephone: (855) 212-8243; Email: bpy.enquiries@brookfield.com.
For a more detailed description of the information incorporated by reference into this Document and how you may obtain it, see the section entitled “Where You Can Find More Information; Incorporation by Reference,” beginning on page vii of this Document. You are urged to read this Document, including any documents incorporated by reference into this Document, and its annexes carefully and in their entirety.
ABOUT THIS DOCUMENT
This Document, which forms part of a registration statement on Form F-4 filed by BAM, New LP and the Guarantors (as defined herein) with the SEC, constitutes a prospectus of BAM, New LP, and the Guarantors for purposes of the Securities Act of 1933, as amended (the “U.S. Securities Act”), with respect to the BAM Shares and New LP Preferred Units (and related Guarantees (as defined herein)) to be issued in connection with the Transaction. This Document also constitutes a management information circular for BPY for the solicitation of proxies in connection with the Meeting. In addition, it constitutes a notice of meeting with respect to the Meeting.
This Document also constitutes a prospectus of BAM, New LP, and the Guarantors with respect to the BAM Shares and New LP Preferred Units (and related Guarantees) to be issued to holders of the BPYU Shares pursuant to Article IV, Section C(3)(h) of the fourth amended and restated certificate of incorporation of BPYU effective as of June 26, 2019 (the “BPYU Certificate of Incorporation”).
You should rely only on the information contained or incorporated by reference into this Document. No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this Document. This Document is dated    •   , 2021. You should not assume that the information contained in this Document is accurate as of any other date. You should not assume that the information incorporated by reference into this Document is accurate as of any date other than the date of or date contemplated by such incorporated document. Neither the mailing of this Document nor the issuance of BAM Shares or the New LP Preferred Units (and related Guarantees), as applicable, in connection with the matters described in this Document will create any implication to the contrary.

This Document does not constitute an offer to sell, or a solicitation of an offer to buy, any securities or the solicitation of a proxy in any jurisdiction in which, or from any person with respect to whom, it is unlawful to make any such offer or solicitation in such jurisdiction. Information contained in this Document regarding BAM has been provided by BAM, information contained in this Document regarding BPY, New LP and the other Guarantors has been provided by BPY and information contained in this Document regarding BPYU has been provided by BPYU.
In this Document, “BPY”, “Partnership”, or “Brookfield Property Partners”, refers to Brookfield Property Partners L.P. and its consolidated subsidiaries, unless otherwise noted or the context requires otherwise.
This Document explains the business to be considered at the Meeting referred to in the accompanying notice of meeting (the “Notice”) to be held virtually on    •   , 2021 at    •    [a.m.]/[p.m.]. (Toronto time). The Meeting will be a virtual meeting conducted via live audio webcast. Holders of BPY Units (“BPY Unitholders”) can access the Meeting by visiting www.virtualshareholdermeeting.com/BPY2021. The Meeting is being held to consider and, if deemed advisable, approve, with or without variation, the Transaction Resolutions.
You have the right to vote at the Meeting if you are a holder of BPY Units as at the close of business on    •   , 2021 (the “Record Date”). The Document tells you how to exercise your right to vote your BPY Units.
Only BPY Unitholders will be entitled to vote on the Transaction Resolutions. For greater certainty, holders of Exchange LP Units (“Exchange LP Unitholders”and together with the BPY Unitholders, “Unitholders”) and holders of BPYU Shares (“BPYU Stockholders”) will not be entitled to vote on the Transaction Resolutions or exercise rights of dissent. Exchange LP Unitholders will be entitled to elect their preferred form of consideration. BPYU Stockholders who wish to elect their preferred form of consideration are encouraged to convert their BPYU Shares into BPY Units as soon as possible. Instructions on how BPYU Stockholders can convert BPYU Shares can be found at https://bpy.brookfield.com/bpyu/stock-and-dividends/exchange-bpyu-for-bpy. The information contained on, or available through, this website is not incorporated by reference into the Document. Exchange LP Unitholders and BPYU Stockholders may attend the Meeting as guests by visiting www.virtualshareholdermeeting.com/BPY2021.
The solicitation of proxies by this Document is being made by or on behalf of the management of Brookfield Property Group LLC (“Brookfield Property Group”), one of the service providers of BPY and the total cost of solicitation will be borne by the Partnership. The solicitation will be made primarily by mail, but proxies may also be solicited personally or by telephone by regular employees of the Partnership at nominal cost.
The information in this Document is given as at    •   , 2021, unless otherwise indicated.
No person has been authorized to give information or to make any representations in connection with the Arrangement pursuant to section 182 of the OBCA involving the Purchaser Parties and BPY or any other matters described herein other than those contained or incorporated by reference in this Document and, if given or made, any such information or representations should not be relied upon in making a decision as to how to vote on the Transaction Resolutions, or be considered to have been authorized by the Purchaser Parties or BPY.
Pursuant to National Instrument 54-101 — Communication with Beneficial Owners of Securities of a Reporting Issuer, BPY is indirectly sending proxy-related materials to all objecting and non-objecting beneficial owners
This Document does not constitute an offer to buy or sell, or a solicitation of an offer to sell, any securities, or the solicitation of a proxy, by any person in any jurisdiction in which such an offer or solicitation is not authorized, or in which the person making such an offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such an offer or solicitation.
You should not construe the contents of this Document as legal, tax, investment or financial advice and should consult with your own professional advisors as to the relevant legal, tax, investment, financial or other matters in connection herewith.
v

Currency and Exchange Rate Information
All dollar amounts in this Document are expressed in U.S. dollars and references to “$”, “US$”, “dollars”, “USD” or “U.S. dollars” in this Document refer to U.S. dollars. On April 22, 2021, the Bank of Canada daily exchange rate for U.S. dollars was US$1.00 = C$1.25.
Service of Process and Enforceability of Civil Liabilities
BPY is a partnership existing under the laws of Bermuda. BAM is a corporation formed by articles of amalgamation dated August 1, 1997 and is organized pursuant to articles of amalgamation under the OBCA dated January 1, 2005. You should be aware the disclosure requirements applicable to this Document may be different from those of the United States. The historical financial information of BPY and BAM that is included or incorporated by reference herein is prepared in U.S. dollars and has been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Boards (“IFRS”), which differ from United States generally accepted accounting principles in certain material respects and, thus, may not be comparable to financial statements of U.S. companies. The enforcement by you of civil liabilities under United States federal and state securities laws may be affected adversely by the fact that BPY and the Purchaser Parties are incorporated or otherwise established and located outside the United States, that some of the officers and directors of the BPY General Partner and the Purchaser Parties are non-residents of the United States, that some of the experts named in this Document are non-residents of the United States, and that some of the assets of the BPY and the Purchaser Parties and the persons referred to above are located outside the United States. You may not be able to sue BPY or the Purchaser Parties, or their respective officers or directors, as applicable, in a foreign court for violations of United States federal or state securities law. It may be difficult to compel a foreign issuer and its affiliate to subject themselves to a United States court’s jurisdiction.
Neither the SEC nor any state or Canadian securities regulatory authority has approved or disapproved of the Transaction or the securities to be delivered in connection with the Transaction, passed upon the merits or fairness of the Transaction, or passed upon the adequacy or accuracy of the disclosure in the Document. Any representation to the contrary is a criminal offense.
Forward-Looking Statements and Information
This Document contains “forward-looking statements” and “forward-looking information” within the meaning of applicable securities laws and regulations. Forward-looking statements include statements that are predictive in nature or depend upon or refer to future events or conditions, include statements regarding BPY’s and BAM’s operations, business, financial condition, expected financial results, performance, prospects, opportunities, priorities, targets, goals, ongoing objectives, strategies and outlook, as well as the outlook for North American and international economies for the current fiscal year and subsequent periods, and include words such as “expects”, “anticipates”, “plans”, “believes”, “estimates”, “seeks”, “intends”, “targets”, “projects”, “forecasts”, “likely”, or negative versions thereof and other similar expressions, or future or conditional verbs such as “may”, “will”, “should”, “would” and “could”.
Although BPY and BAM believe that their anticipated future results, performance or achievements expressed or implied by the forward-looking statements and information are based upon reasonable assumptions and expectations, the reader should not place undue reliance on forward-looking statements and information because they involve known and unknown risks, uncertainties and other factors, many of which are beyond BPY’s and BAM’s control, which may cause their actual results, performance or achievements to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements and information.
These forward-looking statements are subject to a number of risks, uncertainties and assumptions, most of which are difficult to predict and many of which are beyond BAM’s and BPY’s control. In addition to factors previously disclosed in BAM’s and BPY’s reports filed with securities regulators in Canada and the United States and those identified elsewhere in this Document, the following factors, among others, could cause actual results to differ materially from forward-looking statements and information or historical performance: the occurrence of any event, change or other circumstances that could give rise to the right of one or both of BAM and BPY to terminate the Arrangement Agreement; the outcome of any legal proceedings that may be instituted against BAM, BPY or their respective unitholders, shareholders or directors; the ability to meet closing conditions to the Transaction; a delay in closing the Transaction; the ability to obtain approval by Unaffiliated BPY Unitholders on the expected terms and schedule; and general political, economic and market conditions. For a more detailed discussion of these factors, also see the information under “Business Environment and Risks” in the BAM Annual Report and under Item 3.D. “Risk Factors” in the BPY Annual Report, and in each case any material updates to these factors contained in any of BAM’s or BPY’s future filings.
BAM and BPY caution that the foregoing list of important factors that may affect future results is not exhaustive. When relying on BAM’s and BPY’s forward-looking statements or information, investors and others should carefully consider the foregoing factors and other uncertainties and potential events. Please keep this cautionary note in mind as you read this Document.
Except as required by law, BAM and BPY undertake no obligation to publicly update or revise any forward-looking statements or information, whether written or oral, that may be as a result of new information, future events or otherwise.
Where You Can Find More Information; Incorporation by Reference
This Document is being made available in respect of the Transaction. In connection with the Transaction, BAM, New LP and the Guarantors have filed a registration statement on Form F-4 to register with the SEC the BAM Shares and the New LP Preferred Units (and related Guarantees) to be issued to BPY Unitholders, Exchange LP Unitholders and BPYU Stockholders. This Document is a part of that registration statement and constitutes a prospectus of BAM, New LP and the Guarantors in addition to being a management information circular for BPY. The registration statement, including the attached annexes and exhibits, contains additional relevant information about BAM, New LP and the Guarantors, and the BAM Shares and the New LP Preferred Units (and related Guarantees). The rules and regulations of the SEC allow BAM and BPY to omit certain information included in the registration statement from this Document. Certain information regarding BPYU is also incorporated by reference in this Document.
BAM, BPY and BPYU file or furnish reports and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, available at www.sec.gov. A free copy of this Document, as well as other filings containing information about BAM, BPY and BPYU, and their subsidiaries, may be obtained at the SEC’s Internet site (http://www.sec.gov). You will also be able to obtain these documents, free of charge, from BPY by accessing BPY’s website at http://bpy.brookfield.com, from BAM by accessing BAM’s website at http://bam.brookfield.com and from BPYU’s website at http://bpy.brookfield.com/bpyu. Copies of the Document can also be obtained, free of charge, by directing a request to Investor Relations, Brookfield Property Partners L.P., 73 Front Street, 5th Floor, Hamilton, Bermuda HM 12, by calling (855) 212-8243 or by sending an e-mail to bpy.enquiries@brookfield.com or to Brookfield Investor Relations by calling (416) 359-8647 or by sending an e-mail to enquiries@brookfield.com.
Because the Transaction is a “going private” transaction, BPY and the Purchaser Parties have filed with the SEC a Transaction Statement on Schedule 13E-3 with respect to the Transaction. The Schedule 13E-3, including any amendments and exhibits filed or incorporated by reference as a part of it, is available for inspection as set forth above. The reports, opinions or appraisals filed as exhibits to the Schedule 13E-3 will also be made available for inspection and copying at the principal executive offices of BPY during regular business hours by any interested holder of BPY Units or any representative who has been so designated in writing. The Schedule 13E-3 will be amended to report promptly any material change in the information set forth in the most recent Schedule 13E-3 filed with the SEC. You are urged to read the entire Schedule 13E-3 carefully, including the exhibits, in connection with your consideration of the Transaction.
The SEC allows BPY, BAM and BPYU to “incorporate by reference” into this Document information that BPY, BAM and BPYU file with the SEC, which means that important information can be disclosed to you by referring you to those documents and those documents will be considered part of this Document. The information incorporated by reference is an important part of this Document. Certain information that is subsequently filed with the SEC will automatically update and supersede information in this Document and in earlier filings with the SEC. Any statement so modified or superseded will not be deemed, except as so updated or superseded, to constitute a part of this Document. Some documents or information, such as information furnished by BPY or BAM on Form 6-K, unless expressly stated otherwise therein, or certain information furnished by BPYU on Form 8-K, are deemed furnished and not filed in accordance with SEC rules. None of those documents and none of that information is incorporated by reference into this Document. This Document also contains summaries of certain provisions contained in some of the BPY, BAM or BPYU documents described in this Document, but reference is made to the actual documents for complete information. All of these summaries are qualified in their entirety by reference to the actual documents.
The following documents, which have been filed with the securities regulatory authorities in Canada and/or filed with, or furnished to, the SEC, as applicable, are specifically incorporated by reference in this Document:
1.
BPY’s Annual Report on Form 20-F for the fiscal year ended December 31, 2020 filed on SEDAR and EDGAR on February 26, 2021 (the “BPY Annual Report”), which includes BPY’s audited consolidated financial statements as at December 31, 2020 and 2019 and for each of the years in three-year period ended December 31, 2020, together with the auditor’s reports thereon and management’s discussion and analysis of BPY’s financial position as of December 31, 2020 and 2019 and results of operations for the years ended December 31, 2020, 2019 and 2018;

2.
BAM’s Annual Report on Form 40-F dated March 23, 2021, as amended by Amendment No.1 on Form 40-F/A dated March 26, 2021, for the year ended December 31, 2020 (the “BAM Annual Report”), which includes (i) BAM’s annual information form for the financial year ended December 31, 2020, filed on SEDAR on March 23, 2021 (the “BAM AIF”); (ii) BAM’s audited comparative consolidated financial statements and the notes thereto for the fiscal years ended December 31, 2020 and 2019, together with the accompanying auditor’s reports thereon; (iii) the management’s discussion and analysis for the audited comparative consolidated financial statements and (iv) a description of the BAM Shares;

3.
BPYU’s Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on February 26, 2021, which includes the description of BPYU Shares in Exhibit 4.7;

4.
Item 5.02 of BPYU’s Form 8-K filed with the SEC on February 2, 2021; and

5.
The Sixth Amendment, dated March 31, 2021, to the Second Amended and Restated Limited Partnership Agreement of BPY, dated August 8, 2013, as amended, filed as Exhibit 99.1 to the Form 6-K filed by BPY with the SEC on April 5, 2021.

In addition, all documents filed by BPY, BAM and BPYU with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the U.S. Exchange Act after the date of filing of the registration statement on Form F-4 of which this Document forms a part and before the date of the Meeting will be deemed to be incorporated by reference into this Document and made a part of this Document from the date of filing; provided, however, that BPY and BAM are not incorporating any information furnished by BPY or BAM on Form 6-K, unless specifically stated otherwise.
BAM has supplied all information contained in or incorporated by reference into this Document relating to BAM, and BPY has supplied all such information contained in or incorporated by reference into this Document relating to BPY.
You should not rely on information that purports to be made by or on behalf of BPY, BAM or BPYU other than the information contained in or incorporated by reference into this Document. None of BPY, BAM or BPYU has authorized anyone to provide you with information on behalf of BPY, BAM or BPYU, respectively, that is different from what is contained in this Document. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this Document or solicitations of proxies are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this Document does not extend to you.
This Document is dated    •   , 2021. You should not assume that the information contained in this Document is accurate as of any date other than that date, or that the information incorporated by reference into this Document is accurate as of any date other than the date of such information, and neither its mailing to BPY Unitholders, Exchange LP Unitholders or BPYU Stockholders nor the issuance of BAM Shares or New LP Preferred Units (and related Guarantees) in the Transaction will create any implication to the contrary.

x

SUMMARY
This Summary summarizes the material information presented in greater detail elsewhere in this Document. You should read carefully this entire Document, its annexes and the documents referred to or incorporated by reference in this Document. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Glossary of Terms attached as Appendix A.
Brookfield Property Partners L.P.
Brookfield Property Partners, through BPY and its subsidiary BPYU, is one of the world’s premier real estate entities, with approximately $88 billion in total assets. BPY owns and operates iconic properties in the world’s major markets, and its global portfolio includes office, retail, multifamily, logistics, hospitality, triple net lease, manufactured housing and student housing. BPY is the flagship listed real estate company of BAM.
BPY’s principal executive offices are located at 73 Front Street, 5th Floor, Hamilton HM 12, Bermuda and its telephone number is +441-294-3309.
BPYU’s principal executive offices are located at Brookfield Place, 250 Vesey Street, 15th Floor, New York, New York 10281 and its telephone number is (212) 417-7000.
The Purchaser Parties
BAM
BAM is a leading global alternative asset manager with approximately $600 billion of assets under management across real estate, infrastructure, renewable power, private equity and credit. BAM owns and operates long-life assets and businesses, many of which form the backbone of the global economy. Utilizing its global reach, access to large-scale capital and operational expertise, BAM offers a range of alternative investment products to investors around the world — including public and private pension plans, endowments and foundations, sovereign wealth funds, financial institutions, insurance companies and private wealth investors.
BAM’s principal executive offices are located at Brookfield Place, 181 Bay Street Toronto, Ontario, Canada M5J 2T3, and its telephone number is (416) 363-9491.
Purchaser Sub
Purchaser Sub was formed primarily to participate as a purchaser in the Transaction. It does not currently conduct any business or own any significant assets.
Purchaser Sub’s principal executive offices are located at Brookfield Place, 181 Bay Street Toronto, Ontario, Canada M5J 2T3, and its telephone number is (416) 363-9491.
New LP and the Guarantors
New LP is a Bermuda exempted limited partnership formed primarily to issue the New LP Preferred Units. Its general partner is Brookfield Property L.P. (the “New LP General Partner”), a Bermuda exempted limited partnership registered in Bermuda that has its registered office in Bermuda and is a subsidiary of BPY. New LP’s principal executive offices are located at 73 Front Street, 5th Floor, Hamilton HM 12, Bermuda and its telephone number is +441-294-3309.
New LP does not currently conduct any business or own any significant assets. New LP will issue the New LP Preferred Units in connection with the Transaction. The New LP Preferred Units will be guaranteed by BPY, the New LP General Partner, Brookfield BPY Holdings Inc., an Ontario corporation (“CanHoldco”), Brookfield BPY Retail Holdings II Inc., an Ontario corporation (“CanHoldco 2”), BPY Bermuda Holdings Limited, a Bermuda company (“Bermuda Holdco”), BPY Bermuda Holdings II Limited, a Bermuda company (“Bermuda Holdco 2”), BPY Bermuda Holdings IV Limited, a Bermuda company (“Bermuda Holdco 4”), BPY Bermuda Holdings V Limited, a Bermuda company (“Bermuda Holdco 5”) and BPY Bermuda Holdings VI Limited (“Bermuda Holdco 6” and, collectively with CanHoldco, CanHoldco 2, Bermuda Holdco, Bermuda Holdco 2, Bermuda Holdco 4 and Bermuda Holdco 5, the “Holding Entities” and collectively with

BPY and the New LP General Partner, the “Guarantors”). The New LP General Partner owns, directly or indirectly, all of the common shares of the Holding Entities.
The principal executive office for each of CanHoldco and CanHoldco 2 is located at Suite 300, Brookfield Place, 181 Bay Street, Toronto, Ontario M5J 2T3 and the telephone number for each is (416) 363-9491. The principal executive office for each of Bermuda Holdco, Bermuda Holdco 2, Bermuda Holdco 4, Bermuda Holdco 5, Bermuda Holdco 6 and the New LP General Partner is located at 73 Front Street, 5th Floor, Hamilton HM 12, Bermuda and the telephone number for each is +441-294-3309.
The Transaction
Acquisition of Units
The Arrangement is being implemented pursuant to the Plan of Arrangement. See “Description of the Transaction” and the Plan of Arrangement which is attached as Appendix E to this Document for more detailed information on the process of the Arrangement, including the process of the acquisition of the Units not owned by BAM and any subsidiary of BAM, other than BPY and its subsidiaries (“Brookfield”).
Elections and Types of Consideration
The principal purpose of the Meeting is for BPY Unitholders to consider the proposed acquisition by the Purchaser Parties, directly or indirectly, pursuant to the BPY LPA Amendment and in accordance with the Plan of Arrangement of 100% of the BPY Units for consideration per BPY Unit of one of the following (subject to pro-ration, as described herein):
1.
0.3979 BAM Shares (the “BAM Share Consideration”);

2.
$18.17 in cash (the “Cash Consideration”); or

3.
0.7268 New LP Preferred Units (“New LP Preferred Unit Consideration” and together with the BAM Share Consideration and the Cash Consideration, hereinafter referred to as the “Types of Consideration”).

The Purchaser Parties, directly or indirectly, will also acquire 100% of the Exchange LP Units pursuant to the Plan of Arrangement. Exchange LP Unitholders may also elect for each Exchange LP Unit the Type of Consideration (subject to pro-ration, as described herein). Unitholders who fail to make an election will be deemed to have elected to receive 50.4678% of the Cash Consideration, 41.8104% of the BAM Share Consideration and 7.7218% of the New LP Preferred Unit Consideration (together, the “Default Consideration”). In addition, all of the issued and outstanding BPYU Shares will be acquired by way of an exchange of the BPYU Shares for the “BPY Units Amount” (as defined in the BPYU Certificate of Incorporation) pursuant to Article IV, Section C(3)(h) of the BPYU Certificate of Incorporation. In accordance with such section, in lieu of delivering a BPY Unit, the Purchaser Parties have elected to provide, or cause to be provided, the Default Consideration (subject to pro-ration) in exchange for each outstanding BPYU Share at the closing of the Transaction.
The BAM Shares are co-listed on the New York Stock Exchange (“NYSE”) under the symbol “BAM” and the Toronto Stock Exchange (“TSX”) under the symbol “BAM.A.” Further information with respect to BAM and the BAM Shares is set forth in “Information Concerning the Purchaser Parties — BAM” and in the BAM Annual Report that is incorporated into and forms part of this Document. New LP will apply to have the New LP Preferred Units listed on the TSX and Nasdaq. For information on New LP and the New LP Preferred Units, please see “Information Concerning New LP and the New LP Preferred Units”.
The New LP Preferred Units will be guaranteed by the Guarantors. The Guarantors will irrevocably and unconditionally guarantee in full, on a joint and several basis (each, a “Guarantee” and collectively, the “Guarantees”), the payment of (the “New LP Preferred Unit Guaranteed Obligations”):
1.
all accumulated, accrued and unpaid distributions that have been declared on the New LP Preferred Units out of funds legally available for such distributions;

2.
the applicable redemption price, plus all accumulated, accrued and unpaid distributions to the date of redemption, with respect to any New LP Preferred Units called for redemption by New LP;

3.
$25.00 per New Preferred Unit upon the maturity of the New LP Preferred Units plus all accumulated, accrued and unpaid distributions to the maturity date; and

4.
upon a voluntary or involuntary dissolution, winding-up or termination of New LP, the aggregate of the liquidation preference of $25.00 and all accumulated, accrued and unpaid distributions on the New LP Preferred Units, whether or not declared, without regard to whether New LP has sufficient assets to make full payment as required on liquidation.

Unless the context otherwise requires, references to “New LP Preferred Units” include both the New LP Preferred Units and the related Guarantees and references to “New LP Preferred Unit Consideration” include both the New LP Preferred Unit Consideration and the related Guarantees. Unitholders must choose only one of the Types of Consideration for each Unit they hold.
For Unitholders other than BAM and any subsidiary of BAM, other than BPY and its subsidiaries (“Public Unitholders”), the Types of Consideration are subject to, and pro-ration will be based on, an aggregate maximum of 59,279,337 BAM Shares (the “Total BAM Share Consideration”), maximum aggregate Cash Consideration of $3,267,869,417 (the “Total Cash Consideration”) and an aggregate maximum of 20,000,000 New LP Preferred Units (the “Threshold New LP Preferred Unit Consideration” and together with the Total BAM Share Consideration and the Total Cash Consideration, the “Transaction Consideration”); provided that if Public Unitholders elect to receive in excess of 20 million New LP Preferred Units, the amount of New LP Preferred Units can increase to an aggregate maximum of 40 million New LP Preferred Units, with such increase being offset against the Total BAM Share Consideration. The Total Cash Consideration will not be affected. These maximum consideration amounts include the amounts payable to BPYU Stockholders.
The Type of Consideration and amount of each Type of Consideration provided to Unitholders and BPYU Stockholders is subject to adjustment for pro-ration and fractional BAM Shares and fractional New LP Preferred Units, as described herein. See “Description of the Transaction — Elections by Unitholders”.
Registered BPY Unitholders have been sent a Letter of Transmittal and Election (printed on YELLOW paper) along with this Document, and Registered Exchange LP Unitholders have been sent a Letter of Transmittal and Election (printed on BLUE paper) along with this Document. The Letter of Transmittal and Election or a manually executed facsimile thereof, properly completed and duly executed in accordance with the instructions set out therein, together with all other required documents, must be received by the Depositary at the office specified on the back page of the Letter of Transmittal and Election, no later than 5:00 p.m. (Toronto time) on    •   , 2021 (the “election deadline”) or your election will not be processed. Further information with respect to the election deadline is set forth under the heading “Description of the Transaction — Elections by Unitholders and Pro-ration” of the Document.
Pro-Ration
If the aggregate amounts elected (or deemed to be elected) by Public Unitholders, together with the amounts owing to BPYU Stockholders, for one or more Types of Consideration are in excess of the corresponding maximum amount listed above, the remaining Type(s) of Consideration will be undersubscribed (with each undersubscribed Type of Consideration hereinafter referred to as an “Undersubscribed Type of Consideration”) and, in such case, pro-ration will occur in accordance with the following:
Pro-ration of ONE Type of Consideration
In the event that the aggregate elections (or deemed elections) by Public Unitholders, together with the amounts owing to BPYU Stockholders, for ONE Type of Consideration are in excess of such Type of Consideration’s corresponding maximum amount listed above (and such Type of Consideration is the only Type of Consideration in excess of its corresponding maximum amount), such holders will be provided that Type of Consideration on a pro-rata basis, and, to account for the shortfall created by pro-rating the amount of such Type of Consideration, will also be provided, and deemed to have elected to receive, the same relative proportions of each of the two Undersubscribed Types of Consideration (for greater certainty, such relative proportions will be calculated based on the total dollar value available for each type of Undersubscribed Types of Consideration) such that the aggregate amount of each Type of Consideration provided to Unitholders will equal each Type of Consideration’s corresponding maximum amount listed above.
Pro-ration of TWO Types of Consideration
In the event that the aggregate elections (or deemed elections) by Public Unitholders, together with the amounts owing to BPYU Stockholders, for TWO Types of Consideration are in excess of the corresponding maximum amounts listed above, such holders will be provided each of those two Types of Consideration on a pro-rata basis, and, to account for the shortfall created by pro-rating such Types of Consideration, will also be provided, and deemed to have elected to receive, an amount of the Undersubscribed Type of Consideration such that the aggregate amount of each Type of Consideration provided to Unitholders will equal each Type of Consideration’s corresponding maximum amount listed above.
BPYU Stockholders
As described above, the Transaction Consideration payable to the Public Unitholders includes the amount payable to BPYU Stockholders. Subject to pro-ration, BPYU Stockholders will be entitled to receive the Default Consideration for each BPYU Share. Any BPYU Stockholders who wish to elect their preferred form of consideration are encouraged to convert their BPYU Shares into BPY Units as soon as possible. Instructions on how BPYU Stockholders can convert their BPYU Shares can be found at https://bpy.brookfield.com/bpyu/stock-and-dividends/exchange-bpyu-for-bpy.
Brookfield’s BPY Units
Pursuant to the terms of the Plan of Arrangement, Brookfield will have 100% of the BPY Units it holds purchased, directly and indirectly, by the Purchaser Parties and will receive the same proportions of the Cash Consideration, the BAM Share Consideration and the New LP Preferred Unit Consideration that are received by the holders of Units and BPYU Shares, other than BAM and its affiliates, except that, because of corporate law restrictions in the OBCA, it will receive exchangeable limited partnership units of an Ontario limited partnership that are exchangeable for, and economically equivalent to, BAM Shares instead of the BAM Share Consideration.
The Partnership and the Purchaser Parties’ pro-ration (which will include any adjustments deemed necessary by the Partnership and the Purchaser Parties to avoid the issuance of fractional Types of Consideration) shall be final and binding on all parties.
Default Consideration
Failure to Properly Complete the Election Forms
Registered BPY Unitholders have been sent a Letter of Transmittal and Election (printed on YELLOW paper) along with this Document, and Registered Exchange LP Unitholders have been sent a Letter of Transmittal and Election (printed on BLUE paper) along with this Document.
The Letter of Transmittal and Election or a manually executed facsimile thereof, properly completed and duly executed in accordance with the instructions set out therein, together with all other required documents, must be received by the Depositary at the office specified on the back page of the Letter of Transmittal and Election, no later than 5:00 p.m. (Toronto time) on    •   , 2021 or your election will not be received.
The Depositary or your broker or other financial advisor can assist you in completing the Letter of Transmittal and Election.
If you are a beneficial Unitholder, you should communicate as soon as possible with your broker or other intermediary and follow their instructions. It is important that you act in their recommended time frame so as to provide enough time for your broker or other intermediary to meet the    •   , 2021 deadline.

If you do not complete and return the enclosed Letter of Transmittal and Election, or provide instructions to your broker or other intermediary, you will be deemed to have elected the Default Consideration pursuant to the Plan of Arrangement.
You will not receive any Transaction Consideration until you properly submit a Letter of Transmittal and Election or comply with the instructions of your broker or other intermediary.
BPYU Stockholders
In addition, pursuant to Article IV, Section C(3)(h) of the BPYU Certificate of Incorporation and pursuant to BAM and BPY’s notice of election to deliver the “BPY Units Amount” (as defined in the BPYU Certificate of Incorporation) dated    •   , 2021, and subject to pro-ration as described herein, BPYU Stockholders will automatically receive the Default Consideration in exchange for their BPYU Shares. This exchange will occur concurrently with the closing of the Transaction and there is no action required on the part of BPYU Stockholders. BPYU Stockholders are not entitled to vote at the Meeting, make an election or exercise dissent rights. BPYU Stockholders who wish to make an election with respect to the Type of Consideration they receive must exchange their BPYU Shares and hold BPY Units prior to the election deadline.
Dissenting BPY Unitholders
Any Registered BPY Unitholder who properly exercises their Dissent Rights (the “Dissenting BPY Unitholder”) but is not ultimately entitled, for any reason, to be paid the fair value for its BPY Units by BPY pursuant to the Plan of Arrangement, will be deemed to have elected to exchange their registered BPY Units for the Default Consideration pursuant to the Plan of Arrangement.
For further information on the Dissent Rights of Registered BPY Unitholders, see “Rights of Dissenting BPY Unitholders”.
Recommendation of the Special Committee and the BPY Board of Directors
The Transaction was unanimously recommended by a special committee of the board of directors (the “BPY Board of Directors”) of the BPY General Partner, composed entirely of independent directors (the “Special Committee”). The BPY Board of Directors (with Mr. Jeffrey Blidner abstaining because of his executive position at BAM) (the “Directors”), following receipt of and based upon the unanimous recommendation of a Special Committee, has unanimously determined that the Arrangement is fair to the Unaffiliated BPY Unitholders and that the Transaction is in the best interest of BPY and recommends that Unaffiliated BPY Unitholders vote in favor of the Transaction Resolutions.
Reports, Opinions, Appraisals and Negotiations
The Transaction is a “business combination” within the meaning of Multilateral Instrument 61-101 — Protection of Minority Security Holders in Special Transactions, as amended or replaced from time to time (“MI 61-101”). As a result, MI 61-101 requires that a formal valuation of (i) the securities that are the subject of the Transaction and (ii) subject to certain exceptions, any non-cash consideration be prepared by an independent valuator. The Special Committee retained Lazard Frères & Co. LLC (“Lazard”) as the independent valuator to value the BPY Units and the New LP Preferred Units and to provide a fairness opinion to the Special Committee in respect of the Transaction. The Special Committee has concluded that a valuation of the BAM Shares is not required under MI 61-101 because (i) the BAM Shares trade on a “published market” (within the meaning of MI 61-101), (ii) BPY has no knowledge of any material information concerning BAM or the BAM Shares that has not been generally disclosed, (iii) a liquid market for the BAM Shares exists, (iv) the maximum number of BAM Shares issuable in the Transaction constitutes less than 25% of the number of outstanding BAM Shares, (v) the BAM Shares to be issued at the closing of the Transaction will be freely tradeable, and (vi) Lazard is of the opinion that a valuation of the BAM Shares is not required.
The Valuation and the Fairness Opinion were provided for the use of the Special Committee for the purposes of evaluating the Transaction and the fairness of the Transaction Consideration offered in the Arrangement.

On March 31, 2021, at a meeting of the Special Committee held to evaluate the Arrangement, Lazard delivered an oral opinion to the Special Committee which was subsequently confirmed by delivery of the Valuation and the Fairness Opinion, to the effect that, based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations set forth therein, Lazard was of the opinion that, as of March 31, 2021, (i) the fair market value of the BPY Units was in the range of $14.00 to $18.50 per BPY Unit, (ii) the fair market value of the New LP Preferred Units was expected to be approximately $25.00 per New LP Preferred Unit and (iii) the Transaction Consideration to be paid to the Unaffiliated BPY Unitholders pursuant to the Arrangement was fair, from a financial point of view, to such Unaffiliated BPY Unitholders.
A summary of the Valuation and the Fairness Opinion is included in the Special Factors, “Summary of Valuation and the Fairness Opinion”. A copy of the Valuation is appended hereto as Appendix H, and a copy of the Fairness Opinion is attached hereto as Appendix I.
Position of the Purchaser Parties Regarding the Fairness of the Transaction
Under SEC rules, the Purchaser Parties are required to provide certain information regarding their positions as to the substantive and procedural fairness of the Transaction to the Unaffiliated BPY Unitholders. The Purchaser Parties are making the statements included in this section solely for purposes of complying with the requirements of these rules. Their views as to the fairness of the Transaction should not be construed as a recommendation to any Unaffiliated BPY Unitholders as to how such Unaffiliated BPY Unitholders should vote to approve the Transaction.
The Purchaser Parties believe that the Arrangement and the Transaction are fair to Unaffiliated BPY Unitholders. In arriving at their position as to the fairness of the Transaction, the Purchaser Parties considered the factors discussed in the Special Factors, “Position of the Purchaser Parties Regarding the Fairness of the Transaction”.
BPY Unitholder Approval
The Meeting is scheduled to take place on    •   , 2021. Pursuant to the BPY LPA, the Interim Order, and the provisions of MI 61-101, the requisite approval for the Transaction Resolutions will require the affirmative vote of: (i) the holders of at least a majority of the BPY Units represented in person or by proxy at the Meeting (the “Standard Approval Threshold”) and (ii) the holders of at least a majority of the BPY Units represented in person or by proxy at the Meeting, excluding (A) the votes of BPY Units held directly or indirectly by BAM and its subsidiaries (including BPY) and (B) other votes required to be excluded for the purposes of “minority approval” under MI 61-101 (the “Majority of the Minority Threshold” and together with the Standard Approval Threshold, the “BPY Unitholder Approval Threshold”). BAM and its subsidiaries (including BPY) beneficially own BPY Units entitled to 33.6% of the votes that may be cast towards achieving the Standard Approval Threshold but such BPY Units will not be entitled to cast any votes towards achieving the Majority of the Minority Threshold.
Court Approval
As required under the OBCA, the Arrangement requires court approval. Subject to the terms of the Arrangement Agreement, and if the BPY Unitholder Approval Threshold is obtained at the Meeting, Purchaser Sub will apply to the Court for the Final Order. The application for the Final Order is scheduled to take place virtually on    •   , 2021 at    •    [a.m.]/[p.m.] (Toronto time) or as soon thereafter as counsel may be heard. See “Description of the Transaction — Court Approval and Completion of the Arrangement”.
Timing
Pursuant to the terms of the Plan of Arrangement, the Arrangement will be effective on the date on which the Certificate of Arrangement is issued, which is currently expected to be in the third quarter of 2021 and, pursuant to the terms of the Plan of Arrangement, the BPY LPA Amendment will be effective on the same date.

Conditions to the Arrangement Becoming Effective
In order for the Arrangement to become effective, certain conditions must be satisfied or waived, including, but not limited to:
•
the Transaction Resolutions shall have received the BPY Unitholder Approval Threshold at the Meeting in accordance with the Interim Order;

•
there shall not be in force any order restraining or enjoining the consummation of the Arrangement or an action pending to enjoin from a Governmental Entity;

•
all consents, orders, regulations and approvals, including regulatory and judicial approvals and orders, required or necessary for the completion of the Arrangement shall have been obtained or received from the persons, authorities or bodies having jurisdiction in the circumstances, and none of such consents, orders, regulations or approvals shall contain terms or conditions that are unsatisfactory or unacceptable to BAM or BPY, each acting reasonably;

•
BPY shall have received the opinion(s) of counsel as contemplated under the BPY LPA;

•
the Final Order shall have been granted in form and substance satisfactory to BAM and BPY, each acting reasonably, and shall not have been set aside or modified in a manner unacceptable to such parties on appeal or otherwise;

•
the BAM Shares and the New LP Preferred Units shall have been approved for listing on the NYSE and Nasdaq, respectively, subject to official notice of issuance and on the TSX; listing is subject to the approval of the TSX in accordance with its applicable listing requirements;

•
the accuracy of representations and warranties made in the Arrangement Agreement and compliance by the Purchaser Parties and BPY with the covenants set forth in the Arrangement Agreement in all material respects;

•
there shall not have occurred any BPY Material Adverse Effect or any BAM Material Adverse Effect (as each such term is defined in the Arrangement Agreement); and

•
the holders of not more than 5% of the outstanding BPY Units shall have exercised Dissent Rights with respect to the Arrangement as provided for in the BPY LPA Amendment.

See “The Arrangement — The Arrangement Agreement — Conditions Precedent to the Arrangement”.
Treatment of BPY Units Following Completion of the Transaction
Following completion of the Transaction, each BPY Unit acquired by the Purchaser Parties will be retained, other than those BPY Units that are purchased indirectly by way of a redemption by BPY for cash, which will be cancelled.
Treatment of BPY Preferred Units and BPY Notes
There are no changes being made to BPY’s Class A Cumulative Redeemable Perpetual Preferred Units (the “BPY Preferred Units”), Series 1, 2 and 3, which will not be affected by the Transaction and will continue to be listed on Nasdaq. In addition, the Medium Term Notes, Series 1, 2, 3, 4 and 5 (the “BPY Notes”) issued by Brookfield Property Finance ULC and guaranteed by, amongst others, BPY, will remain outstanding following the consummation of the Transaction and will not be affected by the Transaction.
Treatment of Preference Shares of Brookfield Office Properties Inc.
There are no changes being made to the Class AAA Preference Shares in the capital of Brookfield Office Properties Inc., certain series of which trade on the TSX.
Treatment of Preferred Shares of Brookfield Property Split Corp.
There are no changes being made to any of the Class A Senior Preferred Shares of Brookfield Property Split Corp., which trade on the TSX.

Rights of Dissenting BPY Unitholders
The BPY LPA Amendment provides Registered BPY Unitholders with Dissent Rights in connection with the Transaction. Although the BPY LPA Amendment will not be effective until approved by the requisite BPY Unitholders and implemented pursuant to the Plan of Arrangement, Registered BPY Unitholders will be able to exercise dissent rights in the manner set forth in the BPY LPA Amendment as if it were in force prior to its approval. Registered BPY Unitholders who are considering exercising their Dissent Rights should carefully review the description of such rights set forth in this Document, as well as the BPY LPA Amendment. Any Registered BPY Unitholder who properly dissents from the Transaction in compliance with the BPY LPA Amendment will, in the event the Transaction is completed, be deemed to have transferred their BPY Units to BPY for cancellation and will only be entitled to be paid the fair value of their BPY Units, and will not be entitled to any other payment or consideration, including any other payments that would be payable under the Transaction had such Registered BPY Unitholder not exercised their Dissent Rights. The fair value may be the same as, more than or less than the Transaction Consideration.
For a description of certain Canadian and U.S. federal income tax considerations applicable to Registered BPY Unitholders considering exercising their rights of dissent, please see “Certain Canadian Federal Income Tax Considerations — Holders Resident in Canada — Dissenting Resident Holders”, “Certain Canadian Federal Income Tax Considerations — Holders Not Resident in Canada — Dissenting Non-Resident Holders” “Certain United States Federal Income Tax Considerations — Consequences to U.S. Holders — Disposition of BPY Units Pursuant to the Arrangement” and “Certain United States Federal Income Tax Considerations — Consequences to Non-U.S. Holders — Disposition of BPY Units Pursuant to the Arrangement”.
A Registered BPY Unitholder who wishes to exercise Dissent Rights must provide to BPY prior to    •    [a.m.]/[p.m.] (Toronto time) on    •   , 2021, or otherwise at least two days prior to the date of the Meeting (or any postponement(s) or adjournment(s) of the Meeting), a written objection to the Transaction. It is important that Registered BPY Unitholders who wish to exercise Dissent Rights strictly comply with this requirement. In addition, a Registered BPY Unitholder who wishes to exercise his, her or its Dissent Rights must vote his, her or its BPY Units at the Meeting, either in person or by proxy, against the Transaction (and, for greater certainty, a Registered BPY Unitholder who voted for or abstained from voting for the Transactions Resolutions or who has withdrawn its objection will not be considered to be a Dissenting BPY Unitholder). Further, a vote against the Transaction Resolutions shall not constitute the required written objection as described in this paragraph.
Only Registered BPY Unitholders may exercise Dissent Rights. A Registered BPY Unitholder’s failure to follow exactly the procedures set forth in the terms of the BPY LPA Amendment will result in the loss of Dissent Rights. Due exercise of the Dissent Rights requires that certain deadlines be observed and BPY intends to enforce such deadlines strictly. Registered BPY Unitholders considering exercising Dissent Rights should seek the advice of their legal counsel and tax and investment advisors and should carefully review the description of such rights set forth in this Document, as well as the BPY LPA Amendment, and comply with the provisions of the BPY LPA Amendment. Non-registered BPY Unitholders and holders of Exchange LP Units and BPYU Shares are not entitled to exercise Dissent Rights. See “Rights of Dissenting BPY Unitholders” in this Document.
Listings
The Purchaser Parties intend to apply to Nasdaq and the TSX to de-list the BPY Units from trading after the completion of the Transaction. After the BPY Units are de-listed from trading on Nasdaq and the TSX, BPY is expected to remain a reporting issuer under Canadian Securities Laws and continue to be subject to the reporting obligations under the U.S. Exchange Act following completion of the Transaction. In addition, the Purchaser Parties intend to apply to Nasdaq to de-list the BPYU Shares from trading in connection with the completion of the BPYU Mandatory Exchange.
Prior to the completion of the Transaction, New LP will apply to Nasdaq and the TSX to list the New LP Preferred Units and BAM will apply to the TSX and the NYSE to list the BAM Shares to be issued in connection with the Transaction. These listings are subject to BAM and New LP fulfilling all of the listing requirements of the TSX, the NYSE and Nasdaq, as applicable. The approval for listing of the BAM Shares and the New LP Preferred Units on the NYSE and Nasdaq, respectively, and on the TSX, is a condition to the closing of the Transaction. Listing is subject to the approval of the TSX in accordance with its applicable listing requirements.

Exchange LP as a Reporting Issuer
Exchange LP is currently a reporting issuer under Canadian Securities Laws. Upon completion of the Transaction, all of the securities of Exchange LP, including the Exchange LP Units being acquired pursuant to the Transaction, will be held privately. The Purchaser Parties intend to file an application pursuant to National Policy 11-206 — Process for Cease to be a Reporting Issuer Applications for Exchange LP to cease being a reporting issuer under Canadian Securities Laws after the completion of the Transaction.
Summary Risk Factors
In evaluating the Transaction, you should carefully read this Document in its entirety, including all of the annexes hereto and the other information included and incorporated by reference herein, including the matters addressed in the section entitled “Forward-Looking Statements and Information” beginning on page vi of this Document. You should especially consider the factors described under the section entitled “Risk Factors” beginning on page 45 of this Document and Part 6 — “Business Environment and Risks” of the BAM Annual Report and Item 3.D “Risk Factors” in the BPY Annual Report, each of which is incorporated herein by reference. Below please find a summary of the risks that are more fully described in “Risk Factors” in this Document.
Risk Factors Relating to the Transaction
•
Risks relating to the fixed Exchange Ratio and the market price of BAM Shares and/or BPY Units;

•
Risks relating to the market price for BAM Shares and New LP Preferred Units following the closing of the Transaction;

•
Risks relating to the form of, and rights attached to, the consideration to be received in the Transaction;

•
Risks relating to the inability to sell Units after the election deadline;

•
Risks relating to the inability of Exchange LP Unitholders and BPYU Stockholders to vote at the Meeting and/or exercise dissent rights and the inability of BPYU Stockholders to make an election in respect of consideration;

•
Risks relating to the reduced economic ownership interest of current BPY Unitholders in BAM after the closing of the Transaction;

•
Risks relating to the receipt of the approval of the Transaction Resolutions by BPY Unitholders;

•
Risks relating to the timely completion of the conditions precedent to the Transaction;

•
Risks relating to lawsuits challenging the Transaction;

•
Risks relating to the differing interests of BPY’s directors and executive officers in the Transaction;

•
Risks relating to utility of the fairness opinion received by the Special Committee from its financial advisor after the date of such opinion;

•
Risks relating to BPY’s and BAM’s operating results after the Transaction; and

•
Risks relating to the failure to complete the Transaction.

Risk Factors Specific to the New LP Preferred Units
•
Risks relating to the tenor and ranking of the New LP Preferred Units;

•
Risks relating to the declaration of distributions under the terms of the New LP Preferred Units and the Guarantee;

•
Risks relating to the limited voting rights of holders of New LP Preferred Units;

•
Risks relating to the restrictions placed on New LP Preferred Units by current and future indebtedness;

•
Risks relating to the ability to sell or transfer the New LP Preferred Units;

•
Risks relating to market interest rates and the corresponding value of New LP Preferred Units;

•
Risks relating to the redemption of New LP Preferred Units and the corresponding return thereon;

•
Risks relating to the value of New LP Preferred Units following a Change of Control Triggering Event or a Delisting Transaction Triggering Event;

•
Risks relating to New LP’s ability to issue New LP Parity Securities and incur additional indebtedness;

•
Risks relating to the terms of the New LP Preferred Units changing, under certain limited circumstances, without the approval of holders of New LP Preferred Units;

•
Risks relating to the rating of the New LP Preferred Units; and

•
Risks relating to liability for the repayment of distributions under Bermuda law.

Risks Relating to Taxation
•
Risks relating to Canadian and United States taxation laws.

Accounting Treatment
BAM prepares its consolidated financial statements in accordance with IFRS and BAM currently consolidates BPY. BPY Units not owned by BAM are currently recognized as non-controlling interests in the consolidated financial statements of BAM. Under IFRS, changes in a parent’s ownership interest in a subsidiary that do not result in the parent losing control of the subsidiary are considered equity transactions (i.e., transactions with owners in their capacity as owners) with any difference between the amount by which the non-controlling interests are adjusted and the fair value of the consideration paid attributed to the owners of the parent. Accordingly, any difference between the fair value of the cash paid, BAM Shares and New LP Preferred Units issued in exchange for BPY Units will be reflected as an adjustment in the consolidated statements of changes in equity of BAM. No gain or loss will be recognized in BAM’s consolidated statement of comprehensive income upon completion of the Transaction.
Certain Canadian Federal Income Tax Considerations
Please see “Certain Canadian Federal Income Tax Considerations” for a summary of certain Canadian income tax considerations for the Transaction.
Certain United States Federal Income Tax Considerations
Please see “Certain United States Federal Income Tax Considerations” for a summary of certain U.S. federal income tax considerations for the Transaction.
Entitlement to Distributions and Dividends
Unitholders will no longer receive any distributions on their Units and BPY’s distribution reinvestment plan (the “BPY DRIP”) was terminated effective    •   , 2021.
The initial dividend for the BAM Shares issued under the Transaction is expected to be payable at the end of BAM’s third quarter and the initial dividend for the New LP Preferred Units issued under the Transaction is expected to be payable at the end of BPY’s third quarter.
The distributions for the BPY Preferred Units, Series 1, 2 and 3 will continue to be paid in the ordinary course.
Comparison of Rights
Upon completion of the Transaction, BPY Unitholders may become holders of BAM Shares (“BAM Shareholders”) and/or New LP Preferred Unitholders. See “Comparison of Rights of BPY Unitholders and BPYU Stockholders that Become BAM Shareholders and/or New LP Preferred Unitholders” for a summary of those instances where the rights and protections of BAM Shareholders and New LP Preferred Unitholders differ materially from the current rights and protections of BPY Unitholders.

Equity Awards
Please see “Special Factors — Interests of Certain Persons in The Transaction — BPY Options, Tracking Share Options, DSUs and Restricted BPY Units” and “Special Factors — Interests of Certain Persons in The Transaction — Restricted BPYU Shares” for details on the exchange that will occur upon the consummation of the Transaction of any options and other share based compensation awards outstanding at BPY and BPYU for cash and/or converted into certain interests in BAM.
Interests of Certain Persons relating to the Transaction
In considering the recommendation of the BPY Board of Directors with respect to the Transaction, BPY Unitholders should be aware that certain directors and senior officers of BPY have certain interests in connection with the Transaction that may present them with actual or potential conflicts of interest in connection with the Transaction, see “Special Factors — Interests of Certain Persons in The Transaction”, and, as set forth in greater detail under “Arrangements, Agreements or Understandings; Other Benefits to Insiders, Affiliates and Associates”, certain directors and/or officers of Brookfield may have an interest in the Canadian Purchase Transactions.

MEETING AND VOTING INFORMATION
Who Can Vote
As of April 9, 2021, BPY had 436,184,062 outstanding BPY Units. If you are a BPY Unitholder of record at the close of business on the Record Date, you will be entitled to one vote in respect of each such BPY Unit held on all matters that come before the Meeting or any adjournment thereof. Exchange LP Unitholders and BPYU Stockholders will not be entitled to vote at the Meeting. Exchange LP Unitholders and BPYU Stockholders may attend the Meeting as guests by visiting www.virtualshareholdermeeting.com/BPY2021.
For a description of the procedures to be followed to direct the voting of BPY Units that are held in the name of a bank, trust company, securities dealer, broker, trustee or other person (each, an “Intermediary”), please refer to the answer to the question “If my BPY Units are not registered in my name but are held in the name of an Intermediary, how do I vote my BPY Units?” on page 15 of this Document.
Principal BPY Unitholders
To BPY’s knowledge, the only person or entity beneficially owning, directly or indirectly, or exercising control or direction over, securities of BPY entitled to vote at the Meeting carrying more than 10% of the votes attached to any class of outstanding securities of BPY is Brookfield, which, directly or indirectly, owned 146,596,646 BPY Units as of April 9, 2021, being approximately 33.6% of the outstanding BPY Units, representing 33.6% of the votes that may be cast towards the Transaction Resolutions.
Questions and Answers on Voting
The questions and answers below are intended to address briefly some commonly asked questions regarding the Transaction. These questions and answers may not address all questions that may be important to you. To better understand these matters, and for a more complete description of the terms of the Transaction including certain risks relating thereto, you should carefully read this Document, including each of the attached annexes, as well as the documents that have been incorporated by reference into this Document. See the section entitled “Where You Can Find More Information; Incorporation by Reference” beginning on page    •    of this Document.
Q:
What am I voting on?

A:
BPY Unitholders as at the close of business on    •   , 2021 are voting on the Transaction Resolutions. The Transaction Resolutions must receive enough votes to meet the BPY Unitholder Approval Threshold.

Brookfield holds 33.6% of the outstanding BPY Units, representing 33.6% of the votes that may be cast towards the Transaction Resolutions. Brookfield will cause all of its BPY Units to be voted in favor of the Transaction Resolutions. The BPY Units held by Brookfield may be counted only towards the Standard Approval Threshold. The votes of Brookfield and others are excluded for the purpose of determining whether the Transaction Resolutions receive enough votes to meet the Majority of the Minority Threshold. Of the BPY Units outstanding, 287,628,301 BPY Units can be voted in respect of the Majority of the Minority Threshold.
Q:
Who is entitled to vote?

A:
BPY Unitholders as at the close of business on    •   , 2021 are entitled to vote. Each BPY Unit entitles the BPY Unitholder to one vote on the Transaction Resolutions. For greater clarity, holders of Exchange LP Units and BPYU Shares as of such date are not entitled to vote on the Transaction Resolutions. All directors and officers of BPY have confirmed they intend to vote in favor of the Transaction Resolutions. See “Beneficial Ownership of and Trading in Securities” for the ownership of BPY Units by the directors and officers of BPY.

Q:
How do I vote?

A:
Registered BPY Unitholders can vote their BPY Units at the Meeting online or by proxy. The Meeting will be held virtually to allow greater participation. BPY Unitholders can access the Meeting by visiting www.virtualshareholdermeeting.com/BPY2021. To participate in the Meeting, you will need the 16-digit control number included on your proxy card or on the instructions that accompany your proxy materials.

BPY Units held in your name as the BPY Unitholder of record may be voted electronically during the Meeting. However, even if you plan to attend the virtual Meeting, the Partnership recommends that you vote your BPY Units in advance, so that your vote will be counted if you later decide not to attend the Meeting. Voting by proxy can be completed by way of telephone voting or via the Internet, or by returning the proxy card included with this Document. Sending in a proxy card will not prevent a Registered BPY Unitholder from voting online at the Meeting. Such Registered BPY Unitholder’s vote will be taken and counted at the Meeting. If you are attending the Meeting, please log-on to the Meeting in advance to ensure that your vote will be counted. The Meeting platform is fully supported across browsers and devices running the most updated version of applicable software plug-ins. You should ensure that you have a strong, preferably high-speed, internet connection wherever you intend to participate in the Meeting from. Online check-in will begin starting 15 minutes prior at    •    [a.m.]/[p.m.] (Toronto Time). You should allow ample time for check-in procedures.
If your BPY Units are held in the name of an Intermediary, please refer to the answer to the question “If my BPY Units are not registered in my name but are held in the name of an Intermediary, how do I vote my BPY Units?” on page    •    for voting instructions.
Q:
Are BPY Unitholders entitled to Dissent Rights?

A:
Yes. Under the BPY LPA Amendment, Registered BPY Unitholders are entitled to Dissent Rights only if they follow the procedures specified in the BPY LPA Amendment. If you wish to exercise Dissent Rights, you should review the requirements summarized in this Document carefully and consult with your legal advisor. A Registered BPY Unitholder who votes in favor of the Transaction Resolutions will not be considered a Dissenting BPY Unitholder with respect to BPY Units voted in favor of the Transaction Resolutions. For greater clarity, Non-Registered BPY Unitholders, Exchange LP Unitholders and BPYU Stockholders are not entitled to exercise Dissent Rights. See “Rights of Dissenting BPY Unitholders”.

Q:
What if I sign the form of proxy enclosed with this Document?

A:
Signing the enclosed form of proxy gives authority to the members of management of Brookfield Property Group to vote your BPY Units at the Meeting.

Q:
Can I appoint someone other than members of the management of Brookfield Property Group to vote my BPY Units?

A:
Yes. You have the right to appoint a person or company other than the members of the management of Brookfield Property Group to be your proxyholder; the person or entity does not need to be another BPY Unitholder. This right may be exercised by appointing a proxyholder by following the instructions on your form of proxy in accordance with the timelines provided. You are encouraged to complete this appointment online at www.proxyvote.com. Enter the name of the other person attending the Meeting on your behalf in the space provided and provide a unique eight (8) character “APPOINTEE IDENTIFICATION NUMBER” USING ALL BOXES for your appointee to access the Meeting. You may choose to direct how your appointee shall vote on matters that may come before the Meeting or any adjournment or postponement thereof. Unless you instruct otherwise your appointee will have full authority to attend, vote, and otherwise act in respect of all matters that may come before the Meeting or any adjournment or postponement thereof, even if these matters are not set out in the proxy form or this Document. You can also change your appointee online at www.proxyvote.com.

You MUST provide your appointee the EXACT NAME and an EIGHT (8) CHARACTER APPOINTEE IDENTIFICATION NUMBER in order for them to access the Meeting. Appointees can only be validated at the Meeting using the EXACT NAME and EIGHT (8) CHARACTER APPOINTEE IDENTIFICATION NUMBER you enter below.
Make sure that the person you appoint is aware that he or she has been appointed and attends the Meeting, otherwise your vote will not be taken into account.
Proxies must be received before 5:00 p.m. (Toronto time) on the day before the Meeting.

Q:
What do I do with my completed proxy?

A:
Voting by proxy can be completed by way of telephone voting or via the Internet, or by returning the proxy card included with this Document. Sending in a proxy card will not prevent a Registered BPY Unitholder from voting online at the Meeting. Such BPY Registered BPY Unitholder’s vote will be taken and counted at the Meeting. If you are attending the Meeting, and would like to vote your BPY Units, please log-on to the virtual Meeting in advance to ensure that your vote will be counted.

Q:
How will my BPY Units be voted if I give my proxy?

A:
The person or company named on the form of proxy must vote for or against your BPY Units in accordance with your directions on any ballot that may be called for, or you can let your proxyholder decide for you. If you specify a choice with respect to any matter to be acted upon, your BPY Units will be voted accordingly. In the absence of such directions, proxies received by members of the management of Brookfield Property Group will be voted in favor of the Transaction Resolutions.

Q:
What if amendments are made to these matters or if other matters are brought before the Meeting?

A:
The person or company named in the form of proxy will have discretionary authority with respect to amendments or variations to matters identified in the Notice and with respect to other matters that may properly come before the Meeting. As of the date of this Document, Brookfield Property Partners Limited (the “BPY General Partner”) knows of no such amendment, variation or other matter expected to come before the Meeting. If any other matters properly come before the Meeting, the person or company named in the form of proxy will vote on them in accordance with their best judgment.

Q:
If I change my mind, can I submit another proxy or take back my proxy once I have given it?

A:
Yes. A Registered BPY Unitholder who has given a proxy may revoke it as to any matter on which a vote shall not already have been cast pursuant to the authority conferred by such proxy and may do so by an instrument in writing, including another proxy, duly executed by the Registered BPY Unitholder or by his or her attorney duly authorized in writing, deposited with the Partnership as provided above. A Registered BPY Unitholder may also revoke a proxy in any other manner permitted by law, but prior to the exercise of such proxy in respect of any particular matter. A non-registered holder of BPY Units that are beneficially owned by such holder (a “Non-Registered BPY Unitholder”) may revoke a voting instruction form or a waiver of the right to receive Meeting Materials and to vote previously given to an Intermediary at any time by written notice to the Intermediary, except that an Intermediary is not required to act on a revocation of a voting instruction form or of a waiver of the right to receive materials and to vote that is not received by the Intermediary at least seven days prior to the Meeting.

Q:
Who counts the votes?

A:
Broadridge Financial Solutions, Inc. will count and tabulate the votes including by proxy.

Q:
If I need to contact the transfer agent, how do I reach it?

A:
For general BPY Unitholder enquiries, you can contact AST Trust Company (Canada) at:

AST Trust Company (Canada)
1 Toronto Street, Suite 1200
Toronto, ON M5C 2V6
or by telephone: (416) 682-3860
within Canada and the United States toll free at: 1-800-387-0825 or by email: inquiries@astfinancial.com

Q:
If my BPY Units are not registered in my name but are held in the name of an Intermediary, how do I vote my BPY Units?

A:
In many cases, BPY Units owned by a Non-Registered BPY Unitholder are registered either:

•
in the name of an Intermediary that the Non-Registered BPY Unitholder deals with in respect of the BPY Units such as, among others, banks, trust companies, securities dealers or brokers and trustees or administrators of self-administered registered retirement savings plans, registered retirement income funds, registered education savings plans and similar plans; or

•
in the name of a depositary (such as CDS Clearing and Depository Services Inc. (“CDS”)) of which the Intermediary is a participant.

Non-Registered BPY Unitholders will have received from their Intermediary a voting instruction form, the purpose of which is to direct the voting for the number of BPY Units they beneficially own. Every Intermediary provides its own signing and return instructions and deadlines, which Non-Registered BPY Unitholders should follow carefully, so that their BPY Units will be voted at the Meeting. Non-Registered BPY Unitholders should contact their Intermediary promptly if they need assistance. The Meeting will be held entirely online to allow greater participation. Non-Registered BPY Unitholders should follow the instructions provided on their voting instruction form in order to access the Meeting being held at www.virtualshareholdermeeting.com/BPY2021.
Non-registered BPY Unitholders that wish to attend and vote online at the Meeting, or appoint another person to attend on their behalf, must appoint themselves, or their appointee, as proxyholder by following the instructions on the voting instruction form in accordance with the timelines provided by their Intermediary. Non-Registered BPY Unitholders are encouraged to complete this appointment online at www.proxyvote.com.
To appoint themselves, or another person as their appointee, as proxyholder, Non-Registered BPY Unitholders must follow the instructions very carefully including:
•
inserting an “Appointee Name” and designating an eight character “Appointee Identification Number” online at www.proxyvote.com or in the spaces provide in the voting instruction form; and

•
using the EXACT Appointee Name and eight character Appointee Identification Number to access the Meeting. Appointees can only be validated at the Meeting using the EXACT Appointee Name and eight character Appointee Identification Number entered by the Non-Registered BPY Unitholder. If a Non-Registered BPY Unitholder DOES NOT CREATE AN EIGHT CHARACTER “APPOINTEE IDENTIFICATION NUMBER”, THEIR APPOINTEE WILL NOT BE ABLE TO ACCESS THE MEETING AND VOTE AT THE MEETING.

Non-Registered BPY Unitholders must complete this appointment on www.proxyvote.com or using their voting instruction form including creating an eight character “Appointee Identification Number” before the proxy deadline, which is    •    [a.m.]/[p.m.] (Toronto Time) on    •   , 2021.
Make sure that the person appointed is aware that he or she has been appointed and attends the Meeting, otherwise such Non-Registered BPY Unitholder’s vote will not be taken into account.
Non-Registered BPY Unitholders who have not appointed themselves as proxyholder will be able to use the 16-digit control number located on their voting instruction form to attend the Meeting online in real-time and submit questions but will not be able to vote at the Meeting.
In accordance with the requirements of National Instrument 54-101 — Communication with Beneficial Owners of Securities of a Reporting Issuer, the Partnership has distributed copies of the accompanying Notice and this Document (collectively, the “Meeting Materials”) to the Registered BPY Unitholders, to the Depositary and Intermediaries for onward distribution to Non-Registered BPY Unitholders.
If the Non-Registered BPY Unitholder does not wish to attend and vote at the Meeting (or have another person attend and vote on his or her behalf), the voting instruction form must be completed, signed and returned in accordance with the directions on the form. Voting instruction forms in some cases permit the completion of the voting instruction form by telephone or through the Internet.

SPECIAL FACTORS
Background to the Transaction
As part of BAM’s ongoing focus on building long term value, the BAM Board of Directors regularly reviews and assesses BPY’s long-term goals and opportunities, industry trends, competitive environment and short- and long-term performance, with the goal of maximizing unitholder value. The BAM Board of Directors also discusses on an ongoing basis the price of BPY Units and BPY Unitholder total returns, both on an absolute basis and relative to BPY’s peers. The BAM Board of Directors also considers potential risks that BPY faces in execution, including challenging global economic conditions, potentially unfavorable investment environments in the real estate market, general market conditions and trends, the highly competitive environment, and other factors.
Beginning in December 2020, members of management of BAM began assessing the feasibility of acquiring the BPY Units not already owned by BAM, including the related structuring, financing and tax considerations for a potential transaction.
On January 1, 2021, a special meeting of the BAM Board of Directors was called for January 3, 2021 to consider whether to authorize the management of BAM to pursue such a transaction.
On January 3, 2021, the BAM Board of Directors authorized management of BAM to pursue a transaction to acquire all of the BPY Units that BAM did not already own.
On January 3, 2021, the BPY Board of Directors received an unsolicited non-binding proposal from BAM to acquire all of the issued and outstanding BPY Units not owned by BAM and its affiliates for a price of $16.50 per BPY Unit, with each Unitholder being entitled to elect to receive any of $16.50 in cash, 0.40 BAM Shares or 0.66 New LP Preferred Units per BPY Unit (subject to pro-ration) (the “Proposed Transaction”). The Proposed Transaction contemplated that pro-ration of elected consideration would be based on maximum cash consideration of $2.95 billion (50% of the total value), a maximum of 59.5 million BAM Shares, and a maximum value of $500 million of New LP Preferred Units (which could be increased, based on elections received, to $1 billion, offset against the BAM Shares). BAM’s proposal also stated that it was not prepared to pursue any alternative transaction that would result in BAM selling its BPY Units or an acquisition by a third party of the BPY Units not owned by BAM and its affiliates.
At a BPY Board of Directors meeting held later that day, the BPY Board of Directors formed the Special Committee, consisting of Omar Carneiro da Cunha, Stephen DeNardo, Louis Joseph Maroun and Lars Rodert, with a mandate to, among other things, review and consider the Proposed Transaction. Once the Special Committee’s legal counsel was appointed, the mandate was reviewed with them and it was determined that it should be broadened. As a result, the BPY Board of Directors subsequently approved a mandate granting exclusive authority to the Special Committee to examine, review and evaluate the Proposed Transaction, and its implications for BPY and its stakeholders, including the Unaffiliated BPY Unitholders, and consider the financial implications of alternatives to the Proposed Transaction and pursue them to the extent feasible in light of BAM’s statement that it was not interested in selling its equity position in BPY, and to conduct or supervise the conduct of negotiations of the structure and terms of the Proposed Transaction, to make recommendations to the BPY Board of Directors with respect thereto and to ensure that the interests of Unaffiliated BPY Unitholders be taken into account in the context of that process.
On January 4, 2021, Mr. Maroun contacted representatives of Goodmans LLP (“Goodmans”) about the possibility of advising a committee of independent directors of BPY in respect of the Proposed Transaction.
In connection with the adoption of a broader mandate, the Special Committee directed its legal counsel to conduct a review of the independence of each of the members of the Special Committee. Legal counsel conducted interviews with each of the members of the Special Committee to verify their independence and the findings of those interviews were shared with the Special Committee, and subsequently the other independent directors of the BPY Board of Directors. Following review and consideration, the determination was made that no member of the Special Committee had a material relationship with BPY, BAM or their respective affiliates or a material interest in the Proposed Transaction that would be reasonably expected to interfere with the exercise of his independent judgement or to compromise his ability to discharge his duties as a member of the Special Committee. In connection with the ratification of the composition of the Special

Committee, the findings of the independence review also were shared with the BPY Board of Directors and the BPY Board of Directors determined that, notwithstanding Mr. Maroun’s directorship with an affiliate of BAM, Mr. Maroun was free from interference and undue influence by persons with a conflict of interest in respect of the Proposed Transaction and noted that Mr. Maroun possessed experience and expertise that was expected to be beneficial to the Special Committee’s role in the Proposed Transaction, there were additional mechanisms to ensure that the interests of Unaffiliated BPY Unitholders would be appropriately taken into account and that a special committee of entirely “independent directors” (for purposes of Part 7 of MI 61-101) is advisable, but not required, in connection with the Proposed Transaction.
Prior to the first formal meeting of the Special Committee on January 6, 2021, the members of the Special Committee had a number of informal meetings to discuss the engagement of legal and financial advisors and the process for considering the Proposed Transaction.
On January 6, 2021, the Special Committee held its first formal meeting. At the meeting, the Special Committee unanimously resolved to engage Goodmans as its legal advisor, after confirming with Goodmans that it had no legal conflict that would prevent it from acting as counsel to the Special Committee in respect of the Proposed Transaction, following disclosure of the nature and extent of Goodmans’ involvement with BPY and BAM and its other affiliates. Having understood the nature of Goodmans’ relationships with BPY and BAM and its other affiliates, the Special Committee concluded that such relationships would not prevent Goodmans from providing full, open and competent advice as independent counsel to the Special Committee. At a meeting of the Special Committee on January 7, 2021, the Special Committee engaged Latham & Watkins LLP (“Latham”) as U.S. counsel following a discussion regarding the independence and qualifications of Latham, including disclosure of the nature and extent of Latham’s involvement with BPY and BAM and its other affiliates, and on February 3, 2021, the Special Committee engaged MJM Limited as special Bermuda counsel. The Special Committee also received advice from Richards, Layton & Finger, PA on matters of Delaware law during the course of the Special Committee’s review, consideration and negotiation of the Proposed Transaction.
During the January 6 and January 8, 2021 meetings, the Special Committee received legal advice from Goodmans regarding its duties and responsibilities and the legal requirements of the Proposed Transaction, including the application of MI 61-101, and the requirement under MI 61-101 for a formal valuation prepared by an independent financial advisor. During the meetings, Goodmans reviewed the criteria for determining the independence of an independent valuator under MI 61-101.
Shortly after the establishment of the Special Committee, members of the Special Committee identified an extensive list of potential financial advisors and selected five to provide proposals in respect of the Proposed Transaction based on their experience, qualifications, reputations and independence from BPY and BAM, and the Special Committee’s decision to exclude from the selection process U.S. and Canadian bank-owned dealers with a significant involvement or relationships with BAM. Each of the five financial advisors confirmed their independence with reference to relevant regulatory requirements, including MI 61-101, and demonstrated that they had the requisite expertise, qualifications and capacity for this engagement.
Between January 6 and January 11, 2021, members of the Special Committee met with and received and evaluated the proposals from each of the five potential financial advisors. Each of the potential financial advisors outlined their qualifications and experience for the mandate and each provided disclosure outlining every interaction such advisor had with BAM and/or any of its affiliates in the prior five years, including mandates acting for and opposite such entities. Goodmans and Latham conducted interviews with each of the proposed financial advisors regarding their independence based on their disclosure and, on January 11, 2021, reviewed the findings with the Special Committee. After numerous discussions with each of the potential financial advisors and deliberation among the members of the Special Committee, including with counsel, at a meeting of the Special Committee held on January 13, 2021, the Special Committee resolved to retain Lazard as independent financial advisor to provide the formal valuation required by MI 61-101 and strategic advice in respect of the Proposed Transaction.
On January 11, 2021, Torys LLP (“Torys”), counsel to BAM, provided an initial draft of a term sheet in respect of the Proposed Transaction, which provided an initial outline of, among other things, the contemplated objectives, approvals and structure of the Proposed Transaction. Thereafter, in parallel with the Special Committee’s consideration of the Proposed Transaction, the Special Committee’s legal advisors conducted due diligence regarding various aspects of the Proposed Transaction and commenced discussions and negotiations with Torys regarding the structure, terms, documentation and implementation of the Proposed Transaction, which continued throughout the process and included revisions and refinements to the proposed transaction structure. On March 5, 2021, Torys provided an initial draft of the Arrangement Agreement to Goodmans and Latham and thereafter held discussions and negotiations and exchanged drafts of the Arrangement Agreement and the other key documents necessary to give effect to the Proposed Transaction.
Throughout the process, Lazard reviewed extensive information regarding BPY and its business, operations, properties, assets, financial performance and condition, operating results and prospects, including BPY’s five-year business plan, and analyzed the financial terms of the Proposed Transaction and the value range of the BPY Units and the potential value of the New LP Preferred Units. Lazard was provided with access to all requested information and met with BPY management to review the information, including BPY’s five-year business plan.
Throughout the process, the Special Committee met on at least a weekly basis and held 22 formal meetings, during which meetings the Special Committee:
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received ongoing updates on the work performed to date and a general timetable for the preparation of the formal valuation and fairness opinion and information, analysis and advice from its independent legal advisors regarding the duties and responsibilities of the Special Committee in fulfilling its mandate, the terms of the Proposed Transaction and the legal requirements applicable to the Proposed Transaction;

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periodically provided updates to the other independent directors of the BPY Board of Directors, keeping them apprised, in a manner consistent with their role and duties as members of the Special Committee, of the Special Committee’s evaluation and consideration of the Proposed Transaction;

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received advice and analysis from Lazard on, among other things, the financial terms of the Proposed Transaction and the prospects of BPY based upon the business plan provided by BPY and Lazard’s perspectives on market conditions and associated valuation implications;

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evaluated and discussed, with the assistance of its independent legal and financial advisors, the terms of the Proposed Transaction (including the relevant definitive documents) and the relative benefits and risks of the Proposed Transaction compared to the continued execution of the BPY’s business plan, including those described below under the heading “Recommendation of the Special Committee of BPY Board of Directors”;

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with the assistance of its independent legal and financial advisors, conducted the negotiations with BAM and its advisors; and

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made recommendations to the BPY Board of Directors with respect to the foregoing.

In addition to the Special Committee meetings, on February 2, 2021, the full BPY Board of Directors met to receive an update from management regarding BPY’s annual financial results and a five-year business plan of BPY’s anticipated financial performance under the status quo.
In addition to its formal meetings, the Special Committee members had additional informal discussions among themselves, as well as with their independent legal and financial advisors. None of the representatives of BAM were present during any of the Special Committee’s meetings or participated in the Special Committee’s decision-making process.
On March 5, 2021, Lazard reviewed its preliminary analysis of the value range for the BPY Units and the potential value of the New LP Preferred Units.
On March 19, 2021, the Special Committee provided an update to the other independent directors of the BPY Board of Directors and, following this update and the other directors having left the meeting, the Special Committee reviewed with Lazard and its legal advisors alternative strategies and tactics in respect of negotiations with BAM in light of the preliminary valuation analysis provided by Lazard and the Special Committee’s assessment of the on-going prospects for any risks attendant to BPY’s business plan. Following discussion, the Special Committee determined that representatives of Lazard should contact the designated representative of BAM to negotiate consideration mix and price. The Special Committee also determined, in order to maintain a consistent approach, that any communication that might occur between BAM and the Special Committee directly should be facilitated through Mr. Maroun.
Also on March 19, 2021, Matthew Lustig, Chairman of Investment Banking, North America, Head of Real Estate & Lodging for Lazard, contacted Justin Beber, Managing Partner, Head of Corporate Strategy & Chief Legal Officer of BAM, to review the Special Committee’s views on the Proposed Transaction from a financial perspective. As an initial negotiating position, Mr. Lustig expressed the view that simply based, in part, on the current trading prices of the BPY Units and BAM Shares relative to the date of the announcement of the Proposed Transaction, a transaction price at or above $20.00 per BPY Unit could be supported. Mr. Lustig also indicated that the Special Committee would be prepared to consider a different mix of consideration if BAM could increase its price to that level. Mr. Beber, who was joined on the call by Nicholas Goodman, Chief Financial Officer of BAM, shared BAM’s perspective that the price of $16.50 per BPY Unit properly valued the BPY Units, including with reference to, among other factors, current implied capitalization rates among BPY’s peers. Over the course of discussions held between BAM and Lazard on March 19, 2021, March 20, 2021 and March 21, 2021, each of BAM and Lazard shared their perspectives for their outlooks on an appropriate price for the Proposed Transaction.
On March 23, 2021, Mr. Beber and Mr. Goodman contacted Mr. Lustig to arrange a time to further discuss the financial terms of the Proposed Transaction. During a telephone conversation on March 25, 2021 among Mr. Lustig, Alex Russo, a colleague of Mr. Lustig, Mr. Beber and Mr. Goodman, Mr. Beber presented an updated price proposal from BAM in respect of the Proposed Transaction of $17.50 per BPY Unit that would add $135 million in cash, in the aggregate, to the offer price (or $0.38 per BPY Unit), and holding all other parameters of the Proposed Transaction constant (including the fixed exchange ratio of 0.40 BAM Shares), resulting in a $1.00 increase to the total offer price when factoring in the increased current trading price of BAM Shares since January 3, 2021. BAM noted that $17.50 per BPY Unit accorded with the current trading price of the BPY Units, based on its 30-day volume-weighted average price. Mr. Lustig indicated that the Special Committee had a meeting scheduled for March 26, 2021, at which the Special Committee would consider BAM’s revised proposal.
At the Special Committee meeting held on March 26, 2021, after consulting with Lazard and its legal advisors, the Special Committee directed Mr. Lustig to advise BAM that the Special Committee was not prepared to recommend the Proposed Transaction at the $17.50 per BPY Unit revised purchase price.
Mr. Lustig, Mr. Beber and Mr. Goodman had a discussion in the afternoon of March 26, 2021 in which Mr. Lustig communicated to BAM the Special Committee’s position. He further noted that, although not able to support BAM’s revised offer, the Special Committee was desirous of reaching a successful transaction.
On the morning of March 27, 2021, Mr. Beber contacted Mr. Lustig by email to schedule a follow-up discussion from the March 26, 2021 call. Mr. Beber noted that Brian Kingston, Chief Executive Officer of Brookfield Property Group, would be contacting Mr. Maroun as well. Messrs. Beber, Goodman, Lustig and Russo convened a telephone call in the afternoon of March 27, 2021, in which Messrs. Beber and Goodman presented a further updated price proposal of $18.00 per BPY Unit that contemplated an additional aggregate increase of $150 million in cash (or an aggregate increase of $285 million in cash from the initial proposal), and a decreased exchange ratio from 0.4 BAM Shares to 0.3941 BAM Shares, thereby fixing the value per BAM Share at $45.67, being its closing price on March 26, 2021. BAM indicated that this revised proposal left no ability for BAM to do more to increase the price of the Proposed Transaction. In addition, BAM noted that its original proposal had contemplated closing the Proposed Transaction sooner in the second quarter than was now expected and, as such, BAM’s further updated proposal also included the cessation of all distributions following the distribution to be paid on March 31, 2021. Finally, Mr. Beber indicated that, should this revised proposal be acceptable, it was BAM’s intention to formalize and announce the transaction prior to the opening of markets on March 29, 2021.
Also on March 27, 2021, Mr. Kingston contacted Mr. Maroun, at the direction of BAM, to ensure that the messages communicated by Mr. Beber to Mr. Lustig on that day were properly understood by the Special Committee, both in terms of firmness of pricing and urgency of timing. Later that day, Mr. Maroun called Mr. Kingston to describe the process that the Special Committee and BPY Board of Directors would need to undertake before any transaction could be agreed, which made it difficult to achieve a targeted announcement prior to market open on March 29, 2021 given that the significant financial terms had not yet been agreed at that point. While Mr. Kingston confirmed that timing was an important factor for BAM, the March 29, 2021 timeline was not intended to be regarded as a deadline provided that the parties were able to reach agreement in principle by then. No negotiations regarding the financial or other terms of the Proposed Transaction took place between Mr. Maroun and Mr. Kingston on those calls.
At a meeting held in the morning on March 28, 2021, the Special Committee met with its independent legal and financial advisors to evaluate BAM’s revised proposed purchase price of $18.00 per BPY Unit, including the cessation of distributions after March 31, 2021. The Special Committee, with the assistance of its advisors, determined that it was not prepared to recommend the Proposed Transaction at that price and on those terms and that all matters necessary to announce a transaction could not properly be completed prior to market open on March 29, 2021. The Special Committee also noted that the market likely had an expectation that, if a transaction was to be completed, BPY Unitholders would receive regular distributions until closing. On that basis, the Special Committee directed Lazard to communicate to BAM that it would be prepared to recommend the Proposed Transaction at a price of $18.44 per BPY Unit (with no distributions after the March 2021 distribution), which amount reflected an increase, in part, to account for a potential June 2021 distribution in the amount of $0.33 per BPY Unit not being made.
In the afternoon of March 28, 2021, Mr. Lustig communicated the Special Committee’s views to Mr. Beber and Mr. Goodman and the Special Committee’s counter proposal of $18.44 per BPY Unit. Mr. Lustig further noted that, while the Special Committee was desirous of moving expeditiously, any announcement would require more time in order to finalize all transaction documentation and convene a meeting of all independent members of the BPY Board of Directors.
Mr. Beber and Mr. Goodman contacted Mr. Lustig later on March 28, 2021 and advised that, subject to the Special Committee’s concurrence that there would be no further distributions paid beyond March 31, 2021, BAM would be prepared to agree to a price of $18.17 per BPY Unit (based on a value of the BAM Shares as of market close on March 26, 2021), which contemplated an additional aggregate increase of $60 million of cash. Pursuant to such revised proposal, each BPY Unitholder would be entitled to elect to receive any of $18.17 in cash, 0.3979 BAM Shares or 0.7268 of New LP Preferred Units per BPY Unit, subject to pro-ration of elected consideration based on maximum cash consideration of $3.27 billion (50% of the total value), a maximum of 59.3 million BAM Shares (approximately 42% of the total value, based on a price per BAM Share of $45.67 (the closing price per BAM Share on March 26, 2021)), and a maximum value of $500 million in liquidation preference of New LP Preferred Units. Mr. Beber made it clear that BAM was not prepared to agree to a higher price, indicating that this represented BAM’s best and final offer and that BAM was prepared to maintain the status quo and pursue the continued execution of BPY’s business plan as a public entity if the Special Committee determined not to proceed with the Proposed Transaction on these terms.
Later that day, the Special Committee again met with its legal and financial advisors to evaluate BAM’s proposed revised purchase price of $18.17 per BPY Unit. After discussion, the Special Committee directed Lazard to advise BAM that it would consider the revised proposal and intended to provide its response on the following day.
At a meeting held on March 29, 2021, the Special Committee met with its independent legal and financial advisors to further evaluate BAM’s proposed revised purchase price of $18.17 per BPY Unit. The Special Committee, with the assistance of its advisors, reviewed the relative benefits and risks associated with the Proposed Transaction as compared to the status quo, including the factors set out below. During the meeting, the Special Committee also received an update regarding the status of the legal documentation for the Proposed Transaction. Following discussion, the Special Committee determined that it would be prepared to proceed with the Proposed Transaction on the final terms presented by BAM, subject to receiving Lazard’s formal valuation and fairness opinion, satisfactory negotiation of definitive documentation in respect of the Proposed Transaction and approval of the Proposed Transaction by the BPY Board of Directors. The Special Committee directed Lazard to communicate the Special Committee’s position to BAM.
At a meeting of the Special Committee held on March 30, 2021, the Special Committee, with assistance from its legal and financial advisors, provided the other independent directors with a further update of the BPY Board of Directors with respect to the Proposed Transaction and responded to various questions.

Following departure of the other independent directors of the BPY Board of Directors, the Special Committee considered the matters raised by the other directors.
On March 31, 2021, the Special Committee met in the morning and again invited the other independent directors of the BPY Board of Directors. At that meeting, Lazard reviewed its updated preliminary analysis of the value range for the BPY Units and the potential value of the New LP Preferred Units for the benefit of the other independent directors and to further provide them with the benefit of more detailed analysis.
Between March 29, 2021 and March 31, 2021, the Special Committee and its legal and financial advisors, with the assistance of BAM’s legal advisors, finalized the terms of the definitive documentation for the Proposed Transaction.
In the afternoon of March 31, 2021, the Special Committee met again to consider the Proposed Transaction, including the proposed purchase price of $18.17 per BPY Unit. During the meeting, the Special Committee received advice from its legal advisors with respect to the duties and responsibilities of the Special Committee in making its determinations and recommendations to the BPY Board of Directors, as well as the terms of the transaction documents. Lazard orally delivered its formal valuation of the BPY Units, being a range of $14.00 to $18.50 per BPY Unit (implying a total enterprise value of $67.6 to $72.1 billion), and the New LP Preferred Units and delivered its verbal fairness opinion to the effect that, subject to the various assumptions, qualifications and limitations to be set forth in its written fairness opinion, as of March 31, 2021, the consideration being offered to the Unaffiliated BPY Unitholders pursuant to the Arrangement was fair, from a financial point of view, to the Unaffiliated BPY Unitholders. The Special Committee once again reviewed the relative benefits and risks associated with the Proposed Transaction as compared to the status quo, including the factors set out below, and, after receiving advice from its independent legal and financial advisors, unanimously resolved to make the recommendations set forth below.
The Arrangement Agreement was finalized and executed by BAM, BPY and Purchaser Sub on March 31, 2021, and the Arrangement was publicly announced on April 1, 2021.
The Transaction is the result of arm’s-length negotiations conducted between members of the Special Committee and its financial and legal advisors with representatives of BAM and its legal advisors.
The Purchaser Parties’ Purpose and Structure of the Transaction; Reasons for the Transaction
Under the SEC rules governing “going private” transactions, the Purchaser Parties may be deemed to be affiliates of BPY and are required to express their reasons for entering into the Arrangement Agreement and the Transaction to BPY Unitholders. The Purchaser Parties are making the statements included in this section solely for purposes of complying with the requirements of these rules.
The Transaction is being implemented pursuant to the Plan of Arrangement. Pursuant to the Transaction, the Purchaser Parties will, subject to Court approval and compliance with applicable Laws, acquire all of the Units. If the Transaction is approved and completed, Unitholders and BPYU Stockholders will be entitled to receive the Transaction Consideration.
The purpose of the Transaction is to enable the Purchaser Parties to acquire all of the outstanding BPY Units. Brookfield holds approximately 33.6% of the outstanding BPY Units, representing 33.6% of the votes that may be cast towards achieving the Standard Approval Threshold (but not towards achieving the Majority of the Minority Threshold).
In order for the Transaction to be completed, (i) the Transaction Resolutions must be duly approved (see “Description of the Transaction — Required BPY Unitholder Approval for the Transaction”), (ii) the Arrangement must be approved by the Court pursuant to the Final Order, (iii) all conditions precedent to the Arrangement set forth in the Arrangement Agreement must be satisfied or waived by the appropriate party (see “Description of the Transaction — Summary of Arrangement Agreement”); and (iv) the Final Order and related documents, in the form prescribed by the OBCA, must be filed with the OBCA Director.
The Purchaser Parties spent considerable time and resources considering a variety of alternative transaction structures. The Purchaser Parties ultimately determined that the structure of the Transaction is preferable to other transaction structures because it gives Unaffiliated BPY Unitholders the option to

(i) immediately realize value and liquidity in respect of a portion of their investment, (ii) participate in the future success of BAM through ownership of BAM Shares or (iii) maintain a dividend that more closely reflects the existing BPY distribution (as compared to the current dividend payable on the BAM Shares) through ownership of a New LP Preferred Unit.
If the Purchaser Parties are unable to effectuate the Transaction, the Purchaser Parties may evaluate other available alternatives. These alternatives could include, to the extent permitted by applicable Laws, purchasing additional BPY Units: (i) in the open market; (ii) in privately negotiated transactions; or (iii) in a take-over bid or exchange offer or otherwise. Any additional purchases of BPY Units could be at a price greater than, equal to or less than the price to be paid for BPY Units under the Transaction and could be for cash or securities or other consideration.
In determining the structure of the Transaction, the Purchaser Parties, individually and collectively, particularly considered the following material factors:
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The Transaction would permit the Purchaser Parties to acquire 100% of the BPY Units.

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The Transaction would provide Unaffiliated BPY Unitholders with an opportunity to exchange their BPY Units for an interest in BAM, with the amounts of BAM Shares to be issued dependent on the elections of Unaffiliated BPY Unitholders and subject to pro-ration.

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The Transaction would provide BPY Unitholders with an opportunity to exchange their BPY Units for New LP Preferred Units with a distribution rate that more closely reflects the existing BPY distribution (as compared to the current dividend payable on the BAM Shares), with amounts of New LP Preferred Units dependent on the elections of BPY Unitholders and subject to pro-ration.

A number of beliefs and factors were considered in the decision by the Purchaser Parties to undertake the Transaction, including the following material factors:
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The belief that completing the Transaction would increase BAM’s exposure to BPY’s real estate portfolio, which is one of the world’s premier real estate portfolios, with a number of development projects in supply constrained markets.

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The belief that full ownership of BPY would maximize the value of the combined business, by diversifying BAM’s cashflow and enhancing the ability to sell some of BPY’s mature, lower growth assets and reinvest proceeds in geographies and real estate sectors with higher risk-adjusted rates of return.

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The belief that it would be more advantageous for BAM to operate BPY as a wholly-owned subsidiary rather than a majority owned public company, due to increased operating flexibility that wholly-owned subsidiary status would provide.

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BAM’s familiarity with the business, operations, properties, assets, financial condition, business strategy, and prospects of BPY, the nature of the real estate industry in general, industry trends, the regulatory and legislative environment relevant to the industries in which BPY and BAM operate, and global and national economic and market conditions, both on a historical and on a prospective basis.

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A plan of arrangement is a transaction structure commonly used for privatizations.

The Purchaser Parties’ Plans for BPY After the Transaction; Certain Effects of the Transaction
Plans for BPY After the Transaction
The Purchaser Parties are making the statements included in this section solely for purposes of complying with the requirements of Rule 13e-3 and related rules under the U.S. Exchange Act.
If all of the BPY Units are acquired pursuant to the Transaction, the Purchaser Parties would plan to review BPY and its assets, corporate structure, capitalization, operations, properties, policies, management and personnel to determine what changes, if any, would be desirable, to best organize the activities of BPY. The Purchaser Parties expressly reserve the right to make any such changes that they deem necessary or appropriate in light of their review or in light of future developments.

Subsequent to the completion of the Transaction, the Purchaser Parties intend to apply to Nasdaq and the TSX to de-list the BPY Units from trading. In addition, the Purchaser Parties intend to apply to Nasdaq to de-list the BPYU Shares from trading in connection with the completion of the BPYU Mandatory Exchange.
After the BPY Units are de-listed from trading on Nasdaq and the TSX, BPY is expected to remain a reporting issuer under Canadian Securities Laws and continue to be subject to the reporting obligations under the U.S. Exchange Act following completion of the Transaction.
Certain Effects of the Transaction
Following the consummation of the Transaction, BAM’s interest in BPY’s net book value and net earnings will increase due to the number of BPY Units acquired under the Transaction, and BAM will be entitled to benefits resulting from that interest, including cash flow generated by BPY’s operations and any future increase in BPY’s value. Similarly, BAM will also bear the risk of losses generated by BPY’s operations and any decrease in the value of BPY after acquiring all outstanding BPY Units.
If the Transaction is consummated, Brookfield’s ownership interest in BPY would increase from 62.27%, on a fully exchanged basis prior to the date of the Arrangement Agreement, to 100%. Based on BPY’s consolidated financial statements as of December 31, 2020, the completion of the Transaction would result in (1) an increase of approximately $9.6 billion, or 62%, from BAM’s existing interest in BPY’s net book value of approximately $25.1 billion as of December 31, 2020, and (2) on a pro forma basis an increase of approximately $1,015 million, or 73%, to BAM’s existing interest in BPY’s net loss of approximately $2,058 million for the year ended December 31, 2020.
Describing the BPY Units on a “fully exchanged” basis throughout this Document assumes the exchange of all of the issued and outstanding securities that are exchangeable into BPY Units, including the exchange of the issued and outstanding redemption-exchange units (the “REUs”) of Brookfield Property L.P. (the “Property Partnership”), the exchange of the issued and outstanding class A preferred limited partnership units of the Property Partnership (the “Property Partnership Units”), Series 1, 2 and 3 that are exchangeable into BPY Units in accordance with the terms of the limited partnership agreement of the Property Partnership and the Exchange LP Units.
Recommendation of the BPY Board of Directors
As described above under the section entitled “Special Factors — Background to the Transaction”, the BPY Board of Directors established the Special Committee and approved a mandate granting exclusive authority to the Special Committee to examine, review and evaluate the Proposed Transaction, and its implications for BPY and its stakeholders, including the Unaffiliated BPY Unitholders, and consider the financial implications of alternatives to the Proposed Transaction and pursue them to the extent feasible in light of BAM’s statement that it was not interested in selling its equity position in BPY, and to conduct or supervise the conduct of negotiations of the structure and terms of the Proposed Transaction, to make recommendations to the BPY Board of Directors with respect thereto and to ensure that the interests of Unaffiliated BPY Unitholders be taken into account in the context of that process.
With the assistance of its legal and financial advisors, the Special Committee evaluated the Arrangement Agreement and, on March 31, 2021, the Special Committee unanimously (i) determined that the Transaction is in the best interests of BPY and fair to the Unaffiliated BPY Unitholders; (ii) recommended that the BPY Board of Directors determine the Transaction is in the best interests of BPY and fair to the Unaffiliated BPY Unitholders; and (iii) recommended that the BPY Board of Directors approve the Transaction and recommend that the Unaffiliated BPY Unitholders vote in favor of the Transaction Resolutions.
The Special Committee engaged its own legal and financial advisors and received advice throughout the negotiations from such advisors. Since the members of the Special Committee are independent and free from interference and undue influence by persons with a conflict of interest in respect of the Transaction, the Special Committee believed that it could effectively represent the interests of the Unaffiliated BPY Unitholders in negotiating the terms of the Transaction.

The BPY Board of Directors (with Jeffrey Blidner, a director who has interests that present actual or potential conflicts of interest in connection with the Transaction, abstaining from voting on any resolution, approval or recommendation in connection with the Transaction) adopted the Special Committee’s analyses and discussions as to the fairness of the Transaction to Unaffiliated BPY Unitholders as described above as its own and, following the unanimous recommendation of the Special Committee, has (i) determined that the Arrangement is fair to Unaffiliated BPY Unitholders and that the transactions contemplated in the Arrangement are in the best interests of BPY, (ii) approved the Arrangement and the execution and performance of the Arrangement Agreement and (iii) recommended to the Unaffiliated BPY Unitholders that they vote their BPY Units in favor of the Arrangement.
Accordingly, the BPY Board of Directors (with Jeffrey Blidner, a director who has interests that present actual or potential conflicts of interest in connection with the Transaction, abstaining from voting on any resolution, approval or recommendation in connection with the Transaction) has unanimously determined that, based on the recommendation of the Special Committee and the considerations described above, the Arrangement is fair to Unaffiliated BPY Unitholders and the Transaction is in the best interests of BPY and therefore unanimously recommends that Unaffiliated BPY Unitholders vote in favor of the Transaction Resolutions.
Mr. Blidner declared his interest in and did not participate in deliberations on, and abstained from voting in respect of resolutions relating to, the Transaction. See the Special Factors section of this Document entitled “Interests of Certain Persons in the Transaction”.
In adopting the Special Committee’s recommendation and concluding that the Consideration is fair to the Unaffiliated BPY Unitholders, the BPY Board of Directors considered and relied upon the same factors and considerations that the Special Committee relied upon as described in “Recommendation of the Special Committee of the BPY Board of Directors — Reasons for Recommendation”, and adopted the Special Committee’s analyses in their entirety.
After being advised of Brookfield’s intent to undertake the Canadian Purchase Transactions (as defined and described in the section entitled “Arrangements, Agreements or Understandings; Other Benefits to Insiders, Affiliates and Associates — Canadian Purchase Transactions”), on April 21, 2021, the Special Committee met to review such transactions. The Special Committee concluded, based upon, among other things, advice and input from its legal and financial advisors, that its determination as to fairness of the Transaction to the Unaffiliated BPY Unitholders would not change if the Canadian Purchase Transactions, which are separate and distinct from the Transaction, are consummated. The Special Committee makes no recommendation as to the distinct Canadian Purchase Transactions, and Lazard expressed no opinion as to the consideration to be received by any Canadian Taxable Holders in the Canadian Purchase Transactions, if any.
The recommendation of the BPY Board of Directors is not, and is not intended to be, investment advice to any particular BPY Unitholder. Each BPY Unitholder’s circumstances are different. Each BPY Unitholder should consider the Transaction carefully and come to its own conclusions as to whether to vote in favor of or against the Transaction Resolutions. A BPY Unitholder who is in doubt as to how to respond should consult with its own investment advisor, stockbroker, bank manager, trust company manager, accountant, lawyer or other professional advisor as to how to respond to the Transaction having regard to its own particular circumstances. Further, BPY Unitholders are advised that the exchange of their BPY Units as result of the consummation of the Transaction may have tax consequences and they should consult their own professional tax advisors. The recommendation of the BPY Board of Directors set forth above is not, and is not intended to be, a recommendation to the holders of any other class of securities of BPY other than the BPY Units.
Position of the Purchaser Parties Regarding the Fairness of the Transaction
The Purchaser Parties are making the statements included in this section solely for purposes of complying with the requirements of Rule 13e-3 and related rules under the U.S. Exchange Act. Their views as to the fairness of the Transaction should not be construed as a recommendation to any Unaffiliated BPY Unitholder as to how such Unaffiliated BPY Unitholder should vote on the proposal to approve the Transaction. The Purchaser Parties attempted to negotiate the terms of the Transaction that would be most favorable to them, and not Unaffiliated BPY Unitholders.
The Purchaser Parties believe that the Transaction is substantively and procedurally fair to the Unaffiliated BPY Unitholders. In reaching this conclusion, the Purchaser Parties noted that the Special

Committee consists of independent directors, that the Plan of Arrangement must be approved by a majority of the votes cast by Unaffiliated BPY Unitholders present or represented by proxy at the Meeting and that the Plan of Arrangement is subject to the approval of the Court. The Purchaser Parties further note the conclusions in the Valuation and the Fairness Opinion delivered to the Special Committee, the recommendations of the Special Committee and the BPY Board of Directors and the factors considered by, and the analyses and conclusions made by, the Special Committee and the BPY Board of Directors and expressly adopted these factors, analyses and conclusions.
Recommendation of the Special Committee of the BPY Board of Directors
Information Considered
In reaching its determination and in making its recommendations, the Special Committee considered and relied upon extensive information, advice and analysis obtained by it in the course of its process, including:
•
information concerning the business, operations, properties, assets, financial performance and condition, operating results and prospects of BPY and its business, including BPY’s most recent annual results;

•
information concerning BPY’s five-year business plan, the plan’s assumptions regarding operations, strategy and value and the risks and uncertainties inherent therein, and BPY’s anticipated financial performance under the status quo alternative and recent changes in the industry;

•
the impact of BPY’s high leverage level and BPY’s capital expenditure needs;

•
the impact and status of general industry, regulatory, economic and market conditions and trends relevant to BPY’s businesses (including the impact of shifts to online shopping on regional mall valuations and the current and potential impact of COVID-19 on the office and retail segments);

•
the differences between the valuations implied by Lazard’s analyses and the valuations underlying the presentation of net asset value (NAV) derived from amounts in BPY’s financial statements prepared in accordance with IFRS;

•
the effect of Brookfield’s control position in respect of BPY, including its existing management arrangements and the economic and other impacts of its terms, specifically, that the management agreement has limited termination rights in favor of BPY, although its net fees are generally comparable to market levels;

•
the terms of the legal documentation for the Transaction and how they compared to the terms of similar transactions in the North American marketplace;

•
advice provided by the Special Committee’s independent legal and financial advisors relating to the relative benefits and risks associated with the Transaction;

•
information and advice concerning the value expected to be achieved for BPY and its stakeholders (including Unaffiliated BPY Unitholders) over the short, medium and long term as a result of the continued execution of BPY’s five-year business plan under the status quo;

•
advice that any alternative involving a special distribution to BPY Unitholders, including a recapitalization, would not be available given the leverage profile of BPY;

•
the information, analysis, assumptions, qualifications and limitations relied on by Lazard in conducting its financial analysis, formal valuation of the BPY Units and New LP Preferred Units and the fairness opinion; and

•
the views of the other independent directors of BPY regarding the impact of the Transaction on BPY.

Role of Management
Certain information and analysis received and relied upon by the Special Committee and its advisors was prepared by BPY’s management. In light of management potential or perceived conflict of interest, the Special Committee and its independent legal and financial advisors carefully scrutinized and analyzed such information and analysis (and the underlying assumptions) in conducting their own analysis and reaching their own conclusions.

Benefits of the Transaction
In reaching its determination and making its recommendations, the Special Committee considered a number of substantive benefits associated with the Transaction, including the following material benefits:
1.
The proposed purchase price of $18.17 per BPY Unit is at the high end of the fair market value range for the BPY Units as determined by Lazard in the Valuation.

2.
The proposed purchase price of $18.17 per BPY Unit represents a 25.6% premium to the unaffected closing price per BPY Unit on Nasdaq on December 31, 2020, a 10.1% premium to the price per BPY Unit offered in Brookfield’s initial proposal and a 6% premium to the volume-weighted average trading price for the BPY Units on Nasdaq since the announcement made on January 4, 2021.

3.
The Transaction provides BPY Unitholders with the option to elect to receive per BPY Unit $18.17 in cash, 0.3979 BAM Shares or 0.7268 New LP Preferred Units, subject to pro-ration. BPY Unitholders who receive cash for their BPY Units will immediately realize a fair value for their investment and the payment in cash provides certainty of value for their BPY Units. BPY Unitholders who receive BAM Shares will have the opportunity to participate in any increase in value of BPY’s assets and the increase in value of the current assets of Brookfield. BPY Unitholders who receive New LP Preferred Units will maintain a distribution that more closely reflects the existing BPY distribution (as compared to the current dividend payable on the BAM Shares).

4.
Because the exchange ratio of 0.3979 BAM Shares (the “Exchange Ratio”) is fixed in connection with the Transaction and will not fluctuate as a result of changes in the value of BPY or Brookfield, an increase in the value of the BAM Shares would increase the value to be realized in respect of the BAM Share consideration to be paid in connection with the Transaction (recognizing that the inverse is also true as indicated below).

5.
The Transaction represents the best prospect for maximizing BPY Unitholder value over the short to medium term given current and expected macroeconomic conditions in North America (including economic uncertainty resulting from the ongoing COVID-19 pandemic and shifts to online shopping) and their potential impact on BPY.

6.
Canadian BPY Unitholders who make an election in respect of the receipt of BAM Shares should be able to obtain a full or partial deferral of capital gains for Canadian federal income tax purposes.

7.
The Fairness Opinion delivered by Lazard to the Special Committee to the effect that, as of March 31, 2021 and based upon and subject to the assumptions made, procedures followed, matters considered and other qualifications and limitations set forth therein, the Transaction Consideration to be paid to the Unaffiliated BPY Unitholders pursuant to the Arrangement was fair, from a financial point of view, to such Unaffiliated BPY Unitholders.

8.
The terms and conditions of the Transaction do not prohibit the BPY Board of Directors from taking any action that would be consistent with its obligation to properly discharge its fiduciary duties, including changing its recommendation to Unaffiliated BPY Unitholders regarding the Transaction without any obligation to pay a break fee.

9.
Given BAM’s confirmation that it is not prepared to pursue any alternative transactions that would result in the selling of its interest in BPY or the acquisition by a third party of the BPY Units that Brookfield does not already own, it is highly unlikely that a competing offer for equal or greater consideration could emerge.

10.
The likelihood (subject to BPY Unitholder approval, including Unaffiliated BPY Unitholder approval) that the Transaction will be completed, given the limited number of conditions, including the absence of any financing condition.

11.
If the required vote is not obtained at the meeting of BPY Unitholders, Brookfield will reimburse BPY for all of its reasonable fees, costs and expenses incurred in connection with the Transaction.

Procedural Safeguards
The Special Committee also believes that adequate procedural safeguards were and are present to ensure the fairness of the Transaction to BPY and the Unaffiliated BPY Unitholders, including:
1.
In accordance with MI 61-101 (i) the Special Committee was required to, and did, select and retain Lazard and supervise the preparation of the formal valuation of the BPY Units and the New LP Preferred Units and (ii) the Transaction must be approved by (A) not less than a majority of the votes cast by BPY Unitholders present in person or represented by proxy at a special meeting and (B) at least a majority of the votes cast by the Unaffiliated BPY Unitholders at a special meeting.

2.
The fact that the process was conducted by, and under the oversight of, the Special Committee, which was comprised solely of independent directors, and advised by experienced, qualified and independent financial and legal advisors.

3.
The Special Committee and its independent legal and financial advisors engaged in extensive analysis and robust negotiations in order to obtain the best available terms for BPY, including the Unaffiliated BPY Unitholders.

4.
The Special Committee was able to negotiate a significantly higher purchase price (including three increases in the purchase price) relative to the original purchase price proposed in Brookfield’s initial proposal.

5.
Completion of the Transaction is subject to the court’s approval as to its fairness to all stakeholders (including Unaffiliated BPY Unitholders) at a hearing at which stakeholders (including Unaffiliated BPY Unitholders) are entitled to be heard by the court.

6.
BPY Unitholders have been provided with the right to exercise dissent rights and to be paid fair value for their BPY Units.

Risks and Potentially Negative Factors
The Special Committee also considered a number of risks and other potentially negative factors concerning the Transaction, including the following:
1.
BPY Unitholders will not be entitled to receive any distributions in respect of their BPY Units after the payment of the March 2021 distribution.

2.
The fact that no alternative transaction can be completed without the consent of BAM, and that BAM has indicated that is it not willing to support any alternative transaction. As a result, BPY did not solicit offers from other parties, as the Transaction is the only viable transaction that will provide Unaffiliated BPY Unitholders with a substantial premium for their BPY Units.

3.
There can be no certainty that all conditions to the Transaction will be satisfied. BAM has the right to terminate the Transaction under certain limited circumstances. The failure to complete the Transaction could negatively impact the price of BPY Units or otherwise adversely affect the business of BPY.

4.
The Transaction will be a partially taxable transaction for Canadian and fully taxable for U.S. federal income tax purposes and, as a result, BPY Unitholders will generally be required to pay taxes on any gain that results from the receipt of some or all of the consideration.

5.
Because the Exchange Ratio is fixed in connection with the Transaction and will not fluctuate as a result of changes in the value of BPY or BAM, a decline in the value of the BAM Shares would decrease the value to be realized in respect of the BAM Share consideration to be paid in connection with the Transaction.

6.
In light of the total amount of cash, BAM Shares and New LP Preferred Units available and the value of the cash consideration compared to the value of the BAM Shares and New LP Preferred Units, a BPY Unitholder may receive consideration with a different aggregate value and a different combination of cash, BAM Shares and New LP Preferred Units than the BPY Unitholder elects to receive.

The Special Committee did not retain an unaffiliated representative to act solely on behalf of the Unaffiliated BPY Unitholders for purposes of negotiating the terms of the Transaction. However, the Special Committee retained Lazard as independent financial advisor to prepare the Valuation and Fairness Opinion.
The foregoing factors are not intended to be exhaustive, but include the material factors considered by the Special Committee in making its determinations and recommendations. The Special Committee did not consider it practicable to, and did not, assign specific weights to any of the factors considered in reaching their determinations and recommendations, and individual members of the Special Committee may have given different weights to different factors. The above factors are not presented in any order of priority.
Recommendations of the Special Committee
As a result of the foregoing process and after having carefully considered and weighed all relevant benefits, risks and other factors (including those set forth above), the Special Committee unanimously
•
determined that the Transaction is in the best interests of BPY and fair to the Unaffiliated BPY Unitholders;

•
recommended that the BPY Board of Directors determine the Transaction is in the best interests of BPY and fair to the Unaffiliated BPY Unitholders; and

•
recommended that the BPY Board of Directors approve the Transaction and recommend that the Unaffiliated BPY Unitholders vote in favor of the Transaction Resolutions.

Remuneration
For their services in reviewing and considering the Transaction on behalf of BPY, the independent directors of the BPY Board of Directors, other than the members of the Special Committee, determined that BPY will pay $100,000 to each of the members of the Special Committee. Such payments are not contingent upon the completion of the Transaction.
Interests of Certain Persons in the Transaction
Interlocking Directors and Officers. In considering the Transaction and any position taken by BPY with respect to the Transaction, BPY Unitholders should be aware that certain directors of the BPY Board of Directors have interests in connection with the Transaction, which may present them with certain actual or potential conflicts of interest. Jeffrey M. Blidner has served as a director of BAM since May 2013. Mr. Blidner is a Vice Chairman of BAM. Mr. Blidner is also Chairman of the general partner of Brookfield Renewable Partners L.P. and the general partner of Brookfield Business Partners L.P. and a director of BPY and the general partner of Brookfield Infrastructure Partners L.P. Accordingly, Jeffrey M. Blidner declared his interest in and did not participate in deliberations on, and abstained from voting in respect of resolutions relating to, the Transaction. Louis J. Maroun has served as a director of the general partner of Brookfield Renewable Partners L.P., which is another subsidiary of BAM, since August 2011. The BPY Board of Directors considered Mr. Maroun’s inclusion on the Special Committee in light of MI 61-101, the Companion Policy to MI 61-101 and Multilateral CSA Staff Notice 61-302 — Staff Review and Commentary on MI 61-101, noting that a special committee of entirely “independent directors” (for purposes of Part 7 of MI 61-101) is advisable, but not required, in connection with the Transaction, and determined that (i) Mr. Maroun possessed experience and expertise that was expected to be beneficial to the Special Committee’s role in the Transaction, (ii) notwithstanding his directorship with an affiliate of Brookfield, Mr. Maroun is free from interference and undue influence by persons with a conflict of interest in respect of the Transaction and (iii) there were additional mechanisms to ensure that the interests of Unaffiliated BPY Unitholders would be appropriately taken into account. See also “Beneficial Ownership of and Trading in Securities” for the ownership of BPY Units by the directors and officers of BPY and the Purchaser Parties.

Certain Interests of the Purchaser Parties.   The Purchaser Parties have certain interests that present actual or potential conflicts of interest in connection with the Transaction, including that their financial interests with regard to the Transaction Consideration are generally adverse to the financial interests of the Unaffiliated BPY Unitholders being asked to vote in favor of the Transaction Resolutions. Due to the nature of the Transaction, it was determined at the outset of the transaction that it would be appropriate for members of the BPY Board of Directors who are also members of the BAM Board of Directors or officers of Brookfield, or otherwise have interests that present actual or potential conflicts of interest in connection with the transaction to have no role in reviewing and considering the transaction on behalf of BPY. Accordingly, Jeffrey M. Blidner declared his interest in and did not participate in deliberations on, and abstained from voting in respect of resolutions relating to, the Transaction.
Financial Interests.   The interests of the Purchaser Parties in respect of the Transaction are different from the interests of Unaffiliated BPY Unitholders because such entities have an interest in acquiring the Units for as low a price as possible and Unitholders have an interest in selling their Units for as high a price as possible. The interests of the directors, officers and other affiliates of the Purchaser Parties in the Transaction may be the same as or different from the interests of Unitholders. For example, while in general the interests of the Purchaser Parties’ respective directors and officers in respect of the Transaction will be aligned with such entities’ respective interests, some of such persons own Units or hold BPY Options or Tracking Share Options exercisable for Units, which Units, including Units acquired following an exercise of BPY Options or Tracking Share Options, they are entitled to deposit to the Transaction for the same price per Unit that is available to Unitholders, and/or hold Restricted BPY Units or DSUs with a value derived from the value of the Units.
BPY Options, Tracking Share Options, DSUs and Restricted BPY Units.   Certain officers of BPY hold BPY Options, Tracking Share Options, DSUs and Restricted BPY Units. All vested BPY Options and Tracking Share Options may be exercised in accordance with their terms, and holders of BPY Units acquired thereby may vote at the Meeting or exercise Dissent Rights pursuant to the Plan of Arrangement. Pursuant to the Plan of Arrangement, options and other share based compensation awards outstanding at BPY will be exchanged for cash and/or converted into the following interests in BAM:
•
BPY Options and Tracking Share Options, whether vested or unvested, will be exchanged for a cash payment equal to the in the money value in accordance with their terms (i.e., the value of the Cash Consideration, less the applicable strike price of the Option).

•
DSUs will be exchanged for awards in respect of BAM at the Exchange Ratio, and the other terms and conditions of the DSUs will be substantially the same before and after such exchange.

•
Unvested Restricted BPY Units and Restricted Canadian BPY Units will be transferred to BAM in exchange for the BAM Share Consideration, and such BAM Shares will be subject to the same transfer restrictions, vesting, forfeiture and other terms and conditions as were applicable to the Restricted BPY Units prior to such exchange.

Restricted BPYU Shares.   Certain officers of BPY and BPYU hold restricted BPYU Shares granted under and subject to the terms of the Brookfield Property Group Restricted BPR Class A Stock Plan, as amended. Each holder of such restricted BPYU Shares will be able to elect to receive the Default Consideration or a number of BAM Shares having an equal value. The pro-rated Default Consideration or BAM Shares received in exchange for such holders’ unvested restricted BPYU Shares at the closing of the Transaction will be restricted and subject to the same transfer restrictions, vesting, forfeiture and other terms and conditions of the Brookfield Property Group Restricted BPR Class A Stock Plan that were applicable to the unvested restricted BPYU Shares prior to the closing of the Transaction.
Indemnification.   BPY expects that all rights to indemnification, advancement of expenses and exculpation currently in effect in favor of the present and former BPY Board of Directors and officers of the BPY General Partner, including on the terms provided in the BPY LPA, with respect to matters occurring prior to the consummation of the Transaction will survive the consummation of the Transaction and continue in full force and effect thereafter.
Insofar as indemnification for liabilities arising under the U.S. Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrants have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the U.S. Securities Act and is therefore unenforceable.
Summary of the Valuation and the Fairness Opinion
The following constitutes only a summary of the Valuation and the Fairness Opinion which were prepared by Lazard for the use of the Special Committee in connection with the Transaction. The Valuation has been prepared as of March 31, 2021 for the use of the Special Committee and for inclusion in this Document. The Fairness Opinion has been prepared as of March 31, 2021 for the use of the Special Committee and for inclusion in this Document. The following summaries are qualified in their entirety by the full text of the Valuation and the Fairness Opinion. A copy of the Valuation is attached hereto as Appendix H and a copy of the Fairness Opinion is attached hereto as Appendix I to this Document. The Valuation and the Fairness Opinion are incorporated by reference herein. BPY Unitholders are urged to read the full text of the Valuation and the Fairness Opinion and should consider the same in their entirety. Neither the Valuation nor the Fairness Opinion constitutes a recommendation to any BPY Unitholder as to how such BPY Unitholder should vote with respect to the Transaction Resolutions or any other matter.
Lazard was formally engaged by the Special Committee through an engagement agreement between the Special Committee and Lazard effective as of January 18, 2021. Pursuant to the engagement agreement, Lazard was paid certain fees by BPY for its services as advisor and independent valuator, including a fee upon delivery of the Valuation and the Fairness Opinion, no part of which was contingent upon the conclusions reached in the Valuation or the Fairness Opinion, or upon the completion of the Transaction. In addition, BPY agreed to reimburse Lazard for its reasonable expenses and to indemnify Lazard in respect of certain liabilities that might arise in connection with its engagement.
Lazard has been involved in a significant number of transactions involving private and publicly traded companies and has extensive experience in preparing valuations and fairness opinions. Lazard is independent of all “interested parties” (as defined in MI 61-101) to the Transaction, in accordance with the requirements of MI 61-101. Neither Lazard nor any of its “affiliated entities” (as defined in MI 61-101): (a) is an “associated entity” or “affiliated entity” or “issuer insider” of any “interested party” (as such terms are defined for the purposes of MI 61-101); (b) is an advisor to any “interested party” in connection with the Transaction; (c) will receive compensation that will depend in whole or in part on the conclusions reached in the Valuation or the Fairness Opinion or on the completion of the Transaction; (d) is a manager or co-manager of a soliciting dealer group for the Transaction (or a member of a soliciting dealer group for the Transaction providing services beyond the customary soliciting dealer’s functions or receiving more than the per security or per security holder fees payable to the other members of the group); (e) is the external auditor of the Company or any “interested party”; or (f) has any other material financial interest in the completion of the Transaction.
The Special Committee considered the nature and extent of Lazard’s previous financial advisory mandates for Brookfield, BPY and its subsidiaries in the last three years and certain other relationship disclosure provided by Lazard. Lazard advised the Special Committee that it and its affiliates have in the past provided and in the future may provide certain investment banking services to Brookfield, for which it has received and may receive compensation, including, during the past two years, having providing advisory services to an affiliate of BAM in connection with an acquisition and certain restructuring matters in which an affiliate of BAM was a lender. The Special Committee assessed all such mandates and determined that they were not material and would not reasonably interfere with the exercise of Lazard’s independent judgment in respect of the Transaction. Lazard also orally confirmed its qualifications to act as the independent valuator pursuant to MI 61-101, which was subsequently confirmed in its engagement agreement. Based on the foregoing, Lazard has been determined to be qualified and independent for the purposes of MI 61-101 in providing the Valuation and the Fairness Opinion.
At the meeting of the Special Committee on March 31, 2021, Lazard delivered an oral opinion, which was subsequently confirmed in writing, to the effect that, as of March 31, 2021 and based upon and subject to the assumptions made, procedures followed, matters considered and other qualifications and limitations set forth therein, the Transaction Consideration to be paid to the Unaffiliated BPY Unitholders pursuant to the Arrangement was fair, from a financial point of view, to such Unaffiliated BPY Unitholders.

At the meeting of the Special Committee on March 31, 2021, Lazard also delivered an oral formal valuation of each of the BPY Units and the New LP Preferred Units, which was subsequently confirmed in writing. Lazard concluded that, as of March 31, 2021, and based upon and subject to the assumptions made, procedures followed, matters considered and other qualifications and limitations set forth therein, (i) the fair market value of the BPY Units was in the range of $14.00 to $18.50 per BPY Unit and (ii) the fair market value of the New LP Preferred Units was expected to be approximately $25.00 per New LP Preferred Unit.
Scope of Review
In connection with the Valuation, Lazard:
(i)
reviewed the financial terms and conditions of a draft, dated March 31, 2021, of the Arrangement Agreement;

(ii)
reviewed certain publicly available historical business and financial information relating to BPY and BAM;

(iii)
reviewed various financial forecasts and other data provided to Lazard by management of BPY relating to the business of BPY (the “Forecasts”);

(iv)
held discussions with members of the senior management of BPY with respect to the business and prospects of BPY;

(v)
reviewed public information with respect to certain other entities in lines of business Lazard believed to be generally relevant in evaluating the business of BPY;

(vi)
reviewed the financial terms and historical trading prices of preferred equity securities of certain other entities in lines of business Lazard believed to be generally relevant in evaluating the New LP Preferred Units;

(vii)
reviewed the financial terms of certain business combinations involving entities in lines of business Lazard believed to be generally relevant in evaluating the business of BPY;

(viii)
reviewed historical stock prices and trading volumes of BPY Units, BPY preferred equity securities and BAM Shares; and

(ix)
conducted such other financial studies, analyses and investigations as Lazard deemed appropriate.

Lazard was not, to the best of its knowledge, denied access by BPY or its general partner to any material information it requested. Lazard requested certain asset-level information from BPY to confirm its understanding of the Forecasts, but was not provided such information. However, Lazard concluded, based on its experience and professional judgement, that having access to such information was not material to its analysis.
Valuation Assumptions and Limitations
The Valuation is subject to the assumptions and limitations set out below.
With the Special Committee’s acknowledgement and agreement as provided for in Lazard’s engagement agreement, Lazard assumed and relied upon, without independent verification, the accuracy and completeness of the information and data publicly available (including on SEDAR and/or EDGAR, supplied or otherwise made available to, or reviewed by or discussed with, Lazard by or on behalf of the Special Committee, BPY, BAM or any other participant in the Transaction or otherwise reviewed by Lazard, including the certificate identified below (collectively, the “Information”). The Valuation is conditional upon such accuracy and completeness. With respect to the Forecasts utilized in Lazard’s analyses, Lazard assumed, with the consent of the Special Committee, that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments as to the future financial performance of BPY. Lazard assumed no responsibility for and expressed no view as to any such forecasts or the assumptions on which they are based, including with respect to the potential effects of the COVID-19 pandemic on such forecasts or assumptions. Subject to the exercise of professional judgment and except as expressly described in the Valuation, Lazard has not attempted to verify independently the accuracy or completeness of any of the Information and has not made any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of BPY or BAM, nor has Lazard been furnished with any such evaluation or appraisal. Lazard has assumed the accuracy and fair presentation of, and relied upon, BPY’s audited financial statements and the reports of the auditors thereon and BPY’s unaudited interim financial statements.
Senior officers of BPY, in their capacities as officers of BPY and the general partner and not in their individual capacities, represented to Lazard in a certificate dated the date of the Valuation that:
(a)
BPY has no information or knowledge of any facts not specifically provided to Lazard relating to BPY, its subsidiaries (as defined in National Instrument 62-104 Take-Over Bids and Issuer Bids of the Canadian Securities Administrators) or its or their assets, liabilities, affairs, business, operations, prospects or condition (financial or otherwise) which would reasonably be expected to affect the Valuation in any material respect;

(b)
subject to (d) below regarding budgets, forecasts, projections and estimates, the information and data and other material as filed under BPY’s profile on SEDAR or EDGAR and/or supplied or otherwise made available to Lazard by or on behalf of BPY (the “BPY Information”) provided orally by, or in the presence of, an officer of BPY or its general partner or in writing by BPY, its general partner or any of their respective subsidiaries or representatives to Lazard for the purpose of preparing the Valuation is, or in the case of historical BPY Information, was at the date of preparation, complete, true and accurate in all material respects, and does not and did not contain any untrue statement of a material fact in respect of BPY, its subsidiaries or the Transaction and does not and did not omit to state a material fact in respect of BPY, its subsidiaries or the Transaction necessary to make the BPY Information or any statement therein not misleading in light of the circumstances under which the BPY Information was provided or any such statement was made;

(c)
since the date on which such BPY Information was provided to Lazard, except as disclosed in writing to Lazard, there has been no material change, financial or otherwise, in the financial condition, assets, liabilities (contingent or otherwise), business, operations or prospects of BPY and its subsidiaries, taken as a whole, and no change has occurred in the BPY Information or any part thereof which would have or which would reasonably be expected to have a material effect on the Valuation and there is no plan or proposal by BPY for any material change in the financial condition, assets, liabilities (contingent or otherwise), business, operations or prospects of BPY or any of its subsidiaries which has not been disclosed to Lazard;

(d)
with respect to any portion of the BPY Information that constitute budgets, forecasts, projections, and/or estimates, such budgets, forecasts, projections and/or estimates: (i) were prepared using the assumptions identified therein, which in the reasonable belief of management of BPY are (or were at the time of preparation and continue to be) reasonable in the circumstances; (ii) were prepared on a basis reflecting the best currently available estimates and judgements of management of BPY as to matters covered thereby at the time thereof; (iii) reasonably present the views of management of BPY of the financial prospects and forecasted performance of BPY and its subsidiaries and are consistent, in all material respects, with the historical operating experience of BPY and its subsidiaries; and (iv) are not, in the reasonable belief of management of BPY, misleading in any material respect in light of the assumptions used or in light of any developments since the time of their preparation;

(e)
all financial material, documentation and other data concerning the Transaction, BPY or its subsidiaries, including any projections or forecasts provided to Lazard by or on behalf of BPY, were prepared on a basis consistent in all material respects with the accounting policies applied in the most recent audited consolidated financial statements of BPY;

(f)
the contents of any and all documents prepared in connection with the Transaction for filing with regulatory authorities or delivery or communication to securityholders of BPY have been, are and will be true, complete and correct in all material respects and have not and will not contain any misrepresentation (as defined in the Securities Act (Ontario)) and such documents have complied, comply and will comply with all requirements under applicable laws;

(g)
to the best of their knowledge, after reasonable inquiry, there are no “prior valuations” (as defined in MI 61-101) of BPY, or of its securities or material assets, which have been prepared as of a date within two years preceding the date of the Valuation;

(h)
since the dates on which BPY Information was provided to Lazard (or filed on SEDAR and/or EDGAR), no material transaction has been entered into by BPY or any of its subsidiaries which has not been disclosed to Lazard;

(i)
to the best of their knowledge, after reasonable inquiry, there have been no written or verbal offers for, or proposed transactions involving, all or a material part of the properties and assets owned by, or the securities of, BPY or of any of its subsidiaries and no negotiations have occurred relating to any such offers or transactions within two years preceding the date on which the proposed acquisition of the BPY Units was first publicly announced which have not been disclosed to Lazard;

(j)
other than as disclosed in the BPY Information, neither BPY nor any of its subsidiaries has any material contingent liabilities and there are no actions, suits, claims, proceedings, investigations, or inquiries pending or, to the best of such officers’ knowledge, threatened against or affecting the Transaction, BPY or any of its subsidiaries at law or in equity or before or by any federal, national, provincial, state, municipal or other governmental department, commission, bureau, board, agency or instrumentality which would reasonably be expected to, in any way, materially adversely affect the Transaction or BPY and its subsidiaries, taken as a whole;

(k)
the representations and warranties made by BPY and, to the best of their knowledge, by the Purchaser Parties in the Agreement relating to the Transaction are true and correct in all material respects; and

(l)
to the best of their knowledge, after reasonable inquiry, there are no agreements, undertakings, commitments or understandings (whether written or oral, formal or informal) relating to the Transaction, except as have been disclosed to Lazard.

The Valuation has been provided solely for the use of the Special Committee (in its capacity as such) in connection with its evaluation of the Transaction. The Valuation is not intended to be, and does not constitute, a recommendation to the members of the Special Committee as to whether they should approve the Transaction or to any holder of a security of BPY or its affiliates as to whether or how such holder should vote in respect of the Transaction or otherwise, or whether to take any other action with respect to the Transaction. In advising the Special Committee and preparing the Valuation, Lazard was not authorized to, and Lazard did not, solicit indications of interest from third parties regarding a potential transaction with BPY. The Valuation does not address the relative merits of the Transaction as compared to other transactions or business strategies that might be available to BPY or the merits of the underlying decision by BPY to engage in the Transaction. Lazard expressed no opinion with respect to the future trading prices of securities of BPY, BAM or any of their affiliates.
The Valuation is rendered as of March 31, 2021 on the basis of securities markets, economic and general business and financial conditions prevailing on that date and the condition and prospects, financial and otherwise, of BPY and its affiliates as they were reflected in the Information provided to Lazard. Any changes therein may affect the Valuation and, although Lazard reserves the right to change or withdraw the Valuation in such event, Lazard disclaims any undertaking or obligation to advise any person of any such change that may come to its attention after such date or to change or withdraw the Valuation. Lazard further notes that the current volatility and disruption in the credit and financial markets relating to, among other things, the COVID-19 pandemic, may or may not have an effect on BPY or the Purchaser Parties and Lazard expressed no opinion as to the effects of such volatility or such disruption on BPY or the Purchaser Parties. In its analysis in connection with the preparation of the Valuation, Lazard made numerous assumptions with respect to industry performance, general business and economic conditions, and other matters, many of which are beyond the control of Lazard, BPY or BAM.
Lazard assumed, with the consent of the Special Committee, that the Transaction will be consummated on the terms described in the Arrangement Agreement, without any waiver or modification of any material terms or conditions. Representatives of the Special Committee advised Lazard, and Lazard assumed, that the

Arrangement Agreement, when executed, would conform to the draft reviewed by Lazard in all material respects. Lazard also assumed, with the consent of the Special Committee, that obtaining the necessary governmental, regulatory or third party approvals and consents for the Transaction would not have an adverse effect on BPY, BAM or the Transaction. Lazard did not express any opinion as to any tax or other consequences that might result from the Transaction, nor did Lazard’s opinion address any legal, tax, regulatory or accounting matters, as to which Lazard understood that BPY obtained such advice as it deemed necessary from qualified professionals. Lazard relied upon, without independent verification, the assessment of the Special Committee and its legal, tax or regulatory advisors with respect to legal, tax or regulatory matters. Lazard expressed no view or opinion as to any terms or other aspects of the Transaction, including, without limitation, the form or structure of the Transaction, any agreements or arrangements entered into in connection with, or contemplated by, the Transaction or the election which holders of BPY Units (other than BAM and its affiliates) may make in respect of the Type of Consideration to receive. Lazard assumed, with the consent of the Special Committee, that adjustments (if any) to the Consideration will not be material in any respect to its analyses or opinion. In addition, Lazard expressed no view or opinion as to the fairness of the amount or nature of, or any other aspects relating to, the compensation to any officers, directors or employees of any parties to the Transaction, or class of such persons, relative to the consideration payable to holders of BPY Units or otherwise.
The preparation of a valuation is a complex process and is not necessarily amenable to partial analysis or summary description. Lazard believes that its analyses must be considered as a whole and that selecting portions of the analyses or the factors considered by Lazard, without considering all factors and analyses together, could create an incomplete view of the process underlying the Valuation. Accordingly, the Valuation should be read in its entirety.
Overview of BPY
BPY was established on January 3, 2013 as a Bermuda exempted limited partnership registered under the Bermuda Limited Partnership Act and the Bermuda Exempted Partnerships Act. BPY is BAM’s primary vehicle to make investments across all strategies in real estate, with approximately $88 billion in total assets as of the date of the Valuation.
As of the date of the Valuation, BPY’s core office portfolio (“Core Office”) consisted of interests in 135 high-quality office properties totaling approximately 96 million square feet, located primarily in the world’s leading commercial markets such as New York, London, Los Angeles, Washington, D.C., Sydney, Toronto, and Berlin, as well as approximately 8 million square feet of active office and multifamily developments and office redevelopments. As of the date of the Valuation, BPY’s core retail portfolio (“Core Retail”) consisted of 122 best-in-class retail properties containing over 120 million square feet in the United States. As of the date of the Valuation, BPY’s limited partnership investments portfolio (“LP Investments”) included its equity invested in real estate opportunity funds sponsored by BAM and/or one or more of its subsidiaries (other than BPY) which target high quality assets with operational upside across various real estate sectors, including office, retail, multifamily, logistics, hospitality, triple net lease, manufactured housing and student housing.
Certain wholly-owned subsidiaries of BAM provide management and administration services to BPY under long-term arrangements. The BPY Units trade on the TSX under the symbol “BPY.UN” and on the Nasdaq under the symbol “BPY”.
Definition and Approach to Fair Market Value
The Valuation is based upon techniques and assumptions that Lazard considered appropriate in the circumstances for the purposes of arriving at an opinion as to the fair market value of the BPY Units and New LP Preferred Units.
Lazard approached the Valuation in accordance with MI 61-101 which, in the case of a business combination such as the Transaction, requires the valuator to make a determination as to the “fair market value” of the affected securities (i.e., the BPY Units) and any non-cash consideration that does not meet the criteria in s. 6.3(2) of MI 61-101 for an exemption from valuation (i.e., the New LP Preferred Units). Lazard understood that it was determined by BPY that the BAM Shares are exempt from valuation due to being liquid securities of a Canadian reporting issuer, as well as meeting the other applicable criteria set out in s. 6.3(2) of MI 61-101 (including receiving an oral opinion from Lazard that the valuation of the BAM Shares is not required).
MI 61-101 defines “fair market value” as the monetary consideration that, in an open and unrestricted market, a prudent and informed buyer would pay a prudent and informed seller, each acting at arm’s length with the other and under no compulsion to act. In accordance with MI 61 101, Lazard made no downward adjustment to the fair market value to reflect the liquidity of the securities, the effect of the Transaction on the securities, or the fact that the BPY Units not held by BAM and its affiliates do not form part of a controlling interest. Consequently, in respect of the BPY Units, the Valuation provides a conclusion on a per security basis with respect to BPY’s “en bloc” value, being the price at which all of the BPY Units could be sold to one or more buyers at the same time.
Valuation of the BPY Units
Valuation Approach and Methodologies
In determining the fair market value of the BPY Units, Lazard primarily relied on a sum-of-the-parts valuation analysis based on discounted cash flow (“DCF”) and comparable entity public trading analysis approaches. Lazard also reviewed and considered valuation reference points such as the average discount to net asset value (“NAV”) calculated pursuant to IFRS (“IFRS NAV”), historical trading analysis, equity research analysts’ price targets of the BPY Units, comparable entity trading premium/discounts to consensus NAV and a premiums paid analysis.
The summary of the analyses and reviews provided below includes information presented in tabular format. To fully understand Lazard’s analyses and reviews, the tables must be read together with the full text of each summary. The tables alone do not constitute a complete description of Lazard’s analyses and reviews. Considering the data in the tables below without considering the full description of the analyses and reviews, including the methodologies and assumptions underlying the analyses and reviews, could create a misleading or incomplete view of Lazard’s analyses and reviews.
Application of Valuation Methodologies to the BPY Units
Lazard performed a sum-of-the-parts analysis of BPY. A sum-of-the-parts valuation analysis reviews an entity’s operating performance and outlook on a segment-by-segment basis to determine an implied market value for the enterprise as a whole.
BPY is made up of four segments:
•
Core Office;

•
Core Retail;

•
LP Investments; and

•
undeveloped land, condominium and other assets (“Land & Other”).

Lazard performed the sum-of-the-parts valuation analysis by (i) performing a DCF analysis for the Core Office and Core Retail segments, using the BPY-marked values for the LP Investment segment and using BPY’s book values of the Land & Other segment and (ii) applying comparable entity trading multiples to perform a valuation analysis of the Core Office and Core Retail segments, using the BPY-marked values for the LP Investment segment and using BPY’s book values of the Land & Other segment. For the LP Investments and Land & Other segments, such aggregate values were $12.5 billion and $1.0 billion, respectively, as of December 31, 2020 (being the last date for which such information was available), in each case as provided by BPY management.
Discounted Cash Flow Analysis
A discounted cash flow analysis is a valuation methodology used to derive an intrinsic valuation of an entity by calculating the present value of its estimated future cash flows. “Future cash flows” refers to projected unlevered free cash flows of an entity (calculated by beginning with earnings before interest, taxes, depreciation and amortization (“EBITDA”) and adjusting for certain other income and expenses, and subtracting capital expenditures). “Present value” refers to the current value of future cash flows or amounts and is obtained by discounting the future cash flows or amounts by a discount rate that is intended to take into account macroeconomic assumptions and estimates of risk, the opportunity cost of capital, capital structure, expected returns and other appropriate factors. Lazard calculated the discounted cash flow value for the Core Office and Core Retail segments as the sum of the net present value, as of December 31, 2020, of each of:
•
the estimated future cash flows that each applicable segment is expected by management of BPY to generate for each of fiscal years 2021 through 2024; and

•
the estimated value of each applicable segment at the end of fiscal year 2024, known as the “terminal value”.

The following is a summary of the unlevered free cash flow projections, excluding synergies, based on BPY management projections and used in the discounted cash flow analysis:
Core Office:
($ in MMs at Share)	Year 1	Year 2	Year 3	Year 4	Year 5
Cash NOI	$1,237	$1,301	$1,330	$1,425	$1,488
Other Income and Fee Revenue	366	237	230	164
G&A Expense	(370)	(381)	(385)	(398)
Net Property (Acquisitions) / Disposals	4,429	2,757	1,042	1,212
Development Costs	(1,029)	(600)	(206)	(52)
Maintenance and Growth Capex, TIs, LCs	(496)	(359)	(297)	(218)
Change in Working Capital	(20)	(75)	255	(51)
Cash Taxes	(166)	(104)	(95)	(54)
Unlevered Free Cash Flow	$3,952	$2,776	$1,874	$2,027
Core Retail:
($ in MMs at Share)	Year 1	Year 2	Year 3	Year 4	Year 5
Cash NOI	$1,419	$1,436	$1,373	$1,377	$1,409
Other Income and Fee Revenue	159	150	152	153
G&A Expense	(311)	(341)	(363)	(376)
Net Property (Acquisitions) / Disposals	2,149	2,373	592	474
Development Costs	—	—	—	—
Maintenance and Growth Capex, TIs, LCs	(431)	(417)	(351)	(343)
Change in Working Capital	66	118	27	3
Cash Taxes	(14)	(3)	(3)	(3)
Unlevered Free Cash Flow	$3,038	$3,315	$1,427	$1,285
Lazard then selected and applied a range of capitalization rates of 5.25% to 6.25% (in the case of the Core Office segment) and 6.0% to 6.5% (in the case of the Core Retail segment) to the respective segment’s estimated share of recurring 2025 net operating income, as provided by BPY management, to calculate the terminal value of each segment as of December 31, 2024. Lazard selected the range of capitalization rates applied to the terminal year net operating income based on its analysis of the implied historical capitalization rates of the select comparable entities (as defined below), as adjusted based on its professional judgment and experience, and further informed by reported capitalization rates for select asset-level transactions.
For its discounted cash flow calculations, Lazard applied discount rates ranging from 5.0% to 6.0% (in the case of the Core Office segment) and 6.25% to 7.25% (in the case of the Core Retail segment) to the respective segment’s estimated share of future cash flows, as provided by BPY management. Such discount rates were based on its estimated range of the weighted average cost of capital for each of the Core Office and

Core Retail segments, derived from a number of factors using the Capital Asset Pricing Model, taking into account certain metrics, including, among others, the applicable risk-free rate of return, unlevered risk profile, cost of long-term debt and leverage ratio of each of the Core Office and Core Retail segments and the respective select comparable entities for each segment.
Lazard then calculated an enterprise value range for a valuation date of December 31, 2020 for BPY by taking the sum of the estimated discounted cash flows (including the net present value of the implied terminal value) for the Core Office and Core Retail segments and adjusting for the value of the LP Investments and Land & Other segments and an amount in respect of net tangible other assets as of December 31, 2020 (being the last date for which such information was available), as provided by BPY management.
Lazard then calculated an equity value range for BPY by taking the implied enterprise value range and (i) subtracting the outstanding principal amount of BPY’s share of asset-level debt, (ii) subtracting the outstanding principal amount of BPY’s share of corporate debt, (iii) subtracting the outstanding principal amount due to the holders of BPY’s capital securities, as adjusted for mandatorily convertible securities, (iv) subtracting the outstanding principal amount due to the holders of preferred equity, (v) subtracting the outstanding amount due in respect of BPY’s first quarter dividend, and (vi) adding BPY’s cash and cash equivalents, in each case as provided by BPY management as of December 31, 2020. Lazard divided the resulting equity value range by 1,006,104,628, the fully diluted number of BPY Units outstanding as of December 31, 2020, as provided by BPY management, to estimate an implied price range per BPY Unit.
Implied Price Per BPY Unit Range
$12.91 – $19.64
Comparable Entities Public Trading Analysis
Lazard also applied comparable entity multiples to perform a valuation analysis of the Core Office and Core Retail segments.
Lazard reviewed various financial multiples and ratios of selected publicly traded entities that Lazard believed, based on its experience with entities operating in the office and retail segments and its professional judgment, to be relevant for purposes of this analysis, considered such entities’ property portfolios, operations, lines of business, markets, sizes and geographies, and applied such multiples to the applicable estimated FFO for 2021 for the Core Office and Core Retail segments as set forth in the financial projections prepared by BPY management.
The selected group of entities Lazard reviewed (the “select comparable entities”), were:
Core Office:	Core Retail:

•
Boston Properties, Inc.

•
Vornado Realty Trust

•
Douglas Emmett, Inc.

•
Kilroy Realty Corporation

•
SL Green Realty Corp.

•
JBG SMITH Properties

•
Hudson Pacific Properties, Inc.

•
Paramount Group, Inc.

•
Allied Properties REIT

•
Dream Office REIT

•
Derwent London Plc

•
Great Portland Estates Plc

•
CLS Holdings Plc

•
DEXUS

•
alstria office REIT-AG

• Simon Property Group, Inc. • The Macerich Company

Lazard selected the entities reviewed in this analysis because, among other things, the select comparable entities operate businesses similar to the applicable segment of BPY. However, no selected entity is identical to the applicable segment of BPY and certain of these entities may have characteristics that are materially different from those of such segments. Accordingly, Lazard believes that purely quantitative analyses are not, in isolation, determinative in the context of the Transaction and that qualitative judgments concerning differences between the businesses, financial and operating characteristics and prospects of each segment of BPY and the select comparable entities are also relevant.
For each of the select comparable entities, Lazard calculated the ratio of such entity’s closing trading price, as of (i) March 26, 2021 (the last trading day before the announcement of the Transactions), (ii) December 31, 2020 (the last trading day prior to the announcement that BAM was pursuing the Transaction), and (iii) on an average basis as observed over historical one-year, three-year and five-year periods to each entity’s estimated FFO for the next 12-month period (the “NTM FFO”). The NTM FFO estimates for the select comparable entities used by Lazard in its analysis were based on publicly available equity research estimates.
Lazard then observed the average of these ratios across the select comparable entities. The following table summarizes the results of this review for the select comparable entities:
	BPY	Select Core Office Comparable Entities	Select Core Retail Comparable Entities
As of March 26, 2021*	15.7x	15.7x	8.8x
As of December 31, 2020**	11.9x	14.0x	6.8x
1-Year Average	10.7x	13.3x	5.7x
3-Year Average	11.7x	16.3x	9.9x
5-Year Average	13.3x	16.6x	12.2x

*
The last trading day before the announcement of the Transaction.

**
The last trading day prior to the announcement that BAM was pursuing the Transaction.

Lazard then selected and applied a range of FFO multiples of (i) 14.0x to 17.0x for the Core Office segment and 8.5x to 12.0x for the Core Retail segment, in each case to the applicable segment’s estimated 2021 FFO, as set forth in the Forecasts provided by BPY management, and (ii) 15.0x to 18.0x for the Core Office segment and 9.0x to 11.5x for the Core Retail segment for the 3-year average, to the applicable segment’s estimated 2021 FFO, as set forth in the Forecasts provided by BPY management. Lazard selected the range of FFO multiples applied to each of the Core Office and Core Retail segments based on its analysis of the FFO multiples of the select comparable entities as of March 26, 2021, the last trading day prior to the announcement of the Transaction, and based on its professional judgment and experience.
From this analysis, Lazard estimated an implied equity value ranges for BPY by taking the sum of implied equity value ranges for the Core Office and Core Retail segments and adjusting for the equity value of the LP Investments and Land & Other segments and an amount in respect of net tangible other assets as of December 31, 2020 (being the last date for which such information was available), as provided by BPY management. Lazard then subtracted (i) the outstanding principal amount of BPY’s share of corporate debt, (ii) the outstanding principal amount due to the holders of BPY’s capital securities, as adjusted for mandatorily convertible securities, (iii) the outstanding principal amount due to the holders of preferred equity and (iv) the outstanding amount due in respect of BPY’s first quarter dividend, and added BPY’s cash and cash equivalents, in each case as provided by BPY management as of December 31, 2020. Lazard divided the resulting equity value ranges by 1,006,104,628, the fully diluted number of BPY Units outstanding as of December 31, 2020, as provided by BPY management, to estimate implied price ranges per BPY Unit.
Implied Price Per BPY Unit Range
Current NTM FFO	$12.99 - $16.26
NTM FFO 3-Year Average	$13.75 - $16.52

Other Valuation Reference Points
Lazard also reviewed the following valuation reference points.
Average IFRS NAV Discount
BPY has historically traded at a consistent and significant discount to its IFRS NAV per BPY Unit. BPY’s average trading discount to IFRS NAV per BPY Unit from inception until the announcement by BAM on January 4, 2021 that it was pursuing the transaction was 29.7%. Its average trading discount to IFRS NAV per BPY Unit for the year ended December 31, 2020 was 52.3%. Based on these data points and BPY’s IFRS NAV per BPY Unit as of December 31, 2020 of $26.65, a range of value for a BPY Unit of $12.71 to $18.73 is implied.
Historical Trading Analysis
Lazard reviewed historical trading prices of the BPY Units on the TSX and Nasdaq for the 52 weeks ending December 31, 2020, the last trading day prior to BAM announcing its intention to pursue the Transaction. Over this twelve-month period, the BPY Units traded in a band achieving a low of $7.25 and a high of $19.99 per BPY Unit.
Equity Research Analysts’ Price Targets
Lazard reviewed five available public market trading price targets for BPY Units published by equity research analysts prior to and following BAM announcing its intention to pursue to the Transaction. Equity research analyst price targets reflect each analyst’s estimate of the future public market trading price of the BPY Units at the time the price target is published. Of the reviewed price targets issued prior to BAM announcing its intention to pursue the Transaction, the lowest price target was $12.00 and the highest was $18.00. Following BAM’s announcement, the lowest price target was $17.00 and the highest was $18.00.
Comparable Entity Trading Premium/Discounts to Consensus NAV
Lazard compared the closing price of the equity securities of the select comparable entities as of March 26, 2021 to their respective NAV estimates based on research analyst consensus estimates as of such date (“Consensus NAV”), where available, to determine whether such securities traded at a premium or discount to Consensus NAV. All such securities were found to be trading at a discount to Consensus NAV, with the minimum discount to Consensus NAV being 0.2% and the maximum discount being 43.9%. Based on these data points and BPY’s consensus NAV estimate per BPY Unit as of December 31, 2020 of $19.27, a range of value for a BPY Unit of $10.80 to $19.24 is implied.
Premiums Paid Analysis
Lazard reviewed the transaction premiums paid over the unaffected security price for 35 completed change of control transactions for North American real estate targets over the past ten years with a total transaction value greater than $1 billion and cash consideration greater than 50%. Lazard calculated the 25th percentile and 75th percentile premia by comparing, to the extent publicly available, the per share acquisition price to the relevant target entity’s closing share price on the date prior to the announcement of the transaction, or other relevant date as referenced in public filings for the respective transaction, referred to as the “undisturbed date”. Based on a premium range of 14.6% to 29.7% implied by the 25th and 75th percentiles of such transactions and the closing price per BPY Unit on December 31, 2020, the last trading day before BAM announced its intention to pursue the Transaction, of $14.47, a range of value for the BPY Units of $16.58 to $18.77 was implied.
Benefits to BAM of Acquiring BPY Units Held by Holders Other than the Purchaser Parties and Their Affiliates
In accordance with MI 61-101, in arriving at its opinion of the value of the BPY Units Lazard reviewed and considered whether any distinctive material value would accrue to the Purchaser Parties through the acquisition of all of the BPY Units not already held by them or their affiliates in the Transaction. Based on the

Information and discussions with BPY management, Lazard were not aware of any material specific operational or financial benefits that would accrue to the Purchaser Parties, such as the earlier use of available tax losses, lower income tax rates, increased revenues, higher asset utilization or any other operational or financial benefits, other than the elimination of public company costs and certain duplicative management expenses.
Fair Market Value of the BPY Units
In arriving at an opinion of fair market value of the BPY Units, Lazard did not attribute any particular weight to any specific factor but have made qualitative judgments based on its experience in rendering such opinions and on circumstances prevailing as to the significance and relevance of each factor. Lazard did, however, ascribe the greatest amount of importance to the sum-of-the-parts discounted cash flow analysis.
Based upon and subject to the foregoing, in addition to other factors considered relevant, Lazard was of the opinion that, as of March 31, 2021, the fair market value of the BPY Units, on an “en bloc” basis, was in the range of $14.00 to $18.50 per BPY Unit.
Valuation of the New LP Preferred Units
Valuation Approach and Methodologies
In determining the fair market value of the New LP Preferred Units, Lazard relied on a comparable securities public trading analysis.
Application of Valuation Methodologies to the New LP Preferred Units
Lazard reviewed the proposed terms of the New LP Preferred Units to identify their key features, including that they will be 60-year term preferred units with a liquidation preference/par value of $25.00 and a distribution rate intending to match the yield on the existing BPY perpetual preferred units (to be determined at the time the registration statement registering the New LP Preferred Units is declared effective).
Lazard reviewed the market price of the following existing BPY perpetual preferred units with a liquidation preference/par value of $25.00 relative to such par value.
Security Name	Coupon	Liquidation Preference	Market Price (% of par)
BPY PF 6.5%	6.500%	$25.00	99.80%
BPY PFD 6.375%	6.375%	$25.00	99.32%
BPY PFD A SER 3	5.750%	$25.00	93.20%
Lazard also reviewed the available market prices of other existing BPY perpetual preferred units issued by BPY’s various subsidiaries, which varied due to their terms and available liquidity, among other factors.
Lazard further reviewed the market price of over 50 series of preferred securities of North American real estate entities with a total enterprise value greater than $5 billion. For each of these securities Lazard calculated the estimated first and last dollar leverage levels on a net debt to total enterprise value and net debt plus preferred to total enterprise value basis across all of each issuer’s outstanding securities as of March 26, 2021. Lazard then observed the average market prices as a percentage of par value and coupon rates for these securities stratified by net debt plus preferred to total enterprise value.
Fair Market Value of the New LP Preferred Units
Based upon and subject to the foregoing, in addition to other factors considered relevant, Lazard was of the opinion that, as of March 31, 2021, the fair market value of the New LP Preferred Units was approximately $25.00 per New LP Preferred Unit.
Prior Valuations
To the knowledge of the directors and senior officers of BPY General Partner, after reasonable enquiry, other than the Valuation, there have been no “prior valuations” (as defined in MI 61-101) prepared in respect of BPY, the BPY Units, any material assets of BPY or the New LP Preferred Units during the 24 months prior to the date of this Circular.
Certain Unaudited Financial Projections
BPY does not as a matter of course make public projections as to future sales, earnings or other results. However, the management of Brookfield Property Group has prepared the financial projections of BPY set forth below and provided such projections to Lazard in connection with its preparation of the Valuation and the Fairness Opinion. Such financial projections were also provided to BAM. The accompanying financial projections were not prepared with a view toward public disclosure or with a view toward complying with the published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants with respect to prospective financial information, but, in the view of management of Brookfield Property Group, were prepared on a reasonable basis, reflect the best currently available estimates and judgments, and present, to the best of management’s knowledge and belief, the expected course of action and the expected future financial performance of BPY. However, this information is not fact and should not be relied upon as being necessarily indicative of future results, and readers of this document are cautioned not to place undue reliance on the financial projections.
Neither BPY’s independent auditors, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the financial projections contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the financial projections.
In developing the financial projections, management of Brookfield Property Group made numerous assumptions with respect to BPY for the relevant forecast period (fiscal 2021 through fiscal 2025). The assumptions and estimates underlying the financial projections are inherently uncertain and, though considered reasonable by the management of Brookfield Property Group as of the date of their preparation, are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the prospective financial information. See the risk factors in the BPY Annual Report, which is incorporated herein by reference. Accordingly, there can be no assurance that the prospective results are indicative of the future performance of BPY or that actual results will not differ materially from those presented in the financial projections. Inclusion of the financial projections in this Document should not be regarded as a representation by any person that the results contained in the financial projections will be achieved.
The financial projections do not take into account any circumstances or events occurring after the date they were prepared, and except as may be required in order to comply with applicable law, none of BPY or, to BPY’s knowledge, any of its representatives intends to update, or otherwise revise, the financial projections, or the specific portions presented herein, to reflect circumstances existing after the date when they were made or to reflect the occurrence of future events, even in the event that any or all of the assumptions are shown to be in error. Neither BPY nor any of its affiliates or representatives has made or makes any representation to any person regarding the ultimate performance of BPY compared to the information contained in the financial projections contained herein.
Measures in these financial projections include those considered as non-IFRS financial measures. Non-IFRS financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with IFRS, and non-IFRS financial measures as used by BPY may not be comparable to similarly titled amounts used by other companies.
This table should be read in conjunction with BPY’s Annual Report incorporated by reference into this Document, and other publicly available information. In developing the projections, management of Brookfield Property Group made numerous assumptions with respect to BPY for the periods presented below, including the following assumptions:
•
financial information was prepared on an IFRS accounting basis using proportionate numbers, thereby resulting in NOI and FFO, each as defined below, including contributions from equity-accounted investments that would not otherwise be included in such line items based on IFRS accounting principles alone;

•
the projections did not contemplate a privatization or other similar transaction;

•
calculations are bottom-up calculations based on individual business plans submitted by each reporting entity, broken into the Core Office, Core Retail and LP Investments segments;

•
constant exchange rates were assumed, with the key rates being GBP (1.340), EUR (1.195), CAD (0.760), AUD (0.740), BRL (0.185);

•
in the Core Office segment, same-property NOI compound annual growth rate, which we refer to as CAGR, is 4.0%, with the substantial completion of our existing development projects and an ordinary-course level of investment activity, including the disposal of mature assets;

•
in the Core Retail segment, target a 2.7% cumulative annual NOI growth rate over five years; complete active and development projects with $225 million of development spending through 2021 and actively restocking the pipeline targeting an average return of 6.0% to 8.0%;

•
in the LP Investments segment, estimates are based on the exit date for each investment given the finite life fund structure with most existing investments being exited over the period covered and assuming no participation by BPY in future real estate fund launches during the projections periods;

•
new investments are made to reinvest excess proceeds from disposition and distribution activity in the existing segments commencing in 2022 (what is referred to as Core Reinvestment below), based on the following assumptions: 5.2% capitalization rate; 60% NOI margin; 53% loan-to value; 4.0% debt costs; and 2.5% per annum fair value growth; specific assets or asset classes have not been identified;

•
general and administrative expenses (excluding management fees), which include compensation related to employees of subsidiaries, professional fees (including accounting, legal, etc.), facilities and technology and travel costs, and are expected to decline at low-single digit rates over the period covered, in part as a result of disposition activity;

•
includes required fees to BAM associated with the Master Services Agreement, which, covers “corporate” functions based on the following assumptions: (i) the base fee and equity enhancement distribution fee grow in line with projected growth in capitalization, which is partially offset by management and incentive fees related to BPY investments in BAM opportunistic funds, which are creditable against the payments under the Master Services Agreement, and (ii) the incentive fee (payable on BPY distributions in excess of $1.10 per BPY Unit) is fully offset by fund fees over the period covered;

•
assuming paydown of BPY’ bilateral facilities to maintain $1.5 billion of available liquidity under these facilities and roll over maturing bonds on consistent terms during the period;

•
upon maturity of Property Partnership Units, Series 1 and 2 , the projections assume that BAM upon maturity on December 31, 2021 and December 31, 2024, respectively, will exercise its call right to convert these series into a new series of preferred units on terms consistent with Property Partnership Units, Series 3;

•
the number of issued and outstanding BPY Units is assumed to remain unchanged during the period covered; and

•
with respect to distributions on BPY Units, annual distributions of $1.33 per BPY Unit are assumed

Summary of NOI & FOI By Business Segment(2)
Accrual NOI(1)	2020A	2021B	2022B	2023B	2024B	2025B
Core Office	$1,283	$1,340	$1,341	$1,380	$1,424	$1,416
Core Retail	1,524	1,417	1,413	1,356	1,366	1,422
LP Investments	431	579	624	418	319	179
Core Reinvestment	—	—	126	343	517	744
Total NOI	$3,238	$3,337	$3,504	$3,496	$3,627	$3,761

FFO(1) & Corporate Items	2020A	2021B	2022B	2023B	2024B	2025B
Core Office FFO	$495	$671	$619	$636	$609	$748
Core Retail FFO	521	484	560	584	610	685
LP Investment FFO	64	223	369	285	281	242
Core Reinvestment FFO	—	—	74	204	309	447
Corporate G&A	(118)	(193)	(249)	(280)	(296)	(304)
Corporate Interest Expense	(255)	(276)	(265)	(259)	(253)	(248)
Total FFO	$707	$910	$1,107	$1,170	$1,261	$1,570

(1)
BPY defines NOI, or net operating income, as revenues from BPY’s commercial properties operations less direct commercial property expenses and revenues from BPY’s hospitality operations less direct hospitality expenses. BPY defines FFO, or funds from operations, as net income, prior to fair value gains, net, depreciation and amortization of real estate assets, and income taxes less non-controlling interests of others in operating subsidiaries and properties therein. When determining FFO, BPY includes its proportionate share of the FFO of unconsolidated partnerships and joint ventures and associates, as well as gains (or losses) related to properties developed for sale. NOI and FFO do not have any standardized meaning prescribed by IFRS and therefore may not be comparable to similar measures presented by other companies. For a reconciliation of NOI and FFO to the comparable IFRS measures for the year ended December 31, 2020, see BPY’s Annual Report on Form 20-F incorporated by reference into this Document.

(2)
For a description of BPY’s business segments, see BPY’s Annual Report incorporated by reference into this Document.

Dissent Rights; Rule 13e-3
Dissent Rights
Under the BPY LPA Amendment, each Registered BPY Unitholder will have the right to exercise dissent rights for payment of fair value of their BPY Units.
The following summarizes provisions of the BPY LPA Amendment regarding dissent rights that would be applicable in connection with the Transaction.
The Transaction
Registered BPY Unitholders have the right to dissent in respect of the Transaction and demand payment of the fair value of their BPY Units. The exercise of such right of dissent, if certain procedures are complied with by the Registered BPY Unitholder, could lead to a judicial determination of fair value required to be paid to such Dissenting BPY Unitholder for its BPY Units. The fair value so determined could be more or less than the amount paid per BPY Unit pursuant to the Transaction. The exact terms and procedures of the rights of dissent available to Registered BPY Unitholders are more fully described in this Document. See “Rights of Dissenting BPY Unitholders”.
Rule 13e-3
Under the SEC rules governing “going private” transactions, each of the Purchaser Parties may be deemed an affiliate of BPY and therefore the Transaction contemplated in this Document constitutes a “going private” transaction under Rule 13e-3 under the U.S. Exchange Act. Rule 13e-3 under the U.S. Exchange Act requires, among other things, that certain financial information concerning BPY and certain information relating to the fairness of the Transaction to Unaffiliated BPY Unitholders be filed with the SEC and disclosed to BPY Unitholders prior to consummation of the Transaction. The Purchaser Parties have provided or incorporated by reference such information in this document and a Transaction Statement on Schedule 13e-3 and the respective exhibits thereto filed with the SEC. If permitted by applicable Laws, subsequent to the completion of the Transaction, the Purchaser Parties intend to apply to Nasdaq and the TSX to de list the BPY Units from trading. The BPY preferred units will not be affected by the Transaction and are expected to remain listed on Nasdaq, and the New LP Preferred Units are expected to be listed on Nasdaq and the TSX, subject to customary approvals of each exchange; therefore, BPY is expected to remain a reporting issuer under Canadian Securities Laws and continue to be subject to the reporting obligations under the U.S. Exchange Act following completion of the Transaction.

Governance of BPY following the Transaction
As of the date hereof, there has been no determination made by the Purchaser Parties with respect to the composition or structure of the BPY Board of Directors or the governance structure and practices of BPY following consummation of the Transaction.

RISK FACTORS
You should carefully consider the following risk factors in connection with your consideration of the Transaction. Such risks may not be the only ones facing BPY, the Purchaser Parties and each of their respective subsidiaries. Additional risks and uncertainties not presently known may also materially and adversely affect the business, operations, financial condition or prospects of BPY, the Purchaser Parties and each of their respective subsidiaries. For risks relating to the BAM Shares, BAM’s business and BAM’s relationship with BPY, see the risks described see the risks described in Part 6 of the BAM Annual Report under the heading “Business Environment and Risks”.
The New LP Preferred Units are subject to a number of risks. Before deciding whether to elect to receive New LP Preferred Unit Consideration, Unitholders should consider carefully the risks relating to New LP Preferred Units.
Risk Factors Relating to the Transaction
The Exchange Ratio is fixed and will not be adjusted in the event of any change in the price of either the BAM Shares, or the BPY Units. Because the market price of the BAM Shares may fluctuate, the value of the consideration received by BPY Unitholders that receive BAM Shares is uncertain.
Because the Exchange Ratio is fixed, the value of the BAM Share Consideration will depend on the market price of BAM Shares at the effective time of the Transaction. The Exchange Ratio will not be adjusted for changes in the market price of BAM Shares or BPY Units between the date of signing the Arrangement Agreement and the completion of the Transaction. There will be a lapse of time between the date BPY Unitholders vote to approve the Transaction Resolutions contemplated by this Document, and the date on which BPY Unitholders entitled to receive BAM Shares actually receive those shares. The implied value of the BAM Share Consideration has fluctuated since the date of the Public Announcement and will continue to fluctuate from the date of this Document to the effective time of the Transaction and thereafter. The closing price per BPY Unit as of the last trading day preceding the Public Announcement, on the TSX and Nasdaq was C$18.41 and $14.47, respectively. The closing price per BPY Unit has fluctuated as high as C$22.79 and $18.11 on the TSX and Nasdaq, respectively, and as low as C$18.41 and $16.75 on the TSX and Nasdaq, respectively, between the date of the Public Announcement and April 12, 2021. The closing price per BAM Share as of the last trading day preceding the Public Announcement, on the TSX and NYSE was C$52.62 and $41.27, respectively. The closing price per BAM Share has fluctuated as high as C$57.73 and $45.96 on the TSX and NYSE, respectively, and as low as C$48.51 and $38.19 on the TSX and NYSE, respectively, between the date of the Public Announcement and April 12, 2021. Accordingly, at the time of the Meeting, the value of the portion of the Transaction Consideration to be paid in BAM Shares will not be known. Share and unit price changes may result from a variety of factors, including, among others, general market and economic conditions, changes in BAM’s and BPY’s respective operations and prospects, cash flows, and financial position, market assessments of the likelihood that the Transaction Resolutions will be approved, and the timing of the Transaction. Moreover, the issuance of additional BAM Shares in the Transaction could depress the per share price of BAM Shares.
BPY Unitholders are urged to obtain current market quotations for BAM Shares and BPY Units before making a decision on whether to approve the Transaction Resolutions and when making an election decision.
The market price for BAM Shares and New LP Preferred Units following the closing of the Transaction may be affected by factors different from those that historically have affected BPY Units.
Upon completion of the Transaction, BPY Unitholders who elect the BAM Share Consideration and/or the New LP Preferred Unit Consideration will become holders of BAM Shares and/or New LP Preferred Units (subject to the election and pro-ration mechanisms described in this Document). BAM’s businesses differ from those of BPY, and accordingly the results of operations of BAM will be affected by some factors that are different from those currently affecting the results of operations of BPY. Further, as holders of New LP Preferred Units, you will only be entitled to distributions from New LP, when and if declared by the board of directors of the general partner of New LP, and the liquidation value of the New LP Preferred Units upon dissolution, liquidation or winding-up of New LP. For a discussion of the businesses of BAM and BPY and of important factors and risks to consider in connection with those businesses, see the documents incorporated by reference in this Document and referred to in the section entitled “About This Document — Where You Can Find More Information; Incorporation by Reference” of this Document.
Unitholders may receive a form of consideration different from what they elect.
Although each Unitholder may elect to receive consideration per Unit in the form of cash, BAM Shares, or New LP Preferred Units, the Type of Consideration will be pro-rated as necessary to ensure that the Total BAM Share Consideration, Total Cash Consideration and Threshold New LP Preferred Unit Consideration are not exceeded. Accordingly, some of the consideration Unitholders receive in the Transaction may differ from the Type of Consideration they elect and such difference may be significant. This may result in, among other things, tax consequences that differ from those that would have resulted if Unitholders had received solely the form of consideration that they elected. The relative proportion of cash, BAM Shares and New LP Preferred Units that a Unitholder receives may also have a value that is higher or lower than the relative proportion of cash, BAM Shares and New LP Preferred Units that the Unitholder elected to receive. A discussion of the pro-ration mechanism can be found under the heading “The Transaction — Pro-Ration” of this Document.
At the time BPY Unitholders vote on the Transaction Resolutions and at the time Unitholders make an election, they will not know the amount of cash, the number of BAM Shares or the number of New LP Preferred Units they will receive as a result of the Transaction.
After a Unitholder has made an election in respect of their Units, they will not be able to sell those Units unless they revoke their election prior to the election deadline.
To be effective, a form of election must be properly completed, signed and submitted to the Depositary by 5:00 p.m., (Toronto time), on the date of the election deadline. After a Unitholder has submitted a Letter of Transmittal and Election, under the terms of the election, he or she will not be able to transfer any Units covered by his or her form of election, unless he or she revokes his or her election by written notice received by the Depositary prior to the election deadline. Any subsequent transfer of Units with respect to which an election has been made shall automatically revoke such election. If the Meeting is delayed to a subsequent date, the election deadline shall be similarly delayed to a subsequent date, and BAM and BPY shall promptly announce any such delay and, when determined, the rescheduled election deadline.
Exchange LP Unitholders and BPYU Stockholders will not be entitled to vote at the Meeting or exercise Dissent Rights and BPYU Stockholders will not be entitled to make an election.
Exchange LP Unitholders and BPYU Stockholders are not entitled to vote at the Meeting or exercise Dissent Rights. In addition, BPYU Stockholders are not entitled to make an election. Subject to pro-ration, BPYU Stockholders will be entitled to receive the Default Consideration for each BPYU Share they hold. This may result in, among other things, BPYU Stockholders receiving one or more Types of Consideration that differs from what they would have elected to receive if they were entitled to make an election; this may also result in different tax consequences. In order to make an election, BPYU Stockholders must exchange their BPYU Shares for BPY Units by the deadlines described herein. A discussion of the treatment of BPYU Shares can be found under the heading “The Transaction — Default Consideration — BPYU Stockholders” of this Document.
Current BPY Unitholders will generally have a reduced economic ownership interest in BAM than they now have in BPY, after the Transaction.
BAM expects to issue to Unitholders and BPYU Stockholders 59,279,337 BAM Shares in the Transaction. Based on the number of BPY Units and BAM Shares outstanding as of April 9, 2021, upon the completion of the Transaction, current BAM shareholders and former Unitholders and BPYU Stockholders are expected to own approximately 96% and 4%, respectively, of the BAM Shares. After the completion of the Transaction, each Unitholder and BPYU Stockholders that receives BAM Shares and is not already a shareholder of BAM will become a shareholder of BAM with a percentage economic ownership that will be smaller than such securityholder’s percentage economic ownership of BPY or BPYU prior to the Transaction. As a result of this reduced ownership percentage, each such securityholder will generally have less of an economic interest in BAM after the Transaction than they now have in BPY or BPYU, as applicable. For more information on the rights of BAM shareholders, see the section entitled “Comparison of Rights of BPY Unitholders and BPYU Stockholders that Become BAM Shareholders and/or New LP Preferred Unitholders” of this Document.
The Transaction is subject to the approval of the Transaction Resolutions by BPY Unitholders. Failure to obtain this approval would prevent completion of the Transaction.
Before the Transaction can be completed, BPY Unitholders must consider and, if deemed advisable, approve the Transaction Resolutions. There can be no assurance that the BPY Unitholder Approval Threshold will be obtained. Failure to obtain the required BPY Unitholder Approval Threshold may result in a material delay in, or the abandonment of, the Transaction. Any delay in completing the Transaction may materially adversely affect the timing and amount of benefits that are expected to be achieved from the Transaction.
The Transaction is subject to a number of conditions to the obligations of both BAM and BPY to complete the Transaction, which, if not fulfilled, or not fulfilled in a timely manner, may result in termination of the Arrangement Agreement.
The obligation of the parties to complete the Transaction is subject to customary conditions precedents, including, without limitation: (a) the Transaction Resolutions shall have received the BPY Unitholder Approval Threshold at the Meeting in accordance with the Interim Order; (b) there shall not be in force any order restraining or enjoining the consummation of the Arrangement nor an action pending to enjoin from a Governmental Entity; (c) all consents, orders, regulations and approvals, including regulatory and judicial approvals and orders, required or necessary for the completion of the Arrangement shall have been obtained or received from the persons, authorities or bodies having jurisdiction in the circumstances, and none of such consents, orders, regulations or approvals shall contain terms or conditions that are unsatisfactory or unacceptable to BAM or BPY, each acting reasonably; (d) the Form F-4 of which this Document is a part shall have been declared effective by the SEC and under the U.S. Securities Act, no stop order suspending the effectiveness of the Form F-4 shall have been issued by the SEC and shall be in effect, and no proceedings for that purpose shall have been initiated by the SEC that have not been withdrawn; (e) BPY shall have received the opinion(s) of counsel as contemplated in Section 14.3.4 of the BPY LPA; (f) the final order of the Court pursuant to Section 182(5) of the OBCA (the “Final Order”) shall have been granted in form and substance satisfactory to BAM and the Partnership, each acting reasonably, and shall not have been set aside or modified in a manner unacceptable to such parties on appeal or otherwise; (g) the BAM Shares and the New LP Preferred Units shall have been approved for listing on NYSE and Nasdaq, respectively, subject to official notice of issuance and, on the TSX, subject to satisfaction of the customary listing conditions; (h) the accuracy of representations and warranties made in the Arrangement Agreement and compliance by the Purchaser Parties and BPY with the covenants set forth in the Arrangement Agreement in all material respects; (i) there shall not have occurred any BPY Material Adverse Effect or any BAM Material Adverse Effect; and (j) holders of not more than 5% of the outstanding BPY Units shall have exercised Dissent Rights with respect to the Arrangement as provided for in the proposed amendments to the BPY LPA described in the Arrangement Resolution.
Many of the conditions to completion of the Transaction are not within either BAM’s or BPY’s control, and neither entity can predict when or if these conditions will be satisfied. If any of these conditions are not satisfied or waived by the mutual consent of the applicable party prior to September 30, 2021, the Arrangement Agreement may be terminated. Although the Purchaser Parties and BPY have agreed in the Arrangement Agreement to do all such acts and things as are necessary or desirable, and to reasonably cooperate with each other, in order to give effect to the Arrangement use reasonable best efforts, subject to certain limitations, to complete the Transaction as promptly as practicable, these and other conditions to the completion of the Transaction may fail to be satisfied. In addition, satisfying the conditions to and completion of the Transaction may take longer, and could cost more, than BAM and BPY expect. Neither BPY nor BAM can predict whether and when these other conditions will be satisfied. Any delay in completing the Transaction may adversely affect the benefits that BAM and BPY expect to achieve if the Transaction are completed within the expected timeframe.

Lawsuits challenging the Transaction may be filed against BPY and BAM, and an adverse judgment in any such lawsuit or any future similar lawsuits may prevent the Transaction from becoming effective or from becoming effective within the expected timeframe.
Interested parties may file lawsuits against BPY, BAM, affiliates and/or the directors and officers of either entity in connection with the Transaction. One of the conditions to the closing of the Transaction is that no injunction or order of any court or other governmental authority of competent jurisdiction enjoining, prohibiting or rendering illegal the consummation of the Transaction or the transactions contemplated by the Arrangement Agreement be in effect. If any plaintiff were successful in obtaining an injunction prohibiting the defendants from completing the Transaction on the agreed upon terms, then such injunction may prevent the Transaction from becoming effective or from becoming effective within the expected timeframe and could result in significant costs to BPY and/or BAM, including any cost associated with the indemnification of directors and officers. The defense or settlement of any lawsuit or claim that remains unresolved at the time the Transaction are completed may adversely affect BAM’s or BPY’s business, financial condition, results of operations and cash flow.
BPY’s directors and executive officers have interests in the Transaction that may be different from, or in addition to, the interests of BPY Unitholders generally.
In considering the recommendation of the BPY Board of Directors that BPY Unitholders approve the Transaction Resolutions, BPY Unitholders should be aware and take into account the fact that certain directors and executive officers of the General Partner and Brookfield Property Group have interests in the Transaction that may be different from, or in addition to, the interests of BPY Unitholders generally and that may create potential conflicts of interest. These interests include, among others, the right to accelerated vesting of certain equity awards in certain circumstances and rights to continuing indemnification and directors’ and officers’ liability insurance. See the section entitled “Special Factors — Interests of Directors and Executive Officers of the General Partner and Brookfield Property Group in the Transaction” in this Document. The BPY Board of Directors was aware of and considered these interests, among other matters, in evaluating the terms and structure, and overseeing the negotiation of, the Transaction, in approving the Arrangement Agreement and in recommending that BPY Unitholders approve Transaction Resolutions. The BPY Board of Directors established an Special Committee comprised solely of independent directors and empowered the Special Committee, on behalf of, and acting solely in the interests of the holders of BPY Units (other than BAM), to investigate, review, evaluate, negotiate the terms and conditions of, and determine the fairness of, the Transaction and to recommend to the BPY Board of Directors what action, if any, should be taken with respect to the Transaction.
The fairness opinion received by the Special Committee from its financial advisor prior to the execution of the Arrangement Agreement does not reflect changes, circumstances, developments or events that may have occurred or may occur after the date of the opinion.
Lazard, the independent valuator retained by the Special Committee in connection with the Transaction, delivered to the Special Committee the Fairness Opinion stating that, based upon and subject to the assumptions made, procedures followed, matters considered and other qualifications and limitations set forth therein, as of March 31, 2021, the Transaction Consideration to be paid to the Unaffiliated BPY Unitholders pursuant to the Arrangement was fair, from a financial point of view, to such Unaffiliated BPY Unitholders.
The Fairness Opinion of Lazard does not reflect changes, circumstances, developments or events that may have occurred or may occur after the date of the opinion, including changes in the operations and prospects of BAM and BPY or their respective operating companies, regulatory or legal changes, general market and economic conditions and other factors that may be beyond the control of BAM and BPY and that may alter the value of BAM and BPY or the prices of the BAM Shares, New LP Preferred Units or BPY Units at the effective time of the Transaction. The implied value of the Types of Consideration has fluctuated since, and could be materially different from its implied value as of, the date of the Fairness Opinion. The Fairness Opinion does not speak as of the time the Transaction will be completed or as of any date other than the dates of such opinion. Lazard does not have an obligation or responsibility to update, revise or reaffirm its opinions based on circumstances, developments or events that may have occurred or may occur after the date of the opinion. The opinion of Lazard is attached as Appendix I to this Document.

BPY’s operating results after the Transactions may differ materially from the pro forma information and forecasts presented in this Document.
The pro forma information and the BPY forecasts described in this Document are presented for illustrative purposes only and are not necessarily indicative of what BPY’s actual financial condition or results of operations will be when the Transaction is completed on the dates indicated. The pro forma information described in this Document reflects adjustments based upon preliminary estimates that may change and assumptions about the Transactions that may prove incorrect over time. Accordingly, the final acquisition accounting adjustments may differ materially from the pro forma adjustments reflected in this Document. BPY’s operating results after the Transactions may be materially different from those shown in the pro forma information presented in this Document, which represents only a combination of BAM’s and BPY’s respective historical results.
Similarly, the BPY forecasts presented in this Document are not necessarily indicative of BPY’s future results. None of the forecasts included in this Document have been prepared with a view toward public disclosure other than to certain parties involved in the Transaction or toward complying with SEC guidelines or generally accepted accounting principles. The forecasts were based on numerous variables and assumptions which are inherently uncertain and may be beyond the control of BPY, and exclude, among other things, transaction-related expenses. Important factors that may affect actual results and results of BPY’s operations, or could lead to such projections and forecasts not being achieved include, but are not limited to: successful management and retention of key personnel, unexpected expenses, conflicts of interest between BAM’s and BPY’s businesses and general economic conditions. As such, these forecasts should not be relied upon as an indicator of actual past or future results.
Failure to complete the Transaction could negatively impact the price of BAM Shares or Units and have a material adverse effect on their results of operations, cash flows and financial position.
If the Transaction is not completed for any reason, including as a result of BPY Unitholders failing to approve the Transaction Resolutions, the ongoing businesses of BAM and BPY may be materially adversely affected and, without realizing any of the benefits of having completed the Transaction, BAM and BPY would be subject to a number of risks, including the following:
•
BAM and BPY may experience negative reactions from the financial markets, including negative impacts on their respective share or unit prices;

•
BAM and BPY will still be required to pay certain costs relating to the Transaction, such as legal, accounting, financial advisor and printing fees;

•
the Arrangement Agreement places certain restrictions on the conduct of BPY’s business pursuant to the terms of the Arrangement Agreement, which may have delayed or prevented BPY from undertaking business opportunities that, absent the Arrangement Agreement, may have been pursued;

•
matters relating to the Transaction require substantial commitments of time and resources by each entity’s management, which could have resulted in the distraction of each entity’s management from ongoing business operations and pursuing other opportunities that could have been beneficial to the companies; and

•
litigation related to any failure to complete the Transaction or related to any enforcement proceeding commenced against BAM or BPY to perform their respective obligations under the Arrangement Agreement.

If the Transaction are not completed, the risks described above may materialize and they may have a material adverse effect on BAM’s or BPY’s results of operations, cash flows, financial position and stock prices.
The BAM Shares or New LP Preferred Units to be received by Unitholders upon completion of the Transaction will have different rights from Units.
Upon completion of the Transaction, Unitholders will no longer hold a direct economic interest in BPY. Instead, certain former Unitholders will become shareholders of BAM or unitholders of New LP and their rights as BAM shareholders or New LP unitholders will be governed by the terms of the BAM articles, the BAM bylaws and the New LP Partnership Agreement, as applicable. The terms of the BAM articles, the BAM bylaws, and the New LP Partnership Agreement are in certain respects materially different than the terms of the BPY LPA and Exchange LPA, which currently govern the rights of Unitholders. See the section entitled “Comparison of Rights of BPY Unitholders and BPYU Stockholders that Become BAM Shareholders and/or New LP Preferred Unitholders” of this Document for a discussion of the different rights associated with BAM Shares and New LP Preferred Units.
Other Risk Factors Relating to BAM and BPY
As a result of the Transaction, BAM’s and BPY’s businesses are and will be subject to the risks described above. In addition, BAM and BPY are, and following completion of the Transaction, each of BAM and BPY will continue to be, subject to the risks described in the BAM Annual Report and the BPY Annual Report, as updated from time to time in their subsequent filings with the SEC, including those incorporated by reference into this Document.
Risk Factors Specific to the New LP Preferred Units
The New LP Preferred Units represent a 60-year interest in New LP, and investors should not expect New LP to redeem any New LP Preferred Units on any date that the New LP Preferred Units become redeemable by New LP or on any particular date thereafter.
Unless redeemed by New LP prior to    •   , 2081, the New LP Preferred Units will mature on    •   , 2081 at which time each New LP Preferred Unitholder will be entitled to receive $25.00 per New LP Preferred Unit, together with all accrued (whether or not declared) and unpaid distributions up to but excluding such date of maturity (less any tax required to be deducted and withheld by New LP). The New LP Preferred Units are not redeemable at the option of New LP Preferred Unitholders under any circumstances. The New LP Preferred Units may be redeemed by New LP at its option (i) following the occurrence of a Change of Control Triggering Event, a Delisting Transaction Triggering Event, and/or a Change in Tax Law, in whole, out of funds legally available for such redemption, at a redemption price in cash of $25.00 per New LP Preferred Unit plus an amount equal to all accumulated and unpaid distributions thereon to, but excluding, the date of redemption, whether or not declared, (ii) prior to    •   , 2026, following the occurrence of a Ratings Event, in whole but not in part, out of funds legally available for such redemption, at a redemption price in cash of $25.50 per New LP Preferred Unit plus an amount equal to all accumulated and unpaid distributions thereon to, but excluding, the date of redemption, whether or not declared, or (iii) at any time on or after    •   , 2026, at New LP’s option, in whole or in part, out of funds legally available for such redemption, at a redemption price in cash of $25.00 per New LP Preferred Unit plus an amount equal to all accumulated and unpaid distributions thereon to, but excluding, the date of redemption, whether or not declared. Any decision New LP makes at any time to redeem the New LP Preferred Units will depend upon, among other things, New LP’s evaluation of its capital position, the terms and circumstances of any Change of Control, Ratings Event or Delisting Transaction, as applicable, and general market conditions at that time. As a result, the holders of the New LP Preferred Units may be required to bear the financial risks of an investment in the New LP Preferred Units until    •   , 2081.
The New LP Preferred Units will also rank junior to all of New LP’s existing and future indebtedness with respect to assets available to satisfy claims against New LP, and rank pari passu with New LP Parity Securities. Any decision New LP may make at any time to redeem the New LP Preferred Units will be determined by the New LP General Partner in its sole discretion and will depend upon, among other things, an evaluation of New LP’s capital position, the composition of its equity, its outstanding indebtedness and general market conditions at that time.
The New LP Preferred Units are subordinated to New LP’s existing and future debt obligations and New LP Senior Securities, as well as existing and future debt obligations of the Partnership’s subsidiaries that are not Guarantors and any capital stock of the Partnership’s subsidiaries that are not Guarantors held by others. Your interests could be diluted by the issuance of additional units of New LP, including additional New LP Preferred Units, and by other transactions.
The New LP Preferred Units are subordinated to all of New LP’s existing and future indebtedness and New LP Senior Securities, and rank pari passu with the New LP Parity Securities. As of April 26, 2021,

New LP had no debt and no credit facilities in place. New LP may incur debt under credit facilities, or other existing or future debt arrangements. The payment of principal and interest on New LP’s debt will reduce cash available for distribution to its limited partners, including the New LP Preferred Unitholders. In addition, the New LP Preferred Units will be structurally subordinated to all existing and future debt obligations of the Partnership’s subsidiaries that are not Guarantors and any capital stock of the Partnership’s subsidiaries that are not Guarantors held by others as to the payment of distributions and amounts payable upon liquidation.
The issuance of any New LP Senior Securities or additional New LP Parity Securities (including additional series of New LP Class A Units and any other obligations of New LP that rank on parity with the New LP Preferred Units) would dilute the interests of the New LP Preferred Unitholders and could affect its ability to pay distributions on, redeem, or pay the liquidation preference on the New LP Preferred Units. Future issuances and sales of New LP Senior Securities, New LP Parity Securities or New LP Junior Securities, or the perception that such issuances and sales could occur, may cause prevailing market prices for the New LP Preferred Units to decline and may adversely affect New LP’s ability to raise additional capital in the financial markets at times and prices favorable to it.
The declaration of distributions on the New LP Preferred Units will be at the discretion of the New LP General Partner.
The declaration of distributions on the New LP Preferred Units will be at the discretion of the New LP General Partner. New LP Preferred Unitholders will not have a right to distributions on such units unless declared by the New LP General Partner. The declaration of distributions will be at the discretion of the New LP General Partner even if New LP has sufficient funds, net of its liabilities, to pay such distributions. This may result in New LP Preferred Unitholders not receiving the full amount of distributions that they expect to receive, or any distributions, and may make it more difficult to resell New LP Preferred Units or to do so at a price that the holder finds attractive. The New LP General Partner will not allow New LP to pay a distribution (i) unless there is sufficient cash available, (ii) which would render New LP unable to pay its debts as and when they come due, or (iii) which, in the opinion of the New LP General Partner, would or might leave New LP with insufficient funds to meet any future or contingent obligations. In addition, although unpaid distributions are cumulative, New LP is not required to accumulate cash for purpose of making distributions to the New LP Preferred Unitholders or any other preferred units it may issue, which may limit the cash available to make distributions on the New LP Preferred Units.
The payment of distributions under the Guarantee is limited and uncertain.
The payment of distributions under the Guarantee is limited to certain circumstances. Although the New LP Preferred Units carry cumulative dividends, New LP may not be in a position pursuant to law to declare and pay such distributions as contemplated in this Document. While the payment of such distributions has been guaranteed by BPY, such Guarantee is only triggered when such distributions are declared by the New LP General Partner or, upon the redemption, retraction or liquidation, dissolution or winding-up of New LP. The tax treatment of a payment under the Guarantee may differ from the tax treatment of the payment if it had been made by New LP.
Payment under the Guarantee will also depend, to a large extent, on the receipt by BPY of sufficient funds from its indirect subsidiaries as BPY does not have any significant assets of its own. Each Guarantor has agreed pursuant to the Guarantee that, as long as distributions on New LP Preferred Units are in arrears, such Guarantor will not declare of pay, or set apart for payment, any dividends or distributions on any of its Guarantor Preferred Securities if the full, cumulative distributions payable on the New LP Preferred Units are in arrears. A failure by a Guarantor to pay such distributions or dividends may have an adverse effect on BPY, New LP and the market value of the New LP Preferred Units.
The New LP Preferred Units have extremely limited voting rights.
Except as set forth in the New LP Partnership Agreement or as otherwise required by Bermuda law, New LP Preferred Unitholders generally will have no voting rights. For example, New LP may sell, exchange or otherwise dispose of all or substantially all of its assets in a single transaction or a series of related transactions without the approval of New LP Preferred Unitholders. Although the New LP Preferred Unitholders are entitled to limited protective voting rights with respect to certain matters, as described in

“Information Concerning New LP, the New LP Preferred Units and the Guarantors — Description of the New LP Preferred Units and Guarantees — Voting Rights,” the New LP Preferred Units will generally vote as a separate class, or along with all other classes or series of the New LP Parity Securities or other preferred units that New LP may issue upon which like voting rights have been conferred and are exercisable. As a result, the voting rights of New LP Preferred Unitholders may be significantly diluted, and the holders of such other classes or series of New LP Parity Securities that New LP may issue in the future, may be able to control or significantly influence the outcome of any vote.
The terms of New LP’s current and future indebtedness currently do or may restrict its ability to make distributions on the New LP Preferred Units or to redeem the New LP Preferred Units.
Distributions will only be paid if the distribution is not restricted or prohibited by law or the terms of any New LP Senior Securities, including New LP’s current and future indebtedness. The instruments governing the terms of current or future financing or the refinancing of any borrowings currently do or may contain covenants that restrict New LP’s ability to make distributions on the New LP Preferred Units or redeem the New LP Preferred Units. The New LP Preferred Units place no restrictions on New LP’s ability to incur indebtedness containing such restrictive covenants.
Your ability to transfer the New LP Preferred Units at a time or price you desire may be limited by the absence of an active trading market, which may not develop.
The New LP Preferred Units are a new class of New LP’s securities and do not have an established trading market. In addition, New LP Preferred Unitholders seeking liquidity of the New LP Preferred Units prior to its maturity date will be limited to selling their New LP Preferred Units in the secondary market absent redemption by New LP. Although the Transaction is conditional on the listing of the New LP Preferred Units on Nasdaq and the TSX and New LP intends to apply to list the New LP Preferred Units on Nasdaq and the TSX, which are conditions to closing under the Arrangement Agreement, there can be no assurance that Nasdaq or the TSX will accept the New LP Preferred Units for listing. Even if the New LP Preferred Units are approved for listing by Nasdaq and/or the TSX, an active trading market on Nasdaq and/or the TSX for the New LP Preferred Units may not develop or, even if it develops, may not last, in which case the trading price of the New LP Preferred Units could be adversely affected and your ability to transfer your New LP Preferred Units will be limited. If an active trading market does develop on Nasdaq and/or the TSX, the New LP Preferred Units may trade at prices lower than $25.00. The trading price of the New LP Preferred Units would depend on many factors, including:
•
prevailing interest rates;

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the market for similar securities;

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general economic and financial market conditions;

•
New LP’s corporate credit ratings, the credit ratings of the New LP Preferred Units and the corporate credit ratings of the Guarantors and their securities;

•
New LP’s and any of the Guarantor’s issuance of debt or other preferred securities or the incurrence of additional indebtedness; and

•
New LP’s and any of the Guarantor’s financial condition, results of operations and prospects.

The Partnership and New LP intend to make a market in the New LP Preferred Units pending any listing of the New LP Preferred Units on Nasdaq and/or the TSX, but they are not obligated to do so and may discontinue market-making at any time without notice.
Market interest rates may adversely affect the value of the New LP Preferred Units.
One of the factors that will influence the price of the New LP Preferred Units will be the distribution yield on the New LP Preferred Units (as a percentage of the price of the New LP Preferred Units) relative to market interest rates. An increase in market interest rates, which are currently at low levels relative to historical rates, may lead prospective purchasers of the New LP Preferred Units to expect a higher distribution yield, and higher interest rates would likely increase New LP’s borrowing costs and potentially decrease funds available for distribution to New LP’s limited partners, including the holders of the New LP Preferred Units. Accordingly, higher market interest rates could cause the market price of the New LP Preferred Units to decrease.
New LP has no control over a number of factors, including economic, financial and political events, that impact market fluctuations in interest rates, which have in the past and may in the future experience volatility.
Redemption may adversely affect your return on the New LP Preferred Units.
On or after    •   , 2026, New LP will have the right, at its option, to redeem at a price of $25.00 per New LP Preferred Unit, plus an amount equal to all accumulated and unpaid distributions thereon to, but excluding, the date fixed for redemption, whether or not declared, some or all of the New LP Preferred Units, as defined and described under “Information Concerning New LP, the New LP Preferred Units and the Guarantors — Description of the New LP Preferred Units and Guarantees — Redemption — Optional Redemption on or after    •   , 2026.” In addition, prior to    •   , 2026, New LP may redeem the New LP Preferred Units after the occurrence of a Ratings Event, as defined and described in “Information Concerning New LP, the New LP Preferred Units and the Guarantors — Description of the New LP Preferred Units and Guarantees — Redemption — Optional Redemption upon a Ratings Event”, at a price of $25.50 per New LP Preferred Unit, plus declared and unpaid distributions. New LP will also be able to redeem all but not less than all of the New LP Preferred Units following the occurrence of a Change of Control Triggering Event, a Delisting Transaction Triggering Event and/or a Change in Tax Law out of funds legally available for such redemption, at a redemption price in cash of $25.00 per New LP Preferred Unit plus an amount equal to all accumulated and unpaid distributions thereon to, but excluding, the date of redemption, whether or not declared. To the extent that New LP redeems the New LP Preferred Units at times when prevailing interest rates may be relatively low compared to rates at the time of issuance of the New LP Preferred Units, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the distribution rate of the New LP Preferred Units.
Upon a Change of Control Triggering Event or a Delisting Transaction Triggering Event, New LP is not required to redeem the New LP Preferred Units, and it may not be able to redeem the New LP Preferred Units or pay the increased distribution rate per annum if it fails to redeem them.
New LP is not required to redeem the New LP Preferred Units, and even if it should decide to redeem the New LP Preferred Units, since the New LP Preferred Units will rank pari passu with the New LP Parity Securities, and junior to the New LP Senior Securities and to all of New LP’s existing and future indebtedness, upon a Change of Control Triggering Event or a Delisting Transaction Triggering Event, New LP may not have sufficient financial resources available or be permitted under its existing and future indebtedness to redeem the New LP Preferred Units, or pay the increased distribution rate per annum described under “Information Concerning New LP, the New LP Preferred Units and the Guarantors — Description of the New LP Preferred Units and Guarantees — Redemption — Optional Redemption upon a Change of Control Triggering Event” and “— Optional Redemption upon a Delisting Transaction Triggering Event.” Even if New LP is able to pay the increased distribution rate per annum, increasing the per annum distribution rate by 5.00% may not be sufficient to compensate New LP Preferred Unitholders for the impact of the Change of Control Triggering Event or a Delisting Transaction Triggering Event on the market price of the New LP Preferred Units.
New LP’s ability to issue New LP Parity Securities and ability to incur additional indebtedness in the future could adversely affect the rights of New LP Preferred Unitholders of New LP Preferred Units.
The New LP Preferred Units will rank pari passu with New LP Parity Securities. New LP is allowed to issue New LP Parity Securities without any vote of the holders of the New LP Preferred Units, except where the cumulative distributions on the New LP Preferred Units or any New LP Parity Securities are in arrears. The issuance of any New LP Parity Securities would have the effect of reducing the amounts available to the holders of the New LP Preferred Units issued pursuant to the Transaction upon New LP’s liquidation, dissolution or winding-up if it does not have sufficient funds to pay all liquidation preferences of the New LP Preferred Units and other New LP Parity Securities in full. It also would reduce amounts available to make distributions on the New LP Preferred Units issued pursuant to the Transaction if New LP does not have sufficient funds to pay distributions on all outstanding New LP Parity Securities. In addition, future issuances and sales of New LP Parity Securities or the perception that such issuances and sales or entry could occur, may cause prevailing market prices for the New LP Preferred Units to decline and may adversely affect New LP’s ability to raise additional capital in the financial markets at times and prices favorable to it.
In addition, the terms of the New LP Preferred Units do not limit New LP’s ability to incur indebtedness. As a result, New LP and its subsidiaries may incur indebtedness that will rank senior to the New LP Preferred Units. The incurrence of indebtedness or other liabilities that will rank senior to the New LP Preferred Units may reduce the amount available for distributions and the amount recoverable by holders of New LP Preferred Units.
Under certain limited circumstances, the terms of the New LP Preferred Units may change without your consent or approval.
Under the terms of the New LP Preferred Units, at any time following a Tax Event, New LP may, without the consent of any New LP Preferred Unitholders, vary the terms of the New LP Preferred Units such that they remain securities, or exchange the New LP Preferred Units for new securities, which in would eliminate the substantial probability that New LP or any Successor Entity would be required to pay any additional amounts with respect to the New LP Preferred Units as a result of a Change in Tax Law. However, New LP’s exercise of this right is subject to certain conditions, including that the terms considered in the aggregate cannot be less favorable to New LP Preferred Unitholders than the terms of the New LP Preferred Units prior to being varied or exchanged. See “Information Concerning New LP, the New LP Preferred Units and the Guarantors — Description of the New LP Preferred Units and Guarantees — Substitution or Variation”.
A change in the rating of the New LP Preferred Units could adversely affect the market price of the New LP Preferred Units.
In connection with Transaction, New LP expects that the New LP Preferred Units will receive a rating from a Rating Agency. Rating agencies revise their ratings from time to time and could lower or withdraw any rating issued with respect to the New LP Preferred Units. Any real or anticipated downgrade or withdrawal of any ratings of the New LP Preferred Units could have an adverse effect on the market price or liquidity of the New LP Preferred Units.
Ratings reflect only the views of the issuing rating agency or agencies and are not recommendations to purchase, sell or hold any particular security, including the New LP Preferred Units, and there is no assurance that any rating will apply for any given period of time or that a rating may not be adjusted or withdrawn. In addition, ratings do not reflect market prices or suitability of a security for a particular investor, and any future rating of the New LP Preferred Units may not reflect all risks related to New LP and its business or the structure or market value of the New LP Preferred Units. The assignment of a new rating that is lower than the existing rating or a downgrade or potential downgrade in the rating assigned to New LP, its subsidiaries, the New LP Preferred Units or any of its other securities could adversely affect the trading price and liquidity of the New LP Preferred Units.
New LP cannot be sure that any rating agency will maintain its rating once issued. New LP does not undertake any obligation to obtain a rating, maintain the rating once issued or to advise New LP Preferred Unitholders of any change in ratings. A failure to obtain a rating or a negative change in a rating once issued could have an adverse effect on the market price or liquidity of the New LP Preferred Units.
Rating agencies may change rating methodologies, and their ratings may not reflect all risks.
The rating agencies that currently or may in the future publish a rating for New LP or the New LP Preferred Units may from time to time in the future change the methodologies that they use for analyzing securities with features similar to the New LP Preferred Units. If the rating agencies change their practices for rating securities in the future, and the ratings of the New LP Preferred Units are subsequently lowered, the trading price and liquidity of the New LP Preferred Units could be adversely affected.
In addition, credit ratings may not reflect the potential impact of all risks related to structure, market, additional factors discussed above and incorporated by reference herein and other factors that may affect the value of the New LP Preferred Units. A credit rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn by the rating agency at any time. In addition, prior to    •   , 2026, New LP may redeem the New LP Preferred Units upon occurrence of a Ratings Event. See “Information Concerning New LP, the New LP Preferred Units and the Guarantors — Description of the New LP Preferred Units and Guarantees — Redemption — Optional Redemption upon a Ratings Event.”
New LP Preferred Unitholders may have liability to repay distributions.
Under certain circumstances, New LP Preferred Unitholders may have to repay amounts wrongfully returned or distributed to them. Under Section 11 of the Bermuda Limited Partnership Act, New LP may not return (or release) any part of a limited partner’s capital contribution (a “Capital Withdrawal”) nor make a distribution from the assets of New LP if New LP has reasonable grounds for believing that the Capital Withdrawal or distribution would cause New LP to be unable to repay its liabilities as they become due (“Impermissible Capital Withdrawal”).
Bermuda law provides that for a period of six years from the date of an Impermissible Capital Withdrawal, limited partners who received the Impermissible Capital Withdrawal will be liable to the limited partnership (or where the partnership is dissolved to its creditors) for the amount of the contribution wrongfully returned or released. Bermuda law also provides that for a period of one year from the date of a Capital Withdrawal made in accordance with the provisions of the Bermuda Limited Partnership Act, a limited partner who received the Capital Withdrawal will be liable to the limited partnership (or where the partnership is dissolved to its creditors) for the amount of the contribution returned or released.
General Tax Risk Factors Relating to the Transaction
New LP Preferred Unitholders may be subject to non-U.S. and U.S. state and local taxes and return filing requirements as a result of owning New LP Preferred Units.
Based on its expected assets and method of operation, New LP does not expect any holder of New LP Preferred Units, solely as a result of owning such units, to be subject to any additional income taxes imposed on a net basis or additional tax return filing requirements in any jurisdiction in which New LP engages in activity or owns property. However, New LP’s method of operation and current structure may change, and there can be no assurance that, solely as a result of owning New LP Preferred Units, a New LP Preferred Unitholder will not be subject to certain taxes, including non-U.S., state, and local income taxes, unincorporated business taxes and estate, inheritance, or intangible taxes imposed by the various jurisdictions in which New LP does business or owns property now or in the future, even if the New LP Preferred Unitholders do not reside in any of these jurisdictions. Consequently, a New LP Preferred Unitholder may also be required to file non-U.S., state, and local income tax returns in some or all of these jurisdictions. Further, a New LP Preferred Unitholder may be subject to penalties for failure to comply with these requirements. It is a New LP Preferred Unitholder’s responsibility to file all U.S. federal, state, and local and non-U.S. tax returns that may be required of the holder.
The U.S. Internal Revenue Service (“IRS”) or Canada Revenue Agency (“CRA”) may not agree with certain assumptions and conventions that New LP uses to comply with applicable U.S. and Canadian federal income tax laws or to report income, gain, loss, deduction, and credit to holders of partnership interests in New LP, including New LP Preferred Unitholders.
The New LP General Partner will apply certain assumptions and conventions to comply with applicable tax laws and to report income, gain, deduction, loss, and credit to holders of partnership interests in New LP, including New LP Preferred Unitholders, in a manner that reflects the unitholders’ beneficial ownership of partnership items, taking into account variation in ownership interests during each taxable year because of trading activity. However, the IRS or CRA may not agree that these assumptions and conventions comply with all aspects of the applicable tax requirements. A successful IRS or CRA challenge to such assumptions or conventions could adversely affect the amount of tax benefits available to holders of partnership interests in New LP and could require that items of income, gain, deduction, loss, or credit, including interest deductions, be adjusted, reallocated, or disallowed in a manner that adversely affects New LP Preferred Unitholders.

Holders of New LP Preferred Units may be exposed to transfer pricing risks.
To the extent that New LP enters into transactions or arrangements with parties with whom it does not deal at arm’s length, including Brookfield, the relevant tax authorities may seek to adjust the quantum or nature of the amounts received or paid by New LP if they consider that the terms and conditions of such transactions or arrangements differ from those that would have been made between persons dealing at arm’s length. This could result in more tax (and penalties and interest) being paid by New LP, and therefore the return to investors could be reduced. For Canadian tax purposes, a transfer pricing adjustment may in certain circumstances result in a dividend being deemed to be paid by a Canadian resident to a non-arm’s length non-resident, which deemed dividend is subject to Canadian withholding tax.
If the relevant tax authority were to assert that an adjustment should be made under the transfer pricing rules to an amount that is relevant to the computation of the income of New LP, such assertion could result in adjustments to amounts of income allocated to holders of New LP Preferred Units by New LP for tax purposes. In addition, New LP could also be liable for transfer pricing penalties in respect of transfer pricing adjustments unless reasonable efforts were made to determine, and use, arm’s length transfer prices. Generally, reasonable efforts in this regard are only considered to be made if contemporaneous documentation has been prepared in respect of such transactions or arrangements that support the transfer pricing methodology.
United States Tax Risk Factors Relating to the Transaction
If New LP were to be treated as a corporation for U.S. federal income tax purposes, the value of the New LP Preferred Units might be adversely affected.
The value of the New LP Preferred Units depends in part on the treatment of New LP as a partnership for U.S. federal income tax purposes. For New LP to be treated as a partnership for U.S. federal income tax purposes, under present law, 90% or more of New LP’s gross income for every taxable year must consist of qualifying income, as defined in Section 7704 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), and New LP must not be required to register, if it were a U.S. corporation, as an investment company under the Investment Company Act of 1940 and related rules. Although the New LP General Partner intends to manage the affairs of New LP so that New LP will not need to be registered as an investment company if it were a U.S. corporation and so that it will meet the 90% test described above in each taxable year, New LP may not meet these requirements, or current law may change so as to cause, in either event, New LP to be treated as a corporation for U.S. federal income tax purposes. If New LP were treated as a corporation for U.S. federal income tax purposes, adverse U.S. federal income tax consequences could result, as described below in greater detail under the heading “Certain United States Federal Income Tax Considerations — Consequences to U.S. Holders — Ownership and Disposition of New LP Preferred Units Received Pursuant to the Arrangement or the BPYU Mandatory Exchange — Partnership Status of New LP.”
U.S. backup withholding tax may apply if any New LP Preferred Unitholder fails to comply with U.S. tax reporting rules, and such excess withholding tax cost may be an expense borne by New LP and, therefore, by all holders of partnership interests in New LP on a pro rata basis.
U.S. backup withholding tax may apply with respect to any New LP Preferred Unitholder who fails to timely provide New LP (or the applicable broker, clearing agent, nominee, or other intermediary) with an IRS Form W-9 or an appropriate IRS Form W-8, as applicable. See the discussion below under the heading “Certain United States Federal Income Tax Considerations — Consequences to U.S. Holders — Ownership and Disposition of New LP Preferred Units Received Pursuant to the Arrangement or the BPYU Mandatory Exchange — Backup Withholding.” To the extent that any New LP Preferred Unitholder fails to timely provide the applicable form (or such form is not properly completed), New LP might treat such U.S. backup withholding taxes as an expense, which generally would be borne indirectly by all holders of partnership interests in New LP on a pro rata basis (including holders of equity interests who fully comply with their U.S. tax reporting obligations).

The New LP partnership structure involves complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. The tax characterization of the New LP partnership structure is also subject to potential legislative, judicial, or administrative change and differing interpretations, possibly on a retroactive basis.
The U.S. federal income tax treatment of New LP Preferred Unitholders depends in some instances on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. New LP Preferred Unitholders should be aware that the U.S. federal income tax rules, particularly those applicable to partnerships, are constantly under review by the Congressional tax-writing committees and other persons involved in the legislative process, the IRS, the U.S. Treasury Department, and the courts, frequently resulting in changes which could adversely affect the value of the New LP Preferred Units or cause New LP to change the way it conducts its activities. For example, changes to the U.S. federal tax laws and interpretations thereof could make it more difficult or impossible for New LP to be treated as a partnership that is not taxable as a corporation for U.S. federal income tax purposes, change the character or treatment of portions of New LP’s income, reduce the net amount of distributions available to holders of partnership interests in New LP, or otherwise affect the tax considerations of owning New LP Preferred Units. In addition, New LP’s organizational documents and agreements permit the New LP General Partner to modify the New LP Partnership Agreement, without the consent of New LP Preferred Unitholders, to address such changes. These modifications could have a material adverse effect on New LP Preferred Unitholders.
New LP’s delivery of required tax information for a taxable year may be subject to delay, which could require a New LP Preferred Unitholder who is a U.S. taxpayer to request an extension of the due date for such taxpayer’s income tax return.
New LP has agreed to use commercially reasonable efforts to provide U.S. tax information (including IRS Schedule K-1 information needed to determine a New LP Preferred Unitholder’s allocable share of New LP’s income, gain, losses, and deductions, if any) no later than 90 days after the close of each calendar year. However, providing this U.S. tax information to New LP Preferred Unitholders will be subject to delay in the event of, among other reasons, the late receipt of any necessary tax information from other entities. It is therefore possible that, in any taxable year, a New LP Preferred Unitholder that is a U.S. taxpayer will need to apply for an extension of time to file such taxpayer’s tax returns. See the discussion below under the heading “Certain United States Federal Income Tax Considerations — Consequences to U.S. Holders — Ownership and Disposition of New LP Preferred Units Received Pursuant to the Arrangement or the BPYU Mandatory Exchange — Information Returns and Audit Procedures.”
If the IRS makes an audit adjustment to New LP’s income tax returns, it may assess and collect any taxes (including penalties and interest) resulting from such audit adjustment directly from New LP, in which case cash available for distribution to holders of partnership interests in New LP, including New LP Preferred Unitholders, might be substantially reduced.
If the IRS makes an audit adjustment to New LP’s income tax returns, it may assess and collect any taxes (including penalties and interest) resulting from such audit adjustment directly from New LP instead of holders of New LP Preferred Units or holders of other partnership interests in New LP. New LP may be permitted to elect to have the New LP General Partner, New LP Preferred Unitholders, and other holders of partnership interests in New LP take such audit adjustment into account in accordance with their interests in New LP during the taxable year under audit. However, there can be no assurance that New LP will choose to make such election or that it will be available in all circumstances. If New LP does not make the election, and New LP pays taxes, penalties, or interest as a result of an audit adjustment, then cash available for distribution might be substantially reduced. As a result, holders of partnership interests in New LP, including New LP Preferred Unitholders, might bear some or all of the cost of the tax liability resulting from such audit adjustment, even if these holders did not own partnership interests in New LP during the taxable year under audit.
Treatment of distributions on the New LP Preferred Units as guaranteed payments for the use of capital gives rise to uncertain U.S. federal income tax consequences for New LP Preferred Unitholders.
The U.S. federal income tax treatment of distributions on the New LP Preferred Units is uncertain. The New LP General Partner will treat New LP Preferred Unitholders as partners entitled to guaranteed payments for the use of capital on their New LP Preferred Units, although the IRS may disagree with this treatment. If the New LP Preferred Units are not partnership interests, they would likely constitute indebtedness for U.S. federal income tax purposes, and distributions on the New LP Preferred Units would constitute ordinary interest income.
Based on the treatment of the New LP Preferred Units as partnership interests, the New LP General Partner will treat distributions on the New LP Preferred Units as guaranteed payments for the use of capital that generally will be taxable to U.S. Holders (as defined below) as ordinary income for U.S. federal income tax purposes. Although a U.S. Holder will recognize taxable income from the accrual of such a guaranteed payment even in the absence of a contemporaneous cash distribution, New LP anticipates accruing and making the guaranteed payment distributions on a quarterly basis. Otherwise, New LP Preferred Unitholders generally are not expected to share in New LP’s items of income, gain, loss, or deduction, nor will New LP allocate any share of its nonrecourse liabilities, if any, to New LP Preferred Unitholders. Upon the sale of New LP Preferred Units, a U.S. Holder will be required to recognize gain or loss equal to the difference between the amount realized by the holder and the holder’s tax basis in the New LP Preferred Units sold. The amount realized generally will equal the sum of the cash and the fair market value of other property the holder receives in exchange for such New LP Preferred Units. The tax basis of a U.S. Holder in New LP Preferred Units initially will be the fair market value of the New LP Preferred Units on the date the holder disposes of BPY Units pursuant to the Arrangement or exchanges BPYU Shares for the Default Consideration pursuant to the BPYU Mandatory Exchange (as applicable).
The ownership and disposition of New LP Preferred Units by U.S. Holders that are tax-exempt organizations raises tax issues unique to them. The treatment of guaranteed payments for the use of capital to tax-exempt New LP Preferred Holders is not certain. Depending on the circumstances, such payments may be treated as unrelated business taxable income (“UBTI”) for U.S. federal income tax purposes.
Investment in the New LP Preferred Units by Non-U.S. Holders (as defined below) gives rise to tax issues unique to such holders. The New LP General Partner will treat distributions on the New LP Preferred Units as guaranteed payments made from sources outside the United States for U.S. federal income tax purposes, and the New LP General Partner generally does not expect to withhold U.S. federal income tax on such guaranteed payments made to Non-U.S. Holders, provided that New LP is not engaged in a trade or business within the United States. However, the tax treatment of guaranteed payments for source and withholding tax purposes is uncertain, and the IRS may disagree with this treatment. As a result, it is possible that the IRS could assert that Non-U.S. Holders would be subject to U.S. federal income and withholding tax on their share of New LP’s ordinary income from sources within the United States, even if distributions on the New LP Preferred Units are treated as guaranteed payments. If, contrary to expectation, distributions on the New LP Preferred Units are not treated as guaranteed payments, then a Non-U.S. Holder might be subject to a withholding tax of up to 30% on the gross amount of certain U.S.-source income of New LP, such as interest income, which is not effectively connected with a U.S. trade or business.
Based on New LP’s organizational structure, as well as its expected income and assets, the New LP General Partner currently believes that New LP is unlikely to earn income treated as effectively connected with a U.S. trade or business, including effectively connected income attributable to the sale of a “United States real property interest,” as defined in the Code. If, contrary to expectation, New LP were deemed to be engaged in a U.S. trade or business, then a Non-U.S. Holder of New LP Preferred Units generally would be required to file a U.S. federal income tax return, and distributions to the holder might be treated as “effectively connected income” (which would subject the holder to U.S. net income taxation and possibly “branch profits” tax in the case of a corporate Non-U.S. Holder) and might be subject to withholding tax imposed at the highest effective U.S. tax rate applicable to such Non-U.S. Holder. If New LP were engaged in a U.S. trade or business, then gain or loss from the sale of New LP Preferred Units by a Non-U.S. Holder generally would be treated as effectively connected with such trade or business to the extent that the Non-U.S. Holder would have had effectively connected gain or loss had New LP sold all of its assets at their fair market value as of the date of such sale. In such case, any such effectively connected gain generally would be taxable at regular U.S. federal income tax rates, and the amount realized from such sale generally would be subject to a 10% U.S. federal withholding tax.
Prospective New LP Preferred Unitholders are urged consult their own tax advisers regarding the U.S. federal income tax consequences of the ownership and disposition of New LP Preferred Units in light of their particular circumstances.

Under the Foreign Account Tax Compliance provisions of the Hiring Incentives to Restore Employment Act of 2010 (“FATCA”), certain payments made or received by New LP may be subject to a 30% federal withholding tax, unless certain requirements are met.
Under FATCA, a 30% withholding tax may apply to certain payments of U.S.-source income made to New LP or by New LP to a New LP Preferred Unitholder, unless certain requirements are met. See the discussion below under the heading “Certain United States Federal Income Tax Considerations — Consequences to U.S. Holders — Ownership and Disposition of New LP Preferred Units Received Pursuant to the Arrangement or the BPYU Mandatory Exchange — Foreign Account Tax Compliance.” To ensure compliance with FATCA, information regarding ownership of New LP Preferred Units may be reported to the IRS or to a non-U.S. governmental authority. New LP Preferred Unitholders are urged to consult their own tax advisers regarding the consequences under FATCA of owning New LP Preferred Units.
Canadian Tax Risk Factors Relating to the Transaction
Eligible Canadian Holders (as defined herein) who wish to defer all or a portion of any capital gain that would otherwise be realized on the disposition of BPY Units pursuant to the Arrangement must elect pursuant to the Arrangement to dispose of their BPY Units to BAM for BAM Shares on a tax-deferred rollover basis and must also make and file a Joint Tax Election (as defined herein) in respect of such disposition.
Eligible Canadian Holders who wish to defer all or a portion of any capital gain that would otherwise be realized on the disposition of BPY Units pursuant to the Arrangement must elect pursuant to the Arrangement to dispose of their BPY Units to BAM in consideration for BAM Shares on a tax-deferred rollover basis and must also make a Joint Tax Election with BAM in respect of such disposition. Such Eligible Canadian Holders must also file such Joint Tax Election in the form and manner and within the time prescribed by the Tax Act (or any applicable provincial income tax law).
Unless a valid Joint Tax Election is made, an Eligible Canadian Holder who disposes of BPY Units to BAM in consideration for BAM Shares pursuant to the Arrangement will be considered to have disposed of its BPY Units for proceeds of disposition equal to the aggregate of the fair market value, at the time of the disposition, of the BAM Shares received and the amount of any cash received in lieu of fractional BAM Shares. See “Certain Canadian Federal Income Tax Considerations” for further detail.
Eligible Canadian Holders should be aware that even if they elect pursuant to the Arrangement to dispose of BPY Units to BAM in consideration for BAM Shares on a tax-deferred rollover basis, the Type of Consideration will be pro-rated as necessary to ensure that the Total BAM Share Consideration, Total Cash Consideration and Threshold New LP Preferred Unit Consideration is not exceeded. Accordingly, some of the consideration Eligible Canadian Holders receive in the Transaction may differ from the Type of Consideration they elect and such difference may be significant. A discussion of the proration mechanism can be found under the heading “The Transaction — Pro-Ration” of this Document.
Eligible Canadian Holders who wish to defer any capital gain that would otherwise be realized on the disposition of their BPY Units pursuant to the Arrangement should consult their own tax advisors.
Eligible Canadian Holders who elect pursuant to the Arrangement to dispose of BPY Units to BAM in consideration for BAM Shares on a tax-deferred rollover basis are responsible for the validity, proper completion and timely filing of the Joint Tax Election.
Eligible Canadian Holders who wish to defer all or a portion of any capital gain that would otherwise be realized on the disposition of BPY Units pursuant to the Arrangement by making the election pursuant to the Arrangement to dispose of BPY Units to BAM in consideration for BAM Shares prior on a tax-deferred rollover basis , will need to make the necessary Joint Tax Election with BAM. However, neither BAM nor any of its directors, officers, agents, advisors or representatives, shall be responsible for the proper completion of any election form and, except for the obligation of BAM to sign and return duly completed Joint Tax Election that is received on or prior to the Tax Election Date (as defined herein), neither BAM, nor any of its directors, officers, agents, advisors or representatives shall be responsible for any taxes, interest or penalties resulting from the failure of an Eligible Canadian Holder to properly complete or file such Joint Tax Election in the form and manner and within the time prescribed by the Tax Act (or any applicable provincial income tax law). BAM agrees only to deliver an executed copy of the Joint Tax Election containing the relevant information to Eligible Canadian Holders who have submitted, on or before the Tax Election Date, all of the relevant information through the website    •   , that will be made available for this purpose, provided that the information provided complies with the rules under the Tax Act described herein). See “Certain Canadian Federal Income Tax Considerations — Holders Resident in Canada — Disposition of BPY Units Pursuant to the Arrangement — Eligible Canadian Holders Who Elect to Dispose of their BPY Units to BAM on a Tax-Deferred Rollover Basis”. The Elected Amount (as defined herein) in such election may not be less than the amount of any cash received by the Eligible Canadian Holder, including cash in lieu of fractional BAM Shares that would otherwise be issued by BAM to the Eligible Canadian Holder on the disposition of BPY Units to BAM in consideration for BAM Shares pursuant to the Arrangement. Eligible Canadian Holders who wish to defer any capital gain that would otherwise be realized on the disposition of their BPY Units pursuant to the Arrangement should consult their own tax advisors.
Resident Holders (as defined herein) who also hold BPY Preferred Units on the Effective Date may realize a greater capital gain (or reduced capital loss) for Canadian federal income tax purposes on the disposition (other than pursuant to a deemed disposition resulting from the BPY LPA Amendment) of their BPY Units pursuant to the Arrangement than they otherwise would if they did not hold any BPY Preferred Units on the Effective Date.
Resident Holders who also hold BPY Preferred Units on the Effective Date will not cease to be a partner of BPY as a result of the Arrangement. As a result, no portion of the share of the income (or loss) of BPY for Canadian federal income tax purposes for the fiscal year of BPY that includes the Effective Date that is allocated to such holders will be added (or deducted) in the computation of the adjusted cost base of such holders’ BPY Units that are disposed of pursuant to the Arrangement. Instead, the share of the income (or loss) of BPY for Canadian federal income tax purposes for the fiscal year of BPY that includes the Effective Date that is allocated to such holders will generally be added (or deducted) in the computation of the adjusted cost base of such holders’ BPY Preferred Units immediately following the end of BPY’s fiscal year in which the Effective Date occurs or, if earlier, immediately prior to the time that such holders dispose of all of their BPY Preferred Units and cease to be a partner of BPY for purposes of the Tax Act. Consequently, such holders may have a lower adjusted cost base of the BPY Units that are disposed of pursuant to the Arrangement (other than pursuant to a deemed disposition resulting from the BPY LPA Amendment) than otherwise would be the case if such holders did not hold any BPY Preferred Units at the time of the disposition of their BPY Units pursuant to the Arrangement (other than pursuant to a deemed disposition resulting from the BPY LPA Amendment). Such holders may therefore realize a greater capital gain (or reduced capital loss) for Canadian federal income tax purposes on the disposition of their BPY Units pursuant to the Arrangement (other than pursuant to a deemed disposition resulting from the BPY LPA Amendment) than otherwise would be the case if they did not hold any BPY Preferred Units at the time of the disposition of their BPY Units pursuant to the Arrangement (other than a disposition resulting from the BPY LPA Amendment). Such holders who make a Joint Tax Election in respect of BPY Units disposed of to BAM in consideration for BAM Shares pursuant to the Arrangement may have a lower adjusted cost base of such BAM Shares than otherwise would be the case if they did not hold any BPY Preferred Units at the time of such disposition pursuant to the Arrangement. Holders of BPY Units who also hold BPY Preferred Units on the Effective Date should consult their own tax advisors with respect to the Canadian federal income tax consequences to them of holding BPY Preferred Units on the Effective Date in their own particular circumstances.
Resident Holders may be subject to Canadian federal income tax consequences that are different than as described in “Certain Canadian Federal Income Tax Considerations” if, contrary to the view of counsel, the BPY LPA Amendment results in a deemed disposition of BPY Units held by such holders at the time of the BPY LPA Amendment pursuant to the Arrangement.
If, contrary to the view of counsel, the BPY LPA Amendment results in a deemed disposition of the BPY Units held by Resident Holders at the time of such BPY LPA Amendment, a Resident BPY Unitholder will generally realize a capital gain (or capital loss) equal to the amount by which the deemed proceeds of disposition (being the aggregate fair market value of such BPY Units at the time of such deemed disposition), exceed (or are less than) the aggregate adjusted cost base to the Resident BPY Unitholder of such BPY Units. Immediately following such deemed disposition, the adjusted cost base of such Resident BPY Unitholder’s BPY Units held at that time should generally be equal to the aggregate fair market value thereof at that time.

As a result of such BPY Units having an adjusted cost base equal to fair market value, the Resident BPY Unitholder generally should not realize a further capital gain on the actual disposition pursuant to the Arrangement of BPY Units held by such Resident BPY Unitholder after the BPY LPA Amendment. In addition, as discussed under “Certain Canadian Federal Income Tax Considerations — Resident Holders — Allocation of Income (or Loss) from BPY”, the share of the income (or loss) of BPY for tax purposes for the fiscal year of BPY that includes the Effective Date that is allocated to such Resident BPY Unitholder will generally be added (or deducted) in the computation of the adjusted cost base of the Resident BPY Unitholder’s BPY Units immediately prior to the time that such Resident BPY Unitholder disposes of all of its BPY Units pursuant to the Arrangement and ceases to be a partner of BPY (other than on a deemed disposition of BPY Units as a result of the BPY LPA Amendment) for purposes of the Tax Act. If, as a result of this adjusted cost base adjustment, the aggregate adjusted cost base of the Resident BPY Unitholder’s BPY Units held after the time of the BPY LPA Amendment exceeds the aggregate proceeds of disposition received for such BPY Units pursuant to the Arrangement, then the Resident BPY Unitholder should generally realize a capital loss that may offset in whole or in part any capital gain that arose on the deemed disposition of the Resident BPY Unitholder’s BPY Units as a result of the BPY LPA Amendment, subject to the detailed rules in the Tax Act relating to the deduction of capital losses. The taxation of capital gains and capital losses is discussed under “Certain Canadian Federal Income Tax Considerations — Resident Holders — Taxation of Capital Gains and Capital Losses”. The adjusted cost base adjustment rules are complex and Resident Holders should consult their own tax advisors with respect to the application of these rules as a result of the Arrangement in their particular circumstances. The consequences for Resident Holders who hold BPY Preferred Units on the Effective Date will be different. Resident BPY Unitholder who hold BPY Preferred Units on the Effective Date should see the immediately preceding risk factor.
New LP Preferred Units and BAM Shares may or may not continue to be “qualified investments” under the Tax Act for Registered Plans (as defined herein).
Provided that the New LP Preferred Units are listed on a “designated stock exchange” (which currently includes the TSX and Nasdaq), the New LP Preferred Units will be “qualified investments” under the Tax Act for a trust governed by a registered retirement savings plan (“RRSP”), deferred profit sharing plan, registered retirement income fund (“RRIF”), registered education savings plan (“RESP”), registered disability savings plan (“RDSP”) and a tax-free savings account (“TFSA”) (all as defined in the Tax Act and collectively referred to herein as “Registered Plans”). However, there can be no assurance that the New LP Preferred Units will continue to be listed on a “designated stock exchange”.
Provided that the BAM Shares are listed on a “designated stock exchange” (which currently includes the TSX and the NYSE) or BAM is a “public corporation” (and not a “mortgage investment corporation” as defined in the Tax Act), the BAM Shares will be “qualified investments” under the Tax Act for Registered Plans. However, there can be no assurance that the foregoing conditions will continue to be met.
There can also be no assurance that tax laws relating to “qualified investments” will not be changed. Taxes may be imposed in respect of the acquisition or holding of non-qualified investments by Registered Plans and certain other taxpayers and with respect to the acquisition or holding of “prohibited investments” as defined in the Tax Act, by a RRSP, RRIF, TFSA, RDSP or RESP.
Generally, the New LP Preferred Units will not be a “prohibited investment” for a trust governed by an RRSP, RRIF, TFSA, RDSP or RESP provided that the annuitant under the RRSP or RRIF, the holder of the TFSA or RDSP or the subscriber of the RESP, as the case may be, deals at arm’s length with New LP for purposes of the Tax Act and does not have a “significant interest” as defined in the Tax Act for purposes of the prohibited investment rules, in New LP or the New LP Preferred Units are “excluded property” as defined in the Tax Act for purposes of the prohibited investment rules.
Generally, the BAM Shares will not be not be a “prohibited investment” for a trust governed by an RRSP, RRIF, TFSA, RDSP or RESP, provided that the annuitant under the RRSP or RRIF, the holder of the TFSA or RDSP or the subscriber of the RESP, as the case may be, deals at arm’s length with BAM for purposes of the Tax Act and does not have a “significant interest” as defined in the Tax Act for purposes of the prohibited investment rules, in BAM, or the BAM Shares are “excluded property” as defined in the Tax Act for purposes of the prohibited investment rules.

Holders of New LP Preferred Units and BAM Shareholders who will hold New LP Preferred Units or BAM Shares, as the case may be, in an RRSP, RRIF, TFSA, RDSP or RESP should consult with their own tax advisors regarding the application of the foregoing prohibited investment rules having regard to their particular circumstances.
The Canadian federal income tax consequences to holders of New LP Preferred Units could be materially different in certain respects from those described in the section of this Circular titled Certain Canadian Federal Income Tax Considerations if New LP is a “SIFT partnership”, as defined in the Tax Act.
Under the rules in the Tax Act applicable to a “SIFT partnership” (the “SIFT Rules”) certain income and gains earned by a “SIFT partnership” will be subject to income tax at the partnership level at a rate similar to a corporation, and allocations of such income and gains to its partners will be taxed as a dividend from a “taxable Canadian corporation”, as defined in the Tax Act. In particular, a “SIFT partnership” will generally be required to pay a tax on the total of its income from businesses carried on in Canada, income from “non-portfolio properties”, as defined in the Tax Act, other than taxable dividends, and taxable capital gains from dispositions of “non-portfolio properties”. “Non-portfolio properties” include, among other things, equity interests or debt of corporations, trusts or partnerships that are resident in Canada, and of non-resident persons or partnerships the principal source of income of which is one or any combination of sources in Canada (other than a “portfolio investment entity” as defined in the Tax Act), that are held by the “SIFT partnership” and have a fair market value that is greater than 10% of the equity value of such entity, or that have, together with debt or equity that the “SIFT partnership” holds of entities affiliated (within the meaning of the Tax Act) with such entity, an aggregate fair market value that is greater than 50% of the equity value of the “SIFT partnership”. The tax rate that is applied to the above mentioned sources of income and gains is set at a rate equal to the “net corporate income tax rate”, plus the “provincial SIFT tax rate”, each as defined in the Tax Act.
A partnership will be a “SIFT partnership” throughout a taxation year if at any time in the taxation year (i) it is a “Canadian resident partnership” as defined in the Tax Act, (ii) “investments”, as defined in the Tax Act, in the partnership are listed or traded on a stock exchange or other public market and (iii) it holds one or more “non-portfolio properties”. For these purposes, a partnership will be a “Canadian resident partnership” at a particular time if (a) it is a “Canadian partnership” as defined in the Tax Act at that time, (b) it would, if it were a corporation, be resident in Canada (including, for greater certainty, a partnership that has its central management and control located in Canada) or (c) it was formed under the laws of a province. A “Canadian partnership” for these purposes is a partnership all of whose members are resident in Canada or are partnerships that are “Canadian partnerships”.
Under the SIFT Rules, New LP could be a “SIFT partnership” if it is a “Canadian resident partnership”. New LP will be a “Canadian resident partnership” if its central management and control is located in Canada. This determination is a question of fact and is expected to depend on where the New LP General Partner is located and exercises central management and control of the partnership. The New LP General Partner will take appropriate steps so that the central management and control of New LP is not located in Canada such that the SIFT Rules should not apply to New LP at any relevant time. However, no assurance can be given in this regard. If New LP is a “SIFT partnership”, the Canadian federal income tax consequences to holders of New LP Preferred Units could be materially different in certain respects from those described in the section of this Circular titled Certain Canadian Federal Income Tax Considerations. In addition, there can be no assurance that the SIFT Rules will not be revised or amended in the future such that the SIFT Rules will apply.
New LP Preferred Unitholders (as defined herein) may be required to include imputed amounts in their income for Canadian federal income tax purposes in accordance with section 94.1 of the Tax Act.
Section 94.1 of the Tax Act contains rules relating to interests in entities that are not resident or deemed to be resident in Canada for purposes of the Tax Act or not situated in Canada (and certain exempt foreign trusts as defined in subsection 94(1) of the Tax Act), other than a “controlled foreign affiliate” (as defined in the Tax Act) of the taxpayer (“Non-Resident Entities”), that could in certain circumstances cause income to be imputed to New LP Preferred Unitholders for Canadian federal income tax purposes, either directly or by way of allocation of such income imputed to New LP. See “Certain Canadian Federal Income Tax

Considerations — Holders Resident in Canada — Holding and Disposing of New LP Preferred Units — Computation of Income or Loss”.
Foreign tax credits for Canadian federal income tax purposes for New LP Preferred Unitholders will be limited if the Foreign Tax Credit Generator Rule (as defined herein) apply in respect of the foreign “business income tax” or “non-business income tax”, each as defined in the Tax Act, paid by New LP to the government of a foreign country.
Under the Foreign Tax Credit Generator Rules, the foreign “business-income tax” or “non-business-income tax” for Canadian federal income tax purposes for any taxation year may be limited in certain circumstances. If the Foreign Tax Credit Generator Rules apply, the allocation to a New LP Preferred Unitholder of foreign “business income tax” or “non-business income tax” paid by New LP, and therefore, such unitholder’s foreign tax credits for Canadian federal income tax purposes, will be limited. See “Certain Canadian Federal Income Tax Considerations — Holders Resident in Canada — Holding and Disposing of New LP Preferred Units — Computation of Income or Loss”.
Non-Resident New LP Unitholders (as defined herein), may be subject to Canadian federal income tax with respect to any Canadian source business income earned by New LP if New LP were considered to carry on business in Canada.
If New LP were considered to carry on business in Canada for purposes of the Tax Act, Non-Resident New LP Unitholders would be subject to Canadian federal income tax on their share of any Canadian source business income earned or considered to be earned by New LP, subject to the potential application of the safe harbour rule in section 115.2 of the Tax Act and any relief that may be provided by any relevant income tax treaty or convention.
The New LP General Partner intends to manage the affairs of New LP, to the extent possible, so that it does not carry on business in Canada and is not considered or deemed to carry on business in Canada for purposes of the Tax Act. Nevertheless, because the determination of whether New LP is carrying on business and, if so, whether that business is carried on in Canada, is a question of fact that is dependent upon the surrounding circumstances, the CRA, might contend that New LP carries on business in Canada for purposes of the Tax Act.
If New LP is considered to carry on business in Canada or is deemed to carry on business in Canada for the purposes of the Tax Act, Non-Resident New LP Unitholders that are corporations would be required to file a Canadian federal income tax return for each taxation year in which they are a Non-Resident New LP Unitholder regardless of whether relief from Canadian taxation is available under an applicable income tax treaty or convention. Non-Resident New LP Unitholders who are individuals would only be required to file a Canadian federal income tax return for any taxation year in which they are allocated income from New LP from carrying on business in Canada that is not exempt from Canadian taxation under the terms of an applicable income tax treaty or convention.
Non-Resident New LP Unitholders may be subject to Canadian federal income tax on capital gains realized by New LP on dispositions of “taxable Canadian property” as defined in the Tax Act.
A Non-Resident New LP Unitholder will be subject to Canadian federal income tax on its proportionate share of capital gains realized by New LP on the disposition of “taxable Canadian property” other than “treaty protected property”, as defined in the Tax Act. “Taxable Canadian property” includes, but is not limited to, property that is used or held in a business carried on in Canada and shares of corporations that are not listed on a “designated stock exchange”, as defined in the Tax Act, if more than 50% of the fair market value of the shares is derived from certain Canadian properties during the 60-month period immediately preceding the particular time. Property of New LP generally will be “treaty-protected property” to a Non-Resident New LP Unitholder if the gain from the disposition of the property would, because of an applicable income tax treaty or convention, be exempt from tax under the Tax Act. New LP is not expected to realize capital gains or losses from dispositions of “taxable Canadian property”. However, no assurance can be given in this regard. Non-Resident New LP Unitholders will be required to file a Canadian federal income tax return in respect of a disposition of “taxable Canadian property” by New LP unless the disposition is an “excluded disposition” for the purposes of section 150 of the Tax Act. However, Non-Resident New LP

Unitholders that are corporations will still be required to file a Canadian federal income tax return in respect of a disposition of “taxable Canadian property” that is an “excluded disposition” for the purposes of section 150 of the Tax Act if tax would otherwise be payable under Part I of the Tax Act by such Non-Resident New LP Unitholders in respect of the disposition but is not because of an applicable income tax treaty or convention (otherwise than in respect of a disposition of “taxable Canadian property” that is “treaty-protected property” of the corporation). In general, an “excluded disposition” is a disposition of property by a taxpayer in a taxation year where: (a) the taxpayer is a non-resident of Canada at the time of the disposition; (b) no tax is payable by the taxpayer under Part I of the Tax Act for the taxation year; (c) the taxpayer is not liable to pay any amounts under the Tax Act in respect of any previous taxation year (other than certain amounts for which the CRA holds adequate security); and (d) each “taxable Canadian property” disposed of by the taxpayer in the taxation year is either: (i) “excluded property” (as defined in subsection 116(6) of the Tax Act); or (ii) property in respect of the disposition of which a certificate under subsection 116(2), (4) or (5.2) of the Tax Act has been issued by the CRA. Non-Resident New LP Unitholders should consult their own tax advisors with respect to the requirements to file a Canadian federal income tax return in respect of a disposition of “taxable Canadian property” by New LP.
Non-Resident New LP Unitholders may be subject to Canadian federal income tax on capital gains realized on the disposition of New LP Preferred Units if New LP Preferred Units are “taxable Canadian property”.
Any capital gain arising from the disposition or deemed disposition of New LP Preferred Units by a Non-Resident New LP Unitholder will be subject to taxation in Canada, if, at the time of the disposition or deemed disposition, the New LP Preferred Units are “taxable Canadian property” of the Non-Resident New LP Unitholder, unless the New LP Preferred Units are “treaty-protected property” to such Non-Resident New LP Unitholder. In general, New LP Preferred Units will not constitute “taxable Canadian property” of any Non-Resident New LP Unitholder at the time of disposition or deemed disposition, unless (a) at any time during the 60-month period immediately preceding the disposition or deemed disposition, more than 50% of the fair market value of the New LP Preferred Units was derived, directly or indirectly (excluding through a corporation, partnership or trust, the shares or interests in which were not themselves “taxable Canadian property”), from one or any combination of: (i) real or immovable property situated in Canada; (ii) “Canadian resource properties”, as defined in the Tax Act; (iii) “timber resource properties”, as defined in the Tax Act; and (iv) options in respect, of or interests in, or for civil law rights in, such property, whether or not such property exists, or (b) the New LP Preferred Units are otherwise deemed to be “taxable Canadian property”. Since New LP’s assets are expected to consist only of debt of CanHoldco and certain U.S. corporations, the New LP Preferred Units are not at any relevant time expected to be “taxable Canadian property” of any Non-Resident New LP Unitholder at any time but no assurance can be given in this regard. See “Certain Canadian Federal Income Tax Considerations — Holders Not Resident in Canada — Taxable Canadian Property”. Even if the New LP Preferred Units constitute “taxable Canadian property”, the New LP Preferred Units will be “treaty protected property” if the gain on the disposition of the New LP Preferred Units is exempt from tax under the Tax Act under the terms of an applicable income tax treaty or convention. If the New LP Preferred Units constitute “taxable Canadian property”, Non-Resident New LP Unitholders will be required to file a Canadian federal income tax return in respect of a disposition of New LP Preferred Units unless the disposition is an “excluded disposition” (as discussed above). If the New LP Preferred Units constitute “taxable Canadian property”, Non-Resident New LP Unitholders should consult their own tax advisors with respect to the requirement to file a Canadian federal income tax return in respect of a disposition of New LP Preferred Units.
Non-Resident New LP Unitholders may be subject to Canadian federal income tax reporting and withholding tax requirements on the disposition of “taxable Canadian property”.
Non-Resident New LP Unitholders who dispose of “taxable Canadian property”, other than “excluded property” and certain other property described in subsection 116(5.2) of the Tax Act (or who are considered to have disposed of such property on the disposition of such property by New LP) are obligated to comply with the procedures set out in section 116 of the Tax Act and obtain a certificate pursuant to the Tax Act. In order to obtain such certificate, the Non-Resident New LP Unitholder is required to report certain particulars relating to the transaction to CRA not later than 10 days after the disposition occurs. The New LP Preferred Units are not expected to be “taxable Canadian property” and New LP is not expected to dispose of property that is “taxable Canadian property” but no assurance can be given in this regard.

Payments of interest (other than interest not subject to Canadian federal withholding tax) by residents of Canada to New LP will be subject to Canadian federal withholding tax and New LP may be unable to apply a reduced rate taking into account the residency or entitlement to relief under an applicable income tax treaty or convention of holders of New LP Preferred Units.
New LP will be deemed to be a non-resident person in respect of certain amounts paid or credited or deemed to be paid or credited to it by a person resident or deemed to be resident in Canada, including interest. Interest (other than interest not subject to Canadian federal withholding tax) paid or deemed to be paid by a person resident or deemed to be resident in Canada to New LP will be subject to withholding tax under Part XIII of the Tax Act at the rate of 25%. However, the CRA’s administrative practice in similar circumstances is to permit the rate of Canadian federal withholding tax applicable to such payments to be computed by looking through the partnership and taking into account the residency of the partners (including partners who are resident in Canada) and any reduced rates of Canadian federal withholding tax that any non-resident partners may be entitled to under an applicable income tax treaty or convention, provided that the residency status and entitlement to treaty benefits can be established. Under the Treaty a Canadian resident payer is required in certain circumstances to look-through fiscally transparent partnerships, such as New LP, to the residency and Treaty entitlements of their partners and take into account the reduced rates of Canadian federal withholding tax that such partners may be entitled to under the Treaty.
While the New LP General Partner expects CanHoldco to look-through New LP in determining the rate of Canadian federal withholding tax applicable to amounts paid or deemed to be paid by CanHoldco to New LP, New LP may be unable to accurately or timely determine the residency of the holders of New LP Preferred Units for purposes of establishing the extent to which Canadian federal withholding taxes apply or whether reduced rates of withholding tax apply to some or all of the holders of New LP Preferred Units. In such a case, CanHoldco will withhold Canadian federal withholding tax from all payments made to New LP that are subject to Canadian federal withholding tax at the rate of 25%. Holders of New LP Preferred Units who are resident in Canada for Canadian federal income tax purposes will be entitled to claim a credit for such taxes against their Canadian federal income tax liability, but holders of New LP Preferred Units who are not resident in Canada for Canadian federal income tax purposes will need to take certain steps to receive a refund or credit in respect of any such Canadian federal withholding taxes withheld equal to the difference between the withholding tax at a rate of 25% and the withholding tax at the reduced rate they are entitled to under an applicable income tax treaty or convention. See “Certain Canadian Federal Income Tax Considerations — Holders Not Resident in Canada — Holding and Disposing of New LP Preferred Units — Taxation of Income and Loss” for further detail. Holders of New LP Preferred Units should consult their own tax advisors concerning all aspects of Canadian federal withholding taxes.
Risks Relating to Taxation of BAM
For general tax risks relating to the taxation of BAM, see “Business Environment and Risks — n) Tax” in Part 6 of the BAM Annual Report.

SUPPLEMENTAL FINANCIAL INFORMATION
The information below is being provided pursuant to Rule 13-01 of Regulation S-X. The Partnership and the other Guarantors will fully and unconditionally guarantee, on a joint and several basis, the New LP Preferred Units as described under “Information Concerning New LP and the New LP Preferred Units — Description of the New LP Preferred Units and Guarantees”. The following tables present summarized financial information for the New LP, BPY and the other Guarantors on a combined basis, after eliminating intercompany transactions and balances between them and excluding investments in and equity in earnings from non-guarantor subsidiaries:
(in millions of US dollars)	Year Ended December 31, 2020
Statement of Income Data
Revenue(1)	7
Revenue — from non-guarantor subsidiaries	478
Dividend income — from non-guarantor subsidiaries	473
Operating profit	580
Net income	451

(1)
Total revenue of the Partnership and its controlled subsidiaries for the year ended December 31, 2020 was $6,593 million.

December 31, 2020
Balance Sheet Data
Current assets(1)	141
Current assets — due from non-guarantor subsidiaries	8,472
Long-term assets(1)	64
Long-term assets — due from non-guarantor subsidiaries	478
Current liabilities	257
Current liabilities — due to related parties	830
Current liabilities — due to non-guarantor subsidiaries	6,864
Long-term liabilities	1,572
Long-term liabilities — due to related parties	42
Preferred equity and capital securities	2,378
Non-controlling interests	5

(1)
Total assets of the Partnership and its controlled subsidiaries as of December 31, 2020 were $107,951 million

DESCRIPTION OF THE TRANSACTION
The principal purpose of the Meeting is for BPY Unitholders to consider the proposed acquisition, directly or indirectly, by the Purchaser Parties pursuant to the Transaction of 100% of the Units for consideration per Unit of the BAM Share Consideration, the Cash Consideration or the New LP Preferred Unit Consideration.
The Transaction is being implemented pursuant to the Plan of Arrangement. The following description is qualified in its entirety by reference to the full text of the Plan of Arrangement, which is attached as Appendix E to this Document.
Transaction Steps
Commencing at the Effective Time, the following shall occur and shall be deemed to occur in the following order without any further act or formality:
(a)
simultaneously:

(i)
each BPY Option, whether vested or unvested, that is outstanding immediately prior to the Effective Time shall, notwithstanding the terms of the BPY Stock Option Plans or any applicable grant agreement in relation thereto, be surrendered by the holder thereof to BPY in exchange for, subject to Section 5.4 of the Plan of Arrangement, a cash payment from BPY equal to the amount (if any) by which the Cash Consideration exceeds the exercise price of such BPY Option, multiplied by the number of BPY Units subject to such BPY Option, and each such BPY Option shall immediately be cancelled and terminated and, for greater certainty, where such amount is zero or negative, such BPY Option shall be cancelled without any consideration, and none of BPY, BAM or Purchaser Sub shall be obligated to pay the holder of such BPY Option any amount in respect of such BPY Option; and

(ii)
each Tracking Share Option, whether vested or unvested, that is outstanding immediately prior to the Effective Time shall, notwithstanding the terms of the Tracking Share Option Plan or any applicable grant agreement in relation thereto, be surrendered by the holder thereof to BPO ETS in exchange for, subject to Section 5.4 of the Plan of Arrangement, a cash payment from BPO ETS equal to the amount (if any) by which the Cash Consideration exceeds the exercise price of such Tracking Share Option, multiplied by the number of Tracking Shares subject to such Tracking Share Option, and each such Tracking Share Option shall immediately be cancelled and terminated and, for greater certainty, where such amount is zero or negative, such Tracking Share Option shall be cancelled without any consideration, and none of BPO ETS, BPY, BAM or Purchaser Sub shall be obligated to pay the holder of such Tracking Share Option any amount in respect of such Tracking Share Option, and, with respect to each BPY Option and Tracking Share Option that is surrendered, as of the effective time of such surrender: (A) the holder thereof shall cease to be the holder of such BPY Option or Tracking Share Option, as applicable, (B) the holder thereof shall cease to have any rights as a holder in respect of such BPY Option or Tracking Share Option, as applicable, or under the BPY Stock Option Plans or the Tracking Share Option Plan, as applicable, other than the right to receive the consideration to which such holder is entitled, (C) such holder’s name shall be removed from the applicable register, and (D) all agreements, grants and similar instruments relating thereto shall be cancelled;
(b)
the DSUs outstanding immediately prior to the Effective Time shall be continued on the same terms and conditions as were applicable immediately prior to the Effective Time, except that the terms of such DSUs shall be amended so as to substitute BAM Shares for the Tracking Shares or BPY Units, as applicable, subject to such DSUs and the number of DSUs held by each participant under the DSU Plans as of the Effective Time shall be amended to be equal to (i) the number of DSUs held by the participant immediately prior to the Effective Time, multiplied by (ii) the Exchange Ratio;

(c)
BAM will purchase each unvested Restricted BPY Unit and each Restricted Canadian BPY Unit and (i) such Restricted BPY Unit shall be deemed to be transferred by the holder thereof to BAM in exchange for the BAM Share Consideration, (ii) the name of such holder shall be removed from the register of holders of BPY Units in respect of such BPY Units, (iii) BAM shall be recorded as the registered holder of the BPY Units so transferred and shall be deemed to be the legal and beneficial owner thereof, free and clear of any liens, claims or encumbrances, and (iv) such BAM Shares shall be subject to the same transfer restrictions, vesting, forfeiture and other terms and conditions as were applicable to the Restricted BPY Units immediately prior to the Effective Time;
(d)
BAM will purchase each BPY Unit in respect of which a valid election has been made by an Eligible Canadian Holder and (i) subject to pro-ration in accordance with Section 3.3 of the Plan of Arrangement, each such BPY Unit shall be deemed to be transferred by such Eligible Canadian Holder to BAM in exchange for the BAM Share Consideration, (ii) the name of such Eligible Canadian Holder shall be removed from the register of holders of BPY Units in respect of such BPY Units and (iii) BAM shall be recorded as the registered holder of the BPY Units so transferred and shall be deemed to be the legal and beneficial owner thereof, free and clear of any liens, claims or encumbrances;

(e)
the Applicable Acquiror will purchase each BPY Unit held by a BAM Holder, other than those BPY Units transferred pursuant to paragraphs (c) and (d) above and (i) each such BPY Unit shall be deemed to be transferred by such holder to the Applicable Acquiror in exchange for the Cash Consideration, the New LP Preferred Unit Consideration or the BAM Exchange LP Consideration (in each case as deemed to be elected and subject, in each case, to pro-ration in accordance with the Plan of Arrangement), (ii) the name of such holder shall be removed from the register of holders of BPY Units in respect of such BPY Units and (iii) the Applicable Acquiror shall be recorded as the registered holder of the BPY Units so transferred and shall be deemed to be the legal and beneficial owner thereof, free and clear of any liens, claims or encumbrances;

(f)
the BPY LPA Amendment will become effective and binding on the parties thereto;

(g)
Purchaser Sub will make a loan to CanHoldco in the principal amount equal to the Total Public New Preferred Unit Amount, which will be evidenced by the issuance of Note A (as such term is defined in the Plan of Arrangement);

(h)
CanHoldco and/or one or more other subsidiaries of BPY, as set forth in the Pre-Closing Notice, will transfer an aggregate cash amount equal to the Total Public New Preferred Unit Amount to the Property Partnership to repay the intercompany obligations owing to the Property Partnership set forth in the Pre-Closing Notice;

(i)
Property Partnership will purchase from BPY and cancel such number of managing general partner units of the Property Partnership as is equal to the Total BPY Unit Redemption Amount divided by the Cash Consideration, in exchange for the payment of a cash amount equal to the Total BPY Redemption Amount to BPY;

(j)
Purchaser Sub will transfer Note A to New LP and, as payment therefor, New LP will issue a number of New LP Preferred Units equal to the Total Public New LP Preferred Units to Purchaser Sub;

(k)
concurrently with the transfer and issuance in paragraph (j), the Property Partnership will transfer the receivables set forth in the Pre-Closing Notice to New LP and, as payment therefor, New LP will issue to the Property Partnership such number of New LP General Partner Units as set out in the Pre-Closing Notice;

(l)
BAM will issue such number of BAM Shares equal to the BAM Shares Payable to BPYU Stockholders to the Property Partnership and, as payment therefor, the Property Partnership will issue to BAM the number of REUs equal to the number of BAM Shares Payable to BPYU Stockholders divided by the Exchange Ratio;

(m)
each outstanding BPY Unit held by a Dissenting BPY Unitholder shall be deemed to be transferred by the holder thereof to BPY without any further act or formality on its part, and, in consideration therefor, BPY shall be deemed to have issued to the Dissenting BPY Unitholder a debt-claim to be paid the aggregate fair value of those BPY Units in accordance with Article 4 of the Plan of

Arrangement and, in respect of the BPY Units so deemed to be transferred: (i) the Dissenting BPY Unitholder shall cease to be a holder of such BPY Units, (ii) the name of such holder shall be removed from the register of holders of BPY Units, (iii) the Dissenting BPY Unitholder shall have been deemed to have executed and delivered all consents, releases, assignments and waivers, statutory or otherwise, required to transfer and assign such units to BPY; and (iv) such BPY Units shall be cancelled by BPY and the register of holders of BPY Units shall be revised accordingly;
(n)
each Exchange LP Unit in respect of which a duly completed Letter of Transmittal and Election Form was submitted in accordance with Section 3.2(c) of the Plan of Arrangement shall be deemed to be transferred by the holder thereof to the Applicable Acquiror in exchange for the Cash Consideration, the BAM Share Consideration or the New LP Preferred Unit Consideration (subject, in each case, to pro-ration in accordance with Section 3.3 of the Plan of Arrangement) and the name of such holder shall be removed from the register of holders of Exchange LP Units, and Applicable Acquiror shall be recorded as the registered holder of the Exchange LP Units so transferred and shall be deemed to be the legal and beneficial owner thereof, free and clear of any liens, claims or encumbrances;

(o)
pursuant to and in accordance with Exchange LP’s exercise of its redemption right under Section 7.1 of the Exchange LP Unit Provisions and BPY’s notice of intention to exercise its overriding call right under Section 7.2 of the Exchange LP Unit Provisions, each dated as of the date of this Document, BPY will purchase each Exchange LP Unit outstanding after giving effect to paragraph (n) in exchange for the Exchange LP Unit Redemption Consideration, and the name of the holder of such Exchange LP Units shall be removed from the register of holders of Exchange LP Units, and BPY shall be recorded as the registered holder of the Exchange LP Units so purchased and shall be deemed to be the legal and beneficial owner thereof, free and clear of any liens, claims or encumbrances;

(p)
Purchaser Sub will assign, in part, its overriding call right pursuant to Section 7.5 of the BPY LPA to BAM in respect of such number of BPY Units to be transferred to BAM in exchange for the BAM Share Consideration pursuant to paragraph (r)(i);

(q)
BPY shall provide notice of redemption for all of the BPY Units, other than those BPY Units transferred pursuant to paragraphs (c), (d) and (e), pursuant to Section 7.4 of the BPY LPA;

(r)
immediately prior to such redemption taking effect:

(i)
BAM will exercise its overriding call right pursuant to Section 7.5 of the BPY LPA to purchase each BPY Unit, other than those BPY Units transferred pursuant to paragraphs (c), (d) and (e), in respect of which its holder has made an election or is deemed to have made an election to receive the BAM Share Consideration pursuant to Section 3.2 of the Plan of Arrangement and, subject to pro-ration in accordance with Section 3.3 of the Plan of Arrangement, each such BPY Unit shall be transferred by the holder thereof to BAM in accordance with such election or deemed election in exchange for the BAM Share Consideration, and the name of the holder of such BPY Units shall be removed from the register of holders of BPY Units, and BAM shall be recorded as the registered holder of the BPY Units so transferred and shall be deemed to be the legal and beneficial owner thereof, free and clear of any liens, claims or encumbrances; and

(ii)
Purchaser Sub will exercise its overriding call right pursuant to Section 7.5 of the BPY LPA to purchase each BPY Unit, other than those BPY Units transferred pursuant to paragraphs (c) and (e), in respect of which its holder has made an election or is deemed to have made an election to receive the New LP Preferred Unit Consideration pursuant to Section 3.2 of the Plan of Arrangement and, subject to pro-ration in accordance with Section 3.3 of the Plan of Arrangement, each such BPY Unit shall be transferred by the holder thereof to Purchaser Sub in accordance with such election or deemed election in exchange for the New LP Preferred Unit Consideration, and the name of the holder of such BPY Units shall be removed from the register of holders of BPY Units, and Purchaser Sub shall be recorded as the registered holder of the BPY Units so transferred and shall be deemed to be the legal and beneficial owner thereof, free and clear of any liens, claims or encumbrances;

(s)
each BPY Unit held by a BPY Unitholder, other than those BPY Units transferred pursuant to paragraphs (c), (d), (e), (m), (r)(i) and (r)(ii), shall be redeemed by BPY and cancelled, without any further act or formality on its part, in exchange for the Cash Consideration and the name of the holder of such BPY Unit shall be removed from the register of holders of BPY Units; and

(t)
in accordance with Article IV, Section C(3)(h) of the BPYU Certificate of Incorporation and pursuant to BAM and BPY’s notice of election to deliver the “BPY Units Amount” (as defined in the BPYU Certificate of Incorporation), each BPYU Share held by a BPYU Stockholder shall be exchanged for the Default Consideration, subject to pro-ration in accordance with Section 3.3 of the Plan of Arrangement, and the name of such holder shall be removed from the register of holders of BPYU Shares, and the Applicable Acquiror shall be recorded as the registered holder of the BPYU Shares so transferred and shall be deemed to be the legal and beneficial owner thereof, free and clear of any liens, claims or encumbrances.

Summary of Arrangement Agreement
On March 31, 2021, BPY and the Purchaser Parties entered into the Arrangement Agreement pursuant to which, among other things and subject to the conditions set forth therein, the Purchaser Parties agreed to pursue the Transaction. The following is a summary only of the material provisions of the Arrangement Agreement and does not purport to be complete and may not contain all of the information about the Arrangement Agreement that is important to a particular Unitholder in connection with the Transaction. This summary is qualified in its entirety by reference to the full text of the Arrangement Agreement, which is incorporated by reference herein and available in English on SEDAR at www.sedar.com and EDGAR at www.sec.gov and is attached as Appendix B to this Document.
The Arrangement Agreement contains certain covenants, representations and warranties of and from each of the Purchaser Parties and the Partnership and various conditions precedent. The Partnership has agreed to do all such acts and things as are necessary or desirable, and to reasonably cooperate with the Purchaser Parties, in order to give effect to the Transaction. In this regard, the Partnership and BAM have agreed to jointly prepare and file this Document, which contains the unanimous recommendation of the BPY Board of Directors (with Mr. Jeffrey Blidner abstaining because of his executive position at BAM) that the Unaffiliated BPY Unitholders vote in favor of the Transaction Resolutions.
The Partnership and the Purchaser Parties have agreed under the Arrangement Agreement that their obligations to complete the Transaction are subject to the fulfillment of the following conditions precedent on or before the Effective Date, each of which may only be waived by the mutual consent of each of BAM and the Partnership: (a) the Transaction Resolutions shall have received the BPY Unitholder Approval Threshold at the Meeting in accordance with the Interim Order; (b) there shall not be in force any order restraining or enjoining the consummation of the Arrangement nor an action pending to enjoin from a Governmental Entity; (c) all consents, orders, regulations and approvals, including regulatory and judicial approvals and orders, required or necessary for the completion of the Arrangement shall have been obtained or received from the persons, authorities or bodies having jurisdiction in the circumstances, and none of such consents, orders, regulations or approvals shall contain terms or conditions that are unsatisfactory or unacceptable to BAM or BPY, each acting reasonably; (d) the Form F-4 shall have been declared effective by the SEC under the U.S. Securities Act, no stop order suspending the effectiveness of the Form F-4 shall have been issued by the SEC and shall be in effect, and no proceedings for that purpose shall have been initiated by the SEC that have not been withdrawn; (e) BPY shall have received the opinion(s) of counsel as contemplated in Section 14.3.4 of the BPY LPA; (f) the Interim Order shall have been granted in form and substance satisfactory to BAM and the Partnership, each acting reasonably; (g) the final order of the Court pursuant to Section 182(5) of the OBCA (the “Final Order”) shall have been granted in form and substance satisfactory to BAM and the Partnership, each acting reasonably, and shall not have been set aside or modified in a manner unacceptable to such parties on appeal or otherwise; (h) the BAM Shares and the New LP Preferred Units shall have been approved for listing on NYSE and Nasdaq, respectively, subject to official notice of issuance and on the TSX, subject to satisfaction of the customary listing conditions; (i) the accuracy of representations and warranties made in the Arrangement Agreement and compliance by the Purchaser Parties and BPY with the covenants set forth in the Arrangement Agreement in all material respects; (j) there shall not have occurred any BPY Material Adverse Effect or any BAM Material Adverse Effect; and (k) holders of not more than 5%

of the outstanding BPY Units shall have exercised Dissent Rights with respect to the Arrangement as provided for in the proposed amendments to the BPY LPA described in the Arrangement Resolution.
Such conditions will be conclusively deemed to have been satisfied, waived or released upon the completion of the Arrangement.
Procedure for the Transaction Becoming Effective
The Arrangement is proposed to be carried out pursuant to section 182 of the OBCA. The following procedural steps must be taken for the Transaction to become effective:
1.
the Transaction Resolutions must be approved by BPY Unitholders attending the Meeting in person or represented by proxy in the manner required pursuant to the Interim Order (set out below) and such vote must satisfy the BPY Unitholder Approval Threshold;

2.
the Arrangement must be approved by the Court pursuant to the Final Order;

3.
all conditions precedent to the Arrangement set forth in the Arrangement Agreement must be satisfied or waived by the appropriate party; and

4.
the Final Order and related documents, in the form prescribed by the OBCA, must be filed with the OBCA Director.

Required BPY Unitholder Approval for the Transaction
At the Meeting scheduled to take place on    •   , 2021, BPY Unitholders will be asked to vote to approve the Transaction Resolutions, the full text of which is set forth in Appendix C to this Document. Pursuant to the BPY LPA Amendment and the Interim Order, the requisite approval for the Transaction Resolutions is the BPY Unitholder Approval Threshold.
Notwithstanding the approval by BPY Unitholders of the Transaction Resolutions or the Final Order having been obtained, BPY reserves the right not to proceed with, or otherwise give effect to, the Transaction without further notice to or authorization on the part of the BPY Unitholders, at any time prior to the Arrangement becoming effective pursuant to the provisions of the OBCA, in accordance with and subject to the terms of the Arrangement Agreement, the Interim Order and the Plan of Arrangement. See Appendix C to this Document for the full text of the Transaction Resolutions.
Unless otherwise instructed, the representatives of management of Brookfield Property Group, if named as proxy, intend to vote FOR the Transaction Resolutions.
Brookfield holds 33.6% of the outstanding BPY Units, representing 33.6% of the votes that may be cast towards the Standard Approval Threshold. Brookfield will cause all of their BPY Units to be voted in favor of the Transaction Resolutions. The BPY Units held by Brookfield may be counted only towards the Standard Approval Threshold. The votes of Brookfield and others are excluded for the purpose of determining whether the Transaction Resolutions receive enough votes to meet the Majority of the Minority Threshold. Of the BPY Units outstanding, 287,628,301 BPY Units can be voted in respect of the Majority of the Minority Threshold. See “Description of the Transaction — Certain Securities Law Matters — MI 61-101” for more information.
Court Approval and Completion of the Arrangement
Interim Order
On    •   , 2021, BPY obtained the Interim Order, which provides for the calling and holding of the Meeting and other procedural matters. A copy of the Interim Order is attached as Appendix F to this Document.
Final Order
As required under the OBCA, the Arrangement requires court approval. Subject to the terms of the Arrangement Agreement, and if the BPY Unitholder Approval Threshold is satisfied, BPY will apply to the Court for the Final Order.

The application for the Final Order is scheduled to take place virtually on    •    at    •    [a.m.]/[p.m.] (Toronto time) or as soon thereafter as counsel may be heard. Any BPY Unitholder may participate, be represented and present evidence or arguments at the hearing for the Final Order, subject to filing a notice to appear (the “Notice of Appearance”) with the Court and serving it upon Purchaser Sub along with any evidence or materials that such party intends to present to the Court on or before noon (Toronto time) on    •   , 2021, all in compliance with the notice of application for the Final Order (the “Notice of Application”) and the Interim Order. Service of such notice will be effected by service upon the solicitors for Purchaser Sub: Torys LLP, 79 Wellington St .W. #3300, Toronto, ON M5K 1N2, Attention: Karrin Powys-Lybbe.
At the hearing of the application for the Final Order, the Court will consider, among other things, the fairness and reasonableness of the Arrangement, both from a substantive and procedural point of view. The Court may approve the Arrangement, either as proposed or amended, in any manner the Court may direct, subject to compliance with any terms and conditions, if any, as the Court deems fit. Depending upon the nature of any required amendments, BPY and the Purchaser Parties may determine not to proceed with the Arrangement. In the event that the hearing of the application for the Final Order is postponed, adjourned or rescheduled then, subject to further order of the Court, only those persons having previously served a Notice of Appearance in compliance with the Notice of Application and the Interim Order will be given notice of the postponement, adjournment or rescheduled date. A copy of the Notice of Application is attached as Appendix G to this Document.
Articles of Arrangement
Once the Final Order has been obtained, to give effect to the Plan of Arrangement, articles of arrangement of Purchaser Sub in respect of the Arrangement (the “Articles of Arrangement”) will be filed with the OBCA Director and a certificate of arrangement pursuant to section 183(2) of the OBCA (the “Certificate of Arrangement”) will be issued. Pursuant to the terms of the Plan of Arrangement, the Arrangement will be effective on the date on which the Certificate of Arrangement is issued (the “Effective Date”).
Timing
If the Meeting is held as scheduled and is not postponed or adjourned, and the other necessary conditions at that point in time are satisfied or waived, Purchaser Sub will apply for the Final Order approving the Arrangement on    •   , 2021. If the Final Order is obtained in a form and substance satisfactory to BPY and the Purchaser Parties, and all other conditions set forth in the Arrangement Agreement are satisfied or waived by the applicable party, BPY currently expects the Effective Date to occur in the third quarter of 2021. However, it is not possible at this time to determine with certainty when the Effective Date will occur.
Elections by Unitholders and Pro-ration
Elections and Types of Consideration
Under the Arrangement Agreement and the Plan of Arrangement, Public Unitholders may elect to receive consideration per Unit of either (i) the BAM Share Consideration, (ii) the Cash Consideration, or (iii) the New LP Preferred Unit Consideration, subject in each case to pro-ration based on maximum BAM Shares equal to the Total BAM Share Consideration, maximum aggregate Cash Consideration equal to the Total Cash Consideration and maximum New LP Preferred Units equal to the Threshold New LP Preferred Unit Consideration.
If the aggregate number of New LP Preferred Units elected (or deemed to have been elected) by Public Unitholders and payable to BPYU Stockholders exceeds the Threshold New LP Preferred Unit Consideration, the Threshold New LP Preferred Unit Consideration will increase (the “Preferred Unit Consideration Increase”) by an amount equal to the lesser of: (i) such aggregate number of New LP Preferred Units so elected or payable in excess of 20,000,000; and (ii) 20,000,000, provided that the Threshold New LP Preferred Unit Consideration can only increase up to a maximum of 40,000,000 New LP Preferred Units. To offset the New LP Preferred Unit Consideration Increase, the Total BAM Share Consideration will decrease by an amount (rounded up to the nearest whole number) equal to:

A x B ,where:
   C
A = the Preferred Unit Consideration Increase
B = $25.00; and
C = $45.67 (being the closing price of one BAM Share on the NYSE on March 26, 2021).
The Total Cash Consideration will not be affected.
Registered BPY Unitholders have been sent a Letter of Transmittal and Election (printed on YELLOW paper) along with this Document, and registered Exchange LP Unitholders have been sent a Letter of Transmittal and Election (printed on BLUE paper) along with this Document. The Letter of Transmittal and Election or a manually executed facsimile thereof, properly completed and duly executed in accordance with the instructions set out therein, together with all other required documents, must be received by AST Trust Company (Canada) at the office specified on the back page of the Letter of Transmittal and Election, no later than 5:00 p.m. (Toronto time) on    •   , 2021 or your election will not be received. Further information with respect to the election deadline is set forth under the heading “Description of the Transaction — Elections by Unitholders and Pro-ration” of the Document. Non-Registered BPY Unitholders should contact their broker or other intermediary for instructions and assistance in receiving the Transaction Consideration in respect of your BPY Units.
Pro-Ration
If the aggregate elections (or deemed elections) by Public Unitholders, together with the amounts owing to BPYU Stockholders, for one or more Types of Consideration are in excess of such Type of Consideration’s corresponding maximum amount listed above, this will result in the remaining Type(s) of Consideration being an Undersubscribed Type of Consideration and, in such case, pro-ration will occur in accordance with the following:
Pro-ration of ONE Type of Consideration
In the event that the aggregate elections (or deemed elections) by Public Unitholders, together with the amounts owing to BPYU Stockholders, for ONE Type of Consideration is in excess of such Type of Consideration’s corresponding maximum amount listed above (and such Type of Consideration is the only Type of Consideration in excess of its corresponding maximum amount), such holders will be provided that Type of Consideration on a pro-rata basis, and, to account for the shortfall created by pro-rating the amount of such Type of Consideration, will also be provided, and deemed to have elected to receive, the same relative proportions of each of the two Undersubscribed Types of Consideration (for greater certainty, such relative proportions will be calculated based on the total dollar value available for each type of Undersubscribed Types of Consideration) such that the aggregate amount of each Type of Consideration provided to Unitholders will equal each Type of Consideration’s corresponding maximum amount listed above.
Pro-ration of TWO Types of Consideration
In the event that the aggregate elections (or deemed elections) by Public Unitholders, together with the amounts owing to BPYU Stockholders, for TWO Types of Consideration are both in excess of the corresponding maximum amounts listed above, such holders will be provided each of those two Types of Consideration on a pro-rata basis, and, to account for the shortfall created by pro-rating such Types of Consideration, will also be provided, and deemed to have elected to receive, an amount of the Undersubscribed Type of Consideration such that the aggregate amount of each Type of Consideration provided to Unitholders will equal each Type of Consideration’s corresponding maximum amount listed above.
BPYU Stockholders
In addition, pursuant to Article IV, Section C(3)(h) of the BPYU Certificate of Incorporation and pursuant to BAM and BPY’s notice of election to deliver the “BPY Units Amount” (as defined in the BPYU Certificate of Incorporation) dated    •   , 2021, and subject to pro-ration as described herein, BPYU Stockholders will automatically receive the Default Consideration in exchange for their BPYU Shares. This exchange will occur concurrently with the closing of the Transaction and there is no action required on the part of BPYU Stockholders. BPYU Stockholders who wish to make an election must exchange their BPYU Shares for BPY Units prior to the election deadline.
Brookfield’s BPY Units
Pursuant to the terms of the Plan of Arrangement, 100% of the BPY Units held by Brookfield will be purchased, directly and indirectly, by the Purchaser Parties in exchange for the same proportions of the Cash Consideration, the BAM Share Consideration and the New LP Preferred Unit Consideration that are received by the Public Unitholders and BPYU Stockholders, except that, because of corporate law restrictions in the OBCA, Brookfield will receive exchangeable limited partnership units of an Ontario limited partnership that are exchangeable for, and economically equivalent to, BAM Shares instead of the BAM Share Consideration (the “BAM Exchange LP Consideration”).
Under the Plan of Arrangement, Brookfield shall be deemed to have elected to receive the same proportions of the Cash Consideration, the BAM Exchange LP Consideration (in lieu of the BAM Share Consideration) and the New Preferred Unit Consideration that has been elected (or deemed to have been elected) by the Public Unitholders and BPYU Stockholders, as a single class, provided that any Preferred Unit Consideration Increase shall be ignored for the purpose of this deemed election calculation. Each affiliate of BAM will receive the same proportions of the Cash Consideration, the BAM Exchange LP Consideration (in lieu of the BAM Share Consideration) and the New Preferred Unit Consideration as that received by the Public Unitholders and BPYU Stockholders, as a single class, after pro-ration, provided that any Preferred Unit Consideration Increase shall be ignored for the purpose of the calculation of such proportions.
The Partnership and the Purchaser Parties’ pro-ration (which will include any adjustments deemed necessary by the Partnership and the Purchaser Parties to avoid the issuance of fractional Types of Consideration) shall be final and binding on all parties.
Entitlement to Distributions and Dividends
Unitholders will no longer receive any distributions on their Units and the BPY DRIP has been terminated effective as of    •   , 2021.
The initial dividend for the BAM Shares issued under the Transaction is expected to be payable at the end of BAM’s third quarter and the initial dividend for the New LP Preferred Units issued under the Transaction is expected to be payable at the end of BPY’s third quarter.
The distributions for the BPY Preferred Units, Series 1, 2 and 3 will continue to be paid in the ordinary course.
Listings
The Purchaser Parties intend to apply to Nasdaq and the TSX to de-list the BPY Units from trading after the completion of the Transaction. After the BPY Units are de-listed from trading on Nasdaq and the TSX, BPY is expected to remain a reporting issuer under Canadian Securities Laws and continue to be subject to the reporting obligations under the U.S. Exchange Act following completion of the Transaction. In addition, the Purchaser Parties intend to apply to Nasdaq to de-list the BPYU Shares from trading in connection with the completion of the BPYU Mandatory Exchange.
Prior to the completion of the Transaction, New LP will apply to Nasdaq and the TSX to list the New LP Preferred Units and BAM will apply to the TSX and the NYSE to list the BAM Shares to be issued in connection with the Transaction. These listings are subject to BAM and New LP fulfilling all of the listing requirements of the TSX, the NYSE and Nasdaq, as applicable. The approval for listing of the BAM Shares and the New LP Preferred Units on NYSE and Nasdaq, respectively, and on the TSX, subject to satisfaction of the customary listing conditions, is a condition to the closing of the Transaction. Listing is subject to the approval of the TSX in accordance with its applicable listing requirements. The BPY Units are currently listed on Nasdaq and the TSX under the symbols “BPY” and “BPY.UN”, respectively.

Certain Securities Laws Matters
MI 61-101
The Transaction is a “business combination” for BPY under MI 61-101 as the Transaction will result in the interest of a BPY Unitholder being terminated without the consent of the BPY Unitholder.
MI 61 101 provides that, unless exempted, an issuer proposing to carry out a business combination is required to prepare a valuation of the affected securities and any non cash consideration being offered therefor and provide to the holders of the affected securities a summary of such valuation. As a result, the Valuation is being provided herein. The Special Committee has concluded, after receiving advice from its legal and financial advisors, that a valuation of the BAM Shares is not required under MI 61-101 because (i) the BAM Shares trade on a “published market” (within the meaning of MI 61-101), (ii) BPY has no knowledge of any material information concerning BAM or the BAM Shares that has not been generally disclosed, (iii) a liquid market for the BAM Shares exists, (iv) the maximum number of BAM Shares issuable in the Transaction constitutes less than 25% of the number of outstanding BAM Shares, (v) the BAM Shares to be issued at the closing of the Transaction will be freely tradeable, and (vi) Lazard is of the opinion that a valuation of the BAM Shares is not required.
The Transaction will require the approval of the majority of the votes cast by holders of the outstanding BPY Units at a meeting duly called and held for the purpose of approving the Transaction. MI 61-101 also requires that, in addition to any other required security holder approval, in order to complete a business combination, the approval of a simple majority of the votes cast by remaining (“minority”) unitholders of each class of affected securities must be obtained unless an exemption is available or discretionary relief is granted by the Canadian Securities Administrators.
In relation to the Transaction, the remaining BPY Unitholders are all BPY Unitholders other than (i) the Purchaser Parties, (ii) any “interested party” (within the meaning of MI 61-101), any “related party” of an “interested party”, unless the related party meets that description solely in its capacity as a director or senior officer of one or more persons that are neither “interested parties” nor “issuer insiders” (in each case within the meaning of MI 61-101) of BPY, and (iii) any “joint actor” (within the meaning of MI 61-101) with any of the foregoing persons. To the knowledge of BPY after reasonable inquiry, as at the date hereof, the BPY Unitholders whose votes are required to be excluded for purposes of “minority approval” in accordance with MI 61-101, as described above, beneficially owned, or exercised control or direction over, an aggregate of 148,555,761 BPY Units, representing approximately 34% of the outstanding BPY Units. Details of such holdings of BPY Units are as follows:
Name	BPY Units	Percentage of Outstanding BPY Units
BAM and its affiliates	146,596,691	33.61%
Directors and senior officers of the Purchaser Parties	1,633,689	0.37%
Directors and senior officers of BPY and its subsidiaries	325,381	0.07%
Total	148,555,761	34.06%
The votes of Canadian Taxable Holders, if any, would also be excluded for purposes of “minority approval.”
New LP
New LP is currently not a reporting issuer or the equivalent in any jurisdiction and is not listed on any stock exchange. As of the Effective Time, New LP will become a reporting issuer in each of the provinces and territories of Canada in which BPY is currently a reporting issuer by virtue of the completion of the Transaction. New LP will apply to each of the applicable Canadian Securities Administrators for exemptive relief from certain Canadian continuous disclosure requirements.
Unit Exchange Mechanics for Units
Exchange of Certificates
On or immediately prior to the Effective Date, the Purchaser Parties will deposit or cause to be deposited with the Depositary, for the benefit of the Unitholders and BPYU Stockholders who will receive the

Transaction Consideration in connection with the Transaction, (i) sufficient cash to pay in full the aggregate amount required to satisfy (x) the Cash Consideration, which the holders of Acquired Units are entitled to receive under the Arrangement in accordance with the Plan of Arrangement (calculated without reference to whether any holder of BPY Units has exercised Dissent Rights) and (y) the redemption of the BPYU Preferred Shares in accordance with the Arrangement Agreement, (ii) certificates representing the BAM Shares and the New LP Preferred Units that Unitholders and BPYU Stockholders are entitled to receive pursuant to the Plan of Arrangement (calculated without reference to whether any holder of BPY Units has exercised Dissent Rights). Upon surrender to the Depositary for cancellation of a certificate that immediately prior to the Effective Time represented one or more Units, with such other documents and instruments as would have been required to effect the transfer of the Units under the BPY LPA and the Exchange LP LPA, together with such other documents and instruments as the Depositary may reasonably require, the holder of such surrendered certificate will be entitled to receive in exchange therefor, and the Depositary will deliver to such holder (less any amounts withheld pursuant to the Income Tax Act (Canada) together with the regulations thereunder (the “Tax Act”)), (i) a certificate representing that number of BAM Shares or New LP Preferred Units, as applicable, which such holder has the right to receive (together with any dividends or distributions with respect thereto), and (ii) if applicable, a cheque for the Cash Consideration that such holder has the right to receive, and the certificate so surrendered will forthwith be cancelled.
In the event of a transfer of ownership of Units that was not registered in the transfer records of BPY or Exchange LP, as applicable, (i) a certificate representing the proper number of BAM Shares and New LP Preferred Units, as applicable, and (ii) if applicable, a cheque for the Cash Consideration, may be issued to the transferee if the certificate, which immediately prior to the Effective Time represented Units that were exchanged for the Transaction Consideration, is presented to the Depositary, accompanied by all documents required to evidence and effect such transfer. Until surrendered, each certificate that immediately prior to the Effective Time represented one or more outstanding Units shall be deemed at all times after the Effective Time to represent only the right to receive upon such surrender (less any amounts withheld pursuant to the Tax Act), (i) a certificate representing that number of BAM Shares and New LP Preferred Units, as applicable, which such holder has the right to receive (together with any dividends or distributions with respect thereto), (ii) if applicable, a cheque for the Cash Consideration that such holder has the right to receive, and the certificate so surrendered will forthwith be cancelled, and (iii) on the appropriate payment date, any dividends or distributions with a record date after the Effective Time theretofore paid or payable with respect to BAM Shares and New LP Preferred Units respectively and as applicable. See “— Payments with Respect to Unsurrendered Certificates” below.
Payments with Respect to Unsurrendered Certificates
No dividends or distributions declared or made after the Effective Time with respect to BAM Shares and New LP Preferred Units, respectively, with a record date after the Effective Time shall be paid to the holder of any unsurrendered certificate that immediately prior to the Effective Time represented outstanding Units, unless and until the holder of such certificate shall surrender such certificate. Subject to applicable Laws and the Plan of Arrangement, at the time of such surrender of any such certificate there shall be paid to the holder of the certificates representing Units without interest, a cheque for the amount of dividends or distributions with a record date after the Effective Time theretofore paid with respect to the BAM Shares and New LP Preferred Units, respectively and as applicable, to which such holder is entitled pursuant to the Plan of Arrangement.
Fractional BAM Shares and New LP Preferred Units
No certificates representing fractional BAM Shares or New LP Preferred Units shall be issued upon the surrender for exchange of certificates. In lieu of any such fractional shares or units, each Unitholder will receive a cash payment in U.S. dollars (rounded down to the nearest cent) determined on the basis of an amount equal to (i) for the BAM Shares, such holder’s pro rata portion of the net proceeds after expenses received by the Depositary upon the sale of whole shares representing an accumulation of all fractional interests in BAM Shares to which all such holders would otherwise be entitled, and, (ii) for the New LP Preferred Units, $25.00 multiplied by the fractional New LP Preferred Unit amount.

Lost Certificates
In the event any certificate, which immediately prior to the Effective Time represented one or more outstanding Units shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed, the Depositary will issue in exchange for such lost, stolen or destroyed certificate: (i) certificates representing BAM Shares and New LP Preferred Units, as applicable, (ii) if applicable, a cheque for the Cash Consideration that such holder has the right to receive, and (iii) a cheque for any dividends or distributions with respect to the BAM Shares and New LP Preferred Units, respectively and as applicable, deliverable in accordance with such holder’s Letter of Transmittal and Election. When authorizing such payment in exchange for any lost, stolen or destroyed certificate, the person to whom cash and/or certificates representing the Transaction Consideration is to be issued shall, as a condition precedent to the issuance thereof, give a bond satisfactory to BAM or New LP, as applicable, and the Depositary in such sum as BAM or New LP, as applicable, and the Depositary may direct or otherwise indemnify the Purchaser Parties and the Depositary in a manner satisfactory to BAM or New LP, as applicable, and the Depositary against any claim that may be made against the Purchaser Parties or the Depositary with respect to the certificate alleged to have been lost, stolen or destroyed.
Extinction of Rights
Any certificate, which immediately prior to the Effective Time represented outstanding Units that were exchanged pursuant to the Plan of Arrangement, that is not deposited with all other instruments required by the Arrangement Agreement on or prior to the sixth anniversary of the Effective Date shall cease to represent a claim or interest of any kind or nature as a unitholder of New LP or as a shareholder of BAM, as the case may be. On such date, the New LP Preferred Units and BAM Shares, as applicable, to which the former holder of the certificate referred to in the preceding sentence was ultimately entitled shall be deemed to have been surrendered for no consideration to the Applicable Acquirer, together with all entitlements to distributions and interest thereon held for such former unitholder.
Letters of Transmittal and Election
Registered Unitholders have been sent a Letter of Transmittal and Election that sets out the details to be followed by each Registered Unitholder for delivering the unit certificate(s) held by such Registered Unitholder to the Depositary. Different forms of Letters of Transmittal will be provided for the holders of the BPY Units (printed on YELLOW paper), and the Exchange LP Units (printed on BLUE paper). Registered Unitholders must carefully follow the instructions to complete their respective Letter of Transmittal and Election and return it with the certificate(s) representing their BPY Units or Exchange LP Units, as applicable, to the Depositary, at any of the offices set forth in such Letter of Transmittal and Election.
Provided that a Registered Unitholder has returned a properly completed and executed Letter of Transmittal and Election and has presented and surrendered the unit certificate(s) representing such Registered Unitholder’s BPY Units or Exchange LP Units, as applicable, to the Depositary, together with such other documents and instruments as the Depositary may reasonably require as set forth in the Letter of Transmittal and Election, the Depositary will cause the Transaction Consideration for each BPY Unit and Exchange LP Unit transferred pursuant to the Transaction to be delivered in the form of certificates for BAM Shares and New LP Preferred Units, as applicable, and a cheque for the Cash Consideration that such holder has the right to receive as soon as practicable following the Effective Date.
The Letters of Transmittal contain procedural information relating to the Transaction and should be reviewed carefully.
BPY Units and Exchange LP Units held by Unitholders who do not deposit with the Depositary a properly completed and executed Letter of Transmittal and Election or do not surrender the unit certificate(s) representing such Unitholder’s BPY Units or Exchange LP Units in accordance with the Letter of Transmittal and Election or do not otherwise comply with the requirements of the Letter of Transmittal and Election and the instructions therein will be deemed to have elected to receive the Default Consideration and will not be entitled to receive the Transaction Consideration until the Unitholder deposits with the Depositary a properly completed and executed Letter of Transmittal and Election and the certificate(s) representing such Unitholder’s BPY Units or

Exchange LP Units, as applicable. See “Description of the Transaction — Unit Exchange Mechanics for Units — Extinction of Rights”.
The Letters of Transmittal and Election are attached as an exhibit to the registration statement of which this Document forms a part and will be made available on SEDAR at www.sedar.com and on BPY’s website at www.bpy.brookfield.com. Additional copies of the Letters of Transmittal and Election are also available by contacting the Depositary. It is recommended that Unitholders complete, sign and return their respective Letter of Transmittal and Election with the accompanying unit certificate(s) representing their BPY Units or Exchange LP Units, as applicable, to the Depositary as soon as possible.
The use of the mail to transmit unit certificates representing BPY Units or Exchange LP Units, as applicable, and the Letters of Transmittal and Election will be at the risk of the Registered Unitholders. BPY recommends that such unit certificates and documents be delivered directly to the Depositary and a receipt therefor be obtained or that registered mail be used.
Non-Registered Unitholders should contact the intermediary in whose name their BPY Units or Exchange LP Units are registered for instructions and assistance in depositing those Units.

RIGHTS OF DISSENTING BPY UNITHOLDERS
The BPY LPA Amendment provides Registered BPY Unitholders with Dissent Rights in connection with the Transaction. Although the BPY LPA Amendment will not be effective until approved by the requisite BPY Unitholders and implemented pursuant to the Plan of Arrangement, Registered BPY Unitholders will be able to exercise dissent rights in the manner set forth in the BPY LPA Amendment as if it were in force prior to its approval. Registered BPY Unitholders who are considering exercising their Dissent Rights should carefully review the description of such rights set forth in this section as well as the BPY LPA Amendment. A copy of the BPY LPA Amendment is attached as Appendix “D” to this Document. A Registered BPY Unitholder’s failure to follow exactly the procedures set forth in the terms of the BPY LPA Amendment will result in the loss of such Registered BPY Unitholder’s Dissent Rights.
Description of Dissent Rights
A Dissenting BPY Unitholder will be entitled, in the event that the Transaction Resolutions are approved, and the Transaction is completed, to be paid the fair value of the BPY Units registered in the name of such Dissenting BPY Unitholder. Any Registered BPY Unitholder who properly dissents in compliance with the BPY LPA Amendment will, in the event the Transaction is completed, be deemed to have transferred their BPY Units to BPY and will only be entitled to be paid the fair value of their BPY Units, and will not be entitled to any other payment or consideration, including any other payments that would be payable under the Transaction had such Registered BPY Unitholder not exercised their Dissent Rights. The fair value of the BPY Units held by a Dissenting BPY Unitholder will be determined by the Court. This amount may be the same as, more than or less than the value of the Transaction Consideration. The valuation will be determined as of the close of business on the day before the Transaction Resolutions are adopted. For a description of certain Canadian and U.S. federal income tax considerations applicable to a Dissenting BPY Unitholder, please see “Certain Canadian Federal Income Tax Considerations — Holders Resident in Canada — Dissenting Resident Holders”, “Certain Canadian Federal Income Tax Considerations — Holders Not Resident in Canada — Dissenting Non-Resident Holders”, “Certain United States Federal Income Tax Considerations — Consequences to U.S. Holders — Disposition of BPY Units Pursuant to the Arrangement” and “Certain United States Federal Income Tax Considerations — Consequences to Non-U.S. Holders — Disposition of BPY Units Pursuant to the Arrangement”.
A Registered BPY Unitholder may only exercise the Dissent Rights in respect of BPY Units which are registered in that BPY Unitholder’s name at the Record Date. In many cases, BPY Units beneficially owned by a Non-Registered BPY Unitholder are registered either:
1.
in the name of an Intermediary, or

2.
in the name of a clearing agency (such as CDS or similar entities) of which the Intermediary is a participant.

Accordingly, a Non-Registered BPY Unitholder will not be entitled to exercise the Dissent Rights.
A Registered BPY Unitholder who wishes to exercise Dissent Rights must provide to BPY prior to    •    [a.m./p.m.] (Toronto time) on    •   , 2021, or otherwise at least two days prior to the date of the Meeting (or any postponement(s) or adjournment(s) of the Meeting), a written objection to the Transaction Resolution. It is important that Registered BPY Unitholders strictly comply with this requirement. In addition, a Registered BPY Unitholder who wishes to exercise his, her or its Dissent Rights must vote his, her or its BPY Units at the Meeting, either in person or by proxy, against the Transaction Resolutions (and, for greater certainty, a Registered BPY Unitholder who voted for or abstained from voting for the Transaction Resolutions or who has withdrawn its objection will not be considered to be a Dissenting BPY Unitholder). Further, a vote against the Transaction Resolutions shall not constitute the required written objection as described in this paragraph.
BPY or the Dissenting BPY Unitholder may apply to the court, by way of an originating notice, after the approval of the Transaction Resolutions, to fix the fair value of the Dissenting BPY Unitholder’s BPY Units. BPY shall make a written offer to pay the fair value of the BPY Units held by the Dissenting BPY Unitholder. Every offer will be made on the same terms to each Dissenting BPY Unitholder.

A Dissenting BPY Unitholder will not be required to give security for costs in respect of an application. On the application, the Court will make an order fixing the fair value of the BPY Units of all Dissenting BPY Unitholders who are parties to the application, giving judgment in that amount against BPY and in favor of each of those Dissenting BPY Unitholders, and fixing the time within which BPY must pay the amount payable to each Dissenting BPY Unitholder.
The above summary does not purport to provide a comprehensive statement of the procedures to be followed by Dissenting BPY Unitholders who seek payment of the fair value of their BPY Units. The BPY LPA Amendment requires adherence to the procedures established therein and failure to do so may result in the loss of all rights thereunder.
Only Registered BPY Unitholders as of the Record Date may exercise Dissent Rights. A Registered BPY Unitholder’s failure to follow exactly the procedures set forth in the terms of the BPY LPA Amendment will result in the loss of Dissent Rights. Due exercise of the Dissent Rights requires that certain deadlines be observed and BPY intends to enforce such deadlines strictly. Registered BPY Unitholders considering exercising Dissent Rights should seek the advice of their legal counsel and tax and investment advisors.
Registered BPY Unitholders who are considering exercising Dissent Rights should carefully review the description of such rights set forth in this Document, as well as the BPY LPA Amendment.
For a general summary of certain income tax considerations for a Dissenting BPY Unitholder, which considerations may be material to a Dissenting BPY Unitholder, see “Certain Canadian Federal Income Tax Considerations”and “Certain United States Federal Income Tax Considerations”.

CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS
In the opinion of Torys LLP, counsel to the Purchaser Parties, the following is an accurate summary of the principal Canadian federal income tax considerations generally applicable under the Tax Act to the BPY Unitholders in respect of the Arrangement.
This summary is applicable only to a BPY Unitholder who, for purposes of the Tax Act and at all relevant times, (i) holds its BPY Units, and will hold its BAM Shares and/or New LP Preferred Units as capital property, (ii) is not a partnership, and (iii) deals at arm’s length and is not affiliated with the Purchaser Parties, BPY, New LP, and their respective affiliates (a “Holder”). Generally, the BPY Units, BAM Shares and/or New LP Preferred Units will be considered to be capital property to a Holder, provided that the Holder does not use or hold them in the course of carrying on a business of buying and selling securities and has not acquired them in one or more transactions considered to be an adventure or concern in the nature of trade.
This summary does not address any tax considerations applicable to holders of (i) BPY Units issuable under the Unit Option Plans, (ii) Restricted BPY Units, (iii) AO LTIP Units, (iv) FV LTIP Units, (v) Redemption-Exchange Units of the Property Partnership, (vi) Exchange LP Units, and (vii) BPYU Shares, and such persons should consult their own tax advisors.
A Holder who is resident in Canada for purposes of the Tax Act and who might not otherwise be considered to hold its BAM Shares as capital property may, in certain circumstances, be entitled to have its BAM Shares and any other “Canadian security” (as defined in the Tax Act) (but not its BPY Units or New LP Preferred Units) held by it in the taxation year of the election and in all subsequent taxation years treated as capital property by making the irrevocable election permitted by subsection 39(4) of the Tax Act. A Holder contemplating making such an election should consult its own tax advisor.
This summary is not applicable to a Holder: (i) that is a “financial institution” (as defined in the Tax Act) for the purposes of the “mark-to-market” property rules; (ii) that is a “specified financial institution” (as defined in the Tax Act); (iii) who makes or has made a functional currency reporting election pursuant to section 261 of the Tax Act; (iv) an interest in which would be a “tax shelter investment” (as defined in the Tax Act) or who acquires or has acquired their BPY Units, BAM Shares and/or New LP Preferred Units as a “tax shelter investment” (and this summary assumes that no such persons hold such securities); (v) that would have, directly or indirectly, a “significant interest” (as defined in subsection 34.2(1) of the Tax Act) in BPY or New LP; (vi) if any affiliate of BPY, BAM or New LP is, or becomes, as part of a series of transactions that includes the acquisition of BPY Units or, pursuant to the Arrangement, BAM Shares or New LP Preferred Units , a “foreign affiliate” for purposes of the Tax Act of such Holder or of any corporation that does not deal at arm’s length with such Holder for purposes of the Tax Act; (viii) that has entered into or will enter into a “derivative forward agreement” with respect to their BPY Units, BAM Shares or New LP Preferred Units; or (ix) that holds BPY Preferred Units on the Effective Date, except as otherwise provided herein. Any such Holders should consult their own tax advisors.
This summary is based upon the facts set out in this Circular, the current provisions of the Tax Act, all specific proposals to amend the Tax Act publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Tax Proposals”) and the current published administrative and assessing policies and practices of the CRA. This summary assumes that all Tax Proposals will be enacted in the form proposed, but no assurance can be given that the Tax Proposals will be enacted in the form proposed or at all.
This summary does not otherwise take into account or anticipate any changes in law, whether by judicial, administrative or legislative decision or action, or changes in the CRA’s administrative and assessing policies and practices, nor does it take into account provincial, territorial or foreign income tax legislation or considerations, which may differ significantly from those described herein. Holders should consult their own tax advisors in respect of the provincial, territorial or foreign income tax consequences to them.
This summary assumes that neither BPY nor New LP will be a “SIFT partnership” at any relevant time for purposes of the SIFT Rules on the basis that neither BPY nor New LP will be a “Canadian resident partnership” at any relevant time. However, there can be no assurance that the SIFT Rules will not be revised or amended such that the SIFT Rules will apply.

This summary assumes that neither BPY nor New LP is a “tax shelter” (as defined in the Tax Act) or a “tax shelter investment”. However, no assurance can be given in this regard.
This summary also assumes that the assets of New LP will at all relevant times consist of only debt issued by CanHoldco and certain U.S. corporations.
This summary does not address the deductibility of interest on money borrowed to acquire BPY Units nor whether any amounts in respect of BPY Units or New LP Preferred Units could be “split income” for the purposes of the Tax Act.
This summary is not exhaustive of all possible Canadian federal income tax considerations applicable to the transactions described herein. Moreover, the income and other tax consequences will vary depending on the Holder’s particular circumstances, including the province or provinces in which the Holder resides or carries on business.
This summary is of a general nature only and is not intended to be, nor should it be construed to be, legal or tax advice to any particular Holder, and no representation with respect to the Canadian federal income tax consequences to any particular Holder is made. Consequently, Holders are advised to consult their own tax advisors with respect to their particular circumstances.
For purposes of the Tax Act, all amounts relating to the acquisition, holding or disposition of BPY Units, BAM Shares and/or New LP Preferred Units must be expressed in Canadian currency, including any distributions, adjusted cost base and proceeds of disposition. For purposes of the Tax Act, amounts denominated in another currency must be converted into Canadian currency using the applicable rate of exchange (pursuant to the Tax Act) quoted by the Bank of Canada on the date such amounts arose, or such other rate of exchange as is acceptable to the CRA.
Holders Resident in Canada
The following portion of the summary is generally applicable to Holders who, for purposes of the Tax Act and, at all relevant times, are or are deemed to be resident in Canada (“Resident Holders”).
Disposition of BPY Units Pursuant to the Arrangement
Eligible Canadian Holders Who Elect to Dispose of BPY Units to BAM on a Tax-Deferred Rollover Basis
Resident Holders who are not exempt from income tax under the Tax Act (“Eligible Canadian Holders”) who elect pursuant to the Arrangement to dispose of BPY Units to BAM in consideration for BAM Shares on a tax-deferred rollover basis may choose to recognize all or a portion of any capital gain that would otherwise be realized on such disposition by filing with the CRA (and, where applicable, with a provincial tax authority) a joint election (the “Joint Tax Election”) under subsection 85(1) of the Tax Act (and the corresponding provisions of any applicable provincial tax legislation). A Joint Tax Election is made jointly by the Eligible Canadian Holder and BAM. For this purpose, the Letter of Transmittal and Election will authorize BAM and its officers to make a Joint Tax Election on behalf of the Eligible Canadian Holder signing the Letter of Transmittal and Election.
Subject to the limitations set out in the Arrangement, BAM has agreed to make a Joint Tax Election pursuant to subsection 85(1) of the Tax Act (and, where applicable, the corresponding provision of any provincial tax legislation) with an Eligible Canadian Holder at the elected amount (the “Elected Amount”) determined by such Eligible Canadian Holder, subject to the limitations set out in subsection 85(1) of the Tax Act (or any applicable provincial tax legislation).
The limitations imposed by the Tax Act in respect of the Elected Amount are that the Elected Amount:
(a)
may not be less than the amount of any cash received by the Eligible Canadian Holder, including cash in lieu of fractional BAM Shares issued by BAM to the Eligible Canadian Holder on the disposition of BPY Units to BAM pursuant to this step of the Arrangement;

(b)
may not be less than the lesser of (i) the adjusted cost base to the Eligible Canadian Holder of the BPY Units disposed of to BAM pursuant to this step of the Arrangement, determined immediately before the time of such disposition (and taking into account any income or loss allocation from BPY at such time as discussed below under “— Allocation of Income (or Loss) from BPY”), and (ii) the fair market value of the BPY Units at the time of such disposition; and
(c)
may not exceed the fair market value of the BPY Units disposed of to BAM pursuant to this step of the Arrangement at the time of such disposition.

An Elected Amount that does not otherwise comply with the foregoing limitations will be automatically adjusted under the Tax Act so that it is in compliance.
Where an Eligible Canadian Holder and BAM make a Joint Tax Election that complies with the above limitations and the Joint Tax Election is filed on a timely basis, the tax treatment to the Eligible Canadian Holder will generally be as follows:
(a)
BPY Units that are the subject of the Joint Tax Election will be deemed to be disposed of by the Eligible Canadian Holder for proceeds of disposition equal to the Elected Amount;

(b)
if such proceeds of disposition in respect of such BPY Units are equal to the aggregate of the adjusted cost base to the Eligible Canadian Holder of the BPY Units at the time of the disposition pursuant to this step of the Arrangement, and any reasonable costs of disposition, no capital gain or capital loss will be realized by the Eligible Canadian Holder;

(c)
to the extent that such proceeds of disposition in respect of such BPY Units exceed (or are less than) the aggregate of the adjusted cost base of such BPY Units to the Eligible Canadian Holder, and any reasonable costs of disposition, such Eligible Canadian Holder will in general realize a capital gain (or capital loss); and

(d)
the aggregate cost to the Eligible Canadian Holder of the BAM Shares acquired on this step of the Arrangement will generally be equal to the Elected Amount less the fair market value of any consideration other than BAM Shares received on this step of the Arrangement (including cash in lieu of fractional BAM Shares). In computing the adjusted cost base of the BAM Shares at any time, the adjusted cost base of an Eligible Canadian Holder’s BAM Shares will be averaged with the adjusted cost base of all of the BAM Shares, if any, held by the Eligible Canadian Holder as capital property at that particular time.

Special rules, as discussed below under “— Allocation of Income (or Loss) from BPY — Adjusted Cost Base Adjustment”, apply to the calculation of the adjusted cost base of an Eligible Canadian Holder’s BPY Units in connection with the Arrangement. The taxation of capital gains and capital losses is discussed below under “— Taxation of Capital Gains and Capital Losses”.
Resident Holders should consult their own tax advisors as to whether they qualify as Eligible Canadian Holders and whether they should make the Joint Tax Election in their particular circumstances.
In order to make a Joint Tax Election, among other requirements, an Eligible Canadian Holder must provide two signed copies of the necessary and prescribed election forms to BAM through a website,    •   , made available for this purpose, on or before the day that is 85 days following the Effective Date (the “Tax Election Date”), duly completed with the number of BPY Units acquired by BAM pursuant to this step of the Arrangement and the applicable agreed amounts in Canadian dollars for the purposes of such elections (the “Tax Election Information”). BAM will not make a Joint Tax Election with Eligible Canadian Holders who do not provide the relevant information through the website on or before the Tax Election Date. After receipt of all of the relevant information through the website, and provided that the information provided complies with the rules under the Tax Act (and any applicable provincial income tax law) regarding the Joint Tax Election, BAM will deliver an executed copy of the Joint Tax Election containing the relevant information to the Eligible Canadian Holder. The Eligible Canadian Holder will be solely responsible for executing its portion of the Joint Tax Election and submitting it to the CRA (and, where applicable, to any provincial tax authority) within the required time.
Neither BAM, nor any of its directors, officers, agents, advisors or representatives, shall be responsible for the proper completion of any election form and, except for the obligation of BAM to sign and return a duly completed Joint Tax Election that is received on or prior to the Tax Election Date, neither BAM, nor any of its directors, officers, agents, advisors or representatives shall be responsible for any taxes, interest or penalties resulting from the failure of an Eligible Canadian Holder to properly complete or file such Joint Tax Election in the form and manner and within the time prescribed by the Tax Act (or any applicable provincial income tax law). In its sole discretion, BAM may choose to sign and return any Joint Tax Election received by it after the Tax Election Date but will have no obligation to do so.
To file a Joint Tax Election with the CRA without incurring a late filing penalty, the Joint Tax Election, duly completed and executed by both the Eligible Canadian Holder and BAM, must be received by the CRA on or before the day that is the earliest of the days on or before which either BAM or the Eligible Canadian Holder is required to file an income tax return for the taxation year in which the Effective Date occurs. BAM is required to file an income tax return for the taxation year in which the Effective Date occurs on or before the day that is six months following the end of its taxation year. BAM’s taxation year is scheduled to end on December 31, 2021 but could end earlier in specified circumstances. Eligible Canadian Holders are urged to consult their own tax advisors as soon as possible regarding the deadlines applicable in their own particular circumstances. However, regardless of such deadline, the Tax Election Information must be received by BAM from the Eligible Canadian Holder through the website no later than the Tax Election Date.
Eligible Canadian Holders are referred to Information Circular 76-19R3 and Interpretation Bulletin IT-291R3 issued by the CRA for further information respecting the Joint Tax Election. The comments in this Circular with respect to the Joint Tax Election are provided for general assistance only. The law in this area is complex and contains numerous technical requirements. Eligible Canadian Holders who intend to make a Joint Tax Election should consult their own tax advisors.
Unless a valid election under subsection 85(1) of the Tax Act is made, an Eligible Canadian Holder who disposes of BPY Units to BAM in consideration for BAM Shares pursuant to the Arrangement will be considered to have disposed of its BPY Units for proceeds of disposition equal to the aggregate of the fair market value, at the time of the disposition, of the BAM Shares received and the amount of any cash received in lieu of fractional BAM Shares. Such Resident Holders will realize a capital gain (or capital loss) equal to the amount by which such proceeds of disposition, net of any reasonable costs of disposition, exceed (or are less than) the aggregate adjusted cost base to the Resident Holder of the BPY Units acquired by BAM pursuant to the Arrangement. The cost of such BAM Shares will be the fair market value thereof at the time of the acquisition of the BPY Units by BAM. In computing the adjusted cost base of the BAM Shares at any time, the adjusted cost base of a Resident Holder’s BAM Shares will be averaged with the adjusted cost base of all of the BAM Shares, if any, held by the Resident Holder as capital property at that particular time. The taxation of capital gains and capital losses is discussed below under “— Taxation of Capital Gains and Capital Losses”.
For a discussion of the tax treatment of income or loss allocations from BPY to an Eligible Canadian Holder who disposes of BPY Units to BAM in consideration for BAM Shares, see “— Allocation of Income (or Loss) from BPY” below.
The BPY LPA Amendment
An amendment to the terms of a partnership interest may result in a deemed disposition of such partnership interest to the holder thereof if the amendment results in the holder’s interest having sufficiently different characteristics and rights such that it is clearly distinguishable from the holder’s interest prior to the amendment. In the context of the Arrangement, counsel is of the view that the BPY LPA Amendment should not result in a deemed disposition of BPY Units held by Resident Holders at the time of the BPY LPA Amendment. However, no assurance can be given in this regard. The Managing General Partner has advised counsel that it intends to report the Arrangement transactions for tax purposes on the basis that the BPY LPA Amendment does not result in a deemed disposition of the BPY Units. The remainder of this summary assumes that the BPY LPA Amendment will not result in a deemed disposition of BPY Units held by Resident Holders at the time of the BPY LPA Amendment pursuant to the Arrangement. However, Resident Holders should see “Risk Factors — Risks Relating to Taxation — Canada” in this regard.
Disposition of BPY Units for BAM Shares and/or New LP Preferred Units
A Resident Holder who disposes of its BPY Units to BAM for BAM Shares pursuant to the exercise by BAM of its Call Right and/or to Purchaser Sub for New LP Preferred Units pursuant to the Arrangement will be considered to have disposed of its BPY Units for proceeds of disposition equal to the aggregate of the fair market value at the time of the disposition of the BAM Shares and/or New LP Preferred Units received and the amount of any cash received in lieu of fractional BAM Shares and/or fractional New LP Preferred Units. Such Resident Holder will realize a capital gain (or capital loss) equal to the amount by which such proceeds of disposition, net of any reasonable costs of disposition, exceed (or are less than) the aggregate adjusted cost base to the Resident Holder of the BPY Units so disposed of pursuant to the Arrangement. The cost of such BAM Shares and/or New LP Preferred Units will be the fair market value thereof at the time of the exchange. In computing the adjusted cost base of the BAM Shares at any time, the adjusted cost base of a Resident Holder’s BAM Shares will be averaged with the adjusted cost base of all of the BAM Shares, if any, held by the Resident Holder as capital property at that particular time. Special rules, as discussed below under “— Allocation of Income (or Loss) from BPY — Adjusted Cost Base Adjustment”, apply to the calculation of the adjusted cost base of a Resident Holder’s BPY Units in connection with the Arrangement.
The taxation of capital gains and capital losses is discussed below under “— Taxation of Capital Gains and Capital Losses”.
For a discussion of the tax treatment of income or loss allocations from BPY to Resident Holders who dispose of BPY Units to BAM for BAM Shares pursuant to the exercise by BAM of its Call Right and/or to Purchaser Sub for New LP Preferred Units pursuant to the Arrangement, see “— Allocation of Income (or Loss) from BPY” below.
Disposition of BPY Units for Cash
A Resident Holder who disposes of its BPY Units to BPY for cash pursuant to the Arrangement will realize a capital gain (or capital loss) equal to the amount by which such proceeds of disposition, net of any reasonable costs of disposition, exceed (or are less than) the aggregate adjusted cost base to the Resident Holder of the BPY Units so disposed of. Special rules, as discussed below under “— Allocation of Income (or Loss) from BPY — Adjusted Cost Base Adjustment”, apply to the calculation of the adjusted cost base of a Resident Holder’s BPY Units in connection with the Arrangement.
The taxation of capital gains and capital losses is discussed below under “— Taxation of Capital Gains and Capital Losses”.
For a discussion of the tax treatment of income or loss allocations from BPY to Resident Holders who dispose of BPY Units to BPY for cash pursuant to the Arrangement, see “— Allocation of Income (or Loss) from BPY” below.
Dissenting Resident Holders
A Resident Holder that is a Dissenting Holder (a “Resident Dissenting Holder”) will be deemed to have transferred its BPY Units to BPY as of the Effective Date and will be paid fair value for its BPY Units by BPY. Such a Resident Dissenting Holder will be considered to have disposed of its BPY Units for aggregate proceeds of disposition equal to the amount received by the Resident Dissenting Holder from BPY (less any interest awarded by a court). As a result, such Resident Dissenting Holder will realize a capital gain (or capital loss) to the extent that such proceeds of disposition, net any reasonable costs of disposition, exceed (or are less than) the Resident Dissenting Holder’s aggregate adjusted cost base of such BPY Units. Special rules, as discussed below under “— Allocation of Income (or Loss) from BPY — Adjusted Cost Base Adjustment”, apply to the calculation of the adjusted cost base of a Dissenting Resident Holder’s BPY Units in connection with the Arrangement. The tax treatment of capital gains and capital losses is discussed below under “— Taxation of Capital Gains and Capital Losses”.
Interest awarded to a Resident Dissenting Holder by a court will be included in the Resident Dissenting Holder’s income for purposes of the Tax Act.
For a discussion of the tax treatment of income or loss allocations from BPY to Resident Dissenting Holders who dispose of BPY Units to BPY pursuant to the exercise of their Dissent Rights pursuant to the Arrangement, see “— Allocation of Income (or Loss) from BPY” below.

Allocation of Income (or Loss) from BPY
Each Resident Holder is required to include (or, subject to the “at-risk rules” discussed below, entitled to deduct) in computing income for a particular taxation year the Resident Holder’s share of the income (or loss) of BPY for its fiscal year ending in, or coincidentally with, the Resident Holder’s taxation year.
The income (or loss) of BPY for a fiscal year for purposes of the Tax Act is computed as if BPY were a separate person resident in Canada and the partners are allocated a share of that income (or loss) in accordance with the BPY LPA. For this purpose, BPY’s fiscal year end is December 31. In general, the income for tax purposes of BPY for a given fiscal year is allocated to each Resident Holder based on the proportionate amount of distributions received. If, with respect to a given fiscal year, no distribution is made by BPY to its partners or BPY has a loss for tax purposes, one quarter of the income, or loss, as the case may be, for tax purposes for such fiscal year is allocated to the partners (including Resident Holders) at the end of each calendar quarter based on the proportionate number of units of BPY held.
Pursuant to the BPY LPA Amendment, in computing BPY’s income for Canadian tax purposes for the fiscal year of BPY that includes the Effective Date, BPY will be considered to have a had a fiscal year (the “Notional Year”) commencing on January 1, 2021 and ending immediately following the completion of the Arrangement steps occurring on the Effective Date. BPY will determine its net income or net loss for the Notional Year on a “closing of the books” basis reasonably and in good faith, as would be determined if there were no Notional Year, provided, however, that any gain or income from a disposition of property occurring after the end of the Notional Year shall not be allocated to the Notional Year, and any transaction expenses incurred by BPY in the Notional Year will be allocated to and, to the extent permitted by the Tax Act, deducted in computing the income of BPY in the Notional Year.
In general, a Resident Holder’s share of any income (or loss) of BPY from a particular source will be treated as if it were income (or loss) of the Resident Holder from that source, and any provisions of the Tax Act applicable to that type of income (or loss) will apply to the Resident Holder.
If BPY incurs losses for tax purposes, each Resident Holder will be entitled to deduct in the computation of income for tax purposes the Resident Holder’s share of any net losses for tax purposes of BPY for its fiscal year to the extent that the Resident Holder’s investment is “at-risk” within the meaning of the Tax Act. The Tax Act contains “at-risk rules” which may, in certain circumstances, restrict the deduction of a limited partner’s share of any losses of a limited partnership. The BPY General Partner does not anticipate that BPY or the Property Partnership will incur losses but no assurance can be given in this regard. Accordingly, Resident Holders should consult their own tax advisors for specific advice with respect to the potential application of the “at-risk rules”.
Pursuant to the Arrangement, the Property Partnership will purchase a number of managing general partner units of the Property Partnership (the “Managing GP Units”) held by BPY equal to the number of BPY Units redeemed by BPY. BPY will be considered to have disposed of each Managing GP Unit that is purchased by the Property Partnership for proceeds of disposition equal to the amount paid by the Property Partnership for such Managing GP Unit. The disposition of a Managing GP Unit will result in the realization of a capital gain (or capital loss) by BPY equal to the amount by which BPY’s proceeds of disposition of the Managing GP Unit, less any reasonable costs of disposition, exceed (or are exceeded by) the adjusted cost base to BPY of the Managing GP Unit. The taxation of capital gains and capital losses is discussed below under “— Taxation of Capital Gains and Capital Losses”.
For the fiscal year of BPY that includes the Effective Date, other than the income of BPY for that fiscal year that is subject to the special allocation (as discussed below), the income of BPY for that fiscal year (including any income that arises from the allocation to BPY of any income realized by the Property Partnership in connection with transactions that provide amounts to the Property Partnership to fund the purchase for cancellation by the Property Partnership of Managing GP Units owned by BPY) will generally be allocated to Resident Holders as described above. Similarly, subject to the “at-risk rules”, any loss of BPY for the fiscal year of BPY that includes the Effective Date will generally be allocated to Resident Holders as described above.
The income of BPY for the fiscal year that includes the Effective Date will be subject to a special allocation if each of the following conditions are met: (a) BPY purchases BPY Units (including BPY Units acquired from any Dissenting Holder) pursuant to the Arrangement; (b) the money that is used by BPY to purchase BPY Units in the manner described in (a) is derived exclusively in whole or in part, directly or indirectly, from money that is received by BPY from the Property Partnership as consideration for the purchase for cancellation by the Property Partnership of Managing General Partner Units owned by BPY; (c) BPY has income for Canadian tax purposes (in other words, BPY does not have a loss for Canadian tax purposes); and (d) the income for Canadian tax purposes includes positive amounts each of which is an amount that is derived from capital gains (for Canadian tax purposes) realized by BPY by reason of the purchase for cancellation by the Property Partnership of Managing General Partner Units owned by BPY.
Where all of the foregoing conditions are met, the lesser of (1) the amount of income for Canadian tax purposes which is comprised of capital gains and (2) the aggregate of the positive amounts included in income for Canadian tax purposes described item (d) of the preceding paragraph will be allocated exclusively and specially (the “Special Income Allocation Amount”) only to Resident Holders who dispose of their BPY Units to BPY for cash pursuant to the Arrangement, on the basis that each such Resident Holder will be allocated the proportion of the Special Income Allocation Amount that the number of BPY Units acquired by BPY from the Resident Holder is of the total number of BPY Units acquired by BPY from all Holders for cash pursuant to the Arrangement. The balance (if any) of the income for Canadian tax purposes in respect of the fiscal year (being the amount remaining after subtracting the Special Income Allocation Amount from the Income for Canadian Tax Purposes in respect of the fiscal year) will be allocated to all Partners in accordance with the general income allocation methodology described above. For greater certainty, the balance (if any) of the income for Canadian tax purposes after allocating the Special Income Allocation Amount to the Holders who dispose of their BPY Units to BPY for cash pursuant to the Arrangement, will be allocated to all Holders for the Notional Year in accordance with the general income allocation methodology described above, and the income for Canadian tax purposes (if any) for the balance of the fiscal year of BPY that includes the Effective Date and any subsequent fiscal year will not be allocated to the Resident Holders in respect of the BPY Units. The Notional Year concept is designed so that Resident Holders (that cease to hold BPY Units on the Effective Date) will generally not be allocated income of BPY that arises after the Effective Date.
For greater certainty, the cash received by a Resident Holder who disposes of its BPY Units to BPY pursuant to the Arrangement will not be considered to be a “distribution” for the purposes of the way in which the income (or loss) of BPY is allocated to Resident Holders.
Resident Holders should see Item 10.E “Taxation — Certain Material Canadian Federal Income Tax Considerations” in the BPY Annual Report, for additional details on the computation and allocation of income (or loss) of BPY to Resident Holders.
Adjusted Cost Base Adjustment
When a Resident Holder disposes of all of its BPY Units pursuant to the Arrangement, it will no longer be a partner of BPY. If, however, the Resident Holder is entitled to receive a distribution from BPY after the disposition of all of its BPY Units, the Resident Holder will be deemed to dispose of its BPY Units at the later of (i) the end of BPY’s fiscal year in which the Resident Holder ceased to be a partner of BPY for purposes of the Tax Act; and (ii) the date of the last distribution or payment made by BPY to which the Resident Holder was entitled.
The share of the income (or loss) of BPY for tax purposes for the fiscal year of BPY that includes the Effective Date that is allocated to a Resident Holder, including the Special Income Allocation Amount, if any, as discussed above, will generally be added (or deducted) in the computation of the adjusted cost base of the Resident Holder’s BPY Units immediately prior to the time that the Resident Holder ceases to be a partner of BPY for purposes of the Tax Act pursuant to the Arrangement. For these purposes, Resident Dissenting Holders are deemed pursuant to the Arrangement to dispose of their BPY Units to BPY in consideration for a debt-claim to be paid the aggregate fair value of their BPY Units so disposed of and consequently may not cease to be a partner of BPY until the later of (i) the end of BPY’s fiscal year in which the Resident Dissenting Holder ceases to be a partner of BPY for purposes of the Tax Act and (ii) the date they are paid fair value for their BPY Units disposed of to BPY pursuant to the Arrangement. Resident Dissenting Holders should consult their own tax advisors in this regard. The adjusted cost base adjustment rules are complex and Resident Holders are urged to consult their own tax advisors with respect to the application of these rules in their particular circumstances. The adjusted cost base adjustment rules apply differently to Resident Holders who also hold BPY

Preferred Units on the Effective Date. Resident Holders who also hold BPY Preferred Units on the Effective Date should see “Canadian Tax Risk Factors Relating to the Transaction”.
Holding and Disposing of New LP Preferred Units
Resident Holders whose BPY Units are exchanged for New LP Preferred Units pursuant to the Arrangement will become limited partners of New LP. Such Resident Holders are referred to in this portion of the summary as “Resident New LP Unitholders”.
Computation of Income or Loss
Each Resident New LP Unitholder is required to include in computing income for a particular taxation year the Resident New LP Unitholder’s share of the income of New LP for New LP’s fiscal year ending in, or coincidentally with, the Resident New LP Unitholder’s taxation year.
The income (or loss) of New LP for a fiscal year for purposes of the Tax Act is computed as if New LP were a separate person resident in Canada and the partners are allocated a share of that income (or loss) in accordance with the New LP Limited Partnership Agreement. For this purpose, New LP’s fiscal year end is December 31. In general, the income for tax purposes of New LP for a given fiscal year is allocated to each Resident New LP Unitholder in an amount equal to the distributions received by such Resident New LP Unitholder for such fiscal year (up to the amount of New LP’s income for tax purposes for such fiscal year) and the balance (if any) of New LP’s income for such fiscal year will be allocated to its partners other than in respect of New LP Preferred Units. If, with respect to a given fiscal year, no distribution is made by New LP to its partners or New LP has a loss for tax purposes, one quarter of the income, or loss, as the case may be, for tax purposes for such fiscal year is allocated to the partners other than in respect of New LP Preferred Units at the end of each calendar quarter based on the proportionate number of units (other than New LP Preferred Units) held.
The income of New LP as determined for purposes of the Tax Act may differ from its income as determined for accounting purposes and may not be matched by cash distributions. In addition, for purposes of the Tax Act, all income (or losses) of New LP must be calculated in Canadian currency. Where New LP holds investments denominated in U.S. dollars or other foreign currencies, gains and losses may be realized by New LP as a consequence of fluctuations in the relative values of the Canadian and foreign currencies.
In computing the income (or loss) of New LP, deductions may be claimed in respect of reasonable administrative costs, interest and other expenses incurred by New LP for the purpose of earning income, subject to the relevant provisions of the Tax Act.
In general, a Resident New LP Unitholder’s share of any income of New LP from a particular source will be treated as if it were income of the Resident New LP Unitholder from that source, and any provisions of the Tax Act applicable to that type of income will apply to the Resident New LP Unitholder.
Foreign taxes paid by New LP and taxes withheld at source on amounts paid or credited to New LP (other than for the account of a particular partner) will be allocated pursuant to the New LP Limited Partnership Agreement. Each Resident New LP Unitholder’s share of the “business-income tax” and “non-business-income tax” paid to the government of a foreign country for a year will be creditable against its Canadian federal income tax liability to the extent permitted by the detailed foreign tax credit rules contained in the Tax Act. Although the foreign tax credit rules are designed to avoid double taxation, the maximum credit is limited. Because of this, and because of timing differences in recognition of expenses and income and other factors, the foreign tax credit rules may not provide a full foreign tax credit for the “business-income tax” and “non-business-income tax” paid by New LP to the government of a foreign country. The Tax Act contains anti-avoidance rules to address certain foreign tax credit generator transactions (the “Foreign Tax Credit Generator Rules”). Under the Foreign Tax Credit Generator Rules, the foreign “business-income tax” or “non-business-income tax” allocated to a Resident New LP Unitholder for the purpose of determining such Resident New LP Unitholder’s foreign tax credit for any taxation year may be limited in certain circumstances, including where a Resident New LP Unitholder’s share of the income of New LP under the income tax laws of any country (other than Canada) under whose laws the income of New LP is subject to income taxation (the “Relevant Foreign Tax Law”) is less than the Resident New LP Unitholder’s share of such income for purposes of the Tax Act. For this purpose, a Resident New LP Unitholder is not considered to have a lesser direct or indirect share of the income of New LP under the Relevant Foreign Tax Law than for the purposes of the Tax Act solely because, among other reasons, of a difference between the Relevant Foreign Tax Law and the Tax Act in the manner of computing the income of New LP or in the manner of allocating the income of New LP because of the admission or withdrawal of a partner. No assurance can be given that the Foreign Tax Credit Generator Rules will not apply to any Resident New LP Unitholder. If the Foreign Tax Credit Generator Rules apply, the allocation to a Resident New LP Unitholder of foreign “business-income tax” or “non-business-income tax” paid by New LP, and therefore such Resident New LP Unitholder’s foreign tax credits, will be limited.
New LP will be deemed to be a non-resident person in respect of certain amounts paid or credited or deemed to be paid or credited to it by a person resident or deemed to be resident in Canada, including interest. Interest (other than interest that is not subject to Canadian federal withholding tax) paid or deemed to be paid by a person resident or deemed to be resident in Canada to New LP will be subject to withholding tax under Part XIII of the Tax Act at the rate of 25%. However, the CRA’s administrative practice in similar circumstances is to permit the rate of Canadian federal withholding tax applicable to such payments to be computed by looking through New LP and taking into account the residency of the partners (including partners who are resident in Canada) and any reduced rates of Canadian federal withholding tax that any non-resident partners may be entitled to under an applicable income tax treaty or convention, provided that the residency status and entitlement to the treaty benefits can be established. Under the Treaty, a Canadian-resident payer is required in certain circumstances to look-through fiscally transparent partnerships, such as New LP, to the residency and Treaty entitlements of their partners and to take into account the reduced rates of Canadian federal withholding tax that such partners may be entitled to under the Treaty. In determining the rate of Canadian federal withholding tax applicable to amounts paid by CanHoldco to New LP, the New LP General Partner has advised counsel that it expects CanHoldco to look-through New LP to the residency of the partners of New LP (including partners who are resident in Canada) and to take into account any reduced rates of Canadian federal withholding tax that non-resident partners may be entitled to under an applicable income tax treaty or convention in order to determine the appropriate amount of Canadian federal withholding tax to withhold from interest paid to New LP.
Section 94.1 of the Tax Act contains rules relating to interests held by a taxpayer in Non-Resident Entities that could, in certain circumstances, cause income to be imputed to Resident New LP Unitholders, either directly or by way of allocation of such income imputed to New LP. These rules would apply if it is reasonable to conclude, having regard to all the circumstances, that one of the main reasons for the Resident New LP Unitholder or New LP acquiring, holding or having an investment in a Non-Resident Entity is to derive a benefit from “portfolio investments” in certain assets from which the Non-Resident Entity may reasonably be considered to derive its value in such a manner that taxes under the Tax Act on income, profits and gains from such assets for any year are significantly less than they would have been if such income, profits and gains had been earned directly. In determining whether this is the case, section 94.1 of the Tax Act provides that consideration must be given to, among other factors, the extent to which the income, profits and gains for any fiscal period are distributed in that or the immediately following fiscal period. No assurance can be given that section 94.1 of the Tax Act will not apply to a Resident New LP Unitholder or New LP. If these rules apply to a Resident New LP Unitholder or New LP, income, determined by reference to a prescribed rate of interest plus two percent applied to the “designated cost”, as defined in section 94.1 of the Tax Act, of the interest in the Non-Resident Entity, will be imputed directly to Resident New LP Unitholders or to New LP and allocated to the Resident New LP Unitholders in accordance with the rules in section 94.1 of the Tax Act. The rules in section 94.1 of the Tax Act are complex and Resident New LP Unitholders should consult their own tax advisors regarding the application of these rules to them in their particular circumstances.
Disposition of New LP Preferred Units
The disposition by a Resident New LP Unitholder of a New LP Preferred Unit, including on a redemption pursuant New LP’s right of redemption, will result in the realization of a capital gain (or capital loss) by such Resident New LP Unitholder in the amount, if any, by which the proceeds of disposition of the New LP Preferred Unit, net of any reasonable costs of disposition, exceed (or are less than) the Resident New LP Unitholder’s adjusted cost base of such New LP Preferred Unit. In general, the adjusted cost base of a Resident New LP Unitholder’s New LP Preferred Units will be equal to: (i) the cost of the New LP Preferred

Units received pursuant to the Arrangement as discussed above under “— Disposition of BPY Units for BAM Shares and/or New LP Preferred Units” (excluding any portion thereof financed with limited recourse indebtedness); plus (ii) the share of New LP’s income allocated to the Resident New LP Unitholder for New LP’s fiscal years ending before the relevant time; less (iii) the Resident New LP Unitholder’s distributions received from New LP before the relevant time. On a redemption of a New LP Preferred Unit pursuant to New LP’s right of redemption, the proceeds of disposition of the New LP Preferred Unit will not include any distribution paid in connection with the redemption of the New LP Preferred Unit but the Resident New LP Unitholder’s adjusted cost base of the New LP Preferred Unit will be reduced by such amount. The adjusted cost base of each New LP Preferred Unit will be subject to the averaging provisions contained in the Tax Act.
Where a Resident New LP Unitholder disposes of all of its New LP Preferred Units, it will no longer be a partner of New LP. If, however, a Resident New LP Unitholder is entitled to receive a distribution from New LP after the disposition of all of its New LP Preferred Units, then the Resident New LP Unitholder will be deemed to dispose of the New LP Preferred Units at the later of (i) the end of New LP’s fiscal year during which the disposition occurred; and (ii) the date of the last distribution made by New LP to which the Resident New LP Unitholder was entitled. Pursuant to the Tax Act, the share of New LP’s income for tax purposes for a particular fiscal year which is allocated to a Resident New LP Unitholder who has ceased to be a partner will generally be added in the computation of the adjusted cost base of the Resident New LP Unitholder’s New LP Preferred Units immediately prior to the time of the disposition. Resident New LP Unitholders should consult their own tax advisors for advice with respect to the specific tax consequences to them of disposing of New LP Preferred Units.
A Resident New LP Unitholder will realize a deemed capital gain if, and to the extent that, the adjusted cost base of the Resident New LP Unitholder’s New LP Preferred Units is negative at the end of any fiscal year of New LP. In such a case, the adjusted cost base of the Resident New LP Unitholder’s New LP Preferred Units will be nil at the beginning of New LP’s next fiscal year.
The taxation of capital gains and capital losses is discussed below under “— Taxation of Capital Gains and Capital Losses”.
Holding and Disposing of BAM Shares
Resident Holders whose BPY Units are exchanged for BAM Shares pursuant to the Arrangement will become shareholders of BAM. Such Resident Holders are referred to in this portion of the summary as “Resident BAM Shareholders”.
Dividends on BAM Shares
Dividends received or deemed to be received on BAM Shares by a Resident BAM Shareholder who is an individual (other than in respect of certain trusts) will be included in computing the Resident BAM Shareholder’s income subject to the gross-up and dividend tax credit rules normally applicable under the Tax Act to taxable dividends received from taxable Canadian corporations. Such dividends will be eligible for the enhanced gross-up and dividend tax credit if Brookfield Asset Management designates such dividends as an eligible dividend. Dividends received by an individual (including certain trusts), may give rise to alternative minimum tax under the Tax Act, depending on the individual’s circumstances.
Subject to the potential application of subsection 55(2) of the Tax Act, dividends received or deemed to be received on the BAM Shares by a Resident BAM Shareholder that is a corporation will be included in computing the corporation’s income and generally will also be deductible in computing its taxable income. Certain corporations, including private corporations or subject corporations may be liable to pay a refundable tax under Part IV of the Tax Act on dividends received or deemed to be received on the BAM Shares to the extent that such dividends are deductible in computing taxable income.
Subsection 55(2) of the Tax Act provides that where a corporate Resident BAM Shareholder receives a dividend and such dividend is deductible in computing the corporate Resident BAM Shareholder’s income and is not subject to Part IV tax or is subject to Part IV tax that is refundable as part of the series of transactions that includes the receipt of the dividend, all or part of the dividend may in certain circumstances be treated as a capital gain from the disposition of a capital property, the taxable portion of which must be included in computing the corporate Resident BAM Shareholder’s income for the year in which the dividend was received. Accordingly, corporate Resident BAM Shareholders should consult their own tax advisors for specific advice with respect to the potential application of this provision.
A Resident BAM Shareholder that is throughout the relevant taxation year a “Canadian-controlled private corporation” (as defined in the Tax Act) may be liable to pay an additional refundable tax on its aggregate investment income, which is defined in the Tax Act to include dividends or deemed dividends that are not deductible in computing taxable income.
Disposition of BAM Shares
A disposition or deemed disposition of BAM Shares (other than to BAM, unless purchased by BAM in the open market in the manner in which shares are normally purchased by any member of the public in the open market) by a Resident BAM Shareholder will generally result in a capital gain (or capital loss) equal to the amount by which the proceeds of disposition exceed (or are exceeded by) the aggregate of the Resident BAM Shareholder’s adjusted cost base of such share and any reasonable costs of disposition. For this purpose, the adjusted cost base to a Resident BAM Shareholder of BAM Shares will be determined at any time by averaging the cost of such BAM Shares with the adjusted cost base of any other BAM Shares owned by the Resident BAM Shareholder as capital property at that time.
The taxation of capital gains and capital losses is discussed below under “— Taxation of Capital Gains and Capital Losses”.
Taxation of Capital Gains and Capital Losses
One-half of the amount of any capital gain (a “taxable capital gain”) realized in a taxation year must be included in income. One-half of the amount of any capital loss (an “allowable capital loss”) realized in a taxation year must be deducted from taxable capital gains realized in that year. Allowable capital losses in excess of taxable capital gains in a taxation year may be carried back and deducted in any of the three preceding taxation years or carried forward and deducted in any subsequent taxation year against taxable capital gains realized in such year, to the extent and under the circumstances described in the Tax Act.
Special rules in the Tax Act may apply to disallow the one-half treatment on all or a portion of a capital gain realized on a disposition of New LP Preferred Units if a partnership interest in New LP is acquired by a tax-exempt person or a non-resident person (or by a partnership or trust (other than certain trusts) of which a tax-exempt person or a non-resident person is a member or beneficiary, directly or indirectly through one or more partnerships or trusts (other than certain trusts)) and the capital gain is attributable to property other than non-depreciable capital property held by New LP. The New LP General Partner has advised counsel that it does not expect that New LP will hold any property other than non-depreciable capital property such that these rules are not expected to apply to a disposition of New LP Preferred Units. However, no assurance can be given in this regard. Resident Holders contemplating such a disposition should consult their own tax advisors with respect to the potential application of these rules.
The amount of any capital loss realized by a Resident BAM Shareholder that is a corporation on the disposition of a BAM Common Share may be reduced by the amount of any dividends received or deemed to be received by the Resident BAM Shareholder on such BAM Common Share to the extent and in the circumstances prescribed by the Tax Act. Similar rules may apply where a BAM Common Share is owned by a partnership or trust of which a corporation, trust or partnership is a member or beneficiary. Such Resident BAM Shareholders should consult their own advisors.
A Resident Holder that is throughout the year a “Canadian-controlled private corporation” (as defined in the Tax Act) is liable to pay, in addition to tax otherwise payable under the Tax Act, a tax, a portion of which may be refundable, on certain investment income, including taxable capital gains.
Alternative Minimum Tax
Resident Holders, Resident New LP Unitholders and Resident BAM Shareholders who are individuals or trusts may be subject to the alternative minimum tax rules. Such Resident Holders, Resident New LP Unitholders and Resident BAM Shareholders should consult their own tax advisors.

Eligibility for Investment
Provided that the BAM Shares are listed on a “designated stock exchange” (which currently includes the TSX and the NYSE) or BAM is a “public corporation” (and not a “mortgage investment corporation” as defined in the Tax Act), the BAM Shares will be a “qualified investment” under the Tax Act for a trust governed by a Registered Plan.
Provided that the New LP Preferred Units are listed on a “designated stock exchange” (which currently includes the TSX and Nasdaq), the New LP Preferred Units will be a “qualified investment” under the Tax Act for a trust governed by a Registered Plan.
Notwithstanding the foregoing, the holder of a TFSA or RDSP, the annuitant of an RRSP or RRIF or the subscriber of an RESP, as the case may be, will be subject to a penalty tax if the BAM Shares or New LP Preferred Units, as applicable, are a “prohibited investment” (as defined in subsection 207.01(1) of the Tax Act) for such Registered Plan. Generally:
1.
the BAM Shares will not be not be a “prohibited investment” for a trust governed by a TFSA, RDSP, RRSP, RRIF or RESP, provided that the annuitant of an RRSP or RRIF or the subscriber of an RESP, as the case may be, deals at arm’s length with BAM for purposes of the Tax Act and does not have a “significant interest” for purposes of the prohibited investment rules in BAM or the BAM Shares are “excluded property” as defined in the Tax Act for purposes of the prohibited investment rules; and

2.
the New LP Preferred Units will not be a “prohibited investment” for a trust governed by a TFSA, RDSP, RRSP, RRIF or RESP, provided that the annuitant of an RRSP or RRIF or the subscriber of an RESP, as the case may be, as the case may be, deals at arm’s length with New LP for purposes of the Tax Act and does not have a “significant interest” for purposes of the prohibited investment rules in New LP or the New LP Preferred Units are “excluded property” for purposes of the prohibited investment rules.

Resident Holders who intend to hold their BAM Shares or New LP Preferred Units, as applicable, in a TFSA, RDSP, RRSP, RRIF or RESP should consult their own tax advisors regarding the application of the foregoing “prohibited investment” rules having regard to their particular circumstances.
There can be no assurance that the BAM Shares or New LP Preferred Units will continue to be listed on a “designated stock exchange” or that BAM will continue to be a “public corporation”. There can also be no assurance that tax laws relating to “qualified investments” will not be changed. Taxes may be imposed in respect of the acquisition or holding of non-qualified investments by Registered Plans and certain other taxpayers and with respect to the acquisition or holding of “prohibited investments” by a TFSA, RDSP, RRSP, RRIF or RESP.
Holders who will hold their BAM Shares or New LP Preferred Units in a Registered Plan should consult their own tax advisors.
Holders Not Resident in Canada
The following portion of the summary is generally applicable to a Holder who, for purposes of the Tax Act and at all relevant times, is not, and is not deemed to be, resident in Canada and who does not use or hold and is not deemed to use or hold its BPY Units, and will not, and will not be deemed to, use or hold its BAM Shares and/or New LP Preferred Units acquired pursuant to the Arrangement in connection with a business carried on in Canada (a “Non-Resident Holder”). This portion of the summary is not applicable to a Non-Resident Holder that is an insurer carrying on an insurance business in Canada and elsewhere or that is an “authorized foreign bank” (as defined in the Tax Act). Such Non- Resident Holders should consult their own tax advisors.
Disposition of BPY Units Pursuant to the Arrangement
A Non-Resident Holder who disposes of BPY Units pursuant to the Arrangement will not be subject to tax under the Tax Act in respect of any capital gain realized on the disposition of such BPY Units unless such

BPY Units are or are deemed to constitute “taxable Canadian property” (as defined in the Tax Act) of the Non-Resident Holder at the time of the disposition and the Non-Resident Holder is not entitled to relief under an applicable income tax convention between Canada and the country in which the Non-Resident Holder is resident. See “— Taxable Canadian Property — BPY Units and New LP Preferred Units” below.
Dissenting Non-Resident Holders
A Non-Resident Holder that is a Dissenting Unitholder (a “Non-Resident Dissenting Holder”) will generally be subject to the same tax consequences as discussed above under “— Holders Not Resident in Canada — Disposition of BPY Units Pursuant to the Arrangement.”
Interest awarded to a Non-Resident Dissenting Holder by a court will not be subject to Canadian withholding tax.
Holding and Disposing of New LP Preferred Units
Non-Resident Holders whose BPY Units are exchanged for New LP Preferred Units pursuant to the Arrangement will become limited partners of New LP. Such Non-Resident Holders are referred to in this portion of the summary as “Non-Resident New LP Unitholders”.
Taxation of Income and Loss
The following portion of the summary assumes that (i) the New LP Preferred Units acquired pursuant to this Arrangement are not and will not, at any relevant time, constitute “taxable Canadian property” as defined in the Tax Act of any Non-Resident New LP Unitholder, and (ii) New LP will not dispose of property that is “taxable Canadian property”. See “— Taxable Canadian Property — BPY Units and New LP Preferred Units” below.
The following portion of the summary also assumes that New LP will not be considered to carry on business in Canada. The New LP General Partner has advised counsel that it intends to organize and conduct the affairs of New LP, to the extent possible, so that it should not be considered to carry on business in Canada for purposes of the Tax Act. However, no assurance can be given in this regard. If New LP carries on business in Canada, the tax implications to New LP and to Non-Resident New LP Unitholders may be materially and adversely different than as set out herein.
A Non-Resident New LP Unitholder will not be subject to Canadian federal income tax under Part I of the Tax Act on its share of income from a business carried on by New LP outside Canada or the non-business income earned by New LP from sources in Canada. However, a Non-Resident New LP Unitholder may be subject to Canadian federal withholding tax under Part XIII of the Tax Act, as described below.
New LP will be deemed to be a non-resident person in respect of certain amounts paid or credited or deemed to be paid or credited to it by a person resident or deemed to be resident in Canada, including interest. Interest (other than interest not subject to Canadian federal withholding tax) paid or deemed to be paid by a person resident or deemed to be resident in Canada to New LP will be subject to withholding tax under Part XIII of the Tax Act at the rate of 25%. However, the CRA’s administrative practice in similar circumstances is to permit the rate of Canadian federal withholding tax applicable to such payments to be computed by looking through New LP and taking into account the residency of the partners (including partners who are resident in Canada) and any reduced rates of Canadian federal withholding tax that any non-resident partners may be entitled to under an applicable income tax treaty or convention, provided that the residency status and entitlement to treaty benefits can be established. Under the Treaty, a Canadian-resident payer is required in certain circumstances to look-through fiscally transparent partnerships, such as New LP, to the residency and Treaty entitlements of their partners and to take into account the reduced rates of Canadian federal withholding tax that such partners may be entitled to under the Treaty. In determining the rate of Canadian federal withholding tax applicable to amounts paid by CanHoldco to New LP, the New LP General Partner has advised counsel that it expects CanHoldco to look-through New LP to the residency of the partners of New LP (including partners who are resident in Canada) and to take into account any reduced rates of Canadian federal withholding tax that non-resident partners may be entitled to under an applicable income tax treaty or convention in order to determine the appropriate amount of Canadian federal withholding tax to withhold from interest paid to New LP.
Holding and Disposing of BAM Shares
Non-Resident Holders whose BPY Units are exchanged for BAM Shares pursuant to the Arrangement will become shareholders of BAM. Such Non-Resident Holders are referred to in this portion of the summary as “Non-Resident BAM Shareholders”.
Dividends on BAM Shares
Dividends paid or credited, or deemed to be paid or credited, on BAM Shares by BAM to a Non-Resident BAM Shareholder will be subject to Canadian withholding tax at the rate of 25%, subject to a possible reduction under the terms of an applicable income tax treaty or convention. For example, the rate of withholding tax applicable to a dividend paid on a BAM Common Share to a Non-Resident BAM Shareholder who is a resident of the United States for purposes of the Treaty, beneficially owns the dividend and is fully entitled to the benefits of the Treaty, will generally be reduced to 15% (or 5% in certain cases where such Non-Resident BAM Shareholder is a corporation that beneficially owns at least 10% of BAM’s voting shares). Non-Resident BAM Shareholders should consult their own tax advisors in this regard.
Disposition of BAM Shares
A Non-Resident BAM Shareholder will not be subject to tax under the Tax Act on any capital gain realized on a disposition or deemed disposition of a BAM Common Share, unless the BAM Common Share constitutes taxable Canadian property of the Non-Resident BAM Shareholder for purposes of the Tax Act at the time of the disposition or deemed disposition and the Non-Resident BAM Shareholder is not entitled to relief under an applicable income tax treaty or convention between Canada and the country in which the Non-Resident BAM Shareholder is resident. See “— Taxable Canadian Property — BAM Shares” below.
In the event that the BAM Common Share constitutes taxable Canadian property of a Non-Resident BAM Shareholder and any capital gain that would be realized on the disposition thereof is not exempt from tax under the Tax Act pursuant to an applicable income tax treaty or convention between Canada and the country in which the Non-Resident BAM Shareholder is resident, then the income tax consequences discussed above for Resident Holders under “Holders Resident in Canada — Holding and Disposing of BAM Shares — Disposition of BAM Shares” will generally apply to the Non-Resident BAM Shareholder.
Taxable Canadian Property
BPY Units and New LP Preferred Units
A BPY Unit or a New LP Preferred Unit will generally not constitute “taxable Canadian property” of a Non Resident Holder at a particular time, unless (a) at any time during the 60-month period immediately preceding the particular time, more than 50% of the fair market value of the BPY Unit or New LP Preferred Unit (as applicable) was derived, directly or indirectly (excluding through a corporation, partnership or trust, the shares or interests in which were not themselves “taxable Canadian property” at the particular time), from one or any combination of: (i) real or immovable property situated in Canada; (ii) “Canadian resource properties”; (iii) “timber resource properties”; and (iv) options in respect of, or interests in, or for civil law rights in, such property, whether or not such property exists, or (b) the BPY Units or New LP Preferred Units (as applicable) are otherwise deemed to be “taxable Canadian property”.
Since BPY’s assets consist principally of Managing GP Units of the Property Partnership, BPY Units would generally be “taxable Canadian property” at a particular time if the Managing GP Units of the Property Partnership held by BPY derived, directly or indirectly (excluding through a corporation, partnership or trust, the shares or interests in which were not themselves “taxable Canadian property”), more than 50% of their fair market value from properties described in (i) to (iv) above, at any time in the 60-month period preceding the particular time. The BPY General Partner does not expect BPY Units or the Managing GP Units of the Property Partnership to be “taxable Canadian property” at any relevant time. However, no assurance can be given in this regard. If either the BPY Units or the Managing GP Units of the Property Partnership constitute

“taxable Canadian property”, the tax implications of participating in the Arrangement to Non-Resident Holders may be materially and adversely different than as set out herein. See Item 3.D “Risk Factors — Risks Relating to Taxation” in the BPY Annual Report, for a general discussion of the tax consequences to Non-Resident Holders of disposing of BPY Units if the BPY Units constitute “taxable Canadian property” or of BPY disposing of property that constitutes “taxable Canadian property”.
The New LP General Partner has advised counsel that the New LP Preferred Units are not at any relevant time expected to be “taxable Canadian property” of any Non-Resident New LP Unitholder, and it does not expect New LP to dispose of “taxable Canadian property.” However, no assurance can be given in this regard.
BAM Shares
Provided that the BAM Shares are listed on a “designated stock exchange” (as defined in the Tax Act and which currently includes the TSX and the NYSE), the BAM Shares will generally not constitute taxable Canadian property of a Non-Resident BAM Shareholder at a particular time unless, at any time during the 60 month period immediately preceding that time, the following two conditions are met concurrently: (a) 25% or more of the issued shares of any class of BAM were owned by or belonged to one or any combination of (i) the Non-Resident BAM Shareholder, (ii) persons with whom the Non-Resident BAM Shareholder did not deal at arm’s length, and (iii) partnerships in which the Non-Resident BAM Shareholder or persons with whom the Non-Resident BAM Shareholder did not deal at arm’s length holds a membership interest, directly or indirectly through one or more other partnerships; and (b) more than 50% of the fair market value of the BAM Shares was derived directly or indirectly from one or any combination of: (i) real or immovable property situated in Canada, (ii) “Canadian resource properties” (as defined in the Tax Act), (iii) “timber resource properties” (as defined in the Tax Act), and (iv) options in respect of, or interests or rights in, property described in (i) to (iii), whether or not the property exists. Notwithstanding the foregoing, in certain circumstances set out in the Tax Act the BAM Shares may be deemed to be taxable Canadian property of a Non-Resident BAM Shareholder.
BAM has advised counsel that it does not believe the BAM Shares will constitute taxable Canadian property at any relevant time because none of the conditions in (b) above are expected to be met at any relevant time.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
The following is a summary of certain material U.S. federal income tax consequences generally applicable to BPY Unitholders and BPYU Stockholders with respect to (i) the disposition of BPY Units pursuant to the Arrangement, (ii) the exchange of BPYU Shares for the Default Consideration pursuant to the BPYU Mandatory Exchange, (iii) the ownership and disposition of BAM Shares received pursuant to the Arrangement or the BPYU Mandatory Exchange, and (iv) the ownership and disposition of New LP Preferred Units received pursuant to the Arrangement or the BPYU Mandatory Exchange. This summary is based on current provisions of the Code, the U.S. Treasury regulations promulgated thereunder (“Treasury Regulations”), judicial decisions, published positions of the IRS, and other applicable authority, all as in effect on the date hereof, and all of which is subject to change, possibly with retroactive effect. This summary only addresses BPY Unitholders and BPYU Stockholders that hold BPY Units or BPYU Shares, and will hold BAM Shares or New LP Preferred Units, as applicable, as capital assets for U.S. federal income tax purposes (generally, property held for investment). This summary does not address any tax consequences arising under the laws of any state, local, or non-U.S. jurisdictions, or under any U.S. federal laws other than those pertaining to U.S. federal income taxation. No ruling from the IRS will be sought regarding the U.S. federal income tax consequences discussed below, and there can be no assurance that the IRS will not challenge the conclusions reflected herein or that a court would not sustain any such challenge. This summary should be read in conjunction with the discussion of the principal U.S. federal income tax considerations associated with the operations of BPY and the purchase, ownership, and disposition of BPY Units set forth in Item 10.E “Taxation — U.S. Tax Considerations” and Item 3.D “Risk Factors — Risks Related to Taxation” in the BPY Annual Report, each of which Items is incorporated by reference in this Circular. The following summary is limited as described in Item 10.E “Taxation — U.S. Tax Considerations” in the BPY Annual Report and as described herein.
This summary is necessarily general and may not apply to all categories of holders, some of whom may be subject to special rules, including, without limitation:
•
persons that own or have owned (directly, indirectly, or constructively) more than 5% of the BPY Units;

•
persons that own or have owned (directly, indirectly, or constructively) more than 10% of the BPYU Shares;

•
persons that own or have owned (directly, indirectly, or constructively) 10% or more of the total voting power or value of all classes of stock of BAM;

•
persons that will own (directly, indirectly, or constructively) more than 5% of the New LP Preferred Units;

•
persons that own or will own BAM Exchange LP Units;

•
dealers in securities or currencies;

•
banks, mutual funds, and other financial institutions;

•
real estate investment trusts;

•
insurance companies;

•
tax-exempt organizations or governmental organizations;

•
individual retirement and other tax-deferred accounts;

•
passive foreign investment companies, controlled foreign corporations, or corporations that accumulate earnings to avoid U.S. federal income tax;

•
persons that hold BPY Units, BPYU Shares, BAM Shares, or New LP Preferred Units as part of a straddle, hedging, conversion, constructive sale, or other risk-reduction transaction;

•
persons whose BPY Units or New LP Preferred Units are loaned to a short seller to cover a short sale;

•
U.S. Holders (as defined below) whose functional currency for U.S. federal income tax purposes is not the U.S. dollar;

•
U.S. Holders who elect to receive the Cash Consideration in Canadian dollars;

•
traders in securities who elect to apply a mark-to-market method of accounting;

•
persons who hold BPY Units, BPYU Shares, BAM Shares, or New LP Preferred Units through a partnership or other entity classified as a partnership for U.S. federal income tax purposes;

•
persons who are liable for the alternative minimum tax;

•
persons who are subject to special tax accounting rules under Section 451(b) of the Code;

•
certain U.S. expatriates or former long-term residents of the United States; and

•
persons who received or will receive BPY Units, BPYU Shares, BAM Shares, or New LP Preferred Units through the exercise of employee stock options or otherwise as compensation.

Except to the extent otherwise provided below, this summary does not address the tax consequences to BPY Unitholders or BPYU Stockholders who, prior to the Arrangement or the BPYU Mandatory Exchange (as applicable), hold (and following the completion of the Arrangement or the BPYU Mandatory Exchange will continue to hold) BPY Preferred Units, nor does this summary address the tax consequences to Exchange LP Unitholders. Without limiting the generality of the foregoing, this summary does not address any tax consequences to BPYU Stockholders who, prior to the BPYU Mandatory Exchange, exchange some or all of their BPYU Shares for BPY Units in accordance with the terms of such BPYU Shares and who subsequently receive BAM Shares, New LP Preferred Units, or cash pursuant to the BPYU Mandatory Exchange. This summary does not address any tax consequences to holders of BPY Options, Tracking Share Options, DSUs, Restricted BPY Units, or restricted BPYU Shares.
For purposes of this summary, a “U.S. Holder” is a beneficial owner of BPY Units or BPYU Shares who receives BAM Shares, New LP Preferred Units, or cash pursuant to the Arrangement or the BPYU Mandatory Exchange, as applicable, and who is for U.S. federal income tax purposes: (i) an individual who is a citizen or resident of the United States; (ii) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia; (iii) an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust (a) the primary supervision of which is subject to a court within the United States and all substantial decisions of which one or more U.S. persons have the authority to control or (b) that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person. A “Non-U.S. Holder” is a beneficial owner of BPY Units or BPYU Shares, other than a U.S. Holder or a partnership (including for this purpose any arrangement or entity that is treated as a partnership for U.S. federal income tax purposes), who receives BAM Shares, New LP Preferred Units, or cash pursuant to the Arrangement or the BPYU Mandatory Exchange, as applicable.
If a partnership, including for this purpose any arrangement or entity that is treated as a partnership for U.S. federal income tax purposes, holds BPY Units or BPYU Shares or, upon the completion of the Arrangement or the BPYU Mandatory Exchange (as applicable), BAM Shares, New LP Preferred Units, or cash, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. Holders that are partnerships for U.S. federal income tax purposes and the partners of such partnerships are urged to consult their own tax advisers regarding the U.S. federal income tax consequences of the disposition of BPY Units pursuant to the Arrangement, the exchange of BPYU Shares for the Default Consideration pursuant to the BPYU Mandatory Exchange, and the ownership and disposition of BAM Shares and New LP Preferred Units received pursuant to the Arrangement or the BPYU Mandatory Exchange.
THIS SUMMARY OF CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT INTENDED TO BE, AND SHOULD NOT BE CONSTRUED AS, TAX ADVICE. BPY UNITHOLDERS AND BPYU STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISERS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS, AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX RULES, OR UNDER THE LAWS OF ANY STATE, LOCAL, NON-U.S. OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

The following discussion assumes that the Arrangement and the BPYU Mandatory Exchange will be consummated as described in the Arrangement Agreement, the BPYU Certificate of Incorporation, and this Circular.
Partnership Status of BPY and the Property Partnership
Each of BPY and the Property Partnership has made a protective election to be classified as a partnership for U.S. federal tax purposes. Subject to the discussion of “publicly traded partnerships” set forth below, an entity that is treated as a partnership for U.S. federal tax purposes generally incurs no U.S. federal income tax liability. Instead, each partner is required to take into account its allocable share of items of income, gain, loss, deduction, or credit of the partnership in computing its U.S. federal income tax liability, regardless of whether cash distributions are made. Distributions of cash by a partnership to a partner generally are not taxable unless the amount of cash distributed to a partner is in excess of the partner’s adjusted basis in its partnership interest.
An entity that would otherwise be classified as a partnership for U.S. federal income tax purposes may nonetheless be taxable as a corporation if it is a “publicly traded partnership,” unless an exception applies. BPY is a publicly traded partnership. However, an exception, referred to as the “Qualifying Income Exception,” exists with respect to a publicly traded partnership if (i) at least 90% of the partnership’s gross income for every taxable year consists of “qualifying income” and (ii) the partnership would not be required to register under the Investment Company Act of 1940 if it were a U.S. corporation. “Qualifying income” includes certain interest income, dividends, real property rents, gains from the sale or other disposition of real property, and any gain from the sale or disposition of a capital asset or other property held for the production of income that otherwise constitutes qualifying income.
The BPY General Partner believes that BPY has met the Qualifying Income Exception in its previous taxable years, and the BPY General Partner intends to manage the affairs of BPY and the Property Partnership so that BPY will continue to meet the requirements for the Qualifying Income Exception upon the completion of the Arrangement and the BPYU Mandatory Exchange. Accordingly, the BPY General Partner believes that BPY is currently, and upon the completion of the Arrangement and the BPYU Mandatory Exchange will continue to be, treated as a partnership and not as a corporation for U.S. federal income tax purposes.
The remainder of this summary assumes that BPY and the Property Partnership will be treated as partnerships for U.S. federal tax purposes.
REIT Status of BPYU and Characterization of the BPYU Shares
The predecessor to BPYU elected to be taxed as a real estate investment trust (“REIT”) under the Code. A REIT generally is not subject to U.S. federal income tax on the income that it distributes to stockholders if it meets the applicable REIT distribution requirements and other requirements for qualification.
The BPY General Partner understands that BPYU believes that it is organized and has operated, and it intends to continue to operate, in a manner that will allow it to qualify as a REIT both currently and upon the completion of the BPYU Mandatory Exchange. However, qualification and taxation as a REIT depend upon BPYU’s ability to meet, through actual annual (or in some cases quarterly) operating results, requirements relating to income, asset ownership, distribution levels, and diversity of share ownership, as well as the various other REIT qualification requirements imposed under the Code, as in effect for each applicable taxable period. Given the complex nature of the REIT qualification requirements, the ongoing importance of factual determinations (including with respect to matters that BPYU may not control or for which it is not possible to obtain all the relevant facts) and the possibility of future changes in BPYU’s circumstances, no assurance can be provided that BPYU’s actual operating results have satisfied or will satisfy the requirements for taxation as a REIT under the Code for any particular taxable year.
The U.S. federal income tax consequences relating to the exchange of BPYU Shares for the Default Consideration pursuant to the BPYU Mandatory Exchange may also depend, in part, on whether the BPYU Shares are, for U.S. federal income tax purposes, treated as stock of BPYU and not as interests in BPY. The BPY General Partner intends to take the position and believes that the BPYU Shares are properly characterized as stock of BPYU for U.S. federal income tax purposes. The BPY General Partner understands that BPYU also intends to take this position and shares this belief. However, the treatment of the BPYU Shares as stock of BPYU is not free from doubt, as there is no direct authority regarding the proper U.S. federal income tax treatment of securities similar to the BPYU Shares. If the BPYU Shares are not treated as stock of BPYU and are instead treated as BPY Units, then a BPYU Stockholder generally would be expected to be taxed in the same manner as a BPY Unitholder upon the exchange of BPYU Shares for the Default Consideration pursuant to the BPYU Mandatory Exchange.
The remainder of this summary assumes that BPYU will qualify as a REIT both currently and upon the completion of the BPYU Mandatory Exchange and that the BPYU Shares will be treated as stock of BPYU for U.S. federal income tax purposes.
Consequences to U.S. Holders
Disposition of BPY Units Pursuant to the Arrangement
Subject to the discussion below under the heading “— Other Special Rules,” a U.S. Holder who disposes of BPY Units pursuant to the Arrangement in exchange for any combination of BAM Shares, New LP Preferred Units, and cash (or who receives cash pursuant to the valid exercise of Dissent Rights) will recognize gain or loss for U.S. federal income tax purposes equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in its BPY Units immediately prior to the Arrangement (see “— Adjusted Tax Basis” below). The amount realized will equal the sum of (i) the fair market values of the BAM Shares and New LP Preferred Units received, if any, (ii) the gross amount of cash paid to the U.S. Holder (without reduction for Canadian withholding tax, if any, and not including, with respect to the exercise of Dissent Rights, any amounts that are or are deemed to be interest for U.S. federal income tax purposes, which amounts will be taxed as ordinary interest income), and (iii) the amount of any reduction in the U.S. Holder’s allocable share of BPY’s liabilities (including, for this purpose, BPY’s share of any liabilities of the Property Partnership), as determined for U.S. federal income tax purposes.
Gain or loss recognized by a U.S. Holder upon the disposition of BPY Units generally will be taxable as capital gain or loss and will be long-term capital gain or loss if the BPY Units were held for more than one year as of the date of the disposition. Long-term capital gains recognized by individuals and certain other non-corporate taxpayers generally are subject to U.S. federal income tax at reduced tax rates. Short-term capital gains recognized by non-corporate taxpayers, and all capital gains recognized by corporate taxpayers, generally are taxed at ordinary income rates. Capital losses are subject to limitations under the Code. Each U.S. Holder who acquired BPY Units at different times is urged to consult its own tax adviser regarding the potential application of certain “split holding period” rules to the disposition of BPY Units pursuant to the Arrangement and the treatment of any gain or loss as long-term or short-term capital gain or loss.
A U.S. Holder who, prior to the Arrangement, holds (and following the completion of the Arrangement will continue to hold) BPY Preferred Units may be subject to U.S. federal income tax consequences that differ materially from the consequences described herein, and any such BPY Unitholder is urged to consult its own tax adviser regarding the U.S. federal income tax consequences of the disposition of BPY Units pursuant to the Arrangement in light of such BPY Unitholder’s particular circumstances.
Adjusted Tax Basis.   In general, a U.S. Holder’s adjusted tax basis in its BPY Units for purposes of determining gain or loss recognized pursuant to the Arrangement will be equal to the sum of (i) the amount of cash paid by the U.S. Holder for its BPY Units and (ii) the U.S. Holder’s share of BPY’s liabilities (as determined for U.S. federal income tax purposes), if any. That basis will be increased by the U.S. Holder’s share of BPY’s income and by increases in the U.S. Holder’s share of BPY’s liabilities, including, in each case, by reason of certain steps undertaken pursuant to the Arrangement and prior to the disposition of BPY Units. That basis will be decreased, but not below zero, by distributions from BPY to the U.S. Holder, by the U.S. Holder’s share of BPY’s losses, and by any decrease in the U.S. Holder’s share of BPY’s liabilities, including, in each case, by reason of certain steps undertaken pursuant to the Arrangement and prior to the disposition of BPY Units. For purposes of the foregoing rules, BPY’s liabilities generally will include its share of any liabilities of the Property Partnership, and BPY’s income generally will include its share of any income of the Property Partnership. Each U.S. Holder is urged to consult its own tax adviser regarding the calculation of its basis in BPY Units for purposes of determining gain or loss upon the receipt of BAM Shares, New LP Preferred Units, and cash pursuant to the Arrangement in light of the U.S. Holder’s particular circumstances.

Other Special Rules.   Special U.S. federal income tax rules could affect the consequences to a U.S. Holder of receiving BAM Shares, New LP Preferred Units, or cash pursuant to the Arrangement. For example, certain gain attributable to any “unrealized receivables” or “inventory items” or to BPY’s indirect investment in a “controlled foreign corporation” (“CFC”) could be characterized as ordinary income rather than capital gain. If BPY were to hold debt acquired at a market discount, accrued market discount on such debt would be treated as “unrealized receivables.” In addition, assuming a U.S. Holder has not elected to treat its share of BPY’s investment in any “passive foreign investment company” (“PFIC”) as a “qualified electing fund,” gain attributable to the investment in a PFIC may be treated as ordinary income earned ratably over the shorter of the period during which the U.S. Holder held its BPY Units or the period during which BPY or the Property Partnership held its interests in such PFIC and subject to an additional tax equivalent to an interest charge on the deferral of income inclusions from the PFIC. Other special rules may apply, as discussed in Item 10.E “Taxation — U.S. Tax Considerations — Consequences to U.S. Holders — Passive Foreign Investment Companies” and “Taxation — U.S. Tax Considerations — Consequences to U.S. Holders — Controlled Foreign Corporations” in the BPY Annual Report.
Additional Considerations.   For additional U.S. federal income tax considerations for U.S. Holders relating to the disposition of BPY Units pursuant to the Arrangement, see the discussion below under the headings “— Additional Tax on Net Investment Income,” “— Reporting with Respect to Foreign Financial Assets” and “— Information Reporting and Backup Withholding.” U.S. Holders are urged to consult their own tax advisers regarding the application of the foregoing rules to their disposition of BPY Units pursuant to the Arrangement in light of their particular circumstances.
Exchange of BPYU Shares for the Default Consideration Pursuant to the BPYU Mandatory Exchange
A U.S. Holder who exchanges BPYU Shares, pursuant to the BPYU Mandatory Exchange, for any combination of BAM Shares, New LP Preferred Units, and cash will recognize gain or loss for U.S. federal income tax purposes equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in its BPYU Shares immediately prior to the BPYU Mandatory Exchange. The amount realized will equal the sum of (i) the fair market values of the BAM Shares and New LP Preferred Units received, if any, and (ii) the gross amount of cash paid to the U.S. Holder.
Gain or loss recognized by a U.S. Holder upon the exchange of BPYU Shares for the Default Consideration pursuant to the BPYU Mandatory Exchange generally will be taxable as capital gain or loss. The applicable tax rate will depend on the U.S. Holder’s holding period for the BPYU Shares (generally, BPYU Shares held for more than one year will give rise to long-term capital gain), the holder’s tax bracket, and the holder’s tax status (as an individual or other non-corporate U.S. Holder or as a corporate U.S. Holder). The IRS has the authority to prescribe, but has not yet prescribed, regulations that would apply a capital gain tax rate of 25% (which is higher than the long-term capital gain tax rates generally applicable for non-corporate U.S. Holders) to a portion of capital gain realized by a non-corporate U.S. Holder on the sale of REIT shares that would correspond to BPYU’s “unrecaptured Section 1250 gain.” In general, any loss upon the exchange of BPYU Shares for the Default Consideration by a U.S. Holder who has held the BPYU Shares for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss, but only to the extent of distributions from BPYU received by the U.S. Holder that are required to be treated by the holder as long-term capital gains. All or a portion of any loss realized upon a taxable exchange of BPYU Shares may be disallowed if other BPYU Shares were purchased within 30 days before the date of the exchange.
Gain from the exchange of BPYU Shares for the Default Consideration pursuant to the BPYU Mandatory Exchange will not constitute UBTI to a tax-exempt U.S. Holder, unless the holder has held its BPYU Shares as debt-financed property within the meaning of the Code or is a dealer in the BPYU Shares. However, different rules apply to tax-exempt holders that are social clubs, voluntary employee benefit associations, or supplemental unemployment benefit trusts exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9), or (c)(17) of the Code, respectively.
Additional Considerations.   For additional U.S. federal income tax considerations for U.S. Holders relating to the exchange of BPYU Shares for the Default Consideration pursuant to the BPYU Mandatory Exchange, see the discussion below under the headings “— Additional Tax on Net Investment Income,” “— Reporting with Respect to Foreign Financial Assets” and “— Information Reporting and Backup Withholding.” U.S. Holders are urged to consult their own tax advisers regarding the application of the foregoing rules to their exchange of BPYU Shares for the Default Consideration pursuant to the BPYU Mandatory Exchange in light of their particular circumstances.
Ownership and Disposition of BAM Shares Received Pursuant to the Arrangement or the BPYU Mandatory Exchange
This section is a summary of certain material U.S. federal income tax consequences generally applicable to U.S. Holders with respect to the ownership and disposition of BAM Shares received pursuant to the Arrangement or the BPYU Mandatory Exchange.
Distributions on BAM Shares.   Subject to the discussion below under the heading “— Passive Foreign Investment Company Considerations,” the gross amount of a distribution paid to a U.S. Holder with respect to BAM Shares will be included in the holder’s gross income as a dividend to the extent paid out of BAM’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent that the amount of a distribution exceeds BAM’s current and accumulated earnings and profits, the excess would be treated as a recovery of basis to the extent of the holder’s basis in BAM Shares and then as capital gain. BAM currently does not, and does not intend to, calculate its earnings and profits under U.S. federal income tax principles. Therefore, U.S. Holders should expect each distribution generally to be reported as a dividend for U.S. federal income tax purposes, even if that distribution would otherwise be treated as a recovery of basis or as capital gain under the foregoing rules.
Dividends received by individuals and other non-corporate U.S. Holders of BAM Shares traded on the NYSE generally will be “qualified dividend income” subject to tax at preferential rates applicable to long-term capital gains, provided that such holders meet certain holding period and other requirements and BAM is not treated as a PFIC for the taxable year in which the dividend is paid or for the preceding taxable year. Dividends on BAM Shares generally will not be eligible for the dividends-received deduction allowed to corporations. Each U.S. Holder is urged to consult its own tax adviser regarding the application of the relevant rules in light of the holder’s particular circumstances.
Dividends paid by BAM generally will constitute foreign-source income for foreign tax credit limitation purposes. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. Dividends distributed by BAM with respect to BAM Shares generally will constitute “passive category income.” The rules governing the foreign tax credit are complex. U.S. Holders are urged to consult their own tax advisers regarding the availability of the foreign tax credit with respect to their particular circumstances.
Sale or Other Taxable Disposition of BAM Shares.   Subject to the discussion below under the heading “— Passive Foreign Investment Company Considerations,” upon the sale or other taxable disposition of BAM Shares, a U.S. Holder generally will recognize capital gain or loss equal to the difference between the amount realized upon the disposition and the holder’s adjusted tax basis in the BAM Shares so disposed. The amount realized will equal the amount of cash, if any, plus the fair market value of any property received. Any such capital gain or loss will be long-term capital gain or loss if the holder’s holding period for the BAM Shares exceeds one year at the time of disposition. Gain or loss, as well as the holding period for the BAM Shares, will be determined separately for each block of BAM Shares (that is, shares acquired at the same cost in a single transaction) sold or otherwise subject to a taxable disposition. Gain or loss recognized by a U.S. Holder generally will be treated as U.S.-source gain or loss for foreign tax credit limitation purposes. Long-term capital gains of non-corporate U.S. Holders generally are taxed at preferential rates. The deductibility of capital losses is subject to limitations.
Passive Foreign Investment Company Considerations.   Certain adverse U.S. federal income tax consequences could apply to a U.S. Holder if BAM is treated as a PFIC for any taxable year during which the U.S. Holder holds BAM Shares. In general, a non-U.S. corporation will be a PFIC during a taxable year if (i) 75% or more of its gross income constitutes passive income or (ii) 50% or more of its assets produce, or are held for the production of, passive income. For these purposes, a non-U.S. corporation that owns at least 25% of the value of the stock of another corporation generally is treated as if it received directly its proportionate share of the income, and held its proportionate share of the assets, of the other corporation. Passive income generally includes dividends, interest, royalties, rents, net gains from the sale or exchange of property producing such income, and net foreign currency gains.

If BAM were a PFIC for any taxable year during a U.S. Holder’s holding period for BAM Shares, then gain recognized by the U.S. Holder upon the sale or other taxable disposition of the BAM Shares would be allocated ratably over the U.S. Holder’s holding period for the BAM Shares. The amounts allocated to the taxable year of the sale or other taxable disposition and to any year before BAM became a PFIC would be taxed as ordinary income. The amount allocated to each other taxable year would be subject to tax at the highest rate in effect for individuals or corporations, as appropriate, for that taxable year, and an interest charge would be imposed on the tax on such amount. Further, to the extent that any distribution received by a U.S. Holder on its BAM Shares were to exceed 125% of the average of the annual distributions on the BAM Shares received during the preceding three years or the U.S. Holder’s holding period for BAM Shares, whichever is shorter, that distribution would be subject to taxation in the same manner as gain, described immediately above. If BAM were classified as a PFIC for any taxable year during a U.S. Holder’s holding period for BAM Shares, BAM generally would continue to be treated as a PFIC with respect to the holder in all succeeding years, even if BAM ceased to satisfy the requirements for being a PFIC. In addition, if BAM were classified as a PFIC with respect to a U.S. Holder, to the extent any of BAM’s subsidiaries were also PFICs, the holder might be deemed to own shares in any such lower-tier PFICs directly or indirectly owned by BAM in that proportion which the value of the BAM Shares owned by the holder bears to the value of all of BAM’s shares, and the holder therefore might be subject to the adverse tax consequences described above with respect to the shares of such lower-tier PFICs deemed owned by the holder.
Based on the current and anticipated composition of the income, assets, and operations of BAM and its subsidiaries, BAM does not believe that it will be a PFIC for U.S. federal income tax purposes for the current taxable year or for future taxable years. However, the application of the PFIC rules is subject to uncertainty in several respects, and a separate determination must be made after the close of each taxable year as to whether BAM is a PFIC for that year. Changes in the composition of BAM’s income or assets may cause BAM to become a PFIC. Accordingly, there can be no assurance that BAM will not be a PFIC for any taxable year.
Certain elections may be available to mitigate the adverse tax consequences of PFIC status described above. If a U.S. Holder were to elect to treat its interest in BAM as a “qualified electing fund” (a “QEF Election”) for the first year the holder were treated as holding such interest, then in lieu of the tax consequences described above, the holder would be required to include in income each year a portion of the ordinary earnings and net capital gains of BAM, even if not distributed to the holder. A QEF Election must be made by a U.S. Holder on an entity-by-entity basis. However, a U.S. Holder may make a QEF Election with respect to BAM Shares only if BAM furnishes certain tax information to U.S. Holders annually, and there can be no assurance that such information will be provided. In lieu of making a QEF Election, if BAM is a PFIC for any taxable year and the BAM Shares are treated as “marketable stock” in such year, then a U.S. Holder may avoid the unfavorable rules described above by making a mark-to-market election with respect to the holder’s BAM Shares. The BAM Shares will be marketable if they are regularly traded on certain qualifying stock exchanges, including the NYSE. However, there can be no assurance that trading in the BAM Shares will be sufficiently regular for the shares to qualify as marketable stock. Moreover, the mark-to-market election is not expected to be available with respect to any non-U.S. subsidiary classified as a PFIC. In general, if a U.S. Holder were to make a timely and effective mark-to-market election, the holder would include as ordinary income each year the excess, if any, of the fair market value of the holder’s BAM Shares at the end of the taxable year over its adjusted basis in BAM Shares. Any gain recognized by the holder on the sale or other disposition of BAM Shares would be ordinary income, and any loss would be an ordinary loss to the extent of the net amount of previously included income as a result of the mark-to-market election and, thereafter, a capital loss.
Subject to certain exceptions, a U.S. person who owns an interest in a PFIC generally is required to file an annual report on IRS Form 8621, and the failure to file the report could result in the imposition of penalties on the U.S. person and the extension of the statute of limitations with respect to federal income tax returns filed by the U.S. person. The application of the PFIC rules to U.S. Holders is uncertain in certain respects. The U.S. Treasury Department recently issued final and proposed Treasury Regulations modifying certain aspects of the PFIC income and asset tests described above. The proposed regulations will not be effective unless and until they are adopted in final form. U.S. Holders are urged to consult their own tax advisers regarding the application of the PFIC rules, including any applicable filing requirements and the recently issued final and proposed regulations, as well as the advisability of making any available election under the PFIC rules, with respect to their ownership and disposition of BAM Shares.

Additional Considerations.   For additional U.S. federal income tax considerations for U.S. Holders relating to the ownership and disposition of BAM Shares received pursuant to the Arrangement or the BPYU Mandatory Exchange, see the discussion below under the headings “— Additional Tax on Net Investment Income,” “— Reporting with Respect to Foreign Financial Assets” and “— Information Reporting and Backup Withholding.” U.S. Holders are urged to consult their own tax advisers regarding the application of the foregoing rules to their ownership and disposition of BAM Shares received pursuant to the Arrangement or the BPYU Mandatory Exchange in light of their particular circumstances.
Ownership and Disposition of New LP Preferred Units Received Pursuant to the Arrangement or the BPYU Mandatory Exchange
This section is a summary of the material U.S. federal income tax consequences that may be relevant to prospective holders of New LP Preferred Units who, except as otherwise indicated, are individuals who are citizens or residents of the United States and who receive New LP Preferred Units pursuant to the Arrangement or the BPYU Mandatory Exchange. This summary is based on provisions of the Code, on the Treasury Regulations thereunder, and on published administrative rulings, judicial decisions, and other applicable authority, all as in effect on the date hereof and all of which is subject to change at any time, possibly with retroactive effect. Later changes in such authority may cause the tax consequences to vary substantially from the consequences described below.
The following discussion does not comment on all U.S. federal income tax matters affecting New LP or prospective holders of New LP Preferred Units and does not describe the application of the alternative minimum tax. Moreover, the discussion focuses on prospective holders who, except as otherwise indicated, are individuals who are citizens or residents of the United States and has only limited application to corporations, estates, entities treated as partnerships for U.S. federal income tax purposes, trusts, Non-U.S. Holders, or other New LP Preferred Unitholders subject to specialized tax treatment, including, without limitation, the categories of holders subject to special rules set forth in the bulleted list in the second paragraph above under the heading “Certain United States Federal Income Tax Considerations.”
No ruling has been requested from the IRS regarding New LP’s characterization as a partnership for tax purposes. Instead, New LP will rely on an opinion of Torys LLP. Unlike a ruling, an opinion of counsel represents only that counsel’s best legal judgment and does not bind the IRS or the courts. Accordingly, the opinions and statements made herein may not be sustained by a court if contested by the IRS. Any contest of this sort with the IRS may materially and adversely affect the market for New LP Preferred Units, including the prices at which such units trade. In addition, the costs of any contest with the IRS, principally legal, accounting, and related fees, will result in a reduction in cash available for distribution and thus will be borne indirectly by holders of partnership interests in New LP generally and potentially by New LP Preferred Unitholders. Furthermore, the tax treatment of New LP, or of an investment in New LP, may be significantly modified by future legislative or administrative changes or court decisions. Any modifications may or may not apply retroactively.
The discussion in this section, to the extent it expresses conclusions as to the application of U.S. federal income tax law and subject to the limitations and qualifications described herein (including the general limitations and qualifications set forth above under the heading “Certain United States Federal Income Tax Considerations”) represents the opinion of Torys LLP. Such opinion is based in part on facts described in this Circular and on various other factual assumptions and representations, including factual representations in a certificate provided to Torys LLP by the BPY General Partner and the New LP General Partner. Such opinion assumes, among other things, (i) the absence of relevant changes in fact or law between the date of this Circular and the dates on which the Arrangement, the BPYU Mandatory Exchange, and the transactions contemplated therewith are completed, (ii) the accuracy and completeness of the factual representations in the certificate on such dates, and (iii) the consummation of the Arrangement and the BPYU Mandatory Exchange as contemplated by the Arrangement Agreement, the BPYU Certificate of Incorporation, and this Document. Any alteration or incorrectness of such facts, assumptions, or representations could adversely affect such opinion. Moreover, opinions of counsel are not binding upon the IRS or any court, and the IRS may challenge the conclusions herein and a court may sustain such challenge.
Notwithstanding the above, and for the reasons described below, Torys LLP has rendered no opinion with respect to the following U.S. federal income tax issues: (i) whether holders of New LP Preferred Units will be treated as partners that receive guaranteed payments for the use of capital on their New LP Preferred Units (see “— Limited Partner Status”); (ii) whether New LP’s method for allocating income, gain, loss, and deduction is permitted by existing Treasury Regulations (see “— Allocation of Income, Gain, Loss, and Deduction”); and (iii) whether distributions with respect to the New LP Preferred Units or gain from the disposition of New LP Preferred Units will be treated as UBTI (see “— Tax-Exempt Organizations”). Moreover, Torys LLP expresses no opinion with respect to any U.S. federal tax consequences to a Non-U.S. Holder relating to the ownership and disposition of New LP Preferred Units received pursuant to the Arrangement or the BPYU Mandatory Exchange.
If a partnership holds the New LP Preferred Units, the tax treatment of a partner of such partnership generally will depend upon the status of the partner and the activities of the partnership. Partners of partnerships that hold the New LP Preferred Units should consult their own tax advisers.
THIS SUMMARY DOES NOT CONSTITUTE TAX ADVICE AND IS NOT INTENDED TO BE A SUBSTITUTE FOR TAX PLANNING. HOLDERS OF NEW LP PREFERRED UNITS ARE URGED TO CONSULT THEIR OWN TAX ADVISERS CONCERNING THE U.S. FEDERAL, STATE, AND LOCAL INCOME TAX CONSEQUENCES PARTICULAR TO THEIR OWNERSHIP AND DISPOSITION OF NEW LP PREFERRED UNITS, AS WELL AS ANY TAX CONSEQUENCES UNDER THE LAWS OF ANY OTHER TAXING JURISDICTION.
Partnership Status of New LP.   New LP intends to make a protective election to be classified as a partnership for U.S. federal tax purposes. Subject to the discussion of “publicly traded partnerships” set forth below, an entity that is treated as a partnership for U.S. federal tax purposes generally incurs no U.S. federal income tax liability. Instead, each partner generally is required to take into account its allocable share of items of income, gain, loss, or deduction of the partnership in computing its U.S. federal income tax liability, regardless of whether cash distributions are made. However, New LP expects to treat holders of New LP Preferred Units as generally not sharing in allocations of our income, gain, loss, or deduction. Instead, New LP will treat distributions on the New LP Preferred Units as guaranteed payments for the use of capital. See the discussion below under the heading “— Treatment of Distributions on New LP Preferred Units.”
An entity that would otherwise be classified as a partnership for U.S. federal income tax purposes may nonetheless be taxable as a corporation if it is a “publicly traded partnership,” unless an exception applies. New LP intends for the New LP Preferred Units to be publicly traded. However, as discussed above under the heading “— Partnership Status of BPY and the Property Partnership,” the Qualifying Income Exception exists with respect to a publicly traded partnership if (i) at least 90% of the partnership’s gross income for every taxable year consists of “qualifying income” and (ii) the partnership would not be required to register under the Investment Company Act of 1940 if it were a U.S. corporation.
The New LP General Partner intends to manage the affairs of New LP so that New LP will meet the Qualifying Income Exception in each taxable year. Based upon factual statements and representations made by the New LP General Partner, Torys LLP is of the opinion that at least 90% of New LP’s gross income has been, and currently is, of a type that constitutes qualifying income. However, the portion of New LP’s income that is qualifying income may change from time to time, and there can be no assurance that at least 90% of New LP’s gross income in any year will constitute qualifying income.
No ruling has been or will be sought from the IRS, and the IRS has made no determination as to New LP’s status for U.S. federal income tax purposes or whether New LP’s operations generate “qualifying income” under Section 7704 of the Code. It is the opinion of Torys LLP that, based upon the Code, Treasury Regulations, published revenue rulings, and court decisions, and the factual statements and representations made by the New LP General Partner, New LP will be classified as a partnership and not as an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes. An opinion of counsel with respect to an issue represents counsel’s best judgment as to the outcome on the merits with respect to such issue, is not binding on the IRS or the courts, and provides no assurance that the IRS will not assert a contrary position with respect to such issue or that a court will not sustain such a position if asserted by the IRS.
In rendering its opinion, Torys LLP has relied on numerous factual representations made by the New LP General Partner, including but not limited to the following:

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New LP has not elected to be classified as a corporation for United States federal tax purposes, and New LP has no plan or intention to elect to be so classified.

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For each of New LP’s taxable years, more than 90% of its gross income has consisted of income of a type that Torys LLP is of the opinion constitutes “qualifying income” within the meaning of Section 7704(d) of the Code.

If New LP fails to meet the Qualifying Income Exception, other than a failure which is determined by the IRS to be inadvertent and which is cured within a reasonable time after discovery, or if New LP is required to register under the Investment Company Act of 1940, New LP will be treated as if it had transferred all of its assets, subject to liabilities, to a newly formed corporation, on the first day of the year in which New LP fails to meet the Qualifying Income Exception, in return for stock in such corporation, and then distributed the stock to holders of partnership interests in New LP in liquidation. This deemed contribution and liquidation could result in the recognition of gain (but not loss) to U.S. Holders of New LP Preferred Units. Thereafter, New LP would be treated as a corporation for U.S. federal income tax purposes.
If New LP were treated as a corporation in any taxable year, either as a result of a failure to meet the Qualifying Income Exception, an election by the New LP General Partner, or otherwise, New LP’s items of income, gain, loss, deduction, or credit would be reflected only on New LP’s tax return rather than being passed through to holders of partnership interests in New LP (other than holders of New LP Preferred Units), and New LP would be subject to U.S. corporate income tax and potentially branch profits tax with respect to its income, if any, effectively connected with a U.S. trade or business. Moreover, under certain circumstances, New LP might be classified as a PFIC for U.S. federal income tax purposes, and a U.S. Holder would be subject to the rules applicable to shareholders of a PFIC. See, generally, the discussion above under the heading “— Ownership and Disposition of BAM Shares Received Pursuant to the Arrangement or the BPYU Mandatory Exchange — Passive Foreign Investment Company Considerations.” Subject to the PFIC rules, distributions made to U.S. Holders would be treated as taxable dividend income to the extent of New LP’s current or accumulated earnings and profits. Any distribution in excess of current and accumulated earnings and profits would first be treated as a tax-free return of capital to the extent of a U.S. Holder’s adjusted tax basis in its New LP Preferred Units. Thereafter, to the extent such distribution were to exceed a U.S. Holder’s adjusted tax basis in its New LP Preferred Units, the distribution would be treated as gain from the sale or exchange of such New LP Preferred Units. The amount of a distribution treated as a dividend and received by a non-corporate U.S. Holder could be eligible for reduced rates of taxation, provided certain conditions are met. In addition, interest and other passive income received by New LP with respect to U.S. investments generally would be subject to U.S. federal withholding tax at a rate of 30%. Depending on the circumstances, additional adverse U.S. federal income tax consequences could result. Based on the foregoing consequences, the treatment of New LP as a corporation could result in a substantial reduction of the value of the New LP Preferred Units.
Based on the opinion of Torys LLP that New LP will be classified as a partnership and not as an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes, the discussion below assumes that New LP will be treated as a partnership for U.S. federal income tax purposes.
Limited Partner Status.   The tax treatment of the New LP Preferred Units is uncertain. New LP will treat holders of New LP Preferred Units as partners entitled to a guaranteed payment for the use of capital on their New LP Preferred Units, although the IRS may disagree with this treatment. If the New LP Preferred Units are not partnership interests, they would likely constitute indebtedness for U.S. federal income tax purposes, and distributions on the New LP Preferred Units would constitute ordinary interest income.
The remainder of this discussion assumes that the New LP Preferred Units are partnership interests for U.S. federal income tax purposes. U.S. Holders are urged to consult their own tax advisers regarding their treatment as partners in New LP under their particular circumstances.
Treatment of Distributions on New LP Preferred Units.   The tax treatment of distributions on the New LP Preferred Units is uncertain. As noted above, New LP will treat distributions on the New LP Preferred Units as guaranteed payments for the use of capital that generally will be taxable to U.S. Holders as ordinary income and will be deductible by New LP. Although a U.S. Holder will recognize taxable income from the accrual of such a guaranteed payment (even in the absence of a contemporaneous cash distribution), New LP anticipates accruing and making the guaranteed payment distributions quarterly. U.S. Holders generally are not expected to share in New LP’s items of income, gain, loss, or deduction, nor does New LP plan to allocate any share of the partnership’s nonrecourse liabilities, if any, to such holders.
If the distributions on the New LP Preferred Units are not respected as guaranteed payments for the use of capital, U.S. Holders may be treated as receiving an allocable share of gross income from New LP equal to their cash distributions, to the extent the partnership has sufficient gross income to make such allocations of gross income. In the event such gross income were not sufficient to match such distributions, the distributions on the New LP Preferred Units would reduce the capital accounts of the holders of the New LP Preferred Units, requiring a subsequent allocation of income or gain to provide the New LP Preferred Units with their liquidation preference, if possible.
Basis of New LP Preferred Units.   The tax basis of a U.S. Holder in New LP Preferred Units initially will be the fair market value of the New LP Preferred Units on the date the holder disposes of BPY Units pursuant to the Arrangement or exchanges BPYU Shares for the Default Consideration pursuant to the BPYU Mandatory Exchange (as applicable). A holder’s basis in its New LP Preferred Units generally will not be affected by distributions on the units. New LP does not anticipate that a holder of New LP Preferred Units will be allocated any share of New LP’s liabilities. The IRS has ruled that a partner who acquires interests in a partnership in separate transactions must combine those interests and maintain a single adjusted tax basis for all of those interests. U.S. Holders who receive New LP Preferred Units pursuant to the Arrangement or the BPYU Mandatory Exchange and who acquire additional New LP Preferred Units at a later date are urged to consult their own tax advisers regarding the effect, if any, of such later acquisition on their tax basis in New LP Preferred Units.
Limitations on Deductibility of Losses.   New LP Preferred Unitholders will only be allocated loss once the capital accounts of the holders of other partnership interests in New LP have been reduced to zero. Although it is not anticipated that a U.S. Holder would be allocated loss, the deductibility of any such loss allocation may be limited for various reasons. Any U.S. Holder who is allocated loss with respect to the holder’s New LP Preferred Units should consult its own tax adviser as to the application of any limitation on the deductibility of that loss.
Allocation of Income, Gain, Loss, and Deduction.   For U.S. federal income tax purposes, a New LP partner’s allocable share of New LP’s items of income, gain, loss, or deduction will be governed by the limited partnership agreement of New LP (the “New LP Partnership Agreement”) made as of April 13, 2021, if such allocations have “substantial economic effect” or are determined to be in accordance with the partner’s interest in New LP.
In general, after giving effect to any special allocation provisions, New LP’s items of income, gain, loss, and deduction generally will be allocated among holders of partnership interests in New LP (other than New LP Preferred Units) in accordance with their percentage interests in New LP. Holders of New LP Preferred Units are not expected to be allocated items of income or gain and will only be allocated net loss in the event that the capital accounts of the holders of other partnership interests in New LP have been reduced to zero.
The New LP General Partner believes the foregoing allocations should be given effect for U.S. federal income tax purposes, and the New LP General Partner intends to prepare and file tax returns based on such allocations. However, the application of the Treasury Regulations to New LP’s method of allocating income, gain, loss, and deduction is subject to uncertainty, and Torys LLP expresses no opinion regarding such method. If the IRS were to successfully challenge the allocations made pursuant to the New LP Partnership Agreement, then the resulting allocations for U.S. federal income tax purposes might be less favorable than the allocations set forth in the agreement.
Recognition of Gain or Loss from Disposition.   A U.S. Holder will recognize gain or loss on the sale or taxable exchange of New LP Preferred Units equal to the difference, if any, between the amount realized and the holder’s tax basis in New LP Preferred Units sold or exchanged. The amount realized will be measured by the sum of the cash or the fair market value of other property received plus the U.S. Holder’s share of New LP’s liabilities, if any. As described above, New LP Preferred Unitholders are not expected to be allocated any such liabilities.

Gain or loss recognized by a U.S. Holder upon the sale or exchange of New LP Preferred Units generally will be taxable as capital gain or loss and will be long-term capital gain or loss if New LP Preferred Units were held for more than one year as of the date of such sale or exchange. New LP does not expect any gain realized upon the sale or exchange of New LP Preferred Units to be characterized as ordinary income rather than as capital gain by reason of being attributable to “unrealized receivables” or “inventory items.” The deductibility of capital losses is subject to limitations. Gain recognized on a sale of New LP Preferred Units may be subject to the 3.8% Medicare tax on net investment income in certain circumstances. See the discussion below under the heading “— Additional Tax on Net Investment Income.”
Each U.S. Holder who acquires New LP Preferred Units at different times and intends to sell all or a portion of the New LP Preferred Units within a year of the most recent purchase should consult its own tax adviser regarding the application of certain “split holding period” rules to such sale and the treatment of any gain or loss as long-term or short-term capital gain or loss.
Recognition of Gain or Loss on Redemption.   In general, the receipt by a U.S. Holder of amounts in redemption of New LP Preferred Units will result in the recognition of taxable gain to the holder for U.S. federal income tax purposes only if and to the extent the amount of redemption proceeds received exceeds the holder’s tax basis in all partnership interests in New LP held by the holder immediately before the redemption. Any such redemption of New LP Preferred Units would result in the recognition of taxable loss to a U.S. Holder for U.S. federal income tax purposes only if the holder does not hold any other partnership interests in New LP immediately after the redemption and the holder’s tax basis in the redeemed New LP Preferred Units exceeds the amounts received by the holder in redemption thereof. Any taxable gain or loss recognized under the foregoing rules would be treated in the same manner as taxable gain or loss recognized on a sale of New LP Preferred Units, as described above under the heading “— Recognition of Gain or Loss from Disposition.”
Deduction for Qualified Business Income.   Under Public Law 115-97 (the “Tax Cuts and Jobs Act”), for taxable years beginning after December 31, 2017, and before January 1, 2026, non-corporate U.S. taxpayers who have domestic “qualified business income” from a partnership generally are, subject to limitations, entitled to a deduction equal to 20% of such qualified business income. The 20% deduction is also allowed for “qualified publicly traded partnership income” and “qualified REIT dividends.” The 20% deduction is not expected to be available with respect to income or gain recognized with respect to New LP Preferred Units. U.S. Holders should consult their own tax advisers regarding the implications of the foregoing rules for their ownership of New LP Preferred Units.
U.S. Federal Estate Tax Consequences.   If New LP Preferred Units are included in the gross estate of a U.S. citizen or resident for U.S. federal estate tax purposes, then a U.S. federal estate tax might be payable in connection with the death of such person. Individual U.S. Holders should consult their own tax advisers concerning the potential U.S. federal estate tax consequences with respect to New LP Preferred Units.
Tax-Exempt Organizations.   Ownership of New LP Preferred Units by U.S. tax-exempt organizations raises issues unique to them and may result in adverse tax consequences. In general, employee benefit plans and most other organizations exempt from U.S. federal income tax, including individual retirement accounts and other retirement plans, are subject to U.S. federal income tax on UBTI. As noted above, New LP will treat distributions on the New LP Preferred Units as guaranteed payments for the use of capital. Assuming New LP does not have income attributable to debt-financed property, the New LP Preferred Units are not treated as debt-financed by the tax-exempt holder thereof, and New LP is not engaged in a trade or business, then distributions on, or gain from the disposition of, the New LP Preferred Units generally is not expected to be treated as UBTI. However, New LP is not prohibited from financing the acquisition of property with debt, and the treatment of guaranteed payments for the use of capital to tax-exempt organizations is not certain. Depending on the circumstances, such payments, or gain from the disposition of New LP Preferred Units, may be treated as UBTI for U.S. federal income tax purposes, and Torys LLP expresses no opinion with respect to whether distributions on the New LP Preferred Units or gain from the disposition of New LP Preferred Units constitutes UBTI for U.S. federal income tax purposes. Tax-exempt organizations are urged to consult their own tax advisers regarding the consequences of owning and disposing of New LP Preferred Units.
Taxes in Other Jurisdictions.   Based on its expected assets and method of operation, New LP does not expect any holder of New LP Preferred Units, solely as a result of owning such units, to be subject to any additional income taxes imposed on a net basis or additional tax return filing requirements in any jurisdiction in which New LP engages in activity or owns property. However, New LP’s method of operation and current structure may change, and there can be no assurance that, solely as a result of owning New LP Preferred Units, a New LP Preferred Unitholder will not be subject to certain taxes, including non-U.S., state, and local income taxes, unincorporated business taxes and estate, inheritance, or intangible taxes imposed by the various jurisdictions in which New LP does business or owns property now or in the future, even if the New LP Preferred Unitholder does not reside in any of these jurisdictions. Consequently, a New LP Preferred Unitholder may also be required to file non-U.S., state, and local income tax returns in some or all of these jurisdictions. Further, a New LP Preferred Unitholder may be subject to penalties for failure to comply with these requirements. It is a New LP Preferred Unitholder’s responsibility to file all U.S. federal, state, local, and non-U.S. tax returns that may be required of the holder.
Income or gain from investments held by New LP may be subject to withholding or other taxes in jurisdictions outside the United States, except to the extent an income tax treaty applies. If a New LP Preferred Unitholder wishes to claim the benefit of an applicable income tax treaty, the holder might be required to submit information to one or more of New LP, an intermediary, or a tax authority in such jurisdiction. New LP Preferred Unitholders are urged to consult their own tax advisers regarding the U.S. state, local, and non-U.S. tax consequences of owning and disposing of New LP Preferred Units.
Information Returns and Audit Procedures.   New LP has agreed to use commercially reasonable efforts to furnish to New LP Preferred Unitholders, within 90 days after the close of each calendar year, U.S. tax information (including IRS Schedules K-1), which describes on a U.S. dollar basis the unitholders’ share of New LP’s income, gain, loss, and deduction, if any, for its preceding taxable year. However, providing this U.S. tax information to New LP Preferred Unitholders will be subject to delay in the event of, among other reasons, the late receipt of any necessary tax information from other entities. It is therefore possible that, in any taxable year, a U.S. Holder will need to apply for an extension of time to file its own tax returns. In preparing this U.S. tax information, New LP will use various accounting and reporting conventions to determine each New LP unitholder’s share of income, gain, loss, and deduction (if any). The IRS may successfully contend that certain of these reporting conventions are impermissible, which could result in an adjustment to a New LP unitholder’s income or loss. Due to administrative reporting limitations, and notwithstanding the rules described above under the heading “— Basis of New LP Preferred Units” requiring aggregation of partnership interests purchased in separate transactions, a U.S. Holder may receive separate Schedules K-1 for any other partnership interests in New LP, such as other series of preferred units.
New LP may be audited by the IRS. Adjustments resulting from an IRS audit could require a U.S. Holder to adjust a prior year’s tax liability and result in an audit of the holder’s own tax return. Any audit of a U.S. Holder’s own tax return could result in adjustments not related to New LP’s tax returns, as well as those related to New LP’s tax returns. If the IRS makes an audit adjustment to New LP’s income tax returns, it may assess and collect any taxes (including penalties and interest) resulting from such audit adjustment directly from New LP instead of holders of New LP Preferred Units or holders of other partnership interests in New LP. New LP may be permitted to elect to have the New LP General Partner, New LP Preferred Unitholders, and other holders of partnership interests in New LP take such audit adjustment into account in accordance with their interests in New LP during the taxable year under audit. However, there can be no assurance that New LP will choose to make such election or that it will be available in all circumstances. If New LP does not make the election, and New LP pays taxes, penalties, or interest as a result of an audit adjustment, then cash available for distribution might be substantially reduced. As a result, holders of partnership interests in New LP, including New LP Preferred Unitholders, might bear some or all of the cost of the tax liability resulting from such audit adjustment, even if such holders did not own partnership interests in New LP during the taxable year under audit.
Pursuant to the partnership audit rules, the New LP General Partner or its designee will be the “partnership representative” of New LP and will have the sole authority to act on behalf of New LP in connection with any administrative or judicial review of New LP’s items of income, gain, loss, deduction, or credit. In particular, the partnership representative will have the sole authority to bind both former and current holders of New LP Preferred Units and to make certain elections on behalf of New LP pursuant to the partnership audit rules.

The application of the partnership audit rules to New LP and to holders of New LP Preferred Units or other partnership interests in New LP is uncertain. U.S. Holders should consult their own tax advisers regarding the implications of the partnership audit rules for the ownership and disposition of New LP Preferred Units.
Tax Shelter Regulations and Related Reporting Requirements.   If New LP were to engage in a “reportable transaction,” New LP (and possibly New LP Preferred Unitholders) would be required to make a detailed disclosure of the transaction to the IRS in accordance with regulations governing tax shelters and other potentially tax-motivated transactions. A transaction may be a reportable transaction based upon any of several factors, including the fact that it is a type of tax avoidance transaction publicly identified by the IRS as a “listed transaction” or “transaction of interest,” or that it produces certain kinds of losses exceeding certain thresholds. An investment in New LP may be considered a “reportable transaction” if, for example, New LP were to recognize certain significant losses in the future. In certain circumstances, a holder of a partnership interest in New LP who disposes of an interest in a transaction resulting in the recognition by such holder of significant losses in excess of certain threshold amounts may be obligated to disclose its participation in such transaction. Certain of these rules are unclear, and the scope of reportable transactions can change retroactively. Therefore, it is possible that the rules may apply to transactions other than significant loss transactions.
Moreover, if New LP were to participate in a reportable transaction with a significant purpose to avoid or evade tax, or in any listed transaction, a U.S. Holder might be subject to significant accuracy-related penalties with a broad scope, including, for those persons otherwise entitled to deduct interest on federal tax deficiencies, non-deductibility of interest on any resulting tax liability, and in the case of a listed transaction, an extended statute of limitations. New LP does not intend to participate in any reportable transaction with a significant purpose to avoid or evade tax, nor does New LP intend to participate in any listed transactions. However, no assurance can be provided that the IRS will not assert that New LP has participated in such a transaction.
U.S. Holders are urged to consult their own tax advisers concerning any possible disclosure obligation under the regulations governing tax shelters with respect to the disposition of New LP Preferred Units.
Taxable Year.   New LP intends to use the calendar year as its taxable year for U.S. federal income tax purposes. Under certain circumstances which New LP currently believes are unlikely to apply, a taxable year other than the calendar year may be required for such purposes.
Backup Withholding.   For each calendar year, New LP generally will be required to report to each New LP Preferred Unitholder and to the IRS the amount of distributions that New LP pays to each such New LP Preferred Unitholder, and the amount of tax (if any) that New LP withholds on these distributions. Under the backup withholding rules, a New LP Preferred Unitholder may be subject to backup withholding tax with respect to distributions paid unless the holder (i) is an exempt recipient and demonstrates this fact when required or (ii) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding tax, and otherwise complies with the applicable requirements of the backup withholding tax rules. A U.S. Holder that is exempt should certify such status on a properly completed IRS Form W-9. A Non-U.S. Holder may qualify as an exempt recipient by submitting an appropriate, properly completed IRS Form W-8. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a New LP Preferred Unitholder will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle the holder to a refund from the IRS, provided the holder supplies the required information to the IRS in a timely manner.
If a New LP Preferred Unitholder does not timely provide New LP, or the applicable nominee, broker, clearing agent, or other intermediary, with IRS Form W-9 or an appropriate IRS Form W-8, as applicable, or the form is not properly completed, then the aggregate amount of U.S. backup withholding tax required to be withheld may exceed the amount that would have been withheld had New LP or the applicable intermediary received properly completed forms from all New LP Preferred Unitholders. For administrative reasons, and in order to maintain the fungibility of New LP Preferred Units, such excess U.S. backup withholding tax, and if necessary similar items, may be treated by New LP as an expense that generally will be borne indirectly by all holders of partnership interests in New LP on a pro rata basis, since it may be impractical for New LP to allocate any such excess withholding tax cost to the holders that failed to timely provide the proper U.S. tax forms.

Allocations Between Transferors and Transferees.   Holders owning New LP Preferred Units as of the applicable record date with respect to a Distribution Payment Date will be entitled to receive the cash distribution with respect to their New LP Preferred Units on the Distribution Payment Date. Purchasers of New LP Preferred Units after such applicable record date will therefore not become entitled to receive a cash distribution on their New LP Preferred Units until the next applicable record date.
Nominee Reporting.   Persons who hold an interest in New LP as a nominee for another person may be required to furnish to New LP:
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the name, address and taxpayer identification number of the beneficial owner and the nominee;

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whether the beneficial owner is (i) a person that is not a U.S. person, (ii) a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, or (iii) a tax-exempt entity;

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the amount and description of New LP Preferred Units held, acquired, or transferred for the beneficial owner; and

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specific information including the dates of acquisitions and transfers, means of acquisitions and transfers, and acquisition cost for purchases, as well as the amount of net proceeds from sales.

Brokers and financial institutions may be required to furnish additional information, including whether they are U.S. persons and specific information on New LP Preferred Units they acquire, hold, or transfer for their own account. A penalty of $250 per failure (as adjusted for inflation), up to a maximum of $3,000,000 per calendar year (as adjusted for inflation), generally is imposed under the Code for the failure to report such information to New LP. The nominee is required to supply the beneficial owner of New LP Preferred Units with the information furnished to New LP.
New Legislation or Administrative or Judicial Action.   The U.S. federal income tax treatment of New LP Preferred Unitholders depends, in some instances, on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. New LP Preferred Unitholders should be aware that the U.S. federal income tax rules, particularly those applicable to partnerships, are constantly under review (including currently) by the Congressional tax-writing committees and other persons involved in the legislative process, the IRS, the U.S. Treasury Department, and the courts, frequently resulting in revised interpretations of established concepts, statutory changes, revisions to regulations, and other modifications and interpretations, any of which could adversely affect the value of New LP Preferred Units and be effective on a retroactive basis. For example, changes to the U.S. federal tax laws and interpretations thereof could make it more difficult or impossible for New LP to be treated as a partnership that is not taxable as a corporation for U.S. federal income tax purposes, change the character or treatment of portions of New LP’s income, reduce the net amount of distributions available to holders of partnership interests in New LP, or otherwise affect the tax considerations of owning New LP Preferred Units. Such changes could also affect or cause New LP to change the way it conducts its activities and adversely affect the value of New LP Preferred Units.
New LP’s organizational documents and agreements permit the New LP General Partner to modify the New LP Partnership Agreement from time to time, without the consent of New LP Preferred Unitholders, to elect to treat New LP as a corporation for U.S. federal tax purposes, or to address certain changes in U.S. federal income tax regulations, legislation, or interpretation. In some circumstances, such revisions could have a material adverse impact on some or all New LP Preferred Unitholders.
Foreign Account Tax Compliance.   Under FATCA, a 30% U.S. federal withholding tax applies to “withholdable payments” made to a “foreign financial institution” or a “non-financial foreign entity,” unless the financial institution or entity satisfies certain information reporting or other requirements. Withholdable payments include certain U.S.-source income, such as interest, dividends, and other passive income. Proposed Treasury Regulations eliminate the requirement to withhold tax under FATCA on gross proceeds from the sale or disposition of property that can produce U.S.-source interest or dividends. The IRS has announced that taxpayers are permitted to rely on the proposed regulations until final Treasury Regulations are issued.
New LP intends to comply with FATCA, so as to ensure that the 30% withholding tax does not apply to any withholdable payments received by New LP. Although New LP does not expect the 30% withholding tax to apply to a New LP Preferred Unitholder’s allocable share of distributions attributable to withholdable payments, this is subject to uncertainty. To avoid being subject to withholding under FATCA, New LP Preferred Unitholders are urged to properly certify their FATCA status on an appropriate IRS Form W-8 or IRS Form W-9 (or other applicable form) and to satisfy any additional requirements under FATCA.
In compliance with FATCA, information regarding certain holders’ ownership of New LP Preferred Units may be reported to the IRS or to a non-U.S. governmental authority. FATCA remains subject to modification by an applicable intergovernmental agreement between the United States and another country, such as the agreement in effect between the United States and Bermuda for cooperation to facilitate the implementation of FATCA, or by future Treasury Regulations or other guidance. U.S. Holders are urged to consult their own tax advisers regarding the consequences under FATCA of owning New LP Preferred Units.
Additional Considerations.   For additional U.S. federal income tax considerations for U.S. Holders relating to the ownership and disposition of New LP Preferred Units received pursuant to the Arrangement or the BPYU Mandatory Exchange, see the discussion below under the headings “— Additional Tax on Net Investment Income,” “— Reporting with Respect to Foreign Financial Assets,” and “— Information Reporting and Backup Withholding.” U.S. Holders are urged to consult their own tax advisers regarding the application of the foregoing rules to their ownership and disposition of New LP Preferred Units received pursuant to the Arrangement or the BPYU Mandatory Exchange in light of their particular circumstances.
THE FOREGOING DISCUSSION IS NOT INTENDED AS A SUBSTITUTE FOR CAREFUL TAX PLANNING. THE TAX MATTERS RELATING TO NEW LP AND NEW LP PREFERRED UNITHOLDERS ARE COMPLEX AND ARE SUBJECT TO VARYING INTERPRETATIONS. MOREOVER, THE EFFECT OF EXISTING INCOME TAX LAWS, THE MEANING AND IMPACT OF WHICH ARE UNCERTAIN, AND OF PROPOSED CHANGES IN INCOME TAX LAWS WILL VARY WITH THE PARTICULAR CIRCUMSTANCES OF EACH NEW LP PREFERRED UNITHOLDER, AND IN REVIEWING THIS CIRCULAR THESE MATTERS SHOULD BE CONSIDERED. EACH U.S. HOLDER SHOULD CONSULT ITS OWN TAX ADVISER WITH RESPECT TO THE U.S. FEDERAL, STATE, LOCAL, AND OTHER TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF NEW LP PREFERRED UNITS.
Additional Tax on Net Investment Income
A U.S. Holder that is an individual, estate, or trust may be required to pay a 3.8% Medicare tax on the lesser of (i) the excess of the U.S. Holder’s “modified adjusted gross income” (or “adjusted gross income” in the case of estates and trusts) over certain thresholds and (ii) the U.S. Holder’s “net investment income” (or “undistributed net investment income” in the case of estates and trusts). Net investment income may include all or a portion of any gain from the disposition of BPY Units pursuant to the Arrangement or the exchange of BPYU Shares for the Default Consideration pursuant to the BPYU Mandatory Exchange (as applicable), any dividends on or gain from the disposition of BAM Shares, and guaranteed payments on and gain from the disposition of New LP Preferred Units. U.S. Holders should consult their own tax advisers regarding the application of the 3.8% Medicare in light of their particular circumstances.
Reporting with Respect to Foreign Financial Assets
Under Treasury Regulations, certain U.S. persons that own “specified foreign financial assets” with an aggregate fair market value exceeding either $50,000 on the last day of the taxable year or $75,000 at any time during the taxable year generally are required to file an information report with respect to such assets with their tax returns. Significant penalties may apply to persons who fail to comply with these rules. Specified foreign financial assets include not only financial accounts maintained in foreign financial institutions, but also, unless held in accounts maintained by a financial institution, any stock or security issued by a non-U.S. person (such as BPY Units, BAM Shares, and New LP Preferred Units), any financial instrument or contract held for investment that has an issuer or counterparty other than a U.S. person, and any interest in a foreign entity. The failure to report information required under the current regulations could result in substantial penalties and in the extension of the statute of limitations with respect to federal income tax returns filed by a U.S. Holder. U.S. Holders are urged to consult their own tax advisers regarding the implications of these Treasury Regulations for their ownership and disposition of BPY Units, BAM Shares, and New LP Preferred Units.

Information Reporting and Backup Withholding
U.S. Holders generally will be subject to information reporting and may be subject to backup withholding, currently at the rate of 24%, on cash payments received pursuant to the Arrangement or the BPYU Mandatory Exchange, proceeds from the sale or other taxable disposition of BPY Units, BPYU Shares, BAM Shares, or New LP Preferred Units, and dividends on BAM Shares. Backup withholding generally will not apply, however, to a U.S. Holder who (i) furnishes a correct taxpayer identification number and certifies on IRS Form W-9 (or substitute form) that the holder is not subject to backup withholding or (ii) is otherwise exempt from backup withholding. Backup withholding is not an additional tax. Any amounts withheld from a payment to a U.S. Holder under the backup withholding rules may be credited against the holder’s U.S. federal income tax liability, and a holder may obtain a refund of any excess amounts withheld by filing the appropriate claim for refund with the IRS in a timely manner and furnishing any required information.
For additional information reporting and backup withholding considerations relating to the ownership and disposition of New LP Preferred Units, see the discussion above under the headings “— Ownership and Disposition of New LP Preferred Units Received Pursuant to the Arrangement or the BPYU Mandatory Exchange — Information Returns and Audit Procedures,” “— Ownership and Disposition of New LP Preferred Units Received Pursuant to the Arrangement or the BPYU Mandatory Exchange — Backup Withholding,” and “— Ownership and Disposition of New LP Preferred Units Received Pursuant to the Arrangement or the BPYU Mandatory Exchange — Foreign Account Tax Compliance.”
Consequences to Non-U.S. Holders
Disposition of BPY Units Pursuant to the Arrangement
Based on BPY’s organizational structure, as well as BPY’s historic and expected income and assets, the BPY General Partner believes that BPY is unlikely to earn or to have earned income treated as effectively connected with a U.S. trade or business, including effectively connected income attributable to the sale of a “United States real property interest,” as defined in the Code. Accordingly, a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on any gain realized upon the disposition of BPY Units pursuant to the Arrangement or upon the receipt of cash pursuant to the valid exercise of Dissent Rights unless the gain is effectively connected with the conduct of a U.S. trade or business of the Non-U.S. Holder (and, if an income tax treaty applies, is attributable to a U.S. permanent establishment of the Non-U.S. Holder).
If, contrary to expectation, BPY were engaged in a U.S. trade or business, then any gain realized upon the disposition of BPY Units pursuant to the Arrangement or upon the receipt of cash pursuant to the valid exercise of Dissent Rights by a Non-U.S. Holder (not including, with respect to the exercise of Dissent Rights, any amounts that are or are deemed to be interest for U.S. federal income tax purposes) generally would be treated as effectively connected with such trade or business to the extent that the Non-U.S. Holder would have had effectively connected gain had BPY sold all of its assets at their fair market value as of the date of the disposition. In determining the amount of gain realized, the rules governing the treatment of U.S. Holders (as described above under the heading “— Consequences to U.S. Holders — Disposition of BPY Units Pursuant to the Arrangement”) would also apply. The amount of gain treated as effectively connected with a U.S. trade or business generally would be taxable at the regular U.S. federal income tax rates, and the amount realized from the disposition generally would be subject to a 10% U.S. federal withholding tax. Under Treasury Regulations, however, the 10% withholding tax should not apply to the disposition of BPY Units by a Non-U.S. Holder pursuant to the Arrangement, if the disposition occurs before January 1, 2022. In addition to the foregoing consequences, a corporate Non-U.S. Holder might be subject to branch profits tax at a rate of 30%, or at a lower treaty rate, if applicable. The application of the foregoing rules to Non-U.S. Holders, in the event BPY is treated as engaged in a U.S. trade or business, is complex and subject to uncertainty. Non-U.S. Holders should consult their own tax advisers regarding the application of the foregoing rules to them in light of their particular circumstances.
If a Non-U.S. Holder is subject to withholding on its allocable share of any income of BPY (including income for the taxable year of the Arrangement) and the required amount has not been previously withheld from other distributions to the Non-U.S. Holder, BPY may withhold such amount from the amount otherwise payable to the Non-U.S. Holder pursuant to the Arrangement.

Special rules may apply to any Non-U.S. Holder (i) that has an office or fixed place of business in the United States; (ii) that is present in the United States for 183 days or more in a taxable year; or (iii) that is (a) a former citizen or long-term resident of the United States, (b) a foreign insurance company that is treated as holding a partnership interest in BPY in connection with its U.S. business, (c) a PFIC, (d) a CFC, or (e) a corporation that accumulates earnings to avoid U.S. federal income tax.
Non-U.S. Holders are urged to consult their own tax advisers regarding the application of the foregoing rules and any other U.S. federal income tax consequences of the disposition of BPY Units pursuant to the Arrangement in light of their particular circumstances.
Exchange of BPYU Shares for the Default Consideration Pursuant to the BPYU Mandatory Exchange
A Non-U.S. Holder who exchanges BPYU Shares, pursuant to the BPYU Mandatory Exchange, for any combination of BAM Shares, New LP Preferred Units, and cash generally will not be subject to U.S. federal income tax on any gain realized, unless:
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the investment in BPYU Shares is effectively connected with the Non-U.S. Holder’s U.S. trade or business (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment of the Non-U.S. Holder), in which case the Non-U.S. Holder generally will be subject to the same tax treatment as U.S. Holders with respect to such gain (as described above under the heading “— Consequences to U.S. Holders — Exchange of BPYU Shares for the Default Consideration Pursuant to the BPYU Mandatory Exchange”), and a holder that is a foreign corporation may also be subject to a 30% federal branch profits tax on any effectively connected gain;

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the Non-U.S. Holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and who meets certain other conditions, in which case the Non-U.S. Holder will be subject to a 30% tax on the holder’s net capital gains for the taxable year; or

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the Non-U.S. Holder is not a “qualified shareholder” or a “qualified foreign pension fund” (each as defined below) and the BPYU Shares constitute a “United States real property interest” within the meaning of the Foreign Investment in Real Property Tax Act of 1980, as amended (“FIRPTA”), as described below.

The BPYU Shares will not constitute United States real property interests with respect to a Non-U.S. Holder if:
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the BPYU Shares are considered under applicable Treasury Regulations as regularly traded on an established securities market, such as Nasdaq; and

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the Non-U.S. Holder owned, actually or constructively, 10% or less in value of the outstanding BPYU Shares throughout the five-year period ending on the date of the exchange pursuant to the BPYU Mandatory Exchange.

For purposes of determining the amount of stock owned by a holder, complex constructive ownership rules apply. U.S. Holders are urged to consult their own tax advisers regarding such rules to determine their ownership during the relevant period.
In addition, BPYU Shares will not constitute United States real property interests if BPYU is a “domestically controlled qualified investment entity.” BPYU will be a domestically controlled qualified investment entity if, at all times during a specified testing period, BPYU is a REIT and less than 50% in value of its stock is held directly or indirectly by non-U.S. persons. For these purposes, in the case of any class of BPYU’s stock that is regularly traded on an established securities market in the United States, a person holding less than 5% of such regularly traded class of stock at all times during the five years preceding the exchange pursuant to the BPYU Mandatory Exchange will be treated as a U.S. person, unless BPYU has actual knowledge that such person is not a U.S. person. Based on the foregoing rules, BPYU is not expected to be a domestically controlled qualified investment entity.
Subject to an exception with respect to “applicable investors” discussed below, BPYU Shares held by a “qualified shareholder” directly (or indirectly through one or more partnerships) will not be treated as a United States real property interest, so that gain from the exchange of such BPYU Shares pursuant to the

BPYU Mandatory Exchange is not subject to tax under FIRPTA. For these purposes, a qualified shareholder generally is a Non-U.S. Holder that (i)(a) is eligible for treaty benefits under an income tax treaty with the United States that includes an exchange of information program, and the principal class of interests of which is listed and regularly traded on one or more stock exchanges as defined by the treaty, or (b) is a foreign limited partnership organized in a jurisdiction with an exchange of information agreement with the United States and that has a class of regularly traded limited partnership units (having a value greater than 50% of the value of all partnership units) on the NYSE or Nasdaq; (ii) is a “qualified collective investment vehicle” (within the meaning of Section 897(k)(3)(B) of the Code); and (iii) maintains records of persons holding 5% or more of the class of interests described in the foregoing clauses (i)(a) or (i)(b). However, in the case of a qualified shareholder having one or more “applicable investors,” the exception described in the first sentence of this paragraph will not apply to the “applicable percentage” of the qualified shareholder’s stock, with “applicable percentage” generally meaning the percentage of the value of the interests in the qualified shareholder held by applicable investors after applying certain constructive ownership rules. For these purposes, an “applicable investor” generally is a person (other than a qualified shareholder) who holds an interest in the qualified shareholder and who owns more than 10% of BPYU’s outstanding stock, applying certain constructive ownership rules.
In addition, the FIRPTA tax will not apply to gain realized from the exchange of BPYU Shares for the Default Consideration pursuant to the BPYU Mandatory Exchange by a “qualified foreign pension fund” (or an entity all of the interests of which are held by a qualified foreign pension fund), whether the shares are held directly or indirectly by the qualified foreign pension fund through one or more partnerships. For FIRPTA purposes, a “qualified foreign pension fund” is an organization or arrangement (i) created or organized in a foreign country; (ii) established to provide retirement or pension benefits to current or former employees (including self-employed individuals) or their designees by either (a) a foreign country as a result of services rendered by such employees or their employers or (b) one or more employers in consideration for services rendered by such employees or such employers; (iii) which does not have a single participant or beneficiary that has a right to more than 5% of its assets or income; (iv) which is subject to government regulation and with respect to which annual information about its beneficiaries is provided or otherwise available to relevant local tax authorities; and (v) with respect to which, under its local laws, (a) contributions that would otherwise be subject to tax are deductible or excluded from its gross income or taxed at a reduced rate or (b) taxation of its investment income is deferred or such income is excluded from gross income or taxed at a reduced rate.
If gain on the exchange of BPYU Shares pursuant to the BPYU Mandatory Exchange were subject to taxation under FIRPTA, the Non-U.S. Holder would be subject to regular U.S. federal income tax with respect to such gain in the same manner as a taxable U.S. Holder. See the discussion above under the heading “— Consequences to U.S. Holders — Exchange of BPYU Shares for the Default Consideration Pursuant to the BPYU Mandatory Exchange.” In addition, the purchaser of the BPYU Shares generally would be required to withhold 15% of the gross amount of the consideration attributable to the sale of the BPYU Shares and to remit this withheld amount to the IRS.
Non-U.S. Holders are urged to consult their own tax advisers regarding the application of the foregoing rules to their exchange of BPYU Shares for the Default Consideration pursuant to the BPYU Mandatory Exchange in light of their particular circumstances.
Ownership and Disposition of BAM Shares Received Pursuant to the Arrangement or the BPYU Mandatory Exchange
A Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on any distributions on or gain realized from the sale or other disposition of BAM Shares received pursuant to the Arrangement or the BPYU Mandatory Exchange, unless the distributions or gain are effectively connected with the conduct of a U.S. trade or business of the Non-U.S. Holder (and, if an income tax treaty applies, are attributable to a U.S. permanent establishment of the Non-U.S. Holder). Non-U.S. Holders are urged to consult their own tax advisers regarding the U.S. federal income tax consequences of their ownership and disposition of BAM Shares received pursuant to the Arrangement or the BPYU Mandatory Exchange in light of their particular circumstances.

Ownership and Disposition of New LP Preferred Units Received Pursuant to the Arrangement or the BPYU Mandatory Exchange
This section is a summary of certain material U.S. federal income tax consequences that may be relevant to Non-U.S. Holders who receive New LP Preferred Units pursuant to the Arrangement or the BPYU Mandatory Exchange. This section adds information related to certain tax considerations with respect to the ownership and disposition of New LP Preferred Units and should be read in conjunction with the discussion above under the heading “— Consequences to U.S. Holders — Ownership and Disposition of New LP Preferred Units Received Pursuant to the Arrangement or the BPYU Mandatory Exchange,” which discussion is incorporated herein by reference. The following summary is subject to the limitations and qualifications set forth in the discussion above under such heading and as described herein.
The tax treatment of distributions on the New LP Preferred Units to Non-U.S. Holders is uncertain. The New LP General Partner will treat distributions on the New LP Preferred Units as guaranteed payments for the use of capital made from sources outside the United States for U.S. federal income tax purposes, and the New LP General Partner generally does not expect to cause New LP to withhold U.S. federal income tax on such guaranteed payments made to Non-U.S. Holders, provided that New LP is not engaged in a trade or business within the United States. Assuming that the distributions qualify as guaranteed payments, Non-U.S. Holders generally are not expected to share in New LP’s items of income, gain, loss, or deduction for U.S. federal income tax purposes. However, the tax treatment of guaranteed payments for source and withholding tax purposes is uncertain, and the IRS may disagree with this treatment. As a result, it is possible that the IRS could assert that Non-U.S. Holders would be subject to U.S. federal income and withholding tax on their share of New LP’s ordinary income from sources within the United States, even if distributions on the New LP Preferred Units are treated as guaranteed payments.
If, contrary to expectation, distributions on the New LP Preferred Units are not treated as guaranteed payments, then a Non-U.S. Holder will share in New LP’s items of income, gain, loss, or deduction, even if New LP is not engaged in a U.S. trade or business and the holder is not otherwise engaged in a U.S. trade or business. As a result, the holder may be subject to a withholding tax of 30% on the gross amount of certain U.S.-source income of New LP which is not effectively connected with a U.S. trade or business. Income subjected to such a flat tax rate includes income of a fixed or determinable annual or periodic nature, such as interest income. Such withholding tax may be reduced or eliminated with respect to certain types of income under an applicable income tax treaty between the United States and a Non-U.S. Holder’s country of residence or under the “portfolio interest” rules or other provisions of the Code, provided that the holder provides proper certification as to its eligibility for such treatment. Non-U.S. Holders are urged to consult their own tax advisers regarding the tax treatment of distributions on the New LP Preferred Units as guaranteed payments and the U.S. federal withholding and other income tax consequences thereof.
Based on New LP’s organizational structure, as well as its expected income and assets, the New LP General Partner currently believes that New LP is unlikely to earn income treated as effectively connected with a U.S. trade or business, including effectively connected income attributable to the sale of a “United States real property interest,” as defined in the Code. Specifically, New LP intends not to make an investment, whether directly or through an entity which would be treated as a partnership for U.S. federal income tax purposes, if the New LP General Partner believes at the time of such investment that such investment would generate income treated as effectively connected with a U.S. trade or business. If, as anticipated, New LP is not treated as engaged in a U.S. trade or business or as deriving income which is treated as effectively connected with a U.S. trade or business, and provided that a Non-U.S. Holder is not itself engaged in a U.S. trade or business, then the Non-U.S. Holder generally will not be subject to U.S. federal tax return filing requirements solely as a result of owning the New LP Preferred Units and generally will not be subject to U.S. federal net income tax on distributions on the New LP Preferred Units.
However, there can be no assurance that the law will not change or that the IRS will not deem New LP to be engaged in a U.S. trade or business. If, contrary to the New LP General Partner’s expectations, New LP is treated as engaged in a U.S. trade or business, then a Non-U.S. Holder generally would be required to file a U.S. federal income tax return, even if no effectively connected income were allocable to the Non-U.S. Holder. In addition, distributions to the Non-U.S. Holder might be treated as “effectively connected income” (which would subject the holder to U.S. net income taxation) and might be subject to withholding tax imposed at the highest effective tax rate applicable to the Non-U.S. Holder. If the amount of withholding were to exceed the amount of U.S. federal income tax actually due, the Non-U.S. Holder might be required to file a U.S. federal income tax return in order to seek a refund of such excess. A corporate Non-U.S. Holder might also be subject to branch profits tax at a rate of 30%, or at a lower treaty rate, if applicable. Guaranteed payments paid or accrued within New LP’s taxable year might be included as income to Non-U.S. Holders whether or not a distribution of such payments had actually been made. If, contrary to expectation, New LP were treated as engaged in a U.S. trade or business, then gain or loss from the sale of New LP Preferred Units by a Non-U.S. Holder generally would be treated as effectively connected with such trade or business to the extent that the Non-U.S. Holder would have had effectively connected gain or loss had New LP sold all of its assets at their fair market value as of the date of the sale. In such case, any such effectively connected gain generally would be taxable at the regular U.S. federal income tax rates, and the amount realized from the sale generally would be subject to a 10% U.S. federal withholding tax. Under Treasury Regulations, the 10% U.S. federal withholding tax generally does not apply to transfers of interests in publicly traded partnerships before January 1, 2022. New LP intends for the New LP Preferred Units to be publicly traded. Non-U.S. Holders are urged to consult their own tax advisers regarding the consequences of New LP being engaged in a trade or business within the United States.
Assuming that New LP is not engaged in a U.S. trade or business (as discussed above), a Non-U.S. Holder generally is not expected to be subject to U.S. federal income tax on gain or loss realized upon the sale or other disposition, including redemption, of New LP Preferred Units.
Special rules may apply to any Non-U.S. Holder subject to specialized treatment, including, without limitation, any Non-U.S. Holder (i) that has an office or fixed place of business in the United States; (ii) that is present in the United States for 183 days or more in a taxable year; or (iii) that is (a) a former citizen or long-term resident of the United States, (b) a foreign insurance company that is treated as holding a partnership interest in New LP in connection with its U.S. business, (c) a PFIC, (d) a CFC, or (e) a corporation that accumulates earnings to avoid U.S. federal income tax.
Non-U.S. Holders are urged to consult their own tax advisers regarding the U.S. federal income tax consequences of their ownership and disposition of New LP Preferred Units received pursuant to the Arrangement or the BPYU Mandatory Exchange in light of their particular circumstances.
Information Reporting and Backup Withholding
As discussed above under the headings “— Consequences to U.S. Holders — Ownership and Disposition of New LP Preferred Units Received Pursuant to the Arrangement or the BPYU Mandatory Exchange — Backup Withholding” and “— Consequences to U.S. Holders — Information Reporting and Backup Withholding,” U.S. Holders generally will be subject to information reporting and may be subject to backup withholding, currently at the rate of 24%, on cash payments received pursuant to the Arrangement or the BPYU Mandatory Exchange, proceeds from the sale or other taxable disposition of BPY Units, BPYU Shares, BAM Shares, or New LP Preferred Units, dividends on BAM Shares, and distributions on New LP Preferred Units. Non-U.S. Holders generally will not be subject to U.S. information reporting or backup withholding. However, Non-U.S. Holders may be required to certify their non-U.S. status (on an applicable IRS Form W-8) in connection with payments received in the United States or through certain U.S.-related financial intermediaries. Non-U.S. Holders are urged to consult their own tax advisers regarding the potential for information reporting and backup withholding to apply to cash payments received pursuant to the Arrangement or the BPYU Mandatory Exchange, proceeds from the sale or other taxable disposition of BPY Units, BPYU Shares, BAM Shares, or New LP Preferred Units, dividends on BAM Shares, and distributions on New LP Preferred Units, in each case, in light of their particular circumstances.

COMPARISON OF RIGHTS OF BPY UNITHOLDERS AND BPYU STOCKHOLDERS THAT BECOME BAM SHAREHOLDERS AND/OR NEW LP PREFERRED UNITHOLDERS
Upon completion of the Transaction, BPY Unitholders may become BAM Shareholders and/or New LP Preferred Unitholders. The following is a summary of those instances where the rights and protections of BAM Shareholders and New LP Preferred Unitholders differ materially from the current rights and protections of BPY Unitholders. These differences arise from differences between the OBCA and the New LP Partnership Agreement, on the one hand, and the BPY LPA, the Limited Partnership Act 1883, as amended, of Bermuda (“Bermuda Limited Partnership Act”) and the Exempted Partnerships Act 1992, as amended, of Bermuda (“Bermuda Exempted Partnerships Act”), on the other hand.
Although the OBCA confers upon BAM Shareholders and the New LP Partnership Agreement and Bermuda laws confer upon the New LP Preferred Unitholders certain of the same protections and rights that a BPY Unitholder has under the BPY LPA, the BAM Shares and the New LP Preferred Units are different securities and significant differences do exist. The following is a discussion of the material differences between the protections and rights that BAM Shareholders and New LP Preferred Unitholders have and the protections and rights that BPY Unitholders have. The following is a summary only and does not purport to be a comprehensive statement of the differences that may exist. For a more detailed description of the rights of BAM Shareholders, New LP Preferred Unitholders and BPY Unitholders, BPY Unitholders should refer to the OBCA, the BPY LPA, the New LP Partnership Agreement and the relevant provisions of Bermuda law.
Meetings and Appointment of Directors
BAM
The OBCA provides that there shall be an annual meeting of the shareholders of BAM entitled to vote at annual meetings, including the BAM Shareholders, for the purpose of: (a) the election of directors of BAM; (b) the appointment of the auditors of BAM for the ensuing year; (c) generally, any other matter which requires a resolution of the voting shareholders of BAM; and (d) transacting such other business as the BAM Board of Directors may determine or as may be properly brought before the meeting. The articles of amalgamation of BAM dated January 1, 2005, as amended (the “BAM Articles”) provide that the number of directors must be 16. BAM Shareholders are entitled, as a class, to elect one-half of the BAM Board of Directors, and holders of BAM class B limited voting shares (the “BAM Class B Shares”) are entitled, as a class, to vote on any matter put to shareholders of BAM, as well as to elect the other one-half of the BAM Board of Directors. Under BAM’s by-laws, a quorum of directors shall be such number as the BAM Board of Directors or shareholders may from time to time determine. At a meeting of the BAM Board of Directors held on August 8, 1997, the BAM Board of Directors established a quorum of two-fifths of the number of directors elected or appointed to the BAM Board of Directors. The vote of a majority of the directors present at any meeting at which a quorum is present constitutes the act of the BAM Board of Directors.
New LP
New LP is not required to hold an annual meeting of the New LP Preferred Unitholders, including for purposes of electing the Board of Directors. New LP Preferred Unitholders are not entitled to elect the Board of Directors or to appoint or change New LP’s auditors. The New LP Board of Directors will be appointed by Brookfield, its controlling shareholder, and any changes to the New LP Board of Directors will be made by Brookfield at its sole discretion. In addition, New LP Preferred Unitholders are not entitled to remove the New LP General Partner for any reason. Except as set forth in the New LP Limited Partnership Agreement or as otherwise required by Bermuda law, the New LP Preferred Units will have no voting rights.
BPY
BPY is not required to hold an annual meeting of the BPY Unitholders, including for purposes of electing the BPY Board of Directors. Under the BPY LPA, BPY Unitholders are not entitled to elect the directors of the BPY General Partner or to appoint or change BPY’s auditors. The BPY Board of Directors was and will be appointed by BAM, its controlling shareholder, and any changes to the BPY Board of Directors will be made by BAM at its sole discretion. In addition, BPY Unitholders are not entitled to remove the BPY General Partner for any reason. The BPY LPA provides that meetings of the BPY Unitholders may only be called by the BPY General Partner; the BPY Unitholders are not entitled to requisition a meeting of the limited partners. Additionally, the BPY Unitholders are not entitled to vote on matters that would cause the Limited Partners to be deemed to be taking part in the management or control of the activities and affairs of BPY so as to jeopardize the Limited Partner’s limited liability under the Bermuda Limited Partnership Act. When a meeting of the BPY Unitholders has been called by the BPY General Partner, subject to the terms of any BPY Preferred Units then outstanding, the quorum for the meeting is 20% of the outstanding BPY Units represented at the meeting or by proxy unless any such action by the BPY Unitholders requires approval by BPY Unitholders holding a greater percentage of the voting power of such BPY Units, in which case the quorum shall be such greater percentage.
Certain Restrictions on Powers
BAM
Pursuant to the OBCA, BAM Shareholders have voting rights (by special resolution unless indicated otherwise) in respect of certain matters, including (i) the appointment or change of BAM’s auditors (by ordinary resolution); (ii) most amendments to the articles of BAM, (iii) the sale, lease, or exchange all or substantially all of BAM’s property, other than in the ordinary course of business, (iv) the authorization of the termination, liquidation or winding up of BAM or (v) the authorization of any arrangement, amalgamation or merger of BAM, or the involvement of BAM in other similar transactions, with any other person or entity.
New LP
The New LP Partnership Agreement provides that the New LP General Partner may not, without the prior approval of at least 66 2∕3% of the voting power of the outstanding New LP Equity Units, cause New LP to sell, exchange or otherwise dispose of all or substantially all of its assets, taken as a whole, in a single transaction or a series of related transactions. Apart from this restriction, the New LP General Partner has the right to conduct, direct and manage all activities of New LP, and the Limited Partners are not generally entitled to vote on matters relating to New LP, although the consent of New LP Preferred Unitholders is required with respect to certain amendments to the New LP Partnership Agreement and certain matters with respect to the withdrawal of the New LP General Partner as described in further detail in the New LP Partnership Agreement.
BPY
The BPY LPA provides that the BPY General Partner may not, without the prior approval of at least 66 2∕3% of the voting power of the outstanding BPY Units, cause BPY to sell, exchange or otherwise dispose of all or substantially all of its assets, taken as a whole, in a single transaction or a series of related transactions. Apart from this restriction, the BPY General Partner has the right to conduct, direct and manage all activities of BPY, and the Limited Partners are not generally entitled to vote on matters relating to BPY, although the consent of BPY Unitholders is required with respect to certain amendments to the BPY LPA and certain matters with respect to the withdrawal of the BPY General Partner as described in further detail in Item 10.B. under “Additional Information — Memorandum and Articles of Association — Description of Our LP Units, Preferred Units and Our Limited Partnership Agreement” of the BPY Annual Report.
Standard of Care
BAM
Every director and officer of BAM, in exercising their powers and discharging their duties, shall act honestly and in good faith with a view to the best interests of BAM and in connection therewith shall exercise that degree of care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.
New LP
The New LP Partnership Agreement contains various provisions that modify the fiduciary duties that might otherwise be owed to New LP and the New LP Preferred Unitholders. These duties include the duties of care and loyalty. These modifications restrict the remedies available for actions that might otherwise constitute a breach of fiduciary duty and permit the New LP General Partner to take into account the interests of third parties, including BAM, when resolving conflicts of interest.
BPY
The BPY LPA contains various provisions that modify the fiduciary duties that might otherwise be owed to BPY and the BPY Unitholders. These duties include the duties of care and loyalty. These modifications restrict the remedies available for actions that might otherwise constitute a breach of fiduciary duty and permit the BPY General Partner to take into account the interests of third parties, including BAM, when resolving conflicts of interest.
Dividends and Distributions
BAM
The BAM Shareholders receive dividends if, as and when declared by the BAM Board of Directors. The BAM Shares rank on parity with BAM’s Class B Shares and rank after BAM’s Class A Preference Shares, BAM’s Class AA Preference Shares and any other senior-ranking shares outstanding from time to time with respect to the payment of dividends (if, as and when declared by the BAM Board of Directors) and return of capital on the liquidation, dissolution or winding-up of BAM or any other distribution of the assets of BAM among its shareholders for the purpose of winding up its affairs.
Any BPY Unitholder who holds BAM Shares into which BPY Units are converted in the Transaction will receive whatever dividends are declared and paid on BAM Shares after the Effective Time. However, no dividends or other distribution will actually be paid with respect to any BAM Shares into which BPY Units have been converted until the certificates formerly representing BPY Units have been surrendered, at which time any accrued dividends or other distributions on those BAM Shares will be paid without interest. Subject to the limitations set forth in the Plan of Arrangement, any future dividends by BAM will be declared and paid at the discretion of the BAM Board of Directors. There can be no assurance that any future dividends or distributions will be declared or paid by BAM or as to the amount or timing of those dividends or distributions, if any.
For information concerning BAM’s dividends, see “Dividends and Dividend Policy” in the BAM Annual Report that is incorporated into and forms part of this Document.
New LP
New LP Preferred Unitholders will be entitled to receive, when, as, and if declared by the New LP General Partner out of legally available funds for such purpose, cumulative quarterly cash distributions. Distributions on New LP Preferred Units will be cumulative from the date of original issue and will be payable quarterly in arrears.
The distribution rate for the New LP Preferred Units will be    •   % per annum of the $25.00 liquidation preference per unit (equal to $   •    per unit per annum). The distribution rate per annum may also increase by 5.00% in certain instances as described further in “Information Concerning New LP and the New LP Preferred Units — Description of the New LP Preferred Units”.
New LP Preferred Unitholders will not be entitled to any distribution, whether payable in cash, property or units of New LP, in excess of full cumulative distributions. Except insofar as distributions accrue on the amount of any accumulated and unpaid distributions no interest or sum of money in lieu of interest will be payable in respect of any distribution payment which may be in arrears on the New LP Preferred Units.
For information concerning New LP’s dividends, see “Information Concerning New LP and the New LP Preferred Units — Description of the New LP Preferred Units — Distributions”.
BPY
The BPY LPA does not require BPY to make distributions to the BPY Unitholders. The amount and timing of any distribution payable by Brookfield Property Partners was always at the discretion of the BPY

General Partner and evaluated periodically, and depended upon a number of factors, including, among others, Brookfield Property Partners’ actual results of operations and financial condition, the amount of cash that is generated by Brookfield Property Partners’ operations and investments, restrictions imposed by the terms of any indebtedness that is incurred to leverage Brookfield Property Partners’ operations and investments or to fund liquidity needs, levels of operating and other expenses, contingent liabilities and other factors that the BPY General Partner deemed relevant.
For information concerning BPY’s distributions, see “Information Concerning BPY — Distributions and Distribution Policy” for further details.
Term
BAM
BAM has a perpetual existence and will not be terminated or dissolved without approval by special resolution of the shareholders of BAM, including the BAM Shareholders.
New LP
New LP has a perpetual existence and will continue as a limited liability partnership unless it is terminated or dissolved in accordance with the New LP Partnership Agreement. The termination or dissolution of New LP will not require the approval of the New LP Preferred Unitholders.
BPY
Brookfield Property Partners has a perpetual existence and will continue as a limited liability partnership unless it is terminated or dissolved in accordance with the BPY LPA. Except with respect to the sale of all of the assets of Brookfield Property Partners in a single transaction or a series of related transactions, which requires the approval of at least 66 2∕3% of the voting power of the outstanding BPY Units, and which will result in the termination of Brookfield Property Partners, the termination or dissolution of Brookfield Property Partners will not require the approval of the BPY Unitholders.
Amendments
BAM
The OBCA provides that the BAM Articles may be amended by special resolution of the shareholders of BAM which includes the BAM Shareholders. The BAM Articles may also be amended by the BAM Board of Directors without the approval of the voting shareholders of BAM in certain limited cases.
New LP
Amendments to the New LP Partnership Agreement may only be proposed by or with the consent of the New LP General Partner. The New LP Partnership Agreement may be amended by the New LP General Partner to reflect a number of enumerated changes without the approval of New LP Preferred Unitholders. In addition to the enumerated items, the New LP General Partner may also make amendments to the New LP Partnership Agreement, without the approval of any Limited Partner, if, among other criteria, those amendments, in the discretion of the New LP General Partner, do not adversely affect the Limited Partners considered as a whole in any material respect. The New LP General Partner is required to seek the approval of the holders of a majority of the voting power of the outstanding New LP Equity Units for any other amendments to the New LP Partnership Agreement. For any amendment where the approval of the holders of New LP Equity Units is required, New LP must also obtain an opinion of counsel to the effect that the amendment will not cause New LP to be treated as an association taxable as a corporation or otherwise taxable as an entity for tax purposes (provided that for U.S. tax purposes the New LP General Partner has not made the election described in Section 8.6 of the New LP Limited Partnership Agreement) or affect the limited liability under the Bermuda Limited Partnership Act of any Limited Partners. If such an opinion of counsel is not obtained, the amendment can become effective if the approval of at least 90% of the voting power of the outstanding New LP Equity Units is obtained. In addition, any amendments that would have a material adverse effect on rights of any class of limited partnership units of New LP in relation to other classes of partnership interests must be approved by the holders of at least a majority of the holders of the class of New LP limited partnership units affected. See the New LP Partnership Agreement for further details.
BPY
Amendments to the BPY LPA may only be proposed by or with the consent of the BPY General Partner. The BPY LPA may be amended by the BPY General Partner to reflect a number of enumerated changes without the approval of BPY Unitholders. In addition to the enumerated items, the BPY General Partner may also make amendments to the BPY LPA, without the approval of any Limited Partner, if, among other criteria, those amendments, in the discretion of the BPY General Partner, do not adversely affect the Limited Partners considered as a whole in any material respect. The BPY General Partner is required to seek the approval of the holders of a majority of the voting power of the outstanding BPY Units for any other amendments to the BPY LPA. For any amendment where the approval of the BPY Unitholders is required, Brookfield Property Partners must also obtain an opinion of counsel to the effect that the amendment will not cause Brookfield Property Partners to be treated as an association taxable as a corporation or otherwise taxable as an entity for tax purposes (provided that for U.S. tax purposes the BPY General Partner has not made the election described in Item 10.B. “Additional Information — Memorandum and Articles of Association — Description of Our LP Units, Preferred Units and Our Limited Partnership Agreement — Election to be Treated as a Corporation” of the BPY Annual Report or affect the limited liability under the Bermuda Limited Partnership Act of any Limited Partners. If such an opinion of counsel is not obtained, the amendment can become effective if the approval of at least 90% of the voting power of the outstanding BPY Units is obtained. In addition, any amendments that would have a material adverse effect on rights of any class of limited partnership units of Brookfield Property Partners in relation to other classes of partnership interests must be approved by the holders of at least a majority of the holders of the class of Brookfield Property Partners limited partnership units affected. See Item 10.B. “Additional Information — Memorandum and Articles of Association — Description of Our LP Units, Preferred Units and Our Limited Partnership Agreement — Election to be Treated as a Corporation”) of the BPY Annual Report for further details.
Rights of BPYU Stockholders
Subject to pro-ration under the BPYU Mandatory Exchange, BPYU Stockholders will be entitled to receive the Default Consideration for each BPYU Share. The following is a summary of the rights of the BPYU Stockholders, which are governed by the Delaware General Corporation Law (the “DGCL”) and the BPYU Certificate of Incorporation and BPYU’s bylaws, as amended (the “BPYU Bylaws”). The following is a summary only and does not purport to be a comprehensive statement of the rights of BPYU Stockholders. For a more detailed description of the rights of BPYU Stockholders, BPYU Stockholders should refer to the DGCL, the BPYU Certificate of Incorporation and the BPYU Bylaws. BPYU Stockholders should refer to the foregoing descriptions and the OBCA, the BPY LPA, the New LP Partnership Agreement and the relevant provisions of Bermuda law for a more detailed description of the rights of BAM Shareholders and New LP Preferred Unitholders.
Voting Rights
Except as otherwise expressly provided in the BPYU Certificate of Incorporation or as required by law, the holders of BPYU Shares, BPYU’s class B-1 stock, par value $0.01 per share, series B preferred stock, par value $0.01 per share, and class C stock, par value $0.01 per share, vote together and not as separate classes. The BPYU Stockholders are entitled to one vote for each share thereof held at the record date for the determination of stockholders entitled to vote on any matter, except that BPYU Stockholders are not entitled to vote (i) on a liquidation or dissolution or conversion of the BPYU Shares in connection with a Market Capitalization Liquidation Event (as defined below) or (ii) to reduce the voting power of the class B-1 stock, series B preferred stock or class C stock.
In addition, BPYU may not, without the affirmative vote of holders of at least two-thirds of the outstanding BPYU Shares not held by BAM, BPY or their controlled affiliates, voting as a class, (i) amend, alter or repeal the provisions of the BPYU Certificate of Incorporation so as to adversely affect any right, preference, privilege or voting power of the BPYU Shares or (ii) issue shares of capital stock with a preference as to dividends or upon liquidation senior to, or pari passu with, the BPYU Shares (other than BPYU’s 6.375% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share).
Dividends
Pursuant to the BPYU Certificate of Incorporation and subject to the prior rights of holders of all classes and series of preferred stock (other than the series B preferred stock) at the time outstanding having prior rights as to dividends, each BPYU Share entitles its holder to cumulative dividends per share in a cash amount equal in value to (i) the amount of any distribution made on a BPY Unit multiplied by (ii) the conversion factor determined in accordance with the BPYU Certificate of Incorporation and in effect on the date of declaration of such dividend. The record and payment dates for the dividends or other distributions upon the BPYU Shares, to the extent not prohibited by applicable law, shall be the same as the record and payment dates for the dividends or other distributions upon the BPY Units.
The dividends upon the BPYU Shares shall, if and to the extent declared by BPYU’s board of directors, be paid in arrears (without interest) on the dividend payment date with respect thereto. If the full amount of the dividend is not declared and paid on such dividend payment date, then the dividend shall accrue and accumulate, whether or not BPYU has earnings, whether or not there are funds legally available for the payment thereof and whether or not such distributions are earned, declared or authorized. Any dividend payment made on the BPYU Shares shall first be credited against the earliest accumulated but unpaid dividends due with respect to such BPYU Shares which remain payable. All class A dividends shall be paid prior and in preference to any dividends or distributions on the class B-1 stock, class B-2 stock, series B preferred stock or class C stock and shall be fully declared and paid or set aside before any dividends are declared and paid or any other distributions are made on any class B-1 stock, class B-2 stock, series B preferred stock or class C stock. The holders of BPYU Shares are not entitled to any dividends from BPYU other than these dividends.
Liquidation
Upon any liquidation, dissolution or winding up of BPYU or BPR OP, LP, which is the operating partnership through which BPYU conducts substantially all of its business, that is not a Market Capitalization Liquidation Event or is not substantially concurrent with the liquidation, dissolution or winding up of BPY, and subject to the prior rights of holders of all classes and series of preferred stock (other than the series B preferred stock) and after the payment in full to any holder of BPYU Shares that has exercised the exchange right described below, the holders of BPYU Shares shall be entitled to a cash amount, for each BPYU Share, equal to the market price of one BPY Unit (subject to adjustment in the event of certain dilutive or other capital events by BPY or BPYU) on the date immediately preceding the public announcement of such liquidation, dissolution or winding up, plus all declared and unpaid dividends. If, upon any such liquidation, dissolution or winding up, the assets of BPYU are insufficient to make such payment in full, then the assets of BPYU will be distributed among the holders of BPYU Shares ratably in proportion to the full amounts to which they would otherwise be respectively entitled to receive.
Upon any liquidation, dissolution or winding up of BPY, and after the payment in full to any holder BPYU Shares that has exercised the exchange right described below, the holders of BPYU Shares shall be entitled to a cash amount, for each BPYU Share, equal to the same amount as the liquidating distributions in respect of one BPY Unit (subject to adjustment in the event of certain dilutive or other capital events by BPY or BPYU), plus all declared and unpaid dividends. If, upon any such liquidation, dissolution or winding up of BPY, the assets of BPYU are insufficient to make such payment in full, then the assets of BPYU will be distributed among the holders of BPYU Shares ratably in proportion to the full amounts to which they would otherwise be respectively entitled to receive.
If the market capitalization of the BPYU Shares (i.e., if the price per share of BPYU Shares, multiplied by the number of BPYU Shares outstanding) averages, over any period of 30 consecutive trading days, less than one billion dollars ($1,000,000,000), the BPYU board of directors will have the right to liquidate BPYU’s assets and wind up BPYU’s operations (a “Market Capitalization Liquidation Event”). Upon any Market Capitalization Liquidation Event, and subject to the rights of holders of any class or series of BPYU stock having prior rights upon liquidation and after the payment in full to any holder of BPYU Shares that has exercised the exchange rights described below, the holders of BPYU Shares shall be entitled to a cash amount, for each BPYU Share, equal to the dollar volume-weighted average price of one BPY Unit over the ten (10) trading days immediately following the public announcement of such Market Capitalization Liquidation Event, plus all declared and unpaid dividends. If, upon any such Market Capitalization Liquidation Event, the assets of BPYU are insufficient to make such payment in full, then the assets of BPYU will be distributed among the holders of BPYU Shares ratably in proportion to the full amounts which they would otherwise be respectively entitled to receive. Notwithstanding the foregoing, upon any Market Capitalization Liquidation Event, BPY or an affiliate of BPY may elect to exchange all of the outstanding BPYU Shares for BPY Units on a one-for-one basis. This initial one-for-one conversion factor is subject to adjustment in the event of certain dilutive or other capital events by BPY or BPYU. Any BPY Units so delivered will be registered with the Securities and Exchange Commission and listed for trading on a national securities exchange.
Power to Increase or Decrease the Authorized Number of Shares of Class A Stock
The number of authorized BPYU Shares may not be increased or decreased without the affirmative vote of the holders of a majority of the outstanding BPYU Shares voting separately as a class, in accordance with Section 242(b)(2) of the DGCL.
Power to Issue Additional Shares of Class A Stock
The BPYU board of directors is authorized, except as required by the listing standards of Nasdaq, to issue additional BPYU Shares without stockholder approval.
Exchange of BPYU Shares for BPY Units
Holders of BPYU Shares have the right to exchange all or a portion of their BPYU Shares for cash at a price equal to the value of an equivalent number of BPY Units, subject to adjustment in the event of certain dilutive or other capital events by BPY or BPYU. Upon receipt of a request for exchange, BPYU will deliver a notice of exchange to BAM and BPY within one (1) business day and will have ten (10) business days to deliver the cash amount to the tendering holder. Upon receipt of the notice of exchange, BPY or an affiliate of BPY may elect to satisfy BPYU’s exchange obligation by exchanging all of the BPYU Shares tendered for BPY Units on a one-for-one basis. This initial one-for-one conversion factor is subject to adjustment in the event of certain dilutive or other capital events by BPY or BPYU. For instance, the conversion factor will be adjusted in the event that either BPYU or BPY (i) splits or reverse splits its BPYU Shares or BPY Units, respectively, (ii) pays a dividend or distribution on its outstanding BPYU Shares or BPY Units in the form of additional BPYU Shares or BPY Units, respectively and as applicable, or (iii) distributes, at a discount, any rights, options or warrants to all or substantially all of the existing holders of BPYU Shares or BPY Units convertible into BPYU Shares or BPY Units, respectively. BPY or such affiliate of BPY has three (3) business days from the receipt of the notice of exchange to inform BPYU, BAM and the tendering holder of its intention to satisfy the exchange obligation, and if so elected will have to satisfy such obligation within ten (10) business days from the date of the notice of exchange. If BPY or an affiliate of BPY exercises its right to assume the exchange obligation, deliver the BPY Units and acquire the BPYU Share, such BPYU Share will automatically be converted into class B-1 stock upon such exchange.
To effect a repurchase or exchange, a holder of BPYU Shares must provide BPYU with a notice of exchange. The exchange must be for at least 1,000 shares of BPYU Shares, or, if for less than 1,000 shares of BPYU Shares, for all of the BPYU Shares held by the tendering holder.
If the tendering holder does not receive the applicable cash amount from BPYU or BPY Units from BPY or an affiliate of BPY within ten (10) business days of submitting the notice of exchange, such tendering holder will be entitled to receive either the cash amount or BPY Units from BAM no later than 12 business days following submission of the notice of exchange, pursuant to and subject to the terms and conditions of the Rights Agreement, dated as of April 27, 2018, by and between BAM and Wilmington Trust, National Association.
Transfer Restrictions
In order to qualify as a REIT under the Code for a taxable year, BPYU must satisfy certain ownership requirements. In order to meet these requirements, the BPYU Certificate of Incorporation contains provisions which limit the value of BPYU stock that a stockholder may own, or be deemed to own by virtue of the applicable attribution provisions of the Code. The ownership limit is set at 9.9% of the number or value, whichever is more restrictive, of the outstanding shares of BPYU’s capital stock. The BPYU board of directors, in its sole and absolute discretion, may waive the ownership limit in certain circumstances. If shares of capital stock in excess of the ownership limit, or shares which would cause BPYU to be beneficially owned by fewer than 100 persons, are issued or transferred to any person, such issuance or transfer shall be null and void and the intended transferee will acquire no rights to such shares.

INFORMATION CONCERNING BPY
Overview
BPY was formed on January 3, 2013 as a Bermuda exempted limited partnership registered under the Bermuda Limited Partnership Act and the Bermuda Exempted Partnerships Act. BPY’s registered executive office is 73 Front Street, 5th Floor, Hamilton HM 12, Bermuda and BPY’s telephone number is +441-294-3309.
BPY is one of the world’s premier commercial real estate entities, with approximately US$88 billion in total assets. BPY owns and operates iconic properties in the world’s major markets, and its global portfolio includes office, retail, multifamily, logistics, hospitality, triple net lease, manufactured housing and student housing.
BPY’s sole direct investments are a managing general partnership interest in the Property Partnership and an interest in BP US REIT LLC, which together holds its interests in commercial and other income producing property operations through the Holding Entities.
The general partner of BPY is Brookfield Property Partners Limited, an indirect wholly-owned subsidiary of BAM.
Certain information regarding each director of the BPY Board of Directors and each of the executive officers of Brookfield Property Group are set forth in Appendix J hereto. See also Item 6. “Directors, Senior Management and Employees” of the BPY Annual Report, for more information on the directors of the BPY Board of Directors and the executive officers of Brookfield Property Group.
During the last five years, none of BPY or, to the best knowledge of BPY, any of the persons listed in Appendix J hereto (i) has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (ii) was a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of such laws.
Except as set forth elsewhere or incorporated by reference in this Document, (a) to BPY’s knowledge none of the persons listed in Appendix J hereto has effected any transaction in BPY Units or any other equity securities of BPY during the past 60 days; (b) during the two years before the date of this Document, to BPY’s knowledge there have been no transactions between the persons listed in Appendix J hereto, on the one hand, and BPY on the other hand, that would require reporting under SEC rules and regulations; (c) during the two years before the date of this Document, to BPY’s knowledge after reasonable inquiry, there have been no material contacts, negotiations or transactions between any of the persons listed in Appendix J hereto, on the one hand, and BPY or any of its subsidiaries or affiliates, on the other hand, concerning a merger, consolidation or acquisition, a tender offer or other acquisition of securities, an election of directors or a sale or other transfer of a material amount of assets.
Additional Information
BPY is subject to the information and reporting requirements of Canadian securities laws and the U.S. Exchange Act and the rules, policies and guidelines of the TSX and Nasdaq and, in accordance therewith, files reports and other information with Canadian Securities Administrators, the SEC, the TSX and Nasdaq. As a “foreign private issuer” under the U.S. Exchange Act, BPY is exempt from the rules under the U.S. Exchange Act prescribing the furnishing and content of proxy statements (which are prepared in accordance with applicable Canadian securities laws), and its officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the U.S. Exchange Act.
Unitholders may read any document that BPY files with, or furnishes to, the SEC on EDGAR at www.sec.gov. See “Where You Can Find More Information; Incorporation by Reference”. Unitholders may access documents filed with Canadian Securities Administrators through SEDAR.

Presentation of Financial Information
BPY’s consolidated financial statements are reported in United States dollars and have been prepared in accordance with IFRS and thus may not be comparable to financial statements of U.S. companies who report under U.S. GAAP. The audited consolidated financial statements of BPY for the year ended December 31, 2020 are available on SEDAR at www.sedar.com and on EDGAR at www.sec.gov and will be sent to a Unitholder without charge upon request to BPY at 73 Front Street, 5th Floor, Hamilton HM 12, Bermuda, Attention: Secretary.
Further information with respect to Brookfield Property Partners and the BPY Units is set forth in the BPY Annual Report that is incorporated into and forms part of this Document.
BAM’s consolidated financial statements are reported in United States dollars and have been prepared in accordance with IFRS and thus may not be comparable to financial statements of U.S. companies who report under U.S. GAAP. The audited consolidated financial statements of BAM for the year ended December 31, 2020 are available on SEDAR at www.sedar.com and on EDGAR at www.sec.gov and will be sent to a Unitholder without charge upon request to BAM at Suite 300, Brookfield Place, 181 Bay Street, Toronto, Ontario M5J 2T3, Attention: Secretary.
Further information with respect to BAM and the BAM Shares is set forth in the BAM Annual Report that is incorporated into and forms part of this Document.
Authorized and Outstanding Share Capital
BPY’s authorized capital consists of an unlimited number of BPY Units, an unlimited number of preferred limited partnership units and an unlimited number of general partnership units. Currently, the only preferred limited partnership units authorized for issuance are the BPY Preferred Units, Series 1, 2 and 3.
As of April 9, 2021, (i) 436,184,062 BPY Units, (ii) 7,360,000 BPY Preferred Units, Series 1, 10,000,000 BPY Preferred Units, Series 2, 11,500,000 BPY Preferred Units, Series 3, and (iii) 138,875 general partnership units (all held by BPY’s General Partner), were issued and outstanding.
In addition, securities in the capital of other entities are exchangeable into BPY Units. These securities include: (i) REUs, (ii) Property Partnership Units, Series 1, 2 and 3, and (iii) Exchange LP Units. As of April 9, 2021: (i) 451,365,017 REUs, (ii) 7,360,000 Property Partnership Units, Series 1, 10,000,000 Property Partnership Units Series 2, 11,500,000 Property Partnership Units, Series 3, and (iii) 2,645,930 Exchange LP Units, were issued and outstanding.
The Property Partnership Units will remain outstanding following the consummation of the Transaction. Following closing, they will become exchangeable for the value of the consideration received by the BPY Unitholders in the Transaction on the exchange date, payable in cash. Upon maturity, the Property Partnership Units that remain outstanding will be redeemed for the issue price for such Property Partnership Units plus accrued and unpaid distributions. At maturity, BAM has the right to purchase all or any portion of the Property Partnership Units held by the holder of the Property Partnership Units, and such holder has the right to sell all or any portion of the Property Partnership Units held by the holder of Property Partnership Units to BAM, in each case at a price equal to the issue price for such Property Partnership Units plus accrued and unpaid distributions.
See the BPY Annual Report for a description of the rights, privileges, restrictions and conditions attaching to the securities of BPY.
Price Range and Trading Volume
The BPY Units are listed and traded on Nasdaq under the symbol “BPY” and on the TSX under the symbol “BPY.UN”.
The following table sets forth, for the periods indicated, the high and low intra-day trading prices in U.S. dollars and trading volumes of the BPY Units on Nasdaq, (as reported by Bloomberg Inc.) for the periods indicated. The Bank of Canada daily rate of exchange on April 22, 2021 for Canadian dollars was $1.00 =

C$1.25. As of the last trading day preceding the Public Announcement (as defined below), the closing price of the BPY Units on the TSX and Nasdaq was C$18.41 and $14.47, respectively.
		Price Range
Year	Period	High $	Low $	Volume
2020	January	20.13	17.98	29,825,369
	February	19.13	15.78	38,920,266
	March	17.47	7.11	118,685,920
	April	11.27	7.10	80,622,966
	May	11.19	8.02	45,098,564
	June	13.95	9.65	60,838,659
	July	11.88	9.95	55,819,074
	August	12.29	11.11	46,322,314
	September	12.21	10.40	51,230,164
	October	14.54	12.07	45,967,959
	November	16.93	13.82	33,674,145
	December	15.90	14.38	24,700,282
2021	January	17.63	16.73	144,822,253
	February	18.07	16.80	57,160,224
	March	18.27	16.78	45,493,739
	April 1 to April 12	18.00	17.53	44,811,495
	Price Range
Period	High $	Low $	Volume
Q1 2019	20.79	15.89	87,400,368
Q2 2019	21.22	18.12	77,185,437
Q3 2019	20.58	18.26	51,869,513
Q4 2019	20.52	17.99	59,338,508
Q1 2020	20.13	7.11	187,431,555
Q2 2020	13.95	7.10	186,560,189
Q3 2020	12.29	9.95	153,371,552
Q4 2020	16.93	12.07	104,342,386
Q1 2021	18.27	16.73	247,476,216
The following table sets forth, for the periods indicated, the high and low intra-day trading prices in Canadian dollars and trading volumes of the BPY Units on the TSX, (as reported by TMX Group Limited) for the periods indicated.

		Price Range
Year	Period	High C$	Low C$	Volume
2020	January	26.38	23.35	31,105,824
	February	25.43	21.25	18,749,289
	March	23.40	10.34	52,623,606
	April	15.74	10.05	43,541,821
	May	15.39	11.35	31,965,187
	June	18.65	13.21	38,906,120
	July	16.08	14.64	25,363,038
	August	16.29	14.82	19,691,324
	September	16.25	13.80	29,005,758
	October	19.17	16.04	27,407,389
	November	22.10	18.19	22,272,655
	December	20.27	18.40	14,453,949
2021	January	22.30	21.11	29,200,936
	February	22.82	21.46	13,894,372
	March	22.91	21.29	13,387,443
	April 1 to April 12	22.59	22.00	8,246,971
	Price Range
Period	High C$	Low C$	Volume
Q1 2019	27.93	21.66	40,309,580
Q2 2019	28.49	24.50	32,837,936
Q3 2019	27.25	24.26	24,706,419
Q4 2019	27.03	23.60	29,551,960
Q1 2020	26.38	10.34	102,478,719
Q2 2020	18.65	10.05	114,413,128
Q3 2020	16.29	13.80	74,060,120
Q4 2020	22.10	16.04	64,133,993
Q1 2021	22.91	21.11	56,482,751
Consolidated Capitalization of BPY
The following table sets forth the consolidated capitalization of BPY as at December 31, 2020 on an actual basis and on a pro forma basis after giving effect to the Transaction and assuming the issuance of 40,000,000 New LP Preferred Units. Consolidated capitalization of BPY as at December 31, 2020 on an actual basis listed below is derived from the BPY Annual Report which is incorporated by reference into this Document. This table should be read in conjunction with BPY’s audited comparative consolidated financial statements of BPY incorporated by reference into this Document.

(US$ Millions)	Actual, as at December 31, 2020	Pro forma, as at December 31, 2020
Debt obligations	$54,337	$54,337
Capital securities	3,033	4,033
Equity
Non-controlling interests attributable to:
Redeemable/exchangeable and special limited partnership units	12,249	13,625
Limited partnership units of Brookfield Office Properties Exchange LP	73	38
FV LTIP units of the Property Partnership.	52	54
Class A shares of BPYU	1,050	80
Interests of others in operating subsidiaries and properties	15,687	17,955
Total non-controlling interests	29,111	31,752
Limited partners	11,709	8,068
General partner	4	4
Preferred equity	699	699
Total equity	41,523	40,523
Total capitalization	$98,893	$98,893
Distributions and Distribution Policy
Subject to the rights of holders of BPY Preferred Units to receive cumulative preferential cash distributions in accordance with their series terms, distributions to BPY Unitholders will be made only as determined by the BPY General Partner in its sole discretion. The BPY General Partner has adopted a distribution policy pursuant to which BPY has made quarterly cash distributions to holders of BPY Units in such amounts as were determined in its sole discretion. Pursuant to the Arrangement Agreement, Unitholders will no longer receive any distributions on their Units and the BPY DRIP was terminated effective as of    •   . 2021.
Holders of BPY Preferred Units are entitled to receive quarterly, cumulative preferential cash distributions in an annual amount equal to, for: (i) BPY Preferred Units, Series 1, $1.625, (ii) BPY Preferred Units, Series 2, $1.59375 and (iii) BPY Preferred Units, Series 3, $1.4375. The BPY Preferred Units, Series 1, 2 and 3 trade on Nasdaq under the symbols “BPYPP”, “BPYPO” and “BPYPN”, respectively.
The following table discloses the dollar amount of cash distributions declared per BPY Unit and BPY Preferred Unit during the first quarter of 2021 and the financial years ended December 31, 2020 and 2019:
Dividends per Outstanding BPY Unit and BPY Preferred Unit	2021 Q1	2020	2019	2018
BPY Units	$0.3325	$1.33	$1.32	$1.26
BPY Preferred Units, Series 1(1)	$0.39790625	$1.625	$1.259375	—
BPY Preferred Units, Series 2(2)	$0.39844	$1.59375	$0.57995	—
BPY Preferred Units, Series 3(3)	$0.35938	$1.24584	—	—

(1)
On March 21, 2019, BPY issued Class A Cumulative Redeemable Perpetual Preferred Units, Series 1 at a coupon rate of 6.5% per annum, payable quarterly in arrears. For greater clarity, the dollar amount of the cash distributions declared per BPY Preferred Unit, Series 1 for 2019 in this table does not reflect an entire calendar year.

(2)
On August 21, 2019, BPY issued Class A Cumulative Redeemable Perpetual Preferred Units, Series 2 at a coupon rate of 6.375% per annum, payable quarterly in arrears. For greater clarity, the dollar amount of the cash distributions declared per BPY Preferred Unit, Series 2 for 2019 in this table does not reflect an entire calendar year.

(3)
On February 18, 2020, BPY issued Class A Cumulative Redeemable Perpetual Preferred Units, Series 3 at a coupon rate of 5.750% per annum, payable quarterly in arrears. For greater clarity, the dollar amount of the cash distributions declared per BPY Preferred Unit, Series 3 for 2020 in this table does not reflect an entire calendar year.

Previous Purchases and Sales
During the 12 months preceding the date of this Document, BPY purchased: (i) pursuant to the NCIBs, an aggregate of 30,172,293 BPY Units at a volume-weighted average price of $12.78 per BPY Unit commencing on September 15, 2020 and ending on November 6, 2021 and (ii) pursuant to the 2020 SIB, an aggregate of 35,499,518 BPY Units at a price of $12.00 per BPY Unit on September 2, 2020. BAM provided an equity commitment (the “Equity Commitment”) to BPY in order to provide funding for BPY to complete, directly or indirectly, purchases of BPY Units for an aggregate of up to $1 billion. The Equity Commitment was allowed to be drawn by BPY until December 31, 2020. The Equity Commitment was funded by BAM as to 50% from cash on hand and the remainder from managed accounts on behalf of certain of BAM’s institutional clients. The Equity Commitment was drawn to fund the purchases of BPY Units pursuant to the NCIBs and the 2020 SIB. In exchange, BAM and certain of its affiliates were issued BPY Units and REUs pursuant to the 2020 NCIB Private Placement and the 2020 SIB Private Placement. Please see the chart below under the heading “Distributions of BPY Units in the Past 12 Months” for more information.
Except for the purchase of BPY Units pursuant to its NCIBs and the 2020 SIB, the distribution of BPY Units described below under the heading “Previous Distributions”, and excluding securities purchased or sold pursuant to the exercise of Unit Options or in connection with the settlement or redemption of other security-based compensation arrangements, no securities of BPY have been purchased or sold by BPY during the 12 months preceding the date of this Document.
Neither BPY, nor to the knowledge of BPY, after reasonable inquiry, any of BPY subsidiaries, affiliates or associates, the General Partner, the directors of the General Partner, executive officers of Brookfield Property Group, controlling persons of BPY or the General Partner, or any directors or executive officers of BPY’s or the General Partner’s controlling persons, have effected any transactions involving BPY Units during the 60 days prior to the date of this Document except as described below and in “Previous Distributions” below:
Date of Transaction	Identity of Person	Number of Units	Price per Unit	Nature of Transaction
02/16/21	Public holders of Exchange LP Units	1,056	17.96	Exchange LP Units(1)
02/17/21	Public holders of Exchange LP Units	100	17.87	Exchange LP Units
02/18/21	Public holders of Exchange LP Units	1,200	17.77	Exchange LP Units
02/19/21	Public holders of Exchange LP Units	2,520	17.83	Exchange LP Units
02/24/21	Public holders of Exchange LP Units	1,844	17.97	Exchange LP Units
02/25/21	Public holders of Exchange LP Units	528	17.28	Exchange LP Units
03/02/21	Public holders of Exchange LP Units	16	17.24	Exchange LP Units
03/03/21	Public holders of Exchange LP Units	37	17.20	Exchange LP Units
03/04/21	Public holders of BPYU Shares	95	17.11	BPYU Shares(2)
03/04/21	Public holders of Exchange LP Units	2,149	17.15	Exchange LP Units
03/05/21	Public holders of Exchange LP Units	11,183	17.31	Exchange LP Units
03/05/21	Holders of Unit Options	152	17.32	Unit Options(3)
03/30/21	Public holders of Exchange LP Units	833	18.03	Exchange LP Units
03/31/21	Public holders of BPY Units	122,824	17.96	DRIP(4)
04/07/21	Holders of Unit Options	244	17.83	Unit Options
04/08/21	Public holders of BPYU Shares	12,000	17.81	BPY Units issuable upon exchange of BPYU Shares
04/08/21	Public holders of Exchange LP Units	10,000	17.77	Exchange LP Units
04/09/21	Public holders of Exchange LP Units	6,000	17.84	Exchange LP Units

Notes:
(1)
Exchange LP Units refers to BPY Units issued upon exchange of Exchange LP Units.

(2)
BPYU Shares refers to BPY Units issued upon exchange of BPYU Shares.

(3)
Unit Options refers to BPY Units issued upon exercise of Unit Options.

(4)
DRIP refers to BPY Units issued pursuant to BPY DRIP.

The following table sets forth, for the periods indicated, purchases of BPY Units by BPY:
Period	Amount of Securities Purchases	Average Price Paid per BPY Unit	Range of Prices Paid per BPY Unit	Nature of Transaction
Q2 2019	2,680,614	$19.46	$18.37 to $20.98	2018 NCIB
Q3 2019	1,849,532	$19.16	$18.58 to $19.98	2018 NCIB and 2019 NCIB
Q4 2019	3,740,558	$18.84	$18.14 to $19.71	2019 NCIB
Q1 2020	7,752,911	$13.07	$8.13 to $18.33	2019 NCIB
Q2 2020	2,641,196	$8.45	$7.48 to $9.99	2019 NCIB
Q3 2020	45,448,984	$11.85	$10.88 to $12.00	2020 NCIB and 2020 SIB
Q4 2020	20,222,827	$13.49	$11.85 to $15.00	2020 NCIB
Prior Offers
To the knowledge of the BPY and its directors and senior officers, after reasonable enquiry, no bona fide prior offer regarding the Units or otherwise relevant to the Transaction was received by BPY in the 24 months prior to the public announcement of the Transaction by BAM as Press Release filed on SEDAR on January 4, 2021 (the “Public Announcement”).
Previous Distributions
On August 28, 2018, BPY acquired all of the shares (the “GGP Shares”) of common stock of GGP Inc. (now BPYU) that BPY and its affiliates did not already own for consideration consisting of US$23.50 in cash per GGP Share, or either one Unit or one BPYU Share (the “GGP Transaction”). BPY issued an aggregate of 88,424,893 BPY Units in the GGP Transaction to holders of GGP Shares.
Other than the foregoing issuances, BPY Units have not been distributed during the five years preceding the date of this Document except as described below.
Other Distributions
Distributions of BPY Units in the Past 5 Years
The following charts detail the BPY Units distributed (not including the issuances described immediately above) during the five years preceding the date of this Document:
•
Distributions of BPY Units pursuant to: the exercise of Unit Options, BPY DRIP and the CanHoldco Conversion (defined in the footnote below):

Year	Number of BPY Units Distributed	Price Per BPY Unit Distributed (US$)	Aggregate Proceeds Received for Distribution (US$)
2016	483,141	22.93	11,078,819.52
2017	395,790	22.87	9,051,955.66
2018	21,509,094(1)	18.99(2)	4,414,303.93(3)
2019	1,114,690	19.60	21,842,411.77
2020	997,718	11.08	11,055,067.03
2021	123,855	17.96	2,224,262.35

Notes:

(1)
This number includes the 21,276,596 Units distributed on August 28, 2018 to BAM at a price of $23.50 per Unit on the conversion by BAM of its $500,000,000 worth of Class C redeemable preferred shares of CanHoldco (the “CanHoldco Conversion”). The conversion was made in connection with the GGP Transaction.

(2)
This does not include the price information for the BPY Units distributed pursuant to the CanHoldco Conversion because the BPY Units were distributed pursuant to a conversion.

(3)
This does not include the proceeds for the BPY Units distributed pursuant to the CanHoldco Conversion because the BPY Units were distributed pursuant to a conversion.

•
Distributions of BPY Units pursuant to: the exchange of Exchange LP Units into BPY Units and the exchange of BPYU Shares into BPY Units.(1)

Year	Number of BPY Units Distributed
2016	1,015,714
2017	284,760
2018	62,720,907
2019	37,955,595
2020	11,749,179
2021	81,012

Note:
(1)
This chart does not include the price information or proceeds for the BPY Units distributed because all of the BPY Units included in this chart were distributed pursuant to an exchange.

Distributions of BPY Units in the Past 12 Months
The following chart details the BPY Units distributed during the twelve months preceding the date of this Document, excluding BPY Units purchased or sold pursuant to the exercise of employee stock options, warrants and conversion rights:
Date	Number of BPY Units Distributed	Price Per BPY Unit Distributed (US$)	Aggregate Proceeds Received for Distribution (US$)	Purpose of Transaction
September 2, 2020	21,104,671	12.00	253,256,052	2020 SIB Private Placement to BAM and its affiliates
September 30, 2020	12,555,755	11.36(1)	142,625,378	2020 NCIB Private Placement to BAM and its affiliates
November 19, 2020	2,290,731	13.48(2)	30,873,525	2020 NCIB Private Placement to BAM and its affiliates
November 20, 2020	20,545,661	13.48(2)	276,905,922	2020 NCIB Private Placement to BAM and its affiliates
June 30, 2020	271,686	10.12	2,749,462.32	DRIP(3)
September 30, 2020	304,767	11.24	3,425,581.08	DRIP
December 31, 2020	198,066	14.82	2,935,338.12	DRIP
March 31, 2021	122,824	17.96	2,749,462.32	DRIP
April 30, 2020 to April 8, 2021	4,257,212	12.18(4)	50,265,378.61	BPYU Shares(5)
April 30, 2020 to April 9, 2021	209,882	13.99(6)	2,868,031	Exchange LP Units(7)

Note:

(1)
Represents the average price at which BPY Units were distributed. BPY Units were distributed at prices between $10.88 and $12.02.

(2)
Represents the average price at which BPY Units were distributed. BPY Units were distributed at prices between $11.86 and $15.00.

(3)
DRIP refers to BPY Units issued pursuant to BPY DRIP.

(4)
Represents the average price at which BPY Units were distributed. BPY Units were distributed at prices between $9.36 and $17.81.

(5)
BPYU Shares refers to BPY Units issued upon exchange of BPYU Shares.

(6)
Represents the average price at which BPY Units were distributed. BPY Units were distributed at prices between $8.94 and $18.03.

(7)
Exchange LP Units refers to BPY Units issued upon exchange of Exchange LP Units.

INFORMATION CONCERNING THE PURCHASER PARTIES
The information in this section “Information Concerning the Purchaser Parties” has been provided by the Purchaser Parties or has been taken from, or is based upon, publicly available documents and records on file with the Canadian Securities Administrators. Although BPY has no knowledge that would indicate that any of such information is untrue or incomplete, neither BPY, nor any of its officers or directors, assumes any responsibility for the accuracy or completeness of such information or the failure by BAM and/or New LP to disclose events that may have occurred or may affect the completeness or accuracy of such information but that are unknown to BPY.
BAM
Overview
BAM is a leading global alternative asset manager with a 120-year history and over $600 billion of assets under management across a broad portfolio of real estate, infrastructure, renewable power, private equity and credit assets. BAM owns and operates long-life assets and businesses, many of which form the backbone of the global economy. Utilizing its global reach, access to large-scale capital and operational expertise, Brookfield offers a range of alternative investment products to investors around the world — including public and private pension plans, endowments and foundations, sovereign wealth funds, financial institutions, insurance companies and private wealth investors. The BAM Shares are co-listed on the NYSE under the symbol “BAM” and the TSX under the symbol “BAM.A.”
BAM was formed by articles of amalgamation dated August 1, 1997 and is organized pursuant to articles of amalgamation under the OBCA dated January 1, 2005. BAM’s registered office and head office is located at Suite 300, Brookfield Place, 181 Bay Street, Toronto, Ontario, Canada M5J 2T3.
BAM Class B Partners Inc., an Ontario corporation (“BAM Partners”), is the trustee of a trust established under the laws of Ontario (the “BAM Partnership”) and the sole owner of BAM Class B Shares. The BAM Class B Shares entitle BAM Partners to appoint one half of the board of directors of BAM. The voting interests in BAM Partners are held as follows: one-third by Jack Cockwell, one-third by Bruce Flatt, and one-third jointly by Brian Kingston, Brian Lawson, Cyrus Madon, Sam Pollock and Sachin Shah. BAM Partners will vote the BAM Class B Shares held by the BAM Partnership with no single individual or entity controlling BAM Partners. Neither the BAM Partnership nor BAM Partners beneficially own any other securities.
Further information with respect to BAM and the BAM Shares is set forth in the BAM Annual Report that is incorporated into and forms part of this Document.
Authorized and Outstanding Capital
As of April 9, 2021, there are 1,557,518,146 BAM Shares and 85,120 BAM Class B Shares outstanding.
See the BAM Annual Report and the documents incorporated by reference therein for a description of the rights, privileges, restrictions and conditions attaching to the BAM Shares and other securities of BAM.
Price Range and Trading Volume of BAM Shares
The BAM Shares are co-listed on the NYSE under the symbol “BAM” and the TSX under the symbol “BAM.A.”.
The following table sets forth, for the periods indicated, the high and low intra-day trading prices in U.S. dollars and trading volumes of the BAM Shares on the NYSE, (as reported by Bloomberg Inc.) for the periods indicated. The Bank of Canada daily rate of exchange on April 22, 2021 for Canadian dollars was $1.00 = C$1.25. As of the last trading day preceding the Public Announcement, the closing price of the BAM Shares on the TSX and NYSE was C$52.62 and $41.27, respectively.

		Price Range(1)
Year	Period	High $	Low $	Volume
2020	January	42.06	38.19	35,813,612
	February	45.61	38.11	46,428,762
	March	42.34	21.57	133,194,227
	April	35.92	27.25	53,669,387
	May	33.91	29.47	48,006,385
	June	37.73	31.42	49,977,385
	July	35.13	31.65	34,872,959
	August	35.15	31.31	45,350,935
	September	34.92	31.30	39,672,197
	October	35.83	29.09	49,644,761
	November	43.14	29.72	70,656,481
	December	42.60	38.83	38,390,973
2021	January	41.63	37.92	64,252,805
	February	44.24	38.94	52,867,467
	March	45.88	40.30	57,035,994
	April 1 to April 12	46.21	43.96	16,837,825
	Price Range
Period	High $	Low $	Volume
Q1 2019	31.32	24.93	123,669,875
Q2 2019	32.49	30.37	133,397,323
Q3 2019	36.31	31.68	154,282,492
Q4 2019	39.27	33.37	136,135,993
Q1 2020	45.61	21.57	215,436,624
Q2 2020(1)	37.73	27.25	151,678,621
Q3 2020	35.15	31.30	119,896,091
Q4 2020	43.14	29.09	158,692,215
Q1 2021	45.88	37.92	174,156,266

(1)
Adjusted to reflect three-for-two stock split effective April 1, 2020. The stock split was completed by way of a stock dividend of one-half of a BAM Share for each BAM Share and Class B share of BAM outstanding, resulting in the issuance of 524 million BAM Shares.

The following table sets forth, for the periods indicated, the high and low intra-day trading prices in Canadian dollars and trading volumes of the BAM Shares on the TSX, (as reported by TMX Group Limited) for the periods indicated.

		Price Range
Year	Period	High C$	Low C$	Volume
2020	January	55.25	49.60	28,090,571
	February	60.40	51.27	46,947,833
	March	56.76	31.35	127,305,079
	April(1)	50.14	39.04	42,979,392
	May	47.57	40.93	39,729,516
	June	50.40	42.95	52,720,486
	July	47.59	42.71	28,606,958
	August	46.27	42.44	36,397,778
	September	45.74	42.00	41,440,214
	October	47.39	38.77	39,789,908
	November	56.10	39.38	55,289,971
	December	54.43	49.96	43,677,651
2021	January	52.81	48.34	36,910,904
	February	56.01	49.95	37,918,923
	March	57.72	51.17	50,279,630
	April 1 to April 12	57.98	55.27	7,879,811
	Price Range
Period	High C$	Low C$	Volume
Q1 2019	41.91	33.73	110,836,904
Q2 2019	43.37	41.08	95,388,720
Q3 2019	48.19	41.81	101,745,959
Q4 2019	52.41	44.51	90,628,272
Q1 2020	60.48	31.35	202,343,489
Q2 2020(1)	50.41	39.04	135,429,394
Q3 2020	47.59	42.00	106,444,950
Q4 2020	56.10	38.77	138,757,530
Q1 2021	57.72	48.34	125,109,458

(1)
Adjusted to reflect three-for-two stock split effective April 1, 2020. The stock split was completed by way of a stock dividend of one-half of a BAM Share for each BAM Share and Class B share of BAM outstanding, resulting in the issuance of 524 million BAM Shares.

Consolidated Capitalization of BAM
The following table sets forth the consolidated capitalization of BAM as at December 31, 2020 on an actual basis and on a pro forma basis to give effect to (i) the issuance of $500 million principal amount of 2.724% notes due April 15, 2031 by Brookfield Finance Inc., a subsidiary of BAM and the related redemption of C$600 million principal amount of 4.54% notes due March 31, 2023 issued by BAM, expected to be completed in May 2021 (together, the “Notes Adjustment”) and (ii) the Transaction and assuming the issuance of the Total BAM Share Consideration and the payment of the Total Cash Consideration (the “Transaction Adjustment”). The table below should be read together with the detailed information and financial statements of BAM incorporated by reference in this Document, including the financial statements of BAM contained in the BAM Annual Report.

(US$ Millions)	Actual, as at December 31, 2020	As adjusted to give effect to the Notes Adjustment, as at December 31, 2020	As adjusted to give effect to the Notes Adjustment and the Transaction Adjustment, as at December 31, 2020
Corporate borrowings	$9,077	$9,102	$9,102
Non-recourse borrowings
Property-specific borrowing	128,556	128,556	128,556
Subsidiary Borrowings	10,768	10,768	10,768
Accounts payable and other	50,682	50,682	50,682
Liabilities associated with assets classified as held for sale	2,359	2,359	2,359
Deferred income tax liabilities	15,913	15,913	15,913
Subsidiary equity obligations	3,699	3,699	4,199
Equity
Non-controlling interests.	86,804	86,804	77,185
Preferred equity	4,145	4,145	4,145
Common equity.	31,693	31,693	37,544
Total capitalization	$343,696	$343,721	$340,453
Purchaser Sub
Overview
BPY Arrangement Corporation, or Purchaser Sub, is a corporation incorporated under the Business Corporations Act (Ontario) on March 1, 2021 as a wholly owned subsidiary of BAM. Purchaser Sub was formed primarily to participate as a purchaser in the Transaction. As of the date of this Document, it does not conduct any business or own any significant assets. Purchaser Sub’s registered office is Brookfield Place, 181 Bay Street, Suite 300, Toronto, Ontario, M5J 2T3 and its telephone number is (416) 363-9491. Purchaser Sub is currently not a reporting issuer or the equivalent in any jurisdiction and is not listed on any stock exchange.
Authorized and Outstanding Share Capital
Purchaser Sub is authorized to issue an unlimited number of common shares. As of the date of this Document, BAM owns 100% of the common shares of Purchaser Sub and no other securities are authorized to be issued.
Board of Directors and Officers
The following table presents certain information concerning the board of directors and officers of Purchaser Sub:

Name and Residence	Age	Position with Purchaser Sub	Principal Occupation
Brett Fox New York City, U.S.A.	49	Director and Managing Partner	Managing Partner, Real Estate, BAM
Kathy Sarpash Toronto, Canada	42	Director and Senior Vice President	Senior Vice President Legal & Regulatory, BAM
Allen Yi Toronto, Canada	44	Director and Senior Vice President	Senior Vice President, Legal & Regulatory Real Estate, BAM
Michelle Campbell New York City, U.S.A.	50	Senior Vice President	Senior Vice President, Legal & Regulatory Real Estate, BAM
Valerie Tso Toronto, Canada	33	Vice President	Vice President, Legal & Regulatory, Real Estate, BAM
Each of the directors of Purchaser Sub will serve in such capacity until the date of the next annual meeting of the holders of the common shares of Purchaser Sub or until his or her successor is duly elected or appointed, in each case unless such director’s office is vacated prior to the next meeting of holders of the common shares of Purchaser Sub.

INFORMATION CONCERNING NEW LP, THE NEW LP PREFERRED UNITS AND THE GUARANTORS
Information Concerning New LP and the Guarantors
New LP is an exempted limited partnership that was formed under the laws of Bermuda on April 13, 2021. New LP was formed for the purpose of, among other things, issuing the New LP Preferred Units. New LP has not carried on any active business since formation other than in connection with the Transaction. New LP’s registered office is 73 Front Street, 5th Floor, Hamilton HM 12, Bermuda and its telephone number is +441-294-3309.
New LP is currently not a reporting issuer or the equivalent in any jurisdiction and is not listed on any stock exchange. As of the Effective Time, New LP will become a reporting issuer in each of the provinces and territories of Canada in which BPY is currently a reporting issuer by virtue of the completion of the Transaction. New LP will apply to the Canadian Securities Administrators for exemptive relief from certain Canadian continuous disclosure requirements. Pursuant to a “passport application” for exemptive relief to be made by BPY and New LP in accordance with National Policy 11-203 — Process for Exemptive Relief Applications in Multiple Jurisdictions, BPY and New LP will apply to receive exemptive relief (the “Exemptive Relief”) from or on behalf of each of the securities regulatory authorities in each of the provinces and territories of Canada, which Exemptive Relief, if granted, among other things, will permit New LP to rely on the exemption provided in section 13.4 of NI 51-102. Pursuant to section 13.4 of NI 51-102, if the Exemptive Relief is granted, New LP will not be required to file with the Canadian Securities Administrators separate continuous disclosure information regarding New LP except for material change reports in the event there is a material change in respect of its affairs that is not also a material change in respect of the affairs of Brookfield Property Partners. The Exemptive Relief, if granted, will also provide New LP with exemptions from the disclosure requirements in Item 6 (Earnings Coverage Ratios), paragraphs 1 to 4 and 6 to 8 of Item 11.1(1) (Documents Incorporated by Reference) and Item 12 (Additional Disclosure for Issues of Guaranteed Securities) of Form 44-101F1 of National Instrument 44-101 — Short Form Prospectus Distributions.
New LP will also apply to list the New LP Preferred Units for trading on Nasdaq and the TSX. In reliance on Rule 12h-5 under the U.S. Exchange Act, New LP (including the Guarantors other the BPY) does not intend to file annual reports, quarterly reports or current reports with the SEC. For so long as New LP (including the Guarantors other than BPY) relies on Rule 12h-5, certain financial information with respect to New LP (and the Guarantors other than BPY) will be included in the information BPY files with the SEC pursuant to the U.S. Exchange Act.
For information concerning the Guarantors, please see the BPY Annual Report.
Authorized and Outstanding Share Capital
The capital of New LP is as follows: (i) New LP Equity Units, and (ii) New LP General Partner Units. Prior to closing of the Transaction, New LP will create the Class A Cumulative Redeemable Preferred Units (the “New LP Class A Units”). The New LP Class A Units may be issued from time to time in one or more series. The New LP General Partner will fix the number of New LP Class A Units in each series and the terms of each series before issue. The first series of Class A Preferred Units will be the New LP Preferred Units.
As of April 9, 2021 there was one Equity Unit and one General Partner Unit issued and outstanding. The New LP Preferred Units will be issued on the Effective Date pursuant to the New LP Partnership Agreement. The attributes of the New LP Preferred Units are set out below.
Board of Directors
New LP is managed and controlled by a general partner (being the New LP General Partner). The New LP General Partner is managed and controlled by its managing general partner, BPY, which is in turn managed and controlled by its general partner, the BPY General Partner. Information with respect to the BPY Board of Directors and management of the BPY General Partner can be found in Item 6. “Directors, Senior Management and Employees” of the BPY Annual Report.

Limited Duties
The Bermuda Limited Partnership Act, under which New LP has been formed, does not impose statutory fiduciary duties on a general partner of a limited partnership in the same manner that certain corporate statutes, such as the OBCA, impose fiduciary duties on directors of a corporation. In general, under applicable Bermuda legislation, a general partner has a duty to act in good faith and subject to any express provisions of the partnership agreement to the contrary, to act in the interests of the limited partnership. A general partner also has certain limited statutory duties to the partnership’s limited partners, such as the duty to render accounts. In addition, Bermuda common law recognizes that a general partner owes a duty of utmost good faith to its limited partners. However, to the extent that the New LP General Partner owes any such fiduciary duties to New LP and holders of partnership interests in New LP, these duties have been modified pursuant to the New LP Partnership Agreement as a matter of contract law, with the exception of the duty of the New LP General Partner to act in good faith, which cannot be modified.
Transfer Agent and Registrar
The transfer agent and registrar for the New LP Preferred Units will be AST Trust Company (Canada).
Financial Statements
Subject to New LP obtaining the Exemptive Relief, New LP’s financial results will be reflected in the consolidated financial results of Brookfield Property Partners, as supplemented with consolidating summary financial information in accordance with section 13.4 of NI 51-102.
Description of the New LP Preferred Units and Guarantees
The following description of the particular terms of the New LP Preferred Units does not purport to be complete. The following description is subject to, and qualified in its entirety by reference to, the provisions of the New LP Partnership Agreement, which will be filed on New LP’s SEDAR profile at www.sedar.com and on EDGAR at www.sec.gov. You are urged to read the New LP Partnership Agreement because it, and not this description, will define your rights as a New LP Preferred Unitholder.
General
The New LP Preferred Units offered hereby are the first series of Class A Preferred Units of New LP. Upon completion of this Transaction, there will be at least 20,000,000, and up to 40,000,000 New LP Preferred Units issued and outstanding depending on the result of the elections by Unitholders of the Types of Consideration. New LP may, without notice to or consent of the holders of the then outstanding New LP Preferred Units, authorize and issue additional New LP Junior Securities (as defined under “— Ranking of the New LP Preferred Units” below) and, subject to the limitations described under “— Voting Rights” below, New LP Senior Securities and New LP Parity Securities (each, as defined under “— Ranking of the New LP Preferred Units” below).
The holders of Class A Preferred Units of New LP and other partnership securities are entitled to receive, to the extent permitted by law and as provided in the New LP Partnership Agreement, such distributions as may from time to time be declared by the New LP General Partner. Upon any liquidation, dissolution or winding up of New LP’s affairs, whether voluntary or involuntary, the holders of Class A Preferred Units of New LP, general partner interest and other partnership securities (if any) are entitled to receive distributions of New LP’s assets as provided in the New LP Partnership Agreement, after New LP has satisfied or made provision for New LP’s outstanding indebtedness and other obligations and after payment to the holders of any class or series of limited partner interests having preferential rights to receive distributions of New LP’s assets over each such class of limited partner interests.
When issued in the manner described in this Document, the New LP Preferred Units will be fully paid and nonassessable. Subject to the matters described under “— Liquidation Rights,” each New LP Preferred Unit has a fixed liquidation preference of $25.00 per New LP Preferred Unit (subject to adjustment for any splits, combinations or similar adjustment to the New LP Preferred Units) plus an amount equal to accumulated and unpaid distributions thereon to, but excluding, the date fixed for payment, whether or not declared.

The New LP Preferred Units will not be convertible into any securities and will not have exchange rights or be entitled or subject to any preemptive or similar rights, except under circumstances set forth under “— Substitution or Variation” below.
The rights of holders of New LP Preferred Units will be based on the New LP Partnership Agreement, amendments to which may be proposed only by or with the consent of the New LP General Partner.
The New LP Preferred Units will be subject to redemption, in whole or in part, at New LP’s option (i) following a Change of Control Triggering Event, a Delisting Transaction Triggering Event, and/or a Change in Tax Law (ii) commencing on or after    •   , 2026 or, (iii) prior to    •   , 2026 upon occurrence of a Ratings Event. See “— Redemption.”
Unless the New LP Preferred Units are redeemed by New LP, they will mature on    •   , 2081, at which time each New LP Preferred Unitholder will be entitled to receive $25.00 per New LP Preferred Unit, together with all accrued (whether or not declared) and unpaid distributions up to but excluding the date of maturity (less any tax required to be deducted and withheld by New LP).
Ranking of the New LP Preferred Units
The New LP Preferred Units will rank:
•
senior to every class or series of limited partner interests or other securities that, with respect to the payment of distributions and any amounts payable distributions upon the dissolution, liquidation or winding-up of New LP, rank junior to the New LP Class A Units (collectively, the “New LP Junior Securities”);

•
on parity with (i) every class or series of the New LP Class A Units as to the payment of distributions and amounts payable upon the liquidation, dissolution or winding-up of New LP and (ii) every other class or series of New LP’s limited partner interests or equity securities established after the original issue date of the New LP Preferred Units with terms expressly providing that such class or series ranks on parity with New LP Class A Units as to the payment of distributions and amounts payable upon a liquidation, dissolution or winding-up of New LP (collectively, the “New LP Parity Securities”);

•
junior to every class or series of limited partner interests or equity securities established after the original issue date of the New LP Preferred Units with terms expressly made senior to the New LP Class A Units of New LP as to the payment of distributions and amounts payable upon the liquidation, dissolution or winding-up of New LP (the “New LP Senior Securities”); and

•
junior to all of New LP’s existing and future senior or subordinated indebtedness with respect to assets available to satisfy claims against New LP.

Under the New LP Partnership Agreement, New LP may issue New LP Junior Securities from time to time in one or more series without the consent of the New LP Preferred Unitholders. The New LP General Partner has the authority to determine the designations, preferences, rights, powers, and duties of any such series before the issuance of any units of that series. The New LP General Partner will also determine the number of units constituting each series of securities. New LP’s ability to issue additional New LP Parity Securities in certain circumstances or New LP Senior Securities is limited as described under “— Voting Rights.”
In addition, the New LP Preferred Units will be structurally subordinated to all existing and future debt obligations of the Partnership’s subsidiaries that are not Guarantors and any capital stock of the Partnership’s subsidiaries that are not Guarantors held by others as to the payment of distributions and amounts payable upon liquidation.
Guarantees
The Guarantors will irrevocably and unconditionally guarantee in full, on a joint and several basis, the payment of:
1.
all accumulated, accrued and unpaid distributions that have been declared on the New LP Preferred Units out of funds legally available for such distributions;

2.
the applicable redemption price, plus all accumulated, accrued and unpaid distributions to the date of redemption, with respect to any New LP Preferred Units called for redemption by New LP;

3.
$25.00 per New LP Preferred Unit upon the maturity of the New LP Preferred Units plus all accumulated, accrued and unpaid distributions to the maturity date; and

4.
upon a voluntary or involuntary dissolution, winding-up or termination of New LP, the aggregate of the liquidation preference of $25.00 and all accumulated, accrued and unpaid distributions on the New LP Preferred Units, whether or not declared, without regard to whether New LP has sufficient assets to make full payment as required on liquidation.

Ranking of the Guarantees
The Guarantee of each Guarantor will rank senior to all Subordinate Guarantor Obligations of such Guarantor, junior to all Senior Guarantor Obligations of such Guarantor and rank on parity with all Parity Guarantor Obligations of such Guarantor.
For purposes of describing the ranking of the Guarantees herein:
“Guarantor Preferred Securities” means, with respect to any Guarantor, collectively, all preferred equity securities of such Guarantor, whether existing on the date hereof or created and issued at any time and from time to time after the date of the Guarantee, which shall include but not be limited to, (a) for BPY, BPY Preferred Units, Series 1, 2 and 3 and (b) for Property Partnership, the Property Partnership Units;
“Parity Guarantor Obligations” means, with respect to any Guarantor, collectively: (a) all financial liabilities and obligations of such Guarantor to the holders of the Guarantor Preferred Securities of such Guarantor, including in respect of (i) all accumulated, accrued and unpaid dividends or distributions that have been declared on the Guarantor Preferred Securities of such Guarantor out of funds legally available for such dividends or distributions, (ii) the applicable redemption price, plus all accumulated, accrued and unpaid dividends or distributions to the date of redemption, with respect to any Guarantor Preferred Securities of such Guarantor called for redemption, and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of such Guarantor, the aggregate of the liquidation preference and all accumulated, accrued and unpaid dividends or distributions on the Guarantor Preferred Securities of such Guarantor, whether or not declared, without regard to whether such Guarantor has sufficient assets to make full payment as required on liquidation and (b) all indebtedness, liabilities and obligations of such Guarantor that are expressly stated to be pari passu to the New LP Preferred Unit Guaranteed Obligations;
“Senior Guarantor Obligations” means, with respect to any Guarantor, collectively, all principal, interest, premium, fees and other amounts owing on, under or in respect of: (a) all indebtedness (including any indebtedness to trade creditors), liabilities and obligations of such Guarantor, whether outstanding on the date of this Guarantee or thereafter created, incurred, assumed or guaranteed, and (b) all renewals, extensions, restructurings, refinancings and refundings of any such indebtedness, liabilities or obligations, in each case excluding the New LP Preferred Unit Guaranteed Obligations, any Parity Guarantor Obligations of such Guarantor and any Subordinate Guarantor Obligations of such Guarantor; and
“Subordinate Guarantor Obligations” means, with respect to any Guarantor, collectively (a) all financial liabilities and obligations of such Guarantor to the holders of all securities in the capital of such Guarantor with entitlements to the amount to which the holders of such series or class are entitled in the event of a distribution of the assets of such Guarantor of such series or class upon the liquidation, dissolution or winding-up of such Guarantor, plus, without duplication, an amount equal to all accrued and unpaid distributions up to, but excluding, the date fixed for payment or distribution, that are subordinate to the entitlements of the Guarantor Preferred Securities of such Guarantor, and (b) all indebtedness, liabilities and obligations of such Guarantor that are expressly stated to be subordinate to the Senior Guarantor Obligations of such Guarantor and the Parity Guarantor Obligations of such Guarantor.
The Guarantee by the Partnership will also rank on parity with the guarantee by the Partnership of the obligations of the Property Partnership to pay the issue price (together with any accrued and unpaid distributions) of the Property Partnership Units to the holders thereof in the event of a liquidation, dissolution or winding-up of the Property Partnership.

In addition, each Guarantee will be structurally subordinated to all existing and future debt obligations of the applicable Guarantor’s subsidiaries that are not Guarantors and any capital stock of the applicable Guarantor’s subsidiaries that are not Guarantors held by others as to the payment of distributions and amounts payable upon liquidation.
Further, each Guarantor agrees that, without the affirmative vote or consent of the holders of not less than 66 2∕3% of the then outstanding New LP Preferred Units, such Guarantor shall not (x) create or issue any class or series of equity securities established after the date of the applicable Guarantee the terms of which class or series expressly provide that it ranks on parity with the applicable Guarantee if the cumulative distributions payable on the then outstanding New LP Preferred Units are in Arrears (as defined from time to time in the New LP Partnership Agreement (including any schedule thereof)), (y) create or issue any class or series of equity securities established after the date of the applicable Guarantee the terms of which class or series expressly provide that it ranks senior to the applicable Guarantee or (z) declare or pay, or set apart for payment, any dividends or distributions on any of its Guarantor Preferred Securities if the full cumulative distributions payable on the then outstanding New LP Preferred Units are in arrears.
Liquidation Rights
In the event of the liquidation, dissolution or winding up of New LP, New LP Preferred Unitholders will be entitled to receive $25.00 per New LP Preferred Unit, together with all accrued (whether or not declared) and unpaid distributions up to but excluding the date of payment or distribution (less any tax required to be deducted and withheld by New LP), before any amount is paid or any assets of New LP are distributed to the holders of New LP Junior Securities. Upon payment of such amounts, the New LP Preferred Unitholders will not be entitled to share in any further distribution of the assets of New LP. The rights of the New LP Preferred Unitholders to receive the liquidation preference will be subject to the rights of the holders of any New LP Senior Securities and the proportional rights of holders of New LP Parity Securities.
Voting Rights
Except as set forth in the New LP Partnership Agreement or as otherwise required by Bermuda law, the New LP Preferred Units will have no voting rights. However, New LP may not adopt an amendment to the New LP Partnership Agreement that has a material adverse effect on the powers, preferences, duties or special rights of the New LP Preferred Units unless such amendment (i) is approved by a resolution signed by the holders of New LP Preferred Units owning not less than the percentage of the New LP Preferred Units that would be necessary to authorize such action at a meeting of the New LP Preferred Unitholders at which all New LP Preferred Unitholders were present and voted or were represented by proxy or (ii) is passed by an affirmative vote of at least 66 2∕3% of the votes cast at a meeting of New LP Preferred Unitholders duly called for that purpose and at which the holders of at least 33 1∕3% of the outstanding New LP Preferred Units are present or represented by proxy or, if no quorum is present at such meeting, at an adjourned meeting at which the New LP Preferred Unitholders then present would form the necessary quorum. For the avoidance of doubt, for purposes of this voting requirement, any amendment to the New LP Partnership Agreement (i) relating to the issuance of additional limited partner interests (subject to the voting rights regarding the issuance of Parity Securities or Senior Securities discussed in “— Description of Class A Preferred Units — Unitholder Approval” above) or (ii) in connection with a merger or another transaction in which New LP is the surviving entity and the New LP Preferred Units remain outstanding with the terms thereof materially unchanged in any respect adverse to the holders of New LP Preferred Units, will be deemed to not materially adversely affect the terms of the New LP Preferred Units.
On any matter on which the holders of the New LP Preferred Units are entitled to vote as a series, such holders will be entitled to one vote per New LP Preferred Unit. The New LP Preferred Units held by the partnership or any of its subsidiaries or controlled affiliates will not be entitled to vote.
Further, unless New LP has received the affirmative vote or consent of the holders of at least 66 2∕3% of the outstanding New LP Class A Units, voting as a class together with holders of any other New LP Parity Securities upon which like voting rights have been conferred and are exercisable, New LP may not (i) create or issue any New LP Parity Securities if the cumulative distributions on New LP Class A Units or any New LP Parity Securities are in arrears or (ii) create or issue any New LP Senior Securities.

Distributions
General
Holders of New LP Preferred Units will be entitled to receive, when, as, and if declared by the New LP General Partner out of legally available funds for such purpose, cumulative quarterly cash distributions. Unless otherwise determined by the New LP General Partner, distributions on the New LP Preferred Units will be deemed to have been paid out of available cash with respect to the quarter ended immediately preceding the quarter in which the distribution is made.
Distributions on New LP Preferred Units will be cumulative from the date of original issue and will be payable quarterly in arrears (as described under “— Distribution Payment Dates”) commencing on    •   , 2021, when, as, and if declared by the New LP General Partner out of legally available funds for such purpose. A pro-rated initial distribution on the New LP Preferred Units will be paid on    •   , 2021 in an amount equal to approximately $   •    per New LP Preferred Unit.
The distribution rate for the New LP Preferred Units will be    •   % per annum of the $25.00 liquidation preference per unit (equal to $   •    per unit per annum). The distribution rate per annum may also increase by 5.00%, as described under “— Redemption — Optional Redemption upon a Change of Control Triggering Event” and “— Redemption — Optional Redemption upon a Delisting Transaction Triggering Event”.
Distribution Payment Dates
The “Distribution Payment Dates” for the New LP Preferred Units will be the last day of March, June, September and December, commencing on    •   , 2021. Distributions will accumulate in each such period from and including the preceding Distribution Payment Date or the initial issue date, as the case may be, to but excluding the applicable Distribution Payment Date for such period, and distributions will accrue on accumulated distributions at the applicable distribution rate. If any Distribution Payment Date otherwise would fall on a day that is not a Business Day, declared distributions will be paid on the immediately succeeding Business Day without the accumulation of additional distributions. Distributions on the New LP Preferred Units will be payable based on a 360-day year consisting of twelve 30-day months. “Business Day” means every day except Saturday or Sunday, or a day which is a statutory or civic holiday in Bermuda, the Province of Ontario or the State of New York.
Payment of Distributions
Not later than 5:00 p.m., Toronto time, on each Distribution Payment Date, New LP will pay quarterly distributions, if any, on the New LP Preferred Units that have been declared by the New LP General Partner to the New LP Preferred Unitholders as such holders’ names appear on New LP’s unit transfer books maintained by the registrar and transfer agent for New LP on the applicable record date. The record date for each distribution on the New LP Preferred Units will be the first Business Day of the month of the applicable Distribution Payment Date, except that in the case of payments of distributions in arrears, the record date with respect to a Distribution Payment Date will be such date as may be designated by the New LP General Partner in accordance with the New LP Partnership Agreement.
No distribution may be declared or paid or set apart for payment on any New LP Junior Securities (other than a distribution payable solely in New LP Junior Securities) unless full cumulative distributions have been or contemporaneously are being paid or provided for on all outstanding New LP Preferred Units and any New LP Parity Securities through the most recent respective distribution payment dates. Accumulated distributions in arrears for any past distribution period may be declared by the New LP General Partner and paid on any date fixed by the New LP General Partner, whether or not a Distribution Payment Date, to New LP Preferred Unitholders on the record date for such payment, which may not be less than 10 days before such distribution payment dates. To the extent a distribution period applicable to a class of New LP Junior Securities or New LP Parity Securities is shorter than the distribution period applicable to the New LP Preferred Units

(e.g., monthly rather than quarterly), the New LP General Partner may declare and pay regular distributions with respect to such New LP Junior Securities or New LP Parity Securities so long as, at the time of declaration of such distribution, (i) there are no New LP Preferred Unit distribution payments in arrears and (ii) the New LP General Partner expects to have sufficient funds to pay the full distribution in respect of the New LP Preferred Units on the next successive Distribution Payment Date.
Subject to the next succeeding sentence, if all accumulated distributions in arrears on all outstanding New LP Preferred Units and any New LP Parity Securities have not been declared and paid, or sufficient funds for the payment thereof have not been set apart, payment of accumulated distributions in arrears will be made in order of their respective distribution payment dates, commencing with the earliest distribution payment date. If less than all distributions payable with respect to all New LP Preferred Units and any New LP Parity Securities are paid, any partial payment will be made pro-rata with respect to the New LP Preferred Units and any New LP Parity Securities entitled to a distribution payment at such time in proportion to the aggregate amounts remaining due in respect of such New LP Preferred Units and New LP Parity Securities at such time.
New LP Preferred Unitholders will not be entitled to any distribution, whether payable in cash, property or units of New LP, in excess of full cumulative distributions. Except insofar as distributions accrue on the amount of any accumulated and unpaid distributions no interest or sum of money in lieu of interest will be payable in respect of any distribution payment which may be in arrears on the New LP Preferred Units.
Payment of Additional Amounts
New LP will make all payments on the New LP Preferred Units free and clear of and without withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments or governmental charges imposed or levied by or on behalf of any Relevant Taxing Jurisdiction (as defined under “— Redemption — Optional Redemption upon a Change in Tax Law”), unless such taxes, fees, duties, assessments or governmental charges are required to be withheld or deducted by (i) the laws (or any regulations or rulings promulgated thereunder) of any Relevant Taxing Jurisdiction or (ii) an official position regarding the application, administration, interpretation or enforcement of any such laws, regulations or rulings (including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in any Relevant Taxing Jurisdiction). If a withholding or deduction at source is required, New LP will, subject to certain limitations and exceptions described below, pay to the holders of the New LP Preferred Units such additional amounts as distributions as may be necessary so that every net payment made to such holders, after such withholding or deduction (including any such withholding or deduction from such additional amounts), will be equal to the amounts New LP would otherwise have been required to pay had no such withholding or deduction been required.
New LP will not be required to pay any additional amounts for or on account of:
(a)
any tax, fee, duty, assessment or governmental charge of whatever nature that would not have been imposed but for the fact that such holder was a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, the Relevant Taxing Jurisdiction or any political subdivision thereof or otherwise had some connection with the Relevant Taxing Jurisdiction other than by reason of the mere ownership of, or receipt of payment under, the New LP Preferred Units or any New LP Preferred Units presented for payment (where presentation is required for payment) more than 30 days after the Relevant Date (except to the extent that the holder would have been entitled to such amounts if it had presented such shares for payment on any day within such 30 day period). The “Relevant Date” means, in respect of any payment, the date on which such payment first becomes due and payable, but if the full amount of the moneys payable has not been received by the distribution disbursing agent on or prior to such due date, it means the first date on which the full amount of such moneys having been so received and being available for payment to holders and notice to that effect shall have been duly given to the holders of the New LP Preferred Units;

(b)
any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge or any tax, assessment or other governmental charge that is payable otherwise than by withholding or deduction from payment of the liquidation preference or of any distributions on the New LP Preferred Units;

(c)
any tax, fee, duty, assessment or other governmental charge that is imposed or withheld by reason of the failure by the holder of such New LP Preferred Units to comply with any reasonable request by New LP addressed to the holder within 90 days of such request (i) to provide information concerning the nationality, residence or identity of the holder or (ii) to make any declaration or other similar claim or satisfy any information or reporting requirement that is required or imposed by statute, treaty, regulation or administrative practice of the Relevant Taxing Jurisdiction as a precondition to exemption from all or part of such tax, fee, duty, assessment or other governmental charge;

(d)
any tax, fee, duty, assessment or governmental charge imposed under the Income Tax Act (Canada) or the Code; or

(e)
any combination of items (a), (b), (c) and (d).

In addition, New LP will not pay additional amounts with respect to any payment on the New LP Preferred Units to any holder that is a fiduciary, partnership, limited liability company or other pass through entity other than the sole beneficial owner of such New LP Preferred Units if such payment would be required by the laws of the Relevant Taxing Jurisdiction to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership, limited liability company or other pass through entity or a beneficial owner to the extent such beneficiary, partner or settlor would not have been entitled to such additional amounts had it been the holder of the New LP Preferred Units.
If there is a substantial probability that New LP or any entity formed by a consolidation, merger or amalgamation (or similar transaction) involving New LP or the entity to which New LP convey, transfer or lease substantially all of its properties and assets (a “Successor Entity”) would become obligated to pay any additional amounts as a result of a Change in Tax Law, New LP will also have the option to redeem the New LP Preferred Units as described in “— Redemption — Optional Redemption upon a Change in Tax Law”.
Redemption
Optional Redemption Upon a Change of Control Triggering Event
Upon the occurrence of a Change of Control Triggering Event, New LP may, at its option, redeem all but not less than all of the New LP Preferred Units within 90 days after the first date on which such Change of Control Triggering Event occurred, by paying $25.00 per New LP Preferred Unit, plus all accumulated and unpaid distributions to, but excluding, the redemption date, whether or not declared. New LP must provide not less than 30 days’ and not more than 60 days’ written notice of any such redemption. Any such redemption would be effected only out of funds legally available for such purpose and will be subject to compliance with the provisions of New LP’s outstanding indebtedness. If New LP does not give notice of redemption prior to the 61st day following the Change of Control Triggering Event to redeem all the outstanding New LP Preferred Units, the distribution rate per annum on the New LP Preferred Units will increase by 5.00% beginning on the 61st day following such Change of Control Triggering Event.
For the purposes of this Section:
“Change of Control” means the occurrence of either of the following after the original issue date of the New LP Preferred Units:
(a)
the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger, consolidation or business combination), in one or a series of related transactions, of all or substantially all of the properties or assets of New LP and its subsidiaries taken as a whole to any “person” (as that term is used in Section 13d-3 of the U.S. Exchange Act or any successor provision) other than any Continuing Brookfield Person; or
(b)
the consummation of any transaction (including, without limitation, any merger, consolidation or business combination) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the U.S. Exchange Act or any successor provision) other than any Continuing Brookfield Person becomes the beneficial owner (within the meaning of Rule 13d 3 of the U.S. Exchange Act or any successor provision), directly or indirectly, of a majority of the voting power of BPY’s Voting Stock.

“Change of Control Triggering Event” means the occurrence of a Change of Control following the consummation of which causes the New LP Preferred Units not to be listed on Nasdaq, the NYSE, or the TSX, or listed or quoted on an exchange or quotation system that is a successor to Nasdaq, the NYSE, or the TSX.
“Continuing Brookfield Person” means BAM, its direct and indirect subsidiaries, and their respective affiliates, and/or any of the foregoing.
“Voting Stock” of any person means capital stock of such person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such person, whether at all times or only for so long as no senior class of securities has such power by reason of any contingency; without limiting the foregoing, (i) if the person is a limited partnership, the “Voting Stock” will be determined with reference to each general partner of such person, (ii) if such person is a general partnership, the “Voting Stock” will be determined with reference to the general partner(s) that owns more than 50% of the interests of such general partnership, and (iii) if such person is a trust, the “Voting Stock” will be determined with reference to the majority of the trustees of such trust.
Optional Redemption Upon a Delisting Transaction Triggering Event
Upon the occurrence of a Delisting Transaction Triggering Event, New LP may, at its option, redeem all but not less than all of the New LP Preferred Units within 90 days after the first date on which such Delisting Transaction Triggering Event occurred, by paying $25.00 per New LP Preferred Unit, plus all accumulated and unpaid distributions to, but excluding, the redemption date, whether or not declared. New LP must provide not less than 30 days’ and not more than 60 days’ written notice of any such redemption. Any such redemption would be effected only out of funds legally available for such purpose and will be subject to compliance with the provisions of New LP’s outstanding indebtedness. If New LP does not give notice of redemption prior to the 61st day following the Delisting Transaction Triggering Event to redeem all of the outstanding New LP Preferred Units, the distribution rate per annum on the New LP Preferred Units will increase by 5.00% beginning on the 61st day following such Delisting Transaction Triggering Event, provided that if the New LP Preferred Units are subsequently listed on either Nasdaq, the NYSE or the TSX, the distribution rate per annum on the New LP Preferred Units will reset to    •   %.
For the purposes of this Section:
“Delisting Transaction Triggering Event” means the date on which the New LP Preferred Units are no longer listed on Nasdaq, the NYSE, or the TSX, or listed or quoted on an exchange or quotation system that is a successor to Nasdaq, the NYSE, or the TSX.
Optional Redemption Upon a Ratings Event
Prior to    •   , 2026, at any time within 120 days after the conclusion of any review or appeal process instituted by BPY following the occurrence of a Ratings Event (as defined below), New LP may, at its option, redeem the New LP Preferred Units in whole, but not in part, at a redemption price in cash per New LP Preferred Unit equal to $25.50 (102% of the liquidation preference of $25.00) plus an amount equal to all accumulated and unpaid distributions thereon to, but excluding, the date fixed for redemption, whether or not declared. Any such redemption would be effected only out of funds legally available for such purpose and would be subject to compliance with the provisions of the instruments governing New LP’s outstanding indebtedness.

For the purposes of this Section:
“Equity Credit” for the purposes of the New LP Preferred Units means the dollar amount or percentage in relation to the stated liquidation preference amount of $25.00 per New LP Preferred Unit assigned to the New LP Preferred Units as equity, rather than debt, by a Rating Agency in evaluating the capital structure of an entity.
“Rating Agency” means (a) S&P and (b) if S&P ceases to rate the New LP Preferred Units or fails to make a rating of the New LP Preferred Units, as the case may be, for reasons outside of New LP’s control, for New LP Preferred Units, a “nationally recognized statistical rating organization” as defined in Section 3(a)(62) under the Securities Exchange Act selected by the New LP General Partner as a replacement agency for S&P.
“Ratings Event” means a change by any Rating Agency to its equity credit criteria for securities such as the New LP Preferred Units, as such criteria are in effect as of the original issue date of the New LP Preferred Units (the “current criteria”), which change results in (i) any shortening of the length of time for which the current criteria are scheduled to be in effect with respect to the New LP Preferred Units, or (ii) a lower Equity Credit being given to the New LP Preferred Units than the Equity Credit that would have been assigned to the New LP Preferred Units by such Rating Agency pursuant to its current criteria.
“S&P” means S&P Global Ratings, a division of S&P Global Inc.
Optional Redemption Upon a Change in Tax Law
New LP will have the option to redeem the New LP Preferred Units, in whole and not in part, at a redemption price of $25.00 per New LP Preferred Unit, if as a result of a Change in Tax Law there is, in New LP’s reasonable determination, a substantial probability that New LP or any Successor Entity would become obligated to pay any additional amounts on the next succeeding distribution payment date with respect to the New LP Preferred Units and the payment of those additional amounts cannot be avoided by the use of any reasonable measures available to New LP or any Successor Entity (a “Tax Event”). New LP must provide not less than 30 days’ and not more than 60 days’ written notice of any such redemption. Any such redemption would be effected only out of funds legally available for such purpose and will be subject to compliance with the provisions of New LP’s outstanding indebtedness.
“Change in Tax Law” means (i) a change in or amendment to laws, regulations or rulings of any Relevant Taxing Jurisdiction, (ii) a change in the official application or interpretation of those laws, regulations or rulings, (iii) any execution of or amendment to any treaty affecting taxation to which any Relevant Taxing Jurisdiction is party or (iv) a decision rendered by a court of competent jurisdiction in any Relevant Taxing Jurisdiction, whether or not such decision was rendered with respect to BPY, in each case described in (i)-(iv) above occurring after the date of this prospectus supplement; provided that in the case of a Relevant Taxing Jurisdiction other than Bermuda in which a successor company is organized, such Change in Tax Law must occur after the date on which New LP consolidates, merges or amalgamates (or engages in a similar transaction) with the successor entity, or conveys, transfers or leases substantially all of its properties and assets to the successor entity, as applicable.
“Relevant Taxing Jurisdiction” means (i) Bermuda or any political subdivision or governmental authority of or in Bermuda with the power to tax, (ii) any jurisdiction from or through which New LP or New LP’s distribution disbursing agent are making payments on the New LP Preferred Units or any political subdivision or governmental authority of or in that jurisdiction with the power to tax or (iii) any other jurisdiction in which the New LP or a successor entity is organized or generally subject to taxation or any political subdivision or governmental authority of or in that jurisdiction with the power to tax.
Optional Redemption on or after    •   , 2026
Any time on or after    •   , 2026, New LP may redeem, at its option, in whole or in part, the New LP Preferred Units at a redemption price in cash equal to $25.00 per New LP Preferred Unit plus an amount equal to all accumulated and unpaid distributions thereon to, but excluding, the date of redemption, whether or not declared. New LP may undertake multiple partial redemptions. Any such redemption would be effected only out of funds legally available for such purpose and would be subject to compliance with the provisions of the instruments governing New LP’s outstanding indebtedness.
New LP may also redeem the New LP Preferred Units under the terms set forth under “— Optional Redemption upon a Change of Control Triggering Event” and “— Optional Redemption upon a Delisting Transaction Triggering Event.”
Substitution or Variation
At any time following a Tax Event, New LP may, without the consent of any New LP Preferred Unitholders, vary the terms of the New LP Preferred Units such that they remain securities, or exchange the New LP Preferred Units with new securities, which would eliminate the substantial probability that New LP or any Successor Entity would be required to pay any additional amounts with respect to the New LP Preferred Units as a result of a Change in Tax Law. The terms of the varied securities or new securities considered in the aggregate cannot be less favorable to holders than the terms of the New LP Preferred Units prior to being varied or exchanged; provided that no such variation of terms or securities received in exchange shall change the specified denominations of, dividend payable on, the redemption dates (other than any extension of the period during which an optional redemption may not be exercised by BPY) or currency of the New LP Preferred Units, reduce the liquidation preference thereof, lower the ranking in right of payment with respect to the payment of distributions or the distribution of assets upon liquidation, dissolution or winding up of the New LP Preferred Units, or change the foregoing list of items that may not be so amended as part of such variation or exchange. Further, no such variation of terms or securities received in exchange shall impair the right of a holder of the securities to institute suit for the payment of any amounts due, but unpaid with respect to such holder’s securities.
Prior to any variation or exchange, New LP shall be required to receive an opinion of independent legal advisers to the effect that holders and beneficial owners of the New LP Preferred Units (including as holders and beneficial owners of the varied or exchanged securities) will not recognize income, gain or loss for United States or Canadian federal income tax purposes as a result of such variation or exchange and will be subject to United States or Canadian federal income tax on the same amounts, in the same manner and at the same times as would have been the case had such variation or exchange not occurred.

SOURCE OF TRANSACTION CONSIDERATION
The Purchaser Parties estimate that the total amount of funds required to complete the Transaction and pay related fees and expenses will be approximately $3.6 billion.
The Purchaser Parties intend to pay such amount using cash on hand and available liquidity. As of the date of this document, no alternative financing arrangements or alternative financing plans have been made in the event the necessary cash is not available as anticipated.

BENEFICIAL OWNERSHIP OF AND TRADING IN SECURITIES
Beneficial Ownership
Other than as disclosed below, none of the Purchaser Parties or their managers, affiliates or related parties, any director or senior officer of any such person or majority-owned subsidiary of any such person or, to the knowledge of such persons after reasonable enquiry: (a) any associate or affiliate (both as defined in the U.S. Securities Act) of an insider (as defined in the U.S. Securities Act) of the Purchaser Parties; (b) any insider of the Purchaser Parties (other than a director or officer of the Purchaser Parties); or (c) any person acting jointly or in concert with the Purchaser Parties, beneficially owns, directly or indirectly, or exercises control or direction over, any of the securities of BPY.
The Purchaser Parties beneficially owns an aggregate of 146,596,646 BPY Units, being approximately 33.6% of the outstanding BPY Units representing an aggregate voting interest at the Meeting of approximately 33.6% in BPY.
The following table sets out the number of BPY Units beneficially owned, directly or indirectly, by each director, senior officer and affiliate of the Purchaser Parties and BPY as of April 9, 2021:
Name	Relationship with BPY or the Purchaser Parties	# of BPY Units Beneficially Owned(1)	# of Redemption- Exchange Units Beneficially Owned(1)	# of Unit Options Beneficially Owned(1) (2) (6)	Total # of BPY Units Beneficially Owned(1)	% of Outstanding BPY Units Beneficially Owned(1)(3)
BPO ETS Inc. Head Office Address: Suite 300, Brookfield Place, 181 Bay Street, Toronto, Ontario, Canada M5J 2T3	Affiliate	45	—	—	45	—(7)
BAM(4)(5) Head Office Address: Suite 300, Brookfield Place, 181 Bay Street, Toronto, Ontario, Canada M5J 2T3	Affiliate	146,596,646	451,365,017	—	597,961,663	67.37%
Brian W. Kingston(8)	Chief Executive Officer of Brookfield Property Group and Managing Partner of BAM	210,000(11)	—	—	210,000	0.05%
Bryan K. Davis(8)	Chief Financial Officer of Brookfield Property Group	121,237(12)	—	9,585	130,822	0.03%
A. Douglas McGregor(8)	Director of the BPY General Partner	21,810	—	—	21,810	0.01%
Caroline Atkinson(8)	Director of the BPY General Partner	8,750	—	—	8,750	—(7)
Jeffrey M. Blidner(8)	Director of the BPY General Partner; Director, Vice Chair, and Managing Partner of BAM	50,316	—	—	50,316	0.01%
Lars Rodert(8)	Director of the BPY General Partner	45,000	—	—	45,000	0.01%

Name	Relationship with BPY or the Purchaser Parties	# of BPY Units Beneficially Owned(1)	# of Redemption- Exchange Units Beneficially Owned(1)	# of Unit Options Beneficially Owned(1) (2) (6)	Total # of BPY Units Beneficially Owned(1)	% of Outstanding BPY Units Beneficially Owned(1)(3)
Louis J. Maroun(8)	Director of the BPY General Partner	50,000	—	—	50,000	0.01%
Omar Carneiro da Cunha(8)	Director of the BPY General Partner	17,630	—	—	17,630	—(7)
Michael J. Warren(8)	Director of the BPY General Partner	—	—	—	—	—
Stephen DeNardo(8)	Director of the BPY General Partner	58,251	—	—	58,251	0.01%
Soon Young Chang(8)	Director of the BPY General Partner	—	—	—	—	—
Justin B. Beber(8)	Managing Partner, Head of Corporate Strategy and Chief Legal Officer of BAM	15,900	—	—	15,900	—(7)
Jack L. Cockwell(8)	Director of BAM	657,196	—	—	990,106(9)	0.23%
Marcel R. Coutu(8)	Director of BAM	26,800	—	—	26,800	0.01%
Bruce Flatt(8)	Chief Executive Officer, Managing Partner and Director of BAM	545,785	—	—	545,785	0.13%
Brian D. Lawson(8)	Vice Chair of BAM and director of BAM Partners	107,234	—	—	107,234	0.02%
The Hon. Frank J. McKenna(8)	Director and Chair of BAM	10,000	—	—	10,000	—(7)
Lori Anne Pearson(8)	Managing Partner and Chief Operating Officer of BAM	7,850	—	—	7,850	—(7)
Diana L. Taylor(8)	Director of BAM	1,000	—	—	1,000	—(7)
Seek Ngee Huat(8)	Director of BAM	—	—	—	—	—
Lord Augustine Thomas O’Donnell(8)	Director of BAM	—	—	—	—	—
Rafael Miranda(8)	Director of BAM	—	—	—	—	—
Howard S. Marks(8)	Director of BAM	—	—	—	—	—
Maureen Kempston Darkes(8)	Director of BAM	—	—	—	—	—
Murilo Ferreira(8)	Director of BAM	—	—	—	—	—
Angela F. Braly(8)	Director of BAM	—	—	—	—	—
M. Elyse Allan(8)	Director of BAM	—	—	—	—	—
Janice Fukakusa(8)	Director of BAM	—	—	—	—	—
Hutham S. Olayan(8)	Director of BAM	—	—	—	—	—
Nicholas H. Goodman(8)	Managing Partner and Chief Financial Officer of BAM	—	—	—	—	—

Name	Relationship with BPY or the Purchaser Parties	# of BPY Units Beneficially Owned(1)	# of Redemption- Exchange Units Beneficially Owned(1)	# of Unit Options Beneficially Owned(1) (2) (6)	Total # of BPY Units Beneficially Owned(1)	% of Outstanding BPY Units Beneficially Owned(1)(3)
Cyrus Madon(8)	Chief Executive Officer — Private Equity and Managing Partner of BAM	—	—	—	—	—
Craig Noble(8)	Chief Executive Officer — Alternative Investments and Managing Partner of BAM	—	—	—	—	—
Samuel J.B. Pollock(8)	Chief Executive Officer — Infrastructure and Managing Partner of BAM	—	—	—	—	—
Sachin G. Shah(8)	Chief Investment Officer and Managing Partner of BAM	—	—	—	—	—
Connor D. Teskey	Chief Executive Officer — Renewable Power of BAM	—	—	—	—	—
Michelle Campbell(8)	Senior Vice President of Purchaser Sub	2,703(10)	—	1,539	4,242	—(7)
Brett Fox(8)	Director and Managing Partner of Purchaser Sub	—	—	1,055	1,055	—(7)
Kathy Sarpash(8)	Director and Senior Vice President of Purchaser Sub	1,300	—	—	1,300	—(7)
Valerie Tso(8)	Vice President of Purchaser Sub	—	—	—	—	—
Allen Yi(8)	Director and Senior Vice President of Purchaser Sub	308(10)	—	—	308	—(7)

Notes:
(1)
For purposes of this table, beneficial ownership (as determined under Rule 13d-3 promulgated under the U.S. Exchange Act) means sole or shared power to vote or direct the voting of a security, or sole or shared investment power with respect to a security (i.e., the power to dispose, or direct a disposition, of a security).

(2)
Assumes the full exercise of vested Unit Options for BPY Units.

(3)
Percentages are based on 436,184,062 BPY Units outstanding on April 9, 2021 plus, as to the holder thereof only and no other person or entity, the number of BPY Units, if any, that the person or entity has the right to acquire within 60 days from April 9, 2021.

(4)
BAM Partners is the trustee of the BAM Partnership, which is the sole owner of BAM Class B Shares. The BAM Class B Shares entitle BAM Partners to appoint one half of the board of directors of BAM. The voting interests in BAM Partners are held as follows: one-third by Jack Cockwell, one-third by Bruce Flatt, and one-third jointly by Brian Kingston, Brian Lawson, Cyrus Madon, Sam Pollock and Sachin Shah. BAM Partners will vote the BAM Class B Shares held by the BAM Partnership with no single individual or entity controlling BAM Partners. Neither the BAM Partnership nor BAM Partners beneficially own any other securities.

(5)
BAM also beneficially owns 3,036,315 BPYU Shares. Assuming the exchange of these 3,036,315 BPYU Shares into BPY Units, BAM would beneficially own 149,632,961 BPY Units (or 34.07% of the outstanding BPY Units). On a fully exchanged basis, BAM beneficially owns 62.27% of the outstanding BPY Units. BAM also owns 138,875 general partnership units of BPY.

(6)
The figure in this column represents the number of BPY Units the holder of the Unit Options would be entitled to acquire assuming the full exercise of its vested in-the-money Unit Options. As of April 9, 2021, Bryan K. Davis holds 1,380,260 Unit Options, Brett Fox holds 311,512 Unit Options and Michelle Campbell holds 199,034 Unit Options.

(7)
This percentage is 0.00% when rounded to two decimal places.

(8)
The address of this director and/or officer (as applicable) is listed in Appendix J hereto.

(9)
As of April 9, 2021, Mr. Cockwell beneficially owns 332,910 Exchange LP Units.

(10)
As of April 9, 2021, Michelle Campbell beneficially owns 2,703 unvested restricted shares and Allen Yi beneficially owns 211 vested restricted shares and 53 unvested restricted shares.

(11)
Brian W. Kingston also beneficially owns 235,000 BPYU Shares. Assuming the exchange of these 235,000 BPYU Shares into BPY Units, Brian W. Kingston would beneficially own 445,000 BPY Units (or 0.10% of the outstanding BPY Units).

(12)
Bryan K. Davis also beneficially owns 100,000 BPYU Shares. Assuming the exchange of these 100,000 BPYU Shares into BPY Units, Bryan K. Davis would beneficially own 230,822 BPY Units (or 0.05% of the outstanding BPY Units).

ARRANGEMENTS, AGREEMENTS OR UNDERSTANDINGS; OTHER BENEFITS
TO INSIDERS, AFFILIATES AND ASSOCIATES
The information set forth in Item 10.B. “Memorandum and Articles of Association — Description of Our LP Units, Preferred Units and Our Limited Partnership Agreement” in the BPY Annual Report is incorporated herein by reference. Other than (i) as set forth below, (ii) as set forth in BPY’s Certificate of Registration, as amended, and the Second Amended and Restated Limited Partnership Agreement of BPY, as amended, (iii) the purchase of BPY Units pursuant to the 2020 NCIB and securities issued, purchased or sold pursuant to the exercise of employee Unit Options or in connection with BPY’s security-based compensation arrangements, and (iv) as otherwise described in the this Document, BPY has no commitments to purchase Units and, except as disclosed in this Document, neither BPY, nor to the best of BPY’s knowledge, after reasonable inquiry, any Purchaser Party, is a party to any agreement, arrangement, commitment or understanding with respect to securities of BPY and there are no agreements, commitments or understandings made or proposed to be made between BPY and a holder of any securities of BPY in relation to the Transaction.
Unit Option Plans
BPY’s Unit Option Plan and BPY’s Unit Option Plan (Canada) (collectively, the “Unit Option Plans”) allow for the issuance of up to 22 million BPY Units, representing approximately 2.29% of the number of outstanding BPY Units (on a fully exchanged basis) as at April 9, 2021. In the event that BPY Units are issued to a participant upon the exercise of an option or share appreciation right under the Unit Option Plans, the number of BPY Units issued to the participant in respect of the in-the-money amount of the option will be deducted from the maximum number of BPY Units issuable under the Unit Option Plans.
The maximum number of BPY Units issuable to any one person under each of the Unit Option Plans is 5% of the outstanding BPY Units (on a non-diluted basis) less the aggregate number of BPY Units reserved for issuance to such person under any other security-based compensation arrangement of BPY. The number of BPY Units issuable to insiders, at any time, under the Unit Option Plan and all other security-based compensation arrangements of BPY cannot exceed 10% of the issued and outstanding BPY Units. The number of BPY Units issued to insiders, within any one-year period, under the Unit Option Plans and all other security-based compensation arrangements of BPY cannot exceed 10% of the issued and outstanding BPY Units.
Eligible participants under the Unit Option Plans are directors, officers and employees of BPY or any affiliate of BPY and any other persons so designated by the BPY Board of Directors, subject to applicable laws and regulations.
As at April 9, 2021, there are outstanding Unit Options to acquire up to 131,872 BPY Units, representing approximately 0.01% of the number of outstanding BPY Units (on a fully exchanged basis) as at April 9, 2021, which were granted to certain employees and former employees of GGP Inc. in connection with the closing of the acquisition of GGP Inc. The Unit Options were granted in substitution for the options to acquire shares of GGP Inc. held by the employees and former employees of GGP Inc. The terms of those Unit Options are based on the terms applicable to the options of GGP Inc. that were substituted in connection with the acquisition.
Restricted Unit Plan — United States
BPY’s Restricted BPY LP Unit Plan provides for awards to participants of Restricted BPY Units, which are Units purchased by a trustee in the open market that are subject to vesting, forfeiture and transfer restrictions. Restricted BPY Units awarded generally vest over a period of five years, except as otherwise determined, and Restricted BPY Units awarded in lieu of a cash bonus as elected by the participant generally vest immediately.
Eligible participants under BPY’s Restricted BPY LP Unit Plan include officers and employees of BPY or any affiliate of BPY.

Restricted Unit Plan — Canada
The Restricted BPY LP Unit Plan (Canada) is substantially similar to the Restricted BPY LP Unit Plan described above, except that it is for Canadian employees, there is a five-year hold period, and purchases of Units are generally made on the TSX instead of Nasdaq.
Director Unit Ownership Requirements
Directors of BPY that are not employed by BAM or its affiliates (“outside directors”) are expected to hold sufficient Units or BPYU Shares such that the acquisition costs of such securities held by such directors are equal to at least two times their annual retainer, as determined by the Board of Directors from time to time. Outside directors are required to purchase Units or BPYU Shares on an annual basis in an amount not less than 20% of the minimum economic ownership requirement until the requirement is met. Generally, outside directors are required to achieve this minimum economic ownership within five years of joining the Board of Directors, subject to changes in the annual retainer fee.
Registration Rights Agreement
BPY has entered into a registration rights agreement, dated April 10, 2013, with BAM pursuant to which BPY has agreed that, upon the request of BAM, BPY will file one or more registration statements to register for sale, under the U.S. Securities Act or one or more prospectuses to qualify the distribution in Canada, any of BPY’s Units held by BAM.
AO LTIP Units
Appreciation-only long-term incentive plan units of the Property Partnership were granted to certain employees and former employees of GGP Inc. Each such unit vests within ten years of its original grant date by GGP Inc. Both vested and unvested units are entitled to distributions by the Property Partnership. Vested units are convertible at the option of the holder into a number of REUs based on the increase in value of the BPY Units from the date of the grant to the date of conversion.
FV LTIP Units
Full-value long-term incentive plan units of the Property Partnership may be granted from time to time pursuant to the unit plan of the Property Partnership for such units. Unless otherwise provided in the respective award agreement, full-value long-term incentive plan units fully vest on grant for such units granted in lieu of a cash bonus or vest 20% annually over a period of five years, subject to continued service. Both vested and unvested units are entitled to distributions by the Property Partnership. Vested units which are “booked up” and held for at least two years are redeemable by the holder for either cash or an equal number of Units or BPYU Shares.
Escrowed Shares
Certain employees or former employees of BPY or an affiliate of BPY hold common shares (“Escrowed Shares”) of a private escrow company. The escrow company is capitalized with common shares and preferred shares issued to BAM and holds BPY Units. Distributions paid to the escrow company on the BPY Units held by the escrow company are used to pay dividends on the preferred shares which are held by BAM. Escrowed Shares typically vest 20% each year commencing on the date of the first anniversary of the award date. Each holder may exchange vested Escrowed Shares for BPY Units or cash, at the election of BAM, no more than 10 years from the award date. The value of the consideration issued to a holder on an exchange is equal to the increase in value of the BPY Units held by the escrow company.
Preferred Units of the Property Partnership
Property Partnership Units are exchangeable at the option of the holder into BPY Units at a price of US$25.70 per BPY Unit (subject to adjustment from time to time) and were issued on December 4, 2014 in three tranches of US$600 million each, with an average dividend yield of 6.5% and maturities of seven, ten and twelve years. BPY can effectively require a holder of Property Partnership Units to exchange the Property

Partnership Units into BPY Units as long as BPY Units are trading at or above 125%, 130% and 135%, respectively, of the exchange price. Upon maturity, the Property Partnership Units that remain outstanding will be redeemed in exchange for BPY Units valued at the 20-day, volume-weighted average trading price at such time. To the extent that the market price of BPY Units is less than 80% of the exchange price at maturity, BAM has contingently agreed to acquire the seven-year and ten-year tranches of Property Partnership Units from the holder of Property Partnership Units for the initial issuance price plus accrued and unpaid distributions and to exchange such units for Units with terms and conditions substantially similar to the twelve-year tranche. BAM has also agreed with the New LP Preferred Unitholder to grant BAM the right to purchase all or any portion of the Property Partnership Units held by the New LP Preferred Unitholder at maturity, and to grant the New LP Preferred Unitholder the right to sell all or any portion of the Property Partnership Units held by the New LP Preferred Unitholder at maturity, in each case at a price equal to the issue price for such Property Partnership Units plus accrued and unpaid dividends.
Redemption-Exchange Units of the Property Partnership
The holders of Redemption-Exchange Units of the Property Partnership have the right to require the Property Partnership to redeem all or a portion of the Redemption-Exchange Units for either (a) cash in an amount equal to the market value of one of BPY Units multiplied by the number of Units to be redeemed (subject to certain adjustments) or (b) such other amount of cash as may be agreed by the relevant holder and the Property Partnership, subject to BPY’s right to acquire such interests (in lieu of redemption) in exchange for BPY Units. Taken together, the effect of the redemption right and the right of exchange is that the holders of Redemption-Exchange Units will receive BPY Units, or the value of such Units, at the election of BPY.
Exchange LP Units and the Support Agreement
In connection with the acquisition of the common shares of Brookfield Office Properties Inc. (“BPO”) held by the public in 2014, Canadian residents had the option to receive Exchange LP Units instead of BPY Units in exchange for their common shares of BPO. Holders of Exchange LP Units are entitled to receive distributions economically equivalent to the distributions, if any, paid from time to time by BPY on BPY Units.
Holders of Exchange LP Units are entitled at any time to retract (i.e., to require Exchange LP to redeem) any or all Exchange LP Units held by them and to receive in exchange one BPY Unit per Exchange LP Unit plus the full amount of all declared and unpaid distributions on the Exchange LP Units and all distributions declared on the BPY Units that have not yet been declared or paid on the Exchange LP Units, if any. Instead of Exchange LP redeeming the retracted units, BPY has a call right to purchase all but not less than all of the units covered by the retraction request.
Exchange LP has the right to redeem all of the then outstanding Exchange LP Units for a purchase price equal to one BPY Unit for each outstanding Exchange LP Unit plus declared and unpaid distributions, if any. The redemption date may be accelerated if certain conditions are met. As an alternative to Exchange LP exercising its redemption right, BPY can require that each holder of Exchange LP Units sell all the Exchange LP Units held by such holder to BPY on the redemption date upon payment by BPY to such holder of the purchase price for such Exchange LP Units.
Under the Support Agreement, BPY has covenanted that, so long as such Exchange LP Units not owned by BPY or its subsidiaries are outstanding, BPY will, among other things: (a) not declare or pay any distribution on BPY Units unless (i) on the same day Exchange LP declares or pays, as the case may be, an equivalent distribution on the Exchange LP Units and (ii) Exchange LP has sufficient money to pay such distribution; (b) take actions reasonably necessary to ensure that the declaration date, record date and payment date for distributions on the Exchange LP Units are the same as those for any corresponding distributions on BPY Units; and (c) take all actions reasonably necessary to enable Exchange LP to pay the liquidation amount, the retraction price or the redemption price to the holders of the Exchange LP Units in the event of a liquidation, dissolution or winding up of Exchange LP, a retraction request by a holder of Exchange LP Units or a redemption of Exchange LP Units, as the case may be.
The Support Agreement also provides that, without the prior approval of Exchange LP and the holders of Exchange LP Units, BPY will not distribute BPY Units or rights to subscribe for BPY Units or other property or assets to all or substantially all of BPY’s holders, change any of the rights, privileges or other terms of BPY Units, or change the then outstanding number of BPY Units into a lesser or greater number, unless the same or an equivalent distribution on, or change to, the Exchange LP Units is made simultaneously. In the event of any proposed cash offer, share exchange offer, issuer bid, take-over bid or similar transaction affecting BPY Units, BPY and Exchange LP will use reasonable best efforts to take all actions necessary or desirable to enable holders of Exchange LP Units to participate in such transaction to the same extent and on an economically equivalent basis as BPY holders.
Distribution Reinvestment Plans
BPY had a distribution reinvestment plan for holders of BPY Units resident in Canada and the United States, which was terminated on    •   , 2021. Prior to termination, holders of BPY Units who were not resident in Canada or the United States could participate in the distribution reinvestment plan provided that there were not any laws or governmental regulations that would limit or prohibit them from doing so. Pursuant to the distribution reinvestment plan, holders of BPY Units could elect to have distributions paid on BPY Units held by them automatically reinvested in additional BPY Units in accordance with the terms of the plan. Distributions to be reinvested in BPY Units under the distribution reinvestment plan were reduced by the amount of any applicable withholding tax. The Property Partnership has a corresponding distribution reinvestment plan in respect of distributions made to BPY and to holders of the Redemption-Exchange Units which was terminated on    •   , 2021.
BPYU Shares
In accordance with the BPYU Certificate of Incorporation, holders of BPYU Shares have the right to exchange all or a portion of their BPYU Shares for cash at a price equal to the value of an equivalent number of BPY Units, subject to adjustment in the event of certain dilutive or other capital events by BPY or BPYU. BPY may elect to satisfy BPYU’s exchange obligation by exchanging all of the BPYU Shares tendered for BPY Units on a one-for-one basis. This initial one-for-one conversion factor is subject to adjustment in the event of certain dilutive or other capital events by BPY or BPYU. If BPY exercises its right to deliver BPY Units and acquire the BPYU Shares, such BPYU Shares will automatically be converted into Class B Stock of BPYU upon such exchange. As of April 9, 2021, there were 38,649,246 BPYU Shares outstanding, all which are exchangeable on a one for one basis into BPY Units.
The Rights Agreement
Pursuant to the rights agreement, dated as of April 27, 2018, by and between BAM and Wilmington Trust, National Association (the “Rights Agreement”), BAM has agreed that, in the event that, on the applicable specified exchange date with respect to any subject BPYU Shares, (i) BPYU has not satisfied its obligation under the BPYU Certificate of Incorporation by delivering the cash amount and (ii) BPY has not, upon its election in its sole and absolute discretion, acquired such subject BPYU Shares from the holder thereof and delivered the requisite number of BPY Units, BAM will satisfy, or cause to be satisfied, the obligations pursuant to the BPYU Certificate of Incorporation to exchange such subject BPYU Shares for the requisite number of BPY Units or the cash amount. The Rights Agreement will terminate in 2038, unless otherwise terminated or extended pursuant to its terms.
Canadian Purchase Transactions
Prior to closing of the Transaction but after the Election deadline, BAM may, in consensual transactions distinct from the Transaction (the “Canadian Purchase Transactions”), acquire Units from up to five Canadian corporations that are not exempt from tax (the “Canadian Taxable Holders”), which may include corporations controlled by directors and/or officers of Brookfield, and that would be interested in receiving in exchange for their Units, unlisted exchangeable LP units (“BAM Exchange LP Units”) of a BAM subsidiary (“BAM Exchange LP”) that will not be exchangeable for BAM Shares for 24 months following closing of the Canadian Purchase Transactions.
The Canadian Taxable Holders or their shareholders have been long term investors in BPY, including BPY’s predecessors, and may elect to have their Units acquired in the Canadian Purchase Transactions in order to achieve financial and estate planning objectives as Canadian residents. Any Canadian Taxable Holder who intends to dispose of Units in the Canadian Purchase Transactions will be excluded from the votes counted towards meeting the Majority of the Minority Threshold.
Pursuant to the Canadian Purchase Transactions, the Canadian Taxable Holders will receive (i) an amount of BAM Exchange LP Units equal to the number of BAM Shares a BPY Unitholder that elected to receive the Default Consideration would receive in the Transaction (after pro ration) and (ii) the amount of cash and New LP Preferred Units a BPY Unitholder that elected to receive the Default Consideration would receive in the Transaction (after pro ration); provided, that the Canadian Taxable Holders will be able to elect, for up to approximately 22 million aggregate Units held by the Canadian Taxable Holders, to receive in lieu of the consideration described in the foregoing clause (ii), additional BAM Exchange LP Units equal to the amount of cash and liquidation value of the New LP Preferred Units described in the foregoing clause (ii) divided by a price that is equal to the greater of (x) $45.67, and (y) the 5-day volume weighted average trading price of a BAM Share on the NYSE immediately preceding the Election deadline. As the Canadian Purchase Transactions are distinct transactions from the Transaction, the issuance of additional BAM Exchange LP Units pursuant to the Canadian Purchase Transactions will not affect the Total BAM Share Consideration, the Total Cash Consideration or the Threshold New LP Preferred Unit Consideration available under the Transaction.
* * *
The summaries of certain of the material terms of each of the agreements and arrangements discussed above are qualified in their entirety by reference to the full text of each such agreement and arrangement, as applicable, copies of which are available electronically on EDGAR at www.sec.gov and/or on BPY’s SEDAR profile at www.sedar.com.

EXPENSES OF THE TRANSACTION
The Purchaser Parties estimate that the following expenses in the aggregate amount of $   •    will be incurred by the Purchaser Parties and/or one or more of their affiliates in connection with the Transaction, including legal, financial advising, accounting, filing and printing costs, the Depositary fees, the information agent fees, the cost of preparation and mailing of the Document, the fees in respect of the Valuations, and fees or expenses in connection with the Transaction:
Description	Amount to be Paid
SEC filing fee		$560,951.24
Printing, proxy solicitation and mailing expenses	$	•
Financial, legal, accounting, and other advisory fees	$	•
Miscellaneous expenses	$	•
Total	$	•
BPY estimates that the following expenses in the aggregate amount of $   •    will be incurred by BPY in connection with the Transaction:
Description	Amount to be Paid
Legal and Financial Advisory Fees and Expenses	$	•
Printing and Mailing Costs	$	•
Filing Fees	$	•
Miscellaneous	$	•
Total	$	•
DEPOSITARY
The Purchaser Parties have engaged AST Trust Company (Canada) to act as the Depositary for the Transaction. The Depositary may contact shareholders by mail, telephone and facsimile and may request banks, brokers, investment dealers and other nominees to forward materials relating to the Transaction to beneficial owners of Units. The Depositary will receive reasonable and customary compensation from the Purchaser Parties for its services in connection with the Transaction, will be reimbursed for certain out of pocket expenses and will be indemnified against certain liabilities and expenses in connection with the Transaction.
Questions and requests for assistance concerning the Transaction may be directed to the Depositary. Contact details for such persons may be found on the back page of this document. Additional copies of this document and related materials may be obtained without charge on request from the Depositary at its offices specified on the back page of this document. Copies of this document and related materials may also be found on SEDAR at www.sedar.com and on EDGAR at www.sec.gov.
Except as expressly set forth in this document, no broker, investment dealer, bank or trust company shall be deemed to be an agent of the Purchaser Parties or the Depositary for the purposes of the Transaction.
DIRECTORS’ AND OFFICERS’ LIABILITY INSURANCE
BPY maintains directors and officers insurance under policies arranged by BAM with a combined annual limit of $175,000,000 subject to a corporate deductible of $2,500,000 per loss ($500,000 for certain of BPY’s U.S. subsidiaries). The limit is not exclusive to each corporation insured under the policies. Under this insurance coverage, BPY is reimbursed for indemnity payments made to directors or officers as required or permitted by law or under provisions of its by-laws as indemnity for losses, including legal costs, arising from acts, errors or omissions committed by directors and officers during the course of their duties as such. This insurance also provides coverage to individual directors and officers without any deductible if they are not able to be indemnified by BPY. The insurance coverage for directors and officers has certain exclusions, including, but not limited to, those acts determined to be deliberately fraudulent or dishonest or to have resulted in personal profit or advantage.

INTEREST OF MANAGEMENT AND OTHERS IN MATERIAL TRANSACTIONS
Other than as described in the “Special Factors — Interests of Certain Persons in the Transaction”, as of April 26, 2021, no director, senior officer or associate of a director or senior officer nor, to the knowledge of BPY’s directors or senior officers after having made reasonable inquiry, any person or company who beneficially owns, directly or indirectly, voting securities of BPY carrying more than 10% of the voting rights attached to any class of voting securities of BPY outstanding at the date hereof, or any associate or affiliate thereof, had any material interest, direct or indirect, in any material transaction of BPY or its affiliates nor do any such persons have a material interest, direct or indirect, in any proposed transaction of BPY or its affiliates.
In the normal course of BPY’s operations, BPY enters into various transactions on market terms with related parties, including intercompany loans, putting amounts on deposit with affiliates, acquiring insurance and leasing office space. BAM also reimburses BPY for a portion of the annual compensation paid to certain members of BPY’s senior management team to the extent that they devote a portion of their time to Brookfield Property Partners and BAM’s global real estate group.
For the years ended December 31, 2020 and December 31, 2019, pursuant to the Master Services Agreement, BPY paid to BAM base management fees and equity enhancement fees in the amount of $79 million and $133 million, respectively. See Item 5.A. “Operating Results — Related Parties” and Item 7.B. “Major Shareholders and Related Party Transactions — Related Party Transactions — Our Master Services Agreement” of the BPY Annual Report.
In 2020, BAM also provided the Equity Commitment to BPY. In connection with the Equity Commitment, BAM and certain of its affiliates were issued BPY Units and REUs pursuant to the 2020 NCIB Private Placement and the 2020 SIB Private Placement. See “Information Concerning BPY — Distributions of BPY Units in the Past 12 Months”.
OTHER BUSINESS
BPY knows of no other matter to come before the Meeting other than the matters referred to in the accompanying Notice of Meeting.
LEGAL MATTERS
The validity of the BAM Shares offered by this Document will be passed upon for BAM by Torys LLP. The validity of the New LP Preferred Units offered by this Document will be passed upon for New LP by Appleby (Bermuda) Limited. Certain other Canadian and U.S. legal matters relating to this Document will be passed upon by Torys LLP. As at April 26, 2021, partners and associates of Torys LLP beneficially owned, directly or indirectly, less than 1% of the outstanding BPY Units.
EXPERTS
The financial statements of BAM incorporated in this prospectus by reference from the BAM Annual Report and the effectiveness of BAM’s internal control over financial reporting have been audited by Deloitte LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.
The financial statements and financial statement schedule of BPY incorporated in this prospectus by reference from the Annual Report and the effectiveness of BPY’s internal control over financial reporting have been audited by Deloitte LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.
Deloitte LLP is independent with respect to BAM within the meaning of the U.S. Securities Act and the applicable rules and regulations thereunder adopted by the SEC and the Public Company Accounting Oversight Board (United States), and within the meaning of the rules of professional conduct of the Chartered

Professional Accountants of Ontario. The offices of Deloitte LLP are located at 8 Adelaide Street West, Toronto, Ontario M5H 0A9.
Deloitte LLP is independent with respect to BPY within the meaning of the U.S. Securities Act and the applicable rules and regulations thereunder adopted by the SEC and the Public Company Accounting Oversight Board (United States), and within the meaning of the rules of professional conduct of the Chartered Professional Accountants of Ontario. The offices of Deloitte LLP are located at 8 Adelaide Street West, Toronto, Ontario M5H 0A9.
The financial statements of BPYU, and the related financial statement schedule, and its subsidiaries incorporated by reference in this prospectus from BPYU’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and the effectiveness of BPYU’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports which are incorporated herein by reference. Such financial statements and related financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing. The address of Deloitte & Touche LLP is 111 South Wacker Drive, Chicago, IL 60606.

CONSENT OF LAZARD FRÈRES & CO. LLC.
To:
The Board of Directors (the “Board of Directors”) of Brookfield Property Partners Limited, in its capacity as the general partner of Brookfield Property Partners L.P. (the “Partnership”)

We refer to the Valuation dated March 31, 2021 and the Fairness Opinion dated March 31, 2021, which we prepared for the Special Committee in connection with the offer made by the Purchaser Parties to the Unitholders pursuant to the Transaction, other than the Purchaser Parties and their subsidiaries. We consent to the references to our firm name and to the Valuation and the Fairness Opinion contained in the circular/prospectus of the Partnership dated April 26, 2021 (the “Circular”), and to the inclusion of the text of the Valuation and the Fairness Opinion as Appendix H and Appendix I, respectively, of the Circular. In providing our consent, we do not intend that any person other than the Special Committee be entitled to rely upon the Valuation or the Fairness Opinion.
Each capitalized term used herein but not defined has the meaning ascribed thereto in the Circular.
DATED at Toronto, Ontario, Canada this 26th day of April, 2021.
(signed) Lazard Frères & Co. LLC

APPROVAL OF THE CIRCULAR
The Board of Directors of Brookfield Property Partners Limited, the general partner of Brookfield Property Partners L.P., has approved the contents and mailing of this Circular.
DATED as of the • day of • , 2021.	By order of the Board of Directors of Brookfield Property Partners Limited, as general partner and on behalf of Brookfield Property Partners L.P. Jane Sheere (signed) Jane Sheere Secretary

APPENDIX A — GLOSSARY OF TERMS
The following terms have the meanings set out below in this Circular, but not including the Notice of Special Meeting or the Appendices:
“2018 NCIB” means BPY’s normal course issuer bid commencing on August 20, 2018 and ending on August 19, 2019 which allowed BPY, from August 20, 2018 to August 19, 2019, to repurchase, at its discretion, up to 21,091,764 BPY Units in the open market, or as otherwise permitted
“2019 NCIB” means BPY’s normal course issuer bid commencing on August 20, 2019 and ending on August 19, 2020 which allowed BPY, from August 20, 2019 to August 19, 2020, to repurchase, at its discretion, up to 35,252,769 BPY Units in the open market, or as otherwise permitted;
“2020 NCIB” means BPY’s normal course issuer bid commencing on September 15, 2020 and ending on September 14, 2021 which allows BPY, from September 15, 2020 to September 14, 2021, to repurchase, at its discretion, up to 31,602,923 BPY Units in the open market, or as otherwise permitted;
“2020 NCIB Private Placement” means the private placement issuance by BPY of an aggregate of 35,392,147 BPY Units to BAM and its affiliates issued between September 17, 2020 and November 20, 2020 in connection with funding repurchases of BPY Units made pursuant to the 2020 NCIB and repurchases from BPYU;
“2020 SIB” means BPY’s substantial issuer bid to repurchase up to 74,166,670 BPY Units from BPY Unitholders for a fixed cash price of $12.00 per unit which expired at 5:00 p.m. (Toronto time) on August 28, 2020. An aggregate of 35,499,518 BPY Units were repurchased pursuant to this substantial issuer bid on September 2, 2020;
“2020 SIB Private Placement” means the private placement issuance to BAM and its affiliates of 24,104,761 BPY Units and 18,715,912 REUs on September 2, 2020 in connection with funding repurchases of BPY Units made pursuant to the 2020 SIB and funding repurchases of BPYU Shares under the tender offer by BPYU to repurchase up to 9,166,667 BPYU Shares which expired at 5:00 p.m. (Toronto time) on August 12, 2020;
“Acquired Units” has the meaning ascribed thereto in the Plan of Arrangement;
“allowable capital loss” has the meaning ascribed thereto in “Certain Canadian Federal Income Tax Considerations — Taxation of Capital Gains and Losses”;
“Applicable Acquirer” has the meaning ascribed thereto in the Plan of Arrangement;
“Arrangement” means the arrangement of Purchaser Sub under Section 182 of the Business Corporations Act (Ontario) (and the regulations made thereunder) in accordance with the terms and subject to the conditions set out in the Plan of Arrangement;
“Arrangement Agreement” means the arrangement agreement dated as of March 31, 2021 between BAM, Purchaser Sub and the Partnership with respect to the Arrangement, as may be amended from time to time in accordance with its terms;
“Arrangement Resolution” means the resolution of the BPY Unitholders approving the Arrangement that is to be considered at the Meeting substantially in the form of Appendix C hereto;
“Articles of Arrangement” means the articles of arrangement of Purchaser Sub in respect of the Arrangement required to be filed with the Director pursuant to Section 183(1) of the OBCA after the Final Order is made, which shall include the Plan of Arrangement and otherwise be in form and substance satisfactory to the Purchaser Parties and BPY, each acting reasonably;
“Authorization” means any authorization, order, permit, approval, grant, licence, registration, consent, right, notification, condition, franchise, privilege, certificate, judgment, writ, injunction, award, determination, direction, decision, decree, by-law, rule or regulation, of, from or required by any Governmental Entity;
“BAM” means Brookfield Asset Management Inc.;

“BAM AIF” means BAM’s annual information form dated March 23, 2021;
“BAM Annual Report” means BAM’s Annual Report on Form 40-F dated March 23, 2021, as amended by Amendment No.1 on Form 40-F/A dated March 26, 2021, for the year ended December 31, 2020;
“BAM Articles” means the articles of amalgamation of BAM dated January 1, 2005, as amended from time to time;
“BAM Board of Directors” means the board of directors of BAM;
“BAM Class B Shares” means the Class B limited voting shares of BAM;
“BAM Exchange LP” has the meaning ascribed thereto in “Arrangements, Agreements or Understandings; Other Benefits to Insiders, Affiliates and Associates — Canadian Purchase Transactions”;
“BAM Exchange LP Consideration” means 0.3979 of a BAM Exchange LP Unit for each Acquired Unit held by a BAM Holder, subject to adjustment in accordance with Section 3.7(b) of the Plan of Arrangement;
“BAM Exchange LP Units” has the meaning ascribed thereto in “Arrangements, Agreements or Understandings; Other Benefits to Insiders, Affiliates and Associates — Canadian Purchase Transactions”;
“BAM Holders” means BAM and any of its subsidiaries that hold Acquired Units immediately prior to the Effective Time;
“BAM Partners” means BAM Class B Partners Inc.;
“BAM Partnership” has the meaning ascribed thereto under the heading “Information Concerning the Purchaser Parties — BAM — Overview”;
“BAM Share Consideration” has the meaning ascribed thereto under the heading “The Transaction — Elections and Types of Consideration” in the Summary;
“BAM Shareholders” means holders of BAM Shares;
“BAM Shares” means the class A limited voting shares in the capital of BAM;
“Bermuda Exempted Partnerships Act” means the Limited Partnership Act 1883, as amended, of Bermuda, and the Exempted Partnerships Act 1992, as amended, of Bermuda;
“Bermuda Holdco” means BPY Bermuda Holdings Limited, a Bermuda company;
“Bermuda Holdco 2” means BPY Bermuda Holdings II Limited, a Bermuda company;
“Bermuda Holdco 4” BPY Bermuda Holdings IV Limited, a Bermuda company;
“Bermuda Holdco 5” means BPY Bermuda Holdings V Limited, a Bermuda company;
“Bermuda Holdco 6” BPY Bermuda Holdings VI Limited, Bermuda company;
“Bermuda Limited Partnership Act” means the Bermuda Limited Partnership Act of 1883;
“BOP Split” means Brookfield Property Split Corp.;
“BPO ETS” means BPO ETS Inc., a corporation existing under the OBCA;
“BPO” means Brookfield Office Properties Inc.;
“BPY Annual Report” means BPY’s annual report on Form 20-F for the fiscal year ended December 31, 2020 filed on SEDAR on February 26, 2021;
“BPY Board of Directors” means the board of directors of the BPY General Partner;
“BPY”, “Partnership”, “Brookfield Property Partners”, means Brookfield Property Partners L.P. including, where the context requires, its consolidated subsidiaries;

“BPY DRIP” means BPY’s distribution reinvestment plan for the BPY Units;
“BPY General Partner” means Brookfield Property Partners Limited, the general partner of BPY;
“BPY Information” has the meaning ascribed thereto under the heading “Special Factors — Summary of the Valuation and the Fairness Opinion — Valuation Assumptions and Limitations”;
“BPY LPA” means the second amended and restated limited partnership agreement of Brookfield Property Partners, dated August 8, 2013, as amended;
“BPY LPA Amendment” means the amendment to the second amended and restated limited partnership agreement dated August 8, 2013, as amended, of the Partnership to provide for the Arrangement and the grant of dissent rights to registered BPY Unitholders in connection with the Transaction, the full text of which is attached as Appendix D to the Document;
“BPY Notes” means the Medium Term Notes, Series 1, 2, 3, 4 and 5 issued by Brookfield Property Finance ULC and guaranteed by, amongst others, BPY;
“BPY Options” means the stock options granted under the BPY Stock Option Plans;
“BPY Preferred Units” means the Class A Cumulative Redeemable Perpetual Units in the capital of BPY;
“BPY Stock Option Plans” means (a) the Brookfield Property Partners amended and restated BPY unit option plan, amended as of November 5, 2019, (b) the Brookfield Property Partners BPY unit option plan (Australia), amended as of February 3, 2015, and (c) the Brookfield Property Partners BPY unit option plan (GGP), effective as of August 28, 2018;
“BPY Unitholder Approval Threshold” has the meaning ascribed thereto under the heading “The Transaction — BPY Unitholder Approval” in the Summary;
“BPY Unitholders” means holders of BPY Units;
“BPY Units” means the non-voting limited partnership units of BPY;
“BPYU” means Brookfield Property REIT Inc., a corporation existing under the laws of the State of Delaware;
“BPYU Bylaws” means BPYU’s bylaws, as amended;
“BPYU Certificate of Incorporation” means the fourth amended and restated certificate of incorporation of BPYU effective as of June 26, 2019;
“BPYU Mandatory Exchange” has the meaning ascribed thereto in “Information for Stockholders of Brookfield Property REIT Inc.”;
“BPYU Shares” means shares of class A stock, par value $0.01 per share of BPYU;
“BPYU Stockholders” means holders of BPYU Shares;
“Brookfield” means BAM and any subsidiary of BAM, other than BPY and its subsidiaries;
“Brookfield Property Group” means Brookfield Property Group LLC, one of the service providers of Brookfield Property Partners;
“Business Day” means any day of the week, other than a Saturday or Sunday or a statutory or civic holiday observed in Toronto, Ontario or in Hamilton, Bermuda;
“Canadian dollars”, “CAD” or “C$” means the lawful currency of Canada;
“Canadian Purchase Transactions” has the meaning ascribed thereto in “Arrangements, Agreements or Understandings; Other Benefits to Insiders, Affiliates and Associates — Canadian Purchase Transactions”;
“Canadian Securities Administrators” means the securities commissions or other similar regulatory authorities in each of the provinces and territories of Canada;

“Canadian Securities Laws” means the Securities Act (Ontario), together with all other applicableprovincial securities Laws, rules and regulations and published policies thereunder;
“Canadian Taxable Holders” has the meaning ascribed thereto in “Arrangements, Agreements or Understandings; Other Benefits to Insiders, Affiliates and Associates — Canadian Purchase Transactions”;
“CanHoldco” means Brookfield BPY Holdings Inc., a corporation incorporated under the laws of Ontario;
“CanHoldco 2” means Brookfield BPY Retail Holdings II Inc., an Ontario corporation;
“Capital Withdrawal” has the meaning ascribed thereto under the heading “Risk Factors — Risk Factors Specific to the New LP Preferred Units — New LP Preferred Unitholders may have liability to repay distributions”;
“Cash Consideration” has the meaning ascribed thereto under the heading “The Transaction — Elections and Types of Consideration” in the Summary;
“CDS” means CDS Clearing and Depository Services Inc. or its nominee (which is, at the date hereof, CDS & Co.);
“certificate” means a physical unit certificate or other evidence of share ownership, including without limitation, a DRS statement or evidence of a book-based holding;
“Certificate of Arrangement” has the meaning ascribed thereto in “Description of the Transaction — Timing”;
“Change in Tax Law” has the meaning ascribed thereto under the heading “Information Concerning New LP, the New LP Preferred Units and the Guarantors — Description of the New LP Preferred Units and Guarantees — Redemption — Optional Redemption Upon a Change in Tax Law”;
“Change of Control” has the meaning ascribed thereto under the heading “Information Concerning New LP, the New LP Preferred Units and the Guarantors — Description of the New LP Preferred Units and Guarantees — Redemption — Optional Redemption Upon a Change of Control Triggering Event”
“Change of Control Triggering Event” has the meaning ascribed thereto under the heading “Information Concerning New LP, the New LP Preferred Units and the Guarantors — Description of the New LP Preferred Units and Guarantees- Redemption — Optional Redemption Upon a Change of Control Triggering Event”;
“Code” has the meaning ascribed thereto under the heading “Risk Factors — Risk Factors Specific to the New LP Preferred Units — United States Tax Risk Factors Relating to the Transaction”;
“Consensus NAV” has the meaning ascribed thereto under the heading “Special Factors — Summary of the Valuation and the Fairness Opinion — Valuation of the BPY Units — Application of Valuation Methodologies to the BPY Units — Comparable Entity Trading Premium/Discounts to Consensus NAV”;
“Continuing Brookfield Person” has the meaning ascribed thereto under the heading “Information Concerning New LP, the New LP Preferred Units and the Guarantors — Description of the New LP Preferred Units and Guarantees - Redemption — Optional Redemption Upon a Change of Control Triggering Event”;
“Core Office” has the meaning ascribed thereto under the heading “Special Factors — Summary of the Valuation and the Fairness Opinion — Overview of BPY”;
“Core Retail” has the meaning ascribed thereto under the heading “Special Factors — Summary of the Valuation and the Fairness Opinion — Overview of BPY”;
“Court” means the Ontario Superior Court of Justice (Commercial List);
“current criteria” has the meaning ascribed thereto under the heading “Information Concerning New LP, the New LP Preferred Units and the Guarantors — Description of the New LP Preferred Units and Guarantees —  Redemption — Optional Redemption Upon a Ratings Event”;

“DCF” has the meaning ascribed thereto under the heading “Special Factors — Summary of the Valuation and the Fairness Opinion — Valuation of the BPY Units — Valuation Approach and Methodologies”;
“Default Consideration” has the meaning ascribed thereto in “The Transaction — Pro-Ration — BPYU Stockholders”;
“Delisting Transaction Triggering Event” has the meaning ascribed thereto under the heading “Information Concerning New LP, the New LP Preferred Units and the Guarantors — Description of the New LP Preferred Units and Guarantees —  Redemption — Optional Redemption Upon a Delisting Transaction Triggering Event”;
“Depositary” means AST Trust Company (Canada);
“Dissent Notice” means a written objection to the Transaction Resolutions provided by a Dissenting BPY Unitholders in accordance with the LPA Amendment;
“Dissent Rights” means the rights of dissent provided for in the LPA Amendment;
“Dissenting BPY Unitholder” means a Registered BPY Unitholder who dissents in respect of the Transaction Resolutions;
“Dissenting BPY Units” has the meaning ascribed to it in “Rights of Dissenting BPY Unitholders”;
“Distribution Payment Dates” has the meaning ascribed thereto under the heading “Information Concerning New LP, the New LP Preferred Units and the Guarantors — Distribution Payment Dates”;
“Document” means this circular/prospectus dated    •   , 2021, including all schedules, appendices and exhibits thereto, as amended, supplemented or otherwise modified from time to time;
“Draft Valuations” means based on and subject to the information considered and valuation approaches utilized, and the other assumptions, qualifications and limitations as described therein, the fair market value of the BPY Units;
“DSU Plans” means (a) the Brookfield Office Properties Inc. amended and restated deferred share unit plan for non-employee directors, amended and restated as of June 9, 2014, and (b) the Brookfield Office Properties Inc. amended and restated deferred share unit plan for employees, amended and restated as of June 9, 2014;
“DSUs” means the deferred share units granted under the DSU Plans;
“DGCL” means Delaware General Corporation Law;
“EBITDA” means earnings before interest, taxes, depreciation and amortization;
“Effective Date” means the date upon which the Arrangement becomes effective as established by the date shown on the Certificate of Arrangement;
“Effective Time” means 3:01 a.m. (Toronto Time) on the Effective Date, or such other time as may be agreed to in writing by BAM, Purchaser Sub and the Partnership prior to the Effective Date;
“Elected Amount” has the meaning ascribed thereto in “Certain Canadian Federal Income Tax Considerations — Holders Resident in Canada”;
“election deadline” means    •   , 2021;
“Eligible Canadian Holder” means a BPY Unitholder or Exchange LP Unitholder that (a) for purposes of the Tax Act and, at all relevant times, is or is deemed to be a resident of Canada or, in the case of a holder that is a partnership, a “Canadian partnership” as defined in the Tax Act, and (b) is not exempt from income tax under the Tax Act;
“Escrowed Shares” has the meaning ascribed thereto in “Arrangements, Agreements or Understandings; Other Benefits to Insiders, Affiliates and Associates — Escrowed Shares”;

“Equity Commitment” has the meaning ascribed thereto under the heading “Information Concerning BPY — Previous Purchases and Sales”;
“Equity Credit” has the meaning ascribed thereto under the heading “Information Concerning New LP, the New LP Preferred Units and the Guarantors — Description of the New LP Preferred Units and Guarantees —  Redemption — Optional Redemption Upon a Ratings Event”;
“Exchange LP” means Brookfield Office Properties Exchange LP, an Ontario exempted limited partnership;
“Exchange LP LPA” means the amended and restated limited partnership agreement of Exchange LP, as amended;
“Exchange LP Unit Redemption Consideration” means, for each Exchange LP Unit, (a) one BPY Unit, (b) if applicable, a cash amount equal to all declared payable and unpaid cash distributions on such Exchange LP Unit, and (c) if applicable, any stock or other property constituting any declared, payable and unpaid non-cash distributions on such Exchange LP Unit, all in accordance with the Exchange LP Unit Provisions;
“Exchange LP Unitholders” means holders of Exchange LP Units;
“Exchange LP Units” means the exchangeable limited partnership units of Exchange LP;
“Exchange LP Unit Provisions” means the unit conditions attached to the Exchange LP Units;
“Exchange Ratio” means 0.3979, subject to adjustment in accordance with Section 3.7(a) of the Plan of Arrangement;
“Exemptive Relief” has the meaning ascribed thereto in “Information Concerning New LP — Overview”;
“Fairness Opinion” means the opinion of Lazard delivered to the Special Committee to the effect that, as of March 31, 2021 and based upon and subject to the assumptions made, procedures followed, matters considered and other qualifications and limitations set forth therein, the Transaction Consideration to be paid to the Unaffiliated BPY Unitholders pursuant to the Arrangement was fair, from a financial point of view, to such Unaffiliated BPY Unitholders, a summary of which is set forth in the section of this Circular entitled “Summary of Valuations and Fairness Opinion — Fairness Opinion”;
“FFO” means funds from operations;
“Final Order” means the order of the Court pursuant to Section 182(5) of the OBCA, in form and substance satisfactory to the Purchaser Parties and BPY, each acting reasonably, approving the Arrangement, as such order may be amended, modified, supplemented or varied by the Court (with the consent of the Purchaser Parties and BPY, each acting reasonably) at any time prior to the Effective Date or, if appealed, then, unless such appeal is withdrawn, abandoned or denied, as affirmed or as amended (provided that any such amendment is acceptable to the Purchaser Parties and BPY, each acting reasonably) on appeal;
“Forecasts” has the meaning ascribed thereto under the heading “Special Factors — Summary of the Valuation and the Fairness Opinion — Scope of Review”;
“Foreign Tax Credit Generator Rules” has the meaning ascribed thereto under the heading “Certain Canadian Federal Income Tax Considerations — Holders Resident in Canada — Holding and Disposing of New LP Preferred Units”;
“Form F-4” means the joint registration statement on Form F-4, which will include the Circular as a prospectus, and which will constitute (a) a registration statement of BAM with respect to the registration of BAM Shares and (b) a registration statement of New LP and the Guarantors with respect to registration of New LP Preferred Units and the Guarantees;
“GGP Shares” has the meaning ascribed thereto under the heading “Information Concerning BPY — Previous Distributions”;

“GGP Transaction” has the meaning ascribed thereto under the heading “Information Concerning BPY — Previous Distributions”;
“Goodmans” means Goodmans LLP, as Canadian counsel to the Special Committee;
“Governmental Entity” means: (a) any multinational, federal, provincial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, commission, commissioner, board, bureau or agency, domestic or foreign; (b) any subdivision, agent, commission, commissioner, board, or authority of any of the foregoing; (c) any self-regulatory authority, including the TSX and Nasdaq; or (d) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing;
“Guarantee” and collectively, the “Guarantees” has the meaning has the meaning ascribed thereto under the heading “Information Concerning New LP, the New LP Preferred Units and the Guarantors — Guarantee”;
“Guarantors” means BPY, the Property Partnership, Brookfield BPY Holdings Inc., Brookfield BPY Retail Holdings II Inc., BPY Bermuda Holdings Limited, BPY Bermuda Holdings II Limited, BPY Bermuda Holdings IV Limited, BPY Bermuda Holdings V Limited and BPY Bermuda Holdings VI Limited;
“Guarantor Preferred Securities” has the meaning ascribed thereto in “Information Concerning New LP, the New LP Preferred Units and the Guarantors — Description of the New LP Preferred Units and Guarantees — Ranking of the Guarantees”;
“Holder” has the meaning ascribed thereto in “Certain Canadian Federal Income Tax Considerations”;
“Holding Entities” means the primary holdings subsidiaries of the Property Partnership, from time to time, through which it indirectly holds all of Brookfield Property Partners’ interests in its operating companies;
“IFRS” means International Financial Reporting Standards as issued by the International Accounting Standards Board;
“IFRS NAV” has the meaning ascribed thereto under the heading “Special Factors — Summary of the Valuation and the Fairness Opinion — Valuation of the BPY Units — Valuation Approach and Methodologies”;
“Impermissible Capital Withdrawal” has the meaning ascribed thereto under the heading “Risk Factors — Risk Factors Specific to the New LP Preferred Units— New LP Preferred Unitholders may have liability to repay distributions.”;
“Information” has the meaning ascribed thereto under the heading “Special Factors — Summary of the Valuation and the Fairness Opinion — Valuation Assumptions and Limitations”;
“Interim Order” means an order of the Court pursuant to Section 182(5) of the OBCA, in form and substance acceptable to the Purchaser Parties, each acting reasonably, containing declarations and directions in respect of the notice to be given and the conduct of the Meeting with respect to the Arrangement, as such order may be amended, modified, supplemented or varied by the Court with the consent of the Purchaser Parties and BPY, each acting reasonably;
“Intermediary” has the meaning ascribed thereto under the heading “Meeting and Voting Information — Who Can Vote”;
“Joint Tax Election” has the meaning ascribed thereto under the heading “Certain Canadian Federal Income Tax Considerations — Holders Resident in Canada”;
“IRS” has the meaning ascribed thereto under the heading “Risk Factors — Risk Factors Specific to the New LP Preferred Units — General Tax Risk Factors Relating to the Transaction”;
“Land & Other” has the meaning ascribed thereto under the heading “Special Factors — Summary of the Valuation and the Fairness Opinion — Valuation of the BPY Units — Application of Valuation Methodologies to the BPY Units”;
“LP Investments” has the meaning ascribed thereto under the heading “Special Factors — Summary of the Valuation and the Fairness Opinion — Overview of BPY”;

“Latham” means Latham & Watkins LLP, as U.S. counsel to the Special Committee;
“Law” or “Laws” means all laws (including common law), by-laws, statutes, rules, regulations, principles of law and equity, orders, rulings, ordinances, judgments, injunctions, determinations, awards, decrees or other legally binding requirements, whether domestic or foreign, and the terms and conditions of any Authorization of or from any Governmental Entity, including for this purpose a self-regulatory authority;
“Lazard” means Lazard Frères & Co. LLC;
“Letter of Transmittal and Election” means the applicable, letter of transmittal and election form, sent to registered BPY Unitholders or Exchange LP Unitholders, in the form accompanying this document;
“Limited Partners” has the meaning ascribed thereto in the BPY LPA;
“Majority of the Minority Threshold” has the meaning ascribed thereto under the heading “The Transaction — BPY Unitholder Approval Threshold”;
“Managing GP Units” has the meaning ascribed thereto under the heading “Certain Canadian Federal Income Tax Considerations — Holders Resident in Canada — Allocation of Income (or Loss) from BPY”;
“Market Capitalization Liquidation Event” has the meaning ascribed thereto under the heading “Comparison of Rights of BPY Unitholders and BPYU Stockholders that Become BAM Shareholders and/or New LP Preferred Unitholders — Rights of BPYU Stockholders”;
“Master Services Agreement” means the amended and restated master services agreement among, inter alia, the Service Recipients, Brookfield Property Group and BAM;
“Meeting” means a virtual special meeting of BPY Unitholders to be held on    •   , 2021 at    •    [a.m. / p.m.] (Toronto time) to, among other things, consider the Transaction Resolutions;
“Meeting Materials” means the Notice and this Document;
“MI 61-101” means Multilateral Instrument 61- 101 — Protection of Minority Security Holders in Special Transactions, as amended or replaced from time to time;
“minority” has the meaning ascribed thereto in “Canadian Securities Law Matters”;
“Nasdaq” means the Nasdaq Stock Market;
“NAV” has the meaning ascribed thereto under the heading “Special Factors — Summary of the Valuation and the Fairness Opinion — Valuation of the BPY Units — Valuation Approach and Methodologies”;
“NCIBs” means the 2019 NCIB and the 2020 NCIB;
“New LP” means Brookfield Property Preferred L.P.;
“New LP Board of Directors” has the meaning ascribed thereto under the heading “Comparison of Rights of BPY Unitholders and BPYU Stockholders that Become BAM Shareholders and/or New LP Preferred Unitholders — Meetings and Appointment of Directors — New LP”;
“New LP Class A Units” means the Class A Cumulative Redeemable Preferred Units of New LP;
“New LP Equity Units” has the meaning ascribed thereto in the New LP Partnership Agreement;
“New LP General Partner” means Brookfield Property L.P.;
“New LP General Partner Units” has the meaning ascribed thereto in the New LP Partnership Agreement;
“New LP Junior Securities” has the meaning ascribed thereto under the heading “Information Concerning New LP, the New LP Preferred Units and the Guarantors — Ranking of the New LP Preferred Units”;
“New LP Parity Securities” has the meaning ascribed thereto under the heading “Information Concerning New LP, the New LP Preferred Units and the Guarantors — Ranking of the New LP Preferred Units”;

“New LP Partnership Agreement” means the limited partnership agreement of New LP made as of April 13, 2021, as amended or replaced from time to time;
“New LP Senior Securities” has the meaning ascribed thereto under the heading “Information Concerning New LP, the New LP Preferred Units and the Guarantors — Ranking of the New LP Preferred Units”;
“New Preferred Unit Amount” means $25.00, being the issue price of each New LP Preferred Unit;
“New LP Preferred Unit Consideration” means 0.7268 of a New LP Preferred Unit for each Acquired Unit;
“New LP Preferred Unit Guaranteed Obligations” has the meaning has the meaning ascribed thereto under the heading “Information Concerning New LP, the New LP Preferred Units and the Guarantors — Guarantee”;
“New LP Preferred Units” means the    •   % Class A Cumulative Redeemable Preferred Units, Series 1 of New LP;
“New LP Preferred Unitholders” means holders of New LP Preferred Units;
“NI 51-102” means National Instrument 51-102 — Continuous Disclosure Obligations, of the Canadian Securities Administrators, as amended or replaced from time to time;
“Non-Resident BAM Shareholders” has the meaning ascribed thereto under the heading “Certain Canadian Federal Income Tax Considerations — Holders Not Resident in Canada — Holding and Disposing of BAM Shares”;
“Non-Registered BPY Unitholders” has the meaning ascribed thereto in “Meeting and Voting Information — If my shares are not registered in my name but are held in the name of an Intermediary, how do I vote my BPY Units?”;
“Non-Registered Unitholders” means Unitholders whose Units are registered in the name of a nominee;
“Non-Resident Holder” has the meaning ascribed thereto under the heading “Certain Canadian Federal Income Tax Considerations — Holders Not Resident in Canada”;
“Non-Resident Dissenting Holder” has the meaning ascribed thereto under the heading “Certain Canadian Federal Income Tax Considerations — Holders Not Resident in Canada — Dissenting Non Resident Holders”;
“Non-Resident Entities” has the meaning ascribed thereto under the heading “Risk Factors — Canadian Tax Risk Factors Relating to the Transaction”
“Non-Resident New LP Unitholders” has the meaning ascribed thereto under the heading “Certain Canadian Federal Income Tax Considerations — Holders Not Resident in Canada — Holding and Disposing of New LP Preferred Units”;
“Notes Adjustment” has the meaning ascribed thereto under the heading “Information Concerning The Purchaser Parties — BAM — Consolidated Capitalization of BAM”;
“Notice” means the notice of special meeting of BPY Unitholders dated    •   , 2021;
“Notice of Appearance” has the meaning ascribed thereto under the heading “Description of the Transaction — Court Approval and Completion of the Arrangement”;
“Notice of Application” has the meaning ascribed thereto under the heading “Description of the Transaction — Court Approval and Completion of the Arrangement”;
“Notional Year” has the meaning ascribed thereto under the heading “Certain Canadian Federal Income Tax Considerations — Holders Resident in Canada — Allocation of Income (or Loss) from BPY”;
“NTM FFO” has the meaning ascribed thereto under the heading “Special Factors — Summary of the Valuation and the Fairness Opinion — Valuation of the BPY Units — Application of Valuation Methodologies to the BPY Units — Comparable Entities Public Trading Analysis”;

“NYSE” means the New York Stock Exchange;
“OBCA” means the Business Corporations Act (Ontario) and the regulations made thereunder, as now in effect and as they may be promulgated or amended from time to time;
“OBCA Director” means the Director appointed pursuant to section 278 of the OBCA;
“Offer” means the offer by the Purchaser Parties to acquire, directly and indirectly, all of the issued and outstanding BPY Units and Exchange LP Units;
“Offer to Pay” means a written offer to a Dissenting BPY Unitholder to pay the fair value for the Dissenting BPY Units;
“Other Securities” means all securities convertible into, or exchangeable or exercisable for, Units, including certain BPY Options and the Tracking Share Options;
“outside directors” means directors of BPY that are not employed by BAM or its affiliates;
“Parity Guarantor Obligations” has the meaning ascribed thereto in “Information Concerning New LP, the New LP Preferred Units and the Guarantors — Description of the New LP Preferred Units and Guarantees —  Ranking of the Guarantees”;
“Partnership” means Brookfield Property Partners L.P.;
“person” includes an individual, partnership, association, body corporate, trustee, executor, administrator, legal representative, government (including any Governmental Entity) or any other entity, whether or not having legal status;
“Plan of Arrangement” means the plan of arrangement in substantially the form of Appendix E to this Document subject to any amendments, modifications or supplements made thereto in accordance with the Arrangement Agreement and Section 6.1 of the Plan of Arrangement or made at the discretion of the Ontario Superior Court of Justice (Commercial List) with the consent of BAM, Purchaser Sub and the Partnership, each acting reasonably;
“Pre-Closing Notice” means a notice to be executed by the Purchaser Parties and BPY two business days prior to the Effective Date specifying the amounts and other details contemplated by this Plan of Arrangement;
“Preferred Unit Consideration Increase” has the meaning ascribed thereto in “Description of the Transaction — Elections by Unitholders and Pro-ration — Elections and Types of Consideration”;
“Property Partnership” means Brookfield Property L.P., a Bermuda exempted limited partnership;
“Property Partnership Units” means the Class A preferred limited partnership units in the capital of the Property Partnership, Series 1, 2 and 3, that are exchangeable for BPY Units;
“Proposed Transaction” has the meaning ascribed thereto in “Special Factors — Recommendation of the Special Committee of the BPY Board of Directors”;
“Public Announcement” has the meaning ascribed thereto in “Information Concerning BPY — Prior Offers”;
“Public Unitholders” means Unitholders other than BAM and any subsidiary of BAM, other than BPY and its subsidiaries;
“Purchaser Parties” mean BAM and Purchaser Sub;
“Purchaser Sub” means BPY Arrangement Corporation;
“Rating Agency” has the meaning ascribed thereto under the heading “Information Concerning New LP, the New LP Preferred Units and the Guarantors — Description of the New LP Preferred Units and Guarantees —  Redemption — Optional Redemption Upon a Ratings Event”;

“Ratings Event” has the meaning ascribed thereto under the heading “Information Concerning New LP, the New LP Preferred Units and the Guarantors — Description of the New LP Preferred Units and Guarantees —  Redemption — Optional Redemption Upon a Ratings Event”;
“RDSP” has the meaning ascribed thereto in “Canadian Tax Risk Factors Relating to the Transaction”;
“Record Date” means    •   , 2021;
“Registered BPY Unitholders” means holders of BPY Units whose names appear in the register of holders of BPY Units maintained on or on behalf of BPY;
“Registered Exchange LP Unitholders” means holders of Exchange LP Units whose names appear in the register of holders of Exchange LP Units maintained on or on behalf of Brookfield Office Properties Exchange LP;
“Registered Plans” has the meaning ascribed thereto in “Canadian Tax Risk Factors Relating to the Transaction”;
“Registered Unitholders” means Registered BPY Unitholders and Registered Exchange LP Unitholders;
“Relevant Date” means, in respect of any payment, the date on which such payment first becomes due and payable, but if the full amount of the moneys payable has not been received by the distribution disbursing agent on or prior to such due date, it means the first date on which the full amount of such moneys having been so received and being available for payment to holders and notice to that effect shall have been duly given to the holders of the New LP Preferred Units;
“Relevant Foreign Tax Law” has the meaning ascribed thereto under the heading “Certain Canadian Federal Income Tax Considerations — Holders Resident in Canada — Holding and Disposing of New LP Preferred Units”;
“Relevant Taxing Jurisdiction” has the meaning ascribed thereto under the heading “Information Concerning New LP, the New LP Preferred Units and the Guarantors — Description of the New LP Preferred Units and Guarantees — Redemption — Optional Redemption Upon a Change in Tax Law”;
“Required Vote” has the meaning ascribed thereto in Section 2.3(c)(ii) of the Arrangement Agreement;
“Resident Holders” has the meaning ascribed thereto under the heading “Certain Canadian Federal Income Tax Considerations — Holders Resident in Canada”;
“Resident Dissenting Holders” has the meaning ascribed thereto under the heading “Certain Canadian Federal Income Tax Considerations — Holders Resident in Canada — Dissenting Resident Holders”;
“Resident New LP Unitholders” has the meaning ascribed thereto under the heading “Certain Canadian Federal Income Tax Considerations — Holders Resident in Canada — Holding and Disposing of New LP Preferred Units”;
“RESP” has the meaning ascribed thereto in “Canadian Tax Risk Factors Relating to the Transaction”;
“Restricted BPY Stock Plan (Canada)” means the Brookfield Property Group restricted BPY L.P. unit plan (Canada), as amended as of November 5, 2019;
“Restricted BPY Stock Plans” means (a) the Brookfield Property Group restricted BPY L.P. unit plan, as amended as of June, 2020, and (b) the Restricted BPY Stock Plan (Canada);
“Restricted BPY Units” means the BPY Units subject to and administered under the Restricted BPY Stock Plans;
“Restricted Canadian BPY Units” means the unvested BPY Units and vested BPY Units subject to hold period restrictions, in each case, subject to and administered under the Restricted BPY Stock Plan (Canada);
“REUs” means redemption-exchange units of the Property Partnership;

“Rights Agreement” has the meaning ascribed thereto under the heading “Arrangements, Agreements or Understandings; Other Benefits to Insiders, Affiliates and Associates — The Rights Agreement”;
“RRIF” has the meaning ascribed thereto in “Canadian Tax Risk Factors Relating to the Transaction”;
“RRSP” has the meaning ascribed thereto in “Canadian Tax Risk Factors Relating to the Transaction”;
“SEC” means the U.S. Securities and Exchange Commission;
“Securities Regulatory Authorities” means all applicable securities regulatory authorities, including (i) the provincial and territorial securities regulatory authority in the provinces and territories of Canada in which BPY is a reporting issuer (or the equivalent), (ii) all applicable federal and state securities regulatory authorities in the United States including, without limitation, the SEC, in each case having or claiming jurisdiction over BPY, and (iii) the TSX and Nasdaq;
“SEDAR” means the System for Electronic Document Analysis and Retrieval of the Canadian Securities Administrators;
“select comparable entities” has the meaning ascribed thereto under the heading “Special Factors — Summary of the Valuation and the Fairness Opinion — Valuation of the BPY Units — Application of Valuation Methodologies to the BPY Units — Comparable Entities Public Trading Analysis”;
“Senior Guarantor Obligations” has the meaning ascribed thereto in “Information Concerning New LP, the New LP Preferred Units and the Guarantors — Description of the New LP Preferred Units and Guarantees —  Ranking of the Guarantees”;
“Service Recipients” means Brookfield Property Partners, the Property Partnership, the Holding Entities and, at the option of the Holding Entities, any wholly-owned subsidiary of a Holding Entity excluding any operating entity;
“SIFT Rules” has the meaning ascribed thereto under the heading “Canadian Tax Risk Factors Relating to the Transaction”;
“Special Committee” means the special committee of the BPY Board of Directors established in connection with the Transaction;
“Special Income Allocation Amount” has the meaning ascribed thereto under the heading “Certain Canadian Federal Income Tax Considerations — Holders Resident in Canada — Allocation of Income (or Loss) from BPY”;
“Standard Approval Threshold” has the meaning ascribed thereto under the heading “The Transaction — BPY Unitholder Approval Threshold” in the Summary;
“Subordinate Guarantor Obligations” has the meaning ascribed thereto in “Information Concerning New LP, the New LP Preferred Units and the Guarantors — Description of the New LP Preferred Units and Guarantees —  Ranking of the Guarantees”;
“Successor Entity” has the meaning ascribed thereto under the heading “Information Concerning New LP, the New LP Preferred Units and the Guarantors — Payment of Additional Amounts”;
“S&P” means S&P Global Ratings, a division of S&P Global Inc.;
“Tax Act” means the Income Tax Act (Canada) together with the regulations thereunder;
“taxable capital gain” has the meaning ascribed thereto in “Certain Canadian Federal Income Tax Considerations — Taxation of Capital Gains and Losses”;
“Tax Election Information” has the meaning ascribed thereto under the heading “Certain Canadian Federal Income Tax Considerations — Holders Resident in Canada — Disposition of BPY Units Pursuant to the Arrangement”;
“Tax Event” has the meaning ascribed thereto under the heading “Information Concerning New LP, the New LP Preferred Units and the Guarantors — Redemption — Optional Redemption Upon a Change in Tax Law”;

“Tax Proposals” has the meaning ascribed thereto under the heading “Certain Canadian Federal Income Tax Considerations”;
“TFSA” has the meaning ascribed thereto in “Canadian Tax Risk Factors Relating to the Transaction”;
“Threshold New LP Preferred Unit Consideration” means 20,000,000 New LP Preferred Units;
“Torys” means Torys LLP;
“Total BPY Redemption Amount” means the amount of cash, in the aggregate, to be paid to BPY Unitholders on the redemption of BPY Units pursuant to Section 3.1(s) of the Plan of Arrangement;
“Total BAM Share Consideration” has the meaning ascribed thereto under the heading “The Transaction — Elections and Types of Consideration” in the Summary;
“Total Cash Consideration” means $3,267,869,417;
“Total Public New Preferred Unit Amount” means the Total Public New LP Preferred Units multiplied by the New Preferred Unit Amount;
“Total Public New Preferred Units” means the number of New LP Preferred Units deposited pursuant to Section 3.4(a)(iv) of the Plan of Arrangement;
“Tracking Share” means a class B preferred share of BPO ETS Inc.;
“Tracking Share Options” means the stock options granted under the Tracking Share Option Plan;
“Tracking Share Option Plan” means the Brookfield Property Partners amended and restated BPY unit option plan (Canada), as amended as of November 5, 2019;
“Transaction” has the meaning ascribed thereto in the Notice;
“Transaction Adjustment” has the meaning ascribed thereto under the heading “Information Concerning The Purchaser Parties — BAM — Consolidated Capitalization of BAM”;
“Transaction Consideration” has the meaning ascribed thereto under the heading “The Transaction — Elections and Types of Consideration” in the Summary;
“Transaction Resolutions” mean the Arrangement Resolution and the BPY LPA Amendment Resolution;
“Transfer Agent” means AST Trust Company (Canada);
“Treaty” means the Canada-U.S. Income Tax Convention (1980);
“TSX” means Toronto Stock Exchange;
“Type of Consideration” has the meaning ascribed thereto under the heading “The Transaction — Elections and Types of Consideration” in the Summary;
“Unaffiliated BPY Unitholders” means BPY Unitholders other than (i) Brookfield and its affiliates and (ii) any other person who holds BPY Units in respect of which votes are required to be excluded under Section 8.1(2) of MI 61-101 for the purposes of determining minority approval for the Arrangement;
“Undersubscribed Type of Consideration” has the meaning ascribed thereto under the heading “The Transaction — Pro-Ration” in the Summary;
“Unit” means a BPY Unit or an Exchange LP Unit;
“Unitholders” means holders of Units;
“Unit Option Plans” has the meaning ascribed thereto in “Arrangements, Agreements or Understandings; Other Benefits to Insiders, Affiliates and Associates — Unit Option Plans”;
“Unit Options” means vested but unexercised BPY Options or Tracking Share Options that may be exercised to acquire BPY Units;

“U.S. dollars”, “dollars”, “USD”, “US$” or “$” means the lawful currency of the U.S.;
“U.S. Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder;
“U.S. Securities Act” means the U.S. Securities Act of 1933, as amended and the rules and regulations promulgated thereunder;
“Valuation” means the formal valuation of the BPY Units and the New LP Preferred Units dated March 31, 2021 that was prepared by Lazard in accordance with MI 61-101; and
“Voting Stock” has the meaning ascribed thereto under the heading “Information Concerning New LP, the New LP Preferred Units and the Guarantors — Description of the New LP Preferred Units and Guarantees — Redemption — Optional Redemption Upon a Change of Control Triggering Event”.

APPENDIX B — ARRANGEMENT AGREEMENT
ARRANGEMENT AGREEMENT
BETWEEN
BROOKFIELD ASSET MANAGEMENT INC.
-AND-
BROOKFIELD PROPERTY PARTNERS L.P.
-AND-
BPY ARRANGEMENT CORPORATION
March 31, 2021

ARRANGEMENT AGREEMENT
THIS AGREEMENT made as of the 31st day of March, 2021.
BETWEEN:
BROOKFIELD ASSET MANAGEMENT INC.,
a corporation existing under the laws of Ontario,
(hereinafter referred to as “BAM” or the “Purchaser”)
— and —
BROOKFIELD PROPERTY PARTNERS L.P.,
an exempted limited partnership existing under the laws of Bermuda,
(hereinafter referred to as “BPY”)
— and —
BPY ARRANGEMENT CORPORATION,
a corporation existing under the laws of Ontario,
(hereinafter referred to as “Purchaser Sub” and together with BAM, the “Purchaser Parties”)
WHEREAS the Purchaser Parties wish to acquire all of the issued and outstanding limited partnership units (other than the general partnership units and the preferred partnership units) of BPY by way of an Arrangement under the provisions of the Business Corporations Act (Ontario) (the “OBCA”);
AND WHEREAS as a result of the transactions contemplated in the Arrangement, the Purchaser Parties will have the right to acquire all of the issued and outstanding BPYU Shares in accordance with the terms of the BPYU Charter;
AND WHEREAS the Special Committee has unanimously determined and recommended to the Board of Directors, after consultation with its financial and legal advisors, that the Arrangement is fair to the Public Unitholders and that the transactions contemplated in the Arrangement are in the best interests of BPY; and the Unconflicted Board of Directors after considering, among other things, such determination and recommendation of the Special Committee, has determined that the Arrangement is fair to the Public Unitholders and that the transactions contemplated in the Arrangement are in the best interests of BPY and has unanimously resolved to recommend approval of the Arrangement to the unitholders of BPY, all on the terms and subject to the conditions contained herein;
NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the covenants and agreements contained herein and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each party), the parties hereby covenant and agree as follows:

ARTICLE 1
INTERPRETATION
1.1   Definitions
In this Agreement, unless the context otherwise requires:
“Acquired Units” means the BPY Units, the Exchange LP Units and the BPYU Shares;
“affiliate” has the meaning given thereto in National Instrument 45-106 — Prospectus Exemptions;
“Agreement”, “hereof”, “herein”, “hereto” and like references mean and refer to this agreement, as same may be amended, supplemented or restated in accordance with its terms;
“Arrangement” means the arrangement of Purchaser Sub pursuant to section 182 of the OBCA, on the terms and conditions set forth in the Plan of Arrangement, and any amendment or variation thereto in accordance with the terms of this Agreement and the Plan of Arrangement or made at the discretion of the Court in the Final Order (with the consent of the Purchaser Parties and BPY, each acting reasonably);
“Articles of Arrangement” means the articles of arrangement of Purchaser Sub in respect of the Arrangement required to be filed with the Director pursuant to Section 183(1) of the OBCA after the Final Order is made, which shall include the Plan of Arrangement and otherwise be in form and substance satisfactory to the Purchaser Parties and BPY, each acting reasonably;
“BAM” has the meaning ascribed thereto in the Recitals;
“BAM Disclosure Document” means each report, schedule, registration statement, proxy, form, statement or other document filed with, or furnished to, the Securities Authorities by BAM or any of its subsidiaries (other than BPY and its subsidiaries);
“BAM Equity-Based Award Plans” means all option, stock appreciation, equity or equity-based, incentive, incentive compensation, deferred compensation, share purchase, share compensation or other employee or director compensation plans, in each case for the benefit of directors, former directors, employees or former employees of the BAM Parties, which are maintained by or binding upon any of the BAM Parties;
“BAM Exchange LP Consideration” has the meaning given in the Plan of Arrangement;
“BAM Holders” means BAM and any of its subsidiaries that hold Acquired Units immediately prior to the Effective Time;
“BAM Material Adverse Effect” means any fact, circumstance, change, effect, matter, action, condition, event or occurrence that, individually or in the aggregate with all other facts, circumstances, changes, effects, matters, actions, conditions, events or occurrences:
(a)
is or would reasonably be expected to be material and adverse to the results of operations, assets, properties, or financial condition of BAM and its subsidiaries, taken as a whole; or

(b)
would or would reasonably be expected to materially impair or delay the consummation of the Arrangement by BAM beyond the Outside Date or materially impair or delay the ability of BAM to perform its obligations hereunder, provided that the pendency of any litigation seeking to restrain, enjoin or otherwise prohibit the consummation of the Arrangement shall be disregarded for the purpose of this clause (b), other than, in the case of either clause (a) or (b) above, any fact, circumstance, change, effect, matter, action, condition, event or occurrence resulting from (i) the negotiation, execution or announcement of the execution of this Agreement or the transactions contemplated hereby or the performance of any obligation hereunder, (ii) changes or developments in financial, economic or political conditions or securities, credit, financial, banking or currency markets in general, (iii) changes affecting the industry or markets in which BAM or its subsidiaries (other than BPY and its subsidiaries) operate, (iv) any natural disaster or any climatic or other natural events or condition, (v) any change in applicable Law, regulations or IFRS, (vi) any outbreak or escalation of hostilities or declared or undeclared acts of war or terrorism, (vii) any epidemic, pandemic or outbreaks of illness (including the COVID-19 pandemic) or other health crisis or public health event in any jurisdiction in which BAM or its subsidiaries (other than BPY and its subsidiaries) operate, or any worsening of such circumstances, including further lockdowns, limitations on vaccine effectiveness or distribution or emergence of variants of COVID-19, and, in each case, any economic or business consequences thereof, or (viii) any action taken by BAM that is permitted under this Agreement or that was undertaken with the consent or approval of BPY; provided however that such fact, circumstance, change, effect, matter, action, condition, event or occurrence referred to in clauses (ii), (iii), (iv), (v), or (vi) do not primarily relate to (or have the effect of primarily relating to) BAM and its subsidiaries (other than BPY and its subsidiaries), taken as a whole, or disproportionately adversely affect BAM and its subsidiaries (other than BPY and its subsidiaries), taken as a whole, compared to other persons operating in the same industry as BAM and its subsidiaries (other than BPY and its subsidiaries), provided that (x) a failure to meet any internal or publicly disclosed projections, forecasts or estimates of, or guidance relating to, revenue, earnings or other financial metrics of BAM, whether made by or attributed to BAM or any financial analyst or other person, or (y) any decrease in the market price or any decline in the trading volume of the BAM Shares on either the TSX, NYSE or a replacement market shall not, in and of itself, constitute a BAM Material Adverse Effect; provided, however, that any fact, circumstance, change, effect, matter, action, condition, event or occurrence underlying any such decrease in market price or decline in trading volume that is not excluded pursuant to clause (i) through (vii) may be considered in determining whether there has been a BAM Material Adverse Effect;
“BAM Parties” means, collectively, BAM and its subsidiaries, excluding BPY and its subsidiaries;
“BAM Share Consideration” means 0.3979 of a BAM Share for each Acquired Unit, subject to adjustment in accordance with Section 2.6;
“BAM Shares” means the class A limited voting shares in the capital of BAM;
“Board of Directors” means the board of directors of the general partner of BPY;
“BPY” has the meaning ascribed thereto in the Recitals;
“BPY and BPYU Equity-Based Award Plans” means, collectively, the BPY Equity-Based Award Plans and the BPYU Equity-Based Award Plans;
“BPY Disclosure Letter” means the disclosure letter executed by BPY and delivered to the Purchaser Parties on the date hereof in connection with the execution of this Agreement;
“BPY Equity-Based Award Plans” means, collectively, (a) the DSU Plans, (b) the BPY Stock Option Plans, (c) the Tracking Share Option Plan, (d) the Restricted BPY Stock Plans, and (e) the Amended and Restated Brookfield Property L.P. FV LTIP Unit Plan, as amended as of April 18, 2019;
“BPY LPA” means the second amended and restated limited partnership agreement of BPY dated as of August 8, 2013, as amended;
“BPY Options” means the stock options granted under the BPY Stock Option Plans;
“BPY Stock Option Plans” means (a) the Brookfield Property Partners amended and restated BPY unit option plan, amended as of November 5, 2019, (b) the Brookfield Property Partners BPY unit option plan (Australia), amended as of February 3, 2015, and (c) the Brookfield Property Partners BPY unit option plan (GGP), effective as of August 28, 2018.
“BPY Material Adverse Effect” means any fact, circumstance, change, effect, matter, action, condition, event or occurrence that, individually or in the aggregate with all other facts, circumstances, changes, effects, matters, actions, conditions, events or occurrences:
(a)
is or would reasonably be expected to be material and adverse to the results of operations, assets, properties, or financial condition of BPY and its subsidiaries, taken as a whole; or

(b)
would or would reasonably be expected to materially impair or delay the consummation of the Arrangement by BPY beyond the Outside Date or materially impair or delay the ability of BPY to perform its obligations hereunder, provided that the pendency of any litigation seeking to restrain, enjoin or otherwise prohibit the consummation of the Arrangement shall be disregarded for the purpose of this clause (b), other than, in the case of either clause (a) or (b) above, any fact, circumstance, change, effect, matter, action, condition, event or occurrence resulting from (i) the negotiation, execution or announcement of the execution of this Agreement or the transactions contemplated hereby or the performance of any obligation hereunder, including any communication by a BAM Party regarding plans, proposals or projections with respect to BPY, its subsidiaries or their employees (including any impact on the relationship of BPY or any of its subsidiaries, contractual or otherwise, with its customers, suppliers, distributors, vendors, lenders, employees or partners), (ii) changes or developments in financial, economic or political conditions or securities, credit, financial, banking or currency markets in general, (iii) changes affecting the industry or markets in which BPY or its subsidiaries operate, (iv) any natural disaster or any climatic or other natural events or condition, (v) any change in applicable Law, regulations or IFRS, (vi) any outbreak or escalation of hostilities or declared or undeclared acts of war or terrorism, (vii) any epidemic, pandemic or outbreaks of illness (including the COVID-19 pandemic) or other health crisis or public health event in any jurisdiction in which BPY or its subsidiaries operate, or any worsening of such circumstances, including further lockdowns, limitations on vaccine effectiveness or distribution or emergence of variants of COVID-19, and, in each case, any economic or business consequences thereof, or (viii) any action taken by BPY that is permitted under this Agreement or that was undertaken with the consent or approval of BAM or that was taken by BAM, as service provider to BPY or any act or omission of BPY as to matters under the authority or control of BAM and/or its subsidiaries as the Service Provider; provided however that such fact, circumstance, change, effect, matter, action, condition, event or occurrence referred to in clauses (ii), (iii), (iv), (v), or (vi) do not primarily relate to (or have the effect of primarily relating to) BPY and its subsidiaries, taken as a whole, or disproportionately adversely affect BPY and its subsidiaries, taken as a whole, compared to other persons operating in the same industry as BPY and its subsidiaries, provided that (x) a failure to meet any internal or publicly disclosed projections, forecasts or estimates of, or guidance relating to, revenue, earnings or other financial metrics of BPY, whether made by or attributed to BPY or any financial analyst or other person, or (y) any decrease in the market price or any decline in the trading volume of the BPY Units on either the TSX, Nasdaq or a replacement market shall not, in and of itself, constitute a BPY Material Adverse Effect; provided, however, that any fact, circumstance, change, effect, matter, action, condition, event or occurrence underlying any such decrease in market price or decline in trading volume that is not excluded pursuant to clause (i) through (vii) may be considered in determining whether there has been a BPY Material Adverse Effect;
“BPY Resolution” means the resolution approving the LPA Amendment and the transactions contemplated by the Plan of Arrangement to be considered at the BPY Unitholders’ Meeting by BPY Unitholders, substantially the form of Schedule A hereto;
“BPYU” means Brookfield Property REIT Inc.;
“BPYU Charter” means the fourth amended and restated certificate of incorporation of BPYU effective as of June 26, 2019;
“BPYU Equity-Based Award Plans” means (a) the Amended and Restated Brookfield Property Group Restricted BPR Class A Stock Plan, as amended as of November 5, 2019, (b) the Amended and Restated Brookfield Property REIT Inc. 2010 Equity Incentive Plan, as amended as of August 28, 2018 and (c) the General Growth Properties, Inc. 2010 Equity Incentive Plan, as amended as of October 27, 2010;
“BPY Unitholders” means holders of BPY Units;
“BPY Unitholders’ Meeting” means the meeting of the BPY Unitholders to be held in a virtual format including any adjournment or postponement thereof, to be called in accordance with the Interim Order to consider, and if deemed advisable approve, the BPY Resolution;
“BPY Units” means the limited partnership units (other than the general partner units and the preferred partnership units) in the capital of BPY, including the Restricted BPY Units;
“BPYU Preferred Shares” means the shares of preferred stock, par value $0.01 per share, designated as 6.375% Series A Cumulative Redeemable Preferred Stock, in the capital of BPYU;

“BPYU Shareholders” means holders of BPYU Shares;
“BPYU Shares” means the shares of class A stock, par value $0.01 per share, in the capital of BPYU;
“Business Day” means any day of the week, other than a Saturday or Sunday or a statutory or civic holiday observed in Toronto, Ontario, New York, New York or Hamilton, Bermuda;
“Cash Consideration” means $18.17 in cash for each Acquired Unit, subject to adjustment in accordance with Section 2.6;
“Certificate of Arrangement” means the certificate of arrangement giving effect to the Arrangement, issued pursuant to Section 183(2) of the OBCA after the Articles of Arrangement have been filed;
“Circular” means the circular/prospectus which constitutes (i) the notice of BPY Unitholders’ Meeting and accompanying management information circular of BPY to be mailed or delivered to, among others, the BPY Unitholders, BPYU Shareholders and Exchange LP Holders, in connection with the BPY Unitholders’ Meeting and (ii) a prospectus forming part of the Form F-4 of (x) BAM with respect to the registration of BAM Shares and (y) New LP and the Preferred Unit Guarantors with respect to registration of Preferred Units and the Preferred Unit Guarantees;
“Consent” means any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization);
“Consideration” means (a) the BAM Share Consideration, (b) the Cash Consideration, and/or (c) 0.7268 of a Preferred Unit for each Acquired Unit, subject in each case to pro-ration in accordance with the Plan of Arrangement and otherwise on the terms and conditions in the Plan of Arrangement;
“Contract” means any written, oral or other agreement, contract, subcontract, lease, understanding, arrangement, settlement, instrument, note, option, warranty, purchase order, license, sublicense, bond, mortgage, loan, guarantee, franchise, commitment, letter of intent, purchase order, memorandum of understanding, insurance policy, benefit plan, or other instrument or obligation, and any amendments thereto, in each case which is legally binding;
“Core Representations” means the representations and warranties of BPY contained in Sections 3.1(a), 3.1(b)(i), 3.1(c) and 3.1(e);
“Court” means the Ontario Superior Court of Justice (Commercial List);
“Depositary” means AST Trust Company (Canada);
“Director” means the Director appointed under Section 278 of the OBCA;
“Dissenting Unitholder” means a registered holder of BPY Units (other than BAM or one of its subsidiaries) who dissents in respect of the BPY Resolution in strict compliance with the Dissent Rights and who is ultimately entitled to be paid fair value for its BPY Units;
“Dissent Rights” means the rights of dissent in respect of the Arrangement described in the Plan of Arrangement;
“DSU Plans” means (a) the Brookfield Office Properties Inc. amended and restated deferred share unit plan for non-employee directors, amended and restated as of June 9, 2014, and (b) the Brookfield Office Properties Inc. amended and restated deferred share unit plan for employees, amended and restated as of June 9, 2014;
“DSUs” means the deferred share units granted under the DSU Plans;
“DRIP” means the distribution reinvestment plan of BPY, as amended;
“Effective Date” means the date upon which the Arrangement becomes effective as established by the date shown on the Certificate of Arrangement, which shall be no earlier than the Election Deadline (as defined in the Plan of Arrangement);

“Effective Time” means 3:01 a.m. (Toronto Time) on the Effective Date, or such other time as may be agreed to in writing by BAM and BPY prior to the Effective Date;
“Exchangeable Securities” means Exchange LP Units and BPYU Shares;
“Exchange Act” means the United States Securities Exchange Act of 1934;
“Exchange LP” means Brookfield Office Properties Exchange LP, a limited partnership existing under the laws of Ontario;
“Exchange LP Unit” means a unit of interest in Exchange LP designated as an Exchangeable LP Unit and having the rights and attributes described in the limited partnership agreement of Exchange LP with respect thereto, including the right of a holder thereof to exchange such unit for a BPY Unit;
“Fairness Opinion” means the written opinion of the Financial Advisor dated March 31, 2021, addressed to the Special Committee to the effect that the consideration to be received under the Arrangement is fair, from a financial point of view, to the Public Unitholders;
“Final Order” means the order of the Court pursuant to Section 182(5) of the OBCA, in form and substance satisfactory to the Purchaser Parties and BPY, each acting reasonably, approving the Arrangement, as such order may be amended, modified, supplemented or varied by the Court (with the consent of the Purchaser Parties and BPY, each acting reasonably) at any time prior to the Effective Date or, if appealed, then, unless such appeal is withdrawn, abandoned or denied, as affirmed or as amended (provided that any such amendment is acceptable to the Purchaser Parties and BPY, each acting reasonably) on appeal;
“Financial Advisor” means Lazard Frères & Co. LLC;
“Form F-4” means the joint registration statement on Form F-4, which will include the Circular as a prospectus, and which will constitute (a) a registration statement of BAM with respect to the registration of BAM Shares and (b) a registration statement of New LP and the Preferred Unit Guarantors with respect to registration of Preferred Units and the Preferred Unit Guarantees;
“Governmental Authorization” means any (a) Permit or (b) right under any Contract with any Governmental Entity;
“Governmental Entity” means (a) any multinational, federal, provincial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, commission, commissioner, board, bureau or agency, domestic or foreign; (b) any subdivision, agent, commission, commissioner, board, or authority of any of the foregoing; (c) any self-regulatory authority, including the TSX, NYSE, the Nasdaq, and any applicable replacement market, as applicable; or (d) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing;
“Holding LP” means Brookfield Property L.P.;
“Holding LP LPA” means the fourth amended and restated limited partnership agreement of Holding LP dated as of February 20, 2019, as amended;
“IFRS” means the International Financial Reporting Standards adopted by the International Accounting Standards Board;
“Interim Order” means an order of the Court pursuant to Section 182(5) of the OBCA, in form and substance acceptable to the Purchaser Parties, each acting reasonably, containing declarations and directions in respect of the notice to be given and the conduct of the BPY Unitholders’ Meeting with respect to the Arrangement, as such order may be amended, modified, supplemented or varied by the Court with the consent of the Purchaser Parties and BPY, each acting reasonably;
“Knowledge of BAM” means the actual knowledge (after reasonable inquiry) of Justin Beber and Nicholas Goodman;
“Knowledge of BPY” means the actual knowledge (after reasonable inquiry) of Brett Fox, Brian Kingston and Bryan Davis;

“Laws” means all laws (including common law), by-laws, statutes, rules, regulations, principles of law, orders, ordinances, judgments, decrees, guidelines, policies or other requirements, whether domestic or foreign, and the terms and conditions of any grant of approval, permission, authority or license of any Governmental Entity and the term “applicable” with respect to such Laws and in a context that refers to one or more parties, means such Laws as are applicable to such party or its business, undertaking, property or securities and emanate from a Governmental Entity having jurisdiction over the party or parties or its or their business, undertaking, property or securities;
“Legal Action” means any claims, actions, suits, demands, arbitrations, charges, indictments, hearings or other civil, criminal, administrative or investigative proceedings, or other investigations or examinations;
“Liens” means any hypothecations, mortgages, liens, charges, security interests, pledges, claims, encumbrances and adverse rights or claims;
“LPA” means the second amended and restated limited partnership agreement of BPY dated as of August 8, 2013, as amended;
“LPA Amendment” means the amendment to the LPA attached hereto as Exhibit A to Schedule A;
“material fact” has the meaning ascribed thereto in the Securities Act;
“MI 61-101” means Multilateral Instrument 61-101 — Protection of Minority Security Holders in Special Transactions;
“Misrepresentation” has the meaning ascribed thereto under any applicable Securities Laws and includes any untrue statement of a material fact or omission to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;
“MSA” means the second amended and restated master services agreement, made as of August 27, 2018, between BAM, BPY, Holding LP, Brookfield Global Property Advisor Limited, Brookfield Property Group LLC, Brookfield Asset Management Private Institutional Capital Adviser US, LLC, BPG Holdings Group Inc. and certain other parties specified therein, as may be duly amended from time to time;
“Nasdaq” means the Nasdaq Stock Market;
“New LP” means a Bermuda exempted limited partnership to be formed prior to the Effective Time, directly or indirectly, by BPY;
“New LP LPA” means the limited partnership agreement governing New LP that will be substantially in the form set forth in Section 1.1 of the BPY Disclosure Letter;
“NI 52-109” means National Instrument 52-109 — Certification of Disclosure in Issuers’ Annual and Interim Filings;
“Non-Core Representations” means all of the representations and warranties of BPY set forth in this Agreement other than the Core Representations;
“NYSE” means the New York Stock Exchange;
“OBCA” has the meaning ascribed thereto in the Recitals;
“Order” means any order, writ, injunction, judgment, ruling, decision, consent, award, stipulation, subpoena, verdict, arbitration award, decree or other determination, in each case, entered, issued, made or rendered by any Governmental Entity;
“Ordinary Course of Business” means the ordinary course of business of BPY and its subsidiaries (as the case may be), consistent with past practice, including as may have been varied by BPY or its subsidiaries in response to the COVID-19 pandemic;
“Outside Date” means September 30, 2021 or such later date as may be agreed to in writing by the parties;
“Permit” means a permit, license, certificate, franchise, permission, variance, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Entity or pursuant to applicable Law;

“Person” means an individual, corporation, partnership, limited partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof;
“Plan of Arrangement” means the plan of arrangement in substantially the form of Schedule B hereto, and any amendment or variation thereto in accordance with the terms hereof, Section 6.1 of the Plan of Arrangement or made at the direction of the Court in the Final Order with the consent of the Purchaser Parties and BPY, each acting reasonably;
“Pre-Acquisition Reorganization” has the meaning ascribed thereto in Section 4.5;
“Preferred Unit Guarantees” means the guarantees of the Preferred Units by the Preferred Unit Guarantors that will be substantially in the form set forth in Section 1.1 of the BPY Disclosure Letter;
“Preferred Unit Guarantors” means BPY, Holding LP, Brookfield BPY Holdings Inc., Brookfield BPY Retail Holdings II Inc., BPY Bermuda Holdings Limited, BPY Bermuda Holdings II Limited, BPY Bermuda Holdings IV Limited, BPY Bermuda Holdings V Limited and BPY Bermuda Holdings VI Limited;
“Preferred Units” means the Class A Cumulative Redeemable Preferred Units, Series 1 of New LP with the rights and attributes to be provided for in the New LP LPA;
“Public Unitholders” means the holders of BPY Units other than BAM and its subsidiaries (including BPY) and any other person who holds BPY Units in respect of which votes are required to be excluded under Section 8.1(2) of MI 61-101 for the purposes of determining minority approval for the Arrangement;
“Purchaser” has the meaning ascribed thereto in the Recitals;
“Purchaser Parties” has the meaning ascribed thereto in the Recitals;
“Purchaser Sub” has the meaning ascribed thereto in the Recitals;
“Representatives” of a person means the directors, officers, employees, advisors or other representatives of such person (including lawyers, accountants and financial and other professional advisors);
“Required Vote” has the meaning ascribed thereto in Section 2.3(c)(ii);
“Restricted BPY Stock Plans” means (a) the Brookfield Property Group restricted BPY L.P. unit plan, as amended as of June 2020 and (b) the Brookfield Property Group restricted BPY L.P. unit plan (Canada), as amended as of November 5, 2019;
“Restricted BPY Units” means the BPY Units subject to and administered under the Restricted BPY Stock Plans;
“Schedule 13E-3” means the Rule 13e-3 transaction statement on Schedule 13E-3 under the Exchange Act to be filed in connection with this Agreement and the Plan of Arrangement, as it may be amended or supplemented from time to time;
“SEC” means the U.S. Securities and Exchange Commission;
“Securities Act” means the Securities Act (Ontario);
“Securities Authorities” means the applicable securities commissions and other securities regulatory authorities in Canada and the United States;
“Securities Laws” means the Securities Act, the Exchange Act, and all other applicable Canadian provincial and territorial and United States federal and state securities laws, rules, regulations and published policies thereunder;
“Special Committee” means the special committee of directors of the general partner of BPY constituted to consider the transactions contemplated by this Agreement;
“subsidiary” has the meaning given in National Instrument 45-106 — Prospectus Exemptions;

“Tax Act” means the Income Tax Act, R.S.C. 1985, c. 1 (5th Supp.);
“Taxes” includes any taxes, duties, fees, premiums, assessments, imposts, levies and other charges of any kind whatsoever imposed by any Governmental Entity, including all interest, penalties, fines, additions to tax or other additional amounts imposed by any Governmental Entity in respect thereof, and including those levied on, or measured by, or referred to as, income, gross receipts, profits, capital, transfer, land transfer, sales, goods and services, harmonized sales, Quebec sales, use, value-added, excise, stamp, withholding, business, franchising, property, development, occupancy, employer health, payroll, employment, health, social services, education and social security taxes, all surtaxes, all customs duties and import and export taxes, countervail and anti-dumping duties, all license, franchise and registration fees and all employment insurance, health insurance, workers’ compensation and Canada and other government pension plan premiums or contributions;
“Tracking Share Options” means the stock options granted under the Tracking Share Option Plan;
“Tracking Share Option Plan” means the Brookfield Property Partners amended and restated BPY unit option plan (Canada), as amended as of November 5, 2019;
“TSX” means the Toronto Stock Exchange;
“Unconflicted Board of Directors” means the board of directors of the general partner of BPY, with Jeffrey Blidner as a director who has interests that present actual or potential conflicts of interest in connection with the Arrangement abstaining from voting on any resolution, approval or recommendation in connection with the Arrangement;
“Unitholders” means holders of BPY Units and Exchange LP Units;
“U.S. Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, or any successor statute, rules or regulations thereto; and
“Valuation” means the formal valuation of the BPY Units and the Preferred Units dated March 31, 2021 that was prepared by the Financial Advisor in accordance with MI 61-101.
1.2   Certain Rules of Interpretation
In this Agreement:
(a)
Calculation of Time.   Unless otherwise specified, time periods within or following which any payment is to be made or act is to be done shall be calculated by excluding the day on which the period commences and including the day on which the period ends.

(b)
Business Days.   Whenever any action to be taken or payment to be made pursuant to this Agreement would otherwise be required to be made on a day that is not a Business Day, such action shall be taken or such payment shall be made on the first Business Day following such day.

(c)
Headings.   The descriptive headings preceding Articles and Sections of this Agreement are inserted solely for convenience of reference and are not intended as complete or accurate descriptions of the content of such Articles or Sections. The division of this Agreement into Articles, Sections and subsections and the insertion of a table of contents shall not affect the interpretation of this Agreement.

(d)
Including.   Where the word “including” or “includes” is used in this Agreement, it means “including without limitation” or “includes without limitation”.

(e)
Statutory References.   Any reference to a statute shall mean the statute in force as at the date of this Agreement (together with all rules, regulations and published policies, as applicable, made thereunder), as the same may be amended, re-enacted, consolidated or replaced from time to time, and any successor statute thereto, unless otherwise expressly provided.

(f)
Currency.   All references to “$” mean United States dollars.

(g)
Number and Gender.   In this Agreement, unless the contrary intention appears, words importing the singular include the plural and vice versa; words importing gender shall include all genders; and words importing persons shall include a natural person, firm, trust, partnership, association, corporation, joint venture or Governmental Entity (including any governmental agency, political subdivision or instrumentality thereof).

1.3   Schedules
Schedule A and Schedule B annexed to this Agreement, are incorporated by reference into and form part of this Agreement.
ARTICLE 2
THE ARRANGEMENT
2.1   Arrangement
(a)
As soon as reasonably practicable following the execution of this Agreement, Purchaser Sub shall prepare, file, proceed with and diligently prosecute an application pursuant to section 182(5) of the OBCA for the Interim Order as contemplated in Section 2.3.

(b)
As soon as reasonably practicable after obtaining the Interim Order, BPY shall convene and hold the BPY Unitholders’ Meeting for the purpose of considering the BPY Resolution.

(c)
If the Interim Order and the approval of the BPY Unitholders as set out in the Interim Order are obtained, Purchaser Sub shall promptly thereafter take all steps necessary or desirable to submit the Arrangement to the Court and apply for the Final Order.

(d)
Subject to obtaining the Final Order and the satisfaction or waiver of the other conditions herein contained in favour of each party, Purchaser Sub shall file, pursuant to section 183(1) of the OBCA, articles of arrangement to give effect to the Arrangement and implement the Plan of Arrangement.

2.2   Effective Date of Arrangement
The Arrangement shall become effective on the Effective Date and the steps to be carried out pursuant to the Arrangement shall become effective in the order set out in the Plan of Arrangement. The closing of the Arrangement will take place at the offices of Torys LLP, 79 Wellington Street West, Toronto, Ontario M5K 1N2 at 10:00 a.m. (Toronto time) on the Effective Date, or such other place as agreed upon by the parties.
2.3   Interim Order
The notice of motion for the application referred to in Section 2.1(a) shall request that the Interim Order provide, among other things:
(a)
for the calling and holding of the BPY Unitholders’ Meeting for the purpose of considering the BPY Resolution;

(b)
for the BPY Unitholders’ Meeting to be called, held and conducted in accordance with the provisions of the LPA, the Circular and the Interim Order;

(c)
that the requisite unitholder approval for the BPY Resolution shall be:

(i)
a simple majority of the votes cast by BPY Unitholders present in person or represented by proxy at the BPY Unitholders’ Meeting; and

(ii)
a simple majority of the votes cast by Public Unitholders present in person or represented by proxy at the BPY Unitholders’ Meeting (together with clause (i), the “Required Vote”);

(d)
that registered holders of BPY Units will be provided with Dissent Rights;

(e)
that the BPY Unitholders’ Meeting may be adjourned or postponed from time to time by BPY without the need for additional approval of the Court; and

(f)
confirmation of the record date for the purposes of determining the Unitholders and BPYU Shareholders entitled to receive notice and the BPY Unitholders entitled to vote at the BPY Unitholders’ Meeting in accordance with the Interim Order and that the record date will not change as a result of any adjournments or postponements of the BPY Unitholders’ Meeting.

2.4   Circular, Form F-4 and Schedule 13E-3
(a)
BPY and BAM will, in a timely and expeditious manner, jointly prepare and file or cause to be filed, (i) the Circular in all Canadian jurisdictions where the same is required and (ii) the Form F-4 and Schedule 13E-3, which shall include the Circular as a prospectus, with the SEC, in each case as required under applicable Laws and the Interim Order. BPY and the Purchaser Parties shall use commercially reasonable efforts to have the Form F-4 declared effective as promptly as practicable after being filed (including by responding to comments of the SEC) and, prior to the effective date of the Form F-4, BPY and the Purchaser Parties shall take all actions reasonably required to be taken under any applicable securities Laws in connection with the issuance of the BAM Shares and the Preferred Units. BPY and BAM will, in a timely and expeditious manner following the effective date of the Form F-4, jointly mail or deliver the Circular to the Unitholders, BPYU Shareholders and holders of award grants under the BPY and BPYU Equity-Based Award Plans.

(b)
BAM, with reasonable cooperation from BPY, shall ensure the Circular complies in all material respects with all applicable Laws, and, without limiting the generality of the foregoing, that the Circular will not contain any Misrepresentation. BAM, with reasonable cooperation from BPY, shall ensure that the Form F-4 and Schedule 13E-3, at the time of filing thereof and at the time of each amendment or supplement thereto, complies as to form in all material respects with the Exchange Act.

(c)
The Circular will include the unanimous recommendation of the Unconflicted Board of Directors that BPY Unitholders vote in favour of the BPY Resolution.

(d)
The Circular will provide that the holders of Exchange LP Units may elect to participate in the Arrangement on an “as-exchanged” basis in accordance with Section 4.2(m), and include notice of redemption and notice of BPY’s intention to exercise its redemption call right for all Exchange LP Units in respect of which a holder has not so opted to participate, all in accordance with the terms of the Exchange LP Units.

(e)
Each of Purchaser Parties and BPY will furnish to each other all such information as may be required by the Interim Order or applicable Laws or as may be reasonably required or reasonably requested by one of the parties hereto in the preparation of the Circular, the Form F-4 and the Schedule 13E-3 for inclusion in the Circular, the Form F-4 and the Schedule 13E-3 and in any amendments or supplements to such documents or other documents related thereto. The Purchaser Parties shall ensure that no such information will contain any Misrepresentation and that such information with respect to the Purchaser Parties will not contain any Misrepresentation and, at the time the Form F-4 or Schedule 13E-3, or any amendment or supplement thereto, is filed with the SEC, the Form F-4 or Schedule 13E-3, as amended or supplemented, will not contain any Misrepresentation. BPY shall ensure that any information that is provided by BPY or its Representatives (excluding BAM or any Service Provider (as defined in the MSA) in connection with their roles as a service provider to BPY) with respect to BPY for the purpose of inclusion in the Circular or Schedule 13E-3 will not contain any Misrepresentation. BAM shall indemnify and save harmless BPY, its subsidiaries and their respective Representatives from and against any and all liabilities, claims, demands, losses, costs, damages and expenses to which BPY, any subsidiary of BPY or any of their respective Representatives may be subject or may suffer, in any way caused by, or arising directly or indirectly, from or in consequence of (i) any Misrepresentation or alleged Misrepresentation, in each case in respect of any information that is provided by BAM or its Representatives for the purpose of inclusion in the Circular or Schedule 13E-3 and (ii) any Order made, or any inquiry, investigation or proceeding by any Securities Authority or other Governmental Entity, to the extent based on any Misrepresentation or any alleged Misrepresentation, in each case in respect of any information provided by BAM or its Representatives for the purpose of inclusion in the Circular or Schedule 13E-3.

(f)
Each of BAM, BPY and their respective advisors shall be given a reasonable opportunity to review and comment on the Circular, the Form F-4 and Schedule 13E-3, prior to the Circular being printed and mailed or delivered to the Unitholders, BPYU Shareholders and holders of award grants under the BPY and BPYU Equity-Based Award Plans and the Circular, Form F-4 and Schedule 13E-3 being filed, and reasonable consideration shall be given to any comments made by the Purchaser and its advisors, or BPY and its advisors, as applicable, provided that all information relating solely to the Purchaser Parties included in the Circular, the Form F-4 and Schedule 13E-3 shall be in form and substance satisfactory to BPY, acting reasonably, and provided that all information relating solely to BPY included in the Circular, the Form F-4 and Schedule 13E-3 shall be in form and substance satisfactory to the Purchaser, acting reasonably. BPY shall provide the Purchaser Parties with a final copy of the Circular prior to the mailing or delivery to the Unitholders, BPYU Shareholders and holders of award grants under the BPY and BPYU Equity-Based Award Plans. BAM and BPY shall notify each other promptly of the receipt of any comments from the SEC or the staff of the SEC and of any request by the SEC or the staff of the SEC for amendments or supplements to the Circular, the Form F-4, and/or the Schedule 13E-3 or for additional information and shall supply each other with copies of (i) all correspondence between BAM, BPY, or their respective Representatives, on the one hand, and the SEC or the staff of the SEC, on the other hand, with respect to the Circular, the Form F-4, and/or the Schedule 13E-3 and (ii) all Orders of the SEC relating to the Form F-4. No response to any comments from the SEC or the staff of the SEC relating to the Circular, the Form F-4, and/or the Schedule 13E-3 will be made by either BAM or BPY, as applicable, without providing the other a reasonable opportunity to review and comment thereon unless pursuant to a telephone call initiated by the SEC, and each party shall consider in good faith all comments reasonably proposed by the other party. No amendment or supplement to the Circular, the Form F-4, and/or the Schedule 13E-3 shall be made by BPY or BAM, as applicable, without the prior approval of the other, which approval shall not be unreasonably withheld, conditioned or delayed.

(g)
The Purchaser Parties and BPY shall also take, or cause to be taken, any other action required to be taken under Securities Act, the Exchange Act, any applicable domestic, provincial, foreign or state securities or “blue sky” laws and the rules and regulations thereunder in connection with the issuance of the BAM Shares and Preferred Units (and the related Preferred Unit Guarantees).

(h)
BPY and the Purchaser Parties shall promptly notify one another if at any time before the Effective Date, they become aware that the Circular, the Form F-4, and/or the Schedule 13E-3 contains a Misrepresentation, or that the Circular, the Form F-4, and/or the Schedule 13E-3 otherwise requires an amendment or supplement in order to prevent such documents from including a Misrepresentation, and the Purchaser Parties and BPY shall co-operate in the preparation of any amendment or supplement to the Circular, the Form F-4, and/or the Schedule 13E-3, as required or appropriate, and BPY and BAM shall promptly mail or deliver or otherwise publicly disseminate any amendment or supplement to the Circular, the Form F-4, and/or the Schedule 13E-3 as applicable in accordance with 2.4(a) and, if required by the Court or applicable Laws, file the same with the Securities Authorities and as otherwise required.

2.5   Payment of Consideration
The Purchaser Parties shall, on or immediately prior to the Effective Date, deposit or cause to be deposited with the Depositary (i) sufficient BAM Shares to satisfy the BAM Share Consideration, which the holders of Acquired Units are entitled to receive under the Arrangement in accordance with the Plan of Arrangement (calculated without reference to whether any holder of BPY Units has exercised Dissent Rights), (ii) sufficient Preferred Units to satisfy the portion of the Consideration to be paid in Preferred Units, which the holders of Acquired Units are entitled to receive under the Arrangement, in accordance with the Plan of Arrangement (calculated without reference to whether any holder of BPY Units has exercised Dissent Rights) and (iii) sufficient cash to pay in full the aggregate amount required to satisfy (x) the Cash Consideration, which the holders of Acquired Units are entitled to receive under the Arrangement in accordance with the Plan of Arrangement (calculated without reference to whether any holder of BPY Units has exercised Dissent Rights) and (y) the redemption of the BPYU Preferred Shares in accordance with Section 4.2(l). Promptly following the determination of the cash payments to be made to Dissenting Unitholders, the Purchaser Parties shall deposit or cause to be deposited with the Depositary any additional cash required to satisfy such payments.
2.6   Certain Adjustments
Notwithstanding anything in this Agreement to the contrary, but without duplication of any adjustment already accounted for pursuant to this Agreement, from the date of this Agreement until the earlier of (x) the Effective Time and (y) any termination of this Agreement in accordance with Section 6.2, if:
(a)
(i) the outstanding BAM Shares or the outstanding BPY Units (or the securities convertible into or exercisable for BAM Shares or BPY Units) shall have been changed into a different number of shares or units or a different class by reason of any reclassification, stock or unit split (including a reverse stock or unit split), recapitalization, split-up, combination, exchange of shares or units, readjustment, or other similar transaction, or a stock or similar dividend or distribution thereon (other than a transaction described in Section 2.6(b)), shall be declared with a record date within said period, or (ii) any extraordinary cash dividend or any cash dividend in excess of BAM’s normal quarterly dividend of $0.13 per BAM Share, shall be declared with a record date within said period, then the Consideration, and any other similarly dependent items, as the case may be, shall be appropriately adjusted to provide BPY and Unitholders, as the case may be, the same economic effect as contemplated by this Agreement prior to such event; or

(b)
any dividend or distribution on the BAM Shares or a security that is the economic equivalent of a BAM Share, including the special pro rata distribution by BAM to the holders of BAM Shares of class A exchangeable limited voting shares of Brookfield Asset Management Reinsurance Partners Ltd., shall be declared thereon with a record date within said period, then the BAM Share Consideration shall become a number of BAM Shares equal to the product of (x) the BAM Share Consideration multiplied by (y) the sum of (A) the number of shares or securities to be distributed per BAM Share plus (B) one; or

(c)
any cash distribution shall be declared on the BPY Units (or the securities convertible into or exercisable for BPY Units) after the date hereof, then the Cash Consideration shall be reduced by an amount equal to such distribution per BPY Unit, but without duplication.

Nothing in this Section 2.6 shall be construed to permit any party to take any action that is otherwise prohibited or restricted by any other provision of this Agreement.
2.7   Performance of Purchaser Sub
BAM unconditionally and irrevocably guarantees and covenants and agrees to be jointly and severally liable with Purchaser Sub for the due and punctual performance of each and every obligation of Purchaser Sub arising under this Agreement and the Plan of Arrangement. BAM shall cause Purchaser Sub to comply with all of Purchaser Sub’s obligations under or relating to the Arrangement and the transactions contemplated by this Agreement.
2.8   Lists of the BPY Unitholders
At the reasonable request of a Purchaser Party from time to time, and in compliance with applicable Laws, BPY shall, or shall direct its registrar and transfer agent to, provide the such Purchaser Party with a list of the registered BPY Unitholders, together with their addresses and respective holdings of BPY Units, and a list of non-objecting beneficial owners of BPY Units, together with their addresses and respective holdings of BPY Units. BPY shall from time to time require that its registrar and transfer agent furnish the Purchaser Parties with such additional information, including updated or additional lists of the BPY Unitholders and lists of holdings and other assistance as such Purchaser Party may reasonably request.
2.9   Employee Plans
The parties hereto shall take all actions necessary such that, at the time specified in the Plan of Arrangement, the outstanding BPY Options, Tracking Share Options, DSUs and Restricted BPY Units shall be treated in accordance with the provisions of the Plan of Arrangement. FV LTIP Units of Holding LP

issued pursuant to the Brookfield Property L.P. FV LTIP Unit Plan will remain outstanding and governed by the terms of such plan, the applicable award agreements and the Holding LP LPA. AO LTIP Units of Holding LP issued pursuant to the Brookfield Property Partners BPY Unit Option Plan (GGP) shall be treated in accordance with the terms of such plan, the applicable award agreements and the Holding LP LPA.
2.10   Fiduciary Duties
Nothing contained herein shall be construed to require the Board of Directors or the Special Committee to take or refrain from taking any action that would be inconsistent with the best interests of BPY, including the best interests of the Public Unitholders. Without limiting the generality of the foregoing and notwithstanding any other provision of this Agreement, the Board of Directors or the Special Committee may delay the holding of the BPY Unitholders’ Meeting in order to communicate to BPY Unitholders any decision to change the recommendation of the Unconflicted Board of Directors or the Special Committee or to seek an amendment to the Arrangement, the Interim Order or the terms of this Agreement, consistent, in each case, with the best interests of BPY, including the best interests of the Public Unitholders, provided that BPY shall have notified the Purchaser regarding its intention to do any of the foregoing prior to taking any steps in connection therewith.
2.11   BAM Holders
BAM, on behalf of itself and the BAM Holders, acknowledges and agrees that each BAM Holder shall receive BAM Exchange LP Consideration in lieu of the BAM Share Consideration to which it would otherwise be entitled, and waives any claim that it may have to receive the BAM Share Consideration to which it may have otherwise been entitled.
ARTICLE 3
REPRESENTATIONS AND WARRANTIES
3.1   Representations and Warranties of BPY
Except as (i) disclosed in the BPY Disclosure Letter, or (ii) set forth in any of BPY’s filings with the Securities Authorities and other public disclosure documents of BPY that are publicly available at least two (2) Business Days prior to the date of this Agreement (but excluding any forward-looking disclosures set forth in any “risk factors” section, any disclosures in any “forward-looking statements” section and any other disclosures included therein to the extent they are cautionary, predictive or forward-looking in nature, it being understood that any factual information contained within such sections shall not be excluded), BPY represents and warrants to the Purchaser Parties as follows:
(a)
the Special Committee has received the Valuation and Fairness Opinion from the Financial Advisor and, as of the date hereof:

(i)
the Special Committee, after consultation with its financial and legal advisors, has unanimously determined that the Arrangement is fair to the Public Unitholders and that the transactions contemplated in the Arrangement are in the best interests of BPY and has unanimously recommended that the Board of Directors approve the Arrangement and recommend to the Public Unitholders that they vote their BPY Units in favour of the Arrangement; and

(ii)
the Unconflicted Board of Directors, having received the recommendation of the Special Committee has determined unanimously that the Arrangement is fair to the Public Unitholders and that the transactions contemplated in the Arrangement are in the best interests of BPY, has unanimously approved the Arrangement and the execution and performance of this Agreement and resolved unanimously to recommend to the Public Unitholders that they vote their BPY Units in favour of the Arrangement;

(b)
BPY (i) is validly existing as an exempted limited partnership under the laws of Bermuda, has the power to enter into this Agreement and to perform its obligations hereunder, and (ii) is duly qualified to do business in each jurisdiction in which the nature of its business makes such qualification necessary, except where such failure to qualify would not have or would not reasonably be expected to have a BPY Material Adverse Effect;
(c)
as of March 30, 2021, the authorized capital of BPY consists of (i) an unlimited number of BPY Units, (ii) an unlimited number of general partnership units and (iii) an unlimited number of preferred limited partnership units. As of the close of business on March 30, 2021, 436,032,994 BPY Units, 138,875 general partnership units, 7,360,000 Class A Cumulative Redeemable Perpetual Preferred Units, Series 1, 10,000,000 Class A Cumulative Redeemable Perpetual Preferred Units, Series 2 and 11,500,000 Class A Cumulative Redeemable Perpetual Preferred Units, Series 3 have been validly issued and are outstanding as fully paid and non-assessable units and have not been issued in violation of any pre-emptive rights or other contractual rights to purchase securities granted by BPY or arising under any applicable Law. As of the close of business on March 26, 2021, an aggregate of 497,573,073 BPY Units were issuable upon the exchange, exercise or conversion of the Exchangeable Securities, the issued and outstanding redemption-exchange units of Holding LP and the outstanding awards granted under the BPY and BPYU Equity-Based Award Plans, and such BPY Units, upon issuance, will be validly issued and outstanding as fully paid and non-assessable units, and will not have been issued in violation of any pre-emptive rights or other contractual rights to purchase securities granted by BPY or arising under any applicable Law. As of the close of business on March 30, 2021, 72,000,000 Class A Preferred Units of Holding LP have been validly issued and are outstanding as fully paid and non-assessable units. As of the date hereof, except for the DRIP, the Exchangeable Securities, the redemption-exchange units of Holding LP, Class A Preferred Units of Holding LP and the BPY and BPYU Equity-Based Award Plans and the awards granted thereunder, there are no options, warrants, conversion privileges, commitments (contingent or otherwise) or other agreements or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement, for the purchase, allotment or issuance of, or subscription for, any securities of BPY, or any securities convertible or exchangeable into, or exercisable for, or otherwise evidencing a right to acquire, any securities of BPY. There are no outstanding Contracts of BPY to repurchase, redeem or otherwise acquire any of its securities;

(d)
all of the issued and outstanding BPY Units have been duly authorized and validly issued and are fully paid and non-assessable. Except as would not have a BPY Material Adverse Effect, all securities of BPY have been issued in compliance with all applicable Securities Laws and all applicable Contracts. Other than the BPY Units, there are no securities of BPY outstanding which have the right to vote generally (or are convertible into or exchangeable for securities having the right to vote generally) with the BPY Unitholders on any matter;

(e)
this Agreement has been duly authorized, executed and delivered by BPY and is a legal, valid and binding obligation of BPY, enforceable against BPY by the Purchaser Parties in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other Laws affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding at Law or in equity;

(f)
the execution and delivery of this Agreement by BPY and the consummation of the Arrangement will not:

(i)
result in the breach or violation of any of the provisions of, or constitute a default under, or conflict with or cause the acceleration of any obligation of BPY under:

(A)
any provision of the LPA or resolutions of the Board of Directors (or any committee thereof) or the BPY Unitholders;

(B)
any material Order;

(C)
any Permit held by BPY that is necessary to the operation of the business carried on by BPY and its subsidiaries, where such breach, default, conflict or acceleration would have a BPY Material Adverse Effect;

(D)
any applicable Law, statute, ordinance, regulation or rule, where such breach, default, conflict or acceleration would have a BPY Material Adverse Effect; or

(E)
any other Contract or agreement, where such breach, default, conflict or acceleration would have a BPY Material Adverse Effect; or

(ii)
give rise to any right of termination or acceleration of material indebtedness of BPY and its subsidiaries, or cause any material third party indebtedness of BPY and its subsidiaries to come due before its stated maturity;

(g)
BPY is a “reporting issuer” in Canada and is not on the list of reporting issuers in default under applicable Canadian provincial and territorial Securities Laws. The BPY Units are registered under the Exchange Act. BPY is in compliance with all applicable Securities Laws in all material respects, and no delisting of, suspension of trading in or cease trading order with respect to any securities of BPY and, to the Knowledge of BPY, no inquiry or investigation (formal or informal) of any Securities Authorities, is in effect or ongoing or, to the Knowledge of BPY, threatened;

(h) except for the Financial Advisor, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission from, or to the reimbursement of any of its expenses by, BPY or any of its subsidiaries in connection with this Agreement or the Arrangement;
(i)
to the Knowledge of BPY, no prior valuations (within the meaning of MI 61-101) of BPY have been made in the 24 months prior to the date hereof;

(j)
BPY acknowledges and agrees that, except for the representations and warranties set forth in Section 3.2, no representation or warranty of any kind whatsoever, express or implied, at law or in equity, is made or shall be deemed to have been made by or on behalf of the Purchaser Parties to BPY, and the Purchaser Parties hereby disclaim any such representation or warranty, whether by or on behalf of the Purchaser Parties, and notwithstanding the delivery or disclosure to BPY, or any of its Representatives or subsidiaries, of any documentation or other information by the Purchaser Parties or any of their respective Representatives or subsidiaries with respect to any one or more of the foregoing; and

(k)
BPY also acknowledges and agrees that, except for the representations and warranties set forth in Section 3.2, the Purchaser Parties make no representation or warranty with respect to any projections, forecasts or other estimates, plans or budgets of future revenues, expenses or expenditures, future results of operations (or any component thereof), future cash flows (or any component thereof) or future financial condition (or any component thereof) of the Purchaser Parties or any of their respective subsidiaries or the future business, operations or affairs of the Purchaser Parties or any of their subsidiaries heretofore or hereafter delivered to or made available to BPY or its Representatives or subsidiaries.

3.2   Representations and Warranties of the Purchaser Parties
Except as set forth in any of BAM’s filings with the Securities Authorities and other public disclosure documents of BAM that are publicly available at least two (2) Business Days prior to the date of this Agreement (but excluding any forward-looking disclosures set forth in any “risk factors” section, any disclosures in any “forward-looking statements” section and any other disclosures included therein to the extent they are cautionary, predictive or forward-looking in nature, it being understood that any factual information contained within such sections shall not be excluded), the Purchaser Parties represent and warrant to BPY as follows and acknowledge that BPY is relying on such representations and warranties in connection with the Arrangement:
(a)
each Purchaser Party is validly existing under the laws of its jurisdiction of formation, has the power to enter into this Agreement and to perform its obligations hereunder and is duly qualified to do business in each jurisdiction in which the nature of its business makes such qualification necessary. At least two (2) Business Days prior to the date hereof, BAM has made available to BPY accurate and complete copies of the organizational documents of the BAM Parties which are taking any actions in the Plan of Arrangement, in each case, including all amendments thereto;

(b)
as of March 19, 2021, the authorized and issued capital of BAM consists of: (i) an unlimited number of BAM Shares, of which 1,576,999,947 BAM Shares have been issued and are outstanding; (ii) 85,120 Class B Limited Voting Shares, all of which are issued and are outstanding; (iii) an unlimited number of Class A Preference Shares, of which 10,457,685 Class A Preference Shares, Series 2; 3,995,910 Class A Preference Shares, Series 4; 2,476,185 Class A Preference Shares, Series 8; 5,515,981 Class A Preference Shares, Series 9; 9,640,096 Class A Preference Shares, Series 13; 2,000,000 Class A Preference Shares, Series 15; 7,840,204 Class A Preference Shares, Series 17; 7,866,749 Class A Preference Shares, Series 18; 9,278,894 Class A Preference Shares, Series 24; 1,529,133 Class A Preference Shares, Series 25; 9,770,928 Class A Preference Shares, Series 26; 9,233,927 Class A Preference Shares, Series 28; 9,787,090 Class A Preference Shares, Series 30; 11,750,299 Class A Preference Shares, Series 32; 9,876,735 Class A Preference Shares, Series 34; 7,842,909 Class A Preference Shares, Series 36; 7,830,091 Class A Preference Shares, Series 37; 7,906,132 Class A Preference Shares, Series 38; 11,841,025 Class A Preference Shares, Series 40; 11,887,500 Class A Preference Shares, Series 42; 9,831,929 Class A Preference Shares, Series 44; 11,740,797 Class A Preference Shares, Series 46; and 11,885,972 Class A Preference Shares, Series 48; in each case, are issued and outstanding; and (iv) an unlimited number of Class AA Preference Shares, none of which have been issued or are outstanding. As of the date hereof, except for the BAM Equity-Based Award Plans and the awards granted thereunder, there are no options, warrants, conversion privileges, commitments (contingent or otherwise) or other agreements or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement, for the purchase, allotment or issuance of, or subscription for, any securities of BAM, or any securities convertible or exchangeable into, or exercisable for, or otherwise evidencing a right to acquire, any securities of BAM. All securities of BAM have been issued in compliance with all applicable Securities Laws and, except as would not have a BAM Material Adverse Effect, all applicable Contracts. Other than the BAM Shares and the Class B Limited Voting Shares of BAM, there are no securities of BAM or of any of its subsidiaries outstanding which have the right to vote generally (or are convertible into or exchangeable for securities having the right to vote generally) with the holders of BAM Shares and Class B Limited Voting Shares of BAM on any matter. There are no outstanding Contracts of BAM to repurchase, redeem or otherwise acquire any of its securities;

(c)
all of the outstanding BAM Shares have been duly authorized and validly issued, and are fully paid and non-assessable;

(d)
this Agreement has been duly authorized, executed and delivered by the Purchaser Party and is a legal, valid and binding obligation of the Purchaser Party, enforceable against the Purchaser Party by BPY in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other Laws affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding at Law or in equity;

(e)
the execution and delivery of this Agreement by the Purchaser Party and the consummation of the Arrangement will not:

(i)
result in the breach or violation of any of the provisions of, or constitute a default under, or conflict with or cause the acceleration of, any obligation of the Purchaser Party, and, in the case of clause (A), any of the Purchaser Party’s affiliates (other than BPY) taking any action in the Plan of Arrangement, under:

(A)
any provision of the constating documents or by-laws or resolutions of the board of directors or similar governing board (or any committee thereof) or shareholders of any BAM Party taking any action in the Plan of Arrangement;

(B)
any material Order;

(C)
any Permit held by the Purchaser Party that is necessary to the operation of the respective businesses carried on by the Purchaser Party and its subsidiaries, where such breach, default, conflict or acceleration would have a BAM Material Adverse Effect;

(D)
any applicable Law, statute, ordinance, regulation or rule, where such breach, default, conflict or acceleration would have a BAM Material Adverse Effect; or

(E)
any other Contract or agreement where such breach, default, conflict or acceleration would have a BAM Material Adverse Effect; or

(ii)
give rise to any right of termination or acceleration of material indebtedness of BAM and its subsidiaries, or cause any material third party indebtedness of BAM and its subsidiaries to come due before its stated maturity;

(f)
BAM is a “reporting issuer” in Canada and is not on the list of reporting issuers in default under applicable Canadian provincial and territorial Securities Laws. The BAM Shares are registered under the Exchange Act. BAM is in compliance with all applicable Securities Laws in all material respects, and no delisting of, suspension of trading in or cease trading order with respect to any securities of BAM and, to the Knowledge of BAM, no inquiry or investigation (formal or informal) of any Securities Authorities, is in effect or ongoing or, to the Knowledge of BAM, threatened;

(g)
no Consent from, filing with or notification to, any Governmental Entity, is required to be obtained or made by a Purchaser Party in connection with the execution and delivery of this Agreement by such Purchaser Party or the performance by such Purchaser Party of its respective obligations hereunder, except for: (a) applicable requirements of the Exchange Act and as may be required under applicable state securities or “blue sky” applicable Law of the United States, (b) the filing of the Articles of Arrangement of Purchaser Sub with the Minister of Consumer and Business Services in the Province of Ontario, (c) any filings required in connection with the conditional approval on the TSX of the BAM Shares to be issued as the Consideration pursuant to the Arrangement, (d) any filings required in connection with the listing approval on the NYSE of the BAM Shares to be issued as the Consideration pursuant to the Arrangement, (e) the filing of the Form F-4 or Schedule 13E-3 with the SEC, and (f) any Consents, filings, registrations, or notifications, which if not obtained or made, would, individually or in the aggregate, reasonably be expected to have a BAM Material Adverse Effect;

(h)
no shareholder or equityholder vote of any Purchaser Party is required to approve this Agreement or to authorize a Purchaser Party to or to consummate the Plan of Arrangement other than as has already been obtained;

(i)
as of the date of this Agreement, there is no shareholder rights plan (or similar plan commonly referred to as a “poison pill”) under which BAM or any of its affiliates (other than BPY) is or may become obligated to sell or otherwise issue any shares in the capital of BAM or any other securities of BAM;

(j)
all documents required to have been filed or furnished by BAM or its officers with the Securities Authorities since December 31, 2018 have been so filed or furnished on a timely basis, including any certification or statement required by (i) Rule 13a-14 or Rule 15d-14 under the Exchange Act (and Section 302 of the Sarbanes-Oxley Act), (ii) Section 906 of the Sarbanes-Oxley Act, and (iii) any other Securities Laws;

(k)
as of the time it was filed with or furnished to the Securities Authorities (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing or, in the case of any BAM Disclosure Document that is a registration statement or prospectus filed pursuant to the requirements of the U.S. Securities Act or applicable Securities Laws, as of the effective date of such BAM Disclosure Document): (A) each BAM Disclosure Document complied in all material respects with the applicable requirements of the U.S. Securities Act, the Exchange Act or Canadian Securities Laws (as the case may be); and (B) no BAM Disclosure Documents contained any Misrepresentation;

(l)
BAM maintains a system of:

(i)
“internal controls over financial reporting” (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) and of ICFR (as defined under NI 52-109) designed to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with IFRS, and
(ii)
“disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) and DC&P (as defined in NI 52-109) designed to provide reasonable assurance that all material information relating to BAM is made known on a timely basis to the individuals responsible for the preparation of BAM’s filings with the Securities Authorities and other public disclosure documents of BAM, and otherwise ensure that information required to be disclosed by BAM in the reports that it files or submits under and applicable Securities Laws is recorded, processed, summarized and reported within the time periods specified in applicable Securities Laws;

(m)
the financial statements (including any related notes) of BAM contained in the BAM Disclosure Documents filed on or after December 31, 2018: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with IFRS applied on a consistent basis throughout the applicable period covered (except (A) as may be indicated therein or in the notes thereto, (B) with respect to unaudited statements, as permitted by the Securities Authorities, and (C) in the case of the unaudited interim financial statements, to normal year-end adjustments and the absence of notes thereto); and (iii) present fairly, in all material respects, the financial condition of BAM and its consolidated subsidiaries as of the respective dates thereof and the results of operations and cash flows of BAM and its subsidiaries for the periods covered thereby;

(n)
no Purchaser Party is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract (including any Contract relating to any transaction or relationship between or among any Purchaser Party, on the one hand, and any unconsolidated affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand, or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K promulgated under the U.S. Securities Act)), where the result, purpose or effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, a Purchaser Party in the published financial statements of BAM contained in the BAM Disclosure Documents;

(o)
since December 31, 2018, none of the Purchaser Parties, BAM’s independent accountants (to the Knowledge of BAM), or the board of directors or audit committee of the board of directors of any Purchaser Party, or any officer of any Purchaser Party, has received any written notification of any:

(i)
“significant deficiency” in the internal controls over financial reporting of any of the Purchaser Parties or “material weakness” in the internal controls over financial reporting of any of the Purchaser Parties, in each case which is reasonably likely to adversely affect such ‘s ability to record, process, summarize and report financial information of such Purchaser Party; or

(ii)
fraud, whether or not material, that involves management or other employees of any of the Purchaser Parties who have a significant role in the internal controls over financial reporting of such Purchaser Party;

(p)
except in connection with the negotiation, execution and delivery of this Agreement and the consummation of the Arrangement, since December 31, 2018 through the date of this Agreement:

(i)
there has not been any BAM Material Adverse Effect, and no event has occurred or circumstance has arisen that, in combination with any other events or circumstances, would, individually or in the aggregate, reasonably be expected to have a BAM Material Adverse Effect; and

(ii)
no Purchaser Party has taken any action that, if taken after the date hereof without the consent of BPY, would constitute a violation of Section 4.3(b);

(q)
except as would not, individually or in the aggregate, reasonably be expected to have a BAM Material Adverse Effect, (a) the Purchaser Parties hold all material Governmental Authorizations necessary to enable the Purchaser Parties to conduct their respective businesses in the manner in which such businesses are currently being conducted, (b) all such Governmental Authorizations are valid and in full force and effect, (c) each Purchaser Party is in compliance with the terms and requirements of such Governmental Authorizations, and (d) since December 31, 2018 through the date hereof, none of the Purchaser Parties has received any written notice from any Governmental Entity regarding: (i) any actual or possible violation of or failure to comply with any term or requirement of any such material Governmental Authorization; or (ii) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any such material Governmental Authorization;
(r)
the operation of the business of the BAM Parties are and have been, since the later of (x) such entity’s commencement of operations and (y) December 31, 2018, conducted in accordance with all applicable Law of any Governmental Entity having jurisdiction over such entity or its assets, properties and operations (including by filing all reports, registrations and statements in a timely manner, together with any amendments required to be made with respect thereto, that are required to be filed under any applicable Law with any applicable Governmental Entity), except as would not, individually or in the aggregate, reasonably be expected to have a BAM Material Adverse Effect. Since December 31, 2018 through the date hereof, none of the Purchaser Parties has received written notice from a Governmental Entity of any violation (or any investigation with respect thereto) of any applicable Law and neither BAM nor any of its subsidiaries is in default with respect to any Order applicable to any of its assets, properties or operations, except as would not, individually or in the aggregate, reasonably be expected to have a BAM Material Adverse Effect;

(s)
there is no Legal Action pending, or, to the Knowledge of BAM, threatened except as would not, individually or in the aggregate, reasonably be expected to have a BAM Material Adverse Effect. There is no Order of any nature outstanding, or, to the Knowledge of BAM, threatened, against BAM or any of BAM’s subsidiaries (other than BPY and its subsidiaries) that would, individually or in the aggregate, reasonably be expected to have a BAM Material Adverse Effect;

(t)
no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission from, or to the reimbursement of any of its expenses by, BAM or any of its subsidiaries (except BPY and its subsidiaries) in connection with this Agreement or the Arrangement;

(u)
BAM is directly or indirectly the sole holder of all shares in the capital of Purchaser Sub. Since its date of formation, Purchaser Sub has not carried on any business nor conducted any operations other than in connection with the execution of this Agreement, the performance of its obligations hereunder and matters ancillary to the Arrangement;

(v)
BAM has or will have at the Effective Date sufficient cash available to enable it to satisfy the aggregate cash (a) consideration payable in accordance with the terms of the Plan of Arrangement, (b) payable pursuant to Section 2.5 and (c) payable in connection with the redemption of the BPYU Preferred Shares in accordance with Section 4.2(l). The Purchaser Parties expressly acknowledge and agree that their obligations under this Agreement are not subject to, or conditioned on, the receipt or availability of any funds or financing;

(w)
BAM represents and warrants that, to the Knowledge of BAM, none of the representations and warranties of BPY set forth in Section 3.1 are untrue or incorrect;

(x)
The Purchaser Parties acknowledge and agree that, except for the representations and warranties set forth in Section 3.1, no representation or warranty of any kind whatsoever, express or implied, at law or in equity, is made or shall be deemed to have been made by or on behalf of BPY to the Purchaser Parties, and BPY hereby disclaims any such representation or warranty, whether by or on behalf of the BPY, and notwithstanding the delivery or disclosure to the Purchaser Parties, or any of their Representatives or other BAM Party, of any documentation or other information by BPY or any of its Representatives or subsidiaries with respect to any one or more of the foregoing; and

(y)
The Purchaser Parties also acknowledge and agree that, except for the representations and warranties set forth in Section 3.1, BPY makes no representation or warranty with respect to any projections, forecasts or other estimates, plans or budgets of future revenues, expenses or expenditures, future results of operations (or any component thereof), future cash flows (or any component thereof) or future financial condition (or any component thereof) of BPY or any of its subsidiaries or the future business, operations or affairs of BPY or any of its subsidiaries heretofore or hereafter delivered to or made available to the Purchaser Parties or their Representatives or other BAM Party.
3.3   Survival of Representation and Warranties.
The representations and warranties of the parties contained in this Agreement shall not survive the completion of the Arrangement and shall expire and be terminated and extinguished on the earlier of the Effective Date and the termination of this Agreement in accordance with its terms.
ARTICLE 4
COVENANTS OF THE PARTIES
4.1   Covenants of the Purchaser Parties Regarding the Arrangement
The Purchaser Parties covenant and agree that:
(a)
each Purchaser Party will do all such acts and things as are necessary or desirable, and will reasonably cooperate with BPY, in order to give effect to the Arrangement and, without limiting the foregoing, it will apply for and use its reasonable efforts to obtain such Consents, Orders or approvals as are necessary or desirable for the implementation of the Arrangement;

(b)
each Purchaser Party will satisfy or, to the extent not within its control, use all commercially reasonable efforts to satisfy all conditions precedent set forth in Sections 5.1 and 5.3 and comply promptly with all requirements imposed by Law on it with respect to this Agreement;

(c)
each Purchaser Party will use its best efforts, upon reasonable consultation with BPY, to oppose, lift or rescind any injunction, restraining or other Order, decree or ruling seeking to restrain, enjoin or otherwise prohibit or adversely affect the consummation of the Arrangement and defend, or cause to be defended, any proceedings to which it is a party or brought against it or its directors or officers challenging the Arrangement or this Agreement;

(d)
no Purchaser Party will take any action, or refrain from taking any commercially reasonable action, or permit any action to be taken or prohibit any action from being taken, which is inconsistent with this Agreement or which would reasonably be expected to prevent, materially delay or otherwise impede the consummation of the Arrangement;

(e)
each Purchaser Party will vote or cause to be voted all of the BPY Units it holds, or has a control or direction over, in favour of the BPY Resolution, either in person or by proxy, at the BPY Unitholders’ Meeting, and will not exercise Dissent Rights in respect of such BPY Units;

(f)
each Purchaser Party will, to the extent within its power, forthwith carry out the terms of the Interim Order and the Final Order;

(g)
each Purchaser Party will use commercially reasonable efforts to effect the Pre-Acquisition Reorganization; and

(h)
BAM will (i) obtain the conditional approval of the TSX for the listing and posting for trading on the TSX of the BAM Shares forming part of the Consideration, subject only to satisfaction of the customary listing conditions of the TSX and (ii) list the BAM Shares forming part of the Consideration on the NYSE.

4.2   Covenants of BPY Regarding the Arrangement
BPY covenants and agrees that:
(a)
it will do all such acts and things as are necessary or desirable, and will reasonably cooperate with the Purchaser Parties, in order to give effect to the Arrangement and, without limiting the foregoing, it will apply for and use its reasonable efforts to obtain such Consents, Orders or approvals as are necessary or desirable for the implementation of the Arrangement and will cooperate with and assist the Purchaser Sub in seeking the Interim Order and the Final Order, including by providing to the Purchaser Sub, on a timely basis, any information reasonably required to be supplied to the Purchaser Sub in connection therewith;
(b)
it will satisfy or, to the extent not within its control, use all commercially reasonable efforts to satisfy all conditions precedent set forth in Sections 5.1 and 5.2 and comply promptly with all requirements imposed by Law on it with respect to this Agreement;

(c)
it will use its best efforts, upon reasonable consultation with BAM, to oppose, lift or rescind any injunction, restraining or other Order, decree or ruling seeking to restrain, enjoin or otherwise prohibit or adversely affect the consummation of the Arrangement and defend, or cause to be defended, any proceedings to which it is a party or brought against it or its trustees or officers challenging the Arrangement or this Agreement;

(d)
not take any action, or refrain from taking any commercially reasonable action, or permit any action to be taken or prohibit any action from being taken, which is inconsistent with this Agreement or which would reasonably be expected to prevent, materially delay or otherwise impede the consummation of the Arrangement;

(e)
it will, in a timely and expeditious manner, convene the BPY Unitholders’ Meeting on a date reasonably agreed to by the parties to this Agreement, and conduct the BPY Unitholders’ Meeting in accordance with the Interim Order and the BPY LPA;

(f)
to the extent within its power, it will forthwith carry out the terms of the Interim Order and the Final Order;

(g)
it will use commercially reasonable efforts to effect the Pre-Acquisition Reorganization;

(h)
it will cause New LP to be, as of the Effective Time, validly existing as an exempted limited partnership under the laws of Bermuda with an authorized and issued capital consisting of (i) an unlimited number of limited partnership units, (ii) an unlimited number of general partnership units and (iii) an unlimited number of Preferred Units;

(i)
it will (i) obtain the conditional approval of the TSX for the listing and posting for trading on the TSX of the Preferred Units forming part of the Consideration, subject only to satisfaction of the customary listing conditions of the TSX and (ii) list the Preferred Units forming part of the Consideration on Nasdaq;

(j)
it will terminate the DRIP effective immediately following the execution of this Agreement;

(k)
it will elect to deliver and will deliver to the shareholders of BPYU which hold BPYU Shares at the Effective Time the Consideration specified in Section 3.2(e) of the Plan of Arrangement payable to the BPYU Shareholders in the Arrangement;

(l)
after receipt of direction from the Purchaser Parties (to be provided at least 20 Business Days prior to the Effective Date), it will cause BPYU to provide notice of redemption of the BPYU Preferred Shares in accordance with their terms before the Effective Time and redeem the BPYU Preferred Shares as soon as reasonably practicable following the Effective Time; and

(m)
it will use reasonable best efforts expeditiously and in good faith to take all such actions and do all such things as are necessary or desirable to enable and permit holders of Exchange LP Units to participate in the Arrangement in accordance with the Plan of Arrangement and Section 2.4(d) to the same extent and on an economically equivalent basis as BPY Unitholders, without discrimination.

4.3   Conduct of Businesses
(a)
BPY covenants and agrees that, during the period from the date of this Agreement until the earlier of the Effective Time and the time that this Agreement is terminated in accordance with its terms, unless the Purchaser shall otherwise agree (such agreement not to be unreasonably withheld, conditioned or delayed) in writing (to the extent that such consent is permitted by applicable Law), or except as is otherwise expressly permitted or contemplated by this Agreement, or the Plan of Arrangement or as is otherwise required by applicable Law or Governmental Entity, or as required by the terms of any award granted under the BPY and BPYU Equity-Based Award Plans or any existing Contract that is in effect as of the date of this Agreement:
(i)
the business of BPY and its subsidiaries shall be conducted only, and BPY and its subsidiaries shall not take any action except, in the Ordinary Course of Business, and BPY shall, and shall cause its subsidiaries and its and their Representatives to, use commercially reasonable efforts to maintain and preserve its and its subsidiaries’ business organization, liquidity, assets, properties, employees, goodwill and business relationships;

(ii)
BPY shall not, and shall not permit any of its subsidiaries to, directly or indirectly: (i) amend its articles of incorporation, memorandum of association, articles of association or other comparable formation or organizational documents; (ii) issue, grant, sell or cause or, permit a Lien to be created on, or agree to issue, grant, sell or cause or permit a Lien to be created on any partnership units of BPY or its subsidiaries or securities convertible into or exchangeable or exercisable for, or otherwise evidencing a right to acquire, units of BPY or any of its subsidiaries, other than (A) the issuance of BPY Units issuable pursuant to the terms of the outstanding Exchangeable Securities and the outstanding awards granted under the BPY and BPYU Equity-Based Award Plans, and (B) in relation to internal transactions solely involving BPY and its subsidiaries or solely among such subsidiaries; (iii) redeem, purchase or otherwise acquire or subject to a Lien any of its outstanding securities or securities convertible into or exchangeable or exercisable for any such securities, unless otherwise required by the terms of such securities and other than in (A) accordance with the terms of the outstanding Exchangeable Securities and the outstanding awards granted under the BPY and BPYU Equity-Based Award Plans, and (B) transactions between two or more of BPY’s wholly-owned subsidiaries or between BPY and its wholly-owned subsidiary; (iv) amend or modify the terms of any of its securities; (v) adopt a plan of liquidation or resolution providing for the winding-up, liquidation or dissolution of BPY or any of its subsidiaries; (vi) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of the BPY Units or the BPYU Shares; or (vii) authorize or propose any of the foregoing, or enter into, modify or terminate any contract with respect to any of the foregoing, in each case, except as in the Ordinary Course of Business or as would not, or would not reasonably be expected to, have an adverse effect on (x) BPY and its subsidiaries, taken as a whole, or (y) any holder of securities of BPY or its subsidiaries, other than the BAM Parties;

(b)
BAM covenants and agrees that, during the period from the date of this Agreement until the earlier of the Effective Time and the time that this Agreement is terminated in accordance with its terms, unless BPY shall otherwise agree (such agreement not to be unreasonably withheld, conditioned or delayed) in writing (to the extent that such consent is permitted by applicable Law), or except as is otherwise expressly permitted or contemplated by this Agreement, or the Plan of Arrangement or as is otherwise required by applicable Law or Governmental Entity, or as required by the terms of any award granted under any BAM Equity-Based Award Plan or any existing Contract that is in effect as of the date of this Agreement:

(i)
the business of BAM and its subsidiaries shall be conducted only, and BAM and its subsidiaries shall not take any action except, in the Ordinary Course of Business, and BAM shall, and shall cause its subsidiaries and its and their Representatives to, use commercially reasonable efforts to maintain and preserve its and its subsidiaries’ business organization, liquidity, assets, properties, employees, goodwill and business relationships; and

(ii)
BAM shall not, directly or indirectly: (i) amend its articles of incorporation, memorandum of association, articles of association or other comparable formation or organizational documents, except in the Ordinary Course of Business and as would not, or would not reasonably be expected to, have an adverse effect on any holder of BAM Shares; (ii) adopt, approve or implement any poison pill or similar rights plan or related agreement that does not provide an exception for any BAM Shares or Preferred Units being issued in connection with the transactions contemplated hereby; (iii) amend or modify the terms of any of its securities except in the Ordinary Course of Business and as would not, or would not reasonably be expected to, have an adverse effect on any holder of BAM Shares; (iv) adopt a plan of liquidation or resolution providing for the winding-up, liquidation or dissolution of the Purchaser Parties; or (v) authorize, agree or propose any of the foregoing, or enter into, modify or terminate any contract with respect to any of the foregoing.
4.4   Insurance
(a)
BPY and the Purchaser hereby covenant and agree that all rights to indemnification or exculpation in favour of the current and former directors and officers of Brookfield Property Partners Limited (“BPY GP”), BPY and each of BPY’s subsidiaries provided in the current LPA, the articles or by-laws (or the equivalent) of each of BPY GP and BPY’s subsidiaries, or in any agreement, and any directors’ and officers’ insurance now existing in favour of the directors and officers of BPY GP, BPY and each of BPY’s subsidiaries shall survive the completion of the Arrangement (or, with respect to such insurance, be replaced with substantially equivalent rights from another provider of at least equivalent standing to the current provider) and shall continue in full force and effect (either directly or via run-off insurance or insurance provided by an alternative provider of at least equivalent standing to the current provider) for a period of not less than six years from the Effective Date and BPY and the Purchaser Parties hereby undertake to ensure that this covenant shall remain binding upon their successor and assigns, provided that BPY and the Purchaser hereby will not be required to pay an annual premium in excess of 400% of the current annual premium payable in respect of the current directors’ and officers’ insurance in favour of the directors and officers of BPY GP, BPY and each of BPY’s subsidiaries.

(b)
The provisions of this Section 4.4 are intended to be for the benefit of, and shall be enforceable by, each insured or indemnified person, his or her heirs and his or her legal representatives, and, for such purpose, BPY hereby confirms that it is acting as agent and trustee on their behalf.

4.5   Pre-Acquisition Reorganization
(a)
BPY shall, upon the written request of the Purchaser Parties, reasonably cooperate with the Purchaser Parties to perform such reorganizations of its corporate structure, capital structure, business, operations and assets or such other transactions as the Purchaser Parties may request, acting reasonably, in each case prior to the Effective Time (the “Pre-Acquisition Reorganization”); cooperate with the Purchaser Parties and its advisors to determine the nature of the Pre-Acquisition Reorganization that might be undertaken and the manner in which they would most effectively be undertaken; and prior to the Effective Time and in consultation and cooperation with the Purchaser Parties, use, and cause each of its subsidiaries to use, commercially reasonable efforts to take or cause to be taken all actions necessary, proper or advisable in connection with the matters pertaining to BPY and its subsidiaries described in Section 4.5 of the BPY Disclosure Letter at such time and in such manner as the Purchaser Parties reasonably request; provided that any amendments to such steps, including as contemplated in the footnotes therein, must either be acceptable to both the Purchaser Parties and BPY, acting reasonably, or be treated as a Pre-Acquisition Reorganization for the purposes of this Section 4.5; provided further, however, that (i) such Pre-Acquisition Reorganization does not unreasonably interfere with the ongoing operations of BPY and its subsidiaries, (ii) such Pre-Acquisition Reorganization would not, or would not reasonably be expected to, have an adverse effect on BPY Unitholders, including without limitation, adverse tax consequences to BPY Unitholders, provided that, for the avoidance of doubt, any effect on or tax consequence to BPY Unitholders arising from any matter described in Section 4.5 of the BPY Disclosure Letter (excluding any amendments contemplated by the footnotes therein) shall not be treated as having an adverse effect on or adverse tax consequence to BPY Unitholders, (iii) such Pre-Acquisition Reorganization shall not materially impede or delay, or prevent, the receipt of any regulatory approvals, the satisfaction of any other conditions set forth in Article 5, or the consummation of the transactions contemplated hereby, (iv) such Pre-Acquisition Reorganization does not require BPY to obtain the approval of the BPY Unitholders (other than is obtained by virtue of the approval of the Arrangement) and does not require BPY or any of its subsidiaries to obtain any consent of any third party if obtaining such consent would reasonably be expected to materially impede or delay the consummation of the transactions contemplated hereby, (v) the Purchaser Parties shall pay all direct or indirect costs and liabilities, fees, damages, penalties and Taxes that may be incurred by BPY or its subsidiaries as a consequence of the implementation of or to unwind any such Pre-Acquisition Reorganization if the Arrangement is not completed, including actual out-of-pocket costs and expenses for filing fees and expenses of external counsel and auditors which may be incurred in connection with such Pre-Acquisition Reorganization, (vi) no such Pre-Acquisition Reorganization or any action of BPY or its subsidiaries requested by the Purchaser Parties in connection therewith shall be considered to constitute a breach of the representations, warranties, covenants or agreements of BPY hereunder or in determining whether any of the conditions in Section 5.1 or Section 5.2 have been satisfied, (vii) such Pre-Acquisition Reorganization shall not be contrary to applicable Laws or the organizational documents of BPY or any of its subsidiaries and would not result in any breach by BPY or any of its subsidiaries of any Contract or Permit, (viii) such Pre-Acquisition Reorganization shall not become effective unless the Purchaser Parties have irrevocably waived or confirmed in writing the satisfaction of all conditions in Section 5.1 or Section 5.2 and shall have confirmed in writing that it will, upon completion of the Pre-Acquisition Reorganization, promptly and without condition or delay proceed to effect the Arrangement; and (ix) such Pre-Acquisition Reorganization is effected as close as reasonably practicable to the Effective Time.
(b)
The Purchaser Parties shall provide written notice to BPY of any proposed Pre-Acquisition Reorganization at least twenty (20) days prior to the anticipated Effective Time or such later date as may be agreed to by BPY and the Purchaser Parties. Upon receipt of such notice, the Purchaser Parties and BPY shall, subject in all cases to Section 4.5(a), work co-operatively and use commercially reasonable efforts to prepare prior to the Effective Time all documentation necessary and do all such other acts and things as are reasonably necessary, including making amendments to this Agreement or the Plan of Arrangement, to give effect to such Pre-Acquisition Reorganization. No Pre-Acquisition Reorganization will be made effective unless (i) it is reasonably certain, after consulting with BPY, that the Arrangement will become effective, (ii) such Pre-Acquisition Reorganization can be reversed or unwound without materially adversely affecting the BPY Unitholders, BPY or any of its subsidiaries in the event the Arrangement does not become effective and this Agreement is terminated (after giving effect to any reimbursement required by to this Section 4.5), or (iii) BPY otherwise consents to such Pre-Acquisition Reorganization, acting reasonably. The obligation of the Purchaser Parties to reimburse BPY for fees and expenses and be responsible for costs as set out in this Section 4.5 will be in addition to any other payment the Purchaser Parties may be obligated to make hereunder and will survive termination of this Agreement. If the Arrangement is not completed for any reason, and without prejudice to any other remedy of the BPY, Purchaser hereby indemnifies and holds harmless BPY and its subsidiaries and their respective Representatives from and against all liabilities, losses, damages, Taxes suffered or incurred by any of them in connection with or as a result of any Pre-Acquisition Reorganization, or to reverse or unwind any Pre-Acquisition Reorganization.

4.6   Public Notices
All public notices to third parties and all other publicity concerning the Arrangement shall be jointly planned and coordinated by the parties and no party shall act unilaterally in this regard without the prior written approval of the other parties, such approval not to be unreasonably withheld or delayed, except to the extent that the party making such notice is required to do so by applicable Laws in circumstances where prior consultation with the other parties is not practicable, provided concurrent notice to the other parties is provided.
4.7   Participation in Litigation
(a)
Prior to the Effective Time, each of the parties shall give prompt notice to the others of any Legal Actions commenced or, to such party’s knowledge, threatened against such party that relate to this Agreement, the Arrangement and the other transactions contemplated hereby.

(b)
Each of the parties shall give the others the opportunity to participate in the defense or settlement of any shareholder litigation against itself and/or its directors relating to the transactions contemplated hereby, and no such litigation shall be settled or compromised without the others’ prior written consent, which in the case of BPY shall require the consent of the Special Committee (any such consent not to be unreasonably withheld, conditioned or delayed).

4.8   Notification of Certain Matters
Each of the parties to this Agreement, upon obtaining knowledge of any of the following, shall give prompt notice to the others of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would be likely to cause any representation or warranty of such Person contained in this Agreement, which is qualified as to materiality, to be untrue or inaccurate, or any representation or warranty of such Person not so qualified, to be untrue or inaccurate in any material respect, at or prior to the Effective Time, (ii) any material failure of any of the parties, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, (iii) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would be likely to cause any condition to the obligations of any party to this Agreement, as applicable, to effect the transactions contemplated hereby not to be satisfied, (iv) any notice or other communication from any Governmental Entity in connection with the Arrangement, (v) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement, or (vi) any event or occurrence that has, or would reasonably be expected to have a BAM Material Adverse Effect or BPY Material Adverse Effect with respect to BAM or BPY, as the case may be; provided, however, that the delivery of any notice pursuant to this Section 4.8 shall not cure such breach or non-compliance or limit or otherwise affect the remedies available hereunder to the Person receiving such notice.
4.9   Delisting of Stock
BPY shall use reasonable efforts to cause the delisting of the BPY Units from Nasdaq and the TSX, the delisting of the BPYU Shares from Nasdaq and the deregistration of the BPYU Shares under the Exchange Act as promptly as practicable after the Effective Date in compliance with applicable Law.
ARTICLE 5
CONDITIONS
5.1 Mutual Conditions of the Purchaser Parties and BPY
The obligations of the Purchaser Parties and BPY to complete the Arrangement are subject to satisfaction or waiver by the Purchaser and BPY on or before the Effective Date of each of the following conditions, which are for the mutual benefit of each of the Purchaser Parties and BPY and which may only be waived, in whole or in part, by the mutual consent of each of the Purchaser and BPY:
(a)
the BPY Resolution shall have received the Required Vote at the BPY Unitholders’ Meeting in accordance with the Interim Order;

(b)
there shall not be in force any Order restraining or enjoining the consummation of the Arrangement nor an action pending to enjoin from a Governmental Entity;

(c)
all Consents, Orders, regulations and approvals, including regulatory and judicial approvals and orders, required or necessary for the completion of the Arrangement shall have been obtained or received from the persons, authorities or bodies having jurisdiction in the circumstances, and none of such Consents, Orders, regulations or approvals shall contain terms or conditions that are unsatisfactory or unacceptable to the Purchaser or BPY, each acting reasonably;

(d)
the Form F-4 shall have been declared effective by the SEC and under the Securities Act; no stop order suspending the effectiveness of the Form F-4 shall have been issued by the SEC and shall be in effect; and no proceedings for that purpose shall have been initiated by the SEC that have not been withdrawn;

(e)
not less than 20 days (or such later date as may be required to comply with Rule 13e-3 under the

Exchange Act and all other applicable Laws) shall have elapsed following the date when the Schedule 13E-3 was first mailed to BPY Unitholders;
(f)
BPY shall have received the opinion(s) of counsel as contemplated in Section 14.3.4 of the BPY LPA (provided, that the counsel providing such opinion(s) shall be of recognized international standing, and it is agreed that Torys LLP and Appleby (Bermuda) Limited may provide such opinion(s));

(g)
the Interim Order shall have been granted in form and substance satisfactory to the Purchaser and BPY, each acting reasonably;

(h)
the Final Order shall have been granted in form and substance satisfactory to the Purchaser and BPY, each acting reasonably, and shall not have been set aside or modified in a manner unacceptable to such parties on appeal or otherwise; and

(i)
the BAM Shares and the Preferred Units shall have been approved for listing on NYSE and Nasdaq, respectively, subject to official notice of issuance and on the TSX, subject to satisfaction of the customary listing conditions.

5.2   Additional Conditions Precedent to the Obligations of the Purchaser Parties
The obligation of the Purchaser Parties to complete the Arrangement shall be subject to the satisfaction or waiver by the Purchaser Parties, on or before the Effective Date, of each of the following conditions, which are for the exclusive benefit of the Purchaser Parties and which may only be waived, in whole or in part, by the Purchaser Parties:
(a)
all covenants of BPY under this Agreement to be performed on or before the Effective Date shall have been duly performed by BPY in all material respects and BPY shall have provided the Purchaser with a certificate, addressed to the Purchaser and dated as of the Effective Date, signed on behalf of BPY by two of its officers or directors certifying such performance as of the Effective Date;

(b)
disregarding any BPY Material Adverse Effect or materiality qualifiers contained therein:

(i)
the Non-Core Representations shall be true and correct in all respects as of the Effective Time with the same force and effect as if made on and as of the Effective Date (except (A) to the extent such representations and warranties speak as of an earlier date, the accuracy of which shall be determined as of such earlier date, or (B) as affected by this Agreement), except to the extent that any inaccuracy in any of the Non-Core Representations individually or in the aggregate would not have a BPY Material Adverse Effect;

(ii)
the Core Representations (other than the representations and warranties in Section 3.1(c)) shall be true and correct in all respects as of the Effective Time with the same force and effect as if made on the Effective Date, and the representations and warranties set forth in Section 3.1(c) shall be true in all respects at and as of the Effective Time as if made at and as of such time, except for any failures to be so true that are de minimis, (except (A) to the extent such representations and warranties speak as of an earlier date, the accuracy of which shall be determined as of such earlier date, or (B) as affected by this Agreement), and BPY shall have provided the Purchaser with a certificate, addressed to the Purchaser and dated as of the Effective Date, signed on behalf of BPY by two of its officers or directors certifying such accuracy as of the Effective Date;
(c)
between the date hereof up to and including the Effective Date, there shall not have occurred any BPY Material Adverse Effect; and

(d)
the holders of not more than 5% of the outstanding BPY Units shall have exercised Dissent Rights with respect to the Arrangement as provided for in the proposed amendments to the LPA described in the BPY Resolution.

The Purchaser Parties are required to waive any conditions set forth in Section 5.2 to the extent the non-satisfaction of such condition resulted, directly or indirectly, from any action, or inaction, of BAM or any Service Provider (as defined in the MSA) in connection with their roles as a service provider to BPY.

5.3   Additional Conditions Precedent to the Obligations of BPY
The obligation of BPY to complete the Arrangement shall be subject to the satisfaction or waiver by BPY on or before the Effective Date of each of the following conditions, which are for the exclusive benefit of BPY and which may only be waived, in whole or in part, by BPY:
(a)
all covenants of each Purchaser Party under this Agreement to be performed on or before the Effective Date shall have been duly performed by each applicable Purchaser Party in all material respects, and each Purchaser Party shall have provided BPY with a certificate, addressed to BPY and dated as of the Effective Date, signed on behalf of each Purchaser Party by two of its officers or directors certifying such performance as of the Effective Date;

(b)
(i) the representations and warranties of each Purchaser Party (other than the representations and warranties set forth in Section 3.2(b)) set forth in this Agreement that are qualified as to materiality shall be true and correct in all respects, (ii) all other representations and warranties of each Purchaser Party (other than the representations and warranties set forth in Section 3.2(b)) set forth in this Agreement shall be true and correct in all material respects, in each case as of the Effective Time, with the same force and effect as if made on and as of the Effective Date and (iii) the representations and warranties set forth in Section 3.2(b) shall be true in all respects at and as of the Effective Time as if made at and as of such time, except for any failures to be so true that are de minimis (except (A) to the extent such representations and warranties speak as of an earlier date, the accuracy of which shall be determined as of such earlier date, or (B) as affected by this Agreement), and each Purchaser Party shall have provided BPY with a certificate, addressed to BPY and dated as of the Effective Date, signed on behalf of each Purchaser by two of its officers or directors certifying such accuracy as of the Effective Date; and

(c)
between the date hereof up to and including the Effective Date, there shall not have occurred any BAM Material Adverse Effect.

5.4   Merger of Conditions
The conditions set out in this Article shall be conclusively deemed to have been satisfied, waived or released upon the completion of the Arrangement.
ARTICLE 6
TERMINATION
6.1   Term
This Agreement shall be effective from and after the date hereof until the earlier of the Effective Time and the termination of this Agreement in accordance with its terms.
6.2   Termination
This Agreement may be terminated by:
(a)
mutual written agreement of the parties hereto;

(b)
any party at any time prior to the Effective Time if:

(i)
the Effective Time has not occurred on or prior to the Outside Date, except that the right to terminate this Agreement under this Section 6.2(b)(i) shall not be available to any party if the failure of the Effective Time to occur by such date is the result of the material breach of, or failure to fulfill, any of such party’s obligations under this Agreement;

(ii)
the Required Vote is not obtained by the conclusion of the BPY Unitholders’ Meeting (including any adjournment or postponement thereof); provided, that the Purchaser Parties shall not have the right to terminate this Agreement pursuant to this Section 6.2(b)(ii) if the failure to obtain the Required Vote is due to the failure of any Purchaser Party or any entity over which it has control or direction to vote in favor of the BPY Resolution; or
(iii)
after the date hereof, there shall be enacted, issued, promulgated, enforced or made any applicable Law (or any applicable Law shall have been amended) or Order by any Governmental Entity having competent jurisdiction, or if such Governmental Entity shall have taken any other action, in each case, that permanently restrains, enjoins or otherwise prohibits the Arrangement or that prohibits or otherwise restrains BPY and the Purchaser from consummating the Arrangement, and, in the case of an Order, such Order shall have become final and non-appealable; provided, that the right to terminate this Agreement under Section 6.2(b)(iii) shall not be available to a party whose breach of, or failure to fulfill, any of its obligations under this Agreement has been the cause of, or resulted in, the enactment, issuance, promulgation, enforcement or entry of any such Order or other action; or

(c)
the Purchaser Parties at any time prior to the Effective Time if:

(i)
the Unconflicted Board of Directors or the Special Committee shall have withdrawn, qualified, amended or modified, or proposed publicly to withdraw, qualify, amend or modify, in a manner adverse to the Purchaser, its approval of the Arrangement or its recommendation that the Public Unitholders vote in favour of the BPY Resolution; or

(ii)
subject to Section 6.3, and provided that (x) the Purchaser Parties are not then in material breach of their obligations under this Agreement and (y) the circumstances giving rise to the Purchaser Parties’ right to terminate pursuant to this Section 6.2(c)(ii) did not result, directly or indirectly, from any action, or inaction, of BAM or any Service Provider (as defined in the MSA) in connection with their roles as a service provider to BPY:

(A)
any representation or warranty of BPY under this Agreement is untrue or incorrect, or shall have become untrue or incorrect, in either case such that the condition contained in Section 5.2(b) would be incapable of satisfaction;

(B)
BPY is in default of a covenant or obligation hereunder such that the condition contained in Section 5.2(a) would be incapable of satisfaction; or

(d)
BPY at any time prior to the Effective Time if, subject to Section 6.3, and provided that BPY is not then in material breach of its obligations under this Agreement:

(i)
any representation or warranty of a Purchaser Party under this Agreement is untrue or incorrect, or shall have become untrue or incorrect, in either case such that the condition contained in Section 5.3(b) would be incapable of satisfaction; or

(ii)
a Purchaser Party is in default of a covenant or obligation hereunder such that the condition contained in Section 5.3(a) would be incapable of satisfaction.

6.3   Notice and Cure Provisions
(a)
The Purchaser Parties and BPY shall give prompt notice to the other of the occurrence, or failure to occur, at any time from the date hereof until the earlier to occur of the termination of this Agreement and the Effective Time of any event or state of facts which occurrence or failure would, or would reasonably be expected to:

(i)
cause any of the representations or warranties of such party contained herein to be untrue or inaccurate in any material respect on the date hereof or at the Effective Time in either case such that the condition contained in Section 5.2(b) or Section 5.3(b), as applicable, would be incapable of satisfaction; or

(ii)
result in the failure to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by such party hereunder prior to the Effective Time.

(b)
A Purchaser Party may not exercise its right to terminate this Agreement pursuant to

Section 6.2(c)(ii) and BPY may not exercise its right to terminate this Agreement pursuant to Section 6.2(d) unless the party seeking to terminate the Agreement shall have delivered a written notice to the other party or parties specifying in reasonable detail all breaches of covenants, representations and warranties or other matters that the party delivering such notice is asserting as the basis for the termination right. If any such notice is delivered, provided that a party is proceeding diligently to cure such matter and such matter is capable of being cured, no party may exercise such termination right, until the earlier of:
(i)
the Outside Date, and

(ii)
the date that is 30 Business Days following receipt of such notice by the party to whom the notice was delivered, if such matter has not been cured by such date.

If such notice has been delivered prior to the date of the BPY Unitholders’ Meeting, such meeting shall, unless the parties agree otherwise, be postponed or adjourned until the expiry of such period (without causing any breach of any other provision contained herein). If such notice has been delivered prior to the filing of the Articles of Arrangement with the Director, such filing shall be postponed until two Business Days after the expiry of such period. Notwithstanding the foregoing, failure to give notice pursuant to this Section 6.3 shall not in any event be considered in determining whether Section 6.2(c)(ii) or 6.2(d) has been satisfied.
6.4   Effect of Termination
(a)
If this Agreement is terminated in accordance with Section 6.2, this Agreement shall forthwith become void and of no further force or effect and no party shall have any further obligations or liability hereunder except the provisions of Sections 2.4(b), 2.4(e), 2.7, 4.4, 4.5, 7.2, 7.4, 7.5, 7.7, 7.8, 7.9, 7.10, 7.11 and this Section 6.4 shall remain in full force and effect and shall survive any such termination and as otherwise expressly contemplated hereby. Nothing in this Section 6.4 shall relieve any party of liability for any breach of this Agreement prior to its termination.

(b)
If any party terminates this Agreement pursuant to Section 6.2(b)(i) or 6.2(b)(ii), or BPY terminates this Agreement pursuant to Sections 6.2(d), then BAM shall, within two (2) Business Days of termination of this Agreement by BPY, pay the reasonable expenses of BPY, including the expenses of the Special Committee, incurred in connection with the examination, negotiation or otherwise relating to the Arrangement and the other transactions contemplated by this Agreement, not to exceed $50 million (“Expense Reimbursement”). The Expense Reimbursement shall be made by wire transfer of immediately available funds to an account designated by BPY.

ARTICLE 7
GENERAL
7.1   Amendment
This Agreement may, at any time and from time to time before or after the holding of the BPY Unitholders’ Meeting, be amended by mutual written agreement of the parties hereto and the Special Committee without further notice to or authorization on the part of their respective securityholders.
7.2   Notices
Any notice, consent, waiver, direction or other communication required or permitted to be given under this Agreement by a party to the other party shall be in writing and may be given by delivering same or sending same by e-mail or by delivery addressed to the party to which the notice is to be given at its address for service herein. Any notice, consent, waiver, direction or other communication aforesaid shall, if delivered, be deemed to have been given and received on the date on which it was delivered to the address provided herein (if a Business Day, and if not, the next succeeding Business Day) and if sent by e-mail be deemed to have been given and received at the time of receipt unless actually received after 4:00 p.m. (Toronto time) at the point of delivery in which case it shall be deemed to have been given and received on the next Business Day.

The address for notice of each of the parties hereto shall be as follows:
(a)
if to the Purchaser Parties:

Brookfield Asset Management Inc.
Brookfield Place
181 Bay Street Suite 300
Toronto, Ontario M5J 2T3
Attention:
Justin Beber

E-mail:
justin.beber@brookfield.com

with a copy to (which shall not constitute notice):
Torys LLP
79 Wellington Street West
Toronto, Ontario M5K 1N2
Attention:
Karrin Powys-Lybbe and Mile Kurta

E-mail:
kpowys-lybbe@torys.com/mkurta@torys.com

(b)
if to BPY:

Brookfield Property Partners L.P.
73 Front Street, Hamilton
HM 12 Bermuda
Attention:
Secretary

Email:
realestatenotices@brookfield.com

and to:
Brookfield Property Partners L.P.
250 Vesey Street, 15th Floor
New York, New York 10281
Attention:
Special Committee c/o Michelle Campbell

E-mail:
michelle.campbell@brookfield.com

with a copy to (which shall not constitute notice):
Brookfield Property Partners L.P.
250 Vesey Street, 15th Floor
New York, New York 10281
Attention:
Michelle Campbell

E-mail:
michelle.campbell@brookfield.com

with a copy to (which shall not constitute notice):
Torys LLP
1114 Avenue of the Americas, 23rd Floor
New York, New York 10036
Attention:
Karrin Powys-Lybbe and Mile Kurta

E-mail:
kpowys-lybbe@torys.com/mkurta@torys.com

- and -

Goodmans LLP
Bay Adelaide Centre
333 Bay Street, Suite 3400
Toronto, Ontario M5H 2S7
Attention:
Sheldon Freeman and Michelle Vigod

E-mail:
sfreeman@goodmans.ca/mvigod@goodmans.ca

- and -
Latham & Watkins LLP
355 South Grand Avenue, Suite 100
Los Angeles, California 90071
Attention:
Julian Kleindorfer and Mark Gerstein

E-mail:
julian.kleindorfer@lw.com/mark.gerstein@lw.com

7.3   Time of the Essence
Time shall be of the essence in this Agreement.
7.4   No Third Party Beneficiaries
Except (a) for the parties entitled to indemnification pursuant to Section 2.4(e) (it being expressly agreed that such parties shall be third-party beneficiaries under Section 2.4(e)), (b) as provided in Section 4.4, and (c) for the rights of the Unitholders to receive the Consideration for their BPY Units following the Effective Time pursuant to the Arrangement, which rights are hereby acknowledged and agreed by the Purchaser Parties, this Agreement is not intended to confer any rights or remedies upon any person other than the parties to this Agreement. The Purchaser Parties appoint BPY as the trustee for the directors and officers of BPY of the covenants of the Purchaser with respect to those individuals as specified in Section 4.4 of this Agreement and BPY accepts such appointment.
7.5   Expenses
Except as otherwise specifically provided in this Agreement, each party to this Agreement shall pay its respective legal, accounting and other professional advisory fees, costs and expenses incurred in connection with the negotiation, preparation or execution of this Agreement and all documents and instruments executed or delivered pursuant to this Agreement, as well as any other costs and expenses.
7.6   Injunctive Relief
The parties agree that irreparable harm would occur for which money damages would not be an adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms of this Agreement, any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief hereby being waived. Such remedies will not be the exclusive remedies for any breach of this Agreement but will be in addition to all other remedies available at law or equity to each of the parties.
7.7   Severability
If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

7.8   Entire Agreement
This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof.
7.9   Governing Law
This Agreement shall be governed by, and be construed in accordance with, the laws of the Province of Ontario and the laws of Canada applicable therein. Each party hereby irrevocably attorns to the jurisdiction of the courts of the Province of Ontario in respect of all matters arising under or in relation to this Agreement.
7.10   Waiver
No waiver by any party shall be effective unless in writing and any waiver shall affect only the matter, and the occurrence thereof, specifically identified and shall not extend to any other matter or occurrence.
7.11   Enurement and Assignment
This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned by any party without the prior written consent of the other parties hereto.
7.12   Counterparts and Telecopies
This Agreement may be executed in one or more counterparts each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Transmission by e-mail or facsimile of an executed counterpart of this Agreement shall be deemed to constitute due and sufficient delivery of such counterpart, provided that the party so delivering such counterpart shall, promptly after such delivery, deliver the original of such counterpart of the Agreement to the other parties hereto.
7.13   Directions of the Special Committee
Any decision, determination, or action to be made or taken (or not taken) in connection with this Agreement, as the case may be, by BPY or the Board of Directors on or after the date hereof, shall be made or taken (or not taken) at the direction of the Special Committee.
(Signature Page to Follow)

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first above written.
BROOKFIELD ASSET MANAGEMENT INC.
By:
/s/ Katayoon Sarpash

Name:
Katayoon Sarpash

Title:
Senior Vice President

BROOKFIELD PROPERTY PARTNERS L.P.
by its general partner BROOKFIELD
PROPERTY PARTNERS LIMITED
By:
/s/ Louis Joseph Maroun

Name:
Louis Joseph Maroun

Title:
Director

BPY ARRANGEMENT CORPORATION
By:
/s/ Allen Yi

Name:
Allen Yi

Title:
Senior Vice President

APPENDIX C — TRANSACTION RESOLUTIONS
BE IT RESOLVED THAT:
1.
The Second Amended and Restated Limited Partnership Agreement of Brookfield Property Partners L.P. (“BPY”) dated as of August 8, 2013, as amended by a First Amendment dated as of November 5, 2015, as amended by a Second Amendment dated as of March 21, 2019, as amended by a Third Amendment dated as of August 20, 2019, as amended by a Fourth Amendment dated as of February 18, 2020, as amended by a Fifth Amendment dated as of April 21, 2020 and as amended by a Sixth Amendment dated as of March 31, 2021 is hereby amended as specified in Exhibit A (the “LPA Amendment”).

2.
The arrangement (the “Arrangement”) under section 182 of the Business Corporations Act (Ontario), as more particularly described and set forth in the management information circular (the “Circular”) dated    •   , 2021 of BPY accompanying the notice of this meeting as the Arrangement may be amended, modified or supplemented in accordance with the arrangement agreement (the “Arrangement Agreement”) made as of March 31, 2021 between Brookfield Asset Management Inc., BPY and BPY Arrangement Corporation (“Purchaser Sub”), is hereby authorized, approved and adopted.

3.
The plan of arrangement of Purchaser Sub (as it has been or may be amended, modified or supplemented in accordance with the Arrangement Agreement (the “Plan of Arrangement”)), the full text of which is set out in Appendix E to the Circular, is hereby authorized, approved and adopted.

4.
The (i) Arrangement Agreement and related transactions, (ii) actions of the directors of the general partner of BPY in approving the Arrangement Agreement, and (iii) actions of the directors and officers of the general partner of BPY in executing and delivering the Arrangement Agreement, and any amendments, modifications or supplements thereto, are hereby ratified and approved.

5.
Purchaser Sub be and is hereby authorized to apply for a final order from the Ontario Superior Court of Justice (Commercial List) to approve the Arrangement on the terms set forth in the Arrangement Agreement and the Plan of Arrangement (as they may be amended, modified or supplemented in accordance with the Arrangement Agreement).

6.
Notwithstanding that this resolution has been passed (and the Arrangement adopted) by the holders of limited partnership units of BPY (the “BPY Unitholders”) or that the Arrangement has been approved by the Ontario Superior Court of Justice (Commercial List), the directors of the general partner of BPY are hereby authorized and empowered to, without notice to or approval of the BPY Unitholders, (i) amend, modify or supplement the Arrangement Agreement or the Plan of Arrangement, to the extent permitted by the Arrangement Agreement and (ii) subject to the terms of the Arrangement Agreement, not to proceed with the Arrangement and related transactions.

7.
Any officer or director of the general partner of BPY is hereby authorized and directed for and on behalf of BPY to execute or cause to be executed, under seal or otherwise, and deliver or cause to be delivered, such documents as are necessary or desirable to give effect to the LPA Amendment, the Arrangement and the Plan of Arrangement in accordance with the Arrangement Agreement, such determination to be conclusively evidenced by the execution and delivery of any such documents.

8.
Any officer or director of the general partner of BPY is hereby authorized and directed for and on behalf of BPY to execute or cause to be executed, under seal or otherwise, and to deliver or cause to be delivered all such other documents and instruments and to perform or cause to be performed all such other acts and things as such person determines may be necessary or desirable to give full effect to the foregoing resolution and the matters authorized thereby, such determination to be conclusively evidenced by the execution and delivery of such document or instrument or the doing of any such act or thing.

C-1

Exhibit A
LPA Amendment
C-2

APPENDIX D — BPY LPA AMENDMENT
BROOKFIELD PROPERTY PARTNERS L.P.
SEVENTH AMENDMENT TO THE SECOND AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT
THIS AMENDMENT (the “Amendment”) to the Second Amended and Restated Limited Partnership Agreement of Brookfield Property Partners L.P. (the “Partnership”), dated as of August 8, 2013, as amended by a First Amendment, dated as of November 5, 2015, as amended by a Second Amendment, dated as of March 21, 2019, as amended by a Third Amendment, dated as of August 20, 2019, as amended by a Fourth Amendment, dated as of February 18, 2020, as amended by a Fifth Amendment dated as of April 21, 2020, as amended by a Sixth Amendment dated as of •, 2021 (as amended, the “Agreement”) is made on the • day of •, 2021 (the “Arrangement Date”), but following the acquisition by Brookfield Asset Management Inc. (“Brookfield”) of Equity Units of the Partnership as described in Section 3.1(d) of the Plan of Arrangement (as defined below), by the undersigned. Capitalized terms used but not defined herein shall have the meanings set forth in the Agreement.
WHEREAS, pursuant to the arrangement agreement dated March 31, 2021 between Brookfield, BPY Arrangement Corporation (“Purchaser Sub”) and the Partnership, Brookfield and Purchaser Sub have agreed to acquire, directly and/or indirectly, all of the issued and outstanding Equity Units to be implemented pursuant to a plan of arrangement (the “Plan of Arrangement”) made in accordance with the applicable provisions of the Business Corporations Act (Ontario) (and the regulations made thereunder) (the “Transaction”);
AND WHEREAS, pursuant to the terms of the Transaction, holders of Equity Units will be entitled to elect to receive, in respect of each Equity Unit held, the Cash Consideration, the BAM Share Consideration or the New Preferred Unit Consideration, each as defined herein;
AND WHEREAS, in order to effect the Transaction, the General Partner desires to amend the Agreement as set out herein to, inter alia, provide the Partnership with a right of redemption in order to redeem Equity Units not held by Brookfield and any of its subsidiaries in respect of which an election, or deemed election, has been made by holders thereof to receive the Cash Consideration in accordance with the Plan of Arrangement and to provide Purchaser Sub with an overriding call right following the exercise by the Partnership of such redemption right in order to purchase (or caused to be purchased) such Equity Units in respect of which an election, or deemed election, has been made by holders to receive the BAM Share Consideration and/or the New Preferred Unit Consideration;
AND WHEREAS, pursuant to Section 14.2.1 of the Agreement, amendments to the Agreement may only be proposed by or with the consent of the General Partner and the General Partner has proposed and consented to the Amendment;
AND WHEREAS, pursuant to Section 14.3.4 of the Agreement, the Partnership has obtained opinions of counsel acceptable to the General Partner to the effect that the Amendment (i) will not cause the Partnership to be treated as an association taxable as a corporation or otherwise taxable as an entity for tax purposes (provided that for U.S. tax purposes the General Partner has not made the election contemplated by Section 9.6 of the Agreement) and (ii) will not affect the limited liability of any Limited Partner or any limited partner of the Property Partnership under applicable Law;
AND WHEREAS, pursuant to Section 14.2.2. of the Agreement, the Amendment shall be effective upon its approval by the General Partner and, where required under the Agreement or by the Limited Partnership Act, on the consent, vote or approval of the amendment by the holders of a majority of the voting power of the Outstanding Equity Units;
AND WHEREAS, a meeting (the “Meeting”) of the holders of Equity Units was held on •, 2021 at which a resolution approving the Amendment and the Transaction was adopted by holders of a majority of the Equity Units that attended the Meeting virtually or by proxy and such resolution was also adopted in accordance and compliance with the Agreement and minority vote requirements prescribed in Multilateral Instrument 61-101 — Protection of Minority Security Holders in Special Transactions;

NOW THEREFORE,
1.
Amendments to Article 1

(a)
Section 1.1 is hereby amended by adding the following definitions:

1.1.2.1
“Amendment Effective Time” means the time that the Seventh Amendment to the Second Amended and Restated Limited Partnership Agreement of the Partnership dated as of •, 2021 becomes effective pursuant to Section 3.1(f) of the Plan of Arrangement;

1.1.2.2
“Arrangement” means the arrangement of Purchaser Sub under Section 182 of the Business Corporations Act (Ontario) (and the regulations made thereunder) in accordance with the terms and subject to the conditions set out in the Plan of Arrangement;

1.1.2.3
“Arrangement Agreement” means the arrangement agreement dated March 31, 2021 between Brookfield, Purchaser Sub and the Partnership with respect to the Arrangement, as may be amended from time to time in accordance with its terms;

1.1.2.4
“Arrangement Year” has the meaning assigned to such term in Section 4.4.4;

1.1.3.1
“BAM Share” means a class A limited voting share in the capital of Brookfield;

1.1.3.2
“BAM Share Amount” means $45.67, being the closing price of one BAM Share on the New York Stock Exchange on March 26, 2021;

1.1.3.3
“BAM Share Consideration” means 0.3979 of a BAM Share for each Equity Unit, subject to adjustment in accordance with Section 3.7(a) of the Plan of Arrangement;

1.1.10.1
“Call Right” has the meaning assigned to such term in Section 7.5.1;

1.1.12.1
“Cash Consideration” means $18.17 for each Equity Unit;

1.15.1
“Circular” means the notice and management information circular dated •, 2021 mailed to Equity Unitholders in connection with the Meeting and includes the letters of transmittal, form of proxy and any other documents which were mailed that are supplementary to the Circular;

1.1.20.1
“Depositary” means AST Trust Company (Canada);

1.1.20.2
“Effective Date” has the meaning assigned to such term in the Arrangement Agreement;

1.1.20.4
“Equity Unitholder” means a registered or beneficial holder of an Equity Unit;

1.1.48.1
“Meeting” means such meeting or meetings of Equity Unitholders, including any adjournment or postponement thereof, convened to consider, and if deemed advisable approve, the Resolution;

1.1.48.2
“New LP” means a Bermuda exempted limited partnership to be formed prior to the Effective Date, the general partner of which will be the Property Partnership;

1.1.48.3
“New Preferred Unit” means the Class A Cumulative Redeemable Perpetual Preferred Units, Series 1 of New LP;

1.1.48.4
“New Preferred Unit Amount” means $25.00, being the issue price of each New Preferred Unit;

1.1.48.5
“New Preferred Unit Consideration” means 0.7268 of a New Preferred Unit for each Equity Unit;

1.1.50.1
“Notional Year” has the meaning assigned to such term in Section 4.4.4;

1.1.60.1
“Plan of Arrangement” means the plan of arrangement in substantially the form of Schedule B of the Circular subject to any amendments, modifications or supplements made thereto in accordance with the Arrangement Agreement and Section 6.1 of the Plan of Arrangement or made at the discretion of the Ontario Superior Court of Justice (Commercial List) with the consent of Brookfield, Purchaser Sub and the Partnership, each acting reasonably;
1.1.62.1
“Public Unitholder” means a holder of Public Units;

1.1.62.2
“Public Units” means the Equity Units that are issued and outstanding (except for those Equity Units held by Brookfield and any of its subsidiaries) at the Amendment Effective Time;

1.1.62.3
“Purchaser Sub” means BPY Arrangement Corporation;

1.1.69.1
“Resolution” means the resolution of the Equity Unitholders adopted at the Meeting approving the Transaction;

1.1.75.1
“Transaction” means the acquisition, directly and/or indirectly, by Brookfield and Purchaser Sub of all of the issued and outstanding Equity Units to be implemented pursuant to the Plan of Arrangement and in accordance with the Arrangement Agreement.

(b)
Section 1.1.2 is hereby deleted in its entirety and replaced with the following:

“Agreement” means this Second Amended and Restated Limited Partnership Agreement of Brookfield Property Partners L.P., as amended by the First Amendment to the Second Amended and Restated Limited Partnership Agreement of the Partnership dated as of November 5, 2015, as amended by the Second Amendment to the Second Amended and Restated Limited Partnership Agreement of the Partnership dated as of March 21, 2019, as amended by the Third Amendment to the Second Amended and Restated Limited Partnership Agreement of the Partnership dated as of August 20, 2019, as amended by the Fourth Amendment to the Second Amended and Restated Limited Partnership Agreement of the Partnership dated as of February 18, 2020, as amended by the Fifth Amendment to the Second Amended and Restated Limited Partnership Agreement of the Partnership dated as of April 21, 2020, as amended by the Sixth Amendment to the Second Amended and Restated Limited Partnership Agreement of the Partnership dated as of •, 2021 and as amended by the Seventh Amendment to the Second Amended and Restated Limited Partnership Agreement of the Partnership dated as of •, 2021;
(c)
The Subsection numbers corresponding to the definitions of “Equity Unit”, “Preferred Unit” and “Preferred Unitholders” in Section 1.1 are hereby changed from 1.1.20.1, 1.1.60.1 and 1.1.60.2, respectively, to 1.1.20.3, 1.1.60.2 and 1.1.60.3, respectively.

2.
Amendment to Section 1.7

Section 1.7 is hereby deleted in its entirety and replaced with the following:
Section 1.7   Governing Law; Submission to Jurisdiction
This Agreement will be governed by and construed in accordance with the laws of Bermuda. Each of the Partners (other than governmental entities prohibited from submitting to the jurisdiction of a particular jurisdiction) irrevocably attorn to: (i) the exclusive jurisdiction of the courts of Bermuda and Ontario for any actions, suits, litigation or proceedings relating to the construction of this Agreement, (ii) the exclusive jurisdiction of the federal district courts of the United States of America for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, and (iii) the exclusive jurisdiction of the courts of Ontario for the resolution of any complaint asserting a cause of action arising under the under the Securities Act (Ontario) and similar Canadian legislation. Each Partner waives, to the fullest extent permitted by Law, any immunity from jurisdiction of any such court or from any legal process therein and further waives, to the fullest extent permitted by Law, any claim of inconvenient forum, improper venue or that any such court does not have jurisdiction over the Partner. Any final judgment against a Partner in any proceedings brought in any such court will be conclusive and binding upon the Partner and may be enforced in the courts of any other jurisdiction of which the Partner is or may be subject, by suit upon such judgment. The foregoing submission to jurisdiction and waivers will survive the dissolution, liquidation, winding up and termination of the Partnership.
3.
Amendments to Article 4

(a)
Section 4.4.3 is hereby deleted in its entirety and replaced with the following:

4.4.3
Notwithstanding Section 4.4.2, if Sections 4.4.3.1, 4.4.3.2, 4.4.3.3 and 4.4.3.4 are all true in a given fiscal year of the Partnership, the Income for Canadian Tax Purposes will be allocated in the manner described below.

4.4.3.1
The Partnership or an Affiliate of the Partnership acquires, buys, buys back or otherwise purchases Equity Units in connection with an offer or program by the Partnership or the Affiliate to acquire, buy, buy back, or otherwise purchase Equity Units (other than by way of a normal course issuer bid or other open market purchase), or the Partnership redeems, buys back or otherwise purchases Equity Units including Equity Units acquired from any dissenting Public Unitholder pursuant to Section 7.6, or an Affiliate of the Partnership purchases Equity Units pursuant to an overriding call right triggered by the exercise by the Partnership of such redemption right;

4.4.3.2
The money or property that is used by the Partnership, the Affiliate or the Subsidiary to acquire, buy, buy back, redeem or otherwise purchase Equity Units in the manner described in Section 4.4.3.1 is derived exclusively in whole or in part, directly or indirectly, from money or property that is received by the Partnership from the Property Partnership as consideration for the purchase for cancellation by the Property Partnership of Managing General Partner Units owned by the Partnership;

4.4.3.3
The Partnership has Income for Canadian Tax Purposes (in other words, the Partnership does not have a Loss for Canadian Tax Purposes); and

4.4.3.4
The Income for Canadian Tax Purposes includes positive amounts each of which is an amount that is derived from capital gains (for Canadian Tax Purposes) realized by the Partnership by reason of the purchase for cancellation by the Property Partnership of Managing General Partner Units owned by the Partnership.

The lesser of (1) the amount of Income for Canadian Tax Purposes which is comprised of capital gains and (2) the aggregate of the positive amounts included in Income for Canadian Tax Purposes described in Section 4.4.3.4 will be allocated exclusively and specially (the “Special Income Allocation Amount”) only to the Limited Partners whose Equity Units are acquired, bought, bought back, redeemed or otherwise purchased in the manner described in Section 4.4.3.1 using money or property derived in the manner described in Section 4.4.3.2 by the Partnership, the Affiliate or the Subsidiary, on the basis that each such Limited Partner shall be allocated the proportion of the Special Income Allocation Amount that the number of Equity Units acquired by the Partnership, such Affiliate or such Subsidiary from the Limited Partner is of the total number of Equity Units acquired from all such Limited Partners by the Partnership, such Affiliate or such Subsidiary. The balance (if any) of the Income for Canadian Tax Purposes in respect of the fiscal year (being the amount remaining after subtracting the Special Income Allocation Amount from the Income for Canadian Tax Purposes in respect of the fiscal year) will be allocated to all Partners in accordance with Section 4.4.2.
For greater certainty: (a) the money or property received by a Limited Partner whose Equity Units are acquired, bought, bought back, redeemed or otherwise purchased by the Partnership, the Affiliate or the Subsidiary shall not be considered to be a “distribution” for the purposes of Section 4.4.2; (b) the allocation of income described in this Section 4.4.3 shall not apply to an Affiliate or a Subsidiary that has acquired Equity Units from Limited Partners pursuant to an offer or program or an overriding call right, including the Call Right, described in Section 4.4.3.1 and such Equity Units are subsequently acquired, bought back or otherwise purchased for cancellation by the Partnership; and (c) the money or property received by the Affiliate or Subsidiary on such a subsequent acquisition by the Partnership of the Equity Units acquired by the Affiliate or Subsidiary from Limited Partners pursuant to an offer or program or an overriding call right, including the Call Right, described in Section 4.4.3.1 shall not be considered to be a “distribution” for the purposes of Section 4.4.2.
(b)
The following provision is hereby added to Article 4:

4.4.4
For purposes of Section 4.4.2 and Section 4.4.3, in computing the Partnership’s Income for Canadian Tax Purposes for the fiscal year of the Partnership that includes the Arrangement (the “Arrangement Year”), the Partnership shall be considered to have a had a fiscal year (the “Notional Year”) commencing on January 1, 2021 and ending immediately following the completion of the Arrangement steps occurring on the Arrangement Date. The Partnership shall determine its net income or net loss for the Notional Year on a “closing of the books” basis reasonably and in good faith, as would be determined without reference to this section, provided, however, that any gain or income from a disposition of property occurring after the end of the Notional Year shall not be allocated to the Notional Year; and any transaction expenses incurred by the Partnership in the Notional Year shall be allocated to and, to the extent permitted by the Income Tax Act, deducted in computing the income of the Partnership in the Notional Year. For greater certainty, the balance (if any) of the Income for Canadian Tax Purposes after allocating the Special Income Allocation Amount to the Limited Partners whose Equity Units are acquired, bought, bought back, redeemed or otherwise purchased in the manner described in Section 4.4.3.1 using money or property derived in the manner described in Section 4.4.3.2 by the Partnership, the Affiliate or the Subsidiary, for the Arrangement Year will be allocated to all Partners for the Notional Year in accordance with Section 4.4.2. and the Income for Canadian Tax Purposes (if any) for the balance of the Arrangement Year and any subsequent fiscal year will not be allocated to the Public Unitholders in respect of the Public Units. Absent any assessment in respect of taxes, the Partnership shall not amend any allocation of Income for Canadian Tax Purposes or Loss for Canadian Tax Purposes to Limited Partners in respect of the Arrangement Year or any previous fiscal year.

4.
Amendment to Article 7

Article 7 is hereby amended by adding the following provisions:
7.4
Redemption by the Partnership

7.4.1
Subject to any applicable Laws and the due exercise of the Call Right pursuant to Section 7.5, the Partnership will have the right, on the Effective Date, to redeem all, but not less than all, of the then outstanding Public Units for an amount per unit equal to the Cash Consideration.

7.4.2
If the Partnership exercises its right to redeem Public Units under this Section 7.4, and, subject to the exercise of the Call Right, the Partnership will cause to be delivered to the Public Unitholders the Cash Consideration for each Public Unit so redeemed upon presentation and surrender at the registered office of the Partnership or at any office of the Depositary as may be specified by the Partnership in the Circular of the certificates (if any) representing such Public Units, together with a letter of transmittal in respect of such certificates and such additional documents and instruments as the Depositary may reasonably require. Payment of the aggregate Cash Consideration payable to a Public Unitholder will be made by delivery to such Public Unitholder, at the address of such Public Unitholder recorded in the register of the Partnership or by holding for pick-up by the Public Unitholder at the registered office of the Partnership or at any office of the Depositary as may be specified by the Partnership in the Circular. Provided that such aggregate Cash Consideration has been so deposited on or before the Effective Date in accordance with the Arrangement Agreement and the Plan of Arrangement, the Public Units will be redeemed and the rights of the Public Unitholders thereof on and after the Effective Date will be limited to receiving their proportionate part of the aggregate Cash Consideration for such Public Units so deposited, against presentation and surrender of the said certificates held by them in accordance with the foregoing provisions and the Public Unitholders will not be entitled to exercise any of the rights of Public Unitholders in respect thereof, other than the right to receive the Cash Consideration for each Public Unit redeemed.
7.4.3
If the aggregate cash amount which a Public Unitholder is entitled to receive pursuant to this Section 7.4 would otherwise include a fraction of $0.01, then the aggregate cash amount to which such Public Unitholder shall be entitled to receive shall be rounded up to the nearest whole $0.01.

7.5
Call Right

7.5.1
Subject to the limitations set forth in Section 7.5.2, Purchaser Sub will have the overriding right (the “Call Right”), notwithstanding the right of the Partnership to redeem the Public Units pursuant to Section 7.4 hereof, to purchase (on the Effective Date) Public Units in respect of which an election, or deemed election, including as a result of proration, has been made to receive the BAM Share Consideration and/or the New Preferred Unit Consideration in accordance with the Plan of Arrangement on payment by the Purchaser Sub of the BAM Share Consideration and/or the New Preferred Unit Consideration, as applicable, for each such Public Unit. In the event of the exercise by Purchaser Sub of its Call Right, each Public Unitholder will be obligated to sell all the Public Units which are subject to the Call Right held by such Public Unitholder to Purchaser Sub on the Effective Date on payment by, or on behalf of Purchaser Sub, to such Public Unitholder of the BAM Share Consideration and/or New Preferred Unit Share Consideration, as applicable, for each such Public Unit.

7.5.2
Purchaser Sub must provide notice of its intention to exercise its Call Right on or before 3:01 a.m. (Toronto time) on the Effective Date. If Purchaser Sub duly exercises its Call Right in accordance with this Section 7.5, the right of the Partnership to redeem those Public Units which are subject to the Call Right pursuant to Section 7.4 on the Effective Date will terminate at such time and, on the Effective Date, Purchaser Sub will purchase and the Public Unitholders of such Public Units will sell all of the Public Units subject to the Call Right in accordance with this Section 7.5.

7.5.3
For the purposes of completing a purchase of the Public Units pursuant to the exercise of the Call Right, Purchaser Sub will deposit or cause to be deposited with the Depositary, on or before the Effective Date, the aggregate BAM Share Consideration and New Preferred Unit Consideration deliverable by Purchaser Sub pursuant to Section 7.5.1. Provided that the aggregate BAM Share Consideration and New Preferred Unit Consideration have been so deposited with the Depositary, on and after the Effective Date, the Public Unitholders who elected, or were deemed to have elected, including pursuant to proration, to receive the BAM Consideration and/or the New Preferred Unit Consideration in respect of some or all of their Public Units will cease to be Unitholders of such Public Units and will not be entitled to exercise any of the rights of Public Unitholders in respect thereof other than the right to receive such Public Unitholder’s portion of the aggregate BAM Share Consideration and New Preferred Unit Consideration, without interest to which such Unitholder is entitled pursuant to such elections or deemed elections, payable by Purchaser Sub upon presentation and surrender by such Public Unitholder of certificates (if any) representing the Public Units held by such Public Unitholder in accordance with the following provisions and such Public Unitholder will on and after the last Business Day prior to such Effective Date be considered and deemed for all purposes to be holders of the securities delivered to them as part of the BAM Share Consideration and/or New Preferred Unit Consideration which such Public Unitholder is entitled. Upon surrender to the Depositary of a certificate (if any) representing Public Units, together with such other documents and instruments as may be required to effect a transfer of Public Units under the Limited Partnership Act, the Partnership Agreement and such additional documents and instruments as the Depositary and the Partnership may reasonably require, the Public Unitholder of such surrendered certificate will be entitled to receive in exchange therefor, and the Depositary on behalf of Purchaser Sub will deliver to such Public Unitholder, the BAM Share Consideration and/or the New Preferred Unit Consideration. If Purchaser Sub does not exercise the Call Right in the manner described above, on the Effective Date a Public Unitholder will be entitled to receive in exchange therefor the Cash Consideration otherwise payable by the Partnership in connection with the redemption of the Public Units pursuant to Section 7.4 hereof.
7.5.4
For greater certainty, Purchaser Sub, New LP and/or their respective Affiliates may undertake such transactions as may be necessary or desirable in order to deliver, or cause to be delivered, all or a portion of BAM Shares or New Preferred Units to Public Unitholders in accordance with Section 7.5.3, provided such transactions are not prejudicial to the rights or interests of any Public Unitholder.

7.5.5
Each Public Unitholder, by virtue of becoming and being such a Public Unitholder, will be deemed to acknowledge the Call Right in favour of Purchaser Sub and the overriding nature thereof and to be bound thereby in favour of Purchaser Sub as herein provided.

7.5.6
Where the aggregate number of BAM Shares to be delivered to a Public Unitholder pursuant to this Section 7.5 would result in a fraction of a BAM Share being issuable, then the number of BAM Shares to be delivered to such Public Unitholder shall be rounded down to the closest whole number and, in lieu of the issuance of a fractional BAM Share thereof, such Public Unitholder will receive a cash payment in U.S. dollars (rounded down to the nearest cent) equal to such Public Unitholder’s pro rata portion of the net proceeds after expenses received by the Depositary upon the sale of whole shares representing an accumulation of all fractional interests in BAM Shares to which all such Public Unitholders would otherwise be entitled. The Depositary will sell such BAM Shares by private sale (including by way sale through the facilities of any stock exchange upon which the BAM Shares are then listed) as soon as reasonably practicable following the Effective Date. The aggregate net proceeds after expenses of such sale will be distributed by the Depositary, pro rata in relation to the respective fractions, among Public Unitholders otherwise entitled to receive fractional interests in BAM Shares.

7.5.7
Where the aggregate number of New Preferred Units to be delivered to a Public Unitholder pursuant to this Section 7.5 would result in a fraction of a New Preferred Unit being issuable, then the number of New Preferred Units to be delivered to such Public Unitholder shall be rounded down to the closest whole number and, in lieu of the issuance of a fractional New Preferred Unit thereof, such Public Unitholder will receive a cash payment in U.S. dollars (rounded down to the nearest cent) determined on the basis of an amount equal to (i) the New Preferred Unit Amount multiplied by (ii) the fractional New Preferred Unit amount.

7.5.8
On or before 3:01 a.m. (Toronto time) on the Effective Date, Purchaser Sub may assign, in whole or in part, its Call Right to one or more of its Affiliates, in which case this Section 7.5 shall apply to such Affiliate(s) mutatis mutandis; provided that any such assignment shall not relieve Purchaser Sub of any of its obligations hereunder, and provided further that if such assignment takes place, Purchaser Sub shall continue to be fully liable as primary obligor, on a joint and several basis with any such Affiliate, for any default in performance by the assignee of Purchaser Sub’s obligations hereunder. For greater certainty, the transfer of Public Units of the Partnership as described in Section 3.1(d) of the Plan of Arrangement shall take place pursuant to the Plan of Arrangement and not in connection with the Call Right by an Affiliate of Purchaser Sub.

7.6
Dissent Rights

7.6.1
Subject to this Section 7.6, any Public Unitholder may dissent in respect of the Transaction.

7.6.2
In addition to any other right the Public Unitholder may have, a Public Unitholder who complies with this Section 7.6 is entitled, after the Transaction is completed, to be paid by the

Partnership the fair value of the Public Units held by the Public Unitholder, determined as of the close of business on the day before the Resolution was adopted.
7.6.3
A dissenting Public Unitholder may only claim under this Section 7.6 with respect to all of the Public Units held by the Public Unitholder and registered in the name of the dissenting Public Unitholder at the record date set by the Partnership in respect of the Meeting.

7.6.4
A dissenting Public Unitholder shall send to the Partnership, at least two days prior to the Meeting, a written objection to the Resolution, unless the Partnership did not give notice to the Public Unitholder of the purpose of the Meeting and of the Public Unitholder’s right to dissent.

7.6.5
The Partnership shall, within ten days after the Public Unitholders adopt the Resolution, send to each Public Unitholder who has filed the objection referred to in Section 7.6.4 notice that the Resolution has been adopted, but such notice is not required to be sent to any Public Unitholder who voted for or abstained from voting for the Resolution or who has withdrawn its objection (and, for greater certainty, a Public Unitholder who voted for or abstained from voting for the Resolution or who has withdrawn its objection will not be considered a dissenting Public Unitholder).

7.6.6
A dissenting Public Unitholder entitled to receive notice under Section 7.6.5 shall, within twenty days after receiving such notice, or, if the dissenting Public Unitholder does not receive such notice, within twenty days after learning that the Resolution has been adopted, send to the Partnership a written notice containing:

(i)
the dissenting Public Unitholder’s name and address;

(ii)
the number of Public Units in respect of which the dissenting Public Unitholder dissents; and

(iii)
a demand for payment of the fair value of such Public Units.

7.6.7
Not later than the thirtieth day after the sending of a notice under Section 7.6.6, a dissenting Public Unitholder shall send the certificates representing the Public Units held by the Public Unitholder to the Partnership or its transfer agent.

7.6.8
A dissenting Public Unitholder who fails to comply with Section 7.6.7 has no right to make a claim under this Section 7.6.

7.6.9
The Partnership or its transfer agent shall endorse on any certificate received under Section 7.6.7 a notice that the Public Unitholder is a dissenting Public Unitholder under this Section 7.6 and shall return forthwith the certificates to the dissenting Public Unitholder.

7.6.10
On sending a notice under Section 7.6.6, a dissenting Public Unitholder ceases to have any rights as a Public Unitholder other than the right to be paid the fair value of the Public Units as determined under this Section 7.6 except where:

(i)
the dissenting Public Unitholder withdraws the notice before the Partnership makes an offer under Section 7.6.11;

(ii)
the Partnership fails to make an offer in accordance with Section 7.6.11 and the dissenting Public Unitholder withdraws the notice; or

(iii)
the Arrangement Agreement is terminated,

in which case the dissenting Public Unitholder’s rights are reinstated as of the date the dissenting Public Unitholder sent the notice referred to in Section 7.6.6.
7.6.11
The Partnership shall, not later than seven days after the later of the day on which the action approved by the Resolution is effective or the day the Partnership received the notice referred to in Section 7.6.6, send to each dissenting Public Unitholder who has sent such notice a written offer to pay for the dissenting Public Unitholder’s Public Units in an amount considered by the board of directors of the General Partner to be the fair value, accompanied by a statement showing how the fair value was determined.
7.6.12
Every offer made under Section 7.6.11 for Public Units shall be on the same terms.

7.6.13
The Partnership shall pay for the Public Units of a dissenting Public Unitholder within 10 days after an offer made under Section 7.6.11 has been accepted, but any such offer lapses if the Partnership does not receive an acceptance thereof within 30 days after the offer has been made.

7.6.14
Where the Partnership fails to make an offer under Section 7.6.11, or if a dissenting Public Unitholder fails to accept an offer, the Partnership may, within 50 days after the action approved by the Resolution is effective or within such further period as a court may allow, apply to a court to fix a fair value for the Public Units of any dissenting Public Unitholder.

7.6.15
If the Partnership fails to apply to a court under Section 7.6.14, a dissenting Public Unitholder may apply to a court for the same purpose within a further period of 20 days or within such further period as a court may allow.

7.6.16
The court where an application under Sections 7.6.14 or 7.6.15 may be made is the Ontario Superior Court of Justice (Commercial List).

7.6.17
A dissenting Public Unitholder is not required to give security for costs in an application made under Sections 7.6.14 or 7.6.15.

7.6.18
On an application under Sections 7.6.14 or 7.6.15:

(i)
all dissenting Public Unitholders whose Public Units have not been purchased by the Partnership shall be joined as parties and bound by the decision of the court; and

(ii)
the Partnership shall notify each affected dissenting Public Unitholder of the date, place and consequences of the application and of the dissenting Public Unitholder’s right to appear and be heard in person or by counsel.

7.6.19
On an application to a court under Sections 7.6.14 or 7.6.15, the court may determine whether any other person is a dissenting Public Unitholder who should be joined as a party, and the court shall then fix a fair value for the Public Units of all dissenting Public Unitholders.

7.6.20
A court may in its discretion appoint one or more appraisers to assist the court to fix a fair value for the Public Units of the dissenting Public Unitholders.

7.6.21
The final order of a court in the proceedings commenced by an application under Sections 7.6.14 or 7.6.15 shall be rendered against the Partnership in favour of each dissenting Public Unitholder and for the amount of the Public Units as fixed by the court.

7.6.22
If Section 7.6.24 applies, the Partnership shall, within ten days after the pronouncement of an order under Section 7.6.21, notify each dissenting Public Unitholder that it is unable lawfully to pay dissenting Public Unitholders for their Public Units.

7.6.23
If Section 7.6.24 applies, a dissenting Public Unitholder, by written notice delivered to the Partnership within thirty days after receiving a notice under Section 7.6.22, may

(i)
withdraw their notice of dissent, in which case the Partnership is deemed to consent to the withdrawal and the Public Unitholder is reinstated to their full rights as a Public Unitholder; or

(ii)
retain a status as a claimant against the Partnership, to be paid as soon as the Partnership is lawfully able to do so or, in a liquidation, to be ranked subordinate to the rights of creditors of the Partnership but in priority to its Unitholders.

7.6.24
The Partnership shall not make a payment to a dissenting Public Unitholder under this section if there are reasonable grounds for believing that

(i)
the Partnership is or would after the payment be unable to pay its liabilities as they become due; or

(ii)
the realizable value of the Partnership’s assets would thereby be less than the aggregate of its liabilities.

7.6.25
The provisions of Section 9.5 shall apply mutatis mutandis to any payment to a Public Unitholder under this Section 7.6.

5.
Effective Date

This Amendment shall be effective at the time it is stated to become effective pursuant to Section 3.1(f) the Plan of Arrangement.
6.
Governing Law

This Amendment shall be governed by and construed in accordance with the laws of Bermuda.
7.
General

(a)
Except as modified herein, all terms and conditions of the Agreement shall remain in full force and effect.

(b)
This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall be construed together as one agreement.

[Remainder of this page left blank intentionally.]

IN WITNESS WHEREOF, the General Partner has executed this Amendment as of the • day of •, 2021.
GENERAL PARTNER:
BROOKFIELD PROPERTY PARTNERS LIMITED
By:

Name: Jane Sheere
Title: Secretary

All Limited Partners now and hereafter admitted as limited partners of the Partnership, pursuant to Powers of Attorney now and hereafter executed in favor of, and granted and delivered to, the General Partner.
GENERAL PARTNER:
BROOKFIELD PROPERTY PARTNERS LIMITED
By:

Name: Jane Sheere
Title: Secretary

APPENDIX E — PLAN OF ARRANGEMENT
FORM OF PLAN OF ARRANGEMENT UNDER SECTION 182 OF THE
BUSINESS CORPORATIONS ACT (ONTARIO)
PLAN OF ARRANGEMENT
UNDER SECTION 182 OF THE
BUSINESS CORPORATIONS ACT (ONTARIO)
ARTICLE 1
DEFINITIONS AND INTERPRETATION
1.1
Definitions.

Unless indicated otherwise, where used in this Plan of Arrangement, capitalized terms used but not defined shall have the meanings specified in the Arrangement Agreement and the following terms shall have the following meanings (and grammatical variations of such terms shall have corresponding meanings):
“Acquired Units” means the BPY Units, the Exchange LP Units and the BPYU Shares;
“Applicable Acquiror” means:
(a)
for a BPYU Stockholder that is entitled to receive BAM Shares in respect of some or all of its BPYU Shares, Holding LP for such number of BPYU Shares that are transferred in exchange for BAM Shares as described this Plan of Arrangement;

(b)
for a Public Holder, other than a BPYU Stockholder described in (a), that has elected or is deemed to have elected to receive BAM Shares in respect of some or all of its Acquired Units, BAM for such number of Acquired Units that are transferred in exchange for BAM Shares under this Plan of Arrangement;

(c)
for a Public Holder that has elected or is deemed to have elected to receive New Preferred Units in respect of some or all of its Acquired Units, Purchaser Sub for such number of Acquired Units that are transferred in exchange for New Preferred Units under this Plan of Arrangement;

(d)
for a BPYU Stockholder or an Exchange LP Unitholder that is entitled to receive cash in respect of some or all of its BPYU Shares or Exchange LP Units, as applicable, Holding LP for such number of BPYU Shares or Exchange LP Units that are transferred in exchange for cash under this Plan of Arrangement;

(e)
for a Public Holder of BPY Units that is entitled to receive cash in respect of some or all of its BPY Units, BPY for such number of BPY Units that are redeemed in exchange for cash under this Plan of Arrangement; and

(f)
for a BAM Holder, BAM Exchange LP;

“Arrangement” means the arrangement of Purchaser Sub under Section 182 of the OBCA in accordance with the terms and subject to the conditions set out in this Plan of Arrangement, subject to any amendments, modifications or supplements to this Plan of Arrangement made in accordance with the Arrangement Agreement and Section 6.1 hereof or made at the discretion of the Court with the consent of the Purchaser Parties and BPY, each acting reasonably;
“Arrangement Agreement” means the Arrangement Agreement dated as of March 31, 2021 among the Purchaser Parties and BPY providing for, among other things, the Arrangement, as the same may be amended, supplemented and/or restated from time to time;
“Articles of Arrangement” means the articles of arrangement of Purchaser Sub in respect of the Arrangement required to be filed with the Director pursuant to Section 183(1) of the OBCA after the Final Order is made, which shall include the Plan of Arrangement and otherwise be in form and substance satisfactory to the Purchaser Parties and BPY, each acting reasonably;

“BAM” or the “Purchaser” means Brookfield Asset Management Inc., a corporation existing under the OBCA;
“BAM Exchange LP” means an Ontario limited partnership to be formed prior to the Effective Date, the general partner of which will be BAM or one of its subsidiaries;
“BAM Exchange LP Consideration” means 0.3979 of a BAM Exchange LP Unit for each Acquired Unit held by a BAM Holder, subject to adjustment in accordance with Section 3.7(b);
“BAM Exchange LP Unit” means an exchangeable limited partnership unit of BAM Exchange LP;
“BAM Holders” means BAM and any of its subsidiaries that hold Acquired Units immediately prior to the Effective Time;
“BAM Share” means a class A limited voting share in the capital of BAM;
“BAM Share Amount” means $45.67, being the closing price of one BAM Share on the New York Stock Exchange on March 26, 2021;
“BAM Share Consideration” means 0.3979 of a BAM Share for each Acquired Unit, subject to adjustment in accordance with Section 3.7(a);
“BAM Share Pro-Ration Factor” means a number, rounded to six decimal places, equal to the Total Public BAM Share Consideration divided by the Total Elected Public BAM Share Consideration;
“BAM Shares Payable to BPYU Stockholders” means the BAM Shares deposited pursuant to Section 3.4(a)(ii);
“BPO ETS” means BPO ETS Inc., a corporation existing under the OBCA;
“BPY” means Brookfield Property Partners L.P., a Bermuda exempted limited partnership;
“BPY Equity-Based Award Plans” means (a) the DSU Plans, (b) the BPY Stock Option Plans, (c) the Tracking Share Option Plan, (d) the Restricted BPY Stock Plans, and (e) the Amended and Restated Brookfield Property L.P. FV LTIP Unit Plan, as amended as of April 18, 2019;
“BPY LPA” means the second amended and restated limited partnership agreement of BPY dated as of August 8, 2013, as amended, including pursuant to the BPY LPA Amendment;
“BPY LPA Amendment” means the seventh amendment to the BPY LPA in the form attached as Schedule A hereto;
“BPY Options” means the stock options granted under the BPY Stock Option Plans;
“BPY Resolution” means the resolution approving the BPY LPA Amendment and the transactions contemplated by this Plan of Arrangement to be considered at the BPY Unitholders’ Meeting by BPY Unitholders, substantially in the form of Schedule A to the Arrangement Agreement;
“BPY Stock Option Plans” means (a) the Brookfield Property Partners amended and restated BPY unit option plan, amended as of November 5, 2019, (b) the Brookfield Property Partners BPY unit option plan (Australia), amended as of February 3, 2015, and (c) the Brookfield Property Partners BPY unit option plan (GGP), effective as of August 28, 2018;
“BPY Unitholders” means holders of BPY Units;
“BPY Unitholders’ Meeting” means such meeting or meetings of BPY Unitholders, including any adjournment or postponement thereof, convened to consider, and if deemed advisable approve, the BPY Resolution;
“BPY Units” means the limited partnership units (other than the general partner units and the preferred partnership units) in the capital of BPY, including the Restricted BPY Units;
“BPYU” means Brookfield Property REIT Inc., a corporation existing under the laws of the State of Delaware;

“BPYU Certificate of Incorporation” means the fourth amended and restated certificate of incorporation of BPYU effective as of June 26, 2019;
“BPYU Shares” means the shares of class A stock, par value $0.01 per share in the capital of BPYU;
“BPYU Stockholders” means holders of BPYU Shares;
“business day” means any day of the week, other than a Saturday or Sunday or a statutory or civic holiday observed in Toronto, Ontario, New York, New York or Hamilton, Bermuda;
“Cash Consideration” means $18.17 for each Acquired Unit;
“Cash Pro-Ration Factor” means a number, rounded to six decimal places, equal to the Total Public Cash Consideration divided by the Total Public Elected Cash Consideration;
“certificate” means a physical share certificate or other evidence of unit ownership, including without limitation, a DRS statement;
“Certificate of Arrangement” means the certificate of arrangement giving effect to the Arrangement, issued pursuant to Section 183(2) of the OBCA in respect of the Articles of Arrangement;
“Court” means the Ontario Superior Court of Justice (Commercial List);
“CRA” means the Canada Revenue Agency;
“Default Consideration” has the meaning ascribed thereto in Section 3.2(e);
“Depositary” means AST Trust Company (Canada), as depositary at its offices as set out in the Letter of Transmittal and Election Form;
“Director” means the Director appointed under Section 278 of the OBCA;
“Dissent Rights” has the meaning ascribed thereto in Section 4.1;
“Dissenting Unitholder” means a registered holder of BPY Units who dissents in respect of the BPY Resolution in strict compliance with the Dissent Rights and who is ultimately entitled to be paid fair value for its BPY Units;
“DSU Plans” means (a) the Brookfield Office Properties Inc. amended and restated deferred share unit plan for non-employee directors, amended and restated as of June 9, 2014, and (b) the Brookfield Office Properties Inc. amended and restated deferred share unit plan for employees, amended and restated as of June 9, 2014;
“DSUs” means the deferred share units granted under the DSU Plans;
“Effective Date” means the date upon which the Arrangement becomes effective as established by the date shown on the Certificate of Arrangement;
“Effective Time” means 3:01 a.m. (Toronto Time) on the Effective Date, or such other time as may be agreed to in writing by the Purchaser Parties and BPY prior to the Effective Date;
“Election Deadline” means 5:00 p.m. (Toronto Time) on the business day which is two business days following the date of the BPY Unitholders’ Meeting;
“Eligible Canadian Holder” means a BPY Unitholder or Exchange LP Unitholder that (a) for purposes of the Tax Act and, at all relevant times, is or is deemed to be a resident of Canada or, in the case of a holder that is a partnership, a “Canadian partnership” as defined in the Tax Act, and (b) is not exempt from income tax under the Tax Act;
“Exchange LP” means Brookfield Office Properties Exchange LP, a limited partnership existing under the laws of Ontario;
“Exchange LP Unit Provisions” means the unit conditions attached to the Exchange LP Units;

“Exchange LP Unit Redemption Consideration” means, for each Exchange LP Unit, (a) one BPY Unit, (b) if applicable, a cash amount equal to all declared payable and unpaid cash distributions on such Exchange LP Unit, and (c) if applicable, any stock or other property constituting any declared, payable and unpaid non-cash distributions on such Exchange LP Unit, all in accordance with the Exchange LP Unit Provisions;
“Exchange LP Unitholder” means holders of Exchange LP Units;
“Exchange LP Units” means the exchangeable limited partnership units of Exchange LP;
“Exchange Ratio” means 0.3979, subject to adjustment in accordance with Section 3.7(a);
“Final Order” means the order of the Court pursuant to Section 182(5) of the OBCA, in form and substance satisfactory to the Purchaser Parties and BPY, each acting reasonably, approving the Arrangement, as such order may be amended, modified, supplemented or varied by the Court (with the consent of the Purchaser Parties and BPY, each acting reasonably) at any time prior to the Effective Date or, if appealed, then, unless such appeal is withdrawn, abandoned or denied, as affirmed or as amended (provided that any such amendment is acceptable to the Purchaser Parties and BPY, each acting reasonably) on appeal;
“Former Holders” means, at and following the Effective Time, the holders of Acquired Units immediately prior to the Effective Time;
“Governmental Entity” means (a) any multinational, federal, provincial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, commission, commissioner, board, bureau or agency, domestic or foreign; (b) any subdivision, agent, commission, commissioner, board, or authority of any of the foregoing; (c) any self regulatory authority, including the TSX and the Nasdaq; or (d) any quasi governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing;
“Holding LP” means Brookfield Property L.P.;
“Interim Order” means an order of the Court pursuant to Section 182(5) of the OBCA, in form and substance acceptable to the Purchaser Parties, each acting reasonably, containing declarations and directions in respect of the notice to be given and the conduct of the BPY Unitholders’ Meeting with respect to the Arrangement, as such order may be amended, modified, supplemented or varied by the Court with the consent of the Purchaser Parties and BPY, each acting reasonably;
“Joint Tax Election” has the meaning ascribed thereto in Section 3.5;
“Letter of Transmittal and Election Form” means, as applicable, the letter of transmittal and election form for use by BPY Unitholders with respect to the Arrangement and the letter of transmittal and election form for use by Exchange LP Unitholders with respect to the Arrangement;
“Maximum Public New Preferred Unit Consideration” means 40,000,000 New Preferred Units;
“Nasdaq” means the Nasdaq Stock Market;
“New LP” means a Bermuda exempted limited partnership to be formed prior to the Effective Date, the general partner of which will be Holding LP;
“New Preferred Unit Amount” means $25.00, being the issue price of each New Preferred Unit;
“New Preferred Unit Consideration” means 0.7268 of a New Preferred Unit for each Acquired Unit;
“New Preferred Unit Pro-Ration Factor” means a number, rounded to six decimal places, equal to the Maximum Public New Preferred Unit Consideration divided by the Total Public Elected New Preferred Unit Consideration;
“New Preferred Units” means the Class A Cumulative Redeemable Preferred Units, Series 1 of New LP;
“Note A” means the interest-bearing promissory note to be issued by Brookfield BPY Holdings Inc. to Purchaser Sub in the principal amount equal to the Total Public New Preferred Unit Amount having the terms and conditions as set forth in the Pre-Closing Notice;

“OBCA” means the Business Corporations Act (Ontario) and the regulations made thereunder;
“Person” includes an individual, partnership, association, body corporate, joint venture, business organization, trustee, executor, administrator, legal representative, government (including any Governmental Entity) or any other entity, whether or not having legal status;
“Plan of Arrangement”, “hereof”, “herein”, “hereto” and like references mean and refer to this plan of arrangement;
“Pre-Closing Notice” means a notice to be executed by the Purchaser Parties and BPY two business days prior to the Effective Date specifying the amounts and other details contemplated by this Plan of Arrangement;
“Public Holders” means the holders of Acquired Units other than the BAM Holders;
“Purchaser Parties” means BAM and Purchaser Sub;
“Purchaser Sub” means BPY Arrangement Corporation, a corporation incorporated under the OBCA, or such other Person to whom BPY Arrangement Corporation has assigned its rights and obligations in accordance with the Arrangement Agreement;
“Reallocated Units” has the meaning ascribed thereto in Section 3.3(c)(iv);
“Restricted BPY Stock Plan (Canada)” means the Brookfield Property Group restricted BPY L.P. unit plan (Canada), as amended as of November 5, 2019;
“Restricted BPY Stock Plans” means (a) the Brookfield Property Group restricted BPY L.P. unit plan, as amended as of June, 2020, and (b) the Restricted BPY Stock Plan (Canada);
“Restricted BPY Units” means the BPY Units subject to and administered under the Restricted BPY Stock Plans;
“Restricted Canadian BPY Units” means the unvested BPY Units and vested BPY Units subject to hold period restrictions, in each case, subject to and administered under the Restricted BPY Stock Plan (Canada);
“subsidiaries” has the meaning given in National Instrument 45-106 — Prospectus Exemptions;
“Tax Act” means the Income Tax Act, R.S.C. 1985, c. 1 (5th Supp.);
“Tax Election Deadline” has the meaning ascribed thereto in Section 3.5;
“Threshold Public New Preferred Unit Consideration” means 20,000,000 New Preferred Units;
“Total BPY Redemption Amount” means the amount of cash, in the aggregate, to be paid to BPY Unitholders on the redemption of BPY Units pursuant to Section 3.1(s);
“Total Elected Public BAM Share Consideration” has the meaning ascribed thereto in Section 3.3(c)(ii);
“Total Public BAM Share Consideration” means an aggregate of 59,279,337 BAM Shares, less the Offset For Increased New Preferred Unit Consideration, if any, where the Offset For Increased New Preferred Unit Consideration is calculated as:
A x B , where:
      C
A = the amount, if any, by which the Total Public New Preferred Units exceeds the Threshold Public New Preferred Unit Consideration
B = New Preferred Unit Amount
C = BAM Share Amount
“Total Public Cash Consideration” means $3,267,869,417;

“Total Public Elected Cash Consideration” has the meaning ascribed thereto in Section 3.3(c)(i);
“Total Public Elected New Preferred Unit Consideration” has the meaning ascribed thereto in Section 3.3(c)(iii);
“Total Public New Preferred Unit Amount” means the Total Public New Preferred Units multiplied by the New Preferred Unit Amount;
“Total Public New Preferred Units” means the number of New Preferred Units deposited pursuant to Section 3.4(a)(iv);
“Tracking Share” means a class B preferred share of BPO ETS;
“Tracking Share Options” means the stock options granted under the Tracking Share Option Plan;
“Tracking Share Option Plan” means the Brookfield Property Partners amended and restated BPY unit option plan (Canada), as amended as of November 5, 2019;
“TSX” means the Toronto Stock Exchange; and
“Undersubscribed Consideration” means:
(a)
if the Total Public Elected Cash Consideration is less than the Total Public Cash Consideration, the Cash Consideration;

(b)
if the Total Elected Public BAM Share Consideration is less than the Total Public BAM Share Consideration, the BAM Share Consideration; and/or

(c)
if the Total Public Elected New Preferred Unit Consideration is less than the Threshold Public New Preferred Unit Consideration, the New Preferred Unit Consideration.

1.2
Certain Rules of Interpretation

In this Plan of Arrangement:
(a)
Calculation of Time.   Unless otherwise specified, time periods within or following which any payment is to be made or act is to be done shall be calculated by excluding the day on which the period commences and including the day on which the period ends.

(b)
Business Days.   Whenever any action to be taken or payment to be made pursuant to this Agreement would otherwise be required to be made on a day that is not a business day, such action shall be taken or such payment shall be made on the first business day following such day.

(c)
Headings.   The descriptive headings preceding Articles and Sections of this Agreement are inserted solely for convenience of reference and are not intended as complete or accurate descriptions of the content of such Articles or Sections. The division of this Agreement into Articles, Sections and subsections and the insertion of a table of contents shall not affect the interpretation of this Agreement.

(d)
Including.   Where the word “including” or “includes” is used in this Agreement, it means “including without limitation” or “includes without limitation”.

(e)
Statutory References.   Any reference to a statute shall mean the statute in force as at the date of this Agreement (together with all rules, regulations and published policies, as applicable, made thereunder), as the same may be amended, re-enacted, consolidated or replaced from time to time, and any successor statute thereto, unless otherwise expressly provided.

(f)
Currency.   All references to “$” mean United States dollars.

(g)
Number and Gender.   In this Agreement, unless the contrary intention appears, words importing the singular include the plural and vice versa; words importing gender shall include all genders; and words importing persons shall include a natural person, firm, trust, partnership, association, corporation, joint venture or Governmental Entity (including any governmental agency, political subdivision or instrumentality thereof).
ARTICLE 2
ARRANGEMENT AGREEMENT
2.1
Arrangement Agreement

This Plan of Arrangement is made pursuant to, and is subject to the provisions of, the Arrangement Agreement.
2.2
Binding Effect

This Plan of Arrangement shall become effective at, and be binding at and after, the Effective Time on BAM, Purchaser Sub, BAM Exchange LP, New LP, BPY, Holding LP, Exchange LP and BPO ETS and all Persons who were immediately prior to the Effective Time holders or beneficial owners of BPY Units and Exchange LP Units and participants in BPY Equity-Based Award Plans and all other Persons directly or indirectly affected by the Arrangement at and after the Effective Time, without any further act or formality required on the part of any Person.
ARTICLE 3
ARRANGEMENT
3.1
Arrangement

Commencing at the Effective Time, the following events or transactions shall occur and shall be deemed to occur in the following sequence without any further act or formality:
(a)
simultaneously:

(i)
each BPY Option, whether vested or unvested, that is outstanding immediately prior to the Effective Time shall, notwithstanding the terms of the BPY Stock Option Plans or any applicable grant agreement in relation thereto, be surrendered by the holder thereof to BPY in exchange for, subject to Section 5.4, a cash payment from BPY equal to the amount (if any) by which the Cash Consideration exceeds the exercise price of such BPY Option, multiplied by the number of BPY Units subject to such BPY Option, and each such BPY Option shall immediately be cancelled and terminated and, for greater certainty, where such amount is zero or negative, such BPY Option shall be cancelled without any consideration, and none of BPY, BAM or Purchaser Sub shall be obligated to pay the holder of such BPY Option any amount in respect of such BPY Option; and

(ii)
each Tracking Share Option, whether vested or unvested, that is outstanding immediately prior to the Effective Time shall, notwithstanding the terms of the Tracking Share Option Plan or any applicable grant agreement in relation thereto, be surrendered by the holder thereof to BPO ETS in exchange for, subject to Section 5.4, a cash payment from BPO ETS equal to the amount (if any) by which the Cash Consideration exceeds the exercise price of such Tracking Share Option, multiplied by the number of Tracking Shares subject to such Tracking Share Option, and each such Tracking Share Option shall immediately be cancelled and terminated and, for greater certainty, where such amount is zero or negative, such Tracking Share Option shall be cancelled without any consideration, and none of BPO ETS, BPY, BAM or Purchaser Sub shall be obligated to pay the holder of such Tracking Share Option any amount in respect of such Tracking Share Option, and, with respect to each BPY Option and Tracking Share Option that is surrendered pursuant to this Section 3.1(a), as of the effective time of such surrender: (A) the holder thereof shall cease to be the holder of such BPY Option or Tracking Share Option, as applicable, (B) the holder thereof shall cease to have any rights as a holder in respect of such BPY Option or Tracking Share Option, as applicable, or under the BPY Stock Option Plans or the Tracking Share Option Plan, as applicable, other than the right to receive the consideration to which such holder is entitled pursuant to this Section 3.1(a), (C) such holder’s name shall be removed from the applicable register, and (D) all agreements, grants and similar instruments relating thereto shall be cancelled;

(b)
the DSUs outstanding immediately prior to the Effective Time shall be continued on the same terms and conditions as were applicable immediately prior to the Effective Time, except that, the terms of such DSUs shall be amended so as to substitute BAM Shares for the Tracking Shares or BPY Units, as applicable, subject to such DSUs and the number of DSUs held by each participant under the DSU Plans as of the Effective Time shall be amended to be equal to (i) the number of DSUs held by the participant immediately prior to the Effective Time, multiplied by (ii) the Exchange Ratio;

(c)
BAM will purchase each unvested Restricted BPY Unit and each Restricted Canadian BPY Unit and, each such Restricted BPY Unit shall be deemed to be transferred by the holder thereof to BAM in exchange for the BAM Share Consideration, and the name of such holder shall be removed from the register of holders of BPY Units in respect of such BPY Units and BAM shall be recorded as the registered holder of the BPY Units so transferred and shall be deemed to be the legal and beneficial owner thereof, free and clear of any liens, claims or encumbrances, and such BAM Shares shall be subject to the same transfer restrictions, vesting, forfeiture and other terms and conditions as were applicable to the Restricted BPY Units immediately prior to the Effective Time;

(d)
BAM will purchase each BPY Unit in respect of which a valid election has been made pursuant to Section 3.2(b) by an Eligible Canadian Holder and, subject to proration in accordance with Section 3.3, each such BPY Unit shall be deemed to be transferred by such Eligible Canadian Holder to BAM in exchange for the BAM Share Consideration, and the name of such Eligible Canadian Holder shall be removed from the register of holders of BPY Units in respect of such BPY Units and BAM shall be recorded as the registered holder of the BPY Units so transferred and shall be deemed to be the legal and beneficial owner thereof, free and clear of any liens, claims or encumbrances;

(e)
the Applicable Acquiror will purchase each BPY Unit held by a BAM Holder, other than those BPY Units transferred pursuant to Section 3.1(c) and 3.1(d), and each such BPY Unit shall be deemed to be transferred by such holder to the Applicable Acquiror in exchange for the Cash Consideration, the New Preferred Unit Consideration or the BAM Exchange LP Consideration (in each case as deemed to be elected pursuant to Section 3.2 and subject, in each case, to proration in accordance with Section 3.3), and the name of such holder shall be removed from the register of holders of BPY Units in respect of such BPY Units and the Applicable Acquiror shall be recorded as the registered holder of the BPY Units so transferred and shall be deemed to be the legal and beneficial owner thereof, free and clear of any liens, claims or encumbrances;

(f)
the BPY LPA Amendment will become effective and binding on the parties thereto;

(g)
Purchaser Sub will make a loan to Brookfield BPY Holdings Inc. in the principal amount equal to the Total Public New Preferred Unit Amount, which will be evidenced by the issuance of Note A;

(h)
Brookfield BPY Holdings Inc. and/or one or more other subsidiaries of BPY, as set forth in the Pre-Closing Notice, will transfer an aggregate cash amount equal to the Total Public New Preferred Unit Amount to Holding LP to repay the intercompany obligations owing to Holding LP set forth in the Pre-Closing Notice;

(i)
Holding LP will purchase from BPY and cancel such number of managing general partner units of Holding LP as is equal to the Total BPY Unit Redemption Amount divided by the Cash Consideration, in exchange for the payment of a cash amount equal to the Total BPY Redemption Amount to BPY;

(j)
Purchaser Sub will transfer Note A to New LP and, as payment therefor, New LP will issue a number of New Preferred Units equal to the Total Public New Preferred Units to Purchaser Sub;

(k)
concurrently with the transfer and issuance in Section 3.1(j), Holding LP will transfer the receivables set forth in the Pre-Closing Notice to New LP and, as payment therefor, New LP will issue to Holding LP such number of general partner units of New LP as set out in the Pre-Closing Notice;

(l)
BAM will issue such number of BAM Shares equal to the BAM Shares Payable to BPYU Stockholders to Holding LP and, as payment therefor, Holding LP will issue to BAM the number of redemption-exchange units of Holding LP equal to the number of BAM Shares Payable to BPYU Stockholders divided by the Exchange Ratio;
(m)
each outstanding BPY Unit held by a Dissenting Unitholder shall be deemed to be transferred by the holder thereof to BPY without any further act or formality on its part, and, in consideration therefor, BPY shall be deemed to have issued to the Dissenting Unitholder a debt-claim to be paid the aggregate fair value of those BPY Units in accordance with Article 4 hereof and, in respect of the BPY Units so deemed to be transferred: (i) the Dissenting Unitholder shall cease to be a holder of such BPY Units, (ii) the name of such holder shall be removed from the register of holders of BPY Units, (iii) the Dissenting Unitholder shall have been deemed to have executed and delivered all consents, releases, assignments and waivers, statutory or otherwise, required to transfer and assign such units to BPY; and (iv) such BPY Units shall be cancelled by BPY and the register of holders of BPY Units shall be revised accordingly;

(n)
each Exchange LP Unit in respect of which a duly completed Letter of Transmittal and Election Form was submitted in accordance with Section 3.2(c) shall be deemed to be transferred by the holder thereof to the Applicable Acquiror in exchange for the Cash Consideration, the BAM Share Consideration or the New Preferred Unit Consideration (subject, in each case, to proration in accordance with Section 3.3) and the name of such holder shall be removed from the register of holders of Exchange LP Units, and Applicable Acquiror shall be recorded as the registered holder of the Exchange LP Units so transferred and shall be deemed to be the legal and beneficial owner thereof, free and clear of any liens, claims or encumbrances;

(o)
pursuant to and in accordance with Exchange LP’s exercise of its redemption right under Section 7.1 of the Exchange LP Unit Provisions and BPY’s notice of intention to exercise its overriding call right under Section 7.2 of the Exchange LP Unit Provisions, each dated as of {date of circular for BPY Unitholders’ Meeting}, BPY will purchase each Exchange LP Unit outstanding after giving effect to Section 3.1(n) in exchange for the Exchange LP Unit Redemption Consideration, and the name of the holder of such Exchange LP Units shall be removed from the register of holders of Exchange LP Units, and BPY shall be recorded as the registered holder of the Exchange LP Units so purchased and shall be deemed to be the legal and beneficial owner thereof, free and clear of any liens, claims or encumbrances;

(p)
Purchaser Sub will assign, in part, its overriding call right pursuant to Section 7.5 of the BPY LPA to BAM in respect of such number of BPY Units to be transferred to BAM in exchange for the BAM Share Consideration pursuant to Section 3.1(r)(i);

(q)
BPY shall provide notice of redemption for all of the BPY Units, other than those BPY Units transferred pursuant to Sections 3.1(c), 3.1(d) and 3.1(e), pursuant to Section 7.4 of the BPY LPA;

(r)
immediately prior to such redemption taking effect:

(i)
BAM will exercise its overriding call right pursuant to Section 7.5 of the BPY LPA to purchase each BPY Unit, other than those BPY Units transferred pursuant to Sections 3.1(c), 3.1(d) and 3.1(e), in respect of which its holder has made an election or is deemed to have made an election to receive the BAM Share Consideration pursuant to Section 3.2 and, subject to proration in accordance with Section 3.3, each such BPY Unit shall be transferred by the holder thereof to BAM in accordance with such election or deemed election in exchange for the BAM Share Consideration, and the name of the holder of such BPY Units shall be removed from the register of holders of BPY Units, and BAM shall be recorded as the registered holder of the BPY Units so transferred and shall be deemed to be the legal and beneficial owner thereof, free and clear of any liens, claims or encumbrances; and

(ii)
Purchaser Sub will exercise its overriding call right pursuant to Section 7.5 of the BPY LPA to purchase each BPY Unit, other than those BPY Units transferred pursuant to Sections 3.1(c) and 3.1(e), in respect of which its holder has made an election or is deemed to have made an election to receive the New Preferred Unit Consideration pursuant to Section 3.2 and, subject to proration in accordance with Section 3.3, each such BPY Unit shall be transferred by the holder thereof to Purchaser Sub in accordance with such election or deemed election in exchange for the New Preferred Unit Consideration, and the name of the holder of such BPY Units shall be removed from the register of holders of BPY Units, and Purchaser Sub shall be recorded as the registered holder of the BPY Units so transferred and shall be deemed to be the legal and beneficial owner thereof, free and clear of any liens, claims or encumbrances;
(s)
each BPY Unit held by a Unitholder, other than those BPY Units transferred pursuant to Sections 3.1(c), 3.1(d), 3.1(e), 3.1(m), 3.1(r)(i) and 3.1(r)(ii), shall be redeemed by BPY and cancelled, without any further act or formality on its part, in exchange for the Cash Consideration and the name of the holder of such BPY Unit shall be removed from the register of holders of BPY Units; and

(t)
in accordance with Section C(3)(h) of the BPYU Certificate of Incorporation and pursuant to BPY’s notice of election to deliver the “BPY Units Amount” (as defined in the BPYU Certificate of Incorporation) dated shortly after the date of the Arrangement Agreement, each BPYU Share held by a BPYU Stockholder shall be exchanged for the Default Consideration, subject to proration in accordance with Section 3.3, and the name of such holder shall be removed from the register of holders of BPYU Shares, and the Applicable Acquiror shall be recorded as the registered holder of the BPYU Shares so transferred and shall be deemed to be the legal and beneficial owner thereof, free and clear of any liens, claims or encumbrances.

3.2
Elections

With respect to the exchange of Acquired Units effected pursuant to Section 3.1:
(a)
each holder of BPY Units and Exchange LP Units (other than Dissenting Unitholders, holders of unvested Restricted BPY Units and Restricted Canadian BPY Units, and BAM Holders) may elect to receive from the Applicable Acquirors, in respect of each BPY Unit or Exchange LP Unit held:

(i)
the BAM Share Consideration;

(ii)
the New Preferred Unit Consideration; or

(iii)
the Cash Consideration;

(b)
any BPY Unitholder that is an Eligible Canadian Holder and has elected to receive the BAM Share Consideration pursuant to Section 3.2(a)(i) in respect of some or all of its BPY Units may further elect to have all of such BPY Units transferred to BAM in exchange for such BAM Share Consideration prior to the BPY LPA Amendment becoming effective hereunder;

(c)
the elections provided for in Sections 3.2(a) and 3.2(b) shall be made by each BPY Unitholder and Exchange LP Unitholder by depositing with the Depositary, prior to the Election Deadline, a duly completed Letter of Transmittal and Election Form indicating such holder’s election(s), together with any certificates representing the holder’s BPY Units and/or Exchange LP Units;

(d)
any Letter of Transmittal and Election Form, once deposited with the Depositary, shall be irrevocable and may not be withdrawn by a BPY Unitholder or an Exchange LP Unitholder;

(e)
the following Persons shall be deemed to have elected to receive, subject to Section 3.3, the Cash Consideration as to 50.4678% of such holder’s Acquired Units, the BAM Share Consideration as to 41.8104% of such holder’s Acquired Units, and the New Preferred Unit Consideration as to 7.7218% of such holder’s Acquired Units (the “Default Consideration”):

(i)
any BPY Unitholder (other than a holder of unvested Restricted BPY Units or Restricted Canadian BPY Units, or a BAM Holder) who does not deposit with the Depositary a duly completed Letter of Transmittal and Election Form prior to the Election Deadline, or otherwise fails to comply with the requirements of Section 3.2(a) or 3.2(b) or the Letter of Transmittal and Election Form; and

(ii)
any BPY Unitholder who properly exercises Dissent Rights in accordance with Section 4.1 but is not ultimately entitled, for any reason, to be paid the fair value for its BPY Units by BPY as referenced in Section 4.1(b);

(f)
pursuant to Section C(3)(h) of the BPYU Certificate of Incorporation, any BPYU Stockholder shall be entitled to receive the Default Consideration, subject to proration pursuant to Section 3.3;

(g)
any Exchange LP Unitholder who does not deposit with the Depositary a duly completed Letter of Transmittal and Election Form prior to the Election Deadline, or otherwise fails to comply with the requirements of Section 3.2(a) or 3.2(b) or the Letter of Transmittal and Election Form, will have all of its Exchange LP Units acquired pursuant to Section 3.1(o) and, in accordance with Section 3.2(e)(i), will be deemed to have elected to receive the Default Consideration in respect of all BPY Units received pursuant to Section 3.1(o); and

(h)
each BAM Holder (i) shall be deemed to have elected to receive the same proportions of the Cash Consideration, the BAM Exchange LP Consideration (in lieu of the BAM Share Consideration) and the New Preferred Unit Consideration that the Public Holders, as a single class, have elected to receive (or are deemed to have elected to receive) pursuant to this Section 3.2, and (ii) each BAM Holder will receive the same proportions of the Cash Consideration, the BAM Exchange LP Consideration (in lieu of the BAM Share Consideration) and the New Preferred Unit Consideration as that received by the Public Holders, as a single class, after proration pursuant to Section 3.3; provided that if the Public Holders, as a single class, have elected or are deemed to have elected to receive the New Preferred Unit Consideration in excess of the Threshold New Preferred Unit Consideration, the calculations set forth in this Section 3.2(h) (i) and (ii) shall be done assuming only the Threshold Public New Preferred Unit Consideration was elected (or deemed to be elected) by the Public Holders.

3.3
Adjustments to Consideration

(a)
For the purposes of this Section 3.3 and all adjustments made in accordance with this Section 3.3, it is assumed that all BPY Unitholders who exercise Dissent Rights in accordance with Section 4.1 are ultimately not entitled to be paid the fair value for their BPY Units and, instead, are deemed to have elected to receive the Default Consideration. All adjustments made in accordance with this Section 3.3 will be done across all Acquired Units as a single class.

(b)
Notwithstanding Section 3.2 or any other provision herein (but making the assumption set forth in Section 3.3(a)), (i) the amount of cash, in the aggregate, to be paid to the Public Holders pursuant to Section 3.1 shall be equal to the Total Public Cash Consideration; (ii) the number of BAM Shares to be delivered to the Public Holders (other than holders of unvested Restricted BPY Units and Restricted Canadian BPY Units) pursuant to Section 3.1 shall be equal to the Total Public BAM Share Consideration; and (iii) the maximum number of New Preferred Units, in the aggregate, to be delivered to the Public Holders pursuant to Section 3.1 shall be equal to the Maximum Public New Preferred Unit Consideration.

(c)
In the event that:

(i)
the aggregate amount of cash that would, but for Section 3.3(b), be paid to Public Holders in accordance with the elections or deemed elections of such holders pursuant to Section 3.2 (the “Total Public Elected Cash Consideration”) exceeds the Total Public Cash Consideration, then:

(A)
the aggregate amount of cash to be paid to each Public Holder shall be determined by multiplying the aggregate amount of cash that would, but for Section 3.3(b), be paid to such holder by the Cash Pro-Ration Factor; and

(B)
such Public Holder shall receive and shall, for the purposes of Section 3.1 only, be deemed to have elected to receive the Undersubscribed Consideration for the remainder of its Acquired Units and, if there is more than one type of consideration that is Undersubscribed Consideration, in accordance with Section 3.3(c)(iv); and

(ii)
the aggregate number of BAM Shares that would, but for Section 3.3(b), be delivered to Public Holders (other than holders of unvested Restricted BPY Units and Restricted Canadian BPY Units) in accordance with the elections or deemed elections of such holders pursuant to Section 3.2 (the “Total Elected Public BAM Share Consideration”) exceeds the Total Public BAM Share Consideration, then:

(A)
the aggregate number of BAM Shares to be delivered to each Public Holder (other than holders of unvested Restricted BPY Units and Restricted Canadian BPY Units), subject to rounding in accordance with Section 3.6(a), shall be determined by multiplying the aggregate number of BAM Shares that would, but for Section 3.3(b), be delivered to such holder by the BAM Share Pro-Ration Factor; and

(B)
such Public Holder shall receive and shall, for the purposes of Section 3.1 only, be deemed to have elected to receive the Undersubscribed Consideration for the remainder of its Acquired Units and, if there is more than one type of consideration that is Undersubscribed Consideration, in accordance with Section 3.3(c)(iv);

(iii)
the aggregate number of New Preferred Units that would, but for Section 3.3(b), be delivered to Public Holders in accordance with the elections or deemed elections of such holders pursuant to Section 3.2 (the “Total Public Elected New Preferred Unit Consideration”) exceeds the Maximum Public New Preferred Unit Consideration, then:

(A)
the aggregate number of New Preferred Units to be delivered to each Public Holder, subject to rounding in accordance with Section 3.6(a), shall be determined by multiplying the aggregate number of New Preferred Units that would, but for Section 3.3(b), be delivered to such holder by the New Preferred Unit Pro-Ration Factor; and

(B)
such Public Holder shall receive and shall, for the purposes of Section 3.1 only, be deemed to have elected to receive the Undersubscribed Consideration for the remainder of its Acquired Units and, if there is more than one type of consideration that is Undersubscribed Consideration, in accordance with Section 3.3(c)(iv);

(iv)
in the event that there more than one type of consideration that is Undersubscribed Consideration, then all Public Holders who are deemed to have elected to receive such Undersubscribed Consideration pursuant to Sections 3.3(c)(i)(B), 3.3(c)(ii)(B) and 3.3(c)(iii)(B) for some of their Acquired Units (the “Reallocated Units”) will receive the same relative proportions of such Undersubscribed Consideration for such Reallocated Units (for greater certainty, such relative proportions will be calculated based on the total dollar value available for each type of Undersubscribed Consideration); and

(v)
for greater certainty, a BPY Unitholder may make an election pursuant to Section 3.2(b) in respect of any Reallocated Units and, provided such election is valid, the transfer of any such Reallocated Units to BAM in exchange for the BAM Share Consideration shall occur pursuant to Section 3.1(a).

3.4
Deposit Rules and Procedures

(a)
On or immediately prior to the Effective Date:

(i)
BPY shall deposit or cause to be deposited with the Depositary, for the benefit of the BPY Unitholders entitled to receive cash pursuant to Section 3.1, other than BAM Holders, the aggregate amount of cash that such holders are entitled to receive under the Arrangement (calculated without reference to whether any BPY Unitholder has exercised Dissent Rights);

(ii)
Holding LP shall deposit or cause to be deposited with the Depositary: (A) for the benefit of and to be held on behalf of the BPYU Stockholders entitled to receive BAM Shares pursuant to Section 3.1, certificates representing the BAM Shares that such BPYU Stockholders are entitled to receive under the Arrangement, and (B) for the benefit of and to be held on behalf of the BPYU Stockholders and Exchange LP Unitholders entitled to receive cash pursuant to Section 3.1, the aggregate amount of cash that such holders are entitled to receive under the Arrangement;

(iii)
BAM shall deposit or cause to be deposited with the Depositary, for the benefit of and to be held on behalf of the holders of Acquired Units, other than BPYU Stockholders, entitled to receive BAM Shares pursuant to Section 3.1, certificates representing the BAM Shares that such holders are entitled to receive under the Arrangement (calculated without reference to whether any holder of BPY Units has exercised Dissent Rights);
(iv)
Purchaser Sub shall deposit or cause to be deposited with the Depositary, for the benefit of and to be held on behalf of the Public Holders entitled to receive New Preferred Units pursuant to Section 3.1, certificates representing the New Preferred Units that such holders are entitled to receive under the Arrangement (calculated without reference to whether any holder of BPY Units has exercised Dissent Rights); and

(v)
BAM Exchange LP shall deposit or cause to be deposited with the Depositary, for the benefit of and to be held on behalf of BAM Holders entitled to receive cash, BAM Exchange LP Units and New Preferred Units pursuant to Section 3.1, the aggregate amount of cash, certificates representing the BAM Exchange LP Units and the certificates representing the New Preferred Units that such holders are entitled to receive under the Arrangement, which deposits shall be held by the Depositary as agent and nominee for Former Holders for distribution to such Former Holders in accordance with the provisions of Article 5 hereof.
(b)
For greater certainty, where a holder of Acquired Units who has elected (or is deemed to have elected) to receive two or more of (i) the Cash Consideration, (ii) the BAM Share Consideration or, in the case of a BAM Holder, the BAM Exchange LP Consideration, and (iii) the New Preferred Unit Consideration because of pro-ration, such holder will be deemed to have received a proportionate amount of cash, BAM Shares or BAM Exchange LP Units, and New Preferred Units, as applicable, as consideration across all of its Acquired Units acquired pursuant to this Plan of Arrangement.

(c)
BPY Unitholders and Exchange LP Unitholders who have so elected in their Letter of Transmittal and Election Form will receive the C$ equivalent of any cash received pursuant to their elections or deemed elections, based on the exchange rate available to the Depositary at its typical banking institution on the date such funds are converted.

For greater certainty, for the purposes of Article 3, if a BPY Unitholder or Exchange LP Unitholder submits more than one valid Letter of Transmittal and Election Form, such holder shall be treated as a separate unitholder in respect of each valid Letter of Transmittal and Election Form submitted.
3.5
Tax Elections

An Eligible Canadian Holder that (a) has elected to receive the BAM Share Consideration in accordance with Section 3.2 (and if such Eligible Canadian Holder is a BPY Unitholder, provided such election was made in accordance with Section 3.2(b)), or (b) is a holder of Restricted Canadian BPY Units shall be entitled to make a joint income tax election with BAM (the “Joint Tax Election”) pursuant to subsection 85(1) of the Tax Act, or subsection 85(2) of the Tax Act if such Eligible Canadian Holder is a partnership, (and in each case, where applicable, the analogous provisions of provincial income tax law) in respect of the transfer of its BPY Units and/or Exchange LP Units to BAM in exchange for the BAM Share Consideration. To make a Joint Tax Election, an Eligible Canadian Holder must provide the relevant information to BAM through a website, {Insert name of website}, that will be made available for this purpose. The relevant information must be submitted to BAM through the website on or before the day that is 85 days following the Effective Date (the “Tax Election Deadline”). BAM will not make a Joint Tax Election with Eligible Canadian Holders who do not provide the relevant information through the website on or before the Tax Election Deadline. After receipt of all of the relevant information through the website, and provided that the information provided complies with the rules under the Tax Act regarding the Joint Tax Election, BAM will deliver an executed copy of the Joint Tax Election containing the relevant information to the Eligible Canadian Holder. The Eligible Canadian Holder will be solely responsible for executing its portion of the Joint Tax Election and submitting it to the CRA (and, where applicable, to any provincial tax authority) within the required time.
3.6
No Fractional Shares or Units and Rounding of Cash Consideration

(a)
In no event shall any fractional BAM Shares be delivered under this Plan of Arrangement. Where the aggregate number of BAM Shares to be delivered to a holder of Acquired Units as consideration under this Plan of Arrangement would result in a fraction of a BAM Share being issuable, then the number of BAM Shares to be delivered to such holder shall be rounded down to the closest whole number and, in lieu of the issuance of a fractional BAM Share thereof, such holder will receive a cash payment in U.S. dollars (rounded down to the nearest cent) equal to such holder’s pro rata portion of the net proceeds after expenses received by the Depositary upon the sale of whole shares representing an accumulation of all fractional interests in BAM Shares to which all such holders would otherwise be entitled. The Depositary will sell such BAM Shares by private sale (including by way of sale through the facilities of any stock exchange upon which the BAM Shares are then listed) as soon as reasonably practicable following the Effective Date. The aggregate net proceeds after expenses of such sale will be distributed by the Depositary, pro rata in relation to the respective fractions, among holders of Acquired Units otherwise entitled to receive fractional interests in BAM Shares.
(b)
In no event shall any fractional New Preferred Units be delivered under this Plan of Arrangement. Where the aggregate number of New Preferred Units to be delivered to a holder of Acquired Units as consideration under this Plan of Arrangement would result in a fraction of a New Preferred Unit being issuable, then the number of New Preferred Units to be delivered to such holder shall be rounded down to the closest whole number and, in lieu of the issuance of a fractional New Preferred Unit thereof, such holder will receive a cash payment in U.S. dollars (rounded down to the nearest cent) determined on the basis of an amount equal to (i) the New Preferred Unit Amount multiplied by (ii) the fraction of a New Preferred Unit that would have been issuable. Any such cash payments shall be payable by BAM and shall not be included in calculating the Total Public Cash Consideration or the Total Public Elected Cash Consideration pursuant to Section 3.3(c)(i).

(c)
In no event shall any fractional BAM Exchange LP Units be delivered under this Plan of Arrangement. Where the aggregate number of BAM Exchange LP Units to be delivered to a holder of Acquired Units as consideration under this Plan of Arrangement would result in a fraction of a BAM Exchange LP Unit being issuable, then the number of BAM Exchange LP Units to be delivered to such holder shall be rounded down to the closest whole number and, in lieu of the issuance of a fractional BAM Exchange LP Unit thereof, such holder will receive a cash payment in U.S. dollars (rounded down to the nearest cent) determined on the basis of an amount equal to (i) the BAM Share Amount multiplied by (ii) the fraction of a BAM Exchange LP Unit that would have been issuable.

(d)
If the aggregate cash amount which a holder of Acquired Units is entitled to receive pursuant to Section 3.1 would otherwise include a fraction of $0.01, then the aggregate cash amount to which such holder shall be entitled to receive shall be rounded up to the nearest whole $0.01.

3.7
Adjustments to BAM Share Consideration and Exchange Ratio

(a)
In the event that, after the date of the Arrangement Agreement and prior to the Effective Time:

(i)
the outstanding BAM Shares or the outstanding BPY Units (or the securities convertible into or exercisable for BAM Shares or BPY Units) shall have been changed into a different number of shares or units or a different class by reason of any reclassification, stock or unit split (including a reverse stock or unit split), recapitalization, split-up, combination, exchange of shares or units, readjustment, or other similar transaction, or a stock or similar dividend or distribution thereon (other than a transaction described in Section 3.7(b)), shall be declared with a record date within said period, (ii) any extraordinary cash dividend or any cash dividend in excess of BAM’s normal quarterly dividend of $0.13 per BAM Share, shall be declared with a record date within said period or (iii) any extraordinary cash distribution or any cash distribution in excess of BPY’s normal quarterly distribution of $0.3325 per BPY Unit, shall be declared with a record date within said period, then the number of BAM Shares that constitute the BAM Share Consideration and the Exchange Ratio shall be appropriately adjusted to provide holders of Acquired Units the same economic effect prior to such event; or

(ii)
any dividend or distribution on the BAM Shares of a security that is the economic equivalent of a BAM Share, including the special pro rata distribution by BAM to the holders of BAM Shares of class A exchangeable limited voting shares of Brookfield Asset Management Reinsurance

Partners Ltd., shall be declared thereon with a record date within said period, then the BAM Share Consideration and the Exchange Ratio shall become a number of BAM Shares equal to the product of (x) the BAM Share Consideration multiplied by (y) the sum of (A) the number of shares or securities to be distributed per BAM Share plus (B) one.
(b)
In the event that any adjustment is made to the number of BAM Shares that constitute the BAM Share Consideration pursuant to Section 3.7(a), the same adjustment shall be made to the number of BAM Exchange LP Units that constitute the BAM Exchange LP Consideration.

ARTICLE 4
DISSENT PROCEDURES
4.1
Rights of Dissent

(a)
Registered BPY Unitholders may exercise rights of dissent with respect to their BPY Units pursuant to and in the manner set forth in Section 7.6 of the BPY LPA in connection with the Arrangement (the “Dissent Rights”). For greater certainty, non-registered holders of BPY Units, holders of Exchange LP Units, holders of BPYU Shares and holders of awards granted under the BPY Equity-Based Award Plans shall not be entitled to exercise Dissent Rights in respect of those securities or awards.

(b)
BPY Unitholders who properly exercise their Dissent Rights shall be deemed to have transferred their BPY Units to BPY as of the Effective Time as set out in Section 3.1(m) hereof. If such BPY Unitholders are ultimately entitled to be paid the fair value for their BPY Units by BPY pursuant to the Dissent Rights, the BPY Unitholders will not be entitled to any other payment or consideration, including any payment that would be payable under the Arrangement had such holders not exercised their Dissent Rights; provided however that if any such BPY Unitholder is not ultimately entitled, for any reason, to be paid the fair value for their BPY Units by BPY such BPY Unitholder shall be deemed to have elected pursuant to Section 3.2(e) to receive the Default Consideration for each BPY Unit held and will be subject to the same adjustments made pursuant to Section 3.3 as for any other BPY Unitholder who elected or was deemed to have elected to receive such consideration.

4.2
Recognition of Dissenting Unitholders

From and after the Effective Time, in no case shall the Purchaser Parties, BPY or any other Person be required to recognize a Dissenting Unitholder as a holder of BPY Units or as a holder of any securities of any of Purchaser Parties, BPY or any of their respective subsidiaries and the names of the Dissenting Unitholders shall be deleted from the register of holders of BPY Units.
ARTICLE 5
DELIVERY OF CONSIDERATION
5.1
Delivery of Consideration

(a)
Upon surrender to the Depositary for cancellation of a certificate which immediately prior to the Effective Time represented one or more outstanding Acquired Units, other than the BPYU Shares, together with a duly completed and executed Letter of Transmittal and Election Form, and such additional documents and instruments as the Depositary may reasonably require, the holder of such surrendered certificate shall be entitled to receive in exchange therefor, and the Depositary shall deliver to such holder following the Effective Time (in each case, less any amounts withheld pursuant to Section 5.4 hereof), (i) a certificate representing the number of BAM Shares or BAM Exchange LP Units to which such holder is entitled to receive under the Arrangement, as applicable, (ii) a certificate representing the number of New Preferred Units to which such holder is entitled to receive under the Arrangement, as applicable, and (iii) a cheque or, for any payment in excess of C$25 million, a wire transfer of immediately available funds for the cash consideration to which such holder is entitled to under the Arrangement, as applicable.

(b)
Pursuant to Section C(3)(h) of the BPYU Certificate of Incorporation, as contemplated by this Plan of Arrangement, each outstanding BPYU Share will automatically be exchanged for the Default

Consideration, subject to proration in accordance with Section 3.3, without any act or formality required on the part of the BPYU Stockholders, and the Depositary shall deliver, or shall cause to be delivered, to such holder following the Effective Time (in each case, less any amounts withheld pursuant to Section 5.4 hereof), (i) a certificate representing the number of BAM Shares to which such holder is entitled to receive, as applicable, (ii) a certificate representing the number of New Preferred Units to which such holder is entitled to receive, as applicable, and (iii) a cheque or, for any payment in excess of C$25 million, a wire transfer of immediately available funds for the cash consideration to which such holder is entitled to receive, as applicable.
(c)
After the Effective Time and until surrendered for cancellation as contemplated by Section 5.1(a) hereof, each certificate which immediately prior to the Effective Time represented one or more Acquired Units shall be deemed at all times to represent only the right to receive in exchange therefor the entitlements which the holder of such certificate is entitled to receive in accordance with Section 5.1(a) hereof.

5.2
Lost Certificates

In the event any certificate which immediately prior to the Effective Time represented one or more outstanding Acquired Units that were exchanged pursuant to Section 3.1 shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such certificate to be lost, stolen or destroyed, the Depositary will issue in exchange for such lost, stolen or destroyed certificate, the consideration that such Person is entitled to receive pursuant to Section 3.1 (and any dividends or distributions with respect thereto pursuant to Section 5.3) deliverable in accordance with such holder’s Letter of Transmittal and Election Form. When authorizing the delivery of such consideration in exchange for any lost, stolen or destroyed certificate, the Person to whom the consideration is being delivered shall, as a condition precedent to the delivery of such consideration, give a bond satisfactory to the Purchaser Parties, BPY and the Depositary in such sum as the Purchaser Parties, BPY or the Depositary may direct or otherwise indemnify the Purchaser Parties, BPY, the Applicable Acquirors and the Depositary in a manner satisfactory to the Purchaser Parties, BPY and the Depositary against any claim that may be made against the Purchaser Parties, BPY, the Applicable Acquirors or the Depositary with respect to the certificate alleged to have been lost, stolen or destroyed.
5.3
Distributions with Respect to Unsurrendered Certificates

No distribution declared or made after the Effective Time with respect to BAM Shares or New Preferred Units with a record date after the Effective Time shall be paid to the holder of any unsurrendered certificate which, immediately prior to the Effective Time, represented outstanding Acquired Units unless and until the holder of such certificate shall have complied with the provisions of Section 5.1 or Section 5.2 hereof. Subject to applicable law and to Section 5.4 hereof, at the time of such compliance, a Former Holder entitled to receive BAM Shares, BAM Exchange LP Units and/or New Preferred Units shall receive, in addition to the delivery of certificate(s) representing the BAM Shares, BAM Exchange LP Units and/or New Preferred Units, a cheque for the amount of the distribution (or a certificate or other evidence of the property distributed, as applicable) with a record date after the Effective Time, without interest, theretofore paid with respect to such BAM Shares, BAM Exchange LP Units and/or New Preferred Units, as applicable.
5.4
Withholding Rights

The Applicable Acquirors, BPY, BPO ETS, the Depositary and any other Person shall be entitled to deduct and withhold from any amount otherwise payable to any Person hereunder such amounts as the Applicable Acquirors, BPY, BPO ETS, the Depositary or such other Person, as applicable, are required to deduct and withhold with respect to such payment under the Tax Act, the United States Internal Revenue Code of 1986 or any provision of provincial, state, local or foreign tax law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes hereof as having been paid to the Person in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority. To the extent that the amount so required or permitted to be deducted or withheld from any payment to a holder exceeds any cash component of the consideration otherwise payable to the holder, the Applicable Acquirors and the Depositary are hereby authorized to sell or otherwise dispose of such portion of the consideration otherwise payable to the holder as is necessary to provide sufficient funds to the Applicable Acquirors or the Depositary, as the case may be, to enable it to comply with such deduction or withholding requirement and the Applicable Acquirors or the Depositary shall notify the holder thereof and remit the applicable portion of the net proceeds of such sale to the appropriate taxing authority, and shall remit to such holder any unapplied balance of the proceeds of such sale.
5.5
Extinction of Rights

Any certificate which immediately prior to the Effective Time represented outstanding Acquired Units that are exchanged pursuant to Section 3.1 and not deposited with all other instruments required by Section 5.1(a) on or prior to the sixth anniversary of the Effective Date, shall cease to represent a claim or interest of any kind or nature as a unitholder of BPY or Exchange LP, or as a shareholder of BAM or a unitholder of New LP. On such date, the cash, BAM Shares, BAM Exchange LP Units or New Preferred Units, as applicable, to which the former registered holder of the certificate referred to in the preceding sentence was ultimately entitled shall be deemed to have been surrendered to the Applicable Acquiror, together with all entitlements to distributions and interest thereon held for such former registered holder.
5.6
No Liens

Any exchange or transfer of securities pursuant to this Plan of Arrangement shall be free and clear of any liens, charges, security interests, encumbrances, mortgages, hypothecs, restrictions, adverse claims or other claims of third parties of any kind.
5.7
Paramountcy

From and after the Effective Time: (i) this Plan of Arrangement shall take precedence and priority over any and all Acquired Units (other than BPYU Shares) issued prior to the Effective Time; (ii) the rights and obligations of the registered holders of BPY Units and Exchange LP Units, the Applicable Acquirors, the Depositary and any transfer agent or other depositary therefor in relation thereto, shall be solely as provided for in this Plan of Arrangement; and (iii) all actions, causes of action, claims or proceedings (actual or contingent and whether or not previously asserted) based on or in any way relating to any BPY Units (other than Dissent Rights) and Exchange LP Units shall be deemed to have been settled, compromised, released and determined without liability except as set forth herein.
5.8
Illegality of Delivery of BAM Shares or New Preferred Units

Notwithstanding the foregoing, if it appears to the Applicable Acquirors that it would be contrary to applicable law to issue BAM Shares or New Preferred Units pursuant to the Arrangement to a holder of Acquired Units that is not a resident of Canada or the United States, the BAM Shares and/or New Preferred Units that otherwise would be delivered to that Person will be delivered to the Depositary for sale by the Depositary on behalf of that Person. The BAM Shares and/or New Preferred Units so delivered to the Depositary will be pooled and sold as soon as practicable after the Effective Date, on such dates and at such prices as the Depositary determines in its sole discretion. The Depositary shall not be obligated to seek or obtain a minimum price for any of the BAM Shares and/or New Preferred Units sold by it. Each such Person will receive a pro rata share of the cash proceeds from the sale of the BAM Shares and the sale of the New Preferred Units, as applicable, sold by the Depositary (less commissions, other reasonable expenses incurred in connection with such sale and any amount withheld in respect of taxes) in lieu of the BAM Shares and/or New Preferred Units. The net proceeds will be remitted in the same manner as other payments pursuant to this Article 5. None of the Applicable Acquirors, the Depositary or BPY will be liable for any loss arising out of any such sales.
5.9
Transfer Taxes

All transfer, stamp, documentary, registration, conveyance and other similar taxes and fees incurred in connection with any sale or other disposition of BAM Shares or New Preferred Units by the Applicable Acquirors or the Depositary pursuant to Sections 3.6, 5.4 or 5.8 shall be borne solely by the Applicable Acquirors.

ARTICLE 6
AMENDMENTS
6.1
Amendments to Plan of Arrangement

(a)
The Purchaser Parties and BPY may amend, modify and/or supplement this Plan of Arrangement at any time and from time to time prior to the Effective Time, provided that each such amendment, modification and/or supplement must (i) be set out in writing, (ii) be approved by the Purchaser Parties and BPY, each acting reasonably, (iii) if made following the BPY Unitholders’ Meeting and prior to receipt of the Final Order, filed with the Court and approved by the Court and communicated to the BPY Unitholders and Exchange LP Unitholders if and as required by the Court, and (iv) if made following receipt of the Final Order and prior to the Effective Time, filed with the Court and approved by the Court and communicated to the BPY Unitholders and Exchange LP Unitholders if and as required by the Court, unless such amendment concerns a matter which, in the reasonable opinion of the Purchaser Parties and BPY, is of an administrative nature and is not adverse to the economic interest of any holder of Acquired Units.

(b)
Any amendment, modification or supplement to this Plan of Arrangement may be proposed by BPY or the Purchaser Parties at any time prior to the BPY Unitholders’ Meeting (provided that BPY or the Purchaser Parties, as applicable, shall have consented thereto) with or without any other prior notice or communication, and if so proposed and accepted by the Persons voting at the BPY Unitholders’ Meeting (other than as may be required under the Interim Order), shall become part of this Plan of Arrangement for all purposes.

(c)
Any amendment, modification or supplement to this Plan of Arrangement that is approved or directed by the Court following the BPY Unitholders’ Meeting shall be effective only if (i) it is consented to in writing by BPY and the Purchaser Parties (in each case, acting reasonably), and (ii) if required by the Court, it is consented to by some or all of the BPY Unitholders voting in the manner directed by the Court.

(d)
Any amendment, modification or supplement to this Plan of Arrangement may be made following the Effective Date unilaterally by the Purchaser, provided that it concerns a matter which, in the reasonable opinion of the Purchaser, is of an administrative nature required to better give effect to the implementation of this Plan of Arrangement and is not adverse to the economic interest of any former holder of Acquired Units.

ARTICLE 7
MISCELLANEOUS
7.1
Further Assurances

Notwithstanding that the transactions and events set out herein shall occur and shall be deemed to occur in the order set out in this Plan of Arrangement without any further act or formality, each of the Parties to the Arrangement Agreement shall make, do and execute, or cause to be made, done and executed, all such further acts, deeds, agreements, transfers, assurances, instruments or documents as may reasonably be required by either of them in order to further document or evidence any of the transactions or events set out herein.
7.2
Directions of the Special Committee

Any decision, determination or action to be made or taken (or not taken) in connection with this Plan of Arrangement, as the case may be, by BPY or the Board of Directors on or after the date hereof, shall be made or taken (or not taken) at the direction of the Special Committee.

SCHEDULE A
BPY LPA AMENDMENT

APPENDIX F — INTERIM ORDER
F-1

APPENDIX G — NOTICE OF APPLICATION FOR FINAL ORDER
G-1

APPENDIX H — VALUATIONS
March 31, 2021
PRIVILEGED AND CONFIDENTIAL
The Special Committee (the “Special Committee”) of
the Board of Directors (the “Board”) of
Brookfield Property Partners Limited (the “General Partner”),
the General Partner of
Brookfield Property Partners L.P.
73 Front Street
Hamilton
HM 12 Bermuda
Dear Members of the Special Committee:
We understand that Brookfield Property Partners L.P., an exempted limited partnership existing under the laws of Bermuda (“BPY”), Brookfield Asset Management Inc., a corporation existing under the laws of Ontario (“Purchaser”), and BPY Arrangement Corporation, a corporation existing under the laws of Ontario and wholly owned subsidiary of Purchaser (together with Purchaser, the “Purchaser Parties”), propose to enter into an Arrangement Agreement (including the plan of arrangement scheduled thereto, the “Agreement”), pursuant to which the Purchaser Parties will, among other things, acquire all of the issued and outstanding limited partnership units of BPY (“BPY Units”) not already owned by the Purchaser Parties and their affiliates (the “Transaction”). Each BPY Unit, other than those BPY Units held by the Purchaser Parties and their affiliates, will be converted into the right to receive, at the election of the holder, (i) 0.3979 of a class A limited voting share of Purchaser (“Purchaser Shares”), (ii) $18.17 in cash or (iii) 0.7268 of a class A cumulative redeemable preferred unit, series 1, of a Bermuda exempted limited partnership to be formed prior to the consummation of the Transaction, directly or indirectly, by BPY, with a liquidation preference of $25.00 per unit (the “New LP Preferred Units”), subject to pro ration and certain other potential adjustments as more fully described in the Agreement (the “Consideration”).
We understand that Purchaser and its subsidiaries own an approximate 61.9% equity interest in BPY and that the Transaction would constitute a “business combination” for the purposes of Multilateral Instrument 61-101 — Protection of Minority Security Holders in Special Transactions (“MI 61-101”).
We further understand that the Board has appointed the Special Committee, composed of members of the Board who are independent for purposes of MI 61-101, to, among other things, consider the Transaction and to make recommendations to the Board with respect to the Transaction. The Special Committee has retained us to provide financial advice and assistance to the Special Committee in evaluating the Transaction, including the preparation and delivery to the Special Committee of a formal valuation of the BPY Units and the New LP Preferred Units (the “Valuation”) in accordance with the requirements of MI 61-101 and under the supervision of the Special Committee.
The above description is summary in nature. The terms and conditions of the Transaction are more fully set forth in the Agreement and will be described in a management information circular of BPY (the “Circular”) to be distributed to, among others, the holders of BPY Units in connection with a special meeting (the “Special Meeting”) of holders of BPY Units to be called to consider approval of the Transaction.
All dollar amounts herein are expressed in United States dollars, unless stated otherwise.
ENGAGEMENT OF LAZARD
Our first contact with the Special Committee in relation to a potential transaction was on January 4, 2021 and we were formally engaged by the Special Committee pursuant to an engagement agreement dated January 18, 2021 (the “Engagement Agreement”). The terms of the Engagement Agreement provide that we are entitled to be paid a one-time fee of $1,000,000 upon execution of the Engagement Letter, monthly fees of $500,000 per month beginning one month following the date of the Engagement Letter until the expiration or termination of our engagement (provided that a minimum of $4,000,000 in monthly fees shall be payable unless the Engagement Letter is terminated (i) by us or (ii) by the Special Committee for cause in accordance with the terms of the Engagement Letter), a one-time fee of $3,000,000 upon delivery by us of our written presentation regarding our financial analysis of the Transaction to the Special Committee, and a one-time fee of $2,000,000 upon our delivery of this Valuation and our fairness opinion in respect of the Consideration to be paid pursuant to the Transaction (the “Fairness Opinion”). None of the fees payable to us under the Engagement Agreement are contingent, in whole or in part, upon the conclusions reached by us in this Valuation or the Fairness Opinion, or upon the completion of the Transaction. BPY has also agreed to reimburse us for our reasonable, documented and out-of-pocket expenses and indemnify us in respect of certain liabilities that might arise out of our engagement.
Subject to the terms of the Engagement Agreement, we consent to the inclusion of this Valuation in the Circular, along with a summary thereof, in a form acceptable to us, and to the filing thereof with the applicable Canadian and United States securities regulatory authorities.
CREDENTIALS OF LAZARD
Lazard Frères & Co. LLC (“Lazard”) and its affiliated entities comprise a leading independent investment bank focused on providing financial advice on significant mergers, acquisitions, restructurings, financings and capital raising to corporations, partnerships, institutions and governments globally. This Valuation is the opinion of Lazard and its content has been approved by a committee of senior investment banking professionals of Lazard, each of whom is experienced in merger, acquisition, divestiture, valuation and fairness opinion matters.
This Valuation has been prepared in accordance with the Disclosure Standards for Formal Valuations and Fairness Opinions of the Investment Industry Regulatory Organization of Canada (“IIROC”), but IIROC has not been involved in the preparation or review of this Valuation.
INDEPENDENCE OF LAZARD
We are independent of all “interested parties” (as defined in MI 61-101) to the Transaction, in accordance with the requirements of MI 61-101. Neither Lazard nor any of its “affiliated entities” (as defined in MI 61-101): (a) is an “associated entity” or “affiliated entity” or “issuer insider” of any “interested party” (as such terms are defined for the purposes of MI 61-101); (b) is an advisor to any “interested party” in connection with the Transaction; (c) will receive compensation that will depend in whole or in part on the conclusions reached in this Valuation or its fairness opinion or on the outcome of the Transaction; (d) is a manager or co-manager of a soliciting dealer group for the Transaction (or a member of a soliciting dealer group for the Transaction providing services beyond the customary soliciting dealer’s functions or receiving more than the per security or per security holder fees payable to the other members of the group); (e) is the external auditor of BPY or any “interested party”; or (f) has any other material financial interest in the completion of the Transaction.
Lazard and its affiliates have not been engaged to provide any financial advisory services and have not acted as lead or co-lead manager on any offering of securities of any of the “interested parties” in respect of the Transaction during the 24 months preceding the date on which we were first contacted with respect to the Transaction, other than as described herein. Lazard and its affiliates have in the past provided and in the future may provide certain investment banking services to Purchaser and its affiliates (other than BPY), for which Lazard or its affiliates have received and may receive compensation, including, during the 24 months preceding the date on which we were first contacted with respect to the Transaction, having provided advisory services to an affiliate of Purchaser in connection with an acquisition and certain restructuring matters in which an affiliate of Purchaser was a lender.
SCOPE OF REVIEW
In connection with this Valuation, we have:
(i)
reviewed the financial terms and conditions of a draft, dated March 31, 2021, of the Agreement;

(ii)
reviewed certain publicly available historical business and financial information relating to BPY and Purchaser;

(iii)
reviewed various financial forecasts and other data provided to us by management of BPY relating to the business of BPY (the “Forecasts”);

(iv)
held discussions with members of the senior management of BPY with respect to the business and prospects of BPY;

(v)
reviewed public information with respect to certain other entities in lines of business we believe to be generally relevant in evaluating the business of BPY;

(vi)
reviewed the financial terms and historical trading prices of preferred equity securities of certain other entities in lines of business we believe to be generally relevant in evaluating the New LP Preferred Units;

(vii)
reviewed the financial terms of certain business combinations involving entities in lines of business we believe to be generally relevant in evaluating the business of BPY;

(viii)
reviewed historical stock prices and trading volumes of BPY Units, BPY preferred equity securities and Purchaser Shares; and

(ix)
conducted such other financial studies, analyses and investigations as we deemed appropriate.

We were not, to the best of our knowledge, denied access by BPY or the General Partner to any material information we requested. We requested certain asset-level information from BPY to confirm our understanding of the Forecasts, but were not provided such information. However, we concluded, based on our experience and professional judgement, that having access to such information was not material to our analysis.
PRIOR VALUATIONS
BPY has represented to us that there are no “prior valuations” (as defined in MI 61-101) of BPY or of its securities or material assets, which have been prepared as of a date within two years preceding the date hereof.
ASSUMPTIONS AND LIMITATIONS
This Valuation is subject to the assumptions and limitations set out below.
With the Special Committee’s acknowledgement and agreement as provided for in the Engagement Agreement, we have assumed and relied upon, without independent verification, the accuracy and completeness of the information and data publicly available (including on the System for Electronic Document Analysis and Retrieval (“SEDAR”) maintained on behalf of the Canadian securities administrators and/or the Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”) maintained on behalf of the U.S. Securities and Exchange Commission), supplied or otherwise made available to, or reviewed by or discussed with, us by or on behalf of the Special Committee, BPY, Purchaser or any other participant in the Transaction or otherwise reviewed by us, including the certificate identified below (collectively, the “Information”). This Valuation is conditional upon such accuracy and completeness. With respect to the Forecasts utilized in our analyses, we have assumed, with the consent of the Special Committee, that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments as to the future financial performance of BPY. We assume no responsibility for and express no view as to any such forecasts or the assumptions on which they are based, including with respect to the potential effects of the COVID-19 pandemic on such forecasts or assumptions. Subject to the exercise of professional judgment and except as expressly described herein, we have not attempted to verify independently the accuracy or completeness of any of the Information and have not made any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of BPY or Purchaser, nor have we been furnished with any such evaluation or appraisal. We have assumed the accuracy and fair presentation of, and relied upon, BPY’s audited financial statements and the reports of the auditors thereon and BPY’s unaudited interim financial statements.

Senior officers of the General Partner, as general partner of BPY, in their capacities as officers of BPY and the General Partner and not in their individual capacities, have represented to us in a certificate dated the date hereof that:
(a)
BPY has no information or knowledge of any facts not specifically provided to us relating to BPY, its subsidiaries (as defined in National Instrument 62-104 Take-Over Bids and Issuer Bids of the Canadian Securities Administrators) or its or their assets, liabilities, affairs, business, operations, prospects or condition (financial or otherwise) which would reasonably be expected to affect the Valuation in any material respect;

(b)
subject to subparagraph (d) below regarding budgets, forecasts, projections and estimates, the information and data and other material as filed under BPY’s profile on SEDAR or EDGAR and/or supplied or otherwise made available to us by or on behalf of BPY (the “BPY Information”) provided orally by, or in the presence of, an officer of BPY or the General Partner or in writing by the General Partner, BPY or any of their respective subsidiaries or representatives to us for the purpose of preparing the Valuation is, or in the case of historical BPY Information, was at the date of preparation, complete, true and accurate in all material respects, and does not and did not contain any untrue statement of a material fact in respect of BPY, its subsidiaries or the Transaction and does not and did not omit to state a material fact in respect of BPY, its subsidiaries or the Transaction necessary to make the BPY Information or any statement therein not misleading in light of the circumstances under which the BPY Information was provided or any such statement was made;

(c)
since the date on which such BPY Information was provided to us, except as disclosed in writing to us, there has been no material change, financial or otherwise, in the financial condition, assets, liabilities (contingent or otherwise), business, operations or prospects of BPY and its subsidiaries, taken as a whole, and no change has occurred in the BPY Information or any part thereof which would have or which would reasonably be expected to have a material effect on the Valuation and there is no plan or proposal by BPY for any material change in the financial condition, assets, liabilities (contingent or otherwise), business, operations or prospects of BPY or any of its subsidiaries which has not been disclosed to us;

(d)
with respect to any portion of the BPY Information that constitute budgets, forecasts, projections, and/or estimates, such budgets, forecasts, projections and/or estimates: (i) were prepared using the assumptions identified therein, which in the reasonable belief of management of BPY are (or were at the time of preparation and continue to be) reasonable in the circumstances; (ii) were prepared on a basis reflecting the best currently available estimates and judgements of management of BPY as to matters covered thereby at the time thereof; (iii) reasonably present the views of management of BPY of the financial prospects and forecasted performance of BPY and its subsidiaries and are consistent, in all material respects, with the historical operating experience of BPY and its subsidiaries; and (iv) are not, in the reasonable belief of management of BPY, misleading in any material respect in light of the assumptions used or in light of any developments since the time of their preparation;

(e)
all financial material, documentation and other data concerning the Transaction, BPY or its subsidiaries, including any projections or forecasts provided to us by or on behalf of BPY, were prepared on a basis consistent in all material respects with the accounting policies applied in the most recent audited consolidated financial statements of BPY;

(f)
the contents of any and all documents prepared in connection with the Transaction for filing with regulatory authorities or delivery or communication to securityholders of BPY have been, are and will be true, complete and correct in all material respects and have not and will not contain any misrepresentation (as defined in the Securities Act (Ontario)) and such documents have complied, comply and will comply with all requirements under applicable laws;

(g)
to the best of their knowledge, after reasonable inquiry, there are no “prior valuations” (as defined in Multilateral Instrument 61-101 Protection of Minority Security Holders in Special Transactions of the Canadian Securities Administrators) of BPY, or of its securities or material assets, which have been prepared as of a date within two years preceding the date hereof;

(h)
since the dates on which BPY Information was provided to us (or filed on SEDAR and/or EDGAR), no material transaction has been entered into by BPY or any of its subsidiaries which has not been disclosed to us;

(i)
to the best of their knowledge, after reasonable inquiry, there have been no written or verbal offers for, or proposed transactions involving, all or a material part of the properties and assets owned by, or the securities of, BPY or of any of its subsidiaries and no negotiations have occurred relating to any such offers or transactions within two years preceding the date on which the proposed acquisition of the BPY Units was first publicly announced which have not been disclosed to us;

(j)
other than as disclosed in the BPY Information, neither BPY nor any of its subsidiaries has any material contingent liabilities and there are no actions, suits, claims, proceedings, investigations, or inquiries pending or, to the best of such officers’ knowledge, threatened against or affecting the Transaction, BPY or any of its subsidiaries at law or in equity or before or by any federal, national, provincial, state, municipal or other governmental department, commission, bureau, board, agency or instrumentality which would reasonably be expected to, in any way, materially adversely affect the Transaction or BPY and its subsidiaries, taken as a whole;

(k)
the representations and warranties made by BPY and, to the best of their knowledge, by the Purchaser Parties in the Agreement relating to the Transaction are true and correct in all material respects; and

(l)
to the best of their knowledge, after reasonable inquiry, there are no agreements, undertakings, commitments or understandings (whether written or oral, formal or informal) relating to the Transaction, except as have been disclosed to us.

This Valuation has been provided solely for the use of the Special Committee (in its capacity as such) in connection with its evaluation of the Transaction. This Valuation is not intended to be, and does not constitute, a recommendation to the members of the Special Committee as to whether they should approve the Transaction or to any holder of a security of BPY or its affiliates as to whether or how such holder should vote in respect of the Transaction or otherwise, or whether to take any other action with respect to the Transaction. In advising the Special Committee and preparing this Valuation, we were not authorized to, and we did not, solicit indications of interest from third parties regarding a potential transaction with BPY. This Valuation does not address the relative merits of the Transaction as compared to other transactions or business strategies that might be available to BPY or the merits of the underlying decision by BPY to engage in the Transaction. We express no opinion with respect to the future trading prices of securities of BPY, Purchaser or any of their affiliates.
This Valuation is rendered as of March 31, 2021 on the basis of securities markets, economic and general business and financial conditions prevailing on that date and the condition and prospects, financial and otherwise, of BPY and its affiliates as they were reflected in the Information provided to us. Any changes therein may affect this Valuation and, although we reserve the right to change or withdraw this Valuation in such event, we disclaim any undertaking or obligation to advise any person of any such change that may come to our attention after such date or to change or withdraw this Valuation. We further note that the current volatility and disruption in the credit and financial markets relating to, among other things, the COVID-19 pandemic, may or may not have an effect on BPY or the Purchaser Parties and we are not expressing an opinion as to the effects of such volatility or such disruption on BPY or the Purchaser Parties. In our analysis in connection with the preparation of this Valuation, we made numerous assumptions with respect to industry performance, general business and economic conditions, and other matters, many of which are beyond the control of Lazard, BPY or Purchaser.
We have assumed, with the consent of the Special Committee, that the Transaction will be consummated on the terms described in the Agreement, without any waiver or modification of any material terms or conditions. Representatives of the Special Committee have advised us, and we have assumed, that the Agreement, when executed, will conform to the draft reviewed by us in all material respects. We also have assumed, with the consent of the Special Committee, that obtaining the necessary governmental, regulatory or third party approvals and consents for the Transaction will not have an adverse effect on BPY, Purchaser or the Transaction. We do not express any opinion as to any tax or other consequences that might result from the

Transaction, nor does our opinion address any legal, tax, regulatory or accounting matters, as to which we understand that BPY obtained such advice as it deemed necessary from qualified professionals. We have relied upon, without independent verification, the assessment of the Special Committee and its legal, tax or regulatory advisors with respect to legal, tax or regulatory matters. We express no view or opinion as to any terms or other aspects of the Transaction, including, without limitation, the form or structure of the Transaction, any agreements or arrangements entered into in connection with, or contemplated by, the Transaction or the election which holders of BPY Units (other than Purchaser and its affiliates) may make in respect of the type of Consideration to receive. We have assumed, with the consent of the Special Committee, that adjustments (if any) to the Consideration will not be material in any respect to our analyses or opinion. In addition, we express no view or opinion as to the fairness of the amount or nature of, or any other aspects relating to, the compensation to any officers, directors or employees of any parties to the Transaction, or class of such persons, relative to the consideration payable to holders of BPY Units or otherwise.
The preparation of a valuation is a complex process and is not necessarily amenable to partial analysis or summary description. We believe that our analyses must be considered as a whole and that selecting portions of the analyses or the factors considered by us, without considering all factors and analyses together, could create an incomplete view of the process underlying this Valuation. Accordingly, this Valuation should be read in its entirety.
OVERVIEW OF BPY
BPY was established on January 3, 2013 as a Bermuda exempted limited partnership registered under the Bermuda Limited Partnership Act 1883, as amended, and the Bermuda Exempted Partnerships Act 1992, as amended. BPY is Purchaser’s primary vehicle to make investments across all strategies in real estate, with approximately $88 billion in total assets.
BPY’s core office portfolio (“Core Office”) consists of interests in 135 high-quality office properties totaling approximately 96 million square feet, which are located primarily in the world’s leading commercial markets such as New York, London, Los Angeles, Washington, D.C., Sydney, Toronto, and Berlin, as well as approximately 8 million square feet of active office and multifamily developments and office redevelopments. BPY’s core retail portfolio (“Core Retail”) consists of 122 best-in-class retail properties containing over 120 million square feet in the United States. BPY’s limited partnership investments portfolio (“LP Investments”) includes its equity invested in real estate opportunity funds sponsored by Purchaser and/or one or more of its subsidiaries (other than BPY) which target high quality assets with operational upside across various real estate sectors, including office, retail, multifamily, logistics, hospitality, triple net lease, manufactured housing and student housing.
Certain wholly-owned subsidiaries of Purchaser provide management and administration services to BPY under long-term arrangements. The BPY Units trade on the Toronto Stock Exchange (“TSX”) under the symbol “BPY.UN” and on the NASDAQ Stock Exchange (“NASDAQ”) under the symbol “BPY”.
DEFINITION AND APPROACH TO FAIR MARKET VALUE
This Valuation is based upon techniques and assumptions that we consider appropriate in the circumstances for the purposes of arriving at an opinion as to the fair market value of the BPY Units and New LP Preferred Units.
We approached this Valuation in accordance with MI 61-101 which, in the case of a business combination such as the Transaction, requires the valuator to make a determination as to the “fair market value” of the affected securities (i.e., the BPY Units) and any non-cash consideration that does not meet the criteria in s. 6.3(2) of MI 61-101 for an exemption from valuation (i.e., the New LP Preferred Units). We understand that it has been determined by BPY that the Purchaser Shares are exempt from valuation due to being liquid securities of a Canadian reporting issuer, as well as meeting the other applicable criteria set out in s. 6.3(2) of MI 61-101 (including receiving an oral opinion from us that the valuation of the Purchaser Shares is not required).
MI 61-101 defines “fair market value” as the monetary consideration that, in an open and unrestricted market, a prudent and informed buyer would pay a prudent and informed seller, each acting at arm’s length with the other and under no compulsion to act. In accordance with MI 61-101, we have made no downward adjustment to the fair market value to reflect the liquidity of the securities, the effect of the Transaction on the securities, or the fact that the BPY Units not held by Purchaser and its affiliates do not form part of a controlling interest. Consequently, in respect of the BPY Units, this Valuation provides a conclusion on a per security basis with respect to BPY’s “en bloc” value, being the price at which all of the BPY Units could be sold to one or more buyers at the same time.
VALUATION OF THE BPY UNITS
Valuation Approach and Methodologies
In determining the fair market value of the BPY Units, we primarily relied on a sum-of-the-parts valuation analysis based on discounted cash flow (“DCF”) and comparable entity public trading analysis approaches. We also reviewed and considered valuation reference points such as the average discount to net asset value (“NAV”) calculated pursuant to International Financial Reporting Standards (“IFRS NAV”), historical trading analysis, equity research analysts’ price targets of the BPY Units, comparable entity trading premium/discounts to consensus NAV and a premiums paid analysis.
The summary of the analyses and reviews provided below includes information presented in tabular format. To fully understand our analyses and reviews, the tables must be read together with the full text of each summary. The tables alone do not constitute a complete description of our analyses and reviews. Considering the data in the tables below without considering the full description of the analyses and reviews, including the methodologies and assumptions underlying the analyses and reviews, could create a misleading or incomplete view of our analyses and reviews.
Application of Valuation Methodologies to the BPY Units
We performed a sum-of-the-parts analysis of BPY. A sum-of-the-parts valuation analysis reviews an entity’s operating performance and outlook on a segment-by-segment basis to determine an implied market value for the enterprise as a whole.
BPY is made up of four segments:
•
Core Office;

•
Core Retail;

•
LP Investments; and

•
undeveloped land, condominium and other assets (“Land & Other”).

We performed the sum-of-the-parts valuation analysis by (i) performing a DCF analysis for the Core Office and Core Retail segments, using the BPY-marked values for the LP Investment segment and using BPY’s book values of the Land & Other segment and (ii) applying comparable entity trading multiples to perform a valuation analysis of the Core Office and Core Retail segments, using the BPY-marked values for the LP Investment segment and using BPY’s book values of the Land & Other segment. For the LP Investments and Land & Other segments, such aggregate values were $12.5 billion and $1.0 billion, respectively, as of December 31, 2020 (being the last date for which such information was available), in each case as provided by BPY management.
Discounted Cash Flow Analysis
A discounted cash flow analysis is a valuation methodology used to derive an intrinsic valuation of an entity by calculating the present value of its estimated future cash flows. “Future cash flows” refers to projected unlevered free cash flows of an entity (calculated by beginning with earnings before interest, taxes, depreciation and amortization (“EBITDA”) and adjusting for certain other income and expenses, and subtracting capital expenditures). “Present value” refers to the current value of future cash flows or amounts and is obtained by discounting the future cash flows or amounts by a discount rate that is intended to take into account macroeconomic assumptions and estimates of risk, the opportunity cost of capital, capital structure, expected returns and other appropriate factors. We calculated the discounted cash flow value for the Core Office and Core Retail segments as the sum of the net present value, as of December 31, 2020, of each of:
•
the estimated future cash flows that each applicable segment is expected by management of BPY to generate for each of fiscal years 2021 through 2024; and

•
the estimated value of each applicable segment at the end of fiscal year 2024, known as the “terminal value”.

The following is a summary of the unlevered free cash flow projections, excluding synergies, based on BPY management projections and used in the discounted cash flow analysis:
Core Office:
($ in MMs at Share)	Year 1	Year 2	Year 3	Year 4	Year 5
Cash NOI	$1,237	$1,301	$1,330	$1,425	$1,488
Other Income and Fee Revenue	366	237	230	164
G&A Expense	(370)	(381)	(385)	(398)
Net Property (Acquisitions) / Disposals	4,429	2,757	1,042	1,212
Development Costs	(1,029)	(600)	(206)	(52)
Maintenance and Growth Capex, TIs, LCs	(496)	(359)	(297)	(218)
Change in Working Capital	(20)	(75)	255	(51)
Cash Taxes	(166)	(104)	(95)	(54)
Unlevered Free Cash Flow	$3,952	$2,776	$1,874	$2,027
Core Retail:
($ in MMs at Share)	Year 1	Year 2	Year 3	Year 4	Year 5
Cash NOI	$1,419	$1,436	$1,373	$1,377	$1,409
Other Income and Fee Revenue	159	150	152	153
G&A Expense	(311)	(341)	(363)	(376)
Net Property (Acquisitions) / Disposals	2,149	2,373	592	474
Development Costs	—	—	—	—
Maintenance and Growth Capex, TIs, LCs	(431)	(417)	(351)	(343)
Change in Working Capital	66	118	27	3
Cash Taxes	(14)	(3)	(3)	(3)
Unlevered Free Cash Flow	$3,038	$3,315	$1,427	$1,285
We then selected and applied a range of capitalization rates of 5.25% to 6.25% (in the case of the Core Office segment) and 6.0% to 6.5% (in the case of the Core Retail segment) to the respective segment’s estimated share of recurring 2025 net operating income, as provided by BPY management, to calculate the terminal value of each segment as of December 31, 2024. We selected the range of capitalization rates applied to the terminal year net operating income based on our analysis of the implied historical capitalization rates of the select comparable entities (as defined below), as adjusted based on our professional judgment and experience, and further informed by reported capitalization rates for select asset-level transactions.
For our discounted cash flow calculations, we applied discount rates ranging from 5.0% to 6.0% (in the case of the Core Office segment) and 6.25% to 7.25% (in the case of the Core Retail segment) to the respective segment’s estimated share of future cash flows, as provided by BPY management. Such discount rates were based on our estimated range of the weighted average cost of capital for each of the Core Office and Core Retail segments, derived from a number of factors using the Capital Asset Pricing Model, taking into account certain metrics, including, among others, the applicable risk-free rate of return, unlevered risk profile, cost of long-term debt and leverage ratio of each of the Core Office and Core Retail segments and the respective select comparable entities for each segment.

We then calculated an enterprise value range for a valuation date of December 31, 2020 for BPY by taking the sum of the estimated discounted cash flows (including the net present value of the implied terminal value) for the Core Office and Core Retail segments and adjusting for the value of the LP Investments and Land & Other segments and an amount in respect of net tangible other assets as of December 31, 2020 (being the last date for which such information was available), as provided by BPY management.
We then calculated an equity value range for BPY by taking the implied enterprise value range and (i) subtracting the outstanding principal amount of BPY’s share of asset-level debt, (ii) subtracting the outstanding principal amount of BPY’s share of corporate debt, (iii) subtracting the outstanding principal amount due to the holders of BPY’s capital securities, as adjusted for mandatorily convertible securities, (iv) subtracting the outstanding principal amount due to the holders of preferred equity, (v) subtracting the outstanding amount due in respect of BPY’s first quarter dividend, and (vi) adding BPY’s cash and cash equivalents, in each case as provided by BPY management as of December 31, 2020. We divided the resulting equity value range by 1,006,104,628, the fully diluted number of BPY Units outstanding as of December 31, 2020, as provided by BPY management, to estimate an implied price range per BPY Unit.
Implied Price Per BPY Unit Range
$12.91 – $19.64
Comparable Entities Public Trading Analysis
We also applied comparable entity multiples to perform a valuation analysis of the Core Office and Core Retail segments.
We reviewed various financial multiples and ratios of selected publicly traded entities that we believed, based on our experience with entities operating in the office and retail segments and our professional judgment, to be relevant for purposes of this analysis, considered such entities’ property portfolios, operations, lines of business, markets, sizes and geographies, and applied such multiples to the applicable estimated funds from operations (“FFO”) for 2021 for the Core Office and Core Retail segments as set forth in the financial projections prepared by BPY management.
The selected group of entities we reviewed (the “select comparable entities”), were:

Core Office:
•
Boston Properties, Inc.

•
Vornado Realty Trust

•
Douglas Emmett, Inc.

•
Kilroy Realty Corporation

•
SL Green Realty Corp.

•
JBG SMITH Properties

•
Hudson Pacific Properties, Inc.

•
Paramount Group, Inc.

•
Allied Properties REIT

•
Dream Office REIT

•
Derwent London Plc

•
Great Portland Estates Plc

•
CLS Holdings Plc

•
DEXUS

•
alstria office REIT-AG

Core Retail: • Simon Property Group, Inc. • The Macerich Company

We selected the entities reviewed in this analysis because, among other things, the select comparable entities operate businesses similar to the applicable segment of BPY. However, no selected entity is identical to the applicable segment of BPY and certain of these entities may have characteristics that are materially different from those of such segments. Accordingly, we believe that purely quantitative analyses are not, in isolation, determinative in the context of the Transaction and that qualitative judgments concerning differences between the businesses, financial and operating characteristics and prospects of each segment of BPY and the select comparable entities are also relevant.
For each of the select comparable entities, we calculated the ratio of such entity’s closing trading price, as of (i) March 26, 2021 (the last trading day before the announcement of the Transactions), (ii) December 31, 2020 (the last trading day prior to the announcement that Purchaser was pursuing the Transaction), and (iii) on an average basis as observed over historical one-year, three-year and five-year periods to each entity’s estimated FFO for the next 12-month period (the “NTM FFO”). The NTM FFO estimates for the select comparable entities used by us in our analysis were based on publicly available equity research estimates.
We then observed the average of these ratios across the select comparable entities. The following table summarizes the results of this review for the select comparable entities:
	BPY	Select Core Office Comparable Entities	Select Core Retail Comparable Entities
As of March 26, 2021*	15.7x	15.7x	8.8x
As of December 31, 2020**	11.9x	14.0x	6.8x
1-Year Average	10.7x	13.3x	5.7x
3-Year Average	11.7x	16.3x	9.9x
5-Year Average	13.3x	16.6x	12.2x

*
The last trading day before the announcement of the Transaction.

**
The last trading day prior to the announcement that Purchaser was pursuing the Transaction.

We then selected and applied a range of FFO multiples of (i) 14.0x to 17.0x for the Core Office segment and 8.5x to 12.0x for the Core Retail segment, in each case to the applicable segment’s estimated 2021 FFO, as set forth in the Forecasts provided by BPY management, and (ii) 15.0x to 18.0x for the Core Office segment and 9.0x to 11.5x for the Core Retail segment for the 3-year average, to the applicable segment’s estimated 2021 FFO, as set forth in the Forecasts provided by BPY management. We selected the range of FFO multiples applied to each of the Core Office and Core Retail segments based on our analysis of the FFO multiples of the select comparable entities as of March 26, 2021, the last trading day prior to the announcement of the Transaction, and based on our professional judgment and experience.
From this analysis, we estimated an implied equity value ranges for BPY by taking the sum of implied equity value ranges for the Core Office and Core Retail segments and adjusting for the equity value of the LP Investments and Land & Other segments and an amount in respect of net tangible other assets as of December 31, 2020 (being the last date for which such information was available), as provided by BPY management. We then subtracted (i) the outstanding principal amount of BPY’s share of corporate debt, (ii) the outstanding principal amount due to the holders of BPY’s capital securities, as adjusted for mandatorily convertible securities, (iii) the outstanding principal amount due to the holders of preferred equity and (iv) the outstanding amount due in respect of BPY’s first quarter dividend, and added BPY’s cash and cash equivalents, in each case as provided by BPY management as of December 31, 2020. We divided the resulting equity value ranges by 1,006,104,628, the fully diluted number of BPY Units outstanding as of December 31, 2020, as provided by BPY management, to estimate implied price ranges per BPY Unit.
Implied Price Per BPY Unit Range
Current NTM FFO	$12.99 - $16.26
NTM FFO 3-Year Average	$13.75 - $16.52

Other Valuation Reference Points
We also reviewed the following valuation reference points.
Average IFRS NAV Discount
BPY has historically traded at a consistent and significant discount to its IFRS NAV per BPY Unit. BPY’s average trading discount to IFRS NAV per BPY Unit from inception until the announcement by Purchaser on January 4, 2021 that it was pursuing the transaction was 29.7%. Its average trading discount to IFRS NAV per BPY Unit for the year ended December 31, 2020 was 52.3%. Based on these data points and BPY’s IFRS NAV per BPY Unit as of December 31, 2020 of $26.65, a range of value for a BPY Unit of $12.71 to $18.73 is implied.
Historical Trading Analysis
We reviewed historical trading prices of the BPY Units on the TSX and NASDAQ for the 52 weeks ending December 31, 2020, the last trading day prior to Purchaser announcing its intention to pursue the Transaction. Over this twelve-month period, the BPY Units traded in a band achieving a low of $7.25 and a high of $19.99 per BPY Unit.
Equity Research Analysts’ Price Targets
We reviewed five available public market trading price targets for BPY Units published by equity research analysts prior to and following Purchaser announcing its intention to pursue to the Transaction. Equity research analyst price targets reflect each analyst’s estimate of the future public market trading price of the BPY Units at the time the price target is published. Of the reviewed price targets issued prior to Purchaser announcing its intention to pursue the Transaction, the lowest price target was $12.00 and the highest was $18.00. Following Purchaser’s announcement, the lowest price target was $17.00 and the highest was $18.00.
Comparable Entity Trading Premium/Discounts to Consensus NAV
We compared the closing price of the equity securities of the select comparable entities as of March 26, 2021 to their respective NAV estimates based on research analyst consensus estimates as of such date (“Consensus NAV”), where available, to determine whether such securities traded at a premium or discount to Consensus NAV. All such securities were found to be trading at a discount to Consensus NAV, with the minimum discount to Consensus NAV being 0.2% and the maximum discount being 43.9%. Based on these data points and BPY’s consensus NAV estimate per BPY Unit as of December 31, 2020 of $19.27, a range of value for a BPY Unit of $10.80 to $19.24 is implied.
Premiums Paid Analysis
We reviewed the transaction premiums paid over the unaffected security price for 35 completed change of control transactions for North American real estate targets over the past ten years with a total transaction value greater than $1 billion and cash consideration greater than 50%. We calculated the 25th percentile and 75th percentile premia by comparing, to the extent publicly available, the per share acquisition price to the relevant target entity’s closing share price on the date prior to the announcement of the transaction, or other relevant date as referenced in public filings for the respective transaction, referred to as the “undisturbed date”. Based on a premium range of 14.6% to 29.7% implied by the 25th and 75th percentiles of such transactions and the closing price per BPY Unit on December 31, 2020, the last trading day before Purchaser announced its intention to pursue the Transaction, of $14.47, a range of value for the BPY Units of $16.58 to $18.77 was implied.
Benefits to Purchaser of Acquiring BPY Units Held by Holders Other than the Purchaser Parties and Their Affiliates
In accordance with MI 61-101, in arriving at our opinion of the value of the BPY Units we reviewed and considered whether any distinctive material value would accrue to the Purchaser Parties through the acquisition of all of the BPY Units not already held by them or their affiliates in the Transaction. Based on the

Information and discussions with BPY management, we are not aware of any material specific operational or financial benefits that would accrue to the Purchaser Parties, such as the earlier use of available tax losses, lower income tax rates, increased revenues, higher asset utilization or any other operational or financial benefits, other than the elimination of public company costs and certain duplicative management expenses.
Fair Market Value of the BPY Units
In arriving at an opinion of fair market value of the BPY Units, we have not attributed any particular weight to any specific factor but have made qualitative judgments based on our experience in rendering such opinions and on circumstances prevailing as to the significance and relevance of each factor. We did, however, ascribe the greatest amount of importance to the sum-of-the-parts discounted cash flow analysis.
Based upon and subject to the foregoing, in addition to other factors considered relevant, we are of the opinion that, as of March 31, 2021, the fair market value of the BPY Units, on an “en bloc” basis, is in the range of $14.00 to $18.50 per BPY Unit.
VALUATION OF THE NEW LP PREFERRED UNITS
Valuation Approach and Methodologies
In determining the fair market value of the New LP Preferred Units, we relied on a comparable securities public trading analysis.
Application of Valuation Methodologies to the New LP Preferred Units
We reviewed the proposed terms of the New LP Preferred Units to identify their key features, including that they will be 60-year term preferred units with a liquidation preference/par value of $25.00 and a distribution rate intending to match the yield on the existing BPY perpetual preferred units (to be determined at the time the registration statement registering the New LP Preferred Units is declared effective).
We reviewed the market price of the following existing BPY perpetual preferred units with a liquidation preference/par value of $25.00 relative to such par value.
Security Name	Coupon	Liquidation Preference	Market Price (% of par)
BPY PF 6.5%	6.500%	$25.00	99.80%
BPY PFD 6.375%	6.375%	$25.00	99.32%
BPY PFD A SER 3	5.750%	$25.00	93.20%
We also reviewed the available market prices of other existing BPY perpetual preferred units issued by BPY’s various subsidiaries, which varied due to their terms and available liquidity, among other factors.
We further reviewed the market price of over 50 series of preferred securities of North American real estate entities with a total enterprise value greater than $5 billion. For each of these securities we calculated the estimated first and last dollar leverage levels on a net debt to total enterprise value and net debt plus preferred to total enterprise value basis across all of each issuer’s outstanding securities as of March 26, 2021. We then observed the average market prices as a percentage of par value and coupon rates for these securities stratified by net debt plus preferred to total enterprise value.
Fair Market Value of the New LP Preferred Units
Based upon and subject to the foregoing, in addition to other factors considered relevant, we are of the opinion that, as of March 31, 2021, the fair market value of the New LP Preferred Units is approximately $25.00 per New LP Preferred Unit.
Very truly yours,
LAZARD FRÈRES & CO. LLC
By
/s/ Matthew J. Lustig

Matthew J. Lustig
Managing Director

APPENDIX I — FAIRNESS OPINION
March 31, 2021
The Special Committee of
the Board of Directors of
Brookfield Property Partners Limited (the “Special Committee”),
the General Partner of
Brookfield Property Partners L.P.
73 Front Street
Hamilton
HM 12 Bermuda
Dear Members of the Special Committee:
We understand that Brookfield Property Partners L.P., an exempted limited partnership existing under the laws of Bermuda (“Company”), Brookfield Asset Management Inc., a corporation existing under the laws of Ontario (“Purchaser”), and BPY Arrangement Corporation, a corporation existing under the laws of Ontario and wholly owned subsidiary of Purchaser (“Purchaser Sub”, and together with Purchaser, the “Purchaser Parties”), propose to enter into an Arrangement Agreement (the “Agreement”), pursuant to which the Purchaser Parties will acquire Company (the “Transaction”). Pursuant to the Agreement and the plan of arrangement contemplated therein, the Purchaser Parties and their affiliates will, among other things, acquire all of the issued and outstanding limited partnership units of Company (“BPY Units”) other than the general partnership units and the preferred partnership units. Each BPY Unit, other than those BPY Units held by Purchaser and its subsidiaries (including the Company) and any other person who holds such BPY Units in respect of which votes are required to be excluded under Section 8.1(2) of MI 61-101 for the purposes of determining minority approval for the arrangement contemplated by the Agreement (“Company Public Units”), will be converted into the right to receive, at the election of the holder, (i) 0.3979 of a share of the class A limited voting shares of Purchaser (the “Purchaser Shares”), (ii) $18.17 in cash (the “Cash Consideration”) or (iii) 0.7268 of a Class A Cumulative Redeemable Preferred Units, Series 1, with a redemption value of $25.00 per unit, of a Bermuda exempted limited partnership to be formed prior to the consummation of the Transaction, directly or indirectly, by the Company ( the “Preferred Units”) (together with the Purchaser Shares, the “Equity Consideration” and, together with the Cash Consideration, the “Consideration”) , subject to certain adjustments as more fully described in the Agreement. The terms and conditions of the Transaction are more fully set forth in the Agreement.
You have requested our opinion as of the date hereof as to the fairness, from a financial point of view, to holders of Company Public Units of the Consideration to be paid to such holders in the Transaction.
In connection with this opinion, we have:
(i)
Reviewed the financial terms and conditions of a draft, dated March 31, 2021, of the Agreement;

(ii)
Reviewed certain publicly available historical business and financial information relating to Company and Purchaser;

(iii)
Reviewed various financial forecasts and other data provided to us by Company relating to the business of Company;

(iv)
Held discussions with members of the senior management of Company with respect to the business and prospects of Company;

(v)
Reviewed public information with respect to certain other companies in lines of business we believe to be generally relevant in evaluating the business of Company;

(vi)
Reviewed the financial terms of certain business combinations involving companies in lines of business we believe to be generally relevant in evaluating the business of Company;

(vii)
Reviewed historical stock prices and trading volumes of Company Public Units and Purchaser Shares; and

(viii)
Conducted such other financial studies, analyses and investigations as we deemed appropriate.

We have assumed and relied upon the accuracy and completeness of the foregoing information, without independent verification of such information. We have not conducted any independent valuation or appraisal of any of the assets or liabilities (contingent or otherwise) of Company or Purchaser or concerning the solvency or fair value of Company or Purchaser, and we have not been furnished with any such valuation or appraisal. With respect to the financial forecasts utilized in our analyses, we have assumed, with the consent of the Special Committee, that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments as to the future financial performance of Company. We assume no responsibility for and express no view as to any such forecasts or the assumptions on which they are based, including with respect to the potential effects of the COVID-19 pandemic on such forecasts or assumptions. We further have assumed, with the consent of the Special Committee, that adjustments (if any) to the Consideration will not be material in any respect to our analyses or opinion.
Further, our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof. We assume no responsibility for updating or revising our opinion based on circumstances or events occurring after the date hereof. We further note that the current volatility and disruption in the credit and financial markets relating to, among others, the COVID-19 pandemic, may or may not have an effect on the Company and we are not expressing an opinion as to the effects of such volatility or such disruption on the Company. We do not express any opinion as to the prices at which shares of Company Public Units or Purchaser Shares may trade at any time subsequent to the announcement of the Transaction. In connection with our engagement, we were not authorized to, and we did not, solicit indications of interest from third parties regarding a potential transaction with Company. In addition, our opinion does not address the relative merits of the Transaction as compared to any other transaction or business strategy in which Company might engage or the merits of the underlying decision by Company to engage in the Transaction.
In rendering our opinion, we have assumed, with the consent of the Special Committee, that the Transaction will be consummated on the terms described in the Agreement, without any waiver or modification of any material terms or conditions. Representatives of the Special Committee have advised us, and we have assumed, that the Agreement, when executed, will conform to the draft reviewed by us in all material respects. We also have assumed, with the consent of the Special Committee, that obtaining the necessary governmental, regulatory or third party approvals and consents for the Transaction will not have an adverse effect on Company, Purchaser or the Transaction. We do not express any opinion as to any tax or other consequences that might result from the Transaction, nor does our opinion address any legal, tax, regulatory or accounting matters, as to which we understand that Company obtained such advice as it deemed necessary from qualified professionals. We express no view or opinion as to any terms or other aspects (other than the Consideration to the extent expressly specified herein) of the Transaction, including, without limitation, the form or structure of the Transaction, any agreements or arrangements entered into in connection with, or contemplated by, the Transaction or the election which holders of Company Public Units may make in respect of the type of Consideration to receive. In addition, we express no view or opinion as to the fairness of the amount or nature of, or any other aspects relating to, the compensation to any officers, directors or employees of any parties to the Transaction, or class of such persons, relative to the Consideration or otherwise.
Lazard Frères & Co. LLC (“Lazard”) is acting as financial advisor to the Special Committee in connection with the Transaction and will receive a fee for such services, a portion of which is payable upon the rendering of this opinion. We in the past have provided and in the future may provide certain investment banking services to certain affiliates of Purchaser, for which we have received and may receive compensation, including, during the past two years, having providing advisory services to an affiliate of Purchaser in connection with an acquisition and certain restructuring matters in which an affiliate of Purchaser was a lender. In addition, in the ordinary course, Lazard and its affiliates and employees may trade securities of Company, Purchaser and certain of their respective affiliates for their own accounts and for the accounts of their customers, may at any time hold a long or short position in such securities, and may also trade and hold securities on behalf of

Company, Purchaser and certain of their respective affiliates. The issuance of this opinion was approved by the Opinion Committee of Lazard.
Our engagement and the opinion expressed herein are for the benefit of the Special Committee (in its capacity as such) and our opinion is rendered to the Special Committee in connection with its evaluation of the Transaction. Our opinion is not intended to and does not constitute a recommendation to any unitholder or as to how such unitholder should vote or act with respect to the Transaction or any matter relating thereto. This opinion is delivered and is to be interpreted in accordance with New York law and customary practice in the United States.
Based on and subject to the foregoing, we are of the opinion that, as of the date hereof, the Consideration to be paid to holders of Company Public Units in the Transaction is fair, from a financial point of view, to such holders.
Very truly yours,
LAZARD FRERES & CO. LLC
By
/s/ Matthew J. Lustig

Matthew J. Lustig
Managing Director

APPENDIX J — IMPORTANT INFORMATION REGARDING BPY AND THE PURCHASER PARTIES
Set forth below is information about (i) the name, state of organization, principal business, the address and telephone number of the principal office of each of BPY, the Purchaser Parties, the BPY General Partner, and BAM Partners and (ii) the name and title of each executive officer and director of those entities, his or her business address and telephone number, and his or her present principal occupation or employment, and the name, principal business, and address of any corporation or other organization in which such employment is conducted. With the exception of the directors and officers listed in the section entitled “Beneficial Ownership of and Trading in Securities” of this Document as holding BPY Units, none of the directors or officers of the Purchaser Parties or the BPY General Partner is a beneficial owner of BPY Units.
Brookfield Property Partners L.P.
BPY owns and operates iconic properties in the world’s major markets, and its global portfolio includes office, retail, multifamily, logistics, hospitality, triple net lease, manufactured housing and student housing. BPY is the flagship listed real estate company of BAM.
BPY’s principal executive offices are located at 73 Front Street, 5th Floor, Hamilton HM 12, Bermuda and its telephone number is +441-294-3309.
As required by law, the BPY LPA provides for the management and control of BPY by a general partner rather than a board of directors and officers. The BPY General Partner has sole responsibility and authority for the central management and control of BPY, which is exercised through its board of directors. See “— Brookfield Property Partners Limited” below for the board of directors of the BPY General Partner.
BAM
BAM is a leading global alternative asset manager with approximately $600 billion of assets under management across real estate, infrastructure, renewable power, private equity and credit. BAM owns and operates long-life assets and businesses, many of which form the backbone of the global economy. Utilizing its global reach, access to large-scale capital and operational expertise, BAM offers a range of alternative investment products to investors around the world — including public and private pension plans, endowments and foundations, sovereign wealth funds, financial institutions, insurance companies and private wealth investors.
BAM’s principal executive offices are located at Brookfield Place, 181 Bay Street Toronto, Ontario, Canada M5J 2T3, and its telephone number is (416) 363-9491.
The directors of BAM are M. Elyse Allan, Jeffrey M. Blidner, Angela F. Braly, Jack L. Cockwell, Marcel R. Coutu, Murilo Ferreira, Bruce Flatt, Janice Fukakusa, Maureen Kempston Darkes, Howard S. Marks, The Hon. Frank J. Mckenna, Rafael Miranda, Lord O’Donnell, Hutham S. Olayan, Seek Ngee Huat and Diana L. Taylor. The executive officers of BAM are Bruce Flatt, Nicholas Goodman, Justin B. Beber, Craig Noble, Lori Pearson, Sachin G. Shah, Brian W. Kingston, Cyrus Madon, Samuel J.B. Pollock and Connor D. Teskey.
Purchaser Sub
Purchaser Sub was formed primarily to participate as a purchaser in the Transaction. It does not currently conduct any business or own any significant assets.
Purchaser Sub’s principal executive offices are located at Brookfield Place, 181 Bay Street Toronto, Ontario, Canada M5J 2T3, and its telephone number is (416) 363-9491.
The directors of Purchaser Sub are Brett Fox, Kathy Sarpash and Allen Yi. The executive officers of Purchaser Sub are Michelle Campbell and Valerie Tso.
Brookfield Property Partners Limited
The BPY General Partner is the general partner of BPY and is a wholly owned subsidiary of BAM. The BPY General Partner is an exempted limited company existing under the laws of Bermuda. The principal executive office of the BPY General Partner is located at 73 Front Street, 5th Floor, Hamilton HM 12, Bermuda, and the telephone number is +441-294-3309. The directors of the BPY General Partner are Caroline Atkinson, Jeffrey Blidner, Soon Young Chang, Omar Carneiro da Cunha, Stephen DeNardo, Louis Joseph Maroun, Doug McGregor, Lars Rodert and Michael Warren. The BPY General Partner does not have executive officers. Brookfield Property Group, a subsidiary of BAM, currently provides management services to the BPY General Partner. The executive officers of Brookfield Property Group LLC are Brian W. Kingston and Bryan K. Davis.
BAM Partners
BAM Partners is the trustee of the BAM Partnership, which is the sole owner of BAM Class B Shares. The BAM Class B Shares entitle BAM Partners to appoint one half of the board of directors of BAM. The principal executive office of BAM Partners is located at Brookfield Place, 181 Bay Street, Suite 300, P.O. Box 762, Toronto, Ontario, Canada M5J 2T3, and the telephone number is +416 363 9491. The directors of BAM Partners are Jack Cockwell, Bruce Flatt and Brian Lawson.
Directors of the BPY General Partner and Officers of Brookfield Property Group
Name, Country of Citizenship, Position	Present Principal Occupation or Employment; Material Positions Held During the Past Five Years; Certain Other Information
Caroline Atkinson United States Director	Ms. Atkinson is a Senior Adviser to Rock Creek investment firm in Washington D.C. and a trustee of the International Institute of Strategic Studies in London. Ms. Atkinson is an Oxford-trained economist with more than two decades of experience working as a senior policymaker in international economics and finance and as an executive in technology. She has held senior positions at Google Inc. (“Google”) the U.S. government, The International Monetary Fund and The Bank of England. Most recently, Ms. Atkinson was the Head of Global Policy for Google. Prior to joining Google, Ms. Atkinson worked for President Barack Obama as the Deputy National Security Adviser for International Economics at the White House. She was the President’s personal representative to major international economic summits, including the G-7/8 and the G-20. She was also the Advisor to Treasury Secretaries, Robert Rubin and Lawrence Summers. She has advised leading U.S. companies on global business and economic issues. Ms. Atkinson is a Member of the Board Executive Committee for the Peterson Institute for International Economics, and a Member of Council on Foreign Relations and the Economic Club of New York.
Jeffrey M. Blidner Canada Director	Mr. Blidner has served as a director of BAM since May 2013. Mr. Blidner is Vice Chair of BAM. Mr. Blidner is also Chair of the boards of directors of the general partners of Brookfield Business Partners L.P. and Brookfield Renewable Partners L.P. and a director of the board of directors of the general partner of Brookfield Infrastructure Partners L.P. He is also a director of the boards of directors of Brookfield Infrastructure Corporation and Brookfield Renewable Corporation. Before joining Brookfield in 2000, Mr. Blidner was a senior partner at a Canadian law firm.
Soon Young Chang South Korea Director	Dr. Chang is a member of the board of directors of Dubai World. Dr. Chang serves as Senior Advisor to the Investment Corporation of Dubai, providing strategic counsel and lending his global perspective to the investment arm of the Dubai Government. Dr. Chang is the founder and chairman of Midas International Asset Management Company, an international asset management fund which manages over $5 billion. He is also a founding partner of

Name, Country of Citizenship, Position	Present Principal Occupation or Employment; Material Positions Held During the Past Five Years; Certain Other Information
Sentinel Advisor, a New York-based arbitrage fund. Dr. Chang has served as an advisor to a variety of financial institutions, including Korea National Pension Corporation, Hyundai International Merchant Bank and Templeton-Ssangyong Investment Trust Company. Dr. Chang received his Master’s and Doctoral degrees from the George Washington University in the United States and has authored many books and articles on the subject of financial engineering.
Omar Carneiro da Cunha Brazil Director	Mr. Cunha is a Senior Partner with Dealmaker Ltd., a consultancy and M&A advisory firm, with a focus in telecommunications, information technology, oil & gas and retail, and has also been a Senior Partner of BOND Consultoria Empresarial e Participacoes since 1994. He was the Chairman of “Bob’s”, a Brazilian fast food company, from 1995 to 2008, a director of the Energisa Group since 1996, and a director of Grupo Libra from 2010 to 2019. In 2005, Mr. Cunha was the Deputy Chairman and Chief Executive Officer of VARIG Brazilian Airline. From 1995 to 1998, Mr. Cunha was the President of AT&T Brasil and a member of the Management Committee of AT&T International. Prior to that, Mr. Cunha worked for 27 years in Brazil and abroad for the Royal Dutch/Shell Group, and was President of Shell Brasil, Billiton Metals and Shell Quimica from 1991 to 1994. Mr. Cunha is currently a member of the board of the American Chamber of Commerce for Brazil.
Stephen DeNardo United States Director	Mr. DeNardo is currently managing director and president and Chief Executive Officer of RiverOak Investment Corp., LLC and has held this position since 1999. From 1997 to 1999 he was Partner and Senior Vice President of ING Realty Partners, where he managed a $1 billion portfolio. Prior to his employment with ING Realty Partners, he was President of ARES Realty Capital from 1991 to 1997, where he managed a $5 billion portfolio of diversified debt and equity assets. Before joining ARES Realty Capital, he was a Partner at First Winthrop Corporation. Mr. DeNardo has held a license as a Certified Public Accountant since 1978 and is a Chartered Global Management Accountant. He also has a B.S. in Accounting from Fairleigh Dickinson University.
Louis Joseph Maroun Canada Director	Mr. Maroun is the Founder and Chairman of Sigma Real Estate Advisors and Sigma Capital Corporation, which specializes in international real estate advisory services. Prior to this role, Mr. Maroun was the Executive Chairman of ING Real Estate Canada, and held executive positions in a number of real estate companies where he was responsible for overseeing operations, real estate transactions, asset and property management, as well as many other related functions. Mr. Maroun also is on the board of directors of Brookfield Renewable Partners L.P., and Summit Industrial Income REIT. Mr. Maroun graduated from the University of New Brunswick in 1972 with a Bachelor’s degree, followed by a series of post graduate studies and in January of 2007, after a long and successful career in investment real estate, Mr. Maroun was elected to the position of Fellow of the Royal Institute of Chartered Surveyors.

Name, Country of Citizenship, Position	Present Principal Occupation or Employment; Material Positions Held During the Past Five Years; Certain Other Information
Doug McGregor Canada Director	Mr. McGregor was the Group Head, RBC Capital Markets and RBC Investor & Treasury Services, Chairman and Chief Executive Officer of RBC Capital Markets, and was a member of RBC’s Group Executive. As Chairman and Chief Executive Officer of RBC Capital Markets, Mr. McGregor had global oversight of the firm’s Corporate & Investment Banking and Global Markets activities conducted by its approximately 7,500 employees worldwide. He also directly led the investment bank’s real estate lending businesses. As Group Head of RBC Investor & Treasury Services, Mr. McGregor was responsible for this business’ custody, treasury and financing services for institutional clients globally. Mr. McGregor holds an Honours BA (Business) and an MBA from the University of Western Ontario. Mr. McGregor serves on the University Health Network’s Board of Trustees in Toronto and is a former Chairman of the Board of Directors of the Investment Industry Regulatory Organization of Canada.
Lars Rodert Sweden Director	Mr. Rodert is the founder and Chief Executive Officer of ÖstVäst Capital Management (“OVCM”). Mr. Rodert has 30 years of experience in the global investment industry. Prior to OVCM, Mr. Rodert spent 11 years as a Global Investment Manager for IKEA Treasury. Before joining IKEA, Mr. Rodert was with SEB Asset Management for 10 years as Chief Investment Officer and responsible for SEB Global Funds. Prior to SEB, Mr. Rodert spent 10 years in North America with five years at Investment Bank Gordon Capital and five years as a partner with a private investment holding company, Robur et. Securitas. Mr. Rodert is a director of PCCW Limited, an information and communications technology company. Mr. Rodert holds a Master of Science Degree in Business and Economics from Stockholm University.
Michael J. Warren United States Director	Mr. Warren is the Managing Director of Albright Stonebridge Group (“ASG”). Mr. Warren served as ASG’s Managing Principal from 2013 to 2017 and as Principal from 2009 to 2013. Prior to ASG, Mr. Warren served as the Chief Operating Officer and Chief Financial Officer of Stonebridge International from 2004 to 2009, where he managed operations, business development, finance, and personnel portfolios. Mr. Warren served in various capacities in the Obama Administration, including as senior advisor in the White House Presidential Personnel Office and as co-lead for the Treasury and Federal Reserve agency review teams of the Obama-Biden Presidential Transition. Mr. Warren serves on the board of trustees and the risk & audit committees at Commonfund, the board of directors of Walker & Dunlop, Inc. and the board of directors of MAXIMUS. He serves as a trustee of Yale University and is a member of the Yale Corporation Investment Committee. Mr. Warren formerly served as a trustee of the District of Columbia Retirement Board and as a member of the board of directors of the United States Overseas Private Investment Corporation. Mr. Warren received degrees from Yale University and Oxford University where he was a Rhodes Scholar.

Name, Country of Citizenship, Position	Present Principal Occupation or Employment; Material Positions Held During the Past Five Years; Certain Other Information
Brian W. Kingston Canada Chief Executive Officer of Brookfield Property Group	Mr. Kingston is a Managing Partner at BAM and Chief Executive Officer of Brookfield Property Group. Mr. Kingston joined Brookfield in 2001 and was named Chief Executive Officer of Brookfield Property Group in 2015. Prior to his current role, Mr. Kingston led Brookfield’s Australian business activities, holding the positions of Chief Executive Officer of Brookfield Office Properties Australia, Chief Executive Officer of Prime Infrastructure and Chief Financial Officer of Multiplex.
Bryan K. Davis Canada Chief Financial Officer of Brookfield Property Group	Mr. Davis was named Chief Financial Officer of Brookfield Property Group in 2015. He is also a Managing Partner at BAM. Prior to that, he was Chief Financial Officer of Brookfield’s global office property company for eight years and spent five years in senior finance roles. Mr. Davis also held various senior finance positions including Chief Financial Officer of Trilon Financial Corporation, BAM’s financial services subsidiary. Prior to joining BAM in 1999, Mr. Davis was involved in providing restructuring and advisory services at Deloitte & Touche LLP. He is a Chartered Accountant and holds a Bachelor of Commerce degree from Queen’s University.
Except for Jeffrey M. Blidner, Brian W. Kingston and Bryan K. Davis, the common business address and telephone number for all the directors of the BPY General Partner and executive officers of Brookfield Property Group is 73 Front Street, 5th Floor, Hamilton, HM 12, Bermuda, (441) 294-3309. The business address and telephone number for Jeffrey M. Blidner is 181 Bay Street, Suite 300, Toronto, Ontario M5J 2T3, Canada, (416) 363-9491. The business address and telephone number for Brian W. Kingston and Bryan K. Davis is Brookfield Place, 250 Vesey Street, 15th Floor, New York, New York 10281, (212) 417-7000.

Directors and Officers of the Brookfield Parties and BAM Partners
Name, Country of Citizenship, Position	Present Principal Occupation or Employment; Material Positions Held During the Past Five Years; Certain Other Information
M. Elyse Allan Canada and the United States Director of BAM	Ms. Allan has served as a director of BAM since November 2015. Ms. Allan is the former President and Chief Executive Officer of General Electric Canada Company Inc., a digital industrial company, a position she held from 2004 until June 2018, and a former Vice-President of General Electric Co. She currently serves as vice-chair of the Ontario Health Agency, as a director of MaRS Discovery District, and as Chair of the Board of Advisors at the Tuck School of Business at Dartmouth College. Ms. Allan is a Fellow at the C.D. Howe Institute and serves on its National Advisory Board. She is a former Board member of the Conference Board of Canada and the Business Council of Canada. In 2014, Ms. Allan was appointed Member of the Order of Canada.
Jeffrey M. Blidner Canada Director and Vice-Chair of BAM	Mr. Blidner has served as a director of BAM since May 2013. Mr. Blidner is Vice Chair of BAM. Mr. Blidner is also Chair of the boards of directors of the general partners of BPY, Brookfield Business Partners L.P. and Brookfield Renewable Partners L.P. and a director of the board of directors of the general partner of Brookfield Infrastructure Partners L.P. He is also a director of the boards of directors of Brookfield Infrastructure Corporation and Brookfield Renewable Corporation. Before joining Brookfield in 2000, Mr. Blidner was a senior partner at a Canadian law firm.
Angela F. Braly United States Director of BAM	Ms. Braly has served as a director of BAM since May 2015. Ms. Braly is the former Chair of the Board, President and Chief Executive Officer of WellPoint, Inc. (“Wellpoint”), a health benefits company now known as Anthem, Inc. She was Chair of the Board of WellPoint from 2010 to 2012 and President and Chief Executive Officer and a Board member from 2007 to 2012. Prior to that, Ms. Braly served as Executive Vice President, General Counsel and Chief Public Affairs Officer of WellPoint and President and Chief Executive Officer of Blue Cross Blue Shield of Missouri.
Jack L. Cockwell Canada Director of BAM and director of BAM Partners	Mr. Cockwell has served as a director of BAM since September 1979. Mr. Cockwell is Chair of Brookfield Partners Foundation, was one of the founders of Partners Limited in 1995, and has been associated with Brookfield in numerous capacities, including as Chief Executive Officer, since 1968. Mr. Cockwell is a Heritage Governor of the Royal Ontario Museum, Chair of the Ryerson University Real Estate Advisory Committee, and a member of its Board of Governors. He also served on the board of Clarios International L.P. (Brookfield affiliate) from June 2019 — April 2020.
Marcel R. Coutu Canada Director of BAM	Mr. Coutu has served as a director of BAM since April 2006. Mr. Coutu is the past Chairman of Syncrude Canada Ltd., an integrated oil sands project, and a former President and Chief Executive Officer of Canadian Oil Sands Ltd., the largest investor in the Syncrude Joint Venture. In addition to various other public board memberships, Mr. Coutu is currently a director of the Calgary Exhibition & Stampede Board.

Name, Country of Citizenship, Position	Present Principal Occupation or Employment; Material Positions Held During the Past Five Years; Certain Other Information
Murilo Ferreira Brazil Director of BAM	Mr. Ferreira has served as a director of BAM since June 2017. Mr. Ferreira is the former Chief Executive Officer of Vale S.A., a Brazilian multinational corporation engaged in metals and mining and the largest producer of iron ore and nickel in the world. Mr. Ferreira held this position from 2011 to 2017. Mr. Ferreira began his professional career at Vale in 1977 and was formerly the Chief Executive Officer of Vale Inco, Vale’s Canadian operations.
Bruce Flatt Canada Director and Chief Executive Officer of BAM and director of BAM Partners	Mr. Flatt has served as a director of BAM since April 2001. Mr. Flatt is the Chief Executive Officer of BAM. Mr. Flatt joined Brookfield in 1990 and became Chief Executive Officer in 2002. Mr. Flatt has been on numerous public company boards over the past three decades and does not currently sit on any external corporate boards.
Janice Fukakusa Canada Director of BAM	Janice Fukakusa has served as a director of BAM since June 2020. Ms. Fukakusa, is the former Chief Administrative Officer and Chief Financial Officer of Royal Bank of Canada (“RBC”), positions she held for approximately 10 years. She was appointed Chief Financial Officer in 2004 and then became Chief Administrative Officer and Chief Financial Officer in 2009. In addition to her roles as Chief Administrative Officer and Chief Financial Officer, Ms. Fukakusa served in various other senior positions during her over 30-year tenure with RBC, including within the retail and business banking, corporate banking and corporate finance functions. She currently serves as the Board Chair for The Princess Margaret Cancer Foundation, and Japanese Canadian Cultural Center Foundation, and is past founding Chair of Canadian Infrastructure Bank, a Crown Corporation. In addition, she is currently the Chancellor of Ryerson University.
Maureen Kempston Darkes Canada Director	Ms. Kempston Darkes has served as a director of BAM since April 2008. Ms. Kempston Darkes is the retired Group Vice-President and President, Latin America, Africa and Middle East of General Motors. She was appointed to the Government of Canada’s Science, Technology & Innovation Council in 2013. In 2000, Ms. Kempston Darkes was appointed an Officer of the Order of Canada.
Brian D. Lawson Canada Vice Chair of BAM and director of BAM Partners	Mr. Lawson has served as a director of BAM since June 2018 and is currently the Vice Chair of BAM. On behalf of Brookfield, Mr. Lawson serves as the Chair of the board of directors of TerraForm Power, Inc., a U.S.-based solar and wind power company. Mr. Lawson is a member of the Governing Council of the University of Toronto and Chair of the board of directors of the Community Food Centres Canada. Since joining Brookfield in 1988, Mr. Lawson held a number of senior management positions in the firm’s investment and finance operations including serving as Chief Financial Officer of BAM from 2002 to 2020.
Howard S. Marks United States Director of BAM	Mr. Marks has served as a director of BAM since February 2020. Mr. Marks is the Co-Chairman of Oaktree Capital Group, a global alternative asset manager with a diversified mix of opportunistic, value-oriented, and risk-controlled investments across credit and other investment offerings. Since the formation of Oaktree in 1995, Mr. Marks has been responsible for ensuring the firm’s adherence to

Name, Country of Citizenship, Position	Present Principal Occupation or Employment; Material Positions Held During the Past Five Years; Certain Other Information
its core investment philosophy; communicating closely with clients concerning products and strategies; and contributing his experience to big-picture decisions relating to investments and corporate direction. Mr. Marks also serves as Trustee and Chairman of the Investment Committee at the Metropolitan Museum of Art. He is a member of the Investment Committee of the Royal Drawing School and is a Professor of Practice at King’s Business School. He serves on the Shanghai International Financial Advisory Council and the Advisory Board of Duke Kunshan University.
The Hon. Frank J. McKenna Canada Director and Chair of the Board of BAM	Mr. McKenna has served as a director of BAM since August 2006 and as Chair of its Board of Directors since August 2010. Mr. McKenna is also a Deputy Chair of TD Bank Group, a financial institution, a position he has held since 2006 and currently serves as Chair of the compensation committee for Canadian Natural Resources Limited’s Board of Directors. Mr. McKenna is a former Ambassador of Canada to the U.S.A. and was elected as Premier of the Province of New Brunswick from 1987 until 1997.
Rafael Miranda Spain Director of BAM	Mr. Miranda has served as a director of BAM since June 2017. Mr. Miranda is the retired Chief Executive Officer of Endesa, S.A., the largest electric utility company in Spain, where he served as Managing Director and as Chief Executive Officer from 1987 to 1997 and 2009, respectively. Mr. Miranda is Honorary Chairman of Eurelectric, the European Electricity Association, and serves as the Chairman of the Board of Directors of Acerinox, S.A., a Spanish stainless steel manufacturing conglomerate. Mr. Miranda previously served on the Board of Directors of Brookfield Infrastructure Partners L.P. from 2013 to 2017.
Lord Augustine Thomas O’Donnell United Kingdom Director of BAM	Lord Augustine Thomas O’Donnell has served as a director of BAM since May 2013. Lord Augustine Thomas O’Donnell is currently the Chairman of Frontier Economics Ltd., a microeconomics consultancy, and a senior advisor to Brookfield in Europe. He served as the Cabinet Secretary and head of the British Civil Service between 2005 and 2011. Prior to this, Lord Augustine Thomas O’Donnell served as the Permanent Secretary of the U.K. Treasury from 2002 to 2005 and Chair of Public Interest Board of PwC (UK) from 2015 to 2019. Lord Augustine Thomas O’Donnell became a member of the House of Lords in 2012.
Seek Ngee Huat Singapore Director of BAM	Seek Ngee Huat has served as a director of BAM since November 2012. N.H. Seek was formerly President of GIC Real Estate Pte Ltd. and a Board member of GIC Pte Ltd. He was the Chairman of Global Logistic Properties Ltd. until its privatization in January 2018, and since September 2018 has served as Chairman of GLP IM Holdings Ltd. He is currently Chairman of the National University of Singapore Institute of Real Estate and Urban Studies and Practice Professor, a Senior Advisor to Frasers Property Ltd. and the Canada Pension Plan Investment Board and an Advisory Board Member of the Centre of Liveable Cities, Singapore.
Hutham S. Olayan United States and Saudi Arabia Director of BAM	Ms. Olayan has served as a director of BAM since January 2021. Ms. Olayan is Chair of the Corporate Board of The Olayan Group, a private international investor that also has commercial operations in the Middle East. She has been a director of The Olayan Group since

Name, Country of Citizenship, Position	Present Principal Occupation or Employment; Material Positions Held During the Past Five Years; Certain Other Information
1981. As president and chief executive officer of Olayan America and its U.S. affiliates, she led the group’s investment activity in the Americas for more than 30 years, until her retirement from that role in January 2018. Ms. Olayan serves on the board of the Peter G. Peterson Institute for International Economics and the board of Memorial Sloan Kettering Cancer Center among other private and public memberships. Ms. Olayan is Trustee Emeritus of the American University of Beirut, as well as a member of AUB’s International Advisory Council. She is also a member of the Stanford University Global Advisory Council.
Diana L. Taylor United States and Canada Director of BAM	Ms. Taylor has served as a director of BAM since May 2012. Ms. Taylor has worked in private equity with Wolfensohn & Co. and Solera Capital LLC. She previously served as the Superintendent of Banks for the State of New York, Deputy Secretary to the Governor of New York and Chief Financial Officer for the Long Island Power Authority.
Justin B. Beber, Canada Managing Partner, Head of Corporate Strategy and Chief Legal Officer	Mr. Beber is a Managing Partner, Head of Corporate Strategy, and Chief Legal Officer for BAM. Mr. Beber also serves as Head of Strategic Initiatives for Brookfield’s Infrastructure Group with overall responsibility for corporate operations and transaction execution, as well as Chief Investment Officer for its water infrastructure business. Prior to joining Brookfield in 2007, Mr. Beber was a partner with a leading Toronto-based law firm, where his practice focused on corporate finance, mergers and acquisitions and private equity. Mr. Beber earned his combined MBA/LLB from the Schulich School of Business and Osgoode Hall Law School at York University in Canada and holds a Bachelor of Economics from McGill University.
Nicholas H. Goodman, United Kingdom Managing Partner and Chief Financial Officer	Mr. Goodman is a Managing Partner and Chief Financial Officer of BAM, responsible for Brookfield’s global finance, treasury, risk management and technology functions. Mr. Goodman joined Brookfield in London in 2010 and has held several finance roles across the organization. Most recently he served as Treasurer of BAM and prior to that was Chief Financial Officer of Brookfield Renewable Partners L.P. Prior to joining Brookfield, Mr. Goodman worked for several large financial institutions in London and New York. Mr. Goodman holds a Bachelor of Arts (Hons) in Accounting and Finance from the University of Strathclyde in Glasgow, Scotland, and is a member of the Institute of Chartered Accountants of Scotland.
Brian W. Kingston, Canada Managing Partner, Chief Executive Officer of Brookfield Property Group	Mr. Kingston is a Managing Partner at BAM and Chief Executive Officer of Brookfield Property Group. Mr. Kingston joined Brookfield in 2001 and was named Chief Executive Officer of Brookfield Property Group in 2015. Prior to his current role, Mr. Kingston led Brookfield’s Australian business activities, holding the positions of Chief Executive Officer of Brookfield Office Properties Australia, Chief Executive Officer of Prime Infrastructure and Chief Financial Officer of Multiplex.

Name, Country of Citizenship, Position	Present Principal Occupation or Employment; Material Positions Held During the Past Five Years; Certain Other Information
Cyrus Madon Canada Managing Partner, Chief Executive Officer Private Equity of BAM	Mr. Madon is a Managing Partner, head of Brookfield’s Private Equity Group and Chief Executive Officer of Brookfield Business Partners L.P. In this role, he is responsible for the expansion of Brookfield’s private equity business. Mr. Madon joined Brookfield in 1998 and has held a number of senior roles across the organization, including head of Brookfield’s Corporate Lending business. Prior to Brookfield, Mr. Madon worked at PricewaterhouseCoopers in Corporate Finance and Recovery. He is a Chartered Professional Accountant and holds a Bachelor of Commerce degree from Queen’s University. He is also on the board of the C.D. Howe Institute.
Craig Noble Canada Managing Partner, Chief Executive Officer Alternative Investments of BAM	Mr. Noble is a Managing Partner and Chief Executive Officer of Alternative Investments of BAM. In this role, Mr. Noble is responsible for Brookfield’s asset management business, including servicing and growing the client base and the expansion of Brookfield’s client offerings and strategies. Mr. Noble joined Brookfield in 2004 and has held a variety of senior roles, including Chief Executive Officer of Brookfield’s Public Securities business and various investment roles in the private and public markets. Prior to Brookfield, Mr. Noble spent five years with a financial institution, focused on credit analysis, corporate lending and corporate finance. Mr. Noble holds a Master of Business Administration degree from York University and a Bachelor of Commerce degree from Mount Allison University and holds the Chartered Financial Analyst designation.
Lori Pearson Canada Managing Partner and Chief Operating Officer of BAM	Ms. Pearson is a Managing Partner and Chief Operating Officer for BAM. In this role, she is responsible for Brookfield’s asset management operations. Prior to joining Brookfield in 2003, Ms. Pearson was with one of the big-four accounting firms, initially in a client-facing role and subsequently as head of Human Resources for the company’s Canadian tax practice. Ms. Pearson is on the boards of the Brookfield Foundation and Pathways to Education in Canada. She also is a member of the United Way Women Gaining Ground, a group founded in 2007 to make a personal impact in the lives of women facing poverty. Ms. Pearson is a Chartered Accountant and has been named a Fellow by the Chartered Professional Accountants of Ontario, the profession’s highest mark of distinction, to recognize her career achievements, community involvement and the impact she has had on the accounting profession in Ontario.
Samuel J.B. Pollock Canada Managing Partner, Chief Executive Officer Infrastructure of BAM	Mr. Pollock is a Managing Partner, head of Brookfield’s Infrastructure Group and Chief Executive Officer of Brookfield Infrastructure Partners L.P. In this role, he is responsible for the expansion of the infrastructure operating business. Since joining Brookfield in 1994, Mr. Pollock has held a number of senior positions across the organization, including leading Brookfield’s corporate investment group and its private equity business. Mr. Pollock holds a Bachelor of Commerce degree from Queen’s University in Kingston, Ontario, and is a Chartered Professional Accountant.

Name, Country of Citizenship, Position	Present Principal Occupation or Employment; Material Positions Held During the Past Five Years; Certain Other Information
Sachin G. Shah Canada Chief Investment Officer of BAM	Mr. Shah is a Managing Partner and Chief Investment Officer of BAM. Mr. Shah has also served as a director of Brookfield Renewable Partners L.P. and Brookfield Renewable Corporation since February 2021. He is also the Vice Chair of Brookfield’s Renewable Power Group. Mr. Shah joined Brookfield in 2002 and most recently served as Chief Executive Officer of Brookfield Renewable Partners L.P. Mr. Shah earned a Bachelor of Commerce degree from the University of Toronto. He is a member of the Chartered Professional Accountants of Canada and a member of the board of the Ryerson University Brookfield Institute for Innovation and Entrepreneurship.
Connor D. Teskey Canada Chief Executive Officer Renewable Power of BAM	Mr. Teskey is a Managing Partner, Head of BAM’s Renewable Power Group and Chief Executive Officer of Brookfield Renewable Partners L.P. Mr. Teskey is also Head of Europe for BAM, responsible for corporate operations and oversight across Brookfield’s business in the region. Prior to these roles, Mr. Teskey was Chief Investment Officer of the BAM Renewable Power business. He also held roles focused on investments, financing and restructuring for both Brookfield’s private equity funds and BAM. Before joining Brookfield in 2012, Mr. Teskey worked in corporate debt origination at a Canadian bank. Mr. Teskey earned a Bachelor of Business Administration degree from the University of Western Ontario
Brett Fox United States Director and Managing Partner of Purchaser Sub	Brett Fox is a Managing Partner in BAM’s Real Estate Group, focusing on the execution of the group’s legal, governance and regulatory strategies. Mr. Fox joined Brookfield in 2002 and has held several senior roles across the organization focused on legal, corporate and administrative matters. Prior to joining Brookfield in 2002, Mr. Fox was an associate at the law firm Cahill Gordon & Reindel LLP. Mr. Fox earned a Juris Doctor from Fordham University School of Law and a Bachelor of Arts from Cornell University.
Kathy Sarpash Canada Director and Senior Vice President of Purchaser Sub	Ms. Sarpash is a Senior Vice President, Legal & Regulatory, of BAM. Prior to joining Brookfield, Ms. Sarpash worked at NEI Investments and Scotiabank. Ms. Sarpash holds a Bachelor of Arts degree from University of Toronto and an LLB from the University of Sheffield.
Allen Yi Canada Director and Senior Vice President of Purchaser Sub	Mr. Yi is a Senior Vice President, Legal & Regulatory, of BAM’s Real Estate Group. Mr. Yi was previously an associate at a major Canadian law firm. Mr. Yi holds a Bachelor of Science degree from the University of Victoria, a Juris Doctor degree from the University of Toronto.
Michelle Campbell Canada Senior Vice President of Purchaser Sub	Ms. Campbell is a Senior Vice President, Legal & Regulatory, of BAM’s Real Estate Group. Ms. Campbell was previously an associate at a major Canadian law firm. Ms. Campbell holds a Bachelor of Business Administration (Honours) from Wilfrid Laurier University and a Bachelor of Laws degree from the University of Western Ontario.

Name, Country of Citizenship, Position	Present Principal Occupation or Employment; Material Positions Held During the Past Five Years; Certain Other Information
Valerie Tso Canada Vice President of Purchaser Sub	Ms. Tso is a Vice President, Legal & Regulatory, of BAM’s Real Estate Group. Ms. Tso was previously an associate at a major Canadian law firm. Ms. Tso received a Bachelor of Arts degree from the University of Ottawa and a Juris Doctor degree from the University of Toronto.
Except for Brian W. Kingston, Brett Fox and Michelle Campbell, the common business address and telephone number for all the directors and executive officers, as applicable, of the Purchaser Parties and BAM Partners is Brookfield Place, 181 Bay Street, Suite 300, Toronto, Ontario M5J 2T3, Canada, (416) 363-9491. The business address and telephone number for Brian W. Kingston, Brett Fox and Michelle Campbell is Brookfield Place, 250 Vesey Street, 15th Floor, New York, New York 10281, (212) 417-7000.
During the last five years, none of BPY, the Purchaser Parties, the BPY General Partner, and BAM Partners or any of the officers or directors of such entities have been (i) convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (ii) a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment or decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 20. Indemnification of Directors and Officers.
Brookfield Asset Management Inc.
Under the Business Corporations Act (Ontario) (“OBCA”), Brookfield Asset Management Inc. (“Brookfield”) may indemnify a present or former director or officer of Brookfield or another individual who acts or acted at Brookfield’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with Brookfield or such other entity and provided that the individual acted honestly and in good faith with a view to the best interests of Brookfield or the other entity, as the case may be, and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, such individual had reasonable grounds for believing that his or her conduct was lawful. Any individual is entitled to indemnification from Brookfield as a matter of right if he or she was not judged by a court or other competent authority to have committed any fault or omitted to do anything that he or she ought to have done and fulfilled the conditions set forth above.
In accordance with the OBCA, the board of directors of Brookfield approved a resolution dated August 1, 1997 providing for the following:
i.
Brookfield shall indemnify a director or officer of Brookfield a former director or officer of Brookfield or a person who acts or acted at Brookfield’s request as a director or officer of a body corporate of which Brookfield is or was a shareholder or creditor, and his or her heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of Brookfield or such body corporate (except in respect of an action by or on behalf of Brookfield or such body corporate to procure a judgment in its favor), if,

a.
he or she acted honestly and in good faith with a view to the best interests of Brookfield, and

b.
in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he or she had reasonable grounds for believing that his or her conduct was lawful;

ii.
Brookfield shall, with the prior approval of the court having jurisdiction, indemnify a person referred to in (i) above in respect of an action by or on behalf of Brookfield or such body corporate to procure a judgment in its favor, to which he or she is made a party by reason of being or having been a director or an officer of Brookfield or such body corporate, against all costs, charges and expenses reasonably incurred by him or her in connection with such action if he or she fulfils the conditions set out in paragraphs (i)(a) and (b) above; and

iii.
notwithstanding anything in (i) and (ii) above, a person referred to in (i) above shall be indemnified by Brookfield in respect of all costs, charges and expenses reasonably incurred by him or her in connection with the defense of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of Brookfield or body corporate, if the person seeking indemnity,

a.
was substantially successful on the merits in his or her defense of the action or proceeding, and

b.
fulfills the conditions set out in paragraphs (i)(a) and (b) above.

Nothing in the by-laws or resolutions of Brookfield limits the right of any person entitled to claim indemnity apart from the indemnity provided pursuant to the resolution described above.
A policy of directors’ and officers’ liability insurance is maintained by Brookfield which insures, subject to certain exclusions, directors and officers for losses as a result of claims against the directors and officers of

Brookfield in their capacity as directors and officers and also reimburses Brookfield for payments made pursuant to the indemnity provided by Brookfield pursuant to the resolution or as required or permitted by law.
Brookfield Property Partners L.P., Brookfield Property Preferred L.P. and Brookfield Property L.P.
The sections of the Annual Report on Form 20-F of Brookfield Property Partners L.P. (the “Partnership”) for the year ended December 31, 2020 entitled “Item 7.B. Related Party Transactions — Our Master Services Agreement — Indemnification and Limitations on Liability,” “Item 7.B. Related Party Transactions — Relationship with Brookfield — Indemnification Arrangements,” “Item 10.B. Memorandum and Articles of Association — Description of Our LP Units, Preferred Units and Our Limited Partnership Agreement — Indemnification; Limitations on Liability,” and “Item 10.B. Memorandum and Articles of Association — Description of the Property Partnership Limited Partnership Agreement — Indemnification; Limitations on Liability” include disclosure relating to the indemnification of certain of affiliates of the Partnership and Brookfield Property L.P. and the directors and officers of the Partnership’s general partner and the Partnership’s service providers and are incorporated by reference herein. Brookfield Property Preferred L.P. is expected to have similiar indemnification provisions.
Brookfield BPY Holdings Inc. and Brookfield BPY Retail Holdings II Inc.
Brookfield BPY Holdings Inc. (“CanHoldco 1”) and Brookfield BPY Retail Holdings II Inc. (“CanHolco 2”)are both corporations incorporated under the OBCA. Under the OBCA, a corporation may indemnify a present or former director or officer of the corporation or another individual who acts or acted at the corporation’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the corporation or such other entity and provide that the individual acted honestly and in good faith with a view to the best interests of the corporation or the other entity, as the case may be, and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, such individual had reasonable grounds for believing that his or her conduct was lawful. Any such individual is entitled to indemnification from a corporation as a matter of right if he or she was not judged by a court or other competent authority to have committed any fault or omitted to do anything that he or she ought to have done and fulfilled the conditions set forth above.
The by-laws of CanHoldco 1 and CanHoldco 2 (the “Canadian Corporations”) provide that each shall indemnify a present or former director or officer or a person who acts or acted at the request of either Canadian Corporation as a director or officer of a body corporate of which such Canadian Corporation is or was a shareholder or creditor, and the heirs and legal representatives of such a person to the extent permitted by the OBCA. The by-laws of each Canadian Corporation also permit each of them to purchase and maintain insurance for the benefit of any such individual to the extent permitted by the OBCA.
BPY Bermuda Holdings Limited, BPY Bermuda Holdings II Limited, BPY Bermuda Holdings IV Limited, BPY Bermuda Holdings V Limited and BPY Bermuda Holdings VI Limited
BPY Bermuda Holdings Limited (“Bermuda Holdco”), BPY Bermuda Holdings II Limited (“Bermuda Holdco 2”), BPY Bermuda Holdings IV Limited (“Bermuda Holdco 4”), BPY Bermuda Holdings V Limited (“Bermuda Holdco 5”) and BPY Bermuda Holdings VI Limited (“Bermuda Holdco 6”) are exempted companies incorporated under the Companies Act 1981, as amended (the “Companies Act”). The Companies Act provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability which by virtue of any rule of law would otherwise be imposed on them in respect of any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the company. The Companies Act further provides that a Bermuda company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or in which they are acquitted or granted relief by the Supreme Court of Bermuda pursuant to section 281 of the Companies Act.

The bye-laws of Bermuda Holdco, Bermuda Holdco 2, Bermuda Holdco 4, Bermuda Holdco 5 and Bermuda Holdco 6 (the “Bermuda Companies”) provide that every director and officer of each Bermuda Company shall be indemnified and held harmless out of the assets of the respective Bermuda Company against all liabilities, loss, damage or expense (including but not limited to liabilities under contract, tort and statute or any applicable foreign law or regulation and all reasonable legal and other costs including defense costs incurred in defending any legal proceedings whether civil or criminal and expenses properly payable) incurred or suffered by such director or officer or by reason of any act done, conceived in or omitted in the conduct of such Bermuda Company’s business or in the discharge of his or her duties. Such right to indemnification shall extend to any director or officer acting in any office or trust in the reasonable belief that he or she has been appointed or elected to such office or trust notwithstanding any defect in such appointment or election; provided always that such indemnity shall not extend to any matter which would render it void pursuant to the Companies Act.
The bye-laws of the Bermuda Companies further provide that no director or officer shall be liable to the respective Bermuda Company for the acts, defaults or omissions of any other director or officer. Each shareholder and the respective Bermuda Company shall waive any claim or right of action he, she or it may have, whether individually or by right of such Bermuda Company, against any director or officer on account of any action taken by such director or officer or the failure of such director or officer to take action in the performance of his or her duties with or for such Bermuda Company; provided, however, that such waiver shall not apply to any claims or rights of action arising out of the fraud of such director or officer or to recover any gain, personal profit or advantage to which such director or officer is not legally entitled. Pursuant to the bye-laws of the Bermuda Companies, the Bermuda Companies are permitted to pay the premiums for the purchase of insurance for any director or officer.
***
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrants pursuant to the foregoing provisions, the registrants have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Item 21. Exhibits and Financial Statement Schedules.
(a)
Exhibits

See the Exhibit Index beginning on page II-7 of this registration statement.
(b)
Financial Statement Schedules

All schedules have been omitted because they are not required, are not applicable or the required information is otherwise set forth in the consolidated financial statements or related notes thereto.
(c)
Reports, Opinions and Appraisals

The opinion of Lazard Frères & Co. LLC as independent financial advisor to the Special Committee of Brookfield Property Partners L.P. has been furnished as Appendix I of the circular/prospectus which is part of this Registration Statement.
Item 22. Undertakings.
(a)
The undersigned registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement, unless the information required to be included in a post-effective amendment by paragraphs (i), (ii) and (iii) below is contained in reports filed with or furnished to the Securities and Exchange Commission (the “SEC”) by the registrants pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of a prospectus filed pursuant to Rule 424(b) that is part of the registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;
(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) To file a post-effective amendment to this Registration Statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrants include in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.
(5) That, for the purpose of determining liability under the Securities Act to any purchaser;
(i) Each prospectus filed by the registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(6) That, for the purpose of determining liability under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or its securities provided by or on behalf of the undersigned registrants; and
(iv) Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.
(b) Each undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of each registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each of the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
(d) The undersigned registrants hereby undertake as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus, which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.
(e) The registrants undertake that every prospectus: (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(f) The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.
(g) The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

Exhibit Index
Exhibit Number	Description of Document
2.1*	Arrangement Agreement, dated March 31, 2021, between Brookfield Asset Management Inc., Brookfield Property Partners L.P. and BPY Arrangement Corporation, attached as Appendix B to the circular/prospectus contained in this Registration Statement
3.1	Articles of Amalgamation and Amendment of Brookfield Asset Management Inc., incorporated by reference from Brookfield Asset Management Inc.’s Form F-4, filed with the SEC on May 9, 2019
3.2	By-laws of Brookfield Asset Management Inc., incorporated by reference from Brookfield Asset Management Inc.’s Form F-4, filed with the SEC on May 9, 2019
3.3	Certificate of Registration of Brookfield Property Preferred L.P., registered as of April 13, 2021
4.1	Form of Stock Certificate of Class A Limited Voting Shares of Brookfield Asset
Management Inc., incorporated by reference from Brookfield Asset Management Inc.’s Form
F-4, filed with the SEC on May 9, 2019
5.1**	Opinion of Torys LLP with respect to certain matters of Canadian and New York law
5.2**	Opinion of Appleby (Bermuda) Limited with respect to certain matters of Bermuda law
8.1**	Opinion of Torys LLP with respect to certain tax matters
22.1	List of Subsidiary Guarantors and Subsidiary Issuers of Guaranteed Securities
23.1**	Consent of Torys LLP (included in 5.1 above)
23.2**	Consent of Appleby (Bermuda) Limited (included in 5.2 above)
23.3	Consent of Deloitte LLP relating to audited consolidated financial statements of Brookfield Asset Management Inc.
23.4	Consent of Deloitte LLP relating to audited consolidated financial statements of Brookfield Property Partners L.P.
23.5	Consent of Deloitte& Touche LLP relating to audited consolidated financial statements of Brookfield Property REIT Inc.
24.1	Powers of Attorney (included in signature pages hereto)
99.1	Consent of Lazard Frères & Co. LLC
99.2**	Form of Letter of Transmittal and Election Form
99.3**	Form of Brookfield Property Preferred L.P. Limited Partnership Agreement
99.4**	Form of New LP Preferred Unit Certificate of Brookfield Property Preferred L.P.
99.5**	Form of New LP Preferred Unit Guarantee

*
Pursuant to Item 601(b)(2) of Regulation S-K, certain schedules and exhibits to the Arrangement Agreement have been omitted. The registrants agree to furnish supplementally to the SEC a copy of any omitted schedule or exhibit upon request.

**
To be filed by amendment.

SIGNATURES OF BROOKFIELD ASSET MANAGEMENT INC.
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Toronto, Ontario, Canada on April 26, 2021.
BROOKFIELD ASSET MANAGEMENT INC.
By:	/s/ Kathy Sarpash
	Name:	Kathy Sarpash
	Title:	Senior Vice President
POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints each of J. Bruce Flatt and Nicholas Goodman his/her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any or all amendments, including post-effective amendments and supplements to this Registration Statement and any related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.
Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ J. Bruce Flatt J. Bruce Flatt	Director and Chief Executive Officer (Principal Executive Officer)	April 26, 2021
/s/ Nicholas Goodman Nicholas Goodman	Chief Financial Officer (Principal Financial and Accounting Officer)	April 26, 2021
/s/ M. Elyse Allan M. Elyse Allan	Director	April 26, 2021
/s/ Jeffrey M. Blidner Jeffrey M. Blidner	Director and Vice Chair	April 26, 2021
/s/ Angela F. Braly Angela F. Braly	Director	April 26, 2021
/s/ Jack L. Cockwell Jack L. Cockwell	Director	April 26, 2021
/s/ Marcel R. Coutu Marcel R. Coutu	Director	April 26, 2021

Signature	Title	Date
/s/ Murilo Ferreira Murilo Ferreira	Director	April 26, 2021
/s/ Janice Fukakusa Janice Fukakusa	Director	April 26, 2021
/s/ Maureen V. Kempston Darkes Maureen V. Kempston Darkes	Director	April 26, 2021
/s/ Howard S. Marks Howard S. Marks	Director	April 26, 2021
/s/ Frank J. McKenna Frank J. McKenna	Chair of the Board of Directors	April 26, 2021
/s/ Rafael Miranda Rafael Miranda	Director	April 26, 2021
/s/ Lord Augustine Thomas O’Donnell Lord Augustine Thomas O’Donnell	Director	April 26, 2021
/s/ Hutham Olayan Hutham Olayan	Director	April 26, 2021
/s/ Ngee Huat Seek Ngee Huat Seek	Director	April 26, 2021
/s/ Diana L. Taylor Diana L. Taylor	Director	April 26, 2021

SIGNATURES OF BROOKFIELD PROPERTY PREFERRED L.P.
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Hamilton, Bermuda on April 26, 2021.
BROOKFIELD PROPERTY PREFERRED L.P., by its
general partner, BROOKFIELD PROPERTY L.P., by its
managing general partner, BROOKFIELD PROPERTY
PARTNERS L.P., by its general partner, BROOKFIELD
PROPERTY PARTNERS LIMITED
By:	/s/ Jane Sheere
	Name:	Jane Sheere
	Title:	Secretary
POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints each of Brian W. Kingston, Bryan K. Davis, Jane Sheere and James Bodi his/her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any or all amendments, including post-effective amendments and supplements to this Registration Statement and any related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.
Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Brian Kingston Brian Kingston	Chief Executive Officer of Brookfield Property Group LLC, a manager of the Registrant (Principal Executive Officer)	April 26, 2021
/s/ Bryan K. Davis Bryan K. Davis	Chief Financial Officer of Brookfield Property Group LLC, a manager of the Registrant (Principal Financial and Accounting Officer)	April 26, 2021
/s/ Caroline Atkinson Caroline Atkinson	Director	April 26, 2021
/s/ Jeffrey Blidner Jeffrey Blidner	Director	April 26, 2021
/s/ Omar Carneiro da Cunha Omar Carneiro da Cunha	Director	April 26, 2021

Signature	Title	Date
/s/ Soon Young Chang Soon Young Chang	Director	April 26, 2021
/s/ Stephen DeNardo Stephen DeNardo	Director	April 26, 2021
/s/ Louis Joseph Maroun Louis Joseph Maroun	Director	April 26, 2021
/s/ Doug McGregor Doug McGregor	Director	April 26, 2021
/s/ Lars Rodert Lars Rodert	Lead Independent Director	April 26, 2021
/s/ Michael Warren Michael Warren	Director	April 26, 2021

SIGNATURES OF BROOKFIELD PROPERTY PARTNERS L.P.
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Hamilton, Bermuda on April 26, 2021.
BROOKFIELD PROPERTY PARTNERS L.P., by its general partner, BROOKFIELD PROPERTY PARTNERS LIMITED
By:	/s/ Jane Sheere
	Name:	Jane Sheere
	Title:	Secretary
POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints each of Brian W. Kingston, Bryan K. Davis, Jane Sheere and James Bodi his/her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any or all amendments, including post-effective amendments and supplements to this Registration Statement and any related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.
Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Brian Kingston Brian Kingston	Chief Executive Officer of Brookfield Property Group LLC, a manager of the Registrant (Principal Executive Officer)	April 26, 2021
/s/ Bryan Davis Bryan K. Davis	Chief Financial Officer of Brookfield Property Group LLC, a manager of the Registrant (Principal Financial and Accounting Officer)	April 26, 2021
/s/ Caroline Atkinson Caroline Atkinson	Director	April 26, 2021
/s/ Jeffrey Blidner Jeffrey Blidner	Director	April 26, 2021
/s/ Omar Carneiro da Cunha Omar Carneiro da Cunha	Director	April 26, 2021
/s/ Soon Young Chang Soon Young Chang	Director	April 26, 2021

Signature	Title	Date
/s/ Stephen DeNardo Stephen DeNardo	Director	April 26, 2021
/s/ Louis Joseph Maroun Louis Joseph Maroun	Director	April 26, 2021
/s/ Doug McGregor Doug McGregor	Director	April 26, 2021
/s/ Lars Rodert Lars Rodert	Lead Independent Director	April 26, 2021
/s/ Michael Warren Michael Warren	Director	April 26, 2021

SIGNATURES OF BROOKFIELD PROPERTY L.P.
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Hamilton, Bermuda on April 26, 2021.
BROOKFIELD PROPERTY L.P., by its managing general partner, BROOKFIELD PROPERTY PARTNERS L.P., by its general partner, BROOKFIELD PROPERTY PARTNERS LIMITED
By:	/s/ Jane Sheere
	Name:	Jane Sheere
	Title:	Secretary
POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints each of Brian W. Kingston, Bryan K. Davis, Jane Sheere and James Bodi his/her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any or all amendments, including post-effective amendments and supplements to this Registration Statement and any related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.
Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Brian Kingston Brian Kingston	Chief Executive Officer of Brookfield Property Group LLC, a manager of the Registrant (Principal Executive Officer)	April 26, 2021
/s/ Bryan Davis Bryan K. Davis	Chief Financial Officer of Brookfield Property Group LLC, a manager of the Registrant (Principal Financial and Accounting Officer)	April 26, 2021
/s/ Caroline Atkinson Caroline Atkinson	Director	April 26, 2021
/s/ Jeffrey Blidner Jeffrey Blidner	Director	April 26, 2021
/s/ Omar Carneiro da Cunha Omar Carneiro da Cunha	Director	April 26, 2021
/s/ Soon Young Chang Soon Young Chang	Director	April 26, 2021

Signature	Title	Date
/s/ Stephen DeNardo Stephen DeNardo	Director	April 26, 2021
/s/ Louis Joseph Maroun Louis Joseph Maroun	Director	April 26, 2021
/s/ Doug McGregor Doug McGregor	Director	April 26, 2021
/s/ Lars Rodert Lars Rodert	Lead Independent Director	April 26, 2021
/s/ Michael Warren Michael Warren	Director	April 26, 2021

SIGNATURES OF BROOKFIELD BPY HOLDINGS INC.
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Toronto, Ontario, Canada on April 26, 2021.
BROOKFIELD BPY HOLDINGS INC.
By:	/s/ Bryan Davis
	Name:	Bryan Davis
	Title:	Chief Financial Officer of one of its service providers, Brookfield Property Group LLC
POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints each of Bryan Davis, Gregory E.A. Morrison and Michelle Campbell his/her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any or all amendments, including post-effective amendments and supplements to this Registration Statement and any related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.
Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Brian Kingston Brian Kingston	Chief Executive Officer of one of its service providers, Brookfield Property Group LLC (Principal Executive Officer)	April 26, 2021
/s/ Bryan Davis Bryan Davis	Chief Financial Officer of one of its service providers, Brookfield Property Group LLC (Principal Financial and Accounting Officer)	April 26, 2021
/s/ Edward C. Kress Edward C. Kress	Director	April 26, 2021
/s/ Gregory E.A. Morrison Gregory E.A. Morrison	Director	April 26, 2021
/s/ Timothy R. Price Timothy R. Price	Director	April 26, 2021

SIGNATURES OF BROOKFIELD BPY RETAIL HOLDINGS II INC.
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Toronto, Ontario, Canada on April 26, 2021.
BROOKFIELD BPY RETAIL HOLDINGS II INC.
By:	/s/ Bryan Davis
	Name:	Bryan Davis
	Title:	Chief Financial Officer of one of its service providers, Brookfield Property Group LLC
POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints each of Bryan Davis, Gregory E.A. Morrison and Michelle Campbell his/her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any or all amendments, including post-effective amendments and supplements to this Registration Statement and any related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.
Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Brian Kingston Brian Kingston	Chief Executive Officer of one of its service providers, Brookfield Property Group LLC (Principal Executive Officer)	April 26, 2021
/s/ Bryan Davis Bryan Davis	Chief Financial Officer of one of its service providers, Brookfield Property Group LLC (Principal Financial and Accounting Officer)	April 26, 2021
/s/ Edward C. Kress Edward C. Kress	Director	April 26, 2021
/s/ Gregory E.A. Morrison Gregory E.A. Morrison	Director	April 26, 2021
/s/ Timothy R. Price Timothy R. Price	Director	April 26, 2021

SIGNATURES OF BPY BERMUDA HOLDINGS LIMITED
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Hamilton, Bermuda on April 26, 2021.
BPY BERMUDA HOLDINGS LIMITED
By:	/s/ Gregory E.A. Morrison
	Name:	Gregory E.A. Morrison
	Title:	President
POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints each of Gregory E.A. Morrison, Gregory N. McConnie, James Bodi and Jane Sheere his/her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any or all amendments, including post-effective amendments and supplements to this Registration Statement and any related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.
Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Gregory E.A. Morrison Gregory E.A. Morrison	President signing in the capacity of Chief Executive Officer (Principal Executive Officer)	April 26, 2021
/s/ Sherry Millar Sherry Millar	Vice President signing in the capacity of Chief Financial and Accounting Officer (Principal Financial and Accounting Officer)	April 26, 2021
/s/ James A. Bodi James A. Bodi	Director	April 26, 2021
/s/ Gregory N. McConnie Gregory N. McConnie	Director	April 26, 2021
/s/ Gregory E.A. Morrison Gregory E.A. Morrison	Director	April 26, 2021

SIGNATURES OF BPY BERMUDA HOLDINGS II LIMITED
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Hamilton, Bermuda on April 26, 2021.
BPY BERMUDA HOLDINGS II LIMITED
By:	/s/ Gregory E.A. Morrison
	Name:	Gregory E.A. Morrison
	Title:	President
POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints each of Gregory E.A. Morrison, Gregory N. McConnie, James Bodi and Jane Sheere his/her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any or all amendments, including post-effective amendments and supplements to this Registration Statement and any related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.
Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Gregory E.A. Morrison Gregory E.A. Morrison	President signing in the capacity of Chief Executive Officer (Principal Executive Officer)	April 26, 2021
/s/ Sherry Millar Sherry Millar	Vice President signing in the capacity of Chief Financial and Accounting Officer (Principal Financial and Accounting Officer)	April 26, 2021
/s/ James A. Bodi James A. Bodi	Director	April 26, 2021
/s/ Gregory N. McConnie Gregory N. McConnie	Director	April 26, 2021
/s/ Gregory E.A. Morrison Gregory E.A. Morrison	Director	April 26, 2021

SIGNATURES OF BPY BERMUDA HOLDINGS IV LIMITED
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Hamilton, Bermuda on April 26, 2021.
BPY BERMUDA HOLDINGS IV LIMITED
By:	/s/ Gregory E.A. Morrison
	Name:	Gregory E.A. Morrison
	Title:	President
POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints each of Gregory E.A. Morrison, Gregory N. McConnie, James Bodi and Jane Sheere his/her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any or all amendments, including post-effective amendments and supplements to this Registration Statement and any related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.
Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Gregory E.A. Morrison Gregory E.A. Morrison	President signing in the capacity of Chief Executive Officer (Principal Executive Officer)	April 26, 2021
/s/ Sherry Millar Sherry Millar	Vice President signing in the capacity of Chief Financial and Accounting Officer (Principal Financial and Accounting Officer)	April 26, 2021
/s/ James A. Bodi James A. Bodi	Director	April 26, 2021
/s/ Gregory N. McConnie Gregory N. McConnie	Director	April 26, 2021
/s/ Gregory E.A. Morrison Gregory E.A. Morrison	Director	April 26, 2021

SIGNATURES OF BPY BERMUDA HOLDINGS V LIMITED
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Hamilton, Bermuda on April 26, 2021.
BPY BERMUDA HOLDINGS V LIMITED
By:	/s/ Gregory E.A. Morrison
	Name:	Gregory E.A. Morrison
	Title:	President
POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints each of Gregory E.A. Morrison, Gregory N. McConnie, James Bodi and Jane Sheere his/her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any or all amendments, including post-effective amendments and supplements to this Registration Statement and any related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.
Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Gregory E.A. Morrison Gregory E.A. Morrison	President signing in the capacity of Chief Executive Officer (Principal Executive Officer)	April 26, 2021
/s/ Sherry Millar Sherry Millar	Vice President signing in the capacity of Chief Financial and Accounting Officer (Principal Financial and Accounting Officer)	April 26, 2021
/s/ James A. Bodi James A. Bodi	Director	April 26, 2021
/s/ Gregory N. McConnie Gregory N. McConnie	Director	April 26, 2021
/s/ Gregory E.A. Morrison Gregory E.A. Morrison	Director	April 26, 2021

SIGNATURES OF BPY BERMUDA HOLDINGS VI LIMITED
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Hamilton, Bermuda on April 26, 2021.
BPY BERMUDA HOLDINGS VI LIMITED
By:	/s/ Gregory E.A. Morrison
	Name:	Gregory E.A. Morrison
	Title:	President
POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints each of Gregory E.A. Morrison, Gregory N. McConnie, James Bodi and Jane Sheere his/her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any or all amendments, including post-effective amendments and supplements to this Registration Statement and any related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.
Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Gregory E.A. Morrison Gregory E.A. Morrison	President signing in the capacity of Chief Executive Officer (Principal Executive Officer)	April 26, 2021
/s/ Sherry Millar Sherry Millar	Vice President signing in the capacity of Chief Financial and Accounting Officer (Principal Financial and Accounting Officer)	April 26, 2021
/s/ James A. Bodi James A. Bodi	Director	April 26, 2021
/s/ Gregory N. McConnie Gregory N. McConnie	Director	April 26, 2021
/s/ Gregory E.A. Morrison Gregory E.A. Morrison	Director	April 26, 2021

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the undersigned, solely in its capacity as the duly authorized representative of Brookfield Property Preferred L.P., Brookfield Property Partners L.P., Brookfield Property L.P., Brookfield BPY Holdings Inc., Brookfield BPY Retail Holdings II Inc., BPY Bermuda Holdings Limited, BPY Bermuda Holdings II Limited, BPY Bermuda Holdings IV Limited, BPY Bermuda Holdings V Limited and BPY Bermuda Holdings VI Limited in the United States, on April 26, 2021.
BROOKFIELD PROPERTY GROUP LLC
By:	/s/ Bryan Davis
	Name:	Bryan Davis
	Title:	Chief Financial Officer of one of its service providers, Brookfield Property Group LLC

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the undersigned, solely in its capacity as the duly authorized representative of Brookfield Asset Management Inc. in the United States, on April 26, 2021.
BROOKFIELD ASSET MANAGEMENT LLC
By:	/s/ Mark Srulowitz
	Name:	Mark Srulowitz
	Title:	President